                     STATE OF WISCONSIN INVESTMENT BOARD

                              STOKELY USA, INC.

                           1995 LOAN RESTRUCTURING

                                  DOCUMENTS


Only the main documents are contained in this volume. They include:

1.      Third Amendment to Note Agreement, amending the original SWIB Note
        Agreement.

2. Intercreditor and Collateral Agency Agreement among SWIB and the Nationwide group.

3.      Security Agreement from Stokely to Fixed Asset Lenders.

4.      Environmental Indemnification Agreement from Stokely to Fixed Asset
        Lenders.

5. Assignment of Contracts, Warranties and Permits from Stokely to Fixed Asset Lenders.

6.      Mortgage, specimen form (Waunakee, Wisconsin).

7.      Deed of Trust, specimen form (Hoopeston, Illinois), as recorded.

8.      List of Mortgage/Deed of Trust locations.

9.      Certificate of Officers.

10.     Certificate of Secretary.

11.     Opinion of Counsel to Borrower.

12.     Certificates of Insurance Coverage.

13.     Old Lenders' Release (Bank One Letter).

14.     Old Lenders' Consent (Shawmut Capital Letter).

15. Third Amendment to Note Agreement, amending the original Nationwide Note Agreement.

16.     Secured Credit Agreement for Current Asset Lenders.

                                   ANNEX A



                                  ARTICLE VI


                          REPURCHASE OF COMMON STOCK

6.1     REPURCHASE RIGHTS.

        6.1.1. In the event that any person (Acquiring Person) (i) who is the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the Common Stock then outstanding and any of such Common Stock was acquired pursuant to a tender offer, each holder of Common Stock shall have the right, until and including the ninetieth (90th) day following the date the notice to holders of Common Stock referred to in Section 6.3 herein is mailed, to have the Common Stock held by such holder repurchased by the Corporation at the Repurchase Price determined as provided in Section 6.5 herein, and each holder of securities convertible into Common Stock or of options, warrants or rights exercisable to acquire Common Stock prior to such thirtieth (30th) day shall have the right simultaneously with the conversion of such securities or exercise of such options, warrants or rights to have the Common Stock to be received by such holder repurchased by the Corporation at the Repurchase Price.

        6.1.2. All repurchase rights hereunder shall be subject to, and limited by, any provision contained in the Wisconsin Business Corporation Law which limits the amounts which may be used by the Corporation to repurchase its Common Stock.

        6.1.3. No holder of Common Stock of the Corporation shall have any right to have Common Stock repurchased by the Corporation pursuant to this
Article VI if the Corporation, acting through a majority of its Board of Directors, shall within ten (10) business days following the publication of such tender offer or following publication of any amendment of such tender offer recommend to the holders of Common Stock that such tender offer be accepted.

6.2     DEFINITIONS.

        6.2.1. The term "person" shall include an individual, a Corporation, partnership, trust or other entity. When two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring Common Stock, such partnership, syndicate or group shall be deemed a "person."

        6.2.2. For the purpose of determining whether a person is an Acquiring Person, such person shall be deemed to beneficially own (i) all Common Stock with respect to which such person has the capability to control or influence the voting or dispositive power in respect thereof and (ii) all Common Stock which such person has the immediate or future right to acquire, directly or indirectly, pursuant to agreements, through the exercise of options, warrants or rights or through the conversion of convertible securities or otherwise; and all Common Stock which an Acquiring Person has the right to acquire in such manner shall be deemed to be outstanding shares, but Common Stock which any other person has the right to acquire in such manner shall not be deemed to be outstanding shares.

        6.2.3. The acquisition of Common Stock by the Corporation or by any person controlled by the Corporation shall not engender the right to have Common Stock repurchased pursuant to this Article VI.

        6.2.4.  The right to have Common Stock repurchased pursuant to this
Article VI shall attach to such shares and shall not be personal to the holder thereof.

        6.2.5. The term "tender offer" shall mean an offer to acquire or an acquisition of Common Stock pursuant to a request or invitation for tenders or an offer to purchase such shares for cash, securities or any other consideration.

        6.2.6. The term "market purchases" shall mean the acquisition of Common Stock from holders of such shares in privately negotiated transactions or in transactions effected through a broker or dealer.

        6.2.7. Subject to the provisions of Section 6.2.2 herein, "outstanding shares" shall mean shares of Common Stock which at the time in question have been issued by the Corporation and not reacquired and held or retired by it or held by any subsidiary of the Corporation.

6.3 REPURCHASE PROCEDURE

        Not later than thirty (30) days following the date on which the Corporation receives notice that any person has become an Acquiring Person and, as a result, the right to have Common Stock repurchased by the Corporation under this Article VI shall have been created, the Corporation shall give written notice, by first class mail, postage prepaid, at the address shown on the records of the Corporation to each holder of record of Common Stock (and to any other person known by the Corporation, to have rights to demand repurchase pursuant to Section 6.1 of this Article) as of the date not more than seven (7) days prior to the date of the mailing pursuant to this Section 6.3 and shall advise each such holder of the right to have shares repurchased and the procedures for such repurchase. In the event that the Corporation fails to give notice as required by this Section 6.3, any holder entitled to receive such notice may, within thirty (30) days thereafter, serve written demand upon the Corporation to give such notice. If within ten (10) days after the receipt of written demand the Corporation fails to give the required notice, such holder may at the expense and on behalf of the Corporation take such reasonable action as may be appropriate to give notice or to cause notice to be given pursuant to this Section 6.3.

        6.3.1. In the event Common Stock is subject to repurchase in accordance with this Article VI, the Directors of the Corporation shall designate a Repurchase Agent, which shall be a corporation or association (i) organized and doing business under the laws of the United States or any state, (ii) subject to supervision or examination by federal or state authority, (iii) having combined capital and surplus of at least $5,000,000 and (iv) having the power to exercise corporate trust powers.

        6.3.2. For a period of ninety (90) days from the date of the mailing of the notice to holders of Common Stock referred to in this Section 6.3, holders of Common Stock and other persons entitled to have Common Stock repurchased pursuant to this Article VI may, at their option, deposit certificates representing all or less than all Common Stock held of record by them with the Repurchase Agent together with written notice that the holder elects to have such shares repurchased pursuant to this Article VI. Repurchase shall be deemed to have been effected at the close of business on the day such certificates are deposited in proper form with the Repurchase Agent.

        6.3.3. The Corporation shall promptly deposit in trust with the Repurchase Agent cash in an amount equal to the aggregate Repurchase Price of all of the Common Stock deposited with the Repurchase Agent for the purposes of repurchase.

        6.3.4. As soon as practicable after receipt by the Repurchase Agent of the cash deposit by the Corporation referred to in this Section 6.3, the Repurchase Agent shall issue its checks payable to the order of the persons entitled to receive the Repurchase Price of the Common Stock in respect of which such cash deposit was made.

        6.3.5. In the event the Corporation is unable to deposit with the Repurchase Agent cash in full amount of the aggregate Repurchase Price of all shares deposited for repurchase, because of limitations upon repurchase of Common Stock contained in the Wisconsin Business Corporation Law, the Corporation shall promptly deposit with the Repurchase Agent the maximum amount of cash which may be used for the repurchase of Common Stock, under the most restrictive of the applicable limitations upon such repurchase. In the event of deposit of less than the full aggregate Repurchase Price pursuant to the provisions of this subsection, the Repurchase Agent shall, after the expiration of the notice period provided for in this Section 6.3.4, use the amount so deposited to repurchase shares pro lanto, in proportion to the number of shares deposited by each shareholder for repurchase. Certificates representing all shares which remain unpurchased shall be returned to the depositors thereof as soon as practicable thereafter, and there shall be no further repurchase rights with respect to such shares arising in connection with the transactions already completed.

6.4. RETIRED STOCK.

        All Common Stock with respect to which repurchase has been effected pursuant to this Article VI shall thereupon be deemed retired.

6.5 REPURCHASE PRICE.

        The Repurchase Price shall be the amount payable by the Corporation in respect of each share of Common Stock with respect to which repurchase has been demanded pursuant to this Article VI and shall be the greatest amount determined on any of the following three bases:

                (i) The highest price per share of Common Stock, including any commission paid to brokers or dealers for solicitation or whatever, at which Common Stock held by the Acquiring Person were acquired pursuant to a tender offer regardless of when such tender offer was made or were acquired pursuant to any market purchase or otherwise within eighteen (18) months prior to the notice to holders of Common Stock referred to in Section 6.3 herein. For purposes of this subsection (i), if the consideration paid in any such acquisition of Common Stock consisted, in whole or part, of consideration other than cash, the Board of Directors of the Corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the cash value, if any, ascribed to such consideration by the Acquiring Person.

                (ii) The highest sale price per share of Common Stock for any trading day during the eighteen (18) months prior to the notice to holders of Common Stock referred to in Section 6.3 herein. For purposes of this subsection (ii), the sale price for any trading day shall be the closing price per share of Common Stock as furnished by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or the last sale price per share traded on any national securities exchange.

                (iii) The amount of shareholders' equity in respect of each outstanding share of Common Stock as determined in accordance with generally accepted accounting principles and as reflected in any published report by the Corporation as of the quarter ending immediately preceding the notice to shareholders referred to in Section
        6.3 herein.

        6.5.1. The determinations to be made pursuant to Section 6.5 shall be made by the Board of Directors not later than the date of the notice to holders of Common Stock referred to in Section 6.3 herein. In making such determination, the Board of Directors may engage such persons, including investment banking firms and the independent accountants who have reported on the most recent financial statements of the Corporation, and may utilize employees and agents of the Corporation, who will, in the judgment of the Board of Directors, be of assistance to the Board of Directors.

        6.5.2. The determinations to be made pursuant to this Section 6.5, when made by the Board of Directors acting in good faith on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, including any person referred to in Section 6.1 herein.

                                                                 $24.00 RD



Amendment to Restated Articles

- -Increases authorized shares from:  12,000,000 Common at $0.05 P.V.
                               To:  20,000,000 Shares Common at $0.05 P.V.
                                     1,000,000 Shares Preferred at $0.10 P.V.


- -adds Directors provision (Art V)

- -adds Stock Repurchase Provisions (new Art VI)



                                                $650.00 plus $25.00 Exp


                                                Michael, Best & Friedrich
                                                P.O. Box 1806
                                                Madison, WI         53701
                                                Attn:  Julie Bretl



                              STATE OF WISCONSIN
                                    FILED
                                 JUL 07 1989

                             DOUGLAS LA FOLLETTE
                              SECRETARY OF STATE

Form 38(88)
                           UNITED STATES OF AMERICA



        STATE OF WISCONSIN )
                           )    SS.
          OFFICE OF THE    )
        SECRETARY OF STATE )


        TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

I, DOUGLAS La FOLLETTE, Secretary of State of the State of Wisconsin and Keeper of the Great Seal thereof, do hereby certify that the annexed copy has been compared by me with the record on file in this Office and that the same is a true copy thereof, and of the whole of such record; and that I am the legal custodian of such record, and that this certification is in due form.


                                          IN TESTIMONY WHEREOF, I have
                                        hereunto set my hand and affixed the
                                        Great Seal of the State.

        [State Seal of Wisconsin]
                                        DOUGLAS LA FOLLETTE
                                        DOUGLAS La FOLLETTE
                                        Secretary of State




BY:  [SIG]                      DATE:  JULY 31, 1992
     Corporation Division

                KNOW ALL MEN BY THESE PRESENTS: That the undersigned, adult residents of the State of Wisconsin, do hereby make, sign and agree to the following

                           ARTICLES OF ORGANIZATION

                ARTICLE FIRST. - The undersigned have associated, and do hereby associate themselves together for the purpose of forming a corporation under Chapter 86 of the Wisconsin Statutes and the acts amendatory thereof and supplementary thereto, the business and purposes of which corporation shall be: to own, operate, run and manage canning factories, and own real estate, buildings, structures and all the necessary machinery and appliances for running and operating canning factories for the purpose of canning, preserving and packing fruits, grain, meats, foods and vegetables and their by-products; to own and hold by lease or otherwise farming lands, from which to produce and raise such articles, vegetables and fruit; and to furnish and supply farmers, gardeners and such laborers and workmen
As       with seed and seeds with which to grow and produce such vegetables and
Amended  products to be sold, canned, packed and preserved, and to deal in
Mar. 27, canned goods, and to buy and sell all such canned goods generally, and
1936 to sell and dispose of all by-products made and resulting in the operation of such factories, and to do all things necessary and proper in running and operating such factories, and to do and transact all business usual and incident to such business.
         To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of, and to grant licenses or other rights in, and in any manner deal with patents, inventions, improvements, processes, formulas, trade-marks, trade names, rights and licenses secured under letters patent, copyrights or otherwise.
              To purchase, hold, sell and reissue the shares of its own
         capital stock; to buy, sell, lease, pledge, mort-
         gage or otherwise deal in real estate and personal property of every kind and description, necessary and proper to effectuate the purposes for which this company is organized.
                To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations of this or any other state, territory or
As       country, and, while owner of such stock, to exercise all the rights
Amended and powers and privileges of ownership, including the right to vote Mar. 27, thereon; to guarantee any dividends, bonds, stocks, contracts or other
1936 obligations of any corporation in which this corporation is an owner or has an interest; to aid in any lawful manner such corporations, and to do all legal acts and things designed for the preservation, protection, improvement, development, or enhancement of the value of any such corporation, or of its stock, bonds, securities, evidences of indebtedness, contracts or other obligations.

As
Amended         ARTICLE SECOND. - The name of said corporation shall be
January OCONOMOWOC CANNING COMPANY, and its location shall be in Oconomowoc 31, 1923 Wisconsin.

As              ARTICLE THIRD. - The capital stock of said corporation shall be
Amended six hundred thousand dollars ($600,000.00) and the same shall consist May 27, of six thousand (6000) shares, each of which said shares shall be of
1936     the face or par value of one hundred dollars ($100.00).

                ARTICLE FOURTH. - The general officers of said corporation shall be a President, Vice-President, Secretary and Treasurer, and the Board of Directors shall consist of five (5) stockholders.

                ARTICLE FIFTH. - The principal duties of the President shall be to preside at all meetings of the Board of Directors and to have a general supervision of the affairs of the corporation.

                                 The principal duties of the Vice-President shall be to discharge the duties of the President in the event of the absence or disability, for any cause whatever, of the latter.

                                 The principal duties of the Secretary shall be to countersign all deeds, leases and conveyances executed by the corporation, affix the seal of the corporation thereto, and to such other papers as shall be required or directed to be sealed, and to keep a record of the proceedings of the Board of Directors, and to safely and systematically keep all books, papers, records and documents belonging to the corporation, or in anywise pertaining to the business thereof.

                                 The principal duties of the Treasurer shall be to keep and account for all moneys, credits and property, of any and every nature, of the corporation, which shall come into his hands, and keep an accurate account of all moneys received and disbursed, and proper vouchers for moneys disbursed, and to render such accounts, statements and inventories of moneys received and disbursed, and of moneys and property on hand, and generally of all matters pertaining to this office, as shall be required by the Board of Directors.

                                 The Board of Directors may provide for the appointment of such additional officers as they may deem for the best interests of the corporation.

                                 Whenever the Board of Directors may so order, the offices of Secretary and Treasurer may be held by the same person.

                                 The said officers shall perform such
         additional or different duties as shall from time to time be imposed or required by the Board of Directors, or as may be prescribed from time to time by the by-laws.

                ARTICLE SIXTH. - Only persons holding stock according to the regulations of the corporation shall be members of it.

                ARTICLE SEVENTH. - These Articles may be amended by resolution setting forth such amendment or amendments, adopted at any meeting of the stockholders by a vote of at least two-thirds of all the stock of said corporation then outstanding.

        ARTICLE 8.- NAMES AND RESIDENCES. The names and residences of the persons forming this corporation are:

Rudolph P. Binzel, residing at Beaver Dam, Wis.
Ernest C. Theobald, residing at Oconomowoc, Wis.
H. P. MacDermott, residing at 254 Mason St., Apt. 211, Milwaukee, Wis. Philip Binzel, residing at Oconomowoc, Wis.

        IN WITNESS WHEREOF, we have hereunto set our hands this 13th day of February, A. D. 1920.
        Signed in Presence of:
                                        PHILIP BINZEL
        N. W. EVANS             )       RUDOLPH P. BINZEL
        JOS. A. MC CAFFREY      )       ERNEST C. THEOBALD
                                        HARRY MAC DERMOTT

STATE OF WISCONSIN,  )
                     )  SS.
COUNTY OF WAUKESHA.  )

        Personally came before me this 13th day of February, A.D. 1920, the above named RUDOLPH P. BINZEL, ERNEST C. THEOBALD, HARRY MacDERMOTT and PHILIP BINZEL, to me known to be the persons who executed the foregoing instrument, and acknowledged the same.

                                        N. W. EVANS,
(Notarial Seal)                                 Notary Public, Wisconsin.
My Commission expires)
Aug. 14, 1921.       )

STATE OF WISCONSIN,  )
                     )  SS.
COUNTY OF WAUKESHA.  )

        PHILIP BINZEL and ERNEST C. THEOBALD, being each duly sworn, doth each for himself depose and say that he is one of the original signers of the above declaration and articles; that the above and foregoing is a true, correct and complete copy of such original declaration and articles, and of the whole thereof.

Subscribed and sworn to before me
this 18th day of February, A.D. 1920    ERNEST C. THEOBALD
                                        PHILIP BINZEL

        N. W. EVANS,
                Notary Public, Wisconsin.
(Notarial Seal)

                                                      REEL 258 IMAGE 115

                           ARTICLES OF AMENDMENT TO
                       THE ARTICLES OF INCORPORATION OF
                          OCONOMOWOC CANNING COMPANY

        The undersigned officers of Oconomowoc Canning Company, a Wisconsin corporation, do hereby certify that at the annual meeting of the shareholders of said corporation, held at Oconomowoc, Wisconsin on June 20, 1977, pursuant to the By-Laws and notice duly given, the following Amendments to the Articles of Incorporation of said corporation were duly adopted by the shareholders:

                RESOLVED, that Article FOURTH of the Articles of Incorporation be, and the same is hereby amended to read as follows:

                "ARTICLE FOURTH: The general officers of said corporation shall be a President, Vice President, Secretary, and Treasurer, and the Board of Directors shall consist of such number, not less than three
        (3), as shall from time to time be fixed by the By-Laws. Directors need not be shareholders."

                FURTHER RESOLVED, that the first paragraph of Article FIFTH of the Articles of Incoporation be, and the same is hereby amended to read as follows:

                "ARTICLE FIFTH: The principal duties of the President shall be to have general supervision of the affairs of the corporation."

        The foregoing amendments to the Articles of Incorporation were adopted by the following vote:

                             REEL 258  IMAGE 116


                                           Number            Number Voted
Classes of            Number Of           Entitled           ------------
  Shares         Shares Outstanding        to Vote        For       Against
- ----------       ------------------       --------        ---       -------
Common Stock           4,122                4,122        4,122         0


        Dated and the seal of the corporation affixed this 30th day of June, 1977.

                                            By THOMAS W. MOUNT
                                               ---------------------------
                                               Thomas W. Mount, President

[CORPORATE SEAL]

                                               DUANE W. THORSEN
                                               ---------------------------
                                               Duane W. Thorsen, Secretary





                 This instrument was prepared by John S. Best.

                                                           REEL 652 IMAGE 864

                         ARTICLES OF AMENDMENT TO THE
                         ARTICLES OF INCORPORATION OF
                          OCONOMOWOC CANNING COMPANY

        At a meeting of the stockholders of Oconomowoc Canning Company held on June 17, 1983, pursuant to the Wisconsin Statutes and the Articles and By-Laws of said corporation, the following Articles of Amendment to the Articles of Incorporation of said corporation were duly adopted:

        FIRST:  The name of the corporation is Oconomowoc Canning Company.

        SECOND: The Amendment to the Articles of Incorporation so adopted is as follows:

                RESOLVED, that Article Third of the Articles of Incorporation of this corporation be, and it hereby is, amended to read as follows:

                "Third: The authorized capital of this corporation shall be Six Hundred Thousand Dollars ($600,000) consisting of One Million Two Hundred Thousand (1,200,000) shares of common stock of a par value of Fifty cents ($.50) per share."

        THIRD: The date of adoption of the Amendment by the stockholders was June 17, 1983.

        FOURTH: The foregoing Amendment was adopted by the stockholders entitled to vote by the following vote:


                         Shares     Affirmative     Shares     Shares
             Shares     Entitled       Votes        Voted       Voted
Class     Outstanding    to Vote      Required       For       Against
- -----     -----------   --------    -----------     ------     -------
Common       4,122        4,122        2,749         3,854      none


        FIFTH: The Amendment effects a change in the authorized capital stock of the corporation. The total number

                                                           REEL 652 IMAGE 865

of authorized shares of common stock are increased from 6,000 shares of a par value of $100 per share to 1,200,000 shares of a par value of $.50 per share. There is no change in the stated capital of the corporation which remains at $600,000 represented by 1,200,000 shares of a par value of $.50 per share. Following the effectiveness of the Amendment, the presently outstanding shares of common stock of the corporation will be split 200 for 1, effected in the form of a stock dividend of 199 shares of common stock ($.50 par value) for each share then outstanding.

        IN WITNESS WHEREOF, the undersigned officers of Oconomowoc Canning Company have hereunto set their hands this 2nd day of January, 1985.

                                                   OCONOMOWOC CANNING COMPANY


                                                By THOMAS W. MOUNT
                                                   --------------------------
                                                   Thomas W. Mount, President

                                                   D. W. THORSEN
                                                   ---------------------------
                                                   D. W. Thorsen, Secretary


                          [STATE OF WISCONSIN SEAL]



This document was drafted by
Frank J. Pelisek,
Attorney at Law.


Record in Waukesha County, Wisconsin.

FORM 14                                                       REEL 652 IMAGE 863



                           UNITED STATES OF AMERICA
                              STATE OF WISCONSIN
                       OFFICE OF THE SECRETARY OF STATE


                  To All to Whom These Presents Shall Come.


        The undersigned, as Secretary of State of the State of Wisconsin, certifies that the attached is a duplicate of a document accepted and filed in my office.

                                                    IN TESTIMONY WHEREOF, I have
                                                hereunto set my hand and affixed
                                                my official seal, at Madison, on
                                                the date of filing of said
                                                document.



                                                     DOUGLAS LA FOLLETTE
                                                     ----------------------
                                                     Douglas La Follette
                                                     Secretary of State

                                                             REEL 652 IMAGE 861

                         ARTICLES OF AMENDMENT TO THE
                         ARTICLES OF INCORPORATION OF
                          OCONOMOWOC CANNING COMPANY



        At a meeting of the stockholders of Oconomowoc Canning Company held on January 2, 1985, pursuant to the Wisconsin Statutes and the Articles and By-Laws of said corporation, the following Articles of Amendment to the Articles of Incorporation of said corporation were duly adopted:

        FIRST:  The name of the corporation is Oconomowoc Canning Company.

        SECOND: The Amendment to the Articles of Incorporation so adopted is as follows:

                RESOLVED, that Article Second of the Articles of Incorporation of this corporation be, and it hereby is, amended to read as follows:

                "Second: The name of this corporation shall be Stokely USA, Inc."

        THIRD: The date of adoption of the Amendment by the stockholders was January 2, 1985.

        FOURTH: The foregoing Amendment was adopted by the stockholders entitled to vote by the following vote:

[CAPTION]

                                     Shares            Affirmative    Shares          Shares
                   Shares           Entitled              Votes        Voted           Voted
 Class           Outstanding         to Vote            Required        For           Against
 -----           -----------        --------           -----------     ------         -------
Common             824,400           824,400             549,600      684,583.32     55,333.34


        FIFTH: The Amendment will not effect a change in the stated capital or authorized capital stock of the corporation.

                                                         REEL 652 IMAGE 862

        IN WITNESS WHEREOF, the undersigned officers of Oconomowoc Canning Company have hereunto set their hands this 2nd day of January, 1985.


                                                   OCONOMOWOC CANNING COMPANY



                                                By THOMAS W. MOUNT
                                                   -----------------------------
                                                   Thomas W. Mount, President



                                                   DUANE W. THORSEN
                                                   -----------------------------
                                                   D. W. Thorsen, Secretary


This document was drafted by
Frank J. Pelisek,
Attorney at Law.


Record in Waukesha County, Wisconsin.

FORM 14                                                     REEL 652 IMAGE 860



                           UNITED STATES OF AMERICA
                              STATE OF WISCONSIN
                       OFFICE OF THE SECRETARY OF STATE


                  To All to Whom These Presents Shall Come.


        The undersigned, as Secretary of State of the State of Wisconsin, certifies that the attached is a duplicate of a document accepted and filed in my office.

                                                    IN TESTIMONY WHEREOF, I have
                                                hereunto set my hand and affixed
                                                my official seal, at Madison, on
                                                the date of filing of said
                                                document.



                                                     DOUGLAS LA FOLLETTE
                                                     ----------------------
                                                     Douglas La Follette
                                                     Secretary of State

                              STOKELY USA, INC.


                      THIRD AMENDMENT TO NOTE AGREEMENT


                                     Re:


                 Note Agreement Dated as of December 1, 1991

                                     and

                   $20,000,000 Original Principal Amount of
                   9.74% Senior Note Due December 15, 2001
                 Held by State of Wisconsin Investment Board


                              DATED MAY 31, 1995



                                                               May 23, 1995

                              STOKELY USA, INC.

                      THIRD AMENDMENT TO NOTE AGREEMENT

                                     RE:

                 Note Agreement Dated as of December 1, 1991

                                     and

                   $20,000,000 Original Principal Amount of
                   9.74% Senior Note Due December 15, 2001

                                                        Dated May 31, 1995

To  State of Wisconsin Investment Board
    121 East Wilson Street
    Madison, Wisconsin 53702
    Attention: Private Placements

Ladies and Gentlemen:

        Reference is made to the Note Agreement dated as of December 1, 1991, as amended by an Amendment to Note Agreement dated August 18, 1992 and a Second Amendment to Note Agreement dated June 11, 1993 (said Note Agreement as so amended is herein referred to as the "Existing Note Agreement"), among Stokely USA, Inc., a Wisconsin corporation (the "Company"), and you (the "Holder"), under and pursuant to which a certain Twenty Million Dollars ($20,000,000) principal amount 9.74% Senior Note due December 15, 2001 (the "Note) was originally issued.

        The Company desires to enter into a proposed transaction in which:

                (i) the Company will enter into a Secured Credit Agreement dated as of May 22, 1995 (the "Credit Agreement") with Harris Trust and Savings Bank ("Harris Bank"), as agent, and other parties (Harris Bank and the other parties, along with their respective successors and assigns, are herein collectively referred to as the "Short-Term Lenders"), and Harris Bank, as agent for the Short-Term Lenders, pursuant to which the Short-Term Lenders will agree to make certain loans and advances to, and issue certain standby letters of credit for the account of, the Company in the aggregate principal amount of up to Sixty-Five Million Dollars ($65,000,000);

                                                                 May 23, 1995

                (ii) the obligations of the Company under the Credit Agreement will be secured by a security interest in and Lien upon the Current Asset Collateral (defined below), all as more fully set forth in the Security Agreement dated as of May 31, 1995 (the "Bank Security Agreement"), by and among the Company, the Short-Term Lenders, and Harris Bank, as agent for the Short-Term Lenders;

                (iii) all indebtedness and other obligations of the Company under the Loan and Security Agreement will be paid in full and the lenders party to the Loan and Security Agreement (the "Old Lenders") shall consent to the release of all Liens on and security interests in all collateral of the Company and its subsidiaries, D&K Frozen Foods, Inc., a Washington corporation ("D&K"), ANC Express, Inc., an Iowa corporation ("ANC"), and Oconomowoc Canning Company, Inc., a Wisconsin corporation ("Oconomowoc"), heretofore granted (the "Old Lenders' Lien Release"); and

                (iv) the Holder and Nationwide Life Insurance Company ("Nationwide"), West Coast Life Insurance Company ("West Coast"), Employers Life Insurance Company of Wausau ("Employers") (Nationwide, West Coast, and Employers being referred to collectively as the "Nationwide Group") will consent to the release by Bank One, as agent for the Holder and the Nationwide Group, of the Lien on and security interest in the Current Asset Collateral heretofore granted to Bank One as agent for the Holder and the Nationwide Group.

        In exchange for the Holder's consent to the Partial Release (defined below), the Company agrees to amend certain terms and provisions of the Existing Note Agreement.

        In consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Holder (subject to satisfaction of the conditions set forth below) hereby agree to the amendments set forth below and the Holder (subject to satisfaction of the conditions set forth below) hereby consents to the Partial Release, in the manner herein provided.

SECTION 1.      DEFINED TERMS.

        All capitalized terms used but not specifically defined in this Amendment have the respective meanings assigned to them in, or pursuant to the provisions of, the Existing Note Agreement as amended by this Amendment (as so amended herein referred to as the "Amended Note Agreement").


                                                                  May 23, 1995

SECTION 2.      REPRESENTATIONS AND WARRANTIES.

        The Company warrants and represents to Holder as of the date of this Amendment and as of the Effective Date (as defined in Section 3):

        (A) ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Wisconsin, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualification except where the failure to be so licensed or qualified would not have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company, and has full right and authority to enter into this Amendment and the Security Documents (defined below), and to perform each and all of the matters and things herein and therein provided for. The Company has no Subsidiaries organized under the laws of the United States or any state thereof other than D&K, ANC and Oconomowoc. The Company owns 100% of the outstanding capital stock of each Subsidiary (excluding directors' qualifying shares as required by law). The aggregate amount of assets of the Subsidiaries organized under the laws of the United States or any state thereof does not exceed One Hundred Thousand Dollars ($100,000).

        (B) PENDING LITIGATION. Except as disclosed on Annex 2 hereto for the fiscal quarter of the Company ending December 31, 1994, there is no litigation or governmental proceeding pending, or to the knowledge of the Company threatened, against the Company or any Subsidiary which, if adversely determined, is likely to have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company, or the ability of the Company to perform its respective obligations set forth in this Amendment, the Amended Note Agreement, the Note or any of the Security Documents.

        (C) NO DEFAULTS. No event has occurred and is continuing and no condition exists which, upon execution and delivery of this Amendment, would constitute a Default or Event of Default. The Company is not in default in the payment of principal or interest on any Indebtedness and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute a default or an event of default thereunder, except for a possible default with respect to certain indebtedness in principal amount not exceeding $400,000, which possible default could have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in this Amendment, The Amended Note Agreement, the Notes or any of the Security Documents.

        (D) SECURITY INTERESTS AND DEBT. There are no Liens on any of the Property of the Company and its Subsidiaries except Liens permitted by Section
5.7 of the Amended Note Agreement. The Company and its Subsidiaries have no Funded Debt outstanding other than Funded Debt that would be permitted to be incurred by Section 5.6 of the Amended Note


                                                                  May 25, 1995

Agreement. Annex 1 to this Amendment correctly lists all outstanding IRB Indebtedness of the Company as of the Effective Date (defined below).

        (E) FULL DISCLOSURE. Each written statement and all written materials furnished by, or on behalf of, the Company to the Holder in connection with this Amendment or pursuant to the provisions of Section 5.14 of the Existing Note Agreement do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances in which they were made. There is no fact known to the Company which the Company has not disclosed to the Holder in writing which materially affects adversely or, so far as the Company can now foresee, shall materially affect adversely the business, prospects, profits, Properties or condition (financial or otherwise) of the Company, or the ability of the Company to perform its respective obligations set forth in this Amendment, the Amended Note Agreement, the Note or any of the Security Documents.

        (F) TRANSACTION IS LEGAL AND AUTHORIZED. The execution and delivery by the Company of this Amendment and the Security Documents, the consummation of each of the transactions contemplated by this Amendment and the compliance by the Company with all the provisions of this Amendment, the Amended Note Agreement and each Security Document: (i) are within the corporate powers of the Company; and (ii) are legal and do not conflict with, result in any breach in any of the provisions of, or constitute a default (or require any consent other than the consents heretofore obtained) under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of the articles of incorporation or by-laws of the Company or any Subsidiary or any agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Property may be bound.

        (G) GOVERNMENTAL CONSENT. Neither the nature of the Company or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of this Amendment and the Security Documents, is such as to require an order, consent, approval, license, authorization or validation of, or filing, recording, registration or qualification with, any Governmental Authority on the part of the Company as a condition to the execution, delivery or performance of this Amendment, the Amended Note Agreement or any Security Document, or the legality, validity, binding effect or enforceability of this Amendment, the Amended Note Agreement or any Security Document except as contemplated under
Section 3 of this Amendment.

        (H) OBLIGATIONS ARE ENFORCEABLE. The obligations of the Company set forth in this Amendment, the Amended Note Agreement, the Note and the Security Documents are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be: (i) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and (ii) subject to the availability of equitable remedies.

                                      4
                                                                 May 23, 1995

        (I) COMPLIANCE WITH LAW. The Company and each Subsidiary is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, including without limitation the Occupational Safety and Health Act of 1970, ERISA and all Environmental Legal Requirements, the violation of which could have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company or any Subsidiary to perform its respective obligations set forth in this Amendment, the Amended Note Agreement, the Note or any of the Security Documents.

SECTION 3. CONDITIONS PRECEDENT.

        The consent to the Partial Release set forth in Section 5 and each of the amendments to the Existing Note Agreement shall have no effect until all of the following conditions precendent shall have been satisfied or waived by the Holder (such time of effectiveness is herein referred to as the "Effective Date"):

        (A) OPINION OF COUNSEL. The Holder shall have received from Michael, Best & Friedrich, special counsel to the Company, a favorable opinion satisfactory to the Holder and substantially in the form appended to this Amendment as Exhibit A.

        (B) WARRANTIES AND REPRESENTATIONS TRUE. The warranties and representations set forth in Section 2 shall be true in all material respects; there shall exist on the Effective Date no Default or Event of Default; and the Holder shall have received an Officers' Certificate of the Company, dated the Effective Date, substantially in the form of Exhibit B to this Amendment, certifying to both such effects and that the conditions specified in this
Section 3 have been fulfilled, and a certificate dated the Effective Date and signed by the Secretary or and Assistant Secretary of the Company, substantially in the form of Exhibit C to this Amendment, with respect to the matters therein set forth.

        (C) CONSENT OF NOTEHOLDER. The Company and the Holder of the Note shall have executed this Amendment.

        (D) CREDIT AGREEMENT AND BANK SECURITY AGREEMENT. The Company, the Short-Term Lenders and Harris Bank, as agent for the Short-Term Lenders, shall have executed and delivered to the Holder copies of the Credit Agreement and the Bank Security Agreement, in form and substance satisfactory to the Holder.

        (E) OLD LENDERS' LIEN RELEASE. Each of the Old Lenders shall have executed and delivered to the Holder consents to the Old Lenders' Lien Release and Bank One shall have executed and delivered to the Holder the Old Lenders' Lien Release, such consents and such Release each being in form and substance satisfactory to the Holder.

        (F) ASSIGNMENT BY BANK ONE. Bank One, as agent for the benefit of the Holder and the Nationwide Group, shall have executed and delivered to the Holder an assignment of certain


                                      5
                                                                 May 23, 1995
of its interests in collateral securing the Notes, together with appropriate forms of UCC financing statements reflecting the assignment, and release the Current Asset Collateral, all in form and substance satisfactory to the Holders.

        (G) SECURITY DOCUMENTS. The following agreements (herein collectively referred to as the "Security Documents") shall have been duly executed and delivered to the Holder by the parties thereto, in form and substance satisfactory to the Holder and its special counsel:

                (i) a Security Agreement among the Company, the Holder, and the Nationwide Group (the Holder and the Nationwide Group referred to herein collectively as the "Lenders"), pursuant to which the Company will grant the Lenders a Lien on and security interest in certain assets of the Company therein described;

                (ii) an Assignment of Contracts, Warranties and Permits by the Company, pursuant to which the Company will assign to the Lenders all contracts, warranties and permits affecting the Properties (as defined therein);

                (iii) one or more mortgages or deeds of trust (collectively, the "Mortgages") on all interests in real property of the Company and any Subsidiary in favor of the Lenders; and

                (iv) an Environmental Indemnification Agreement among the Company and the Lenders, pursuant to which the Company will agree to indemnify the Lenders for losses relating to environmental matters.

        (H) INTERCREDITOR AGREEMENT. The Nationwide Group shall have delivered to the Holder a fully executed counterpart of the Intercreditor Agreement, in form and substance satisfactory to the Holder and its special counsel.

        (I) TITLE MATTERS. The Company shall have delivered or caused to be delivered to the Holder one or more loan policies of title insurance, or endorsements to existing loan policies down-dating such policies to the date of the recording of the Mortgages, in either case satisfactory to the Lenders and showing no exceptions to title except as contained in the existing loan policies or otherwise acceptable to the Holder.

        (J) LIEN SEARCHES. The Company shall have delivered to the Holder Lien searches showing that the Property of the Company and its Subsidiaries is subject to no Liens other than Liens permitted under Section 5.7 of the Amended Note Agreement.

        (K) CERTIFICATES OF INSURANCE. The Company shall have delivered to the Holder certificates of insurance evidencing the insurance required by Section 2G of the Security Agreement, showing the Holder and the Nationwide Group as loss payees thereunder (as their interests may appear).


                                      6
                                                                  May 25, 1995

        (L) EXPENSES. The Company shall have paid all costs and expenses of the Holder relating to this Amendment and the Security Documents in accordance with Section 8.

        (M) PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the execution and delivery of this Amendment and the transactions contemplated hereby shall be satisfactory to the Holder and its special counsel; and the Holder and its special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith.

SECTION 4. AMENDMENTS TO EXISTING NOTE AGREEMENT.

        (A) SECTION 5.6. Clause (a)(2A), (a)(3) an (a)(6) of Section 5.6 of the Existing Note Agreement are hereby amended and restated in their entirety to read as follows:

                (2A) Funded Debt of the Company from time to time outstanding under the Credit Agreement in the aggregate principal amount of up to $65 million, and renewals, extensions, refundings and replacements thereof, provided that any renewal, extension, refunding or replacement of such Funded Debt in excess of $65 million shall be deemed to constitute the issuance of new Funded Debt subject to the limitations of Section 5.6(a)(3);

                (3) Additional Funded Debt of the Company and its Subsidiaries, provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof Consolidated Funded Debt would not exceed 65% of Consolidated Total Capitalization prior to May 1, 1996, and in any quarter thereafter, a percent of Consolidated Total Capitalization determined by subtracting, from 65%, .5% for each quarter ending after April 30, 1996 (so that the applicable percentage would be 64.5% for the quarter ending June 30, 1996, 64% for the quarter ending September 30, 1996, and so on), except that such percentage shall not be decreased to less than 60% of Consolidated Total Capitalization;

                (6) Subject to Section 5.7(k), additional unsecured Funded Debt of a Subsidiary.

        (B) SECTION 5.6. Section 5.6 of the Existing Note Agreement is hereby amended by adding a new clause (d) which shall read as follows:

                (d) the Company will not permit the sum of (i) the aggregate amount of Indebtedness secured by Liens described in Section 5.7(k) outstanding at any time, plus (ii) the aggregate amount of unsecured Indebtedness of Subsidiaries outstanding at such time, to exceed 15% of Consolidated Tangible Net Worth at such time;

        (C) SECTION 5.7. Clause (h) of Section 5.7 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:


                                      7
                                                                  May 23, 1995

                (h) Liens (i) on the Current Asset Collateral securing the Indebtedness under the Credit Agreement referred to in Section 5.6(a)(2A) and (ii) on all Property of the Company and its Subsidiaries other than the Current Asset Collateral securing the Note and other Indebtedness as described in the Security Agreement;

        (D) SECTION 5.7. Section 5.7 of the Existing Note Agreement is hereby amended by adding clause (k), which recreates a previous provision and shall read as follows:

                (k) additional Liens not otherwise permitted by this Section 5.7, provided that the sum of the Indebtedness secured by Liens described in this subsection (k) and the unsecured Indebtedness created, incurred or assumed by any Subsidiary pursuant to Section 5.6(a)(6) shall not exceed 15% of Consolidated Tangible Net Worth.

and the "." at the end of clause (j) is replaced with "; and".

        (E) SECTION 5.8. Section 5.8 of the Existing Note Agreement is hereby amended and restated in its entirety so that the same shall read as follows:

                5.8. Maintenance of Consolidated Tangible Net Worth. The Company will at all times maintain Consolidated tangible Net Worth of no less than $45,000,000, which amount shall be increased on the first day of each fiscal year of the Company, beginning with the fiscal year commencing on July 1, 1996, by an amount equal to 50% of Consolidated Net Income (but not less than zero) for the immediately preceding fiscal year.

        (F) SECTION 5.10. Section 5.10 of the Existing Note Agreement is hereby amended by

                (1) amending and restating clause (c) in its entirety so that the same shall read as follows:

                        (c) subject to the last paragraph of this Section 5.10,
                in addition to transactions permitted by subsections (a) or
                (b), the Company may sell, lease, transfer or otherwise dispose of assets (a "Transfer") if such Transfer does not involve a Substantial Portion of the assets of the Company and its Subsidiaries;

        and (2) amending and restating clause (f) in its entirety so that the same shall read as follows:

                        (f) subject to the last paragraph of this Section 5.10,
                in addition to the transactions permitted by subsections (a),
                (b), (c), (d) or (e), the Company may sell, lease or otherwise dispose of assets within the limitations of Section 3D of the Security Agreement.


                                      8
                                                                 May 23, 1995

        (G) SECTION 5.11. Clause (c) of Section 5.11 of the Existing Note Agreement is hereby amended by deleting the reference to "Section 5.6" therein and replacing it with "Section 5.6(a)(3)."

        (H) SECTION 5.16. Section 5 of the Existing Note Agreement is hereby amended to add a new Section 5.16 which shall read as follows:

                5.16. Assets of Subsidiaries. The Company will not permit the aggregate amount of assets of all Subsidiaries organized under the laws of the United States or any state thereof to exceed $200,000 at any time.

        (I) SECTION 5.17. Section 5 of the Existing Note Agreement is hereby amended to add a new Section 5.17 which shall read as follows:

                5.17 Transactions with Subsidiaries. The Company will not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms not materially less favorable to the Company than would be obtained in a comparable arm's-length transaction with a Person not a Subsidiary.

        (J) SECTION 6.1. Section 6.1 of the Existing Note Agreement is hereby amended by

                (1) amending and restating clause (c) so that the same shall read as follows:

                        (c) Default shall occur in the payment of the principal
                or premium of or interest on (i) any evidence of Indebtedness of the Company in a principal amount exceeding $3,000,000 or
                (ii) any IRB Indebtedness, as and when the same shall become due and payable by lapse of time, by declaration, by prepayment or otherwise; or

                (2) amending and restating clause (d) so that the same shall read as follows:


                        (d) (i) Default shall occur in the performance or
                observance of any covenant or agreement contained in (x) any indenture, agreement or other instrument under which any Indebtedness of the Company in excess of $3,000,000 (other than IRB Indebtedness described in (y), following) in the aggregate is outstanding or (y) any agreement or other instrument under which any IRB Indebtedness is outstanding and any such default shall result in acceleration of the maturity of any Indebtedness evidenced thereby or outstanding or secured thereunder, or (ii) any event of default shall occur under the Credit Agreement, any of the Other Agreements, or any Security Document; or


                                      9
                                                                  May 25, 1995

        (3) amending and restating clause (e) so that the same shall read as follows:

                (e) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.3(c), 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.16, or 5.17 hereof; or Default shall occur in the performance or observance of any other covenant or agreement contained in this Agreement which is not remedied within thirty days after the earlier of: (1) the date on which such Default shall first become known to a Responsible Financial Officer of the Company, or (2) written notice thereof to the Company by the holder of any Note, which notice shall specify the Default to be remedied and state that it is a notice hereunder;

        (K) SECTION 8.1. Section 8.1 of the Existing Note Agreement is hereby amended by amending the definitions of "Consolidated Tangible Net Worth," and "Funded Debt" in their entirety to read as follows:

                "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof, Consolidated Net Worth as of such date minus the amount of all Intangible Assets of the Company and is Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

                "Funded Debt" with respect to any Person shall mean all indebtedness for borrowed money of such person maturing by its terms more than one year after, or which is renewable or extendible at the option of such person for a period ending one year or more after, the date of determination, and shall include indebtedness for borrowed money of such maturity created, assumed or guaranteed by such Person either directly or indirectly, including obligations of such maturity secured by liens upon Property of such Person and upon which such entity customarily pays the interest, all current maturities of all such indebtedness of such maturity and all rental payments under Capitalized Leases of such maturity, and including, in the case of the Company, the lesser of the amount outstanding under the Credit Agreement as of the date of determination or the amount that is not required to be prepaid at such time pursuant to Section 7.25 of the Credit Agreement.

        (L) NEW DEFINITIONS. Section 8.1 of the Existing Note Agreement is hereby amended to add the following definitions in appropriate alphabetical order:

                "Consolidated Net Worth" shall mean, as of the date of any determination thereof, Total Assets as of such date minus Total Liabilities as of such date, determined on a consolidated basis in accordance with GAAP.

                "Credit Agreement" shall mean the Secured Credit Agreement dated as of May 22, 1995 (the "Credit Agreement") entered into by and among the Company, Harris Trust and Savings Bank ("Harris Bank"), and the other lenders referred to therein

                                      10
                                                                   May 25, 1995

         (collectively, along with their respective successors and assigns, the "Short-Term Lenders"), and Harris Bank, as agent for the Short-Term Lenders.

                "Current Asset Collateral" is defined in Section 5 of the Third Amendment.

                "Disposition Value" shall mean, as of the date of any determination thereof, with respect to any assets,

                        (a) in the case of any asset that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                        (b) in the case of any asset that constitutes Subsidiary Stock, an amount equal to that percentage of the book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

                "Intangible Assets" shall mean license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long-term assets and excluded from inventory), goodwill and all other Property which would be considered to be intangible under GAAP.

                "Intercreditor Agreement" shall mean the Intercreditor Amended dated as of May 31, 1995, by and among the Lenders, and from time to time amended, modified or supplemented.

                "Lenders" shall mean the holders of the Note and the holders of the Company's 9.37% Senior Notes due January 15, 2000.

                "Other Agreements" shall mean any and all agreements, instruments and documents (other than the Security Documents), heretofore, now or hereafter executed by the Company and delivered to the holder of the Note, or to any agent appointed to act on behalf of the holder of the Note, in respect to the transactions contemplated by this Agreement.

                "Security Agreement" shall mean the Security Agreement dated as of May 31, 1995, by and among the Company and the Lenders, as from time to time amended, modified or supplemented, including, without limitation, any amendment or supplement

                                      11
                                                                 May 23, 1995
        pursuant to which an agent or trustee is appointed to act on behalf of the Note and any other Indebtedness secured by the Security
        Agreement.

                "Subsidiary Stock" shall mean, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.


                "Substantial Portion" shall mean, with respect to any Transfer of assets, any portion of assets of the Company and its Subsidiaries, if

                        (a) the Disposition Value of such assets, when added to the Disposition Value of all other assets of the Company and its Subsidiaries that were subject to a Transfer (other than pursuant to clause (a) or clause (b) of Section 5.10) during the period beginning on the first day of such fiscal year and ending on and including the date of the Transfer of such assets, exceeds an amount equal to 10% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company, or

                        (b) the Disposition Value of such assets, when added to the Disposition Value of all other assets of the Company and its Subsidiaries that were subject to a Transfer (other than pursuant to clause (a) or clause (b) of Section 5.10) during the period beginning on the Closing Date and ending on and including the date of the transfer of such assets, exceeds an amount equal to 25% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company.

                "Third Amendment" shall mean the Third Amendment to Note Agreement dated May 15, 1995, by and among the Company and the holder of the Note.

                "Total Assets" shall mean, as of the date of any determination thereof, the aggregate amount of assets of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

                "Total Liabilities" shall mean, as of the date of any determination thereof, the aggregate amount of liabilities of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

                "Transfer" is defined in Section 5.10.

SECTION 5.   CONSENT TO PARTIAL RELEASE.

        Subject to satisfaction of the conditions set forth in Section 3, the Holder hereby consent to the release of the Lien on and security interest in the following described property and interest


                                      12
                                                                May 23, 1995
in such property (collectively, the "Current Asset Collateral") heretofore granted to Bank One as agent for the Holder (the "Partial Release"):

                (A) RECEIVABLES. Receivables of the Company and its Subsidiaries, whether now existing or hereafter arising, and however evidenced or acquired, or in which the Company or any Subsidiary now has or hereafter acquires any rights (the term "Receivables" means and includes accounts, accounts receivable, contract rights, instruments, notes, drafts, acceptances, documents, chattel paper, general intangibles, any right of the Company or any such Subsidiary to payment for goods sold or leased or for services rendered, whether arising out of the sale of Inventory (as hereinafter defined) or otherwise and whether or not earned by performance, and all other forms of obligations owing to the Company or any such Subsidiary, and all rights of the Company or any such Subsidiary to any merchandise [including without limitation any returned or repossessed goods and the right of the stoppage in transit] which is represented by, arises from or is related to any of the foregoing); provided that the term "receivables" shall not include the "Collateral" (as defined in the Assignment of Contracts, Warranties and Permits from Company to the Holders, dated the date hereof);

                (B) INVENTORY. Inventory of the Company and its Subsidiaries, whether now owned or hereafter acquired, and all documents of title at any time evidencing or representing any part thereof (the term "Inventory" means and includes all goods which are held for sale or lease or are to be furnished under contracts of service, or which are raw materials, work-in-process, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, processing, supply, servicing, storing, packing, shipping, advertising, selling, leasing or furnishing of such goods and any constituents or ingredients thereof, and returned or repossessed goods, and all of the Company's or such Subsidiary's right, title and interest in and to all trademarks, trademark registrations, trademark licenses, trade names, trade styles, patents, patent applications, patent licenses and similar properties, rights, interests and privileges used or usable in connection with, or in any way related to or being a part of, any of the foregoing), and without limiting the foregoing, all of the Company's inventory of fresh vegetables and canned and frozen vegetables produced or acquired in the ordinary course of business;

                (C) DEPOSITS AND PROPERTY IN POSSESSION. All deposit accounts and investment accounts (whether general, specific or otherwise) of the Company and its Subsidiaries and all sums now or hereafter in possession of any of the Short-Term Lenders or Harris Bank, as agent for the Short-Term Lenders, or any agent or affiliate of any of them, in any way and for any purpose (whether for safekeeping, custody, pledge, transmission, collection or otherwise), other than proceeds of the disposition of Property of the Company securing the Notes; and

                (D) RECORDS AND CABINETS. Supporting evidence and documents relating to any of the above described property, including without limitation, computer programs,

                                      13
                                                               May 23, 1995
        discs, tapes and related electronic data processing media, and all rights of the Company and its Subsidiaries to retrieve the same from third parties, written applications, credit information, account information, account cards, payment records, correspondence, invoices copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising;

                (E) PROCEEDS AND PRODUCTS. All proceeds and products of the foregoing and all insurance of the foregoing and proceeds thereof, whether now existing or hereafter arising.

        Bank One shall be entitled to rely upon the consent set forth herein and is hereby authorized to execute all such documents, instruments and financing statements as are reasonably requested by the Lenders in order to effect the Partial Release consented to herein.

SECTION 6.  EFFECT OF AMENDMENT.

        If the foregoing is acceptable to you, please note your acceptance in the space provided below. Upon the execution and delivery by the Company and the Holder of the Note and the satisfaction of the conditions set forth in
Section 3, the Existing Note Agreement shall be deemed to be amended as set forth above and the Partial Release shall be deemed to be effective. This Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto and the holder from time to time of the Note. Except as amended herein, the terms and provisions of the Existing Note Agreement are hereby ratified, confirmed and approved in all respects.

SECTION 7.  NO LEGEND REQUIRED.

        Any and all notices, requests, certificates and other instruments including, without limitation, the Note, may refer to the Note Agreement or the Note Agreement dated as of December 1, 1991 without making specific reference to this Third Amendment to Note Agreement, but nevertheless all such references shall be deemed to include this Third Amendment to Note Agreement unless the context shall otherwise require.

SECTION 8.  FEES AND EXPENSES.

        On the Effective Date, the Company shall pay all costs and expenses of the Holder relating to this Amendment and the Security Documents, including, but not limited to, the statement for reasonable fees and disbursements of the Holder's special counsel presented to the Company on or prior to the Effective Date. The Company will also pay, upon receipt of any statement thereof, (i) each additional statement for reasonable fees and disbursements of the Holder's special counsel rendered after the Effective Date in connection with this Amendment, the Amended Note Agreement or the Security Documents, and (i) all fees and expenses of any

                                      14
                                                                May 23, 1995
trustee which may be appointed pursuant to the Intercreditor Agreement to act as agent for the Lenders for the purpose of administration of collateral under the Security Documents. The obligations of the Company under this Section 8 shall survive the termination of this Amendment.

SECTION 9.      SURVIVAL.

        All warranties, representations, certifications and covenants made by the Company in this Amendment or in any certificate or other instrument delivered by it or on its behalf under this Amendment shall be considered to have been relied upon by the Holder and shall survive the execution of this Amendment, regardless of any investigation made by or on behalf of any Holder. All statements in any such certificate or other instrument shall constitute warranties and representations of the Company under this Amendment.

SECTION 10.     DUPLICATE ORIGINALS; EXECUTION IN COUNTERPART.

        Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party to this Amendment, and each set of counterparts which, collectively, show execution by each such party to this Amendment shall constitute one duplicate original.

SECTION 11.     GOVERNING LAW.

        This Amendment shall be governed by, and construed in accordance with, internal Wisconsin law.

    [Remainder of Page Intentionally Blank.  Next Page is signature page.]


                                      15
                                                                  May 23, 1995

        IN WITNESS WHEREOF, the Company and the Holder have executed this Amendment as of the date first above written.


                                        STOKELY USA, INC.

                                        By:  ROBERT BRILL
                                             ---------------------------
                                             Name
                                             Title Secretary

                                        STATE OF WISCONSIN INVESTMENT BOARD

                                        By:
                                             ---------------------------
                                             Name
                                             Title




[Signature page to THIRD AMENDMENT TO NOTE AGREEMENT of STOKELY USA, INC.]



                                      16
                                                                 May 23, 1995

        IN WITNESS WHEREOF, the Company and the Holder have executed this Amendment as of the date first above written.


                                        STOKELY USA, INC.

                                        By:
                                             ---------------------------
                                             Name
                                             Title


                                        STATE OF WISCONSIN INVESTMENT BOARD


                                        By:  ROBERT ZOBEL
                                             ---------------------------
                                             Name   Robert Zobel
                                             Title  Investment Director


[Signature page to THIRD AMENDMENT TO NOTE AGREEMENT of STOKELY USA, INC.]




                                      16
                                                              May 24, 1995

                                   ANNEX 1
                             (TO THIRD AMENDMENT)

DESCRIPTION OF IRB INDEBTEDNESS

        IRB Indebtedness of the Company and its Subsidiaries outstanding on the date hereof is as follows:


                                          COUPON/                                                     BALANCE            OUTSTANDING
   ISSUE                                   RATE          DATED     PRINCIPAL        MATURES             DUE                BALANCE
- ------------------------------------------------------------------------------------------------------------------------------------
DeForest (Town of Windsor)    First Trust   6.000      01-Mar-85   1,500,000         01-Mar-95                 0                  0
- ------------------------------------------------------------------------------------------------------------------------------------
1989 Poynette IRB             NationsBk     7.750      01-Dec-89   1,600,000       01-Dec-2004         1,600,000          1,600,000
- ------------------------------------------------------------------------------------------------------------------------------------
City of Jefferson IRB         NationsBk     8.500      15-Dec-85   6,500,000         15-Dec-95           700,000            700,000
- ------------------------------------------------------------------------------------------------------------------------------------
County of Paulding IRB        Society       7.375      01-Jun-89   1,400,000     6/1/99-7/5/94                 0                  0
- ------------------------------------------------------------------------------------------------------------------------------------
Port of Walla Walla IRB       NationsBk     8.250      01-Sep-90   4,000,000       01-Sep-2002         2,500,000          4,000,000
                                            8.500                                  01-Sep-2005         1,500,000
- ------------------------------------------------------------------------------------------------------------------------------------
Scottville IRB (MI Job)       First Trust   3.960      16-Oct-84   1,800,000         01-Oct-94                 0                  0
- ------------------------------------------------------------------------------------------------------------------------------------
Pickett IRB (Town of Utica)   NationsBk     7.750      01-Jun-90   3,000,000       01-Jun-2005         3,000,000          3,000,000
- ------------------------------------------------------------------------------------------------------------------------------------
Appleton IRB                  First Trust   3.960      01-Dec-85   1,000,000         01-Jun-95            50,000            350,000
                                                                                     01-Jan-96           300,000
- ------------------------------------------------------------------------------------------------------------------------------------
1988 Poynette Kraut IRB       Norwest       8.000      01-Aug-88   6,000,000         01-Aug-98         1,065,000          4,645,000
                                            8.500                                  01-Aug-2001         3,580,000
- ------------------------------------------------------------------------------------------------------------------------------------
Green Bay IRB                 NationsBk     8.000      01-Dec-88   3,000,000         01-Dec-96         3,000,000          3,000,000
- ------------------------------------------------------------------------------------------------------------------------------------
Waunakee IRB                  NationsBk     8.000      01-Dec-88   4,000,000       01-Jul-2001         1,000,000          4,000,000
                                                                                   01-Jul-2002         1,000,000
                                                                                   01-Jul-2003         1,000,000
                                                                                   01-Jul-2004         1,000,000
- ------------------------------------------------------------------------------------------------------------------------------------
Ackley IA IRB                 Norwest       7.750      01-Jul-89   3,000,000       01-Jul-2002         1,000,000          3,000,000
                                                                                   01-Jul-2004         1,000,000
                                                                                   01-Jul-2005         1,000,000
- ------------------------------------------------------------------------------------------------------------------------------------
City of Wells                 First Trust   4.050      01-Dec-91   3,000,000         01-Dec-95           150,000          2,550,000
                                                                                     01-Dec-96           150,000
                                                                                     01-Dec-97           150,000
                                                                                     01-Dec-98           150,000
                                                                                     01-Dec-99           150,000
                                                                                   01-Dec-2000           150,000
                                                                                   01-Dec-2001           150,000
                                                                                   01-Dec-2002           150,000
                                                                                   01-Dec-2003           150,000
                                                                                   01-Dec-2004           150,000
                                                                                   01-Dec-2005           150,000
                                                                                   01-Dec-2006           150,000
                                                                                   01-Dec-2007           150,000
                                                                                   01-Dec-2008           150,000
                                                                                   01-Dec-2009           150,000
                                                                                   01-Dec-2010           150,000
                                                                                   01-Dec-2011           150,000
- ------------------------------------------------------------------------------------------------------------------------------------


                                   Annex 2

                                  LITIGATION

1. Walter Reinholdt v. Stokely USA, Inc. (Law No. C2017 in the Iowa District Court for Franklin County, Iowa)

                This is an action brought by plaintiff for damages of $56,633.43 plus interest and costs. The claim is based on the Company's alleged negligence in connection with the storage of dark red kidney beans at its plant in Ackley, Iowa. The Company denies liability.

                This case was tried to a jury in July of 1994, and a verdict was returned which found no liability on the part of the Company. Plaintiff has, however, appealed to the Court of Appeals of the State of Iowa. A decision on that appeal is expected later this year.

                Davis, Hockenberg, Wine, Brown, Koehn & Shors of Des Moines, Iowa represents the Company in this matter.

2. Kurt Boehm v. Stokely USA, Inc., et al. (Case No. 93-L-003414 in the Circuit Court of Cook County, Illinois)

                This action was filed in April of 1993 and is for personal injuries suffered by plaintiff in a boiler explosion that occurred at the Company's plant in Hoopeston, Illinois while plaintiff was present as a business invitee.

                The Company has liability insurance in force for this claim through Crum and Forster Commercial Insurance Co., and the Company's defense has been undertaken by Crum and Forster Insurance Co. through the law firm of Crystal, Heytow and Warnick, P.C. of Chicago, IL.

3. Robert Potratz and James Potratz v. Stokely USA, Inc. (Case No. 93-CV-811 in the Circuit Court of Winnebago County, Wisconsin.)

                This action sought damages of $180,000 on a breach of contract claim plus punitive damages of an unstated amount. The Company denied liability, and the case was tried to a jury in April of 1995. The jury found that the Company breached the contract and returned a damage verdict of $73,283 against the Company.

                The Company has filed motions after verdict to set aside or reduce the damages to $34,788. These motions are scheduled to be heard by the court on May 11, 1995. The Company plans to appeal if the verdict as to damages is not set aside. Robert Brill, general counsel of the Company, represents the Company in this action.

4. Renee Estrada v. Arnold Bowman and Stokely USA, Inc. (Cause No. C-1327-94-D, Hidalgo County, Texas District Court).

                This action was filed on March 18, 1994 and is an action for damages based on plaintiff's claim that he was wrongfully discharged as an employee at the Company's plant in McAllen, Texas. There is no substance to the plaintiff's claim. Damages sought include lost earnings and punitive damages. The Complaint, however, fails to state a specific damage amount. The exposure is minimal.

                The Company is represented by the law firm of Adams and Grahan, L.L.P. of Harlingen, Texas in this action.

5. Baker's Best Frozen Commodities Co., v. Stokely USA, Inc. et al. (Case No. BC102425 Los Angeles County Superior Court).

                This action was filed on April 11, 1994 and seeks compensatory and punitive damages arising from an alleged breach of contract. The amount of damages is not stated in the Complaint but is generally represented to be in excess of $500,000; of which sum the compensatory damage claim comprises a small part. Stokely USA, Inc. denies liability.

                A tentative settlement has been reached which is in the process of being reduced to writing. Pursuant to this settlement, the Company will forgive outstanding invoices owed it by Plaintiff in the amount of $16,700 and will provide $15,000 of trade discounts to Plaintiff in each of the next 3 years.

                The Company is represented in this action by Lane, Powell, Spears and Lubersky of Los Angeles, California.

6. Duane C. Klingler v. Stokely USA, Inc. (Case No. CI-95-046 in the Common Pleas Court of Paulding County, Ohio).

                This action was filed in March of 1995 and claims that the Company breached a warehouse lease agreement with Plaintiff. Damages of $44,000 are claimed.

                The Company has denied liability. Glenn Troth of Paulding, Ohio represents the Company in this action.

7. Pedro Rodriguez v. Stokely USA, Inc. (Case No. C94-3057 in the United States District Court for the Northern District of Iowa).

                This action was filed in August of 1994 and claims that the Company breached an employment agreement with Plaintiff. Damages are unstated in the complaint but are estimated by the Company to be less than $5,000.

                The Company has denied liability. No trial date has been set. Robert Brill, general counsel of the Company, represents the Company in this action.

8. Philip D. Freeman v. Stokely USA, Inc. (Case No. 95-C-003 in the United States District Court for the Eastern District of Wisconsin).

                This is a class action lawsuit which was filed on January 3, 1995, in the United States District Court for the Eastern District of Wisconsin, by Philip D. Freeman, a Minnesota resident, against the Company, all of the individual members of the Board of Directors of the Company (in both their capacity as a member of the Board of Directors and as an executive officer, as applicable), William Blair & Company and Dain Bosworth, Inc. The plaintiff brought the action pursuant to Sections 11, 12(2) and 15 of the Securities Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The plaintiff alleges that he sustained losses in connection with his purchase of shares of Common Stock of the Company following a secondary offering by the Company during the period from October 17, 1994 to December 19, 1994, as a result of defendants' alleged misleading statements and omission to state material facts. The complaint seeks rescission and/or compensatory damages, and costs and expenses related to the bringing of the lawsuit. The Company believes that the allegations are without merit or substance.

                The Company retained the law firm of Gibbs, Roper, Loots and Williams of Milwaukee, Wisconsin to represent the Company and its officers. The Company has retained the law firm of Michael, Best & Friedrich of Milwaukee, Wisconsin, to represent the Copany's non-employee directors. The Company has Directors and Officers Liability Insurance coverage through two carriers with total coverage of $10,000,000, less retention of $250,000. The Company has negotiated allocation of defense costs with the primary carrier assuming 75% of such costs and the Company 25% after the retention.

                Motions for dismissal of the Complaint have been filed on behalf of all defendants and remain pending.

9. Daniel J. Sweeney v. Stokely USA, Inc., et al. (Case No. 95-C-0501) in the United States District Court for Eastern District of Wisconsin).

                This case was filed on 5/10/95 and served 5/17/95. It is a class action suit arising from the same events as the Freeman case.

                The Company has retained the law firm of Gibbs, Roper, Loots & Williams of Milwaukee, Wisconsin to represent it and its employees named as defendants.

                      ADMINISTRATIVE PROCEEDINGS PENDING

1. Cynthia A. Spencer v. Stokely USA, Inc. (Case No. CP 08-92-22838 Iowa Civil Rights Commission)

                Cynthia A. Spencer filed a complaint with the Iowa Civil Rights Commission in August of 1992. She claims that she was not hired in 1992 as a mechanic due to her gender. This is no substance to her complaint which remains under investigation by the Iowa Civil Rights Commission.

                The Company is represented in this matter by its general counsel, Robert Brill.

2. John Areklet v. Stokely USA, Inc. (PACA N-7964 in the United States Department of Agriculture)

                John Areklet filed a complaint with the United States Department of Agriculture in February of 1995 which claims the Company violated the Perishable Agricultural Commodities Act by rejecting a quantity of green beans grown under contract with the Company by Mr. Areklet in 1994. Mr. Areklet claims damages of $12,474.

                Stokely has denied liability. An administrative decision on the claim is forthcoming. The Company is represented in this matter by its general counsel, Robert Brill.

3. Robert Van der Zanden v. Stokely USA, Inc. (PACA N-8003 in the United States Department of Agriculture).

                Robert Van der Zanden filed a complaint with the United States Department of Agricluture in March of 1995 which claims the Company violated the Perishable Agricultural Commodities Act by rejecting a quantity of green beans grown under contract with the Company by Mr. Van der Zanden in 1994. Mr. Van der Zanden claims damages of $5,770.

                Stokely has denied liability. An administrative decision on the claim is forthcoming. The Company is represented in this matter by its general counsel, Rovert Brill.

                            THREATENED LITIGATION


1. Middleton Refuse Hideaway. The Company has been named as a potentially responsible party with regard to the Middleton Refuse Hideaway Landfill Site in Dane County, Wisconsin. The Company believes its responsibility, if any, is de minimus on the basis that it contributed no hazardous materials to the landfill site and an insignificant volume of materials in a volumetric ranking scheme.

                The Company joined with several other de minimus parties to retain the law firm of Michael Best and Friedrich of Madison, Wisconsin to represent it with regard to this matter; although there is no legal action pending against the Company at this time. The Company is currently negotiating the de minimums settlement.

                    [MICHAEL BEST & FRIEDRICH LETTERHEAD]


                                 May 31, 1995


Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

Employers Life Insurance Company of Wausau
One Nationwide Plaza
Columbus, Ohio 43215

West Coast Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

State of Wisconsin Investment Board
121 East Wilson Street
Madison, Wisconsin 53702

Ladies and Gentlemen:

        We have served as counsel to Stokely USA, Inc., a Wisconsin corporation (the "Borrower"), in connection with the execution and delivery of the instruments and documents identified on Exhibit A to this letter (collectively the "Loan Documents," individual Loan Documents and other capitalized terms used below being hereinafter referred to by the designations appearing on Exhibit A).

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Borrower, agreements and other instruments, certificates of officers of the Borrower, certificates of public officials, and other documents which we have deemed relevant and necessary to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures (other than those of officers of the Borrower), the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the due execution of the Loan Documents by, and the enforceability of the Loan Documents against, you, and the legal capacity of all natural persons. Whenever this opinion refers to matters within our "knowledge," "known to us," or of which we "know," such reference is limited to (i) the representations and warranties of the Borrower as to factual matters contained in the Loan Documents; and (ii) facts within our actual knowledge after an inquiry of the attorneys of this firm who

                    [MICHAEL BEST & FRIEDRICH LETTERHEAD]

May 31, 1995
Page 2

have provided legal services to the Borrower within the past year, without further inquiry. Furthermore, we have not undertaken any further factual investigation of the business, properties, agreements, or litigation of the Borrower for purposes of rendering this opinion.

        Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

        1. The Borrower is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate of status of the Wisconsin Secretary of State, (a) has filed with the Wisconsin Secretary of State during its most recently completed report year the required annual report; (b) is not the subject of a proceeding under Wisconsin Statutes Section
180.1421 to cause its administrative dissolution; and (c) Articles of Dissolution of the Borrower have not been filed with such Secretary of State.

        2. The Borrower has the corporate power and authority to execute, deliver, and perform its obligations under the Loan Documents.

        3. The execution and delivery of the Loan Documents and the performance by the Borrower of their terms do not and will not (i) contravene any provisions of the Articles of Incorporation or Bylaws of the Borrower; (ii) to our knowledge, contravene any presently existing provision of any law known to us to be applicable to the Borrower; (iii) contravene any provision of any agreement known to us under which the Borrower has borrowed money (except for such violation or default as has been waived or consented to by the relevant party thereto); (iv) to our knowledge, result in the creation or imposition of any lien upon any of the property of the Borrower except pursuant to the Loan Documents; or (v) require the consent or approval of, or any filing or registration with, any governmental body, agency, or authority other than the filing of the Financing Statements.

        4. The Loan Documents have been duly authorized by all necessary corporate action (no stockholder approval being required), have been executed and delivered by the Borrower, and constitute valid and binding agreements of the Borrower enforceable against it in accordance with their respective terms. The Note Agreement dated as of December 1, 1991 between the Borrower and SWIB, as amended by the SWIB Amendment, and the Note Agreement dated August 18, 1992 among the Borrower and the Insurance Companies, as amended by the Nationwide Amendment, constitute valid

                    [MICHAEL BEST & FRIEDRICH LETTERHEAD]

May 31, 1995
Page 3

and binding agreements of the Borrower enforceable against it in accordance with their respective terms.

        5. Each of the Security Agreement and the Assignment of Contracts, Warranties and Permits is adequate to create and provide for the liens and security interests contemplated thereby for the benefit and security of all the indebtedness secured thereby. The description of the Collateral set forth in the Financing Statements is sufficient to perfect, and upon the due filing thereof in the offices noted in Exhibit A hereto will perfect, a security interest in the terms and types of Collateral in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code of the State of Wisconsin as in effect on the date hereof (the "UCC") to the extent that (i) Wisconsin is the proper state for filing; (ii) the Collateral consists of the type of property for which a security interest may be perfected by filing a financing statement in Wisconsin under the UCC; and (iii) any part of the Collateral or the proceeds or products thereof does not constitute trust property or a trust fund which by virtue of federal or state law is not subject to the claims, liens, or security interests of creditors.

        6. To our knowledge, there is no action, suit, proceeding, or investigation at law or in equity before or by any court or public body pending or threatened against or affecting the Borrower or any of its assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations, or financial condition of the Borrower or in the value of the collateral security for your loans and other credit accommodations to the Borrower except as described in Annex 2 to each of the Nationwide Amendment and the SWIB Amendment.

        7. The rates of interest provided for under the Loan Documents and any other amounts payable thereunder that would constitute interest would not violate any usury law of the State of Wisconsin.

        All of the foregoing opinions are subject to the following additional assumptions, limitations, and qualifications:

        (a) We express no opinion as to the effect of the compliance or noncompliance by you with any state or federal laws or regulations applicable to you because of legal or regulatory status or the nature of your business.

                    [MICHAEL BEST & FRIEDRICH LETTERHEAD]

May 31, 1995
Page 4


        (b) Our opinions relating to the enforceability of the Loan Documents are subject to and limited by:

                (i) Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, marshalling, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally;

                (ii) Limitations imposed by general principles of equity upon the specific enforceability of any of the remedies or other provisions of such documents and upon the availability of injunctive relief and other equitable remedies (regardless of whether enforcement is considered in proceedings at law or in equity);

                (iii) The qualification that certain provisions of the Loan Documents are or may be unenforceable in whole or in part under the laws of the State of Wisconsin, but the inclusion of such provisions does not render the Loan Documents invalid as a whole and there exist either in the Loan Documents or under applicable law adequate remedies for the practicable realization of the principal legal rights and benefits intended to be provided thereby
(except for the economic consequences of any delay resulting from such unenforceability);

                (iv) Such enforcement is subject to recent court decisions which may require lenders to act reasonably and in good faith in exercising their rights and remedies under the Loan Documents; and

                (v) The provisions of the Mortgages which (A) purport to give the mortgagee the right, prior to the date of confirmation of a foreclosure sale by the court (assuming the mortgagee is a successful bidder at the foreclosure sale), to take control of the real estate described in the Mortgages, or which (B) purport to give the mortgagee the right, prior to the date of confirmation of a foreclosure sale by the court (assuming the mortgagee is a successful bidder at the foreclosure sale), to collect the rents, issues, or profit thereof, are subject to acquiescence of the Borrower after a default, unless the mortgagee obtains a court order and the appointment of a receiver for such purpose. Such rights will not be available in any event if the mortgagee elects certain redemption periods pursuant to Wisconsin Statutes. We note that under Wisconsin law, despite an assignment of rents, the equitable right ot rent remains with the mortgagor in

                    [MICHAEL BEST & FRIEDRICH LETTERHEAD]

May 31, 1995
Page 5


the event of default, until such time as the mortgagee's interest in the rents is perfected.

        (c) We render no advice concerning and do not express any opinion as to:

                  (i)   the priority of any security interest; or

                 (ii) items of Collateral which by operation of law cannot be subject to a consensual security interest.

        (d)     We express no opinion as to the following:

                  (i)   the Borrower's rights in or title to the Collateral;

                 (ii)   any security interest that is terminated or released;

                (iii) the effect of noncompliance with the federal Assignment of Claims Act; or

                 (iv)   future advances.

        (e) In the case of property which becomes Collateral after the date hereof, (i) Section 547 of the United States Bankruptcy Code provides that a transfer is not made until the debtor has rights in the property transferred so a security interest in after-acquired property may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by
Section 547; (ii) Chapter 128 of the Wisconsin Statutes contains a four-month preference provision that may apply to after-acquired property; and (iii)
Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

        (f) In the case of any interest in or claim in or under any policy of insurance covering the Collateral, the security interest of the secured party therein is limited to proceeds payable to the named insured (and not to any other party named as loss payee under such policy) by reason of loss or damage to the collateral insured under such insurance policies.

                    [MICHAEL BEST & FRIEDRICH LETTERHEAD]

May 31, 1995
Page 6


        (g) In the case of all Collateral in which the security interest of the secured party has been perfected by the filing of the Financing Statements,
Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of the filings referred to in this paragraph.

        (h) The duties to exercise reasonable care in the custody and preservation of the Collateral in a secured party's possession and to deal with and dispose of the collateral in a commercially reasonable manner as required by the UCC may not be disclaimed by agreement, waived, or released.

We call to your attention that the perfection of the above security interests will be terminated (i) as to any Collateral acquired by the Borrower more than four months after the Borrower so changes its name, identity, or corporate structure as to make any financing statements filed against such party seriously misleading, unless new appropriate financing statements indicating the new name, identity, or corporate structure of such party are properly filed before the expiration of such four months; (ii) as to any Collateral consisting of accounts or general intangibles, four months after the Borrower changes its chief executive office to a new jurisdiction outside Wisconsin unless such security interests are perfected in such new jurisdiction before that termination; (iii) as against buyers of items of the Collateral consisting of goods of the Borrower sold in the ordinary course of business; and (iv) as to Collateral otherwise disposed of by the Borrower if such disposition is authorized under the Loan Documents.

        We express no opinion as to (i) any provision affording indemnification to you; (ii) provisions imposing penalties, forfeitures, or increases in rates of interest upon delinquency in any payment or upon any breach or default under the Loan Documents; or (iii) broadly stated waivers of presentment, protest, demand, notice, appraisement, valuation, stay, extension, moratorium, redemption, marshalling of assets, or other rights granted by law to the extent such waivers or rights are held to be against public policy or prohibited by law.

        This opinion deals only with the specific legal issues that it explicitly addresses and no opinion shall be implied as to matters not so addressed. The opinions expressed herein are specifically limited to the laws of the State of Wisconsin and the federal laws of the United States. The opinions expressed herein

                    [MICHAEL BEST & FRIEDRICH LETTERHEAD]

May 31, 1995
Page 7


are given as of the date of this letter and are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances occurring after the date hereof that would alter the opinions contained herein. This opinion is rendered solely for your information and assistance in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                        Sincerely,

                                MICHAEL, BEST & FRIEDRICH

                                Michael, Best & Friedrich

                                  EXHIBIT A


                              THE LOAN DOCUMENTS


        (All Loan Documents are dated as of May 31, 1995. The "Insurance Companies" shall mean Nationwide Life Insurance Company, Employers Life Insurance Company of Wausau, and West Coast Life Insurance Company. "SWIB" shall mean State of Wisconsin Investment Board.)

1. Third Amendment to Note Agreement among the Borrower and the Insurance Companies (the "Nationwide Amendment").

2. Third Amendment to Note Agreement between the Borrower and SWIB (the "SWIB Amendment").

3.  Security Agreement among the Borrower, the Insurance Companies, and SWIB.

4. Mortgages executed by the Borrower in favor of the Insurance Companies and SWIB.

5. Environmental Indemnification Agreement from the Borrower to the Insurance Companies and SWIB.

6. Assignment of Contracts, Warranties and Permits from the Borrower to the Insurance Companies and SWIB.

7. Intercreditor Agreement among the Insurance Companies and SWIB, acknowledged by the Borrower.

8. UCC financing statements to be filed in the offices of the Wisconsin Secretary of State and the Register of Deeds for the following Wisconsin counties (the "Financing Statements"):

                        Brown                   Jefferson
                        Columbia                Lincoln
                        Dane                    Waukesha
                        Iowa                    Winnebago

                                                                       EXHIBIT B

                              STOKELY USA, INC.
                           CERTIFICATE OF OFFICERS


        We, Stephen Theobald and Robert Brill, each hereby certify that we are, respectively, the Vice Chairman and the Secretary of STOKELY USA, INC., a Wisconsin corporation (the "Company"), and that, as such officers, we are authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

        1. This Certificate is being delivered pursuant to Section 3(b) of the Third Amendment to Note Agreement (the "Third Amendment"), dated May 31, 1995, entered into by the Company and each of the noteholders listed on Annex
1 thereto (collectively, the "Noteholders").

        2. The representations and warranties contained in Section 2 of the Third Amendment are (except as affected by transactions contemplated by the Third Amendment) true in all material respects on the date hereof with the same effect as though made on and as of the date hereof.

        3. The Company has performed and complied with all agreements and conditions contained in the Third Amendment that are required to be performed or complied with by the Company before or at the date hereof.

        4. Robert Brill is on and as of the date hereof, and at all times subsequent to May, 1995 has been, the duly elected, qualified and acting Secretary of the Company, and the signature appearing on the Certificate of Secretary dated the date hereof and delivered to the Noteholders contemporaneously herewith is his genuine signature.

        IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of the Company and under its corporate seal this 25th day of May, 1995.

                                        STOKELY USA, INC.


                                        By: STEPHEN THEOBALD
                                            ------------------------
                                            Stephen Theobald
                                            Vice Chairman

                                            ROBERT BRILL
                                            ------------------------
                                            Robert Brill
                                            Secretary


                                 Exhibit B1-1

                              STOKELY USA, INC.
                           CERTIFICATE OF SECRETARY

        I, Robert Brill, hereby certify that:

        (a) I am the duly elected, qualified and acting Secretary of STOKELY USA, INC. (the "Company"), a Wisconsin corporation;

        (b) Attached hereto as Attachment A is a true and complete copy of the Articles of Incorporation of the Company, as in full force and effect on the date hereof;

        (c) Attached hereto as Attachment B is a true and complete copy of the By-Laws of the Company, including all amendments thereto;

        (d) Each person who, as an officer or director of the Company, signed any of the agreements, instruments or documents in connection with the financing arrangements described in the resolutions attached hereto was, at the respective time of signing and the delivery thereof, duly elected, qualified and acting as such officer or director;

        (e) Attached hereto as Attachment C is a true and complete list of the executive officers and directors of the Company. The signature set forth opposite the name of each officer is his or her genuine signature; and

        (f) Attached hereto as Attachment D is a true and complete copy of all resolutions duly adopted by the Board of Directors and/or stockholders of the Company with respect to the Third Amendment to Note Agreement dated May 31, 1995, among the Company and the noteholders listed on Annex 1 thereto, and all transactions and documents contemplated thereby, including agreements and documents relating to holders of the Company's long-term notes; such resolutions have not been modified, amended, repealed or rescinded and remain in full force and effect as of the date hereof; and such resolutions are the only resolutions adopted by the Company's Board of Directors or stockholders relating to the matters described therein.

        IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of May, 1995.


                                        STOKELY USA, INC.


                                            ROBERT BRILL
                                            ---------------------
                                            Secretary

                                 ATTACHMENT A

                          ARTICLES OF INCORPORATION
                                OF THE COMPANY




                                 Exhibit C1-2

                           UNITED STATES OF AMERICA


                STATE OF WISCONSIN  )
                                    )
                OFFICE OF THE       )  SS.
                SECRETARY OF STATE  )

                TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

        I, DOUGLAS La FOLLETTE, Secretary of State of the State of Wisconsin and Keeper of the Great Seal thereof, do hereby certify that the annexed copy has been compared by me with the record on file in this Office and that the same is a true copy thereof, and of the whole of such record; and that I am the legal custodian of such record, and that this certification is in due form.

                                            IN TESTIMONY WHEREOF, I have
                                        hereunto set my hand and affixed the
                                        Great Seal of the State.

        [GREAT SEAL OF THE
          STATE OF WISCONSIN.]
                                            DOUGLAS LA FOLLETTE

                                            DOUGLAS La FOLLETTE
                                            Secretary of State

BY:     Robert Karis       DATE:  APR 26, 1995

        Corporation Division
        FORM 38

                          ARTICLES OF AMENDMENT AND
                      RESTATED ARTICLES OF INCORPORATION
                             OF STOKELY USA, INC.

     At a meeting of the stockholders of Stokely USA, Inc. held on September 16, 1985, pursuant to the Wisconsin Statutes and the Articles and By-Laws of said corporation, the following Articles of Amendment and Restated Articles of Incorporation of said corporation were duly adopted:

     FIRST:  The name of the corporation is Stokely USA, Inc.

     SECOND: The Amendment and Restated Articles of Incorporation so adopted are set forth in Exhibit A attached hereto and made a part hereof.

     THIRD: The date of adoption of the Amendment and Restated Articles of Incorporation by the stockholders was September 16, 1985.

     FOURTH: The foregoing Amendment and Restated Articles of Incorporation were adopted by the stockholders entitled to vote by the following vote:



                                 Shares           Affirmative      Shares       Shares
            Shares               Entitled         Votes            Voted        Voted
Class       Outstanding          to Vote          Required         For          Against
- -----       -----------          ---------        -----------      ------       -------
Common      6,635,200           6,635,200        4,423,467        6,238,800     None



     FIFTH: The Amendment and Restated Articles of Incorporation effect a change in the authorized capital stock of the corporation. The total number of authorized shares of common stock is increased from 10,000,000 shares of a par value of $.06 per share to 12,000,000 shares of a par value of $.05 per share. There is no change in the stated capital of the corporation, which remains at $600,000 respresented by 12,000,000 shares of a par value of $.05 per share. Each presently outstanding share of a par value of $.06 per share shall be converted into a share of a par value of $.05 and no new shares shall be issued in connection with such reduction of par value.

     IN WITNESS WHEREOF, the undersigned officers of Stokely USA, Inc. have hereunto set their hands this 16th day of September, 1985.

                                     STOKELY USA, Inc.

                                     By THOMAS W. MOUNT
                                        --------------------------
                                        Thomas W. Mount, President

                                        DUANE W. THORSEN
                                        --------------------------
                                        D.W. Thorsen, Secretary

This document was drafted by
Frank J. Pelisek,
Attorney at Law.

Record in Waukesha County, Wisconsin.

                                                                  EXHIBIT A

                                   RESTATED
                          ARTICLES OF INCORPORATION
                                      OF
                              STOKELY USA, INC.


     The following Restated Articles of Incorporation of Stokely USA, Inc. supersede and take the place of the heretofore existing Articles of Incorporation of said corporation and all prior amendments thereto:

                                  ARTICLE I

     The name of the corporation is Stokely USA, Inc.

                                  ARTICLE II

     The purpose or purposes for which the corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

                                 ARTICLE III

     The number of shares of capital stock which the corporation shall be authorized to issue is Twelve Million (12,000,000) shares. Such shares shall be designated common stock and shall be of a par value of $.05 per share. The holders of the capital stock shall not have any preemptive rights to purchase or to subscribe for shares of any class of shares of capital stock or securities convertible into capital stock, now or hereafter authorized.

                                  ARTICLE IV

     The address of the registered office of the corporation is 626 East Wisconsin Avenue, Box 248, Oconomowoc, Waukesha County, Wisconsin 53066, and the name of its registered agent at such address is Joseph B. Weix.

                                  ARTICLE V

     The number of directors constituting the Board of Directors of the corporation shall be fixed from time to time by the By-Laws of the corporation.

                              STATE OF WISCONSIN
                                    FILED
                                 SEP 17 1985
                             DOUGLAS LA FOLLETTE
                              SECRETARY OF STATE

                              ARTICLES OF MERGER
                                      OF
                              STOKELY USA, INC.
                           a Wisconsin Corporation
                                     AND
                           AMERICAN NATIONAL CORP.
                             an Iowa Corporation



        The following Articles of Merger have been duly adopted by the Board of Directors of Stokely USA, Inc. pursuant to the provisions of Section 180.685 of the Wisconsin Statutes.

        FIRST: The Plan of Merger so adopted is set forth on Exhibit A attached hereto and made a part hereof.

        SECOND: Stokely USA, Inc., the surviving corporation, is the owner of all of the outstanding shares of American National Corp., the merging corporation. The Plan of Merger does not provide for any changes in the Articles of Incorporation of Stokely USA, Inc. or any issuance of capital stock by Stokely USA, Inc. The Plan of Merger provides for the cancellation of the currently outstanding capital stock of American National Corp. held by Stokely USA, Inc.

        THIRD: The merger shall become effective at the close of business on May 31, 1989 if these Articles of Merger are duly filed prior to such time. If these Articles of Merger are not duly filed until after the close of business on May 31, 1989, the merger shall become effective upon the due filing thereof.

        FOURTH: The number of outstanding shares of each class of American National Corp. and the number of such shares of each class owned by Stokely USA, Inc. is as follows:


   Class             Outstanding              Owned by Stokely USA, Inc.
   -----             -----------              --------------------------
  Common                75,000                            75,000


        FIFTH: As Stokely USA, Inc., the surviving corporation, is the sole owner of all of the outstanding capital stock of American National Corp., no notice of the merger to each shareholder of record of American National Corp. is required by Section 180.685(2) of the Wisconsin Statutes. Stokely USA, Inc.

waives any and all rights to be paid the fair value of its shares as provided in Section 180.72 of the Wisconsin Statutes.

        IN WITNESS WHEREOF, the undersigned officers of Stokely USA, Inc., the surviving corporation, and of American National Corp., the merging corporation, have caused these Articles of Merger to be executed as of the 26th day of May, 1989.


STOKELY USA, INC.                                AMERICAN NATIONAL CORP.


By: THOMAS W. MOUNT                              By: THOMAS W. MOUNT
    ---------------                                  ---------------
    Thomas W. Mount                                  Thomas W. Mount
    President                                        President


Attest: DUANE W. THORSEN                         Attest: WILLIAM SIMONS
        ----------------                                 --------------
        Duane W. Thorsen                                 William Simons
        Secretary                                        Secretary


      [CORPORATE SEAL]                                 [NO CORPORATE SEAL]



This document was drafted by and should be returned to:

F. J. Pelisek, Esq.
Michael, Best & Friedrich
250 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
(414) 271-6560

                                  EXHIBIT A


                                PLAN OF MERGER


        WHEREAS, Stokely USA, Inc., a Wisconsin corporation ("Stokely"), owns all of the outstanding shares of stock of American National Corp., an Iowa corporation ("American"); and

        WHEREAS, it is deemed advisable that Stokely be merged with American, with Stokely being the surviving corporation:

        NOW, THEREFORE, this Plan of Merger is hereby adopted under and pursuant to Section 496A.72 of the Iowa Code by the Board of Directors of Stokely, the surviving corporation.

        1. The corporations proposing to merge are Stokely and American, with Stokely being the surviving corporation.

        2. The terms and conditions of the proposed merger are that upon the merger becoming effective the parties to this Plan of Merger shall become a single corporation and shall have and succeed to all of the rights, privileges and powers now possessed by both parties to the merger. The surviving corporation shall assume and discharge all of the obligations and liabilities of both of the parties to the merger.

        3. All of the outstanding shares of common stock of American currently owned by Stokely will be surrendered and cancelled. There shall be no conversion of the shares of American into shares, obligations or other securities of Stokely or any other corporation or, in whole or in part, into cash or other property. Stokely will not issue any shares of its capital stock as a result of the merger. There will be no change in the Articles of Incorporation of Stokely as a result of the merger.

        4. This Plan of Merger shall become effective at the close of business on May 31, 1989, or upon the filing of Articles of Merger if such filing shall occur after such time.

        5. Stokely's registered office is located in Waukesha County. The registered office of Stokely, the surviving corporation, shall remain in Waukesha County.

                              STATE OF WISCONSIN
                                    FILED
                                 MAY 30 1989

                             DOUGLAS LA FOLLETTE
                              SECRETARY OF STATE

                         ARTICLES OF AMENDMENT TO THE
                    RESTATED ARTICLES OF INCORPORATION OF
                              STOKELY USA, INC.



        By action of the shareholders of Stokely USA, Inc. on June 24, 1989 at a meeting duly convened pursuant to the provisions of the Wisconsin Statutes and the Articles and By-Laws of said corporation, the following Articles of Amendment to the Restated Articles of Incorporation of said corporation were duly adopted:

        FIRST:  The name of the corporation is Stokely USA, Inc.

        SECOND: The Amendments to the Restated Articles of Incorporation so adopted are as follows:

                (1) RESOLVED, that Article III of the Restated Articles of Incorporation of this Corporation shall be, and it hereby is, amended to read as follows:

                "Article III. The number of shares of capital stock which the Corporation shall be authorized to issue is Twenty-One Million (21,000,000) shares, divided into Twenty Million (20,000,000) shares of Common Stock, $.05 par value per share, and One Million (1,000,000) shares of Preferred Stock, $.10 par value per share.

                (1) The Board of Directors of the Corporation is authorized at any time or from time to time to divide the shares of preferred stock into classes and into series within any class or classes of preferred stock; and to determine for any such class or series its designation, relative rights, preferences and limitations, including, if applicable, the rate of dividend, the price at and the terms and conditions upon which shares may be redeemed, the amount payable upon shares in event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares, and the terms and conditions upon which shares may be converted.

                (2) No holder of any shares of Common or preferred stock of the Corporation shall have any right as such holder (other than such right, if any, as the Board of Directors in its discretion may determine) to purchase or to subscribe for shares of any class of shares of capital stock or securities convertible into capital stock, now or hereafter authorized."

                (2) RESOLVED, that Article V of the Restated Articles of Incorporation of this Corporation shall be, and it hereby is, amended to read as follows:

                "Article V. The number of Directors constituting the Board of Directors of this Corporation, not less than nine (9) nor more than fifteen (15), shall be fixed from time to time by the By-Laws of this Corporation. The Board of Directors of this Corporation shall be divided into three (3) classes of not less than three (3) nor more than five (5) Directors each. The term of office of the first class of Directors shall expire at the first annual meeting after their initial election under the provisions of this Article V, the term of office of the second class shall expire at the second annual meeting after their initial election under the provisions of this Article V, and that of the third class shall expire at the third annual meeting after their initial election under the provisions of this Article V. At each annual meeting after the initial classification of the Board of Directors under this Article V, the class of Directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting.

                Any Director may be removed from office by affirmative vote of 80% of the outstanding shares entitled to vote for the election of such Director, taken at an annual meeting or a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the affirmative vote of 80% of such shares.

                Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
        Article V of these Articles of Incorporation."

                (3) RESOLVED, that Article VI of the Restated Articles of Incorporation of this Corporation shall be, and it hereby is, created to read as follows:

                Article VI is attached to these Articles of Amendment of Stokely USA, Inc. as Annex A.


        THIRD: The date of adoption of the Amendments by the shareholders was June 24, 1989.

        FOURTH: The foregoing Amendments were adopted by the shareholders entitled to vote as set forth below. At the record date for the meeting of June 24, 1989, the outstanding shares of Common Stock, all of which were entitled to vote, are as set forth below:

        (1)  AMENDMENT OF ARTICLE III - INCREASE IN CAPITAL STOCK


              Total Shares                Total                  Total                   Total
              Outstanding              Affirmative               Shares                  Shares
              and Entitled                Votes                  Voted                   Voted
 Class           to Vote                Required                   For                  Against
- -------      --------------          --------------             ---------               -------
Common         8,239,195               5,492,797                5,966,124               694,026


        (2)     AMENDMENT OF ARTICLE V - CLASSIFIED BOARD OF DIRECTORS

[CAPTION]

                 Total Shares            Total           Total          Total
                 Outstanding          Affirmative        Shares         Shares
                 and Entitled            Votes           Voted          Voted
                   to Vote             Required           For          Against
                 ------------         -----------       ------         -------
Common            8,239,195            5,492,797       5,951,984       634,951


        (3)     ADDITION OF ARTICLE VI - REPURCHASE RIGHTS

[CAPTION]

                 Total Shares            Total          Total          Total
                 Outstanding          Affirmative       Shares         Shares
                 and Entitled            Votes          Voted          Voted
                   to Vote             Required          For           Against
                 ------------         -----------       ------         -------
COMMON            8,239,145            5,492,797       5,960,405       626,666





        FIFTH: The Amendments will effect a change in the authorized capital stock of the Corporation. The Amendments increase the authorized capital stock of the Corporation from 22,000,000 shares of Common Stock of $.05 par value to 20,000,000 shares of Common Stock of $.05 par value and 1,000,000 shares of Preferred Stock of $.10 par value, or an increase in authorized capital stock of 8,000,000 shares of Common Stock of $.05 par value and 1,000,000 shares of Preferred Stock of $.10 par value. The Amendments do not increase the stated capital of the Corporation as defined in Section 180.02(12), Wisconsin Statues, as there are no current plans or proposals for issuance by the Corporation of the additional authorized Common Stock or the newly authorized Preferred Stock.

        IN WITNESS WHEREOF, the undersigned officers of Stokely USA, Inc. have hereunto set their hands this 24th day of June, 1989.



                                                     STOKELY USA, INC.

                                                     THOMAS W. MOUNT
                                                     --------------------------
                                                     Thomas W. Mount, President


                                                     DUANE W. THORSEN
                                                     --------------------------
                                                     Duane W. Thorsen, Secretary


This document was drafted by:

Frank J. Pelisek, Attorney at Law
Michael, Best & Friedrich
100 East Wisconsin Avenue, Suite 3300
Milwaukee, Wisconsin 53202-4108


Record in Waukesha County, Wisconsin

                          ARTICLES OF AMENDMENT AND
                      RESTATED ARTICLES OF INCORPORATION
                             OF STOKELY USA, INC.


        At a meeting of the stockholders of Stokely USA, Inc. held on September 16, 1985, pursuant to the Wisconsin Statutes and the Articles and By-Laws of said corporation, the following Articles of Amendment and Restated Articles of Incorporation of said corporation were duly adopted.

        FIRST:  The name of the corporation is Stokely USA, Inc.

        SECOND: The Amendment and Restated Articles of Incorporation so adopted are set forth in Exhibit A attached hereto and made a part hereof.

        THIRD: The date of adoption of the Amendment and Restated Articles of Incorporation by the stockholders was September 16, 1985.

        FOURTH: The foregoing Amendment and Restated Articles of Incorporation were adopted by the stockholders entitled to vote by the following vote:

[CAPTION]

                                          Shares               Affirmative         Shares        Shares
                       Shares            Entitled                 Votes             Voted        Voted
   Class            Outstanding          to Vote                Required             For        Against
   -----            -----------          --------              -----------         ------       -------
  Common             6,635,200           6,635,200              4,423,467         6,238,800       None


        FIFTH: The Amendment and Restated Articles of Incorporation effect a change in the authorized capital stock of the corporation. The total number of authorized shares of common stock is increased from 10,000,000 shares of a par value of $.06 per share to 12,000,000 shares of a par value of $.05 per share. There is no change in the stated capital of the corporation, which remains at $600,000 represented by 12,000,000 shares of a par value of $.05 per share. Each presently outstanding share of a par value of $.06 per share shall be converted into a share of a par value of $.05 and no new shares shall be issued in connection with such reduction of par value.

        IN WITNESS WHEREOF, the undersigned officers of Stokely USA, Inc. have hereunto set their hands this 16th day of September, 1985.

                                                  STOKELY USA, INC.

                                                  By THOMAS W. MOUNT
                                                     --------------------------
                                                     Thomas W. Mount, President


                                                     D. W. THORSEN
                                                     ---------------------------
                                                     D. W. Thorsen, Secretary




This document was drafted by
Frank J. Pelisek,
Attorney at Law.

Record in Waukesha County, Wisconsin.

                                                                      EXHIBIT A




                                   RESTATED

                          ARTICLES OF INCORPORATION

                                      OF

                              STOKELY USA, INC.

        The following Restated Articles of Incorporation of Stokely USA, Inc. supersede and take the place of the heretofore existing Articles of Incorporation of said corporation and all prior amendments thereto:

                                  ARTICLE I

               The name of the corporation is Stokely USA, Inc.

                                  ARTICLE II

        The purpose or purposes for which the corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

                                 ARTICLE III

        The number of shares of capital stock which the corporation shall be authorized to issue is Twelve Million (12,000,000) shares. Such shares shall be designated common stock and shall be of a par value of $.05 per share. The holders of the capital stock shall not have any preemptive rights to purchase or to subscribe for shares of any class of shares of capital stock or securities convertible into capital stock, now or hereafter authorized.

                                  ARTICLE IV

        The address of the registered office of the corporation is 626 East Wisconsin Avenue, Box 248, Oconomowoc, Waukesha County, Wisconsin 53066, and the name of its registered agent at such address is Joseph B. Weix.

                                  ARTICLE V

        The number of directors constituting the Board of Directors of the corporation shall be fixed from time to time by the By-Laws of the corporation.

                              STATE OF WISCONSIN
                                     FILED
                                  SEP 17 1985
                              DOUGLAS LA FOLLETTE
                              SECRETARY OF STATE

                         ARTICLES OF AMENDMENT TO THE
                    RESTATED ARTICLES OF INCORPORATION OF
                              STOKELY USA, INC.

        By action of the shareholders of Stokely USA, Inc. on June 24, 1989 at a meeting duly convened pursuant to the provisions of the Wisconsin Statutes and the Articles and By-Laws of said corporation, the following Articles of Amendment to the Restated Articles of Incorporation of said corporation were duly adopted:

        FIRST:  The name of the corporation is Stokely USA, Inc.

        SECOND: The Amendments to the Restated Articles of Incorporation so adopted are as follows:

                (1) RESOLVED, that Article III of the Restated Articles of Incorporation of this Corporation shall be, and it hereby is, amended to read as follows:

                "Article III. The number of shares of capital stock which the Corporation shall be authorized to issue is Twenty-One Million (21,000,000) shares, divided into Twenty Million (20,000,000) shares of Common Stock, $.05 par value per share, and One Million (1,000,000) shares of Preferred Stock, $.10 par value per share."

                (1) The Board of Directors of the Corporation is authorized at any time or from time to time to divide the shares of preferred stock into classes and into series within any class or classes of preferred stock; and to determine for any such class or series its designation, relative rights, preferences and limitations, including, if applicable, the rate of dividend, the price at and the terms and conditions upon which shares may be redeemed, the amount payable upon shares in event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares, and the terms and conditions upon which shares may be converted.

                (2) No holder of any shares of Common or preferred stock of the Corporation shall have any right as such holder (other than such right, if any, as the Board of Directors in its discretion may determine) to purchase or to subscribe for shares of any class of shares of capital stock or securities convertible into capital stock, now or hereafter authorized."

                (2) RESOLVED, that Article V of the Restated Articles of Incorporation of this Corporation shall be, and it hereby is, amended to read as follows:

                "ARTICLE V. The number of Directors constituting the Board of Directors of this Corporation, not less than nine (9) nor more than fifteen (15), shall be fixed from time to time by the By-Laws of this Corporation. The Board of Directors of this Corporation shall be divided into three (3) classes of not less than three (3) nor more than five (5) Directors each. The term of office of the first class of Directors shall expire at the first annual meeting after their initial election under the provisions of this Article V, the term of office of the second class shall expire at the second annual meeting after their initial election under the provisions of this Article V, and that of the third class shall expire at the third annual meeting after their initial election under the provisions of this Article V. At each annual meeting after the initial classification of the Board of Directors under this Article V, the class of Directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting."

                Any Director may be removed from office by affirmative vote of 80% of the outstanding shares entitled to vote for the election of such Director, taken at an annual meeting or a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the affirmative vote of 80% of such shares.

                Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
        Article V of these Articles of Incorporation."

                (3) RESOLVED, the Article VI of the Restated Articles of Incorporation of this Corporation shall be, and it hereby is, created to read as follows:

                Article VI is attached to these Articles of Amendment of Stokely USA, Inc. as Annex A.


        THIRD: The date of adoption of the Amendments by the shareholders was June 24, 1989.

        FOURTH: The foregoing Amendments were adopted by the shareholders entitled to vote as set forth below. At the record date for the meeting of June 24, 1989, the outstanding shares of Common Stock, all of which were entitled to vote, are as set forth below:


        (1)     AMENDMENT OF ARTICLE III - INCREASE IN CAPITAL STOCK


                Total Shares       Total            Total         Total
                 Outstanding     Affirmative        Shares        Shares
                and Entitled       Votes            Voted         Voted
Class             to Vote         Required           For          Against
- ---------       ------------    -------------     -----------     --------
Common           8,239,195        5,492,797        5,966,124       694,026


        (2)     AMENDMENT OF ARTICLE V - CLASSIFIED BOARD OF DIRECTORS


                Total Shares       Total            Total         Total
                 Outstanding     Affirmative        Shares        Shares
                and Entitled       Votes            Voted         Voted
                  to Vote         Required           For          Against
                ------------    -------------     -----------     --------
Common           8,239,195        5,492,797        5,951,984       634,951



        (3)     ADDITION OF ARTICLE VI - REPURCHASE RIGHTS


                Total Shares       Total            Total         Total
                 Outstanding     Affirmative        Shares        Shares
                and Entitled       Votes            Voted         Voted
                  to Vote         Required           For          Against
                ------------    -------------     -----------     --------
Common           8,239,145        5,492,797        5,960,405       626,666




        FIFTH: The Amendments will effect a change in the authorized capital stock of the Corporation. The Amendments increase the authorized capital stock of the Corporation from 12,000,000 shares of Common Stock of $.05 par value to 20,000,000 shares of Common Stock of $.05 par value and 1,000,000 shares of Preferred Stock of $.10 par value, or an increase in authorized capital stock of 8,000,000 shares of Common Stock of $.05 par value and 1,000,000 shares of Preferred Stock of $.10 par value. The Amendments do not increase the stated capital of the Corporation as defined in Section 180.02(12), Wisconsin Statutes, as there are no current plans or proposals for issuance by the Corporation of the additional authorized Common Stock or the newly authorized Preferred Stock.

        IN WITNESS WHEREOF, the undersigned officers of Stokely USA, Inc. have hereunto set their hands this 24th day of June, 1989.


                                        STOKELY USA, INC.


                                        By         THOMAS W. MOUNT
                                           --------------------------------
                                           Thomas W. Mount, President


                                        By        DUANE W. THORSEN
                                           --------------------------------
                                           Duane W. Thorsen, Secretary



This document was drafted by:

Frank J. Pelisek, Attorney at Law
Michael, Best & Friedrich
100 East Wisconsin Avenue, Suite 3300
Milwaukee, Wisconsin  53202-4108


Record in Waukesha County, Wisconsin

                                   ANNEX A


                                  ARTICLE VI
                          REPURCHASE OF COMMON STOCK

6.1  REPURCHASE RIGHTS.

        6.1.1. In the event that any person (Acquiring Person)(i) who is the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the Common Stock then outstanding and any of such Common Stock was acquired pursuant to a tender offer, each holder of Common Stock shall have the right, until and including the ninetieth (90th) day following the date the notice to holders of Common Stock referred to in Section 6.3 herein is mailed, to have the Common Stock held by such holder repurchased by the Corporation at the Repurchase Price determined as provided in Section 6.5 herein, and each holder of securities convertible into Common Stock or of options, warrants or rights exercisable to acquire Common Stock prior to such thirtieth (30th) day shall have the right simultaneously with the conversion of such securities or exercise of such options, warrants or rights to have the Common Stock to be received by such holder repurchased by the Corporation at the Repurchase Price.

        6.1.2. All repurchase rights hereunder shall be subject to, and limited by, any provision contained in the Wisconsin Business Corporation Law which limits the amounts which may be used by the Corporation to repurchase its Common Stock.

        6.1.3. No holder of Common Stock of the Corporation shall have any right to have Common Stock repurchased by the Corporation pursuant to this
Article VI if the Corporation, acting through a majority of its Board of Directors, shall within ten (10) business days following the publication of such tender offer or following publication of any amendment of such tender offer recommend to the holders of Common Stock that such tender offer be accepted.

6.2     DEFINITIONS.

        6.2.1. The term "person" shall include an individual, a Corporation, partnership, trust or other entity. When two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring Common Stock, such partnership, syndicate or group shall be deemed a "person."

        6.2.2. For the purpose of determining whether a person is an Acquiring Person, such person shall be deemed to beneficially own (i) all Common Stock with respect to which such person has the capability to control or influence the voting or dispositive power in respect thereof and (ii) all Common Stock which such person has the immediate or future right to acquire, directly or indirectly, pursuant to agreements, through the exercise of options, warrants or rights or through the conversion of convertible securities or otherwise; and all Common Stock which an Acquiring Person has the right to acquire in such manner shall be deemed to be outstanding shares, but Common Stock which any other person has the right to acquire in such manner shall not be deemed to be outstanding shares.

        6.2.3. The acquisition of Common Stock by the Corporation or by any person controlled by the Corporation shall not engender the right to have Common Stock repurchased pursuant to this Article VI.

        6.2.4.  The right to have Common Stock repurchased pursuant to this
Article VI shall attach to such shares and shall not be personal to the holder thereof.

        6.2.5. The term "tender offer" shall mean an offer to acquire or an acquisition of Common Stock pursuant to a request or invitation for tenders or an offer to purchase such shares for cash, securities or any other consideration.

        6.2.6. The term "market purchases" shall mean the acquisition of Common Stock from holders of such shares in privately negotiated transactions or in transactions effected through a broker or dealer.

        6.2.7. Subject to the provisions of Section 6.2.2 herein, "outstanding shares" shall mean shares of Common Stock which at the time in question have been issued by the Corporation and not reacquired and held or retired by it or held by any subsidiary of the Corporation.

6.3     REPURCHASE PROCEDURE.

        Not later than thirty (30) days following the date on which the Corporation receives notice that any person has become an Acquiring Person and, as a result, the right to have Common Stock repurchased by the Corporation under this Article VI shall have been created, the Corporation shall give written notice, by first class mail, postage prepaid, at the address shown on the records of the Corporation to each holder of record of Common Stock (and to any other person known by the Corporation, to have rights to demand repurchase pursuant to Section 6.1 of this Article) as of the date not more than seven (7) days prior to the date of the mailing pursuant to this Section 6.3 and shall advise each such holder of the right to have shares repurchased and the procedures for such repurchase. In the event that the Corporation fails to give notice as required by this Section 6.3, any holder entitled to receive such notice may, within thirty (30) days thereafter, serve written demand upon the Corporation to give such notice. If within ten (10) days after the receipt of written demand the Corporation fails to give the required notice, such holder may at the expense and on behalf of the Corporation take such reasonable action as may be appropriate to give notice or to cause notice to be given pursuant to this Section 6.3.

        6.3.1. In the event Common Stock is subject to repurchase in accordance with this Article VI, the Directors of the Corporation shall designate a Repurchase Agent, which shall be a corporation or association (i) organized and doing business under the laws of the United States or any state,
(ii) subject to supervision or examination by federal or state authority, (iii) having combined capital and surplus of at least $5,000,000 and (iv) having the power to exercise corporate trust powers.

        6.3.2. For a period of ninety (90) days from the date of the mailing of the notice to holders of Common Stock referred to in this Section 6.3, holders of Common Stock and other persons entitled to have Common Stock repurchased pursuant to this Article VI may, at their option, deposit certificates representing all or less than all Common Stock held of record by them with the Repurchase Agent together with written notice that the holder elects to have such shares repurchased pursuant to this Article VI. Repurchase shall be deemed to have been effected at the close of business on the day such certificates are deposited in proper form with the Repurchase Agent.

        6.3.3. The Corporation shall promptly deposit in trust with the Repurchase Agent cash in an amount equal to the aggregate Repurchase Price of all of the Common Stock deposited with the Repurchase Agent for the purposes of repurchase.

        6.3.4. As soon as practicable after receipt by the Repurchase Agent of the cash deposit by the Corporation referred to in this Section 6.3, the Repurchase Agent shall issue its checks payable to the order of the persons entitled to receive the Repurchase Price of the Common Stock in respect of which such cash deposit was made.

        6.3.5. In the event the Corporation is unable to deposit with the Repurchase Agent cash in full amount of the aggregate Repurchase Price of all shares deposited for repurchase, because of limitations upon repurchase of Common Stock contained in the Wisconsin Business Corporation Law, the Corporation shall promptly deposit with the Repurchase Agent the maximum amount of cash which may be used for the repurchase of Common Stock, under the most restrictive of the applicable limitations upon such repurchase. In the event of deposit of less than the full aggregate Repurchase Price pursuant to the provisions of this subsection, the Repurchase Agent shall, after the expiration of the notice period provided for in this Section 6.3.4, use the amount so deposited to repurchase shares pro tanto, in proportion to the number of shares deposited by each shareholder for repurchase. Certificates representing all shares which remain unpurchased shall be returned to the depositors thereof as soon as practicable thereafter, and there shall be no further repurchase rights with respect to such shares arising in connection with the transactions already completed.

6.4.    RETIRED STOCK.

        All Common Stock with respect to which repurchase has been effected pursuant to this Article VI shall thereupon be deemed retired.

6.5.    REPURCHASE PRICE.

        The Repurchase Price shall be the amount payable by the Corporation in respect of each share of Common Stock with respect to which repurchase has been demanded pursuant to this Article VI and shall be the greatest amount determined on any of the following three bases:

                (i) The highest price per share of Common Stock, including any commission paid to brokers or dealers for solicitation or whatever, at which Common Stock held by the Acquiring Person were acquired pursuant to a tender offer regardless of when such tender offer was made or were acquired pursuant to any market purchase or otherwise within eighteen (18) months prior to the notice to holders or Common Stock referred to in Section 6.3 herein. For purposes of this subsection (i), if the consideration paid in any such acquisition of Common Stock consisted, in whole or part, of consideration other than cash, the Board of Directors of the Corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the cash value, if any, ascribed to such consideration by the Acquiring Person.

                (ii) The highest sale price per share of Common Stock for any trading day during the eighteen (18) months prior to the notice to holders of Common Stock referred to in Section 6.3 herein. For purposes of this subsection (ii), the sale price for any trading day shall be the closing price per share of Common Stock as furnished by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or the last sale price per share traded on any national securities exchange.

                (iii) The amount of shareholders' equity in respect of each outstanding share of Common Stock as determined in accordance with generally accepted accounting principles and as reflected in any published report by the Corporation as of the quarter ending immediately preceding the notice to shareholders referred to in Section
        6.3 herein.

        6.5.1. The determinations to be made pursuant to Section 6.5 shall be made by the Board of Directors not later than the date of the notice to holders of Common Stock referred to in Section 6.3 herein. In making such determination, the Board of Directors may engage such persons, including investment banking firms and the independent accountants who have reported on the most recent financial statements of the Corporation, and may utilize employees and agents of the Corporation, who will, in the judgment of the Board of Directors, be of assistance to the Board of Directors.

        6.5.2. The determinations to be made pursuant to this Section 6.5, when made by the Board of Directors acting in good faith on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, including any person referred to in Section 6.1 herein.

                                                       $24.00 RD

Amendment to Restated Articles

- -Increases authorized shares
         from: 12,000,000 Common at $0.05 P.V.
           To: 20,000,000 Shares Common at $0.05 P.V.
                1,000,000 Shares Preferred at $0.10 P.V.

- -adds Directors provision (Art V)

- -adds Stock Repurchase Provisions (new Art VI)


                                              $650.00 plus $25.00 Exp

                                              Michael, Best & Friedrich
                                              P.O. Box 1806
                                              Madison, WI 53701
                                              Attn: Julie Bretl


                              STATE OF WISCONSIN
                                    FILED

                                 JUL 07 1989

                             DOUGLAS LA FOLLETTE
                              SECRETARY OF STATE

                                 ATTACHMENT B


                            BY-LAWS OF THE COMPANY



                                 Exhibit C1-3

                                   BY-LAWS


                                      OF


                              STOKELY USA, INC.
                          (a Wisconsin corporation)

                                    BY-LAWS
                                       OF
                               STOKELY USA, INC.

                      Introduction - Variable References



0.01. Date of annual shareholders' meeting: the last Saturday in June beginning at 11:00 a.m. central standard time (See also Section 2.01)

10:00 a.m.              First           Tuesday        June          1991
- ----------              -----           -------        ----          ----
(HOUR)                 (WEEK)            (DAY)        (MONTH)      (FIRST YEAR)

0.02. Required notice of shareholders' meeting (See Section 2.04): not less than 10 days.

0.03.    Authorized number of Directors (See Section 3.01): 12.

0.04. Required notice of Directors' meeting (See Section 3.05): not less than 24 hours.

0.05.    Authorized number of Vice Presidents (See Section 4.01): 12.

0.06. Fiscal year of the Corporation shall commence on the first day of April and end on the last day of March.

                               TABLE OF CONTENTS

                                            ARTICLE I. OFFICES

1.01          Principal and Business Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
1.02          Registered Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                       ARTICLE II. SHAREHOLDERS

2.01          Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
2.02          Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
2.03          Place of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
2.04          Notice of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
2.05          Closing of Stock Transfer Books or Fixing of Record Date  . . . . . . . . . . . . . .    2
2.06          Voting Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
2.07          Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
2.08          Conduct of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
2.09          Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
2.10          Voting of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
2.11          Voting of Shares by Certain Holders . . . . . . . . . . . . . . . . . . . . . . . . .    5
              (a)  Other Corporations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
              (b)  Legal Representatives and Fiduciaries  . . . . . . . . . . . . . . . . . . . . .    5
              (c)  Pledgees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
              (d)  Treasury Stock and Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . .    6
              (e)  Minors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
              (f)  Incompetents and Spendthrifts  . . . . . . . . . . . . . . . . . . . . . . . . .    6
              (g)  Joint Tenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
2.12          Waiver of Notice By Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . .    7
2.13          Unanimous Consent Without Meeting . . . . . . . . . . . . . . . . . . . . . . . . . .    7


                                        ARTICLE III. BOARD OF DIRECTORS

3.01          General Powers and Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
3.02          Tenure and Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
3.03          Nominations For Election to the Board of Directors. . . . . . . . . . . . . . . . . .    8
3.04          Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
3.05          Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
3.06          Notice; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
3.07          Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
3.08          Manner of Acting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
3.09          Conduct of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
3.10          Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
3.11          Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
3.12          Presumption of Assent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
3.13          Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
3.14          Unanimous Consent Without Meeting . . . . . . . . . . . . . . . . . . . . . . . . . .   12
3.15          Meetings By Telephone Or By Other Communication Technology. . . . . . . . . . . . . .   12


                                      (i)

                                          ARTICLE IV.  OFFICERS

4.01          Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
4.02          Election and Term of Office . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
4.03          Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
4.04          Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
4.05          Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
4.06          President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
4.07          Executive Vice President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
4.08          The Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
4.09          The Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
4.10          The Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
4.11          Assistant Secretaries and Assistant Treasurers  . . . . . . . . . . . . . . . . . .    15
4.12          Other Assistants and Acting Officers  . . . . . . . . . . . . . . . . . . . . . . .    15
4.13          Salaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

                                ARTICLE V. CONFLICT OF INTEREST TRANSACTIONS,
                                   CONTRACTS, LOANS, CHECKS AND DEPOSITS:
                                          SPECIAL CORPORATE ACTS

5.01          Conflict of Interest Transactions  . . . . . . . . . . . . . . . . . . . . . . . . .   16
5.02          Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
5.03          Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
5.04          Checks, Drafts, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
5.05          Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
5.06          Voting of Securities Owned by this Corporation . . . . . . . . . . . . . . . . . . .   17

                            ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

 6.01         Certificate for Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
 6.02         Facsimile Signatures and Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
 6.03         Signature by Former Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
 6.04         Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
 6.05         Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
 6.06         Lost, Destroyed or Stolen Certificates . . . . . . . . . . . . . . . . . . . . . . .   19
 6.07         Consideration for Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
 6.08         Uncertificated Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
 6.09         Transfer Agent and Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
 6.10         Stock Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                                           ARTICLE VII. INDEMNIFICATION

 7.01         Indemnification for Successful Defense . . . . . . . . . . . . . . . . . . . . . . .   20
 7.02         Other Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
 7.03         Written Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
 7.04         Nonduplication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
 7.05         Determination of Right to Indemnification  . . . . . . . . . . . . . . . . . . . . .   22
 7.06         Advance Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
 7.07         Nonexclusivity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
 7.08         Court-Ordered Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
 7.09         Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
 7.10         Securities Law Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
 7.11         Liberal Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
 7.12         Definitions Applicable to This Article . . . . . . . . . . . . . . . . . . . . . . .   26

                                     (ii)

                                            ARTICLE VIII.  SEAL

                                            ARTICLE IX. AMENDMENTS

9.01          By Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
9.02          By Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
9.03          Implied Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

                                              ARTICLE X. FISCAL YEAR





                                     (iii)

                               ARTICLE I. OFFICES

         1.01 Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         1.02 Registered office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

                           ARTICLE II.  SHAREHOLDERS

         2.01 Annual Meeting. The annual meeting of the shareholders shall be held at the date and hour in each year set forth in Section 0.01, or at such other time and date within thirty days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         2.02 Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Chairman of the Board or a majority of the Board of Directors or by the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to the Corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. If duly called, the Corporation shall communicate notice of a special meeting as set forth in Section 2.04.

         2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

         2.04 Notice of Meeting. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Such notice stating the place, day and hour of the meeting and, in case of a special meeting, a description of each purpose for which the meeting is called, shall be communicated or sent not less than the number of days set forth in Section 0.02 (unless a longer period is required by the Wisconsin Business Corporation Law or the articles of incorporation) nor more than sixty days before the date of the meeting, by or at the direction of the Chairman of the Board or the Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Written notice by the Corporation to its shareholders is effective when mailed and may be addressed to the shareholder's address shown in the Corporation's current record of shareholders. Oral notice is effective when communicated and the Corporation shall maintain a record setting forth the date, time, manner and recipient of the notice.

         2.05 Closing of Stock Transfer Books or Fixing of Record Date. A "shareholder" of the Corporation shall mean the person in whose name shares are registered in the stock transfer books of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation. Such nominee certificates, if any, shall be reflected in the stock transfer books of the Corporation. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         2.06 Voting Record. The Officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         2.07 Quorum. Shares entitled to vote as a separate voting group as defined in the Wisconsin Business Corporation Law may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Wisconsin Business Corporation Law provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

        Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes.

         "Voting group" means any of the following:

         (a) All shares of one or more classes or series that under the articles of incorporation or the Wisconsin Business Corporation Law are entitled to vote and be counted together collectively on a matter at a meeting of shareholders.

         (b) All shares that under the articles of incorporation or the Wisconsin Business Corporation Law are entitled to vote generally on a matter.

         Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.08 Conduct of Meetings. The Chairman of the Board, or in the Chairman's absence, the President, or in the President's absence, the Executive Vice President, or in the Executive Vice President's absence, a Vice President in the order provided under Section 4.08, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding Officer may appoint any other person to act as Secretary of the meeting.

         2.09 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. Such proxy appointment is effective when received by the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the appointment form of proxy, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise provided in the appointment form of proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

         2.10 Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any voting group or groups are enlarged, limited or denied by the articles of incorporation.

         2.11 Voting of Shares by Certain Holders.

                   (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. An appointment form of proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, or the designation of some other person by the Board of Directors or by the by-laws of such other corporation.

                   (b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his or her incumbency and the number of shares held or her. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. An appointment form of proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

                   (c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred; provided, however, a pledgee shall be entitled to vote shares held of record by the pledgor if the Corporation receives acceptable evidence of the pledgee's authority to sign.

                   (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

                   (e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such shareholder is a minor. Shares held by a minor may be voted by a personal representative, administrator, executor, guardian or conservator representing the minor if evidence of such fiduciary status is presented and acceptable to the Corporation.

                   (f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian. Shares held by an incompetent or spendthrift may be voted by a personal representative, administrator, executor, guardian or conservator representing the minor if evidence of such fiduciary status is presented and acceptable to the Corporation.

                   (g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his or her legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Corporation a contrary written voting authorization or direction or written denial or authority of the individual present or signing the appointment form of proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

         2.12 Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the Corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice and the Corporation shall include copies of such waivers in its corporate records; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

         2.13 Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                        ARTICLE III.  BOARD OF DIRECTORS

         3.01 General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the articles of incorporation. The number of Directors of the Corporation shall be as provided in Section 0.03, but shall be not less than nine (9) nor more than fifteen (15).

         The Board of Directors shall be divided into three (3) classes of not less than three (3) nor more than five (5) Directors each. The term of office of the first class of Directors shall expire at the first annual meeting after their initial election and until their successors are elected and qualified, the term of office of the second class shall expire at the second annual meeting after their initial election and until their successors are elected and qualified, and the term of office of the third class shall expire at the third annual meeting after the initial election and until their successors are elected and qualified. At each annual meeting after the initial classification of the Board of Directors, the class of Directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting and until their successors are elected and qualified.

                                [STOKELY LOGO]


                           FAX number: 414-569-3860


                         TELECOPIES/FAX TRANSMISSION


TO:  Steven Wolf                                DATE:  9-2-92
   ---------------------------                       -----------------------

COMPANY:  Securities and Exchange Commission
         ---------------------------------------------


FROM:  Robert Brill
     ---------------------------------

NUMBER OF PAGES (including this page)  62
                                     -------


MESSAGE: Following are copies of relevant Articles and By-Laws of Stokely USA, Inc. Due to age of corporation I have not included all Amendments as I fear that doing so would tie up your fax unduly.




                          -- Continuation of fax --



FORM 4012 C

 626 East Wisconsin Ave. P.O. Box 248 Oconomowoc, WI 53066 0248  414-567-1731

         3.02 Tenure and Qualifications. Each Director shall hold office until the next annual meeting of shareholders in the year in which such Director's term expires and until his successor shall have been elected, or until his prior death, resignation or removal for cause only. A Director may be removed from office for cause only by affirmative vote of 80% of the outstanding shares entitled to vote for the election of such Director, taken at an annual meeting or a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the affirmative vote of 80% of such shares. A Director may resign at any time by filing his written resignation with the Secretary of the Corporation. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

         3.03 Nominations for Election to the Board of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for election of Directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the Chief Executive Officer and/or President of the Corporation, not less than 14 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 14 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the Chief Executive Officer and/or President of the Corporation not later than the close of business on the fourth day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the nominating shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the name and residence address of the nominating shareholder; and (d) the number of shares of capital stock of the Corporation owned by the nominating shareholder. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, in his or her discretion, and upon his or her instructions, the vote tellers may disregard all votes cast for each such nominee.

         3.04 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

         3.05 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Secretary or any two Directors. The Chairman or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

         3.06 Notice; Waiver. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be communicated to each Director at his or her business address or telephone number or at such other address or telephone number as such Director shall have designated in writing filed with the Secretary, in each case not less than that number of hours prior thereto as set forth in Section 0.04. Written notice is effective at the earliest of the following:

             (i)          when received;

             (ii)         five days after its deposit in the U.S.
                          Mail, if mailed postpaid and correctly addressed; or

             (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated and the Corporation shall maintain a record setting forth the date, time, manner and recipient of the notice.

       Whenever any notice whatever is required to be given to any Director of the Corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice, and the Corporation shall retain copies of such waivers in its' corporate records. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assert to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

       3.07 Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or these by-laws, a majority of the number of Directors as provided in Section 0.03 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the Directors present or participating (though less than such quorum) may adjourn the meeting from time to time without further notice.

       3.08 Manner of Acting. If a quorum is present or participating when a vote is taken, the affirmative vote of a majority of directors present or participating is the act of the Board of Directors or a committee of the Board of Directors, unless the Wisconsin Business Corporation Law or the articles of incorporation or these by-laws require the vote of a greater number of directors.

       3.09 Conduct of Meetings. The Chairman of the Board, or in the Chairman's absence, the President, or in the President's absence, the Executive Vice President, or in the Executive Vice President's absence, a Vice President in the order provided under Section 4.08, and in their absence, any Director chosen by the Directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding Officer may appoint any Assistant Secretary or any Director or other person present or participating to act as Secretary of the meeting.

       3.10 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board of Directors; provided, that in case of a vacancy created by the removal of a Director for cause by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof by the affirmative vote of 80% of the outstanding shares entitled to vote for the election of such Director.

       3.11 Compensation. The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services to the Corporation as Directors, Officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits of payments, to Directors, Officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such Directors, Officers and employees to the Corporation.

       3.12 Presumption of Assent. A Director of the Corporation who is present at or participates in a meeting of the Board of Directors or a committee thereof of which he or she is a member, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

       3.13 Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of Directors as provided in
Section 0.03, may designate one or more committees, each committee to consist of two or more Directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that a committee may not do any of the following:
(a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders;
(c) fill vacancies on the Board of Directors or on any of its committees, unless the Board of Directors provides by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend articles of incorporation under Section 180.1002 of the Wisconsin Business Corporation Law;
(e) adopt, amend or repeal by-laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

         3.14 Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office.

         3.15 Meetings By Telephone Or By Other Communication Technology. Meetings of the Board of Directors or committees may be conducted by telephone or by other communication technology in accordance with Section 180.0820 of the Wisconsin Business Corporation Law.

                             ARTICLE IV.  OFFICERS

         4.01 Number. The principal Officers of the Corporation shall be a Chairman of the Board, a President, an Executive Vice President, the number of Vice Presidents as provided in Section 0.05, a Secretary, and a Treasurer, each of whom shall be elected annually by the Board of Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, and shall have such powers and perform such duties as may be assigned by the Board of Directors or Chairman of the Board. The Board of Directors may authorize a duly appointed officer to appoint one or more officers or assistant officers. The same natural person may simultaneously hold more than one office in the Corporation, provided that such person holding any two or more offices may sign documents in only one capacity as an officer of the Corporation.

         4.02 Election and Term of Office. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

         4.03 Removal. Any Officer or agent may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

         4.04 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

         4.05 Chairman of the Board. The Chairman shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chairman. The Chairman shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the Chairman may authorize the President, the Executive Vice President, or any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, the Chairman shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

         4.06 President. The President shall be the chief operating officer of the Corporation and, subject to the control of the Chairman, shall supervise and control the operations of the Corporation. He or she shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize the Executive Vice President or any Vice President or other Officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of chief operating officer and such other duties as may be prescribed by the Board of Directors or Chairman from time to time.

         4.07 The Executive Vice President. The Executive Vice President shall assist the President in the discharge of supervisory, managerial and executive duties and functions. In the absence of the President or in the event of his or her death, inability or refusal to act, the Executive Vice President shall perform the duties of the President and when so acting shall have all the powers and duties of the President. He or she shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman or the President.

         4.08 The Vice Presidents. In the absence of the Chairman, President and the Executive Vice President or in the event of their death, inability or refusal to act, or in the event for any reason it shall be impracticable for them to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chairman, the President, the Executive Vice President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the Chairman or the President.

         4.09 The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in
accordance with the provisions of these by-laws or as required by law; (c)   be
custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general, perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chairman or President or by the Board of Directors.

         4.10 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.05; and (c) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chairman or President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         4.11 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman or President or the Board of Directors.

         4.12 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any Officer, or as agent for the Corporation in his or her stead, or to perform the duties of such Officer whenever for any reason it is impracticable for such Officer to act personally and such assistant or acting Officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he or her is so appointed to be assistant, or as to which he or her is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

         4.13 Salaries. The salaries of the principal Officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.



                ARTICLE V. CONFLICT OF INTEREST TRANSACTIONS,
         CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS

         5.01 Conflict of Interest Transactions. A "conflict of interest" transaction means a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. The circumstances in which a Director of the Corporation has an indirect interest in a transaction include but are not limited to a transaction under any of the following circumstances:
(1) another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or
(2) another entity of which the Director is a director, officer or trustee is a party to the transaction and the transaction is or, because of its significance to the Corporation, should be considered by the Board of Directors of the Corporation. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any of the circumstances set forth in Section 180.0831 of the Wisconsin Business Corporation Law are true or occur.

         5.02 Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chairman of the Board, President or Executive Vice President or one of the Vice Presidents and by the Secretary, or Assistant Secretary, the Treasurer or Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the





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



corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

         5.03 Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         5.04 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         5.05 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

         5.06 Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the Chairman of the Board of this Corporation if he or she be present, or in the Chairman's absence, by the President, or in the President's absence, by the Executive Vice President, or in the Executive Vice President's absence, by any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of the Chairman of the Board, or in the Chairman's absence, the President, or in the President's absence, the Executive Vice President, or in the Executive Vice President's absence, by any Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chairman, the President, the Executive Vice President, or one of the Vice Presidents of this Corporation in the order as provided in clause (a) of this Section, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

                         ARTICLE VI.  CERTIFICATES FOR
                           SHARES AND THEIR TRANSFER

         6.01 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such Certificates shall be signed by the Chairman or the President or by another Officer designated by the Chairman or the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

         6.02 Facsimile Signatures and Seal. The seal of the Corporation on any certificates for shares may be a facsimile. The signature of the Chairman or the President or other authorized Officer upon a certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Corporation itself or an employee of the Corporation.

         6.03 Signature by Former Officers. In case any Officer, who has signed or whose facsimile signature has been placed upon, any certificate for shares, shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such Officer at the date of its issue.

         6.04 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the shareholder of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

         6.05 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

         6.06 Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

         6.07 Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be received for shares may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable, except as provided by
Section 180.0622 of the Wisconsin Business Corporation Law which may require further assessment for unpaid wages to employees under certain circumstances. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits are received or the note is paid. If the services are not performed, the benefits are not received or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

         6.08 Uncertificated Shares. In accordance with Section 180.0626 of the Wisconsin Business Corporation Law, the Board of Directors may issue any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on share certificates by Sections 180.0625 and 180.0627, if applicable, of the Wisconsin Business Corporation Law, and by the By-laws of the Corporation.

         The Corporation shall maintain at its offices, or at the office of its transfer agent, an original or duplicate stock transfer book containing the names and addresses of all shareholders and the number of shares held by each shareholder. If the shares are uncertificated, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Wisconsin.

         6.09 Transfer Agent and Registrar. The Corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The same person or entity may be both a transfer agent and registrar.

         6.10 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                         ARTICLE VII.  INDEMNIFICATION

         7.01 Indemnification for Successful Defense. Within 20 days after receipt of a written request pursuant to Section 7.03, the Corporation shall indemnify a Director, Officer, Employee or Agent, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the Director, Officer, Employee or Agent was a party because he or she is a Director, Officer, Employee or Agent of the Corporation.

         7.02    Other Indemnification. (a) In cases not included under
Section 7.01, the Corporation shall indemnify a Director, Officer, Employee or Agent against all liabilities and expenses incurred by the Director, Officer, Employee or Agent in a proceeding to which the Director, Officer, Employee or Agent was a party because he or she is a Director, Officer, Employee or Agent of the Corporation, unless liability was incurred because the Director, Officer, Employee or Agent breached or failed to perform a duty he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:

                 (1) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director, Officer, Employee or Agent has a material conflict of interest.

                 (2) A violation of criminal law, unless the Director, Officer, Employee or Agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

                 (3) A transaction from which the Director, Officer, Employee, or Agent derived an improper personal profit.

                 (4)      Willful misconduct.

         (b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 7.05.

         (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director, Officer, Employee or Agent is not required under this Section.

         7.03 Written Request. A Director, Officer, Employee or Agent who seeks indemnification under Sections 7.01 or 7.02 shall make a written request to the Corporation.

         7.04 Nonduplication. The Corporation shall not indemnify a Director, Officer, Employee or Agent under Sections 7.01 or 7.02 if the Director, Officer, Employee or Agent has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding. However, the Director, Officer, Employee or Agent has no affirmative duty to look to any other person for indemnification nor to first exhaust his remedies to seek indemnification from such other person.

         7.05    Determination of Right to Indemnification.

         (a) Unless otherwise provided by the articles of incorporation or by written agreement between the Director, Officer, Employee or Agent and the Corporation, the Director, Officer, Employee or Agent seeking indemnification under Section 7.02 shall select one of the following means for determining his or her right to indemnification:

                 (1) By a majority vote of a quorum of the Board of Directors consisting of Directors not at the time parties to the same or related proceedings. If a quorum of disinterested Directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more Directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

                 (2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including Directors who are parties to the same or related proceedings.

                 (3) By a panel of three arbitrators consisting of one arbitrator selected by those Directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the Director or Officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected.

                 (4) By an affirmative vote of the majority of shares represented at a meeting of shareholders at which a quorum is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

                 (5)      By a court under Section 7.08.

                 (6) By any other method provided for in any additional right to indemnification permitted under Section 7.07.

         (b) In any determination under (a), the burden of proof is on the Corporation to prove by clear and convincing evidence that indemnification under Section 7.02 should not be allowed.

         (c) A written determination as to a Director, Officer, Employee or Agent's indemnification under Section 7.02 shall be submitted to both the Corporation and the Director, Officer, Employee or Agent within 60 days of the selection made under (a).

         (d)     If it is determined that indemnification is required under
Section 7.02, the Corporation shall pay all liabilities and expenses not prohibited by Section 7.04 within 10 days after receipt of the written determination under (c). The Corporation shall also pay all expenses incurred by the Director, Officer, Employee or Agent, in the determination process under
(a).

         7.06 Advance Expenses. Within 10 days after receipt of a written request by a Director, Officer, Employee or Agent who is a party to a proceeding, the Corporation shall pay or reimburse his or her reasonable expenses as incurred if the Director, Officer, Employee or Agent provides the Corporation with all of the following:

                 (1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation.

                 (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance (together with reasonable interest thereon) to the extent that it is ultimately determined under
         Section 7.05 that indemnification under Section 7.02 is not required and that indemnification is not ordered by a court under Section 7.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the Director, Officer, Employee or Agent, and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

         7.07    Nonexclusivity. (a) Except as provided in (b), Sections 7.01,
7.02 and 7.06 do not preclude any additional right to indemnification or allowance of expenses that a Director, Officer, Employee or Agent may have under any of the following:

                 (1)      The articles of incorporation.

                 (2) A written agreement between the Director, Officer, Employee or Agent, and the Corporation.

                 (3)      A resolution of the Board of Directors.

                 (4) A resolution, after notice, adopted by a majority vote of all of the Corporation's voting shares then issued and outstanding.

         (b) Regardless of the existence of an additional right under (a), the Corporation shall not indemnify a Director, Officer, Employee or Agent, or permit a Director, Officer, Employee or Agent to retain any allowance of expenses, unless it is determined by or on behalf of the Corporation that the Director, Officer, Employee or Agent did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under Section 7.02(a)(1), (2), (3) or (4). A Director, Officer, Employee or Agent who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

         (c) Sections 7.01 to 7.12 do not affect the Corporation's power to pay or reimburse expenses incurred by a Director, Officer, Employee or Agent in any of the following circumstances.

                 (1) As a witness in a proceeding to which he or she is not a party.

                 (2) As a plaintiff or petitioner in a proceeding because he or she is or was a Director, Officer, Employee or Agent of the Corporation.

         7.08 Court-Ordered Indemnification. (a) Except as provided otherwise by written agreement between the Director, Officer, Employee or Agent and the Corporation, a Director, Officer, Employee or Agent who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application may be made for an initial determination by the court under Section 7.05(a)(5) or for review by the court of an adverse determination under Section 7.05(a) (1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

         (b) The court shall order indemnification if it determines any of the following:

                 (1) That the Director, Officer, Employee or Agent is entitled to indemnification under Sections 7.01 or 7.02.

                 (2) That the Director, Officer, Employee or Agent is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 7.02.

         (c) If the court determines under (b) that the Director, Officer, Employee or Agent is entitled to indemnification, the Corporation shall pay the Director, Officer, Employee or Agent's expenses incurred to obtain the court-ordered indemnification.

         7.09 Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director, Officer, Employee or Agent of the Corporation against liability asserted against or incurred by the individual in his or her capacity as a Director, Officer, Employee or Agent, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 7.01, 7.02, or 7.06.

         7.10 Securities Law Claims. (a) Pursuant to the public policy of the State of Wisconsin, the Corporation shall provide indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 7.01 to 7.09.

         (b) Sections 7.01 to 7.09 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

         7.11 Liberal Construction. In order for the corporation to obtain and retain qualified Directors, Officers, Employees and Agents, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors, Officers, Employees or Agents and, accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy.

         7.12    Definitions Applicable to This Article.

         (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

         (b) "Corporation" means this Corporation and any domestic or foreign predecessor of this Corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

         (c) "Director, Officer, Employee or Agent" means any of the following:

                 (1) A natural person who is or was a director, officer, employee or agent (including attorneys) of this Corporation; provided, however, that no attorney of the Corporation shall be considered an agent with respect to those actions taken by such attorney solely in his capacity as an independent contractor to the Corporation.

                 (2) A natural person who, while a director, officer, employee or agent, of this Corporation, is or was serving at the Corporation's request as a director, officer, employee, agent, partner, trustee, member of any governing or decision-making committee, of another Corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

                 (3) A natural person who, while a director, officer, employee or agent of this Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants or beneficiaries of the plan.

                 (4) Unless the context requires otherwise, the estate or personal representative of a Director, Officer, Employee or Agent.

For purposes of this Article, it shall be conclusively presumed that any Director, Officer, Employee or Agent serving as a director, officer, employee, agent, partner, trustee, member of any governing or decision-making committee of an Affiliate shall be so serving at the request of the Corporation.

         (d) "Expenses" include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

         (e) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

         (f) "Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

         (g) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person.


                              ARTICLE VIII.  SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".


                            ARTICLE IX.  AMENDMENTS

         9.01. By Shareholders. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at an annual or special meeting of the shareholders at which a quorum is in attendance.

         9.02. By Directors. These by-laws may also be altered, amended or repealed and new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of Directors present at or participating in any meeting at which a quorum is in attendance; but no by-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-law so adopted so provides.

           9.03. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                             ARTICLE X. FISCAL YEAR

         The fiscal year of the Corporation shall be as provided in Section
0.06.

                                  ATTACHMENT C

                         LIST OF OFFICERS AND DIRECTORS
                                 OF THE COMPANY


DIRECTORS
- ---------
Vernon L. Wiersma

Stephen W. Theobald

Frank J. Pelisek

Orren J. Bradley

Joseph B. Weix

Thomas W. Mount

James H. DeWees

Russell Britt

Charles J. Carey

Ody J. Fish

Carol Ward Knox


OFFICERS
- --------
Frank J. Pelisek                  Chairman of the Board

Vernon L. Wiersma                 President

Stephen W. Theobald               Vice Chairman and Treasurer

Russell Trunk                     Senior Vice President of Operations

Kenneth Murray                    Vice President Canned Sales and Marketing

Mike Wilkes                       Vice President of Human Resource Development

Leslie Wilson                     Vice President of Finance

Robert Brill                      Secretary



                                  Exhibit C1-4

                                  ATTACHMENT D

                               BOARD OF DIRECTORS
                               STOKELY USA, INC.
                              RESOLUTIONS ADOPTED





                                  Exhibit C1-5

                                 RESOLUTIONS OF
                               STOKELY USA, INC.

         WHEREAS, this Corporation is duly authorized to borrow money and obtain other credit and financial accommodations for its corporate purposes and to execute and deliver its promissory notes and other instruments and agreements for the amounts so borrowed or acquired; and

         WHEREAS, the proper officers of this Corporation have negotiated with Harris Trust and Savings Bank and certain other lenders (individually a "Bank" and collectively the "Banks") for a three-year revolving credit to be made available by the Banks to this Corporation in the form of loans and letters of credit in an aggregate principal amount not to exceed $65,000,000 at any one time outstanding; and

         WHEREAS, as a condition precedent to the extension of said revolving credit and any other credit or financial accommodations from the Banks to this Corporation, the Banks require that this Corporation enter into a credit agreement with the Banks setting forth the terms and conditions applicable thereto and that this Corporation secure said extensions of credit from the Banks by granting to Harris Trust and Savings Bank, as agent (the "Agent") for the Banks, a security interest in and lien on all of this Corporation's accounts, chattel paper, documents, instruments, general intangibles, inventory, and certain other assets and property of this Corporation; and

         WHEREAS, in order to close the credit agreement with the Banks it will be necessary to amend (1) that certain Note Agreement with the State of Wisconsin Investment Board ("SWIB") dated as of December 1, 1991, and (2) that certain Note Agreement with Nationwide Life Insurance Company, Employers Life Insurance Company of Wausau and West Coast Life Insurance Company ("Insurance Companies") dated as of January 1, 1990 in ways to be enumerated in separate amendment agreements, and

         NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED by the Board of Directors of Stokely USA, Inc. as follows:

         1. The amendments to the Note Agreement with SWIB dated as of December 1, 1991, on the terms and conditions set forth in the instruments and documents now before this Board, are in the judgment of the Board in the best interest of this Corporation and its shareholders.

         2. The amendments to the Note Agreement with the Insurance Companies dated as of January 1, 1990, on the terms and conditions set forth in the instruments and documents now before the Board, are in the judgment of the Board in the best interest of this Corporation and its shareholders.

         3.     Any one of the following officers of this Corporation:



NAME                       OFFICE

Stephen Theobald          Vice Chairman
Robert Brill              Secretary
Les Wilson                Vice President

be and the same is hereby authorized, empowered and directed for, in the name and on behalf of this Corporation (and when requested by SWIB and/or the Insurance Companies, under the corporate seal and attested to by the Secretary or Assistant Secretary) to execute and deliver to SWIB and to the Insurance Companies, as to their respective Note Agreements with the Corporation, all such amendments to the said Note Agreements with SWIB and with the Insurance Companies as are necessary and required by the said SWIB and Insurance Companies, respectively, and to also execute and deliver to SWIB and to the Insurance Companies such other documents, instruments and agreements and security agreements as may from time to time be required by SWIB and the Insurance Companies, respectively, in connection with the said amendments to the Note Agreements with SWIB and with the Insurance Companies, respectively; all on such terms and conditions and for such consideration as any of the foregoing officers may in his sole discretion deem proper as evidenced by his execution thereof.

         4. Any officer, agent or employee of this Corporation is hereby authorized, empowered and directed for, in the name and on behalf of this Corporation to execute such further instruments and documents and to perform such further acts and things as may by any one of them be deemed necessary or appropriate to comply with or evidence compliance with any of the terms, provisions or conditions of any instrument or document executed pursuant to the authority contained in these resolutions and any other requirement or condition specified by SWIB and the Insurance Companies, respectively, in respect thereto, including without limiting the execution and filing of any mortgage, financing statement or similar notice or instrument.

         5. The Secretary or Assistant Secretary of this Corporation shall deliver to SWIB and to the Insurance Companies a certified copy of these resolutions and shall file with each of them from time to time the names of the officers, agents and employees of this Corporation at the time authorized by these resolutions to act in the premises together with the specimen signatures of such officers, agents and employees. SWIB and the Insurance Companies shall be entitled as against this Corporation conclusively to presume that the persons so certified continue to be authorized to act as such on behalf of this Corporation until otherwise notified in writing by the Secretary or other officer of this Corporation and that each of the foregoing resolutions shall continue in force until express written notice of its rescission or modification has been received by SWIB and the Insurance Companies (but no such rescission or modification shall affect any transaction occurring before the actual receipt by SWIB and the Insurance Companies, respectively, of such written notice), and if the authority therein contained shall be terminated by operation of law without such notice, it is hereby resolved and agreed for the purposes of inducing SWIB and the Insurance Companies to act hereunder that SWIB and the Insurance Companies shall be saved harmless from any loss suffered or liability incurred by it in so acting under such authority without such notice of its termination.

         6. These resolutions shall be in addition to and supplementary of any and all other resolutions of this Board of Directors now or hereafter on file with SWIB and the Insurance Companies, respectively, and nothing herein contained shall be deemed to amend, revoke or modify any of such other resolutions or any of the authority therein contained.

                                                                    Rev. 5/10/95


                 INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

         THIS AGREEMENT, made and entered into as of the 31st day of May, 1995, by and among Nationwide Life Insurance Company ("Nationwide"), West Coast Life Insurance Company ("West Coast"), Employers Life Insurance Company of Wausau ("Employers"), and State of Wisconsin Investment Board ("SWIB") (collectively the "Lenders").

                                   RECITALS:


         WHEREAS, Stokely USA, Inc. ("Stokely") is indebted to SWIB under a Note Agreement, dated as of December 1, 1991, as amended by a First Amendment to Note Agreement dated August 18, 1992, a Second Amendment to Note Agreement dated June 11, 1993, and a Third Amendment to Note Agreement, dated as of May 31, 1995 (said Note Agreement, as so amended, and as further amended, modified or supplemented from time to time, is hereinafter referred to as the "SWIB Note Agreement"), the Borrower's 9.74% Senior Note due December 15, 2001 (collectively, together with any other notes issued pursuant to the SWIB Note Agreement, the "SWIB Note"), issued pursuant to the Nationwide Note Agreement; and

         WHEREAS, Stokely is indebted to Nationwide, West Coast, and Employers under a Note Agreement, dated as of January 1, 1990, as amended by an Amendment to Note Agreement dated August 18, 1992, a Second Amendment to Note Agreement dated June 11, 1993, and a Third Amendment to Note Agreement, dated as of May 31, 1995 (said Note Agreement, as so amended, and as further amended, modified or supplemented from time to time, is hereinafter referred to as the "Nationwide Note Agreement"), the Borrower's 9.37% Senior Secured Notes due January 15, 2000 (collectively, together with any other notes issued pursuant to the Nationwide Note Agreement, the "Nationwide Notes"), issued pursuant to the Nationwide Note Agreement; and

         WHEREAS, in order to secure such indebtedness Stokely (i) has entered into a Security Agreement, dated as of the date hereof, by and among Stokely and the Lenders (as amended from time to time, the "Security Agreement"), (ii) has granted certain mortgages/deeds of trust dated as of the date hereof ("Mortgages") encumbering all real estate owned by Stokely, and (iii) has executed and delivered to the Lenders certain additional collateral security documents, all more particularly described and defined in the Security Agreement as the "Security Documents";

         WHEREAS, the Lenders desire to provide for the possible establishment of an agent ("Agent") for the Lenders under the Security Documents, to establish the Agent's duties







                                                                  May 23, 1995
and powers, to provide for the distribution of any collateral or proceeds therefrom hereafter coming into the possession of any one or more of the Lenders or Agent pursuant to the Security Documents and to delineate certain other agreements reached among the Lenders.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         Section 1. Certain Definitions. In addition to other definitions contained herein, the following terms shall have the meaning set forth below, unless the context of this Agreement otherwise requires. Additionally, any capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Security Agreement.

         Affiliate shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of the voting securities of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         Agent shall mean (i) any commercial bank or trust company designated by the Required Lenders pursuant to Section 2.1 to act as agent for the Lenders, or (ii) if no such designation pursuant to Section 2.1 has been made, any Lender designated by the Required Lenders pursuant to Section 2.9 to act as agent for the Lenders, or (iii) if no such designation pursuant to Section 2.1 or Section 2.9 has been made, the Required Lenders.

         Collateral shall mean the collateral described and defined in the Security Agreement, all real property and fixtures encumbered by the Mortgages and all other collateral in which any one or more of the Lenders or the Agent shall have been granted an interest under any of the other Security Documents.

         Enforcement Notice shall mean a written notice delivered by the Required Lenders to the Agent, if any, or if none, to the Lenders, stating that an "Event of Default" (as defined in such Lender's Note Agreement) or an Event of Default has occurred and is continuing and that an Enforcement Period has commenced.

         Enforcement Period shall mean the period of time following the receipt by the Agent or the Lenders, as applicable, of an Enforcement Notice from the Required Lenders until either (a) the final payment or satisfaction in full of all Obligations, or (b) the Agent, if any, and the Required Lenders agree in writing to terminate the Enforcement Period.

         Event of Default shall be defined under Section 5. of the Security Agreement.





                                       2
                                                                  May 23, 1995

         Note Agreement(s) shall mean with respect to Nationwide, Employers and West Coast, the Nationwide Notes and Nationwide Note Agreement, as defined in the Security Agreement, and any and all indebtedness arising thereunder; and with respect to SWIB, shall mean the SWIB Note and SWIB Note Agreement, as defined in the Security Agreement, and any and all indebtedness arising thereunder.

         Person shall mean an individual, partnership, joint venture, corporation, business trust, joint stock company, trust unincorporated organization, Governmental Authority or other entity of whatever nature.

         Pro Rata Share shall mean, at any time with respect to each Lender, a fraction, the numerator of which is the then principal balance outstanding under the Note Agreement held by such lender and the denominator of which is the sum of the aggregate principal balances then outstanding under the Nationwide Note Agreement and the SWIB Note Agreement.

         Required Lenders shall have the meaning ascribed to such term in
Section 3.3 of this Agreement.

         Section 2. The Agent.

         2.1. Appointment. The Required Lenders may, at any time, by written notice to Stokely, designate a commercial bank or trust company reasonably acceptable to the Required Lenders to act as the agent as specified herein and in the other Security Documents. Upon such a designation, each Lender shall be deemed to have irrevocably authorized, and each holder of any of the instruments evidencing the Obligations by the acceptance of such instrument shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Security Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

         2.2. Nature of Duties. The Agent shall have no duties or responsibilities except (i) those expressly set forth in this Agreement and the Security Documents and (ii) to take such actions instructed by the Required Lenders in accordance with the other provisions of this Agreement, the Security Documents and applicable law. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any Security Document or in connection herewith or therewith, unless caused by its or their negligence or willful misconduct. The Agent shall not by reason of this Agreement, the Security Documents or any other Loan Document be a trustee for any Lender or Stokely or have any other fiduciary obligation to any Lender or Stokely (including any obligation under the Trust Indenture Act of 1939, as amended). The duties of the Agent shall be mechanical and administrative in nature and nothing in this Agreement or any Security Document, expressed or implied, is intended to or shall be so construed as to impose upon the





                                                     May 23, 1995

Agent any obligations in respect of this Agreement or any Security Document except as expressly set forth herein; provided that the Agent will act under the Security Documents in a manner consistent with its practices with respect to similar facilities in which the Agent is acting on its own behalf.

         2.3. Lack of Reliance on the Agent. Independently and without reliance upon any Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Stokely in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the credit worthiness of Stokely and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the execution of this Agreement, or at any time or times thereafter. The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any Security Document or the financial condition of Stokely or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any Security Document, or the financial condition of Stokely or the existence or possible existence of any Event of Default.

         2.4. Certain Rights of the Agent. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Security Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any Security Document in accordance with the instructions of the Required Lenders.

         2.5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person and, upon the advice and statements, pertaining to this Agreement, the Security Documents and any other Loan Document and its duties hereunder and thereunder, of legal counsel (including counsel to any grantor party to any Security Documents, any Lender or Stokely or any affiliate of any of the foregoing), independent accountants and other experts selected in good faith by the Agent. The Agent shall not be responsible for the negligence or misconduct of any legal counsel or other agents selected by it with reasonable care.

         2.6. Indemnification. To the extent the Agent is not reimbursed and indemnified by Stokely, the Lenders will reimburse and indemnify the Agent, in proportion to their Pro Rata





                                       4
                                                                  May 23, 1995

Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under any Security Document, in any way relating to or arising out of this Agreement or any Security Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's negligence or willful misconduct.

         2.7. Holders. The Agent may deem and treat any payee (or in the case of any Note issued in the name of a nominee, the beneficial owner) of any Note as the owner hereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note (or in the case of any Note issued in the name of a nominee, the beneficial owner) shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         2.8.    Resignation by or Removal of the Agent.

                 (a) The Agent may resign from the performance of all its functions and duties hereunder and under the Security Documents at any time by giving sixty (60) days' prior written notice to the Lenders. Such resignation shall take effect upon the appointment of a successor Agent or as otherwise provided pursuant to clauses (b) and
         (c) below or as otherwise provided below.

                 (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Required Lenders.

                 (c) If a successor Agent shall not have been so appointed within such sixty (60) day period, there shall be no Agent unless and until such time, if any, as the Required Lenders appoint a successor Agent as provided above or pursuant to Section 2.9.

                 (d) The Required Lenders shall have the right to remove the Agent and terminate the Agent's rights and duties hereunder by giving thirty (30) days written notice to the Agent and all other Lenders. Any such notice of removal of an Agent may also designate a successor agent hereunder and under the Security Documents who shall be a commercial bank or trust company reasonably acceptable to the Required Lenders.

         2.9. Lender as Agent; the Agent in its Individual Capacity. In addition to any commercial bank or trust company, upon the designation of the Required Lenders, any Lender may serve as Agent. With respect to the calculation of its Pro Rata Share, such Lender shall





                                       5
                                                                  May 23, 1995
have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "holders of Note
Agreements" or any similar terms shall, unless the context clearly otherwise indicates, include such Lender in its individual capacity as a holder of a portion of the Obligations. The Agent and/or its Affiliates may engage in any kind of business with Stokely or any Affiliate of Stokely as if it were not performing the duties specified herein, and may accept fees and other consideration from Stokely for services in connection with such activities without having to account for the same to the Lenders.

         2.10. Effect of Absence of Agent. At any time when no Agent has been designated as provided above, or such designation has been terminated as provided above without a successor having been designated, the Lenders, or any Lender, upon the determination of the Required Lenders, shall have the authority of, and may take any action which might have been taken by, the Agent.

         Section 3. Collections.

         3.1. Collection by Lenders. Each Lender shall continue to receive directly from Stokely all regularly scheduled payments due such Lender under its respective Note Agreement, including accrued interest payments, scheduled principal amortization payments, late fees and other charges due under such Note Agreements. Any other principal prepayment, payments after acceleration, payments of "put" or other purchase prices, and similar payments received directly by any Lender during the term of this Agreement (other than scheduled interest and principal amortization payments, voluntary prepayments as contemplated or allowed under the respective Note Agreements, and payments received pursuant to Section 4.1) shall be deemed to be received and held by such Lender in trust for the benefit of all the Lenders under this Agreement, and shall be distributed to all of the Lenders in accordance with the provisions of Section 4.

         3.2. Collections. Upon receipt of an Enforcement Notice signed by the Required Lenders, the Agent shall throughout the Enforcement Period, take all steps necessary or required to realize upon the Collateral in the order and in the manner directed by the Required Lenders. Such collection actions shall include, but not be limited to, the commencement of one or more foreclosure actions, the sale or other disposition of personal property by public or private proceedings under the applicable Uniform Commercial code in effect for the state in which such personal property is located and/or the conveyance of such Collateral to the Agent or Lenders by deed in lieu of foreclosure or other conveyance. The Agent agrees to notify Lenders of any Event of Default upon learning of the same and shall keep the Lenders informed of all collection actions taken by the Agent and, upon request by the Required Lenders, will take such other lawful collection actions as the Required Lenders shall direct. Notwithstanding anything contained herein to the contrary, the Agent and each Lender agrees that it will not knowingly take any of the following actions without the written consent of the Required Lenders: (i) waive any default by Stokely involving the payment of money to the Agent and/or the Lenders pursuant





                                       6
                                                                  May 23, 1995
to the Security Documents; (ii) extend the time of payment of Stokely's obligations arising under the Security Documents; or (iii) agree to any change in the rate of interest payable by Stokely with respect to any obligations arising under the Security Documents; but nothing contained herein shall entitle the Agent to extend the time of payment of any obligations under any of the Note Agreements and/or change the rate of interest charged under any of the Note Agreements without the written consent of the Lender(s) having an interest in such Note Agreement. The Agent may release Collateral in aggregate having a book value of $100,000.00 or less during any calendar year without the written consent of all Lenders then having an interest in the Collateral. Notwithstanding the foregoing, the Agent may release Collateral in exchange for substitute Collateral having equivalent value. The Agent shall be fully justified in failing or refusing to take any action under the Security Documents unless it shall first receive such advice or concurrence of the Required Lenders as the Agent shall deem appropriate.

         3.3. Required Lenders. As used in this Agreement, Required Lender(s) shall mean the following:

                 (a) Upon the occurrence of any payment default under any of the SWIB Note Agreement or the Nationwide Note Agreement, which default shall continue for seven (7) days after such payment is due, any holder of such Note Agreement shall be deemed to be a "Required Lender" solely for the purpose of delivering to the Agent an Enforcement Notice requiring the Agent to commence collection proceedings against the Collateral.

                 (b) Upon the occurrence of a bankruptcy or insolvency Event of Default as described in any of Section 6.1(h)-(j) of the SWIB Note Agreement or any of Section 6.1(h)-(j) of the Nationwide Note Agreement, any one Lender shall be deemed to be a "Required Lender" solely for the purpose of delivering to the Agent an Enforcement Notice requiring the Agent to commence collection proceedings against the Collateral.

                 (c) In all other instances, the "Required Lenders" shall mean Lenders then entitled to seventy-five percent (75%) or more of the Pro Rata Share of the distributions under Section 4.1(c).

         Section 4. Distribution of Proceeds.

         4.1. Except for payments which may be received and retained by Lenders pursuant to Section 3.1, whenever the Agent receives any payment, collection or recovery on account of the Collateral or otherwise, whether from Stokely, the Collateral or otherwise, and including, but not limited to, any condemnation awards, insurance proceeds, income derived from the Collateral, foreclosure sale proceeds or proceeds from the sale of Collateral, the Agent shall allocate and disburse such receipts as follows:





                                       7
                                                                  May 23, 1995

                 (a) First, any amount remitted by Stokely to the Agent for the purpose of paying taxes, assessments, insurance premiums, or for similar purposes as required by the Security Documents, shall be disbursed by the Agent in payment of such expenses, or, if previously paid by the Agent, such amount shall be retained by the Agent in reimbursement therefor;

                 (b) Second, an amount equal to that necessary to repay principal and interest on account of any and all Protective Advances made in accordance with Section 7 shall be distributed by the Agent to each Lender in proportion to such Lender's contribution of funds for all such Protective Advances; and

                 (c) Third, all remaining amounts shall be allocated among and disbursed to the Lenders in proportion to their then Pro Rata Share until all obligations due under the Nationwide Note Agreement and the SWIB Note Agreement have been paid in full.

         4.2. Payment Procedure. After the Agent makes the allocations required by Sections 4.1(a) and (b), it shall promptly remit to each Lender the amount to which such Lender is entitled under Section 4.1(c), provided, however, that the Agent may retain and deduct from such payment to any Lender any amounts owed the Agent by such Lender pursuant to this Agreement, including, without limitation, any amounts then owing to the Agent pursuant to
Section 6.

         4.3. Payment Returns. If any payment distributed to the Lenders pursuant to Section 4.2 is under applicable law required to be later rescinded or is under applicable law otherwise required to be returned by the Agent or any one or more of the Lenders for whatever reason (including, without limitation, settlement of an alleged claim approved by Required Lenders), each Lender, upon demand by the Agent, shall immediately pay to the Agent or the Lender, whichever shall have been required to make such return or rescission, the Lender's Pro Rata Share (computed as of the date the original payment was made) of the amount so returned or rescinded. The covenants contained in this
Section 4.3 shall survive the termination of this Agreement.

         4.4. Setoffs. Notwithstanding anything contained herein to the contrary, if any court of competent jurisdiction finally determines than any recovery by the Agent under any collection proceedings brought against the Collateral should be reduced as a result of any counterclaim or setoff asserted by Stokely against one or more of the Lenders, then in calculating the amounts distributable to each Lender under Section 4.1(c), the Agent shall first compute the amount that would have been distributed to each Lender had such counterclaim or setoff not occurred and the full amount of the reduction in proceeds attributable to such counterclaim or setoff shall be allocated to the Lender or Lenders against which the counterclaim or setoff was asserted and the amounts otherwise payable to such Lenders correspondingly reduced.





                                       8
                                                                  May 23, 1995

         Section 5. Setoffs and Liens.

         5.1. Setoffs. Lenders agree that they shall not accept, receive, or apply against the amounts due them under their respective Note Agreements any sums obtained by any counterclaim, setoff, banker's lien or other involuntary, unscheduled payment by Stokely, except upon the prior written consent of the Required Lenders as defined under Section 3.3(c).

         5.2. Liens. Each Lender agrees (i) that any voluntary or involuntary Lien in such Lender's favor on all or any part of the Collateral or any security interests granted by Stokely to such Lender therein (other than any rights in Collateral obtained pursuant to the Security Documents) shall be subordinate in all respects to the Lien of the Agent or Lenders in the Collateral granted pursuant to the Security Documents, irrespective of the actual date of perfection under applicable law and (ii) that such Lender shall not commence or take any action to realize on any interest it has in the Collateral without the consent of the Required Lenders as defined in Section 3.3(c).

         Section 6. Agent Fees and Reimbursables.

         6.1. Servicing Fees. As compensation for providing services hereunder, the Agent may charge to Stokely, and Stokely agrees to pay, an annual servicing fee as approved by the Required Lenders. If Stokely fails to pay any sum due thereunder, each Lender shall pay that Lender's Pro Rata Share of such outstanding servicing fee.

         6.2. Out-of-Pocket Expenses. The Agent shall also charge to Stokely, and Stokely agrees to pay, all out-of-pocket expenses incurred by the Agent in carrying out its duties under and under the Security Agreement and under all other Security Documents, including reasonable attorneys' fees. If Stokely fails to pay any sums due thereunder, each Lender shall reimburse the Agent for such Lender's Pro Rata Share of such outstanding unpaid amount. The Agent shall provide each Lender with a statement setting forth the out-of-pocket expenses for which the Agent or Lenders seek reimbursement. Payment shall be due within thirty (30) days after the receipt of such statement.

         Section 7. Protective Advances. If at any time during the term of this Agreement Stokely fails to perform any of its obligations under any of the Security Documents, the effect of which could reasonably be expected to have a material adverse effect upon the value and/or utility of the Collateral or for which such failure to perform may give rise to Liens or other charges against the Collateral having priority over or parity with the Liens granted under the Security Documents, the Agent shall, upon learning of any such default, notify each of the Lenders. Such defaults may include, but are not limited to, failure to pay real estate taxes, failure to insure the Collateral or failure to adequately maintain the Collateral. Upon request of the Required Lenders, the Agent shall take appropriate steps to cure any such default on behalf of Stokely and any and all expenses incurred in curing such default shall be deemed to be a "Protective Advance". Each Lender shall contribute such Lender's Pro Rata share of any such authorized Protective Advance, but if any Lender fails to contribute its Pro Rata Share, the





                                       9
                                                                  May 23, 1995

Required Lenders who directed the Agent to make the Protective Advance shall contribute any shortfall on a proportionate basis (based on each such Lender's Pro Rata Share) among the Required Lenders. All Protective Advances shall bear interest from the date of advance at the rate of interest provided for in the applicable Security Document and shall be entitled to priority repayment under
Section 4.1(b).

         Section 8. Miscellaneous.

         8.1. Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of (a) personal delivery to the address set forth below, and (b) in the case of mailed notice, three (3) days after deposit in the United States mail, with proper postage for certified mail, return receipt requested, prepaid or in the case of notice by Federal Express or other reputable overnight courier services, one (1) business day after delivery to such courier service and (c) in the case of telex, telecopy or telegram, upon actual receipt by the recipient, addressed to the party to be notified as follows:

If to the Agent:                           to the address of such Agent as
                                           communicated in the designation of
                                           such Agent pursuant to Section 2.1,
                                           above

If to State of Wisconsin Investment Board: State of Wisconsin Investment Board
                                           121 East Wilson Street
                                           Madison, Wisconsin 53702
                                           Attention: Private Placements
                                           Telecopy No. (608) 266-2436

If to Nationwide:                          Nationwide Life Insurance Company
                                           One Nationwide Plaza
                                           Columbus, Ohio 43216
                                           Attention: Corporate Fixed-
                                             Income Securities
                                           Telecopy No. (614) 249-4553

If to Employers Life Insurance Company of  Employers Life Insurance Company
Wausau:                                      of Wausau
                                           One Nationwide Plaza
                                           Columbus, Ohio 43216
                                           Attention: Corporate Fixed-
                                             Income Securities
                                           Telecopy No. (614) 249-4553





                                       10
                                                                  May 23, 1995

If to West Coast Life Company:             West Coast Life Insurance Company
                                           One Nationwide Plaza
                                           Columbus, Ohio 43216
                                           Attention: Corporate Fixed-
                                             Income Securities
                                           Telecopy No. (614) 249-4553

If to Stokely:                             Stokely USA, Inc.
                                           1055 Corporate Center Drive
                                           Oconomowoc, Wisconsin 53066
                                           Attention: Treasurer
                                           Telecopy No. (414) 569-3860

or to such other address as each party designates to the other in the manner herein prescribed.

         8.2. Contesting Liens or Security Interests. None of the Lenders shall contest the validity, perfection, priority or enforceability of any lien or security interest granted in favor of the Agent or the Lenders under any of the Security Documents. Each Lender shall also use its best efforts to notify the Agent of any change in the location of any of the Collateral or the business operations of Stokely or of any change in law which would make it necessary or advisable for agent to file additional financing statements in another location as against Stokely, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

         8.3. Continuation of Provisions. The provisions of this Agreement shall continue to apply to each Lender's claim under the Loan Documents notwithstanding that any such claim, any claim in respect thereof or security interest in Collateral held in respect thereof may be disallowed, avoided or subordinated pursuant to the Federal Bankruptcy Code or other applicable insolvency law or equitable principles for any reason, including without limitation, (a) as a claim for unmatured interest or (b) as a fraudulent transfer or conveyance. This Agreement shall continue to be effective or reinstated, as the case may be, if at any time any payment of any claim under any of the Note Agreements is rescinded or must otherwise be returned by any Lender upon the insolvency, bankruptcy or reorganization of Stokely, or otherwise, all as though such payment had not been made. All agreements and obligations of the parties hereto shall remain in full force and effect irrespective of (a) any lack of validity or enforceability of the Note Agreements or any other agreement or instrument relating to the Note Agreements, or (b) any other circumstance that might otherwise constitute a defense available to, or a discharge of Stokely.

         8.4. No Additional Rights for Stokely or the Lenders. If any party hereto shall enforce its rights or remedies in violation of the terms of this Agreement, Stokely agrees that it shall not use such violation as a defense to any action by such party under the Note Agreements or Security Documents, as applicable, nor assert such violation as a counter claim





                                       11
                                                                  May 23, 1995
or basis for setoff or recoupment against any such party. Each party hereto agrees that this Agreement shall not have the effect of enlarging the rights of such party vis-a-vis Stokely, and acknowledges that such rights shall be governed by the respective Note Agreements, as applicable.

         8.5. Successors and Assigns; Replacement Financing. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, but does not otherwise create, and shall not be construed as creating, any rights enforceable by Stokely or any other person not a party to this Agreement. No party hereto shall assign its interest in its respective Note Agreement unless the assignee agrees to be bound by the terms of this Agreement.

         8.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AS TO VALIDITY, INTERPRETATIONS, ENFORCEMENT AND EFFECT BY THE LAWS OF THE STATE OF WISCONSIN WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREUNDER.

         8.7. Agreement Absolute. This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no act or omission on the part of any party to this Agreement shall affect or impair the agreement of the other party hereunder.

         8.8. Amendments. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each Lender to be binding and enforceable. Nationwide, West Coast, Employers and SWIB shall not amend or modify any of their respective Note Agreements or any of the Security Agreement, Mortgages, or other Security Documents, or any of the terms thereof, or grant any waivers, consents, forbearances, releases, or similar modifications under any of the Security Agreement, Mortgages, or other Security Documents, without the prior written consent of the Required Lenders. Notwithstanding the foregoing, each Lender retains the right, with respect to its respective Note Agreement, to grant renewals or extensions of the time for payment of the obligations of Stokely thereunder, or omit to take any action for the enforcement of, or waive any rights with respect to any obligation of Stokely to such Lender without invalidating or impairing Lenders' rights herein (except as set forth in Section 4.4, above).

         8.9. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original hereof submissible into evidence and all of which together shall be deemed to be a single instrument.

         8.10. Assignment by Agent. At such time as only one Lender has an interest in the Collateral, upon request of such Lender, the Agent shall assign all of its rights in the Collateral and the Security Documents to such Lender.

         8.11. Notices of Defaults. The Agent and each of the Lenders agree to use their best efforts to give to the other Lenders copies of any notice of the occurrence of any Event of





                                       12
                                                                  May 23, 1995

Default, simultaneously with the sending of such notice to Stokely, but the failure to do so shall not affect the validity of such notice or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The sending or receipt of such notice shall not obligate the recipient to cure such Event of Default. Unless specifically noted therein, no notice of an Event of Default shall (a) constitute an Enforcement Notice; (b) create any obligation on the part of the party delivering such notice to accelerate its indebtedness; or (c) create any obligation on the part of any party to cure such Event of Default.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.


                                      LENDERS:

                                      State of Wisconsin Investment Board

                                      By:  James M. Gannon
                                           -----------------------------
                                           James M. Gannon

                                      Its: Assistant Investment Director
                                           -----------------------------


                                      Nationwide Life Insurance Company

                                      By:
                                           -----------------------------
                                      Its:
                                           -----------------------------

                                      West Coast Life Insurance Company

                                      By:
                                           -----------------------------
                                      Its:
                                           -----------------------------


                                      Employers Life Insurance Company of Wausau


                                      By:
                                           -----------------------------
                                      Its:
                                           -----------------------------




                                       13
                                                                  May 26, 1995
not affect the validity of such notice or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The sending or receipt of such notice shall not obligate the recipient to cure such Event of Default. Unless specifically noted therein, no notice of an Event of Default shall (a) constitute an Enforcement Notice; (b) create any obligation on the part of the party delivering such notice to accelerate its indebtedness; or (c) create any obligation on the part of any party to cure such Event of Default.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.



                                      LENDERS:

                                      State of Wisconsin Investment Board

                                      By:
                                           -----------------------------
                                      Its:
                                           -----------------------------

                                      Nationwide Life Insurance Company


                                      By:  JEFFREY G. MILBURN
                                           ----------------------------------
                                           JEFFREY G. MILBURN, VICE PRESIDENT

                                      Its: CORPORATE FIXED-INCOME SECURITIES
                                           ----------------------------------


                                      West Coast Life Insurance Company


                                      By:  JEFFREY G. MILBURN
                                           -----------------------------
                                           JEFFREY G. MILBURN

                                      Its: ATTORNEY-IN-FACT
                                           -----------------------------


                                      Employers Life Insurance Company of Wausau

                                      By:  JEFFREY G. MILBURN
                                           -----------------------------
                                           JEFFREY G. MILBURN

                                      Its: ATTORNEY-IN-FACT
                                           -----------------------------





                                       13
                                                                  May 18, 1995

                                ACKNOWLEDGEMENT

         The undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By executing this Agreement, the undersigned agree to be bound by the provisions hereof as they relate to the relative rights of each of the Lenders party thereto. The undersigned further agrees that the terms of this Agreement shall not, unless specifically set forth in this Agreement, give the undersigned any substantive rights vis-a-vis any of the Lenders party thereto.

         If any of the Lenders party hereto shall enforce its rights or remedies in violation of the terms of this Agreement, the undersigned Stokely agrees that it shall not use such violation as a defense to the enforcement by such Lender under the Note Agreements, as applicable, nor assert such violation as a counterclaim or basis for setoff or recoupment against such Lender.


         Dated as of May 31, 1995.

                                  Stokely USA, Inc., a Wisconsin corporation

                                  By:   Robert Brill
                                        ------------

                                  Its:  Secretary
                                        -----------





                                       14
                                                                  May 23, 1995

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT made as of this 31st day of May, 1995, by and among STOKELY USA, INC., a Wisconsin corporation (the "Borrower"), and NATIONWIDE LIFE INSURANCE COMPANY ("Nationwide"), EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU ("Employers"), WEST COAST LIFE INSURANCE COMPANY ("West Coast"), and STATE OF WISCONSIN INVESTMENT BOARD ("SWIB").

         WHEREAS, Nationwide, Employers and West Coast (collectively being hereinafter called the "Insurance Companies") and the Borrower are parties to a Note Agreement, dated as of January 1, 1990, as amended by an Amendment to Note Agreement dated August 18, 1992, a Second Amendment to Note Agreement dated June 11, 1993, and a Third Amendment to Note Agreement dated May 31, 1995 (said Note Agreement, as so amended, and as further amended, modified or supplemented from time to time, is hereinafter referred to as the "Nationwide Note Agreement"), pursuant to which the Borrower has issued its 9.37% Senior Secured Notes due January 15, 2000 (collectively, together with any other notes issued pursuant to the Nationwide Note Agreement, the "Nationwide Notes"); and

         WHEREAS, SWIB and the Borrower are parties to a Note Agreement, dated as of December 1, 1991, as amended by a First Amendment to Note Agreement dated as of August 18, 1992, a Second Amendment to Note Agreement dated as of June 11, 1993, and a Third Amendment to Note Agreement dated as of May 31,1995 (said Note Agreement, as so amended, and as further amended, modified or supplemented from time to time, is hereinafter referred to as the "SWIB Note Agreement"), pursuant to which the Borrower has issued a certain 9.49% Senior Note due December 15, 2001 (collectively, together with any other notes issued pursuant to the SWIB Note Agreement, the "SWIB Notes"); and

         WHEREAS, the Borrower and Bank One, Milwaukee, National Association ("Bank One"), as agent for the Insurance Companies, SWIB and certain other lenders including Bank One (Bank One and such other lenders are hereinafter referred to as the "Other Lenders"), entered into a Security Agreement dated as of August 18,1992, as amended by a First Amendment to Security Agreement dated as of June 11, 1993 (said Security Agreement as so amended is hereinafter referred to as the "Old Security Agreement"), pursuant to which the Borrower granted to Bank One, as agent for the benefit of the Insurance Companies, SWIB and such Other Lenders, a Lien on and security interest in certain assets of the Borrower for the benefit of the Insurance Companies, SWIB and the Other Lenders; and

         WHEREAS, in connection with the payment and satisfaction in full of all obligations of the Borrower to the Other Lenders, (i) the Other Lenders have released all of their claims on the assets of the Borrower, (ii) the Insurance Companies and SWIB have released their claim as to certain assets of the Borrower but have not released their claim as to certain other assets of the Borrower, and (iii) Bank One, as agent, has assigned to the Insurance Companies and SWIB all of its Liens on and security interests in the Collateral (as hereinafter defined), and all rights and powers therein granted pursuant to the Intercreditor and Collateral Agency Agreement (as hereinafter defined) and the Security Documents (as defined in the Intercreditor and Collateral Agency Agreement); and

         WHEREAS, in order to evidence the transactions described in the immediately preceding paragraphs, including, without limitation, the continuing Lien of the Insurance Companies and SWIB on and security interest in the Collateral (as hereinafter defined) to secure the prompt and complete payment, observance, performance and discharge of the Obligations (as hereinafter defined) which remain outstanding, the Insurance Companies and SWIB have required the Borrower to execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Insurance Companies and SWIB agree as follows:

1.      DEFINITIONS.

         As used herein, the following terms shall have the meanings ascribed to them set forth below:

         AGENT -- shall have the meaning assigned to such term in the Intercreditor Agreement.

         APPLETON FACILITY -- shall have the meaning assigned to such term in
Section 3N hereof.

         APPLETON SALE PROCEEDS -- shall have the meaning assigned to such term in Section 3N hereof.

         ASSIGNMENT OF CONTRACTS, WARRANTIES AND PERMITS -- shall mean the Assignment of Contracts, Warranties and Permits dated as of May 31, 1995, granted by the Borrower to the Secured Parties, as amended, modified or supplemented from time to time.

         BANK ONE -- shall have the meaning assigned to such term in the third WHEREAS clause hereof.

         BOOKS AND RECORDS -- shall have the meaning assigned to such term in
Section 2C hereof.

         BUSINESS DAY -- shall mean any day except a Saturday, a Sunday or day on which commercial banks in Milwaukee, Wisconsin are authorized or required by law to close.

         COLLATERAL -- shall have the meaning assigned to such term in Section 2 hereof.

         ENVIRONMENTAL INDEMNIFICATION AGREEMENT -- shall mean the Environmental Indemnification Agreement dated as of May 31, 1995, entered into by and among the Borrower and the Secured Parties, as amended, modified or supplemented from time to time.

         EQUIPMENT -- shall have the meaning assigned thereto by the UCC and shall include, but not be limited to, all machinery, all manufacturing, distribution, selling, data processing and office equipment, all computer hardware, computer software, furniture, furnishings, fixtures (including, but not limited to, heating, cooling, fire protection equipment and plumbing, electrical distribution and other utility connections or equipment), and trade fixtures, tools, tooling, molds, dies, all canning and processing equipment, and facilities and other personal property of whatsoever kind or nature, used or useful in the business of the Borrower, including, but not by way of limitation, all engines, conveyors, boilers, dynamos, generators, power lines and other electrical apparatus, hoppers, briners, elevators, pumps, piping, tanks, dryers, blanchers, cutters, slicers, labeling equipment, automobiles, trucks, tractors, combines, harvesters, harrows, planters, loaders, railroad tracks and equipment, equipment for canning, farming, manufacturing, drainage, irrigation and water supply, office and shop equipment, heating plants, storehouses, preparation and canning plants and all goods, tools, supplies, equipment and personal property of every name, kind, sort or character used or usable in the aforesaid connections, vehicles, vessels and aircraft, and each case whether now owned or hereafter acquired and wherever located, and all accessions and additions thereto, parts and appurtenances thereof, substitutions therefor and replacements thereof; but excluding therefrom that certain FMC Sterile Matic Continuous Cooker - Two Shell located within the Borrower's facility at Waunakee, Wisconsin.

        EVENT OF DEFAULT -- shall have the meaning assigned to such term in
Section 5 hereof.

         FIXTURES -- shall mean all fixtures (as that term is defined in the UCC) now or hereafter attached to or located upon the Real Property Parcels.

         GOVERNMENTAL AUTHORITY -- shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

         INSURANCE COMPANIES -- shall have the meaning assigned to such term in the first WHEREAS clause hereof.

         INTERCREDITOR AGREEMENT -- shall mean the Intercreditor and Collateral Agency Agreement dated as of May 31, 1995, by and among the Secured Parties and acknowledged by the Borrower, as amended, modified or supplemented from time to time.

         INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT -- shall mean the Intercreditor and Collateral Agency Agreement dated as of August 18, 1992, by and among Bank One, First Bank (N.A.), the Insurance Companies and SWIB, and acknowledged by the Borrower and certain subsidiaries of the Borrower, as amended by a First Amendment to Intercreditor and Collateral Agency Agreement dated as of June 11, 1993, by and among Bank One, First Bank (N.A.), NBD Bank, N.A., the Insurance Companies, SWIB, Barclays Business Credit, Inc., LaSalle National Bank, and BA Business Credit, Inc., and acknowledged by the Borrower and certain subsidiaries of the Borrower.

         LIEN -- shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and any arrangement involving the filing of any financing statement under the UCC or comparable law of any jurisdiction).

         LOAN DOCUMENTS -- shall mean the Nationwide Note Agreement, the SWIB Note Agreement, the Notes and the Security Documents.

         MORTGAGES -- shall mean those certain Mortgages, Assignments of Leases and Rents, Security Agreements and Financing Statements and/or Deed of Trusts, each dated as of May 31, 1995, given by the Borrower to the Secured Parties, with respect to each of the Real Property Parcels, as amended, modified or supplemented from time to time.

         NATIONWIDE NOTES -- shall have the meaning assigned to such term in the first WHEREAS clause hereof.

         NATIONWIDE NOTE AGREEMENT -- shall have the meaning assigned to such term in the first WHEREAS clause hereof.

         NATIONWIDE NOTE OBLIGATIONS -- shall mean all obligations of the Borrower to the Insurance Companies and any other holders from time to time of the Nationwide Notes under the Nationwide Note Agreement and the Nationwide Notes, whether arising out of credit previously granted, credit contemporaneously granted, or granted in the future, and, however arising, whether voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, whether the Borrower is liable individually or jointly with others, whether for principal, interest, premium or other debts, obligations or liabilities, and whether or not any or all such debts, obligations and liabilities are or become barred by any statute of limitations or otherwise unenforceable.

         NET PROCEEDS -- shall mean the amount obtained by subtracting from the gross proceeds of the sale of the Appleton Facility the sum of (i) direct costs arising in connection with such sale, plus (ii) taxes resulting from such sale (but excluding income used to offset operating losses and that does not generate any actual tax liability), plus (iii) the amount necessary to repay any secured industrial revenue bond financing related to the Appleton Facility.

         NOTES -- shall mean the Nationwide Notes and the SWIB Notes.

         OBLIGATIONS -- shall mean the Nationwide Note Obligations, the SWIB Note Obligations and any obligations of the Borrower to the Secured Parties arising under this Agreement or any of the other Security Documents.

         OLD SECURITY AGREEMENT -- shall have the meaning assigned to such term in the third WHEREAS clause hereof.

         OTHER LENDERS -- shall have the meaning assigned to such term in the third WHEREAS clause hereof.

         PERMITTED LIEN -- shall mean a Lien permitted under (i) one of clauses
(a), (b), (c), (d), (e), (g) and (h) of Section 5.7 of the Nationwide Note Agreement and (ii) one of clauses (a), (b), (c), (d), (e), (g) and (k) of
Section 5.7 of the SWIB Note Agreement.

         PERSON -- shall mean an individual, partnership, joint venture, corporation, business trust, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

         PROCEEDS -- shall have the meaning assigned to that term under the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral, including, but not limited to, any and all proceeds of business interruption insurance and any and all proceeds of unearned insurance premiums, (b) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any of the Collateral including, but not limited to, any rents, lease payments, or profits derived therefrom.

         REAL PROPERTY PARCELS -- shall have the meaning assigned to that term in Section 31 hereof.

         REQUIRED LENDERS -- shall have the meaning assigned to that term in the Intercreditor Agreement.

         SECURED PARTIES -- shall mean the Insurance Companies, SWIB and any other holders from time to time of the Nationwide Note Obligations or the SWIB Note Obligations.

         SECURITY DOCUMENTS -- shall mean this Agreement, the Assignment of Contracts, Warranties and Permits, the Mortgages and the Environmental Indemnification Agreement.

         SHORT-TERM LENDERS -- shall mean the lenders party to the Secured Credit Agreement dated as of May 22, 1995, entered into by and among such lenders, the Borrower, and Harris Trust and Savings Bank, as agent for itself, as a lender, and such other lenders, and their respective successors and assigns.

         SWIB NOTES -- shall have the meaning assigned to such term in the second WHEREAS clause hereof.

         SWIB NOTE AGREEMENT -- shall have the meaning assigned to such term in the second WHEREAS clause hereof.

         SWIB NOTE OBLIGATIONS -- shall mean all obligations of the Borrower to SWIB and any other holders from time to time of the SWIB Notes under the SWIB Note Agreement and/or the SWIB Notes, whether arising out of credit previously granted, credit contemporaneously granted, or credit granted in the future, and, however arising, whether voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, whether the Borrower is liable individually or jointly with others, whether for principal, interest, premium or other debts, obligations or liabilities, and whether or not any or all such debts, obligations and liabilities are or become barred by any statute of limitations or otherwise unenforceable.

         UCC -- shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of Wisconsin.

2.      SECURITY INTEREST.

         To secure the Obligations, the Borrower grants to the Secured Parties, and the Secured Parties hereby take and retain, a continuing Lien on and security interest in and to the following described property and interest in such property (collectively, the "Collateral"), whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

         A. All Equipment and Fixtures of the Borrower, whether now owned or hereafter acquired by the Borrower, and all spare and repair parts, special tools and replacements for the same;

         B. All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of the property described in clause A above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

         C. All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs and other computer materials and records) of the Borrower pertaining to any of the property described in clauses A and B above (the "Books and Records").

         It is the true, clear, and express intention of the Borrower that the continuing grant of the security interests provided for herein remain as security for payment and performance of the Obligations, whether or not existing or hereinafter incurred by future advances or otherwise; and whether or not such Obligations are related to the transactions described herein or in any of the other Loan Documents, by class or kind, or whether or not contemplated by the parties at the time of the granting of this security interest. The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any such Obligation, nor otherwise identify it as being secured hereby. Any such Obligation shall be deemed to have been made pursuant to
Section 409.204(3) of the Wisconsin Statutes.

3.      WARRANTIES AND COVENANTS.

         The Borrower hereby warrants, represents and covenants to the Secured Parties that:

        A.      (1)      Except as provided in subparagraph (2), below:

                         (a) the Collateral consisting of Equipment is kept at the addresses listed on Annex 1 hereto ("Equipment Locations");

                        (b) the original Books and Records are kept at the address listed below:

                         1055 Corporate Center Drive
                         Oconomowoc, WI 53066
                  and (c) the Borrower's chief executive office and chief place of business is at the address listed below:

                         1055 Corporate Center Drive
                         Oconomowoc, WI 53066

            (2) the Borrower will not establish any different location for its Equipment, its chief executive office, its registered office or its principal place of business, or its Books and Records, until (i) it shall have given the Secured Parties prior written notice of not less than ten
      (10) days, of its intention to establish such new location, clearly describing each such new location and providing such other information in connection therewith as the Secured Parties may reasonably request, and
      (ii) with respect to each such new location, it shall have taken such action, satisfactory to the Required Lenders, as may be necessary to maintain the security interest of the Secured Parties in the Collateral at all times fully perfected and in full force and effect; provided, that notwithstanding anything herein to the contrary, the Borrower may from time to time move Equipment as needed in the ordinary course of the operations of the Borrower's business to any other location within a state, or in another state provided such location is identified on Annex
      1 hereto, so long as the security interest of the Secured Parties in such Equipment remains at all times validly perfected. The Borrower shall give the Secured Parties written notice of any relocation of Equipment described in the above proviso within ten (10) days of such relocation.

         B. Except as disclosed in Annex 3 hereto, there are no actions or proceedings which are pending or threatened against the Borrower which might result in any material adverse change in its financial condition or materially affect the Collateral pledged hereunder.

         C. Except for Permitted Liens, and except as specifically consented to in writing by the Required Lenders, the Liens granted to the Secured Parties shall be first and prior on the Collateral and proceeds, including insurance proceeds, resulting from the sale, disposition or loss thereof. Except as otherwise provided by law, no further action need be taken to perfect the Liens granted to the Secured Parties, other than the filing of continuation statements under the UCC or other applicable law, or continued possession by the Secured Parties of that portion of the Collateral constituting instruments or documents.

         D. The Borrower shall not sell, lease, transfer, assign, pledge or otherwise dispose of any of the Collateral or any interest therein, without the prior written consent of the Required Lenders in each instance; provided, however, that the foregoing restriction shall not apply, for so long as no Event of Default exists, to (i) the replacement of any Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced and shall be free and clear of Liens other than Permitted Liens that are not Liens securing the purchase price or cost of construction of such replacement Equipment, or (ii) the disposal, in any fiscal year of the Borrower, of any other Equipment that is substantially worn, damaged or obsolete, provided that
(a) in the good faith opinion of the Borrower's Responsible Financial Officer, the disposition of such Equipment is for fair market value and is in the best interests of the Borrower, and (b) the net proceeds received and/or to be received in respect of such Equipment and all other Equipment disposed of pursuant to this clause (ii) during such fiscal year shall not exceed $50,000 in the aggregate.

         E. Upon prior notice to the Borrower, the Borrower shall, at all times during normal business hours, permit any Secured Party or its authorized representatives to examine and inspect the Collateral as well as the Books and Records, and to make extracts and copies thereof; provided that after the occurrence of an Event of Default hereunder, no such notice shall be required.

         F. The Borrower shall notify the Secured Parties in writing of any intended change of the Borrower's name, at least ten (10) days prior to such change or use, and will notify the Secured Parties immediately when such change or use becomes effective. The Borrower shall take such action, satisfactory to the Secured Parties, as may be necessary to maintain the security interest of the Secured Parties in the Collateral at all times fully perfected and in full force and effect.

         G. The Borrower will keep the Collateral insured, in amounts and by insurers satisfactory to the Required Lenders, against the risks of fire, explosion, theft and such other risks as are usually insured against by companies engaged in the same or a similar business or as the Required Lenders may reasonably require. The Borrower will deliver to the Secured Parties copies of all insurance policies with respect to the Collateral, together with appropriate certificates thereof, naming the Secured Parties as loss payees (as their interests may appear). The Borrower shall cause each of the Secured Parties to be at all times named as additional insureds under each of its liability policies.

         H. All information, certificates or statements given to the Secured Parties pursuant to this Security Agreement shall be true and complete, in all material respects, when given.

         I. With respect to all Collateral which is, or is to be, attached to real estate, the legal description of such real estate and the name of the record owner are annexed hereto as Annex 2 hereto (the "Real Property Parcels").

         J. The Borrower shall (i) maintain the Collateral in good condition and repair (ordinary wear and tear excepted) and not permit its value to be impaired, (ii) keep the Collateral free from all Liens, encumbrances and security interests, other than Permitted Liens and other Liens expressly permitted by the Required Lenders, (iii) defend the Collateral against all claims and legal proceedings by persons other than the Secured Parties, (iv) pay and discharge, when due, all taxes, license fees, levies and other charges upon the Collateral, (v) not sell, lease or otherwise dispose of the Collateral, except for sales or leases of Collateral authorized as provided in this Agreement, and (v) not permit the Collateral to be used in violation of any applicable law, regulation or policy of insurance. Loss of or damage to the Collateral shall not release the Borrower from any of the Obligations.

         K. The Borrower shall keep accurate and complete records of the Collateral in such form as the Required Lenders may approve. At such times as the Required Lenders may reasonably require, the Borrower shall furnish to the Secured Parties a statement certified by the Borrower and in such form and containing such information as may be prescribed by the Required Lenders, showing the current status and value of the Collateral.

         L. Throughout the term of this Agreement, the Borrower shall pay to the Secured Parties any and all costs incurred by the Secured Parties arising out of or in any way connected with the Security Documents, including, but not limited to, legal, appraisal, environmental and accounting fees and out-of-pocket expenses.

         M. Throughout the term of this Agreement, the Borrower shall deliver, or cause to be delivered, to the Secured Parties, mortgages/deeds of trust and related security documents reasonably required by the Required Lenders encumbering any and all real property hereafter acquired and/or otherwise obtained by the Borrower and/or any of its subsidiaries, in such form as reasonably required by Required Lenders, together with title insurance insuring the lien of such mortgage/deed of trust as a first lien on such real property.

         N. The Borrower has entered into an agreement for the sale of its facility located in Appleton, Wisconsin (the "Appleton Facility") for an all cash consideration of approximately $900,000, and agrees that on the date of the sale of the Appleton Facility (the "Appleton Sale Date"), the Borrower shall pay over, by federal wire transfer of immediately available funds, (a) the Net Proceeds of such sale to the Agent, to be applied to the prepayment of the Notes in accordance with Section 4.1(c) of the Intercreditor Agreement, at par, and (b) accrued interest on the principal amount so prepaid, but without premium. The Borrower will give each Secured Party written notice under this
Section 3N at least one Business Day and not more than 10 Business Days prior to the Appleton Sale Date, specifying (i) such date, (ii) the estimated Net Proceeds of the sale of the Appleton Facility (including a description of all amounts subtracted from the gross proceeds of such sale in computing such Net Proceeds), (iii) the principal amount of each Note held by such Secured Party to be prepaid (determined in accordance with Section 4.1(c) of the Intercreditor Agreement) on the Appleton Sale Date, and (iv) the interest to be paid on the Appleton Sale Date with respect to such principal amount being prepaid. Notwithstanding the foregoing, in the event that the Appleton Facility is not sold in accordance with the provisions hereof on or prior to October 1, 1995, the Borrower shall, on or prior to such date, grant a mortgage on the Appleton Facility for the benefit of the Secured Parties substantially in the form of the Mortgages, and deliver or cause to be delivered to the Secured Parties a loan policy of title insurance with respect to the Appleton Facility, satisfactory to the Agent and showing no exceptions to title except as acceptable to the Agent.

         O. The Borrower shall not permit any Collateral including, without limitation, the proceeds of any Collateral (except Collateral disposed of within the limitations of Section 3D(ii)), to be deposited in any accounts in which the Borrower's Short-Term Lenders or any agent for such Short-Term Lenders has a security interest without the express written consent of the Required Lenders.

4.      FURTHER ASSURANCE.

         The Borrower agrees that at any time and from time to time, upon the written request of any Secured Party, the Borrower will promptly and duly execute and deliver any and all such further instruments and documents as such Secured Party may reasonably request in obtaining the full benefits of this Agreement or any of the other Security Documents, of the rights and powers herein or therein granted and of the Liens and security interests granted to the Secured Parties hereby or thereby, including, without limitation, the filing of any financing or continuation statement under the Uniform Commercial Code in effect in any jurisdiction with respect to the

Liens and security interests granted hereby as any Secured Party may now or hereafter from time to time request. Upon the Borrower's failure to so execute and deliver further instruments and documents, each Secured Party is authorized as agent of the Borrower to sign any such instrument and document. The Borrower hereby also authorizes each Secured Party to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law.

5.      EVENTS OF DEFAULT; REMEDIES.

         A.      The following shall constitute Events of Default under this
Agreement:

                 (1) if the Borrower shall fail to make, when due, the payment of any amount due under this Agreement within the time period provided for herein, or if no time period is otherwise provided, within 5 days after the same becomes due; or

                 (2) if the Borrower shall fail to perform or observe, or cause to be performed or observed, (i) any covenant or condition contained in Section 3D, Section 3G, Section 3J(ii) or Section 3N of this Agreement, and such failure shall continue for a period of five
         (5) days, or (ii) any other covenant or condition contained in this Agreement, and such failure shall continue for a period of twenty (20) days, in either case after the earlier of (a) receipt of notice thereof from any Secured Party or (b) the date an officer of the Borrower learns of such default; or

                 (3) if any representation or warranty made by the Borrower in this Agreement, or in any certificate furnished by or on behalf of the Borrower in connection with the consummation of the transactions contemplated hereby, shall be untrue in any material respect as of the date of the issuance or making thereof; or

                 (4) if any "Event of Default," as defined in the Nationwide Note Agreement or the SWIB Note Agreement, shall occur; or

                 (5)      if any indebtedness secured by any Lien
         encumbering all or any portion of the Collateral and/or Real Property Parcels having priority over the Liens created and granted to the Secured Parties is accelerated or any other action is commenced against or affecting the Collateral and/or the Real Property Parcels to enforce or realize upon such Lien.

         B. Upon the occurrence and continuation of an Event of Default, the Secured Parties shall have, without limitation, any and all rights and remedies for default provided by the UCC, by any other applicable law or by any of the other Loan Documents. With respect to such rights and remedies:

                 (1) all payments received by the Borrower under or in connection with the Collateral shall be held by the Borrower in trust for the Secured Parties, shall be segregated from other funds of the Borrower and shall be turned over to the Secured Parties upon request by the Required Lenders, in the same form as received by the Borrower (duly endorsed by the Borrower to the Secured Parties, if required); and

                 (2) any and all such payments so received by the Secured Parties (whether from the Borrower or otherwise) may, in the sole discretion of the Required Lenders, be held as collateral security for, and/or then, or at any time thereafter, be applied in whole or in part by the Secured Parties against all or any part of the Obligations in accordance with the provisions of the Intercreditor Agreement.

6.       OTHER RIGHTS AND REMEDIES.

         Upon the occurrence of any Event of Default and at any time thereafter, the Required Lenders may require the Borrower to assemble the Collateral and make it available to the Secured Parties at a place to be designated in writing by the Required Lenders. If notice to the Borrower of an intended disposition of Collateral is required by law, five (5) days notice shall constitute reasonable notification. In the event the Required Lenders institute an action to recover any Collateral or seek recovery of any Collateral by way of prejudgment remedy in an action against the Borrower, the Borrower waives the posting of any bond which might otherwise be required. All rights and remedies of the Secured Parties under this Agreement shall be cumulative and none are exclusive. Whether or not an Event of Default has occurred, all payments made by or on behalf of the Borrower and all credits due the Borrower under this Agreement and under any other agreement between the Borrower and the Secured Parties may be applied to the Obligations in whatever order and amounts the Required Lenders choose.

         The Borrower hereby appoints each Secured Party, and their respective successors and assigns, the Borrower's true and lawful attorney, irrevocably, with full power (in the name of the Borrower or otherwise) upon the occurrence of an Event of Default and at any time thereafter, to ask, require, demand, receive, compound and give acquittance for any and all moneys, claims (if the Required Lenders make a determination that the Borrower is not then pursuing such claims diligently through appropriate proceedings or if an Enforcement Period (as defined in the Intercreditor Agreement) shall have commenced), and other amounts due and to become due at any time under, or arising out of, the Collateral, to endorse any checks or other instruments or orders in connection therewith, and to file any claims or take any action or institute any proceedings which the Required Lenders may deem to be necessary or advisable in the premises.

         If the Borrower fails to act as required by this Agreement, each Secured Party is authorized, in the Borrower's name or otherwise, to take any such action including, without limitation, signing the Borrower's name or paying any amount so required, and the cost shall be one of the Obligations secured hereby and shall be payable by the Borrower upon demand with interest from the date of payment by such Secured Party, at the annual rate of four and one-quarter percent (4.25%) plus the Bank One reference rate as announced from time to time by Bank One.

         No Secured Party shall have any duty to determine the validity of any invoice or compliance with any order of the Borrower. No Secured Party shall have any duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. The Borrower releases the Secured Parties from any liability for any act or omission relating to the Obligations, the Collateral or this Agreement, except for the Secured Parties' gross negligence or willful misconduct.

         The Borrower shall reimburse the Secured Parties for any reasonable expense incurred by the Secured Parties in protecting or enforcing their rights under this Agreement, including, without limitation, reasonable fees of attorneys, legal assistants or paralegals; all expenses of taking possession, holding, preparing for disposition and disposing of the Collateral; and all expenses and costs (including, without limitation, fees of attorneys, legal assistants and paralegals) in connection with any proceeding instituted pursuant to 11 U.S.C. Section 101 et. seq. After deduction of such expenses, the Secured Parties may apply the proceeds of disposition to the Obligations in such order and amounts as the Required Lenders elect.

7.      OPINION OF COUNSEL.

         On or prior to May 31 of each year, the Borrower shall provide each Secured Party an opinion of counsel (which may be the chief legal officer of the Borrower), stating that, in the opinion of such counsel, all actions have been taken under United States law with respect to the filing of such financing and continuation statements as may be necessary to fully preserve and protect the rights of the Secured Parties under this Agreement and the other Security Documents with respect to all Collateral and stating that, in the opinion of such counsel, based on then existing law and the state of facts existing as of the date of such opinion, no additional actions of the type referred to herein are or will become necessary during the fourteen (114) month period following the date of such opinion or, if any such action shall be required, stating the nature of such action.

8.      MISCELLANEOUS.

         A. Any failure or delay by the Secured Parties to require strict performance by the Borrower of any of the provisions, warranties, terms and conditions contained in this Agreement or in any other agreement, document or instrument, shall not affect the right of the Secured Parties to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions and terms contained in this Agreement or in any other agreement, document or instrument shall be deemed to have been waived by any act or knowledge of the Secured Parties or any of their respective agents, officers or employees, but only by an instrument in writing, signed by an officer of each Secured Party constituting the Required Lenders, directed to the Borrower and specifying such waiver.

         B. All notices hereunder shall be in writing, shall be hand delivered, deposited into the United States mail (registered or certified mail), postage prepaid, sent by overnight courier, or sent by telecopy transmission to the telecopy number designated on the signature pages hereto beneath the address of each party to receive such notice, and shall be addressed to the parties at their respective addresses set forth beneath their signatures below, or to such other address as any party designates to the others in the manner herein described.

         C. In the event that any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Agreement.

         D. This Agreement shall be binding upon and for the benefit of the parties hereto and their respective successors and assigns.

         E. This Agreement may not be amended, changed, waived, discharged or terminated without the written consent of the Required Lenders and the Borrower.

         F. Wherever the context requires, the singular form of any word shall include the plural, and the neuter form of any word shall include the masculine and feminine forms, and vice versa.

         G. THE BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE SECURED PARTIES, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANYWAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH, SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN MILWAUKEE, WISCONSIN. THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN MILWAUKEE, WISCONSIN. THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR ORDER PROCEEDING BROUGHT AGAINST THE BORROWER BY THE SECURED PARTIES IN ACCORDANCE WITH THIS SECTION. THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY. THE BORROWER FURTHER WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE SECURED PARTIES.

         H. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         I. THIS AGREEMENT SHALL BE INTERPRETED, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF WISCONSIN OR SUCH OTHER LAW AS MAY BE REQUIRED UNDER THE UCC.

     [Remainder of page intentionally left blank.  Next page is signature page.]

        IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.



                                        BORROWER:



                                        STOKELY USA, INC.



                                        BY: S. THEOBALD
                                            ------------

                                        Title:    Vice Chairman

                                        Address:  1055 Corporate Center Drive
                                                  Oconomowoc, WI 53066
                                                  Attn: Treasurer



         [Signature page to SECURITY AGREEMENT of STOKELY USA, INC.]

                                       SECURED PARTIES:

                                       NATIONWIDE LIFE INSURANCE COMPANY

                                       By: JEFFREY G. MILBURN
                                          -----------------------------------
                                       Title:  JEFFREY G.MILBURN, VICE PRESIDENT
                                               CORPORATE FIXED-INCOME SECURITIES


                                       Address:  One Nationwide Plaza
                                                 Columbus, OH 43216
                                                 Attn:   Corporate-Fixed
                                                         Income Securities

                                       with a copy to:

                                                 One Nationwide Plaza-Floor 35
                                                 Columbus, OH 43216
                                                 Attn:    Roger Craig, Esq.

                                       EMPLOYERS LIFE INSURANCE COMPANY
                                       OF WAUSAU

                                       By:  JEFFREY G. MILBURN
                                           ------------------------------
                                       Title:  JEFFREY G. MILBURN
                                               ATTORNEY-IN-FACT

                                       Address:  One Nationwide Plaza
                                                 Columbus, OH 43216
                                                 Attn:   Corporate-Fixed
                                                         Income Securities

                                       WEST COAST LIFE INSURANCE COMPANY

                                       By: JEFFREY G. MILBURN
                                         --------------------------------
                                       Title:  JEFFREY G. MILBURN
                                               ATTORNEY-IN-FACT

                                          Address:  One Nationwide Plaza
                                                    Columbus, OH 43216
                                                    Attn:  Corporate-Fixed
                                                           Income Securities



         [Signature page to SECURITY AGREEMENT of STOKELY USA, INC.]

                                       STATE OF WISCONSIN INVESTMENT
                                       BOARD

                                      By:      ROBERT L. ZOBEL
                                          ---------------------------
                                      Title:   Robert L. Zobel
                                               Investment Director
                                      Address: 121 E. Wilson Street
                                               Madison, WI 53707
                                               Attn: Private Placements

                                       with a copy to:

                                               Solheim Billing & Grimmer, S.C.
                                               2 East Gilman Street, Suite 402
                                               Madison, WI 53701-1644
                                               Attn:  Thomas P. Solheim, Esq.



         [Signature page to SECURITY AGREEMENT of STOKELY USA, INC.]

                                    ANNEX 1

                               STOKELY USA, INC.

                              EQUIPMENT LOCATIONS


Hwy 20 West
P.O. Box 99
Ackley, IA 50601
515-847-2643

1820 W. Eighth Street
54914
P.O. Box 1457 - 54913
Appleton, WI
414-734-5737/749-3020

840 Bakke Street
Deforest, WI 53532
608-846-2490

Avenue A - P.O. Box 400
Grandview, WA 98930
D&K Frozen Foods, Inc.
509-882-3322

1425 Main Street
P.O. Box 841
Green Bay, WI 54302
414-435-3793

102 North First Avenue
Box 250
Hoopeston, IL 60942
217-283-5141

2001 Water Street
Merrill, WI 54452
715-536-8308

7740 State Road 44
Box 279
Pickett, WI 54964
414-589-4411

W8070 Kent Road
Poynette, WI 53955-9713
608-635-4396

506 E. State Street
Box 218
Scottville, MI 49454
616-757-4715

151 Market Street
Box 65
Sun Prairie, WI 53590
608-837-5177

1164 Dell Avenue, P.O. Box
818
Walla Walla, WA 99362
D&K Frozen Foods, Inc.
509-525-7890

300 East Third Street
Box 307
Waunakee, WI 53597
608-849-4131
608-849-8810 (QA)/#8 32

Hwy 22 North, P.O. Box 8
Wells, MN 56097
507-553-3171

Highway 80
Cobb, WI 53526



                                   Annex 1-1

                                   ANNEX 2

                                                          Scottville
                                                          Mason County
                                                          Michigan


Situated in the City of Scottville, Mason County, Michigan.

PARCEL 1: A tract of land described as Beginning at a point on the East and West Quarter line 384.1 feet South 89 West of the iron bar at the center of
Section 18, Township 18 North, Range 16 West, running thence South 89 West along the East and West quarter line 548.8 feet to a three-quarter inch gas pipe, thence South 105.4 feet to a five inch square cedar post set at the forks of Foster Creek, thence South 28 degrees 10' West 197.7 feet to a three-quarter inch gas pipe, thence South 17 degrees 15' East 191.5 feet to a three-quarter inch gas pipe in the center of Foster Creek and 150 feet North of the center of the Pere Marquette Railroad (now Chesapeake and Ohio Railway) right of way, thence North 88 degrees 30' East along the North boundary of the said right of way 596.4 feet to a two inch gas pipe, thence North 1 degree 25' West 457.2 feet to the place of beginning.

PARCEL 2: All that part of the Northeast 1/4 of the Southwest 1/4 of Section 18, Township 18 North, Range 16 West, lying South of the right of way of the Pere Marquette Railroad (now Chesapeake and Ohio Railway) and East of Foster Creek.

PARCEL 3: The Southeast 1/4 of the Southwest 1/4 of Section 18, Township 18 North, Range 16 West, EXCEPTING THEREFROM the following described lands: a piece of land beginning at a point 60 rods West of the Northeast corner of the above described 40 acres of which this exception is a part, thence west to the Northwest corner of the said SE 1/4 of SW 1/4 Section 18, thence South to the Southwest corner of said SE 1/4 of SW 1/4 Section 18, thence East on the Section line 14 and 1/2 rods, thence North 15 rods, thence East 3 rods, thence North 26 rods, thence East 2 and 1/2 rods, thence North about 39 rods to point of beginning. AND ALSO EXCEPTING THEREFROM a parcel described as commencing at the Northeast corner of said SE 1/4 or SW 1/4 of said Section 18, thence West a distance of 173 feet (along a line that is parallel to the north boundary thereof), thence South a distance of 520.5 feet, thence East a distance of 173 feet, thence North along the North and South quarter line a distance of 520.5 feet to said point of beginning; the East 33 feet of said exception being reserved for right of way for a public road.

Situated in the Township of Custer, Mason County, Michigan.

PARCEL 4: All that part of the Northwest 1/4 of the Southeast 1/4 of Section 18, Township 18 North, Range 16 West, lying South of the Pere Marquette (now Chesapeake and Ohio) Railway right of way.

                                                           Hoopeston
                                                           Vermilion County, IL

The Southwest Quarter of Section 10 Township 23 North, Range 12 West of the 2nd
P. M., EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated April 14, 1925 and recorded in Deed Record 352 Page 17 of the Records of Vermilion County, Illinois, and EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated January 2, 1959 and recorded in Deed Record 637 Page 522 of the records of Vermilion County, Illinois, situated in Vermilion County, Illinois.

ALSO:

The Southeast Quarter of Section 10 Township 23 North, Range 12 West of the 2nd
P. M., EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated January 2, 1959 and recorded in Deed Record 637 Page 522 of the Records of Vermilion County, Illinois, situated in Vermilion County, Illinois.

ALSO:

That portion of the Northeast Quarter of Section 10 Township 23 North, Range 12 West of the 2nd P. M., lying South of the Lake Erie and Western (now Norfolk and Western) Right-of-Way, ALSO all that part of the West Half of Section 11 Township 23 North, Range 12 West of the 2nd P. M., lying South of said Railroad Right-of-Way and West of S.B.I. Route 1; EXCEPT from the last described tract the following: (A) The South two acres thereof and (b) Beginning at the intersection of the South line of said Railroad Right-of-Way with the West line of S.B.I. Route No. 1; thence West 100 feet; thence South 405 feet; thence East 100 feet; thence North to the place of beginning; and (c) Right-of-Ways conveyed to the State of Illinois by Deeds dated February 14, 1940 and recorded respectively in Deed Record 463 Pages 431 and 432, and (D) Commencing at the Northwest Corner of the Southwest Quarter of said Section 11; thence East along the East and West center line of said Section 11, 185 feet to the true place of beginning; thence South 2613 feet along a line 300 feet West of and parallel to the West line of S.B.I. Route No. 1 to a point 30 feet North of the center line of S.B.I. Route No. 9; thence East 38 feet to a point; thence North 281.67 feet to a point; thence East 262 feet to the aforesaid West line of S.B.I. Route No. 1; thence North along said West line 2331.33 feet to the North line of the said Southwest Quarter of said Section 11; thence West 300 feet to the place of beginning and (E) Beginning at a point 238 feet East of and 146.67 feet North of the Southwest Corner of Section 11 Township 23 North, Range 12 West of the 2nd P. M.; thence North 165 feet; thence East 262 feet to the West line of S.B.I. Route No. 1; thence South 165 feet; thence West 262 feet to the place of beginning, all situated in Vermilion County, Illinois.

ALSO:

Part of the Southwest Quarter of the Southwest Quarter of Section 11 Township 23 North, Range 12 West of the 2nd P. M., described as: Beginning at the Southwest Corner of said Section 11; thence North along the Section line 146.67 feet; thence East 238 feet parallel to the South line of said Section; thence South 146.67 feet to the Section line; thence West to the place of beginning, EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated January 2, 1959 and recorded in Deed Record 637 Page 522 of the Records of Vermilion County, Illinois, situated in Vermilion County, Illinois.

ALSO:

Beginning at the intersection of North side of the Right-of-Way of the Lake
Erie and Western (now Norfolk and Western) Railroad, and Sixth Avenue, in the City of Hoopeston, as it existed on January 31, 1911; thence North 729.96 feet; thence East 2593.80 feet to the West side of the Right-of-Way of the Chicago and Eastern Illinois Railroad; thence South along the West side of the Right-of-Way of the said Railroad to the North side of the Right-of-Way of the Lake Erie and Western (now Norfolk and Western Railroad; thence West along the said North line of said Right-of-Way to the place of beginning, EXCEPT the following: (a) Beginning at the Northwest Center of Lot 3 in the Clerk's Subdivision of the North Half of Section 11 Township 23 North, Range 12 West of the 2nd P.M.; thence Southerly along the West line of said Lot 3, 200 feet; thence Northeasterly 360.55 feet to a point in the North line of said Lot 3; thence Westerly 300 feet to the place of beginning, and (B) A strip of land 100 feet in width across said Section 11, said land having been conveyed to the Chicago, Danville and Vincennes Railway Company by Deed dated May 16, 1871 and recorded in Deed Record 30 Page 291, and (C) All that portion of the described tract conveyed to the Chicago and Eastern Illinois Railway Company by Deed dated October 12, 1893 and recorded in Deed Record 127 Page 346, all as situated in the Northeast Quarter and the Northwest Quarter of Section 11 Township 23
North, Range 12 West of the 2nd P. M., situated in Vermilion County, Illinois.

                                                        Ackley
                                                        Franklin County, IA


Parcel A:

The East 1/2 of the Southeast 1/4 of Section 34 and all that part of the West 1/2 of the Southwest 1/4 and all that part of the South 1/2 of the Southwest 1/4 of the Northwest 1/4 lying West of the rail road right-of-way Section 35, in Township 90 North, Range 19 West of the 5th P.M., Franklin County, Iowa.

Parcel B:

A tract of land in triangular form in the Southwest corner of the East 1/2 of the Southwest 1/4 Section 35, Township 90 North, Range 19 West of the 5th P.M., Franklin County, Iowa, said land being all of the land in the East 1/2 of the Southwest 1/4 of said Section 35 cut-off by the Minneapolis & St. Louis Railway and lying West of said Railway, Franklin County, Iowa.

Parcel C:

Beginning at a point 1125.2 feet North and 65.5 feet East of the Southwest corner of the Southeast 1/4 of the Southwest 1/4 of Section 35, Township 90 North, Range 19 West of the 5th P.M., Franklin County, Iowa, running thence Easterly 306.2 feet, thence Northerly 560.0 feet to the center of Beaver Creek, thence following the low water course of said Creek in the Northwesterly direction 1520 feet to intersect with the North and South Quarter section line, thence Southerly 873.4 feet, Southeasterly on the East property line of the M. & St. L. Railroad 152 feet to the place of beginning, Franklin County, Iowa.

Parcel D:

Beginning at at point 1259.2 feet North of the Southeast corner of the Southwest 1/4 of the Southwest 1/4 of Section 35, Township 90 North, Range 19 West of the 5th P.M., Franklin County, Iowa, thence North 572 feet, thence West 274 feet, thence in a Southeasterly direction 640 feet along the right-of-way of the Minneapolis & St. Louis Railroad Company to the point of beginning, Franklin County, Iowa.

Parcel E:

Lots 7, 8, 9, and 10, Block 3, Burns and Foster's Addition to the City of Ackley, Hardin County, Iowa, and the East 1/2 of the vacated alley lying between the extensions westerly of the northerly line of said Lot 7 and the southerly line of said Lot 10.

Abstract.

                                                       Wells
                                                       Faribault County, MN



                               Wells, Minnesota
                               ----------------

TRACT 1 - All that part of the Southeast Quarter (SE1/4) of Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West, described as follows:

Commencing at the northeast corner of the Southeast Quarter (SE1/4) of Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West; thence north 89 degrees 09'00'' West a distance of 748.5 feet on an assumed bearing, on the north line of said 1/4 section; thence South 00 degrees 00'00'' West a distance of 1451.98 feet, on a line parallel with the east line of said Northeast Quarter (NE1/4), to a point on the centerline of vacated Cleveland Street, as shown on the plat of Garden Addition, as the same is platted and recorded in the office of the County Recorder of Faribault County, Minnesota; which point is the point of beginning of the tract to be described;

thence north 89 degrees 09'00'' West a distance of 406.35 feet, on the centerline of said vacated Cleveland Street, parallel with the north line of said 1/4 seciton, to a point 66 feet northeasterly, measured at a right angle from the northeasterly right-of-way line of the Soo Line Railroad (formerly the Chicago, Milwaukee, St. Paul & Pacific Railroad), said point being 16 feet northeasterly, measured at a right angle, from the northeasterly line of Thurman Street, as shown on said plat of Garden Addition;

thence north 41 degrees 09' 28'' West a distance of 238.31 feet, on a line parallel with and 16 feet northeasterly, measured at a right angle, from the northeasterly line of said Thurman Street;

thence northwesterly a distance of 226.98 feet, on a line parallel with and 16 feet northeasterly, measured at a right angle, from the northeasterly line of said Thurman Street, on a non-tangential curve, concave to the northeast, with a radius of 5613.50 feet, a central angle of 02 degrees 19'00'', and a chord bearing of north 38 degrees 58'57'' West;

thence north 37 degrees 49'27'' West a distance of 1265.06 feet, on a line parallel with and 16 feet northeasterly, measured at a right angle, from the northeasterly line of said Thurman Street, to the point of intersection with a line drawn perpendicular to the northeasterly line of said Thurman Street, from a point thereon, which is 100 feet southeasterly from the point of intersection of the northeasterly line of said Thurman Street, with the southwesterly right-of-way line of Trunk Highway No. 22;

thence north 52 degrees 10'33'' east a distance of 23.42 feet, on a line perpendicular to the northeasterly line of said Thurman Street, to a point on the southwesterly right-of-way line of Trunk Highway No. 22;

thence south 51 degrees 46'10'' east a distance of 1862.72 feet, on the southwesterly right-of-way line of said Trunk Highway No. 22, to the point of Intersection with a line parallel with and 748.5 feet west of the east line of the Southeast Quarter of said Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West;

thence south 00 degrees 00'00'' west a distance of 222.81 feet, on a line parallel with and 748.5 feet west of the east line of said Southeast Quarter, to the point of beginning;

TRACT 2 - The Northwest Quarter of Section Four (4), Township One Hundred Three
(103) North, Range Twenty-four (24) West of the Fifth Principal Meridian.

TRACT 3 - The South Twenty (20) rods of the West Half (W1/2) of the Northeast Quarter (NE1/4) of Section Five (5) in Township One Hundred Three (103) North, Range Twenty-four (24) West, excepting Railroad Right-of-Way of the Soo Line Railroad (formerly the Chicago, Milwaukee, St. Paul and Pacific Railroad), and subject to the easements for public highways now existing, and subject to the agreement by second party that it will be permitted to drain only surface water from above land into tile crossing the land of first parties to the north.

TRACT 4 - A tract commencing at a point 748.5 feet due west of the Southeast corner of the Northeast Quarter of Section Five (5) Township One Hundred Three
(103) North of Range Twenty-four (24) West of the Fifth Principal Meridian in the County of Faribault and State of Minnesota, thence running North 20 rods, thence West to the West line of the East Half of the Northeast Quarter of said Section Five (5) thence south 20 rods, thence East along the South line of said East half of Northeast Quarter of said Section Five (5) to the place of beginning.

TRACT 5 - All that part of the Southeast Quarter of Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West; described as follows: Commencing at the Northeast corner of the Southeast Quarter of Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West; thence north 89 degrees 09' 00'' west a distance of 748.5 feet on an assumed bearing on the north line of said 1/4 section; thence south 00 degrees 00'00'' west on a line parallel with the east line of said Northeast Quarter, to a point on the northeasterly right of way line of Trunk Highway No. 22, thence Northeasterly along the Highway 22 right-of-way to a point on the North line of the Southeast quarter of said Section Five (5), thence easterly along said quarter section line to the point of beginning.

                                                               Grandview
                                                               Yakima County, WA

PARCEL "A":

The East 50 feet of Lots 11 and 12, Block 29, of GRANDVIEW, Washington, according to the official plat thereof, recorded in Volume "B" of Plats, Page 6, records of Yakima County, Washington.


PARCEL "B":

All that portion of Block 15, GRANDVIEW, Washington, according to the official plat thereof recorded in Volume "B" of Plats, Page 6, records of Yakima County, Washington, lying South of the Southerly right of way line of West 2nd Street, as said street was conveyed to the City of Grandview, by instrument recorded under Auditor's File Number 1452522.

TOGETHER WITH that portion of vacated Warehouse Street, which, upon vacation, attached to said premises by operation of law.


PARCEL "C":

The North 16 feet of Lot 1 and Lot 2, 3, 4, 5, 6, 7 and 8 and Lot 9,

EXCEPT the North 5 feet thereof and Lots 13, 14, 15, 16 and 17, all in Block 29, of GRANDVIEW, Washington, according to the official plat thereof, recorded in Volume "B" of Plats, Page 6, records of Yakima County, Washington.

TOGETHER WITH that portion of vacated West "A" Street accruing thereto;

AND TOGETHER WITH those portions of vacated alley accruing thereto.


PARCEL "D":

Lots 19, 20, 21, 22, 23 and 24, Block 28, of GRANDVIEW, Washington, according to the official plat thereof, recorded in Volume "B" of Plats, Page 6, records of Yakima County, Washington.

TOGETHER WITH that portion of vacated West "A" Street and that portion of vacated West Third Street accruing thereto.


Situated in Yakima County, State of Washington.

                                                         Walla Walla
                                                         Walla Walla County, WA


                   WALLA WALLA COUNTY, STATE OF WASHINGTON
- --------------------------------------------------------------------------------


PARCEL A:

        Block 1 of Bowman's Addition to the City of Walla Walla, according to the official plat thereof recorded in volume C of plats at page 44, records of Walla Walla County. ALSO,

        Beginning at a point in the north line of Block 2 of said Bowman's Addition to the City of Walla Walla, which point is 56 feet west, measured along said north line, from the northeast corner of said Block 2, and running thence south, parallel to the east line of said Block 2, a distance of 193.86 feet to a point in the south line of said Block 2; thence west, along the south line of said Block 2, a distance of 168.7 feet to the southwest corner of said Block 2; thence north, along the west line of said Block 2, a distance of
193.86 feet to the northwest corner of said Block 2; thence east, along the north line of said Block 2, a distance of 168.7 feet to the point of beginning.


PARCEL B:

        A piece or parcel of land situate in the northwest quarter of Section 19, Township 7 north, Range 36 east of the Willamette Meridian, in Walla Walla County, Washington, described as follows, to wit:

        Beginning at a point on the north line of Dell Avenue in the City of Walla Walla, that is 726 feet distant west of the point of intersection of said north line with the west line of Thirteenth Avenue North in said city, said point also being 30 feet north of the east and west center line of said Section 19; thence northerly and parallel with said west line of Thirteenth Avenue North a distance of 650 feet; thence westerly and parallel with the east and west center line of Section 19, a distance of 1000 feet; thence southerly, parallel with the west line of Thirteenth Avenue North, a distance of 650 feet to a point that is 30 feet distant north of said east and west center line of
Section 19; thence easterly, parallel with said east and west center line of
Section 19, a distance of 1000 feet to the point of beginning.


PARCEL C:

        Beginning at the northeast corner of the U. S. Military Reserve in Walla Walla, Washington, in Section 30 in Township 7 north, Range 36 east of the Willamette Meridian, and running thence south 27 degrees 23' east 1685.78 feet, more or less, to a U. S. Corps of Engineers' bronze disk, which is the TRUE POINT OF BEGINNING of this description; thence south 67 degrees 48' 10" west a distance of 351.7 feet; thence north 29 degrees 50' west a distance of
352.2 feet; thence north 60 degrees 10' east a distance of 360 feet; thence south 27 degrees 23' east a distance of 398.1 feet, more or less, to the said true point of beginning.

        EXCEPTING THEREFROM the northerly 35 feet in width conveyed to the City of Walla Walla for street purposes.

                                                                Green Bay
                                                                Brown County, WI

Parcel I:

That part of the North 1/2 of the Southwest 1/4 of the Southeast 1/4, Section 32, Township 24 North, Range 21 East, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin described as:

Commencing at the Northwest corner of Lot 12, Block 3, of Smith Brothers Garden Addition; thence North 89 degrees 59' 57" West along the South line of Brook Street, 262.32 feet to the POINT OF BEGINNING; thence continuing North 89 degrees 59' 57" West, 253.2 feet to the East line of Henry Street; thence South 0 degrees 52' 24" West along the East line of Henry Street, 125.0 feet; thence South 89 degrees 59' 57" East, 254.63 feet; thence North 0 degrees 03' 03" East,
125.0 feet to the point of beginning, EXCEPTING THEREFROM that part thereof described in Volume 907 of Records, Page 535.

Tax Parcel Number: 21-1220-1
Street Address:    1804-1826 Brook Street


Parcel II:

Lots 99, 100, 101 and 102, EXCEPTING THEREFROM that part thereof described in Volume 297 of Deeds, Page 348; and Lots 111, 112, 113 and 114, Oak Grove, according to the recorded Plat thereof, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin.

Tax Parcel Number: 8-75
Street Address:    1425-1427 Main Street

                                                             Poynette
                                                             Columbia County, WI

LEGAL DESCRIPTION

Lots 1, 2, 3 and 4, Certified Survey Map No. 1288, recorded in Volume 6 of Surveys, on page 50, as Document No. 471410, Village of Poynette and Town of Dekorra, Columbia County, Wisconsin.

Lot 1, Certified Survey Map No. 1289, recorded in Volume 6 of Surveys, on page 51, as Document No. 471411, Village of Poynette and Town of Dekorra, Columbia County, Wisconsin.

Lot 1, Certified Survey Map No. 1290, recorded in Volume 6 of Surveys, on page 52, as Document No. 471412, Village of Poynette and Town of Dekorra, Columbia County, Wisconsin.

Lot 1, Certified Survey Map No. 1300, recorded in Volume 6 of Surveys, on page 62, as Document No. 472272, Village of Poynette, Columbia County, Wisconsin.

                                                                 DeForest
                                                                 Dane County, WI

The East 50 acres of the South 1/2 of the Southeast 1/4 of Section 8, Township 9 North, Range 10 East, in the Village of DeForest, Dane County, Wisconsin, described as follows: Beginning at the Southeast corner of Section 8, Township 9 North, Range 10 East, which point is 57 feet East of a concrete highway monument marking the West boundary of the State Highway; thence Westerly along the South line of Section 8 at an angle of 89 degrees 20 minutes with the East line of Section 8 for a distance of 1,651.8 feet to the Southwest corner of 50 acres tract; thence Northerly at an angle of 90 degrees 40 minutes with the South line of said Section for a distance of 1,315 feet to the Northwest corner of said tract; thence Easterly at an angle of 89 degrees 35 minutes with the West line of said tract 1,651.83 feet to the Easterly line of Section 8, which is 47 feet East of a highway concrete monument; thence Southerly along the East line of Section 8 at an angle of 90 degrees 25 minutes with the above North line for a distance of 1,322.3 feet to the place of beginning, EXCEPT that portion conveyed in Vol. 744 of Deeds, page 51, Document No. 1053647; FURTHER EXCEPT Certified Survey Map No. 5443, recorded in Vol. 24 of Certified Survey Maps, page 408, Document No. 2060469; FURTHER EXCEPT land conveyed in Vol. 15285 of Records, page 17, Document No. 2241655.

TAX ROLL PARCEL NUMBER: 45-0910-084-9671-2
ADDRESS PER TAX ROLL:    101 Stokley Dr., DeForest, WI

                                                        Sun Prairie
                                                        Dane County, WI


PARCEL 1: Lots Thirteen (13) and Fourteen (14), PLAT OF A PART OF THE VILLAGE OF SUN PRAIRIE as recorded in Volume B of Plats, page 3, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 2: Lot Nineteen (19), SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin, EXCEPT: Beginning at the most Northwesterly corner thereof; thence South 10 degrees 04 minutes West,
47.35 feet; thence North 61 degrees 17 minutes East, 95.13 feet; thence North 89 degrees 18 minutes West, 75.23 feet to the point of beginning of this exception.

PARCEL 3:  Lots Twenty (20), Twenty-one (21), Twenty-two (22), Twenty-three
(23), Twenty-four (24) and Twenty-five (25), SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 4: That portion of Lots Twenty-six (26), Twenty-seven (27), and Twenty-eight (28), lying South of relocated Lincoln Street, SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 5:  That portion of Lot Five (5), lying South of relocated Lincoln
Street and North of the center line of vacated Lincoln Street, PLAT OF A PART OF THE VILLAGE OF SUN PRAIRIE as recorded in Volume B of Plats, page 3, in the
City of Sun Prairie, Dane County, Wisconsin.

PARCEL 6: That portion of vacated Lincoln Street lying East of the Easterly line of Lot Five (5), and South of the South line of relocated Lincoln Street, SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 7: Part of Lot Five (5), PLAT OF A PART OF THE VILLAGE OF SUN PRAIRIE as recorded in Volume B of Plats, page 3, in the City of Sun Prairie, Dane County, Wisconsin, described as: Beginning at the intersection of the extended East line of Market Street and the South line of Section 5, Township 8 North, Range 11 East; thence East on said South line 99 feet; thence North parallel to the East line of Market Street, 95.6 feet; thence at right angles to Market Street 99 feet to said extended East line; thence South 102.6 feet to the point of beginning.

PARCEL 8: That portion of Lincoln Street and relocated Lincoln Street, SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin, described as: Beginning at the Southeast corner of Lincoln Street on the West line of Lot 20, Block 17, Original Plat of Sun Prairie, Dane County, Wisconsin; thence North along the East line of said Lincoln Street 15 feet; thence Southwesterly to a point on the South line of said Lincoln Street, 15 feet West of the point of beginning; thence East along said South line of Lincoln Street, 15 feet to the point of beginning of this description.

PARCEL 9: Outlot Two Hundred Eight (208), ASSESSOR'S PLAT OF THE VILLAGE OF SUN PRAIRIE, in the City of Sun Prairie, Dane County, Wisconsin, EXCEPT that part lying Easterly of the following described line: Beginning on the North line of Park Street, 176.57 feet West of the Southeast corner thereof; thence North 194.28 feet to the South corner of Outlot 202 of said Assessor's Plat.

PARCEL 10: Part of the Northeast 1/4 of the Northeast 1/4 of Section 8, Township 8 North, Range 11 East, in the City of Sun Prairie, Dane County, Wisconsin, described as follows: Beginning at the point where the East line of Market Street produced Southerly from Main Street intersects the North line of said Section 8; thence East along said North line of Section 8, a distance of 135 feet more or less to a point in a line parallel to and 8.5 feet Northwesterly measured at right angles from the center line of the present most Northwesterly Railroad track; thence Southwesterly parallel to said center line, 170 feet more or less to a point in the aforesaid Southerly prolongation of said East line of Market Street; thence North along said prolongation 103.3 feet more or less to the point of beginning.

TAX ROLL PARCEL NUMBERS:  55-0811-054-7155-7
                          55-0811-054-7175-3
                          55-0811-054-7263-6
                          55-0811-054-7325-1
                          55-0811-081-0088-0

ADDRESS PER TAX ROLL:  151 Market St., Sun Prairie, WI

                                                           Waunakee
                                                           Dane County, WI



PARCEL 1: Lots One (1), Two (2), and Three (3), WAUNAKEE CANNING CO. ADDITION, in the Village of Waunakee, Dane County, Wisconsin.

PARCEL 2: Part of the Northeast 1/4 of the Northwest 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, described as follows: Commencing at the Southeast corner of Lot 1, Waunakee Canning Co. Addition, Village of Waunakee; thence South 89 degrees 00 minutes West, 166.75 feet; thence North 47 degrees 20 minutes West, 170.45 feet to the point of beginning; thence continuing North 47 degrees 20 minutes
West, 44.90 feet; thence North 0 degrees 00 minutes 81.53 feet; thence
North 88 degrees 53 minutes East, 33.00 feet; thence South 0 degrees
00 minutes 112.55 feet to the point of beginning, being part of vacated
Madison Street, Village of Waunakee.

PARCEL 3: Part of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, which is more particularly described as follows: Beginning at the Southwest corner of Outlot B of Waunakee Canning Co. Addition to the Village of Waunakee; thence East along the South line of said Outlot B and on said South line produced for a distance of 284.5 feet; thence South 7 degrees 40 minutes West, 233.5 feet to the Easterly line of the Chicago Northwestern Railroad right-of-way; thence Northwesterly along said Railroad right-of-way 342.5 feet to the point of beginning.

PARCEL 4: Part of the West 1/2 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the village of Waunakee, Dane County, Wisconsin, which is described as follows: Beginning at the Southwest corner of Outlot B, Waunakee Canning Co. Addition to the Village of Waunakee; thence West along the Southerly line of said Outlot B produced 141.0 feet to the Westerly line of the Chicago Northwestern Railroad right-of-way; thence South 47 degrees 48 minutes East along the Westerly line of said right-of-way 140.5 feet to the point of beginning of this description; thence continue South 47 degrees 48 minutes East along said right-of-way 373.5 feet; thence South 20 degrees 15 minutes West
646.6 feet; thence North 60 degrees 25 minutes West, 397.2 feet; thence North 1 degree 26 minutes West 294.4 feet; thence North 62 degrees 56 minutes East,
339.9 feet; thence North 0 degrees 53 minutes West, 182.0 feet to the point of beginning, EXCEPT that poriton conveyed in vol.664 of Deeds, page 403, Document No. 939614.

PARCEL 5: All that part of the following described parcel lying West of the center line of the Six Mile Creek running through said parcel: Part of the West 1/2 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, and described more fully as follows: Commencing at a point on the Easterly extension of the South line of Outlot B, Waunakee Canning Co. Addition (Also the South line of lands owned by Village of Waunakee) distant thereon 284.5 feet East of the Southwest corner of Outlot B; thence South 7 degrees 40 minutes West, 233.5 feet to the Northeast right-of-way line of the Chicago Northwestern Railroad; thence Southeasterly along said Northeasterly line of the center line of public highway; thence Northerly along said center line to the Southeast corner of lands conveyed to Village of Waunakee in Vol. 363 of Deeds, page 5, Document No. 553335; thence West along South line of Village property to the point of beginning.

PARCEL 6: Part of the Northwest 1/4 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, described as follows: Commencing on the Northeasterly line of the land of the Chicago and Northwestern Railway Company and on a line running North and South through center of said Section 8; thence North on said line
171.60 feet; thence East parallel with the North line of said Section, 99 feet; thence South parallel with first line, 267.30 feet to the Northeasterly line of the Chicago and Northwestern Railway Company; thence Northwesterly along said line of the Chicago and Northwestern Railway Company, 137.28 feet to the place of beginning.

PARCEL 7: Part of the Northwest 1/4 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, described as follows: Commencing at the Southeast corner of Lot 8, Block 2,
E. M. Cooper's Addition to the Village of Waunakee; thence running West 16-1/2 rods; thence South 13-4/5 rods; thence East 16-1/2 rods; thence North 13-4/5 rods to the point of beginning.

PARCEL 8: Outlots A and B, WAUNAKEE CANNING CO. ADDITION, in the Village of Waunakee, Dane County, Wisconsin.

TAX ROLL PARCEL NUMBERS:  57-0809-081-3650-7
                          57-0809-081-3700-6
                          57-0809-081-9080-5

                                                             Cobb
                                                             Iowa County, WI

PARCEL I
Part of the Southeast 1/4 of the Northeast 1/4 of Section 26, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, described as follows:
Commencing at the Northeast corner of the Southeast 1/4 of the Northeast 1/4 of
Section 26, thence West 1036 feet; thence South 525 feet; thence East 74 feet to the Railroad right of way; thence North 120 feet; thence in a Northeasterly direction along the North line of the Railroad right of way, 826 feet to a point, 351 feet South of the North line of said Southeast 1/4 of the Northeast 1/4; thence North 224 feet; thence East 136 feet; thence North 127 feet to the place of beginning.

PARCEL II

Part of the Southwest 1/4 of the Northwest 1/4 of Section 25, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, described as follows:
Commencing at a point 60 feet South of the Northwest corner of the Southwest 1/4 of the Northwest 1/4 of Section 25, thence East, 242 feet; thence North 60 feet; thence East 744 3/4 feet, more or less, to a point that is 5 chains and 5 links West of the Northeast corner of said Southwest 1/4 of the Northwest 1/4; thence South 402 1/2 feet to the North line of the C. & N.W.R.R. right of way; thence West along said right of way, 486 3/4 feet; thence North along said right of way, 125 feet; thence West along said right of way, 347 feet; thence North, 60 feet; thence West 153 feet to the West line of said 40 acre tract; thence North on the said West line, 215 feet more or less to the place of beginning. Intending to include all that part of the Southwest 1/4 of the Northwest 1/4 of Section 25, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, North of the railroad right of way as deeded in Volume 97 of Deeds, page 75, Document # 18876, in the Office of the Register of Deeds for Iowa County, Wisconsin.

PARCEL III
A parcel of land lying and being in the Southeast 1/4 of the Northeast 1/4 of
Section 26, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, described as follows: Commencing 60 feet North of the Northeast corner of that certain tract of land conveyed from Joseph Drury to the Chicago & Tomah R.R. Co., and particularly described in Volume 35 of Deeds, page 542, to which reference is had for said point of beginning; thence North on the East line of said 40 acre tract, 150 feet; thence West, 140 feet; thence South 150 feet; thence East 140 feet to the place of beginning.

PARCEL IV
Part of the Southwest 1/4 of the Northwest 1/4 of Section 25, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, described as follows:
Beginning at a point adjoining the North side of the Milwaukee and Madison branch of the C. & N.W.R.R. Depot grounds as now located, 33 feet East of the West line of the Southwest 1/4 of the Northwest 1/4 of Section 25, to run thence North 60 feet; thence East 120 feet; thence South to said railroad grounds; thence West along said railroad grounds to place of beginning.

PARCEL V
Part of the Southeast 1/4 of the Northeast 1/4 of Section 26, Township 6 North, Range 1 East, in the Village of Cobb, Iowa County, Wisconsin, meted and bounded as follows: Commencing at the Northeast corner of a tract of land last conveyed by Joseph Drury to the Chicago and Tomah Railroad Company in a Deed recorded in Volume 35, page 542 of Deeds in the Registers Office of said County; thence North 60 feet, thence West 140 feet, thence South 60 feet, more or less, to the Railroad land; thence with the line of said Railroad land, North 85 degrees East, 140 feet, more less, to the place of beginning.

PARCEL VI

That part of the Southeast 1/4 of the Northeast 1/4 of Section 26, Township 6 North, Range 1 East of the Fourth Principal Meridian, Village of Cobb, Iowa County, Wisconsin, bounded and described as follows: Beginning at the point of intersection of the West line of Division Street, a/k/a Commercial Street with the northerly line of the 300 foot right of way of the Chicago and North Western Railway Company; thence South along the West line of said Division Street, a distance of 115 feet, more or less, to a point, 8.5 feet northerly of, as measured at right angles from center line of Spur Track I.C.C. NO. 22 of said Railway Company, as now located and established; thence Westerly along a line parallel with the centerline of the tangent segment of said Spur Tract and extension thereof to a point, 9 feet Northerly of, as measured radially from the centerline of the curved segment of said Spur Tract; thence Westerly along a line parallel with the centerline of the curved segment of said Spur Track to a point, 50 feet Northerly of, as measured at right angles from the centerline of the main track of said Railway Company, as now located and established; thence Westerly along a line parallel with the centerline of said main track to a point, 1000 feet Westerly of, as measured along a line parallel with the Northerly line of said 300 foot right of way from the east line of said Section; thence North along a line parallel with the East line of said Section to the Northerly line of said 300 foot right of way; thence Easterly along the Northerly line of said 300 foot right of way to the point of beginning.

EXCEPTING FROM PARCELS II THROUGH V, THE LANDS CONVEYED FOR HIGHWAY DESCRIBED
AS: A parcel of land located in the SW 1/4 of the NW 1/4 of Section 25, Town 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, and consist of all the land therein lying between the west line of said Southwest 1/4 of Northwest 1/4 of Section 25 and a new road right of way line 50 feet east of and parallel to the centerline of new road as now laid out.

ALSO EXCEPTING lands located in the Southwest 1/4 of the Northwest 1/4 and in the Northeast 1/4 of Section 25, Township 6 North, Range 1 East, Town of Eden, and Village of Cobb, Iowa County, Wisconsin, and consists of all the land therein which lies within 50 feet South of the centerline of new road from the point of beginning to a point, 872 feet therefrom. Also all the land which lies within 50 feet each side of centerline for the next 1239 feet, all the land lying within 50 feet northerly of said centerline for the next 1325 feet to the east line of grantor, the said centerline geing described as follows:
Commencing at a point 2111 feet west of the center of Section 25, Township 6 North, Range 1 East extending thence North 89 degrees 05' East, for 3436 feet to the east property line of grantor.

FURTHER EXCEPTING lands located in the Southeast 1/4 of the Northeast 1/4 of
Section 26, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, and consists of all the land therein lying between the East line of said Section 26 and a new right of way line 50 feet West of and parallel to the centerline of the new road as now laid out. The centrerline is described as follows: Beginning on the East line of said Section 26 at a point 1330 feet South of the Northeast corner of said Section extending thence South
0 degrees 05' West for 130 feet to the south line of property.

TAX ROLL PARCEL NUMBER: 130, 131, 130.A and 130.B (Village of Cobb)

                                                            Jefferson
                                                            Jefferson County, WI


Lot 1 of Certified Survey Map No. 1890 recorded on November 8, 1985 in Volume 6 of Certified Surveys on Page 106, as Document Number 811709, being a part of the Northwest Quarter of the Northwest Quarter of Section 14, Township 6 North, Range 14 East, City of Jefferson, Jefferson County, Wisconsin.





COMPUTER NO.:   241-2082-02000
TAX KEY NO.:   06-14-14-22-003

                                                              Merrill
                                                              Lincoln County, WI


PARCEL 1

Lots Nine (9), Twenty-one (21) and Twenty-two (22), Block Two (2), in T. P. Mathews Addition to the City of Merrill, Lincoln County, Wisconsin.


PARCEL 2

A portion of the Northeast 1/4 of the Northwest 1/4 of Section 15, Township 31 North, Range 6 East, City of Merrill, Lincoln County, Wisconsin, described by metes and bounds as follows:
Commencing at the intersection of the South line of the Chicago, Milwaukee, St. Paul & Pacific Railroad right-of-way and the West line of said 40, thence North 90 feet the place of beginning; thence East parallel with said Railroad right-of-way, 500 feet, thence North parallel with the West line of said 40 to the section line between Sections 10 and 15, thence West, 500 feet to the Northwest corner of said 40, thence South to the place of beginning.
Also described as Lot 631 of the Assessor's Plat of the City of Merrill recorded in Volume 3 of Plats, page 40, Lincoln County Records.

                                                             Oconomowoc
                                                             Waukesha County, WI

Parcel 1 of Certified Survey Map No. 6318, recorded on November 29, 1990 in Volume 52 of Certified Survey Maps on Pages 131 to 133, inclusive, as Document No. 1624207, being a part of the Southwest 1/4 of the Northwest 1/4 of Section 5, Town 7 North, Range 17 East, in the City of Oconomowoc, County of Waukesha, State of Wisconsin.

Tax Key No. OCOC 0634.999.003

ADDRESS: 1055 Corporate Center

KR/WF/DD

                                                            Pickett
                                                            Winnebago County, WI


Parcel 1

A part of the Southwest Quarter (SW 1/4) of the Northwest Quarter (NW 1/4) of
Section 28, the Southeast Quarter (SE 1/4) of the Northeast Quarter (NE 1/4) and the Northeast Quarter (NE 1/4) of the Southeast Quarter (SE 1/4) of Section 29, all in T17N, R15E, in the Town of Utica, Winnebago County, Wisconsin, described as follows:
Commencing at the Northwest Corner of said Section 28; thence south 0 degrees 47 minutes 54 seconds east, 1315.60 feet, along the West line of the North West 1/4 of said Section 28, to the Northwest Corner of the South West 1/4 of the North West 1/4 of said Section 28, to the place of beginning; thence north 88 degrees 37 minutes 8 seconds east, 678.39 feet, along the North line of the South West 1/4 of the North West 1/4 of said Section 28, to its intersection with the Westerly right-of-way line of the Wisconsin and Southern Railroad Company; thence south 38 degrees 6 minutes 6 seconds west, 2043.59 feet, along the Westerly right-of-way line of the Wisconsin and Southern Railroad Company; thence south 89 degrees 52 minutes 1 second west, 680.30 feet, to a point on the Easterly right-of-way line of County Trunk Highway "M"; thence north 0 degrees 39 minutes 45 seconds west, 906.17 feet, along the Easterly right-of-way line of County Trunk Highway "M"; thence north 88 degrees 46 minutes 50 seconds east, 291.16 feet; thence north 0 degrees 58 minutes 13 seconds west, 660.00 feet, to a point on the North line of the South East 1/4 of the North East 1/4 of said Section 29; thence north 88 degrees 46 minutes 50 seconds east, 993.90 feet, along the North line of the South East 1/4 of the North East 1/4 of said Section 29, to the place of beginning.

Parcel 2

A part of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of
Section 28, the Northeast Quarter (NE 1/4) of the Southeast Quarter (SE 1/4) and the Southeast Quarter (SE 1/4) of the Southeast Quarter (SE 1/4) of Section 29, all in T17N, R15E, in the Town of Utica, Winnebago County, Wisconsin, described as follows:
Commencing at the West Quarter Corner of said Section 28, the place of beginning; thence north 88 degrees 42 mintues 40 seconds east, 397.10 feet, along the North line of the North West 1/4 of the South West 1/4 of said
Section 28, to its intersection with the Westerly line of State Trunk Highway No. 44; thence southwesterly along the Westerly line of said State Trunk Highway No. 44 the following courses: south 28 degrees 26 minutes 11 seconds west, 161.41 feet; thence southwesterly, 786.96 feet, along the arc of a curve to the right having a radius of 2804.93 feet and the chord of which bears south 36 degrees 29 minutes 23 seconds west, 784.38 feet; thence south 44 degrees 28 minutes 18 seconds west, 547.27 feet; thence southwesterly, 694.74 feet, along the arc of a curve to the right having a radius of 5669.65 feet and the chord of which bears south 48 degrees 2 minutes 32.5 seconds west, 694.31 feet; thence south 36 degrees 49 minutes 33 seconds west, 102.80 feet; thence southwesterly 74.40 feet, along the arc of a curve to the right having a radius of 5696.65 feet and the chord of which bears south 52 degrees 55 minutes 37 seconds west, 74.40 feet; thence south 53 degrees 20 minutes 39 seconds west, 57.47 feet; thence north 63 degrees 46 minutes 36 seconds west, 56.80 feet, along the Westerly line of said State Trunk Highway No. 44, to its intersection with the Easterly line of County Trunk Highway "M"; thence north 5 degrees 10 mintues 26 seconds west,
69.34 feet, along the Easterly line of said County Trunk Highway "M"; thence south 89 degrees 6 minutes 8 seconds west, 16.56 feet, to a point on the West line of the East 1/2 of the South East 1/4 of said Section 29; thence north 1 degrees 7 minutes 59 seconds west, 417.70 feet, along the West line of the East 1/2 of the South East 1/4 of said Section 29, to its intersection with the Easterly right-of-way line of the Wisconsin and Southern Railroad Company; thence north 38 degrees 6 minutes 6 seconds east, 1603.15 feet, along the Easterly right-of-way line of the Wisconsin and Southern Railroad Company to its intersection with the North line of the North East 1/4 of the South East 1/4 of said Section 29; thence north 88 degrees 44 minutes 20 seconds east,
305.97 feet, along the North line of the North East 1/4 of the South East 1/4 of said Section 29, to the place of beginning.

Parcel 3

A part of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of
Section 29, T17N, R15E, in the Town of Utica, Winnebago County, Wisconsin, described as follows:
Commencing at a point on the South line of the Wisconsin and Southern Railroad Company (formerly known as the Chicago, Milwaukee & St. Paul Railroad) right-of-way in the center of County Trunk Highway "M" (formerly known as the Waukau-Waupun Road); thence southwesterly, along the South line of said Railroad right-of-way, 351 feet; thence southeasterly, at right angles to said Railroad right-of-way, 41 feet and 10 inches; thence northeasterly, on a line parallel to said Railroad right-of-way, to a point in the center of said County Trunk Highway "M", about 300 feet; thence north, along the center of said Highway, to the place of beginning.

Tax Key Number: Par. 1: 024-0594-01, 024-0594-03, 024-0609,
024-0609-01 & 024-0624; Par. 2: 024-0624-01, 024-0625-01
& 024-0599; Par. 3: 024-0637-01

                                    ANNEX 3


Section 1(a)(ii)

         Appleton, Wisconsin. Indemnifying Party removed a number of underground storage tanks from this property during the 1980's and early 1990's. All such tanks were used for storage of petroleum based products. Leakage and soil contamination was detected in connection with three tanks. The sites were over-excavated, and contaminated soil was removed from site and disposed of in accordance with the requirements of law.

                 However, because of unique soil conditions, small amounts of contaminated soil may remain at the site in areas near where the tanks were located. The WDNR allowed the site to be closed contingent upon agreement by the Indemnifying Party to notify it in the event that future excavation discloses contaminated soil that requires removal.
         A deed restriction to that effect is in place.


Section 1(a)(iii)

         None.


Section 1(a)(iv)

         Sun Prairie and Waunakee, Wisconsin. Indemnifying Party has been identified as a potentially responsible party in connection with the clean-up of the Refuse Hideaway Landfill site in Middleton, Wisconsin. Indemnifying Party contributed general refuse to that site from its plants in Sun Prairie and Waunakee, Wisconsin. It did not contribute hazardous materials to the site. Indemnifying Party is in the process of negotiating a de-minimus settlement on the basis it contributed insignificant volume to the site and no waste involved in the contamination of the site.

                                   LITIGATION



1. Walter Reinholdt v. Stokely USA, Inc. (Law No. C2017 in the Iowa District Court for Franklin County, Iowa)

                 This is an action brought by plaintiff for damages of $56,633.43 plus interest and costs. The claim is based on the Company's alleged negligence in connection with the storage of dark red kidney beans at its plant in Ackley, Iowa. The Company denies liability.

                 This case was tried to a jury in July of 1994, and a verdict was returned which found no liability on the part of the Company. Plaintiff has, however, appealed to the Court of Appeals of the State of Iowa. A decision on that appeal is expected later this year.

                 Davis, Hockenberg, Wine, Brown, Koehn & Shors of Des Moines, Iowa represents the Company in this matter.

2. Kurt Boehm v. Stokely USA, Inc., et al. (Case No. 93-L-003414 in the Circuit Court of Cook County, Illinois)

                 This action was filed in April of 1993 and is for personal injuries suffered by plaintiff in a boiler explosion that occurred at the Company's plant in Hoopeston, Illinois while plaintiff was present as a business invitee.

                 The Company has liability insurance in force for this claim through Crum and Forster Commercial Insurance Co., and the Company's defense has been undertaken by Crum and Forster Insurance Co. through the law firm of Crystal, Heytow and Warnick, P.C. of Chicago, IL.

3. Robert Potratz and James Potratz v. Stokely USA, Inc. (Case No. 93-CV-811 in the Circuit Court of Winnebago County, Wisconsin.)

                 This action sought damages of $180,000 on a breach of contract claim plus punitive damages of an unstated amount. The Company denied liability, and the case was tried to a jury in April of 1995. The jury found that the Company breached the contract and returned a damage verdict of $73,283 against the Company.

                 The Company has filed motions after verdict to set aside or reduce the damages to $34,788. These motions are scheduled to be heard by the court on May 11, 1995. The Company plans to appeal if the verdict as to damages is not set aside. Robert Brill, general counsel of the Company, set aside. Robert Brill, general counsel of the Company, represents the Company in this action.

4. Renee Estrada v. Arnold Bowman and Stokely USA, Inc. (Cause No. C-1327-94-D, Hidalgo County, Texas District Court).

                 This action was filed on March 18, 1994 and is an action for damages based on plaintiff's claim that he was wrongfully discharged as an employee at the Company's plant in McAllen, Texas. There is no substance to the plaintiff's claim. Damages sought include lost earnings and punitive damages. The Complaint, however, fails to state a specific damage amount. The exposure is minimal.

                 The Company is represented by the law firm of Adams and Graham, L.L.P. of Harlingen, Texas in this action.

5. Baker's Best Frozen Commodities Co., v. Stokely USA, Inc. et al. (Case No. BC102425 Los Angeles County Superior Court).

                 This action was filed on April 11, 1994 and seeks compensatory and punitive damages arising from an alleged breach of contract. The amount of damages is not stated in the Complaint but is generally represented to be in excess of $500,000; of which sum the compensatory damage claim comprises a small part. Stokely USA, Inc. denies liability.

                 A tentative settlement has been reached which is in the process of being reduced to writing. Pursuant to this settlement, the Company will forgive outstanding invoices owed it by Plaintiff in the amount of $16,700 and will provide $15,000 of trade discounts to Plaintiff in each of the next 3 years.

                 The Company is represented in this action by Lane, Powell, Spears and Lubersky of Los Angeles, California.

6. Duane C. Klingler v. Stokely USA, Inc. (Case No. CI-95-046 in the Common Pleas Court of Paulding County, Ohio).

                 This action was filed in March of 1995 and claims that the Company breached a warehouse lease agreement with Plaintiff. Damages of $44,000 are claimed.

                 The Company has denied liability. Glenn Troth of Paulding, Ohio represents the Company in this action.

7. Pedro Rodriguez v. Stokely USA, Inc. (Case No. C94-3057 in the United States District Court for the Northern District of Iowa).

                 This action was filed in August of 1994 and claims that the Company breached an employment agreement with Plaintiff. Damages are unstated in the complaint but are estimated by the Company to be less than $5,000.

                 The Company has denied liability. No trial date has been set. Robert Brill, general counsel of the Company, represents the Company in this action.

8. Philip D. Freeman v. Stokely USA, Inc. (Case No. 95-C-003 in the United States District Court for the Eastern District of Wisconsin).

                 This is a class action lawsuit which was filed on January 3, 1995, in the United States District Court for the Eastern District of Wisconsin, by Philip D. Freeman, a Minnesota resident, against the Company, all of the individual members of the Board of Directors of the Company (in both their capacity as a member of the Board of Directors and as an executive officer, as applicable), William Blair
         & Company and Dain Bosworth, Inc. The plaintiff brought the action pursuant to Sections 11, 12(2) and 15 of the Securities Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The plaintiff alleges that he sustained losses in connection with his purchase of shares of Common Stock of the Company following a secondary offering by the Company during the period from October 17, 1994 to December 19, 1994, as a result of defendants' alleged misleading statements and omission to state material facts. The complaint seeks rescission and/or compensatory damages, and costs and expenses related to the bringing of the lawsuit. The Company believes that the allegations are without merit or substance.

                 The Company retained the law firm of Gibbs, Roper, Loots and Williams of Milwaukee, Wisconsin to represent the Company and its officers. The Company has retained the law firm of Michael, Best & Friedrich of Milwaukee, Wisconsin, to represent the Company's non-employee directors. The Company has Directors and Officers Liability Insurance coverage through two carriers with total coverage of $10,000,000, less retention of $250,000. The Company has negotiated allocation of defense costs with the primary carrier assuming 75% of such costs and the Company 25% after the retention.

                 Motions for dismissal of the Complaint have been filed on behalf of all defendants and remain pending.

9. Daniel J. Sweeney v. Stokely USA, Inc., et al. (Case No. 95-C-0501) in the United States District Court for Eastern District of Wisconsin).

                 This case was filed on 5/10/95 and served 5/17/95. It is a class action suit arising from the same events as the Freeman case.

                 The Company has retained the law firm of Gibbs, Roper, Loots & Williams of Milwaukee, Wisconsin to represent it and its employees named as defendants.

                       ADMINISTRATIVE PROCEEDINGS PENDING


1. Cynthia A. Spencer v. Stokely USA, Inc. (Case No. CP 08-92-22838 Iowa Civil Rights Commission)

                 Cynthia A. Spencer filed a complaint with the Iowa Civil Rights Commission in August of 1992. She claims that she was not hired in 1992 as a mechanic due to her gender. There is no substance to her complaint which remains under investigation by the Iowa Civil Rights Commission.

                 The Company is represented in this matter by its general counsel, Robert Brill.

2. John Areklet v. Stokely USA, Inc. (PACA N-7964 in the United States Department of Agriculture)

                 John Areklet filed a complaint with the United States Department of Agriculture in February of 1995 which claims the Company violated the Perishable Agricultural Commodities Act by rejecting a quantity of green beans grown under contract with the Company by Mr. Areklet in 1994. Mr. Areklet claims damages of $12,474.

                 Stokely has denied liability. An administrative decision on the claim is forthcoming. The Company is represented in this matter by its general counsel, Robert Brill.

3. Robert Van der Zanden v. Stokely USA, Inc. (PACA N-8003 in the United States Department of Agriculture).

                 Robert Van der Zanden filed a complaint with the United States Department of Agriculture in March of 1995 which claims the Company violated the Perishable Agricultural Commodities Act by rejecting a quantity of green beans grown under contract with the Company by Mr. Van der Zanden in 1994. Mr. Van der Zanden claims damages of $5,770.

                 Stokely has denied liability. An administrative decision on the claim is forthcoming. The Company is represented in this matter by its general counsel, Robert Brill.

                             THREATENED LITIGATION

1. Middleton Refuse Hideaway. The Company has been named as a potentially responsible party with regard to the Middleton Refuse Hideaway Landfill Site in Dane County, Wisconsin. The Company believes its responsibility, if any, is de minimus on the basis that it contributed no hazardous materials to the landfill site and an insignificant volume of materials in a volumetric ranking scheme.

                 The Company joined with several other de minimus parties to retain the law firm of Michael Best and Friedrich of Madison, Wisconsin to represent it with regard to this matter; although there is no legal action pending against the Company at this time. The Company is currently negotiating a de minimus settlement.

                    ENVIRONMENTAL INDEMNIFICATION AGREEMENT

         THIS ENVIRONMENTAL INDEMNIFICATION AGREEMENT ("Agreement") is made as of the 31st day of May, 1995, by STOKELY USA, INC., a Wisconsin corporation (the "Indemnifying Party") to, and for the ratable benefit of, NATIONWIDE LIFE INSURANCE COMPANY ("Nationwide"), EMPLOYERS LIFE INSURANCE COMPANY ("Employers"), WEST COAST LIFE INSURANCE COMPANY ("West Coast") and STATE OF WISCONSIN INVESTMENT BOARD (Nationwide, Employers, West Coast and SWIB are collectively referred to hereinafter as the "Lenders").

                                R E C I T A L S:

         WHEREAS, Nationwide, Employers, West Coast and the Indemnifying Party are parties to a Note Agreement, dated as of January 1, 1990, as amended by an Amendment to Note Agreement dated August 18, 1992, a Second Amendment to Note Agreement dated June 11, 1993, and a Third Amendment to Note Agreement dated May 31, 1995 (said Note Agreement, as so amended, and as further amended, modified or supplemented from time to time, is referred to hereinafter as the "Nationwide Note Agreement"), pursuant to which the Indemnifying Party has issued its 9.37% Senior Secured Notes due January 15, 2000 (collectively, together with any other notes issued pursuant to the Nationwide Note Agreement, the "Nationwide Notes"); and

         WHEREAS, SWIB and the Indemnifying Party are parties to a Note Agreement, dated as of December 1, 1991, as amended by a First Amendment to Note Agreement dated as of August 18, 1992, a Second Amendment to Note Agreement dated as of June 11, 1993, and a Third Amendment to Note Agreement dated as of May 31,1995 (said Note Agreement, as so amended, and as further amended, modified or supplemented from time to time, is referred to hereinafter as the "SWIB Note Agreement"), pursuant to which the Indemnifying Party has issued a certain 9.49% Senior Note due December 15, 2001 (collectively, together with any other notes issued pursuant to the SWIB Note Agreement, the "SWIB Notes"); and

         WHEREAS, the Indemnifying Party has on this date entered into a Security Agreement (as amended, modified or supplemented from time to time, the "Security Agreement") with the Lenders, granting to, and for the ratable benefit of, the Lenders a security interest in certain Collateral (as defined in the Security Agreement) to secure the Nationwide Notes, the SWIB Notes and the other Obligations (as defined in the Security Agreement); and

         WHEREAS, as additional security for the Obligations, the Indemnifying Party has granted to, and for the ratable benefit of, the Lenders certain real estate mortgages/deeds of trust (as amended, modified or supplemented from time to time, the "Mortgages"), encumbering certain real estate legally described on Annex 1 hereto and the improvements and fixtures and other property described in the Mortgages (said real estate, improvements, fixtures and other property, the "Mortgaged Property"), together with certain other documents evidencing and/or securing the Obligations (the Security Agreement, the Mortgages, this Agreement and such other documents being described and defined in the Security Agreement and collectively referred to hereinafter as the "Security Documents"); and

         WHEREAS, as additional security for the Obligations, the Lenders have required that the Indemnifying Party execute and deliver to the Lenders this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnifying Party hereby agrees as follows:

         1.      (a)      The Indemnifying Party represents and warrants that:

                          (i)     each of the Indemnifying Party, its
                 affiliates and the Mortgaged Property is in compliance in all material respects with all Environmental Laws (defined below);

                          (ii) except as disclosed on Annex 2 hereto, there are no environmental conditions with respect to the soil, surface waters, groundwater, air or similar environmental media, either on or off the Mortgaged Property, resulting from any activity, inactivity or operations on or off the Mortgaged Property, presently existing or likely to exist during the term of the Obligations which would subject the Indemnifying Party to damages, penalties, injunctive relief or cleanup costs under any Environmental Law or any assertion thereof, or which require or are likely to require cleanup, removal, remedial action or other response by the Indemnifying Party pursuant to any Environmental Law;

                          (iii) except as disclosed on Annex 2 hereto, the Indemnifying Party is not a party to any litigation or administrative proceeding, and, so far as is known by the Indemnifying Party, no litigation or administrative proceeding is threatened against it, which asserts or alleges that the Indemnifying Party or any of its subsidiary companies has violated or is violating any Environmental Law relative to the Mortgaged Property or the activity or operations thereon, or that the Indemnifying Party is required to clean up, remove or take remedial or other responsive action pursuant to any Environmental Law;

                          (iv) except as disclosed on Annex 2 hereto, neither the Mortgaged Property nor the Indemnifying Party or any of its affiliates is subject to any judgment, decree, order or citation related to or arising out of any Environmental Law relative to the Mortgaged Property or any activity or operations thereon and neither the Indemnifying Party nor any of its affiliates has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any Environmental Law relative to the Mortgaged Property;

                          (v)     no permits, licenses, approvals,
                 certificates, plans, consent agreements or stipulations are required under any Environmental Law relative to the Mortgaged Property, or the activities and operations of the Indemnifying Party on the Mortgaged Property or the activity or operations thereon, that have not been obtained; and

                          (vi) there are not now, nor to the Indemnifying Party's knowledge after reasonable investigation have there ever been, Hazardous Materials generated, produced, stored, deposited, treated, handled, recycled, spilled, discharged, leaked or disposed of on, under or at the Mortgaged Property (or tanks or other facilities thereon containing such Hazardous Materials) which require, or would require, cleanup, removal or some other remedial action or other response under any Environmental Law.

         (b) As used herein, the following terms shall have the meanings ascribed to them set forth below:

                 "Environmental Laws" shall mean all federal, state and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements, and all permits, licenses, approvals, certificates, plans, consent agreements and stipulations, relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous or toxic wastes or substances including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Safe Drinking Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, the Occupational Safety and Health Act, the Toxic Substance Control Act, the Hazardous Materials Transportation Act, the Federal Insecticide, Fungicide and Rodenticide Act, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of the State of Wisconsin Department of Natural Resources now in effect or, for purposes of
         Section 1(c) below, as amended, modified, supplemented or created from time to time.

                 "Hazardous Materials" shall mean any petroleum, petroleum products, fuel oil, derivatives of or additives to petroleum products or fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, hazardous air pollutants, air pollutants, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, medical waste, biomedical waste, any mixture of sewage or other waste material that passes through a sewer system to a treatment facility, any industrial waste-water discharges subject to regulation and any infectious materials, as such foregoing terms may be defined in the Environmental Laws, and any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or the environment.

         (c) The Indemnifying Party shall comply in all material respects with all applicable Environmental Laws relative to the Mortgaged Property and shall provide to the Lenders, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document from any source asserting or alleging a circumstance or condition on the Mortgaged Property which requires or may require a financial contribution by the Indemnifying Party or a cleanup, removal, remedial action, or other response by or on the part of the Indemnifying Party under any Environmental Law, or which seeks damages or civil, criminal or punitive penalties from the Indemnifying Party for an alleged violation of any Environmental Law relative to the Mortgaged Property. The Indemnifying Party shall advise the Lenders in writing, as soon as the Indemnifying Party becomes aware of any condition or circumstance on the Mortgaged Property which makes the environmental warranties contained in this Agreement incomplete or inaccurate. The Indemnifying Party shall, at its expense and at the request of the Lenders at any time having a reasonable basis for believing that a condition or circumstance exists which causes the environmental warranties contained in this Agreement to be inaccurate, and at any time following an Event of Default hereunder, permit an environmental audit to be conducted by the Lenders or an independent agent selected by the Lenders. This provision shall not relieve the Indemnifying Party from conducting its own environmental audits or taking any other steps necessary to comply with any Environmental Law relative to the Mortgaged Property, it being understood that the Indemnifying Party has and shall retain exclusive management control over the management of Hazardous Materials on or about the Mortgaged Property and responsibility for compliance with Environmental Laws. If, in the reasonable belief of the Lenders based on any report prepared by one or more environmental engineering/consulting firms, there exists any uncorrected violation of any Environmental Law relative to the Mortgaged Property or any condition on the Mortgaged Property which requires a cleanup, removal or other remedial action under any Environmental Law, and such cleanup, removal or other remedial action is not completed within one hundred twenty (120) days from the date of written notice from the Lenders to the Indemnifying Party (or if such cleanup, removal or other remedial action cannot reasonably be completed within said one hundred twenty (120) day period, such longer period of time as may reasonably be necessary for the Indemnifying Party to complete such cleanup, removal or other remedial action, as long as the Indemnifying Party proceeds diligently to complete the same), the same shall, at the option of the Lenders, constitute an Event of Default hereunder.

         2. The Indemnifying Party covenants that, except for claims, losses, damages, response costs or expenses caused by or contributed (to the extent of such contribution) to by the grossly negligent or intentional misconduct of the Lenders, it will at all times, unconditionally, absolutely and irrevocably, indemnify, hold harmless and defend the Lenders and their respective successors and assigns from any and all claims, losses, damages, response costs and expenses arising out of or in any way relating to a breach and/or misrepresentation of any and/or all of the environmental representations, warranties, certifications and/or covenants set forth above and/or in any of the other Security Documents, or in any way relating to a breach or violation, or alleged breach or violation, of any one or more of the Environmental Laws, including, but not limited to: (a) claims of third parties (including governmental agencies) for damages, penalties, response costs, injunctive or other relief; (b) costs of removal, treatment, disposal and restoration, including fees of attorneys and experts, costs of reporting the existence of Hazardous Materials to any governmental agency and costs of preparing and/or causing to be prepared any and all studies, tests, analyses and/or reports in connection with any environmental matter; and (c) any and all expenses or obligations, including attorneys' fees, incurred at, before and after any trial or appeal therefrom, whether or not taxable as costs, including, without limitation, attorneys' fees, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by the Indemnifying Party when incurred.

         3. Except for claims, losses, damages, response costs or expenses caused or contributed (to the extent of such contribution) by the grossly negligent or intentional misconduct of the Lenders, the representations, warranties, certifications and/or covenants contained herein and the obligations of the Indemnifying Party to indemnify the Lenders as provided in this Agreement, including, without limitation, indemnification for the expenses, damages, losses, costs, damages and liabilities set forth in Section 2 above, shall survive the repayment of all amounts due under the Security Documents and the release and/or cancellation of any and all of the Security Documents, the foreclosure of any liens on the Mortgaged Property by the

Lenders and/or a third party, or the conveyance thereof by deed in lieu of foreclosure, and the relationship between the Indemnifying Party and the Lenders shall not be limited to the amount of any deficiency in any foreclosure sale of the Mortgaged Property.

         4. The Indemnifying Party shall be fully, unconditionally, irrevocably and personally liable for all of its respective obligations hereunder, notwithstanding any exculpatory clauses of any kind contained, or which may be contained, in any of the Security Documents or in any of the underlying documents evidencing or otherwise securing the Obligations. The Indemnifying Party hereby expressly acknowledges and agrees that the Lenders may pursue any and/or all of their rights and remedies existing hereunder, or otherwise existing at law and/or in equity, whether separately or concurrently, and at the option of the Lenders, without seeking to enforce their rights under any and/or all of the other Security Documents.

         5. The Indemnifying Party agrees that at any time and from time to time, upon the written request of any Lender, the Indemnifying Party will promptly and duly execute and deliver any and all such further instruments and documents as such Lender may reasonably request in obtaining the full benefits of this Agreement and of the rights and powers herein granted. Upon the Indemnifying Party's failure to so execute and deliver such further instruments and documents, each Lender is authorized as agent of the Indemnifying Party to sign any such instrument and document.

         6. In the event that the Lenders shall incur any costs (including, without limitation, attorneys' fees and court costs) to collect and enforce the obligations of the Indemnifying Party hereunder, the Indemnifying Party shall, upon demand by any Lender, immediately reimburse such Lender or Lenders therefor, including, without limitation, for attorneys' fees incurred in any litigation and bankruptcy and administrative proceedings, and appeals therefrom.

         7. This Agreement may not be changed or amended orally but only by an instrument in writing signed by the Lenders and the Indemnifying Party.

         8. Any notices to be delivered hereunder shall be delivered in accordance with the terms of the Security Agreement.

         9. This Agreement including, without limitation, the indemnities contained herein, shall be binding upon the Indemnifying Party and its successors and assigns. This Agreement shall inure to the benefit of and may be enforceable by the Lenders, their affiliates, and their respective successors and assigns.

         10. In the event one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

         11. This Agreement and all the terms hereof shall be governed by and construed in accordance with the laws of the State of Wisconsin.

         12. THE INDEMNIFYING PARTY IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE LENDERS, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, OR ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH, SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN MILWAUKEE, WISCONSIN. THE INDEMNIFYING PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN MILWAUKEE, WISCONSIN. THE INDEMNIFYING PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT AGAINST THE INDEMNIFYING PARTY BY THE LENDERS IN ACCORDANCE WITH THIS SECTION. THE INDEMNIFYING PARTY AND THE LENDERS EACH HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY. THE INDEMNIFYING PARTY FURTHER WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE LENDERS.

     [Remainder of page intentionally blank.  Next page is signature page.]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement in one or more counterparts, which when combined shall constitute one agreement, to take effect as of the date first above written.



                                            INDEMNIFYING PARTY:

                                            STOKELY USA, INC., a Wisconsin
                                            corporation



                                            By: /s/
                                                -----------------------------
                                                  Name:
                                                  Its: Vice Chairman

                                            Attest: /s/ Robert Brill
                                                    --------------------------
                                                      Name:
                                                      Its:  Secretary





           [Signature page to ENVIRONMENTAL INDEMNIFICATION AGREEMENT of STOKELY USA, INC.]

                                                                    Scottville
                                                                    Mason County
                                                                    Michigan


Situated in the City of Scottville, Mason County, Michigan.

PARCEL 1: A tract of land described as Beginning at a point on the East and West Quarter line 384.1 feet South 89 degrees West of the iron bar at the center of Section 18, Township 18 North, Range 16 West, running thence South 80 degrees West along the East and West quarter line 548.8 feet to a three-quarter inch gas pipe, thence South 105.4 feet to a five inch square cedar post set at the forks of Foster Creek, thence South 28 degrees 10' West 197.7 feet to a three-quarter inch gas pipe, thence south 17 degrees 15' East 191.5 feet to a three-quarter inch gas pipe in the center of Foster Creek and 150 feet
North of the center of the Pere Marquette Railroad (now Chesapeake and Ohio Railway) right of way, thence North 88 degrees 30' East along the North boundary of the said right of way 596.4 feet to a two inch gas pipe, thence North 1 degree 25' West 457.2 feet to the place of beginning.

PARCEL 2: All that part of the Northeast 1/4 of the Southwest 1/4 of Section 18, Township 18 North, Range 16 West, lying South of the right of way of the Pere Marquette Railroad (now Chesapeake and Ohio Railway) and East of Foster Creek.

PARCEL 3: The Southeast 1/4 of the Southwest 1/4 of Section 18, Township 18 North, Range 16 West, EXCEPTING THEREFROM the following described lands: a piece of land beginning at a point 60 rods West of the Northeast corner of the above described 40 acres of which this exception is a part, thence west to the Northwest corner of the said SE 1/4 of SW 1/4 Section 18, thence South to the Southwest corner of said SE 1/4 of SW 1/4 Section 18, thence East on the Section line 14 and 1/2 rods, thence North 15 rods, thence East 3 rods, thence North 26 rods, thence East 2 and 1/2 rods, thence North about 39 rods to point of beginning. AND ALSO EXCEPTING THEREFROM a parcel described as commencing at the Northeast corner of said SE 1/4 of SW 1/4 of said Section 18, thence West a distance of 173 feet (along a line that is parallel to the north boundary thereof), thence South a distance of 520.5 feet, thence East a distance of 173 feet, thence North along the North and South quarter line a distance of 520.5 feet to said point of beginning; the East 33 feet of said exception being reserved for right of way for a public road.

Situated in the Township of Custer, Mason County, Michigan.

PARCEL 4: All that part of the Northwest 1/4 of the Southeast 1/4 of Section 18, Township 18 North, Range 16 West, lying South of the Pere Marquette (now Chesapeake and Ohio) Railway right of way.

                                                            Hoopeston
                                                            Vermilion County, IL

The Southwest Quarter of Section 10 Township 23 North, Range 12 West of the 2nd
P. M., EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated April 14, 1925 and recorded in Deed Record 352 Page 17 of the Records of Vermilion County, Illinois, and EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated January 2, 1959 and recorded in Deed Record 637 Page 522 of the records of Vermilion County, Illinois, situated in Vermilion County, Illinois.

ALSO:

The Southeast Quarter of Section 10 Township 23 North, Range 12 West of the 2nd
P. M., EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated January 2, 1959 and recorded in Deed Record 637 Page 522 of the Records of Vermilion County, Illinois, situated in Vermilion County, Illinois.

ALSO:

That portion of the Northeast Quarter of Section 10 Township 23 North, Range 12 West of the 2nd P.M., lying South of the Lake Erie and Western (now Norfolk and Western) Right-of-Way, ALSO all that part of the West Half of Section 11 Township 23 North, Range 12 West of the 2nd P. M., lying South of said Railroad Right-of-Way and West of S.B.I. Route 1; EXCEPT from the last described tract the following: (A) The South two acres thereof and (b) Beginning at the intersection of the South line of said Railroad Right-of-Way with the West line of S.B.I. Route No. 1; thence West 100 feet; thence South 405 feet; thence East 100 feet; thence North to the place of beginning; and (c) Right-of-Ways conveyed to the State of Illinois by Deeds dated February 14, 1940 and recorded respectively in Deed Record 463 Pages 431 and 432, and (D) Commencing at the Northwest Corner of the Southwest Quarter of said Section 11; thence East along the East and West center line of said Section 11, 185 feet to the true place of beginning; thence South 2613 feet along a line 300 feet West of and parallel to the West line of S.B.I Route No. 1 to a point 30 feet North of the center line of S.B.I. Route No. 9; thence East 38 feet to a point; thence North 1.67 feet to a point; thence East 262 feet to the aforesaid West line of S.B.I Route No. 1; thence North along said West line 2331.33 feet to the North line of the said Southwest Quarter of said Section 11; thence West 300 feet to the place of beginning and (E) Beginning at a point 238 feet East of and 146.67 feet North of the Southwest Corner of Section 11 Township 23 North, Range 12 West of the 2nd P. M.; thence North 165 feet; thence East 262 feet to the West line of S.B.I. Route No. 1; thence South 165 feet; thence West 262 feet to the place of beginning, all situated in Vermilion County, Illinois.

ALSO:

Part of the Southwest Quarter of the Southwest Quarter of Section 11 Township 23 North, Range 12 West of the 2nd P. M., described as: Beginning at the Southwest Corner of said Section 11; thence North along the Section line 146.67 feet; thence East 238 feet parallel to the South line of said Section; thence South
146.67 feet to the Section line; thence West to the place of beginning, EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated
January 2, 1959 and recorded in Deed Record 637 Page 522 of the Records of Vermilion County, Illinois, situated in Vermilion County, Illinois.

ALSO:

Beginning at the intersection of North side of the Right-of-Way of the Lake
Erie and Western (now Norfolk and Western) Railroad, and Sixth Avenue, in the City of Hoopeston, as it existed on January 31, 1911; thence North 729.96 feet; thence East 2593.80 feet to the West side of the Right-of-Way of the Chicago and Eastern Illinois Railroad; thence South along the West side of the Right-of-Way of the said Railroad to the North side of the Right-of-Way of the Lake Erie and Western (now Norfolk and Western Railroad; thence West along the said North line of said Right-of-Way to the place of beginning, EXCEPT the following: (a) Beginning at the Northwest Corner of Lot 3 in the Clerk's Subdivision of the North Half of Section 11 Township 23 North, Range 12 West of the 2nd P. M.; thence Southerly along the West line of said Lot 3, 200 feet; thence Northeasterly 360.55 feet to a point in the North line of said Lot 3; thence Westerly 300 feet to the place of beginning, and (B) A strip of land 100 feet in width across said Section 11, said land having been conveyed to the Chicago, Danville and Vincennes Railway Company by Deed dated May 16, 1871 and recorded in Deed Record 30 Page 291, and (C) All that portion of the described tract conveyed to the Chicago and Eastern Illinois Railway Company by Deed dated October 12, 1893 and recorded in Deed Record 127 Page 346, all as situated in the Northeast Quarter and the Northwest Quarter of Section 11 Township 23
North, Range 12 West of the 2nd P. M., situated in Vermilion County, Illinois.

                                                             Ackley
                                                             Franklin County, IA


Parcel A:

The East 1/2 of the Southeast 1/4 of Section 34 and all that part of the West 1/2 of the Southwest 1/4 and all that part of the South 1/2 of the Southwest 1/4 of the Northwest 1/4 lying West of the rail road right-of-way Section 35, all in Township 90 North, Range 19 West of the 5th P.M., Franklin County, Iowa.

Parcel B:

A tract of land in triangular form in the Southwest corner of the East 1/2 of the Southwest 1/4 Section 35, Township-90 North, Range 19 West of the 5th P.M., Franklin County, Iowa, said land being all of the land in the East 1/2 of the Southwest 1/4 of said Section 35 cut-off by the Minneapolis & St. Louis Railway and lying West of said Railway, Franklin County, Iowa.

Parcel C:

Beginning at a point 1125.2 feet North and 65.5 feet East of the Southwest corner of the Southeast 1/4 of the Southwest 1/4 of Section 35, Township 90 North, Range 19 West of the 5th P.M., Franklin County, Iowa, running thence Easterly 306.2 feet, thence Northerly 560.0 feet to the center of Beaver Creek, thence following the low water course of said Creek in the Northwesterly direction 1520 feet to intersect with the North and South Quarter Section line, thence Southerly 873.4 feet, Southeasterly on the East property line of the M. & St. L. Railroad 152 feet to the place of beginning, Franklin County, Iowa.

Parcel D:

Beginning at point 1259.2 feet North of the Southeast corner of the Southwest 1/4 of the Southwest 1/4 of Section 35, Township 90 North, Range 19 West of the 5th P.M., Franklin County, Iowa, thence North 572 feet, thence West 274 feet, thence in a Southeasterly direction 640 feet along the right-of-way of the Minneapolis & St. Louis Railroad Company to the point of beginning, Franklin County, Iowa.

Parcel E:

Lots 7, 8, 9, and 10, Block 3, Burns and Foster's Addition to the City of Ackley, Hardin County, Iowa, and the East 1/2 of the vacated alley lying between the extensions westerly of the northerly line of said Lot 7 and the southerly line of said Lot 10.


Abstract.

                                                       Wells
                                                       Faribault County, MN



                               Wells, Minnesota

TRACT 1 - All that part of the Southeast Quarter (SE1/4) of Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West, described as follows:

Commencing at the northeast corner of the Southeast Quarter (SE1/4) of Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West; thence north 89 degrees 09'00'' west a distance of 748.5 feet on an assumed bearing, on the north line of said 1/4 section; thence South 00 degrees 00'00'' West a distance of 1451.98 feet, on a line parallel with the east line of said Northeast Quarter (NE1/4), to a point on the centerline of vacated Cleveland Street, as shown on the plat of Garden Addition, as the same is platted and recorded in the office of the County Recorder of Faribault County, Minnesota; which point is the point of beginning of the tract to be described;

thence north 89 degrees 09'00'' west a distance of 406.35 feet, on the centerline of said vacated Cleveland Street, parallel with the north line of said 1/4 section, to a point 66 feet northeasterly, measured at a right angle from the northeasterly right-of-way line of the Soo Line Railroad (formerly the Chicago, Milwaukee, St. Paul & Pacific Railroad), said point being 16 feet northeasterly, measured at a right angle, from the northeasterly line of Thurman Street, as shown on said plat of Garden Addition;

thence north 41 degrees 09' 28'' west a distance of 238.31 feet, on a line parallel with and 16 feet northeasterly, measured at a right angle, from the northeasterly line of said Thurman Street;

thence northwesterly a distance of 226.98 feet, on a line parallel with and 16 feet northeasterly, measured at a right angle, from the northeasterly line of said Thurman Street, on a non-tangential curve, concave to the northeast, with a radius of 5613.50 feet, a central angle of 02 degrees 19'00'', and a chord bearing of north 38 degrees 58'57'' west;

thence north 37 degrees 49'27'' west a distance of 1265.06 feet, on a line parallel with and 16 feet northeasterly, measured at a right angle, from the northeasterly line of said Thurman Street, to the point of intersection with a line drawn perpendicular to the northeasterly line of said Thurman Street, from a point thereon, which is 100 feet southeasterly from the point of intersection of the northeasterly line of said Thurman Street, with the southwesterly right-of-way line of Trunk Highway No. 22;

thence north 52 degrees 10'33'' east a distance of 23.42 feet, on a line perpendicular to the northeasterly line of said Thurman Street, to a point on the southwesterly right-of-way line of Trunk Highway No. 22;

thence south 51 degrees 46'10'' east a distance of 1862.72 feet, on the southwesterly right-of-way line of said Trunk Highway No. 22, to the point of intersection with a line parallel with and 748.5 feet west of the east line of the Southeast Quarter of said Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West;

thence south 00 degrees 00'00'' west a distance of 222.81 feet, on a line parallel with and 748.5 feet west of the east line of said Southeast Quarter, to the point of beginning;

TRACT 2 - The Northwest Quarter of Section Four (4), Township One Hundred Three
(103) North, Range Twenty-four (24) West of the Fifth Principal Meridian.

TRACT 3 - The South Twenty (20) rods of the West Half (W1/2) of the Northeast Quarter (NE1/4) of Section Five (5) in Township One Hundred Three (103) North, Range Twenty-four (24) West, excepting Railroad Right-of-Way of the Soo Line Railroad (formerly the Chicago, Milwaukee, St. Paul and Pacific Railroad), and subject to the easements for public highways now existing, and subject to the agreement by second party that it will be permitted to drain only surface water from above land into tile crossing the land of first parties to the north.

TRACT 4 - A tract commencing at a point 748.5 feet due west of the Southeast corner of the Northeast Quarter of Section Five (5) Township One Hundred Three
(103) North of Range Twenty-four (24) West of the Fifth Principal Meridian in the County of Faribault and State of Minnesota, thence running North 20 rods, thence West to the West line of the East Half of the Northeast Quarter of said Section Five (5) thence south 20 rods, thence East along the South line of said East half of Northeast Quarter of said Section Five (5) to the place of beginning.

TRACT 5 - All that part of the Southeast Quarter of Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West; described as follows: Commencing at the Northeast corner of the Southeast Quarter of Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West; thence north 89 degrees 09' 00'' west a distance of 748.5 feet on an assumed bearing on the north line of said 1/4 section; thence south 00 degrees 00'00'' west on a line parallel with the east line of said Northeast Quarter, to a point on the northeasterly right of way line of Trunk Highway No. 22, thence Northwesterly along the Highway 22 right-of-way to a point on the North line of the Southeast quarter of said Section Five (5), thence easterly along said quarter section line to the point of beginning.

PARCEL "A":

The East 50 feet of Lots 11 and 12, Block 29, of GRANDVIEW, Washington, according to the official plat thereof, recorded in Volume "B" of Plats, Page 6, records of Yakima County, Washington.

PARCEL "B":

All that portion of Block 15, GRANDVIEW, Washington, according to the official plat thereof recorded in Volume "B" of Plats, Page 6, records of Yakima County, Washington, lying South of the Southerly right of way line of West 2nd Street, as said street was conveyed to the City of Grandview, by instrument recorded under Auditor's File Number 1452522.

TOGETHER WITH that portion of vacated Warehouse Street, which, upon vacation, attached to said premises by operation of law.

PARCEL "C":

The North 16 feet of Lot 1 and Lot 2, 3, 4, 5, 6, 7 and 8 and Lot 9,

EXCEPT the North 5 feet thereof and Lots 13, 14, 15, 16 and 17, all in Block 29, of GRANDVIEW, Washington, according to the official plat thereof, recorded in Volume "B" Plats, Page 6, records of Yakima County, Washington.

TOGETHER WITH that portion of vacated West "A" Street accruing thereto;

AND TOGETHER WITH those portions of vacated alley accruing thereto.

PARCEL "D":

Lots 19, 20, 21, 22, 23 and 24, Block 28, of GRANDVIEW, Washington, according to the official plat thereof, recorded in Volume "B" of Plats, Page 6, records of Yakima County, Washington.

TOGETHER WITH that portion of vacated West "A" Street and that portion of vacated West Third Street accruing thereto.

Situated in Yakima County, State of Washington.

                                                          Walla Walla
                                                          Walla Walla County, WA

                    WALLA WALLA COUNTY, STATE OF WASHINGTON

PARCEL A:

         Block I of Bowman's Addition to the City of Walla Walla, according to the official plat thereof recorded in volume C of plats at page 44, records of Walla Walla County. ALSO,
         Beginning at a point in the north line of Block 2 of said Bowman's Addition to the City of Walla Walla, which point is 56 feet west, measured along said north line, from the northeast corner of said Block 2, and running thence south, parallel to the east line of said Block 2, a distance of 193.86 feet to a point in the south line of said Block 2; thence west, along the south line of said Block 2, a distance of 168.7 feet to the southwest corner of said Block 2; thence north, along the west line of said Block 2, a distance of
193.86 feet to the northwest corner of said Block 2; thence east, along the north line of said Block 2, a distance of 168.7 feet to the point of beginning.


PARCEL B:

         A piece or parcel of land situate in the northwest quarter of Section 19, Township 7 north, Range 36 east of the Willamette Meridian, in Walla Walla County, Washington, described as follows, to wit:
         Beginning at a point on the north line of Dell Avenue in the City of Walla Walla, that is 726 feet distant west of the point of intersection of said north line with the west line of Thirteenth Avenue North in said city, said point also being 30 feet north of the east and west center line of said Section 19; thence northerly and parallel with said west line of Thirteenth Avenue North a distance of 650 feet; thence westerly and parallel with the east and west center line of Section 19, a distance of 1000 feet; thence southerly, parallel with the west line of Thirteenth Avenue North, a distance of 650 feet to a point that is 30 feet distant north of said east and west center line of
Section 19; thence easterly, parallel with said east and west center line of
Section 19, a distance of 1000 feet to the point of beginning.


PARCEL C:

         Beginning at the northeast corner of the U. S. Military Reserve in Walla Walla, Washington, in Section 30 in Township 7 north, Range 36 east of the Willamette Meridian, and running thence south 27 degrees 23' east 1685.78 feet, more or less, to a U. S. Corps of Engineers, bronze disk, which is the TRUE POINT OF BEGINNING of this description; thence south 67 degrees 48' 10" west a distance of 351.7 feet; thence north 29 degrees 50' west a distance of
352.2 feet; thence north 60 degrees 10' east a distance of 360 feet; thence south 27 degrees 23' east a distance of 398.1 feet, more or less, to the said true point of beginning.
         EXCEPTING THEREFROM the northerly 35 feet in width conveyed to the City of Walla Walla for street purposes.

                                                                Brown County, WI

PARCEL I:

That part of the North 1/2 of the Southwest 1/4 of the Southeast 1/4, Section 32, Township 24 North, Range 21 East, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin described as:

Commencing at the Northwest corner of Lot 12, Block 3, of Smith Brothers Garden Addition; thence North 89 degrees 59' 57" West along the South line of Brook Street, 262.32 feet to the POINT OF BEGINNING; thence continuing North 89 degrees 59' 57" West, 253.2 feet to the East line of Henry Street; thence South 0 degrees 52' 24" West along the East line of Henry Street,
125.0 feet; thence South 89 degrees 59' 57" East, 254.63 feet; thence
North 0 degrees 03' 03" East, 125.0 feet to the point of beginning, EXCEPTING THEREFROM that part thereof described in Volume 907 of Records, Page 535.

Tax Parcel Number: 21-1220-1
Street Address: 1804-1826 Brook Street

Parcel II:

Lots 99, 100, 101 and 102, EXCEPTING THEREFROM that part thereof described in Volume 297 of Deeds, Page 348; and Lots 111, 112, 113 and 114, Oak Grove, according to the recorded Plat thereof, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin.

Tax Parcel Number: 8-75
Street Address:  1425-1427 Main Street

                                                       Paynette
                                                       Columbia County, WI

LEGAL DESCRIPTION

Lots 1, 2, 3 and 4, Certified Survey Map No. 1288, recorded in Volume 6 of Surveys. on page 50, as Document No. 471410, Village of Poynette and Town of Dekorra, Columbia County, Wisconsin.

Lot 1, Certified Survey Map No. 1289, recorded in Volume 6 of Surveys, on page 51, as Document No. 471411, Village of Poynette and Town of Dekorra, Columbia County, Wisconsin.

Lot 1, Certified Survey Map No. 1290, recorded in Volume 6 of Surveys, on page 52, as Document No. 471412, Village of Poynette and Town of Dekorra, Columbia County, Wisconsin.

Lot 1, Certified Survey Map No. 1300, recorded in Volume 6 of Surveys. on page
62. as Document No. 472272, Village of Poynette, Columbia County, Wisconsin.

                                                                 DeForest
                                                                 Dane County, WI

The East 50 acres of the South 1/2 of the Southeast 1/4 of Section 8, Township 9 North, Range 10 East, in the Village of DeForest, Dane County, Wisconsin, described as follows: Beginning at the Southeast corner of Section 8, Township 9 North, Range 10 East, which point is 57 feet East of a concrete highway monument marking the West boundary of the State Highway; thence Westerly along the South line of Section 8 at an angle of 89 degrees 20 minutes with the East line of Section 8 for a distance of 1,651.8 feet to Southwest corner of 50 acres tract; thence Northerly at an angle of 90 degree 40 minutes with the South line of said Section for a distance of 1,315 feet to the Northwest corner of said tract; thence Easterly at an angle of 89 degrees 35 minutes with the West line of said tract 1,651.83 feet to the Easterly line of Section 8, which is 47 feet East of a highway concrete monument; thence Southerly along the East line of Section 8 at an angle of 90 degrees 25 minutes with the above North line for a distance of 1,322.3 feet to the place of beginning, EXCEPT that portion conveyed in Vol. 744 of Deeds, page 51, Document No. 1053647; FURTHER EXCEPT Certified Survey Map No. 543, recorded in Vol. 24 of Certified Survey Maps, page 408, Document No. 2060469; FURTHER EXCEPT land conveyed in Vol. 15285 of Records, page 17, Document No. 2241655.

TAX ROLL PARCEL NUMBER: 45-0910-084-9671-2
ADDRESS PER TAX ROLL: 101 Stokley Dr., DeForest, WI

                                                                 Sun Prairie
                                                                 Dane County, WI


PARCEL 1: Lots Thirteen (13) and Fourteen (14), PLAT OF A PART OF THE
VILLAGE OF SUN PRAIRIE as recorded in Volume B of Plats, page 3, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 2: Lot Nineteen (19), SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin, EXCEPT: Beginning at the most Northwesterly corner thereof; thence South 10 degrees 04 minutes West,
47.35 feet; thence North 61 degrees 17 minutes East, 95.13 feet; thence North 89 degrees 18 minutes West, 75.23 feet to the point of beginning of this exception.

PARCEL 3: Lots Twenty (20), Twenty-one (21), Twenty-two (22), Twenty-three
(23), Twenty-four (24) and Twenty-five (25), SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17 in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 4: That portion of Lots Twenty-six (26), Twenty-seven (27), and Twenty-eight (28), lying South of relocated Lincoln Street. SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 5: That portion of Lot Five (5), lying South of relocated Lincoln Street and North of the center line of vacated Lincoln Street, PLAT OF A PART OF THE VILLAGE OF SUN PRAIRIE as recorded in Volume B of Plats, page 3, in the City of Sun Prairie, Dane County, Wisconsin. PARCEL 6: That portion of vacated Lincoln Street lying East of the Easterly line of Lot Five (5), and South of the South line of relocated Lincoln Street, SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 7: Part of Lot Five (5), PLAT OF A PART OF THE VILLAGE OF SUN PRAIRIE as recorded in Volume B of Plats, page 3, in the City of Sun Prairie, Dane County, Wisconsin, described as: Beginning at the intersection of the extended East line of Market Street and the South line of Section 5, Township 8 North, Range 11 East; thence East on said South line 99 feet; thence North parallel to the East line of Market Street, 95.6 feet; thence at right angles to Market Street 99 feet to said extended East line; thence South 102.6 feet to the point of beginning

PARCEL 8: That portion of Lincoln Street and relocated Lincoln Street, SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin, described as: Beginning at the Southeast corner of Lincoln Street on the West line of Lot 20, Block 17, Original Plat of Sun Prairie, Dane County, Wisconsin; thence North along the East line of said Lincoln Street 15 feet; thence Southwesterly to a point on the South line of said Lincoln Street, 15 feet West of the point of beginning; thence East along said South line of Lincoln Street, 15 feet to the point of beginning of this description.

PARCEL 9: Outlot Two Hundred Eight (208), ASSESSOR'S PLAT OF THE VILLAGE 0 SUN PRAIRIE, in the City.of Sun Prairie, Dane County, Wisconsin, EXCEPT than part lying Easterly of the following described line: Beginning on the North line of Park Street, 176.57 feet West of the Southeast corner thereof; then North
194.28 feet to the South corner of Outlot 202 of said Assessor's Plat

PARCEL 10: Part of the Northeast 1/4 of the Northeast 1/4 of Section 8, Township 8 North, Range 11 East, in the City of Sun Prairie, Dane County, Wisconsin, described as follows: Beginning at the point where the East line of Market Street produced Southerly from Main Street intersects the North line of said Section 8; thence East along said North line of Section 8, a distance of 135 feet more or less to a point in a line parallel to and 8.5 feet Northwesterly measured at right angles from the center line of the present most Northwesterly Railroad track; thence Southwesterly parallel to said center line, 170 feet more or less to a point in the aforesaid Southerly prolongation of said East line of Market Street; thence North along said prolongation 103.3 feet more or less to the point of beginning.

TAX ROLL PARCEL NUMBERS:    55-0811-054-7155-7
                            55-0811-054-7175-3
                            55-0811-054-7263-6
                            55-0811-054-7325-1
                            55-0811-081-0088-0

ADDRESS PER TAX ROLL: 151 Market St., Sun Prairie, WI

                                                                 Waunakee
                                                                 Dane County, WI

PARCEL 1: Lots One (1), Two (2), and Three (3), WAUNAKEE CANNING CO. ADDITION, in the Village of Waunakee, Dane County, Wisconsin.

PARCEL 2: Part of the Northeast 1/4 of the Northwest 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, described as follows: Commencing at the Southeast corner of Lot 1, Waunakee Canning Co. Addition, Village of Waunakee; thence South 89 degrees 00 minutes West, 166.75 feet; thence North 47 degrees 20 minutes West, 170.45 feet to the point of beginning; thence continuing North 47 degrees 20 minutes West, 44.90 feet; thence North 0 degrees 00 minutes 81.53 feet; thence North 88 degrees 53 minutes East, 33.00 feet; thence South 0 degrees 00 minutes 112.55 feet to the point of beginning, being part of vacated Madison Street, Village of Waunakee.

PARCEL 3: Part of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, which is more particularly described as follows: Beginning at the Southwest corner of Outlot B of Waunakee Canning Co. Addition to the Village of Waunakee; thence East along the South line of said Outlot B and on said South line produced for a distance of 284.5 feet; thence South 7 degrees 40 minutes West, 233.5 feet to the Easterly line of the Chicago Northwestern Railroad right-of-way; thence Northwesterly along said Railroad right-of-way 342.5 feet to the point of beginning.

PARCEL 4: Part of the West 1/2 of the Northeast 1/4 of Section 8, Township North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, which is described as follows: Beginning at the Southwest corner of Outlot B, Waunakee Canning Co. Addition to the Village of Waunakee; thence West along the Southerly line of said Outlot B produced 141.0 feet to the Westerly line of the Chicago Northwestern Railroad right-of-way; thence South 47 degrees 4 minutes East along the Westerly line of said right-of-way 140.5 feet to the point of beginning of this description; thence continue South 47 degrees 48 minutes East along said right-of-way 373.5 feet; thence South 20 degrees 15 minutes West
646.6 feet; thence North 60 degrees 25 minutes West, 397.2 feet; thence North 1 degree 26 minutes West 294.4 feet; thence North 62 degrees 56 minutes East,
339.9 feet; thence North 0 degrees 53 minutes West, 182.0 feet to the point of beginning, EXCEPT that portion conveyed in Vol. 664 of Deeds, page 403, Document No. 939614.

PARCEL 5: All that part of the following described parcel lying West of the center line of the Six Mile Creek running through said parcel: Part of the West 1/2 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, and described more fully as follows: Commencing at a point on the Easterly extension of the South line of Outlot B, Waunakee Canning Co. Addition (Also the South line of lands owned by Village of Waunakee) distant thereon 284.5 feet East of the Southwest corner of Outlot B; thence South 7 degrees 40 minutes West, 233.5 feet to the Northeast right-of-way line of the Chicago Northwestern Railroad; thence Southeasterly along said Northeasterly line of the center line of public highway; thence Northerly along said center line to the Southeast corner of lands conveyed Village of Waunakee in Vol. 363 of Deeds, page 5, Document No. 553335; thence West along South line of Village property to the point of beginning.

PARCEL 6: Part of the Northwest 1/4 of the Northeast 1/4 of Section 8, Township 8 North, Range, 9 East, in the Village of Waunakee, Dane County, Wisconsin, described as follows: Commencing on the Northeasterly line of the land of the Chicago and Northwestern Railway Company and on a line running North and South through center of said Section 8; thence North on said line 171.60 feet; thence East parallel with the North line of said Section, 99 feet; thence South parallel with first line, 267.30 feet to the Northeasterly line of the Chicago and Northwestern Railway Company; thence Northwesterly along said line of the Chicago and Northwestern Railway Company 137.28 feet to the place of beginning.

PARCEL 7: Part of the Northwest 1/4 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, described as follows: Commencing at the Southeast corner of Lot 8, Block 2, E. M. Cooper's Addition to the Village of Waunakee; thence running West 16-1/2 rods; thence South 13-4/5 rods; thence East 16-1/2 rods; thence North 13-4/5 rods to the point of beginning.

PARCEL 8: Outlots A and B, WAUNAKEE CANNING CO. ADDITION, in the Village of Waunakee, Dane County, Wisconsin.

TAX ROLL PARCEL NUMBERS:  57-0809-081-3650-7
                          57-0809-081-3700-6
                          57-0809-081-9080-5

                                                                 Cobb
                                                                 Iowa County, WI

PARCEL I
Part of the Southeast 1/4 of the Northeast 1/4 of Section 26, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, described as follows:
Commencing at the Northeast corner of the Southeast 1/4 of the Northeast 1/4 of
Section 26, thence West 1036 feet; thence South 525 feet;
thence East 74 feet to the Railroad right of way; thence North 120 feet;
thence in a Northeasterly direction along the North line of the Railroad right of way, 826 feet to a point, 351 feet South of the North line of said
Southeast 1/4 of the Northeast 1/4; thence North 224 feet; thence East
136 feet; thence North 127 feet to the place of beginning.

PARCEL II
Part of the Southwest 1/4 of the Northwest 1/4 of Section 25, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, described as follows:
Commencing at a point 60 feet South of the Northwest corner of the Southwest 1/4 of the Northwest 1/4 of Section 25, thence East, 242 feet; thence North 60 feet; thence East 744 3/4 feet, more or less, to a point that is 5 chains and 5 links West of the Northeast corner of said Southwest 1/4 of the Northwest 1/4; thence South 402 1/2 feet to the North line of the C.& N.W.R.R. right of way; thence West along said right of way, 486 3/4 feet; thence North along said right of way, 125 feet; thence West along said right of way, 347 feet; thence North, 60 feet; thence West 153 feet to the West line of said 40 acre tract; thence North on the said West line, 215 feet more or less to the place of beginning. Intending to include all that part of the Southwest 1/4 of the Northwest 1/4 of Section 25, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, North of the railroad right of way as deeded in Volume 97 of Deeds, page 75, Document # 18876, in the Office of the Register of Deeds for Iowa County, Wisconsin.

PARCEL III
A parcel of land lying and being in the Southeast 1/4 of the Northeast 1/4 of
Section 26, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, described as follows: Commencing 60 feet North of the Northeast corner of that certain tract of land conveyed from Joseph Drury to the Chicago & Tomah R.R. Co., and particularly described in Volume 35 of Deeds, page 542, to which reference is had for said point of beginning; thence North on the East line of said 40 acre tract, 150 feet; thence West, 140 feet; thence South 150 feet; thence East 140 feet to the place of beginning.

PARCEL IV
Part of the Southwest 1/4 of the Northwest 1/4 of Section 25, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, described as follows:
Beginning at a point adjoining the North side of the Milwaukee and Madison branch of the C.& N.W.R.R. Depot grounds as now located, 33 feet East of the West line of the Southwest 1/4 of the Northwest 1/4 of Section 25, to run thence North 60 feet; thence East 120 feet; thence South to said railroad grounds; thence West along said railroad grounds to place of beginning.

PARCEL V
Part of the Southeast 1/4 of the Northeast 1/4 of Section 26, Township 6 North, Range 1 East, in the Village of Cobb, Iowa County, Wisconsin, meted and bounded as follows: Commencing at the Northeast corner of a tract of land last conveyed by Joseph Drury to the Chicago and Tomah Railroad Company in a Deed recorded in Volume 35, page 542 of Deeds into he Registers Office of said County; thence North 60 feet, thence West 140 feet, thence South 60 feet, more or less, to the Railroad land; thence with the line of said Railroad land, North 85 degrees East, 140 feet, more less, to the place of beginning.

PARCEL VI

That part of the Southeast 1/4 of the Northeast 1/4 of Section 26,
Township 6 North, Range 1 East of the Fourth Principal Meridian, Village of Cobb, Iowa County, Wisconsin, bounded and described as follows: Beginning at the point of intersection of the West line of Division Street, a/k/a/ Commercial Street with the northerly line of the 300 foot right of way of the Chicago and North Western Railway Company; thence South along the West line of said Division Street, a distance of 115 feet, more or less, to a point, 8.5 feet northerly of, as measured at right angles from center line of Spur Track I.C.C. NO. 22 of said Railway Company, as now located and established; thence Westerly along a line parallel with the centerline of the tangent segment of said Spur Tract and extension thereof to a point, 9 feet Northerly of, as measured radially from the centerline of the curved segment of said Spur Tract; thence Westerly along a line parallel with the centerline of the curved segment of said Spur Track to a point, 50 feet Northerly of, as measured at right angles from the centerline of the main track of said Railway Company, as now located and established; thence Westerly along a line parallel with the centerline of said main track to a point, 1000 feet Westerly of, as measured along a line parallel with the Northerly line of said 300 foot right of way from the East line of said Section; thence North along a line parallel with the East line of said Section to the Northerly line of said 300 foot right of way; thence Easterly along the Northerly line of said 300 foot right of way to the point of beginning.

EXCEPTING FROM PARCELS II THROUGH V, THE LANDS CONVEYED FOR HIGHWAY DESCRIBED
AS: A parcel of land located in the SW 1/4 of the NW 1/4 of Section 25, Town 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, and consist of all the land therein lying between the west line of said Southwest 1/4 of Northwest 1/4 of Secton 25 and a new road right of way line 50 feet east of and parallel to the centerline of new road as now laid out.

ALSO EXCEPTING lands located in the Southwest 1/4 of the Northwest 1/4 and in the Northeast 1/4 of Section 25, Township 6 North, Range 1 East, Town of Eden, and Village of Cobb, Iowa County, Wisconsin, and consists of all the land therein which lies within 50 feet South of the centerline of new road from the point of beginning to a point, 872 feet therefrom. Also all the land which lies within 50 feet each side of centerline for the next 1239 feet, all the land lying within 50 feet northerly of said centerline for the next 1325 feet to the east line of grantor. The said centerline being described as follows:
Commencing at a point 2111 feet west of the center of Section 25, Township 6 North, Range 1 East extending thence North 89 degrees 05' East, for 3436 feet to the east property line of grantor.

FURTHER EXCEPTING lands located in the Southeast 1/4 of the Northeast 1/4 of
Section 26, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, and consists of all the land therein lying between the East line of said Section 26 and a new right of way line 50 feet West of and parallel to the centerline of the new road as now laid out. The centerline is described as follows: Beginning on the East line of said Section 26 at a point 1330 feet South of the Northeast corner of said Section extending thence South 0 degrees 05' West for 130 feet to the south line of property.

TAX ROLL PARCEL NUMBER: 130, 131, 130.A and 130.B (Village of Cobb)

                                                           Jefferson
                                                           Jefferson County, WI

Lot 1 of Certified Survey Map No. 1890 recorded on November 8, 1985 in Volume 6 of Certified Surveys on Page 106, as Document Number 811709, being a part of the Northwest Quarter of the Northwest Quarter of Section 14, Township 6 North, Range 14 East, City of Jefferson, Jefferson County, Wisconsin.



COMPUTER NO.: 241-2082-02000
TAX KEY NO.: 06-14-14-22-003

                                                              Merrill
                                                              Lincoln County, WI


PARCEL 1

Lots Nine (9), Twenty-one (21) and Twenty-two (22), Block Two (2), in T. P. Mathews Addition to the City of Merrill, Lincoln County, Wisconsin.


PARCEL 2

A portion of the Northeast 1/4 of the Northwest 1/4 of Section 15, Township 31 North, Range 6 East, City of Merrill, Lincoln County, Wisconsin, described by metes and bounds as follows:
Commencing at the intersection of the South line of the Chicago, Milwaukee, St. Paul & Pacific Railroad right-of-way and the West line of said 40, thence North 90 feet the place of beginning; thence East parallel with said Railroad right-of-way, 500 feet, thence North parallel with the West line of said 40 to the section line between Sections 10 and 15, thence West, 500 feet to the Northwest corner of said 40, thence South to the place of beginning.
Also described as Lot 631 of the Assessor's Plat of the City of Merrill recorded in Volume 3 of Plats, page 40, Lincoln County Records.

                                                            Oconomowoc
                                                            Waukesha County, WI


Parcel 1 of Certified Survey Map No. 6318, recorded on November 29, 1990 in Volume 52 of Certified Survey Maps on Pages 131 to 133, inclusive, as Document No. 1624207, being a part of the Southwest 1/4 of the Northwest 1/4 of Section 5, Town 7 North, Range 17 East, in the City of Oconomowoc, County of Waukesha, State of Wisconsin.

Tax Key No. 0C0C 0634.999.003

ADDRESS: 1055 Corporate Center

KR/WF/DD

                                                          Pickett
                                                          Winnebago County, WI

Parcel 1
A part of the Southwest Quarter (SW 1/4) of the Northwest Quarter (NW 1/4) of
Section 28, the Southeast Quarter (SE 1/4) of the Northeast Quarter (NE 1/4) and the Northeast Quarter (NE 1/4) of the Southeast Quarter (SE 1/4) of Section 29, all in T17N, R15E, in the Town of Utica, Winnebago County, Wisconsin, described as follows:
Commencing at the Northwest Corner of said Section 28; thence south 0 degrees 47 minutes 54 seconds east, 1315.60 feet, along the West line of the North West 1/4 of said Section 28, to the Northwest Corner of the South West 1/4 of the North West 1/4 of said Section 28, to the place of beginning; thence north 88 degrees 37 minutes 8 seconds east, 678.39 feet, along the North line of the South West 1/4 of the North West 1/4 of said Section 28, to its intersection with the Westerly right-of-way line of the Wisconsin and Southern Railroad Company; thence south 38 degrees 6 minutes 6 seconds west, 2043.59 feet, along the Westerly right-of-way line of the Wisconsin and Southern Railroad Company; thence south 89 degrees 52 minutes 1 second west, 680.30 feet, to a point on the Easterly right-of-way line of County Trunk Highway "M"; thence north 0 degrees 39 minutes 45 seconds west, 906.17 feet, along the Easterly right-of-way line of County Trunk Highway "M"; thence north 88 degrees 46 minutes 50 seconds east, 291.16 feet; thence north 0 degrees 58 minutes 13 seconds west, 660.00 feet, to a point on the North line of the South East 1/4 of the North East 1/4 of said Section 29; thence north 88 degrees 46 minutes 50 seconds east, 993.90 feet, along the North line of the South East 1/4 of the North East 1/4 of said Section 29, to the place of beginning.

Parcel 2
A part of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of
Section 28, the Northeast Quarter (NE 1/4) of the Southeast Quarter (SE 1/4) and the Southeast Quarter (SE 1/4) of the Southeast Quarter (SE 1/4) of Section 29, all in T17N, R15E, in the Town of Utica, Winnebago County, Wisconsin, described as follows:
Commencing at the West Quarter Corner of said Section 28, the place of beginning; thence north 88 degrees 42 minutes 40 seconds east, 397.10 feet, along the North line of the North West 1/4 of the South West 1/4 of said
Section 28, to its intersection with the Westerly line of State Trunk Highway No. 44; then southwesterly along the Westerly line of said State Trunk Highway No. 44 the following courses: south 28 degrees 26 minutes 11 seconds west, 161.41 feet; thence southwesterly, 786.96 feet, along the arc of a curve to the right having a radius of 2804.93 feet and the chord of which bears south 36 degrees 29 minutes 23 seconds west, 784.38 feet; thence south 44 degrees 28 minutes 18 seconds west, 547.27 feet; thence southwesterly, 694.74 feet, along the arc of a curve to the right having a radius of 5669.65 feet and the chord of which bears south 48 degrees 2 minutes 32.5 seconds west, 694.31 feet; thence south 36 degrees 49 minutes 33 seconds west, 102.80 feet; thence southwesterly 74.40 feet, along the arc of a curve to the right having a radius of 5696.65 feet and the chord of which bears south 52 degrees 55 minutes 37 seconds west, 74.40 feet; thence south 53 degrees 20 minutes 39 seconds west, 57.47 feet; thence north 63 degrees 46 minutes 36 seconds west, 56.80 feet, along the Westerly line of said State Trunk Highway No. 44, to its intersection with the Easterly line of County Trunk Highway "M"; thence north 5 degrees 10 minutes 26 seconds west,
69.34 feet, along the Easterly line of said County Trunk Highway "M"; thence south 89 degrees 6 minutes 8 seconds west, 16.56 feet, to a point on the West line of the East 1/2 of the South East 1/4 of said Section 29; thence north 1 degrees 7 minutes 59 seconds west, 417.70 feet, along the West line of the East 1/2 of the South East 1/4 of said Section 29, to its intersection with the Easterly right-of-way line of the Wisconsin and Southern Railroad Company; thence north 38 degrees 6 minutes 6 seconds east, 1603.15 feet, along the Easterly right-of-way line of the Wisconsin and Southern Railroad Company to its intersection with the North line of the North East 1/4 of the South East 1/4 of said Section 29; thence north 88 degrees 44 minutes 20 seconds east,
305.97 feet, along the North line of the North East 1/4 of the South East 1/4 of said Section 29, to the place of beginning.

Parcel 3
A part of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of
Section 29, T17N, R15E, in the Town of Utica, Winnebago County, Wisconsin, described as follows:
Commencing at a point on the South line of the Wisconsin and Southern Railroad Company (formerly known as the Chicago, Milwaukee & St. Paul Railroad) right-of-way in the center of County Trunk Highway "M" (formerly known as the Waukau-Waupun Road); thence southwesterly, along the South line of said Railroad right-of-way, 351 feet; thence southeasterly, at right angles to said Railroad right-of-way, 41 feet and 10 inches; thence northeasterly, on a line parallel to said Railroad right-of-way, to a point in the center of said County Trunk Highway "M", about 300 feet; thence north, along the center of said Highway, to the place of beginning.

Tax Key Number: Par. 1: 024-0594-01, 024-0594-03, 024-0609, 024-0609-01  &
024-0624; Par. 2: 024-0624-01, 024-0625-01 & 024-0599; Par. 3: 024-0637-01

                                   ANNEX 2


Section 1(a)(ii)

        Appleton, Wisconsin. Indemnifying Party removed a number of underground storage tanks from this property during the 1980's and early 1990's. All such tanks were used for storage of petroleum based products. Leakage and soil contamination was detected in connection with three tanks. The sites were over-excavated, and contaminated soil was removed from site and disposed of in accordance with the requirements of law.

                However, because of unique soil conditions, small amounts of contaminated soil may remain at the site in areas near where the tanks were located. The WDNR allowed the site to be closed contingent upon agreement by the Indemnifying Party to notify it in the event that future excavation discloses contaminated soil that requires removal. A deed restriction to that effect is in place.

Section 1(a)(iii)

        None.

Section 1(a)(iv)

        Sun Prairie and Waunakee, Wisconsin. Indemnifying Party has been identified as a potentially responsible party in connection with the clean-up of the Refuse Hideaway Landfill site in Middleton, Wisconsin. Indemnifying Party contributed general refuse to that site from its plants in Sun Prairie and Waunakee, Wisconsin. It did not contribute hazardous materials to the site. Indemnifying Party is in the process of negotiating a de-minimus settlement on the basis it contributed insignificant volume to the site and no waste involved in the contamination of the site.

                ASSIGNMENT OF CONTRACTS, WARRANTIES AND PERMITS

         THIS ASSIGNMENT OF CONTRACTS, WARRANTIES AND PERMITS (this "Assignment"), made as of May 31, 1995, by STOKELY USA, INC., a Wisconsin corporation (the "Assignor").

                                   WITNESSETH

         WHEREAS, Nationwide Life Insurance Company, Employers Life Insurance Company of Wausau and West Coast Life Insurance Company (collectively being hereinafter called the "Insurance Companies") and the Assignor are parties to a Note Agreement, dated as of January 1, 1990, as amended by an Amendment to Note Agreement dated August 18, 1992, a Second Amendment to Note Agreement dated June 11, 1993, and a Third Amendment to Note Agreement dated May 31,1995 (said Note Agreement, as so amended, and as further amended, modified or supplemented from time to time, is hereinafter referred to as the "Nationwide Note Agreement"), pursuant to which the Assignor has issued its 9.37% Senior Secured Notes due January 15, 2000 (collectively, together with any other notes issued pursuant to the Nationwide Note Agreement, the "Nationwide Notes"); and

         WHEREAS, State of Wisconsin Investment Board ("SWIB") and the Assignor are parties to a Note Agreement, dated as of December 1, 1991, as amended by a First Amendment to Note Agreement dated as of August 18, 1992, a Second Amendment to Note Agreement dated as of June 11, 1993, and a Third Amendment to Note Agreement dated as of May 31, 1995 (said Note Agreement, as so amended, and as further amended, modified or supplemented from time to time, is hereinafter referred to as the "SWIB Note Agreement"), pursuant to which the Assignor has issued a certain 9.49% Senior Note due December 15, 2001 (collectively, together with any other notes issued pursuant to the SWIB Note Agreement, the "SWIB Notes"); and

         WHEREAS, the Insurance Companies and SWIB (collectively being hereinafter called the "Assignees") have entered into an Intercreditor and Collateral/Agency Agreement, dated as of even date herewith (the
"Intercreditor Agreement"); and

         WHEREAS, in order to secure the prompt and complete payment, observance and performance of the Nationwide Notes, the SWIB Notes, and all of the other Obligations (as hereinafter defined), the Assignor has given to, and for the ratable benefit of, the Assignees, certain Mortgages/Deeds of Trust, each dated as of even date herewith (the "Mortgages"), encumbering certain land described on Annex 1 attached hereto (such land, together with the buildings and other improvements located or to be located thereon, collectively being hereinafter called the "Properties"); and

         WHEREAS, in order further to secure the prompt and complete payment, observance and performance of the Obligations, the Assignees have required that the Assignor execute and deliver this Assignment.

         NOW, THEREFORE, FOR VALUE RECEIVED, the Assignor hereby absolutely and unconditionally grants, transfers and assigns, to the extent transferable, to, and for the ratable benefit of, the Assignees, their successors and assigns:

         (A)     all issues and profits from the Properties; and

         (B)     all other right, title and interest of the Assignor in and to:

                 (i) any and all agreements and contracts, now in existence or hereafter executed, for the operation, construction, management, selling, leasing (to the extent not assigned under the Mortgages from the Assignor to the Assignees) and maintenance of the Properties; and

                 (ii) any leases of, or maintenance or service agreements or contracts, now in existence or hereafter executed, with respect to furniture, furnishings or equipment now owned or hereafter acquired and located on and used in the operation, management, sale or maintenance of the Properties or the operation or management of the Assignor's business; and

                 (iii) all permits, licenses, governmental approvals and authorizations, now owned or hereafter acquired, relating to the operation or management of the Assignor's business, the construction of any improvements on the Properties, or the operation thereof (collectively, the "Permits"); and

                 (iv) any extensions, renewals or modifications of collateral described in clauses (i), (ii) and (iii) above, and any guarantees, now or hereafter owed the Assignor, relating to the obligations described in clause (i) or clause (ii) above; and

                 (v)     all warranties and guaranties now or
         hereafter received by, or in favor of, the Assignor regarding materials, equipment and other items of personal property supplied to, and services performed in respect of, the Properties, or any portion thereof, or any improvements thereto, or any portion thereof; and

                 (vi) all proceeds of any of the foregoing or substitutes therefor.

         Each and all of said agreements described in clauses (i), (ii), (iv) and (v), together with the Permits, are hereinafter referred to singularly as the "Contracts," the payments, if any, due the Assignor thereunder are collectively hereinafter referred to as the "Proceeds" and the Contracts, the Proceeds and the Permits are collectively hereinafter referred to as the "Collateral." Notwithstanding the foregoing, the term "Contracts" shall not include any agreement or contract the assignment or transfer of which, for collateral purposes, would result in a default or require, or cause a forfeiture, or permit a revocation, of rights under such contract or agreement. All capitalized terms not otherwise defined herein (including, but not limited to, the terms "Loan Documents" and "Obligations") have the meanings assigned to such terms in the Security Agreement, dated as of even date herewith, by and among the Assignor and the Assignees (the "Security Agreement").

         FOR THE PURPOSES OF SECURING: payment, performance and discharge of the Obligations.

THE ASSIGNOR AGREES WITH RESPECT TO EACH CONTRACT THAT:

         1.      (a)       The Assignor will give prompt written notice to the
Assignees of any notice received by the Assignor of a default by the Assignor under any Contract, together with a complete copy of any such notice; and

                 (b) The Assignor will, to the fullest extent commercially reasonable to do so:

                           (i)     perform or observe each and every
                 material covenant and condition of the Assignor to be performed or observed under each Contract;

                           (ii)    at the cost and expense of the
                 Assignor, enforce, short of termination of any Contract, the performance or observance of each and every material covenant and condition of each Contract to be performed or observed by the other parties thereto, to the fullest extent commercially reasonable to do so;

                           (iii)   not modify or in any way alter the
                 terms of any Contract, except to the extent permitted by the terms of the Mortgages;

                           (iv)    not terminate the term of any
                 Contract or accept a surrender thereof if such termination or surrender, together with the termination or surrender of all other Contracts terminated or surrendered at such time or contemplated by the Assignor to be terminated or surrendered in the future, could materially and adversely affect the Properties, business or financial condition of the Assignor; and

                           (v)     not waive or release the other
                 parties thereto from any material obligations or conditions by them to be performed under any Contract, if such waiver or release, together with all other waivers and releases of any parties under all other Contracts at such time or contemplated by the Assignor to be waived or released in the future, could materially and adversely affect the Properties, business or financial condition of the Assignor.

         2. The rights assigned hereunder include all of the Assignor's right and power to modify or terminate the Contracts or to accept a surrender or termination thereof, or to waive or release the other partes from the performance or observance by them of any obligation or condition thereof; provided, however, that the Assignees may not, and the Assignor may, to the extent permitted by the terms of the Mortgages, exercise any such rights and powers described in this Assignment so long as no Event of Default (as hereinafter defined) shall have occurred and be continuing.

         3. The Assignor, at its sole cost and expense, will appear in and prosecute its claims and defend its rights in any action growing out of or in any manner connected with the Contracts or the obligations or liabilities of the Assignor, other parties or any guarantor thereunder, and any Assignee, if made a party to any such action, may employ counsel and incur and pay reasonable costs and expenses including, without limitation, reasonable attorneys' fees, and all such sums, with interest at the annual rate of four and one-quarter percent (4.25%) plus the Bank One reference rate as announced from time to time by Bank One, shall be due from the Assignor upon demand and secured hereby and by the Mortgages.

         4. If the Assignor shall fail to make any payment required to be made, or to perform or observe any covenant or condition required to be performed or observed, under any Contract as herein provided, then the Assignees, but without obligation so to do and without notice to or demand on the Assignor and without releasing the Assignor from any obligation herein, may make, perform or observe the same, including specifically, without limiting their general powers, appearing in and defending any action purporting to affect the security hereof or the rights or powers of the Assignees, and performing or observing any covenant or condition in such Contract contained, and in exercising any such powers, paying reasonable costs and expenses, employing counsel and incurring and paying reasonable attorneys' fees and expenses; and the Assignor will pay immediately upon demand all sums expended by the Assignees under the authority hereof, together with interest thereon at the annual rate of four and one-quarter percent (4.25%) plus the Bank One reference rate as announced from time to time by Bank One, and the same shall be added to said Obligations and shall be secured hereby and by the Mortgages. Notwithstanding anything contained herein to the contrary, if the Assignees elect to exercise the rights granted hereunder, the Assignees shall endeavor to notify the Assignor of the election to exercise such rights prior to the exercise thereof; provided, however, the failure by the Assignees to so notify the Assignor, or the Assignor's failure to receive such notice, shall not affect the Assignees' rights under this Section 4.

         5. Upon the occurrence of any Event of Default, the Assignees, at their option, without notice and without regard to the adequacy of the security for the Obligations, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, may:

                 (a) notify parties to the Contracts that such Contracts have been assigned to the Assignees and that performance thereunder shall be made on behalf of the Assignees;

                 (b) enter upon, take possession of, and operate the Properties;

                 (c) make, enforce, modify, terminate and accept any surrender of any Contract;

                 (d) perform any acts which the Assignees deem proper to protect the security hereof until all Obligations are paid in full; and

                 (e) either with or without taking possession of the Properties, in the name of the Assignees, sue for or otherwise collect and receive all Proceeds, and apply the same, less reasonable costs and expenses of operation and collection including, without limitation, reasonable attorneys' fees and expenses, to pay the Obligations in such order as the Assignees may determine.

The entering upon and taking possession of the Properties, the collection of such proceeds and the application thereof as aforesaid shall not cure or waive any Event of Default under (and as defined in) any of the Loan Documents or waive, modify or affect any notice of an Event of

Default under (and as defined in) any of the Loan Documents or invalidate any act performed pursuant to such notice.

         6. The Assignees and the purchaser at any foreclosure sale shall have the right, but not the obligation, to preserve any Contract and the rights of the Assignor thereunder.

         7.      The Assignor warrants that as of the date hereof:

                 (a) each Contract (excluding the Permits) is a bona fide, valid and legally enforceable obligation of the Assignor, and all consents, licenses, approvals or authorizations of, or declarations with any governmental authority required to be obtained, effected or given in connection with the execution, delivery and performance of any Contract by the Assignor have been duly obtained, effected or given, are in full force and effect and do not subject the scope of such Contract to any materially adverse limitation, either specific or general in nature;

                 (b)       the Permits are in full force and effect;

                 (c) the Assignor has not executed any prior assignment of any of its rights under the Collateral;

                 (d) the Assignor has not done anything which might prevent the Assignees from, or limit the Assignees in, operating under any of the provisions hereof; and

                 (e) no defaults have occurred and are continuing under the Contracts which, in the aggregate, could reasonably be expected to have a material adverse effect upon the business, prospects, profits, Properties or condition (financial or otherwise) of the Company.

         8. The occurrence of any of the following shall be and constitute an "Event of Default" hereunder:

                 (a) the Assignor shall fail to make, when due, the payment of any amount due under this Assignment; or

                 (b) the Assignor shall fail to perform or observe, or cause to be performed or observed, (i) any covenant or condition contained in Section 1, Section 2, Section 3 or Section 9(c) of this Agreement, and such failure shall continue for a period of five (5) days, or (ii) any other covenant or condition contained in this Agreement, and such failure shall continue for a period of twenty (20) days, in either case after the earlier of (a) receipt of notice thereof from any Assignee or (b) the date an officer of the Assignor learns of such default; or

                 (c) the occurrence of an "Event of Default" as defined in the Security Agreement; or

                 (d) any representation or warranty made by the Assignor in this Assignment, or in any certificate furnished by or on behalf of the Assignor in connection with the consummation of the transactions contemplated hereby, shall be untrue in any material respect as of the date of the issuance or making thereof.

         9. The Assignor covenants and agrees with the Assignees that from and after the date of this Assignment and until the termination of this Assignment pursuant to Section 11:

                 (a) At any time and from time to time, upon written request of the Assignees, and at the sole expense of the Assignor, the Assignor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignees may reasonably deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

                 (b) The Assignor shall keep and maintain, at its own cost and expense, satisfactory and complete records of all payments made and received under the Contracts. For the Assignees' further security, the Assignor agrees that the Assignees shall have a special property interest in all of the Assignor's books and records pertaining to the contract accounts and the Assignor shall make available any books and records to the Assignees or to their representatives, at any reasonable time on reasonable notice; provided that after the occurrence of an Event of Default hereunder, no such notice shall be required.

                 (c) In any suit, proceeding or action brought by the Assignees under any Contract to enforce any provisions of such Contract, the Assignor will save, indemnify and keep the Assignees harmless from and against all reasonable expenses, losses or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, except in respect of any such matter arising out of the Assignees' bad faith, gross negligence or wilful misconduct (provided that such bad faith, gross negligence or wilful misconduct is determined to have occurred by a final and nonappealable decision of a court of competent jurisdiction) arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Assignor, and all such obligations of the Assignor shall be and remain enforceable against, and only against, the Assignor, and shall not be enforceable against the Assignees.

                 (d) The Assignor shall, except to the extent otherwise permitted under the terms of the Mortgages and except with respect to claims that do not give rise to a statutory lien on the Properties and for which the Assignor is disputing in a commercially reasonable manner, pay promptly when due all claims of any kind under the Contracts (including claims for labor, materials and supplies).

                 (e) The Assignor shall comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the operation of the Assignor's business.

         10. If an Event of Default shall have occurred and be continuing, the Assignees or their representatives may communicate at any time and from time to time with parties to the Contracts in order to verify, to the Assignees' satisfaction, the existence and terms of the Contracts.

         11. Upon the payment in full of all Obligations, as evidenced by the recording of an instrument of reconveyance, satisfaction, release or assignment of the Mortgages without the recording of another mortgage in favor of, or for the benefit of, the Assignees encumbering the Properties, this Assignment shall be released and terminated.

         12. The Assignor hereby irrevocably constitutes and appoints each Assignee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Assignor and in the name of the Assignor or in such Assignee's own name, from time to time, after an Event of Default, at the discretion of the Assignees, for the purpose of carrying out the terms of this Assignment, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Assignment. The Assignor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         13. Any notices to be delivered hereunder shall be delivered in accordance with the terms of the Security Agreement.

         14. The Assignees shall not by any act, delay, omission, or otherwise, be deemed to have waived any of their rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Required Lenders, and then only to the extent therein set forth. A waiver by the Assignees of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Assignees would otherwise have had on any future occasion. No failure to exercise, nor any delay in exercising, on the part of Assignees, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise or any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently at law.

         15. This Assignment and all obligations of the Assignor hereunder shall be binding upon the successors and assigns of the Assignor, and shall, together with the rights and remedies of the Assignees hereunder, inure to the benefit of the Assignees and their successors and assigns. This Assignment shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Wisconsin.

         16. Any provision of this Assignment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         17. The Assignor agrees to pay, and to save the Assignees harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Assignment.

         18. THE ASSIGNOR IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE ASSIGNEES, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS ASSIGNMENT, OR ANY DOCUMENTS EXECUTED IN CONNECTION

HEREWITH, SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN MILWAUKEE, WISCONSIN. THE ASSIGNOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN MILWAUKEE, WISCONSIN. THE ASSIGNOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT AGAINST THE ASSIGNOR BY THE ASSIGNEES IN ACCORDANCE WITH THIS SECTION. THE ASSIGNOR AND THE ASSIGNEES EACH HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY. THE ASSIGNOR FURTHER WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE ASSIGNEES.


     [Remainder of page intentionally blank.  Next page is signature page.]

         IN WITNESS WHEREOF, the Assignor has duly executed this Assignment the day and year first above written.


                                        STOKELY USA, INC.


                                        By: ROBERT BRELL
                                           --------------------------
                                           Its  Secretary


                                        Address:     1055 Corporate Center Dr.
                                                     Oconomowoc, WI 53066






           [Signature page for ASSIGNMENT OF CONTRACTS, WARRANTIES
                      AND PERMITS of STOKELY USA, INC.]

                                    ANNEX 1


                                                           Scottville
                                                           Mason County
                                                           Michigan


Situated in the City of Scottville, Mason County, Michigan.

PARCEL 1:        A tract of land described as Beginning at a point on the East and West Quarter line 384.1 feet South 89 degrees West of the iron bar at the center of Section 18, Township 18 North, Range 16 West, running thence South 89 degrees West along the East and West quarter line 548.8 feet to a three-quarter inch gas pipe, thence South 105.4 feet to a 5 inch square cedar post set at the forks of Foster Creek, thence South 28 degrees 10' West 197.7 feet to a three-quarter inch gas pipe, thence South 17 degrees 15' East 191.5 feet to a three-quarter inch gas pipe in the center of Foster Creek and 150 feet North of the center of the Pere Marquette Railroad (now Chesapeake and Ohio Railway) right of way, thence North 88 degrees 30' East along the North boundary of the said right of way 596.4 feet to a two inch gas pipe, thence North 1 degree 25' West 457.2 feet to the place of beginning.

PARCEL 2:        All that part of the Northeast 1/4 of the Southwest 1/4 of
Section 18, Township 18 North, Range 16 West, lying South of the right of way of the Pere Marquette Railroad (now Chesapeake and Ohio Railway) and East of Foster Creek.

PARCEL 3:        The Southeast 1/4 of the Southwest 1/4 of Section 18,
Township 18 North, Range 16 West, EXCEPTING THEREFROM the following described lands: a piece of land beginning at a point 60 rods West of the Northeast corner of the above described 40 acres of which this exception is a part, thence West to the Northwest corner of the said SE 1/4 of SW 1/4 Section 18, thence South to the Southwest corner of said SE 1/4 of SW 1/4 Section 18, thence East on the Section line 14 and 1/2 rods, thence North 15 rods, thence East 3 rods, thence North 26 rods, thence East 2 and 1/2 rods, thence North about 39 rods to point of beginning. AND ALSO EXCEPTING THEREFROM a parcel described as commencing at the Northeast corner of said SE 1/4 of SW 1/4 of said
Section 18, thence West a distance of 173 feet (along a line that is parallel to the north boundary thereof), thence South a distance of 520.5 feet, thence East a distance of 173 feet, thence North along the North and South quarter line a distance of 520.5 feet to said point of beginning; the East 33 feet of said exception being reserved for right of way for a public road.

Situated in the Township of Custer, Mason County, Michigan.

PARCEL 4:        All that part of the Northwest 1/4 of the Southeast 1/4 of
Section 18, Township 18 North, Range 16 (West, lying South of the Pere Marquette (now Chesapeake and Ohio) Railway right of way.

                                                           Hoopeston
                                                           Vermilion County, IL

The Southwest Quarter of Section 10 Township 23 North, Range 12 West of the 2nd
P. M., EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated April 14, 1925 and recorded in Deed Record 352 Page 17 of the Records of Vermilion County, Illinois, and EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated January 2, 1959 and recorded in Deed Record 637 page 522 of the records of Vermilion County, Illinois, situated in Vermilion County, Illinois.

ALSO:

The Southeast Quarter of Section 10 Township 23 North, Range 12 West of the 2nd
P. M., EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated January 2, 1959 and recorded in Deed Record 637 Page 522 of the Records of Vermilion County, Illinois, situated in Vermilion County, Illinois.

ALSO:

That portion of the Northeast Quarter of Section 10 Township 23 North, Range 12 West of the 2nd P. M., lying South of the Lake Erie and Western (now Norfolk and Western) Right-of-Way, ALSO all that part of the West Half of Section 11 Township 23 North, Range 12 West of the 2nd P. M., lying South of said Railroad Right-of-Way and West of S.B.I. Route 1; EXCEPT from the last described tract the following: (A) The South two acres thereof and (b) Beginning at the intersection of the South line of said Railroad Right-of-Way with the West line of S.B.I. Route No. 1; thence West 100 feet; thence South 405 feet; thence East 100 feet; thence North to the place of beginning; and (c) Right-of-Ways conveyed to the State of Illinois by Deeds dated February 14, 1940 and recorded respectively in Deed Record 463 Pages 431 and 432, and (D) Commencing at the Northwest Corner of the Southwest Quarter of said Section 11; thence East along the East and West center line of said Section 11, 185 feet to the true place of beginning; thence South 2613 feet along a line 300 feet West of and parallel to the West line of S.B.I. Route No. 1 to a point 30 feet North of the center line of S.B.I. Route No. 9; thence East 38 feet to a point; thence North 1.67 feet to a point; thence East 262 feet to the aforesaid West line of S.B.I. Route No. 1; thence North along said West line 2331.33 feet to the North line of the said Southwest Quarter of said Section 11; thence West 300 feet to the place of beginning and (E) Beginning at a point 238 feet East of and 146.67 feet North of the Southwest Corner of Section 11 Township 23 North, Range 12 West of the 2nd P. M.; thence North 165 feet; thence East 262 feet to the West line of S.B.I. Route No. 1; thence South 165 feet; thence West 262 feet to the place of beginning, all situated in Vermilion County, Illinois.

ALSO:

Part of the Southwest Quarter of the Southwest Quarter of Section 11 Township 23 North, Range 12 West of the 2nd P. M., described as: Beginning at the Southwest Corner of said Section 11; thence North along the Section line 146.67 feet; thence East 238 feet parallel to the South line of said Section; thence South 146.67 feet to the Section line; thence West to the place of beginning, EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated January 2, 1959 and recorded in Deed Record 637 Page 522 of the Records of Vermilion County, Illinois, situated in Vermilion County, Illinois.

ALSO:

Beginning at the intersection of North side of the Right-of-Way of the Lake Erie and Western (now Norfolk and Western) Railroad, and Sixth Avenue, in the City of Hoopeston, as it existed on January 31, 1911; thence North 729.96 feet; thence East 2593.80 feet to the West side of the Right-of-Way of the Chicago and Eastern Illinois Railroad; thence South along the West side of the Right-of-Way of the said Railroad to the North side of the Right-of-Way of the Lake Erie and Western (now Norfolk and Western Railroad; thence West along the said North line of said Right-of-Way to the place of beginning, EXCEPT the following: (a) Beginning at the Northwest Corner of Lot 3 in the Clerk's Subdivision of the North Half of Section 11 Township 23 North, Range 12 West of the 2nd P. M.; thence Southerly along the West line of said Lot 3, 200 feet; thence Northeasterly 360.55 feet to a point in the North line of said Lot 3; thence Westerly 300 feet to the place of beginning, and (B) A strip of land 100 feet in width across said Section 11, said land having been conveyed to the Chicago, Danville and Vincennes Railway Company by Deed dated May 16, 1871 and recorded in Deed Record 30 Page 291, and (C) All that portion of the described tract conveyed to the Chicago and Eastern Illinois Railway Company by Deed dated October 12, 1893 and recorded in Deed Record 127 Page 346, all as situated in the Northeast Quarter and the Northwest Quarter of Section 11 Township 23 North, Range 12 West of the 2nd P. M., situated in Vermilion County, Illinois.

                                                            Ackley
                                                            Franklin County I, A

Parcel A:

The East 1/2 of the Southeast 1/4 of Section 34 and all that part of the West 1/2 of the Southwest 1/4 and all that part of the South 1/2 of the Southwest 1/4 of the Northwest 1/4 lying West of the rail road right-of-way Section 35, all in Township 90 North, Range 19 West of the 5th P.M., Franklin County, Iowa.

Parcel B:

A tract of land in triangular form in the Southwest corner of the East 1/2 of the Southwest 1/4 Section 35, Township 90 North, Range 19 West of the 5th P.M., Franklin County, Iowa, said land being all of the land in the East 1/2 of the Southwest 1/4 of said Section 35 cut-off by the Minneapolis & St. Louis Railway and lying West of said Railway, Franklin County, Iowa.

Parcel C:

Beginning at a point 1125.2 feet North and 65.5 feet East of the Southwest corner of the Southeast 1/4 of the Southwest 1/4 of Section 35, Township 90 North, Range 19 West of the 5th P.M., Franklin County, Iowa, running thence Easterly 306.2 feet, thence Northerly 560.0 feet to the center of Beaver
Creek, thence following the low water course of said Creek in the Northwesterly direction 1520 feet to intersect with the North and South Quarter section line, thence Southerly 873.4 feet, Southeasterly on the East property line of the M. & St. L. Railroad 152 feet to the place of beginning, Franklin County, Iowa.

Parcel D:

Beginning at at point 1259.2 feet North of the Southeast corner of the Southwest 1/4 of the Southwest 1/4 of Section 35, Township 90 North, Range 19 West of the 5th P.M., Franklin County, Iowa, thence North 572 feet, thence West 274 feet, thence in a Southeasterly direction 640 feet along the right-of-way of the Minneapolis & St. Louis Railroad Company to the point of beginning, Franklin County, Iowa.

Parcel E:

Lots 7, 8, 9, and 10, Block 3, Burns and Foster's Addition to the City of Ackley, Hardin County, Iowa, and the East 1/2 of the vacated alley lying between the extensions westerly of the northerly line of said Lot 7 and the southerly line of said Lot 10.

Abstract.

                                                           Wells
                                                           Faribault County, MN

                               Wells, Minnesota

TRACT 1 - All that part of the Southeast Quarter (SE1/4) of Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West, described as follows:

Commencing at the northeast corner of the Southeast Quarter (SE1/4) of Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West; thence north 89 degrees 09'00" west a distance of 748.5 feet on an assumed bearing, on the north line of said 1/4 section; thence South 00 degrees 00'00" West a distance of 1451.98 feet, on a line parallel with the east line of said Northeast Quarter (NE1/4), to a point on the centerline of vacated Cleveland Street, as shown on the plat of Garden Addition, as the same is platted and recorded in the office of the County Recorder of Faribault County, Minnesota; which point is the point of beginning of the tract to be described;

thence north 89 degrees 09'00" west a distance of 406.35 feet, on the centerline of said vacated Cleveland Street, parallel with the north line of said 1/4 section, to a point 66 feet northeasterly, measured at a right angle from the northeasterly right-of-way line of the Soo Line Railroad (formerly the Chicago, Milwaukee, St. Paul & Pacific Railroad), said point being 16 feet northeasterly, measured at a right angle, from the northeasterly line of Thurman Street, as shown on said plat of Garden Addition;

thence north 41 degrees 09' 28" west a distance of 238.31 feet, on a line parallel with and 16 feet northeasterly, measured at a right angle, from the northeasterly line of said Thurman Street;

thence northwesterly a distance of 226.98 feet, on a line parallel with and 16 feet northeasterly, measured at a right angle, from the northeasterly line of said Thurman Street, on a non-tangential curve, concave to the northeast, with a radius of 5613.50 feet, a central angle of 02 degrees 19'00", and a chord bearing of north 38 degrees 58'57" west;

thence north 37 degrees 49'27" west a distance of 1265.06 feet, on a line parallel with and 16 feet northeasterly, measured at a right angle, from the northeasterly line of said Thurman Street, to the point of intersection with a line drawn perpendicular to the northeasterly line of said Thurman Street, from a point thereon, which is 100 feet southeasterly from the point of intersection of the northeasterly line of said Thurman Street, with the southwesterly right-of-way line of Trunk Highway No. 22;

thence north 52 degrees 10'33" east a distance of 23.42 feet, on a line perpendicular to the northeasterly line of said Thurman Street, to a point on the southwesterly right-of-way line of Trunk Highway No. 22;

thence south 51 degrees 46'10" east a distance of 1862.72 feet, on the southwesterly right-of-way line of said Trunk Highway No. 22, to the point of Intersection with a line parallel with and 748.5 feet west of the east line of the Southeast Quarter of said Section Five (5), Township One Hundred Three
(103) North, Range Twenty-four (24) West;

thence south 00 degrees 00'00" west a distance of 222.81 feet, on a line parallel with and 748.5 feet west of the east line of said Southeast Quarter, to the point of beginning;

TRACT 2 - The Northwest Quarter of Section Four (4), Township One Hundred Three
(103) North, Range Twenty-four (24) West of the Fifth Principal Meridian.

TRACT 3 - The South Twenty (20) rods of the West Half (W1/2) of the Northeast Quarter (NE1/4) of Section Five (5) in Township One Hundred Three (103) North, Range Twenty-four (24) West, excepting Railroad Right-of-Way of the Soo Line Railroad (formerly the Chicago, Milwaukee, St. Paul and Pacific Railroad), and subject to the easements for public highways now existing, and subject to the agreement by second party that it will be permitted to drain only surface water from above land into tile crossing the land of first parties to the north.

TRACT 4 - A tract commencing at a point 748.5 feet due west of the Southeast corner of the Northeast Quarter of Section Five (5) Township One Hundred Three
(103) North of Range Twenty-four (24) West of the Fifth Principal Meridian in the County of Faribault and State of Minnesota, thence running North 20 rods, thence West to the West line of the East Half of the Northeast Quarter of said Section Five (5) thence south 20 rods, thence East along the South line of said East half of Northeast Quarter of said Section Five (5) to the place of beginning.

TRACT 5 - All that part of the Southeast Quarter of Section Five (5), Township One Hundred Three (103) North, Range Twenty-four (24) West; described as follows: Commencing at the Northeast corner of the Southeast Quarter of Section Five (5), Township One Hundred Three (103) North, Range Twenty-four
(24) West; thence north 89 degrees 09' 00" west a distance of 748.5 feet on an assumed bearing, on the north line of said 1/4 section; thence south 00 degrees 00'00" west on a line parallel with the east line of said Northeast Quarter, to a point on the northeasterly right of way line of Trunk Highway No. 22, thence Northwesterly along the Highway 22 right-of-way to a point on the North line of the Southeast quarter of said Section Five (5), thence easterly along said quarter section line to the point of beginning.

PARCEL "A":

The East 50 feet of Lots 11 and 12, Block 29, of GRANDVIEW, Washington, according to the official plat thereof, recorded in Volume "B" of Plats, Page 6, records of Yakima County, Washington.

PARCEL "B":

All that portion of Block 15, GRANDVIEW, Washington, according to the official plat thereof recorded in Volume "B" of Plats, Page 6, records of Yakima County, Washington, lying South of the Southerly right of way line of West 2nd Street, as said street was conveyed to the City of Grandview, by instrument recorded under Auditor's File Number 1452522.

TOGETHER WITH that portion of vacated Warehouse Street, which, upon vacation, attached to said premises by operation of law.

PARCEL "C":

The North 16 feet of Lot 1 and Lot 2, 3, 4, 5, 6, 7 and 8 and Lot 9,

EXCEPT the North 5 feet thereof and Lots 13, 14, 15, 16 and 17, all in Block 29, of GRANDVIEW, Washington, according to the official plat thereof, recorded in Volume "B" of Plats, Page 6, records of Yakima County, Washington.

TOGETHER WITH that portion of vacated West "A" Street accruing thereto;

AND TOGETHER WITH those portions of vacated alley accruing thereto.

PARCEL "D":

Lots 19, 20, 21, 22, 23 and 24, Block 28, of GRANDVIEW, Washington, according to the official plat thereof, recorded in Volume "B" of Plats, Page 6, records of Yakima County, Washington.

TOGETHER WITH that portion of vacated West "A" Street and that portion of vacated West Third Street accruing thereto.

Situated in Yakima County, State of Washington.

                                                     Walla Walla
                                                     Walla Walla County, WA

                   WALLA WALLA COUNTY, STATE OF WASHINGTON

PARCEL A:

        Block 1 of Bowman's Addition to the City of Walla Walla, according to the official plat thereof recorded in volume C of plats at page 44, records of Walla Walla County. ALSO,
        Beginning at a point in the north line of Block 2 of said Bowman's Addition to the City of Walla Walla, which point is 56 feet west, measured along said north line, from the northeast corner of said Block 2, and running thence south, parallel to the east line of said Block 2, distance of 193.86 feet to a point in the south line of said Block 2; thence west, along the south line of said Block 2, a distance of 168.7 feet to the southwest corner of said Block 2; thence north, along the west line of said Block 2, a distance of
193.86 feet to the northwest corner of said Block 2; thence east, along the north line of said Block 2, a distance of 168.7 feet to the point of beginning.

PARCEL B:

        A piece or parcel of land situate in the northwest quarter of Section 19, Township 7 north, Range 36 east of the Willamette Meridian, in Walla Walla County, Washington, described as follows, to wit:
        Beginning at a point on the north line of Dell Avenue in the City of Walla Walla, that is 726 feet distant west of the point of intersection of said north line with the west line of Thirteenth Avenue North in said city, said point also being 30 feet north of the east and west center line of said Section 19; thence northerly and parallel with said west line of Thirteenth Avenue North a distance of 650 feet; thence westerly and parallel with the east and west center line of Section 19, a distance of 1000 feet; thence southerly, parallel with the west line of Thirteenth Avenue North, a distance of 650 feet to a point that is 30 feet distant north of said east and west center line of
Section 19; thence easterly, parallel with said east and west center line of
Section 19, a distance of 1000 feet to the point of beginning.

PARCEL C:

        Beginning at the northeast corner of the U.S. Military Reserve in Walla Walla, Washington, in Section 30 in Township 7 north, Range 36 east of the Willamette Meridian, and running thence south 27 degrees 23' east 1685.78 feet, more or less, to a U.S. Corps of Engineers' bronze disk, which is the TRUE POINT OF BEGINNING of this description; thence south 67 degrees 48' 10'' west a distance of 351.7 feet; thence north 29 degrees 50' west a distance of 352.2 feet; thence north 60 degrees 10' east a distance of 360 feet; thence south 27 degrees 23' east a distance of 398.1 feet, more or less, to the said true point of beginning.
        EXCEPTING THEREFROM the northerly 35 feet in width conveyed to the City of Walla Walla for street purposes.

                                                           Green Bay
                                                           Brown County, WI

Parcel I:

That part of the North 1/2 of the Southwest 1/4 of the Southeast 1/4, Section 32, Township 24 North, Range 21 East, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin described as:

Commencing at the Northwest corner of Lot 12, Block 3, of Smith Brothers Garden Addition; thence North 89 degrees 59' 57'' West along the South line of Brook Street, 262.32 feet to the POINT OF BEGINNING; thence continuing North 89 degrees 59' 57'' West, 253.2 feet to the East line of Henry Street; thence South 0 degrees 52' 24'' West along the East line of Henry Street, 125.0 feet; thence South 89 degrees 59' 57'' East, 254.63 feet; thence North 0 degrees 03' 03'' East, 125.0 feet to the point of beginning, EXCEPTING THEREFROM that part thereof described in Volume 907 of Records, Page 535.

Tax Parcel Number:     21-1220-1
Street Address:        1804-1826 Brook Street

Parcel II:

Lots 99, 100, 101 and 102, EXCEPTING THEREFROM that part thereof described in Volume 297 of Deeds, Page 348; and Lots 111, 112, 113 and 114, Oak Grove, according to the recorded Plat thereof, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin.

Tax Parcel Number:     8-75
Street Address:        1425-1427 Main Street

                                                             Poynette
                                                             Columbia County, WI







LEGAL DESCRIPTION

Lots 1, 2, 3 and 4, Certified Survey Map No. 1288, recorded in Volume 6 of Surveys, on page 50, as Document No. 471410, Village of Poynette and Town of Dekorra, Columbia County, Wisconsin.

Lot 1, Certified Survey Map No. 1289, recorded in Volume 6 of Surveys, on page 51, as Document No. 471411, Village of Poynette and Town of Dekorra, Columbia County, Wisconsin.

Lot 1, Certified Survey Map No. 1290, recorded in Volume 6 of Surveys, on page 52, as Document No. 471412, Village of Poynette and Town of Dekorra, Columbia County, Wisconsin.

Lot 1, Certified Survey Map No. 1300, recorded in Volume 6 of Surveys, on page 62, as Document No. 472272, Village of Poynette, Columbia County, Wisconsin.

                                                                 DeForest
                                                                 Dane County, WI

The East 50 acres of the South 1/2 of the Southeast 1/4 of Section 8, Township 9 North, Range 10 East, in the Village of DeForest, Dane County, Wisconsin, described as follows: Beginning at the Southeast corner of Section 8, Township 9 North, Range 10 East, which point is 57 feet East of a concrete highway monument marking the West boundary of the State Highway; thence Westerly along the South line of Section 8 at an angle of 89 degrees 20 minutes with the East line of Section 8 for a distance of 1,651.8 feet to the Southwest corner of 50 acres tract; thence Northerly at an angle of 90 degrees 40 minutes with the South line of said Section for a distance of 1,315 feet to the Northwest corner of said tract; thence Easterly at an angle of 89 degrees 35 minutes with the West line of said tract 1,651.83 feet to the Easterly line of Section 8, which is 47 feet East of a highway concrete monument; thence Southerly along the East line of Section 8 at an angle of 90 degrees 25 minutes with the above North line for a distance of 1,322.3 feet to the place of beginning, EXCEPT that portion conveyed in Vol. 744 of Deeds, page 51, Document No. 1053647; FURTHER EXCEPT Certified Suervey Map No. 5443, recorded in Vol. 24 of Certified Survey Maps, page 408, Document No. 2060469; FURTHER EXCEPT land conveyed in Vol. 15285 of Records, page 17, Document No. 2241655.

TAX ROLL PARCEL NUMBER:  45-0910-084-9671-2
ADDRESS PER TAX ROLL:  101 Stokley Dr., DeForest, WI

                                                                 Sun Prairie
                                                                 Dane County, WI

PARCEL 1: Lots Thirteen (13) and Fourteen (14), PLAT OF A PART OF THE
VILLAGE OF SUN PRAIRIE as recorded in Volume B of Plats, page 3, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 2: Lot Nineteen (19), SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin, EXCEPT: Beginning at the most Northwesterly corner thereof; thence South 10 degrees 04 minutes West,
47.35 feet; thence North 61 degrees 17 minutes East, 95.13 feet; thence North 89 degrees 18 minutes West, 75.23 feet to the point of beginning of this exception.

PARCEL 3: Lots Twenty (20), Twenty-one (21), Twenty-two (22), Twenty-three
(23), Twenty-four (24) and Twenty-five (25), SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 4: That portion of Lots Twenty-six (26), Twenty-seven (27), and Twenty-eight (28), lying South of relocated Lincoln Street, SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 5: That portion of Lot Five (5), lying South of relocated Lincoln Street and North of the center line of vacated Lincoln Street, PLAT OF A PART OF THE VILLAGE OF SUN PRAIRIE as recorded in Volume B of Plats, page 3, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 6: That portion of vacated Lincoln Street lying East of the Easterly line of Lot Five (5), and South of the South line of relocated Lincoln Street, SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 7: Part of Lot Five (5), PLAT OF A PART OF THE VILLAGE OF SUN PRAIRIE as recorded in Volume B of Plats, page 3, in the City of Sun Prairie, Dane County, Wisconsin, described as: Beginning at the intersection of the extended East line of Market Street and the South line of Section 5, Township 8 North, Range 11 East; thence East on said South line 99 feet; thence North parallel to the East line of Market Street, 95.6 feet; thence at right angles to Market Street 99 feet to said extended East line; thence South 102.6 feet to the point of beginning.

PARCEL 8: That portion of Lincoln Street and relocated Lincoln Street, SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin, described as: Beginning at the Southeast corner of Lincoln Street on the West line of Lot 20, Block 17, Original Plat of Sun Prairie, Dane County, Wisconsin; thence North along the East line of said Lincoln Street 15 feet; thence Southwesterly to a point on the South line of said Lincoln Street, 15 feet West of the point of beginning; thence East along said South line of Lincoln Street, 15 feet to the point of beginning of this description.

PARCEL 9: Outlot Two Hundred Eight (208), ASSESSOR'S PLAT OF THE VILLAGE OF SUN PRAIRIE, in the City of Sun Prairie, Dane County, Wisconsin, EXCEPT that part lying Easterly of the following described line: Beginning on the North line of Park Street, 176.57 feet West of the Southeast corner thereof; thence North
194.28 feet to the South corner of Outlot 202 of said Assessor's Plat.

PARCEL 10: Part of the Northeast 1/4 of the Northeast 1/4 of Section 8, Township 8 North, Range 11 East, in the City of Sun Prairie, Dane County, Wisconsin, described as follows: Beginning at the point where the East line of Market Street produced Southerly from Main Street intersects the North line of said Section 8; thence East along said North line of Section 8, a distance of 135 feet more or less to a point in a line parallel to and 8.5 feet Northwesterly measured at right angles from the center line of the present most Northwesterly Railroad track; thence Southwesterly parallel to said center line, 170 feet more or less to a point in the aforesaid Southerly prolongation of said East line of Market Street; thence North along said prolongation 103.3 feet more or less to the point of beginning.

TAX ROLL PARCEL NUMBERS:          55-0811-054-7155-7
                                  55-0811-054-7175-3
                                  55-0811-054-7263-6
                                  55-0811-054-7325-1
                                  55-0811-081-0088-0

ADDRESS PER TAX ROLL: 151 Market St., Sun Prairie, WI

                                                                 Waunakee
                                                                 Dane County, WI


PARCEL 1: Lots One (1), Two (2), and Three (3), WAUNAKEE CANNING CO. ADDITION, in the Village of Waunakee, Dane County, Wisconsin.

PARCEL 2: Part of the Northeast 1/4 of the Northwest 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, described as follows: Commencing at the Southeast corner of Lot 1, Waunakee Canning Co. Addition, Village of Waunakee; thence South 89 degrees 00 minutes West, 166.75 feet; thence North 47 degrees 20 minutes West, 170.45 feet to the point of beginning; thence continuing North 47 degrees 20 minutes West, 44.90 feet; thence North 0 degrees 00 minutes 81.53 feet; thence North 88 degrees 53 minutes East, 33.00 feet; thence South 0 degrees 00 minutes 112.55 feet to the point of beginning, being part of vacated Madison Street, Village of Waunakee.

PARCEL 3: Part of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, which is more particularly described as follows: Beginning at the Southwest corner of Outlot B of Waunakee Canning Co. Addition to the Village of Waunakee; thence East along the South line of said Outlot B and on said South line produced for a distance of 284.5 feet; thence South 7 degrees 40 minutes West, 233.5 feet to the Easterly line of the Chicago Northwestern Railroad right-of-way; thence Northwesterly along said Railroad right-of-way 342.5 feet to the point of beginning.

PARCEL 4: Part of the West 1/2 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, which is described as follows: Beginning at the Southwest corner of Outlot B, Waunakee Canning Co. Addition to the Village of Waunakee; thence West along the Southerly line of said Outlot B produced 141.0 feet to the Westerly line of the Chicago Northwestern Railroad right-of-way; thence South 47 degrees 48 minutes East along the Westerly line of said right-of-way 140.5 feet to the point of beginning of this description; thence continue South 47 degrees 48 minutes East along said right-of-way 373.5 feet; thence South 20 degrees 15 minutes West
646.6 feet; thence North 60 degrees 25 minutes West, 397.2 feet; thence North 1 degree 26 minutes West 294.4 feet; thence North 62 degrees 56 minutes East,
339.9 feet; thence North 0 degrees 53 minutes West, 182.0 feet to the point of beginning, EXCEPT that portion conveyed in Vol. 664 of Deeds, page 403, Document No. 939614.

PARCEL 5: All that part of the following described parcel lying West of the center line of the Six Mile Creek running through said parcel: Part of the West 1/2 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, and described more fully as follows: Commencing at a point on the Easterly extension of the South line of Outlot B, Waunakee Canning Co. Addition (Also the South line of lands owned by Village of Waunakee) distant thereon 284.5 feet East of the Southwest corner of Outlot B; thence South 7 degrees 40 minutes West, 233.5 feet to the Northeast right-of-way line of the Chicago Northwestern Railroad; thence Southeasterly along said Northeasterly line of the center line of public highway; thence Northerly along said center line to the Southeast corner of lands conveyed to Village of Waunakee in Vol. 363 of Deeds, page 5, Document No. 553335; thence West along South line of Village property to the point of beginning.

PARCEL 6: Part of the Northwest 1/4 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, described as follows: Commencing on the Northeasterly line of the land of the Chicago and Northwestern Railway Company and on a line running North and South through center of said Section 8; thence North on said line 171.60 feet; thence East parallel with the North line of said Section, 99 feet; thence South parallel with first line, 267.30 feet to the Northeasterly line of the Chicago and Northwestern Railway Company; thence Northwesterly along said line of the Chicago and Northwestern Railway Company, 137.28 feet to the place of beginning.

PARCEL 7: Part of the Northwest 1/4 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, described as follows: Commencing at the Southeast corner of Lot 8, Block 2,
E. M. Cooper's Addition to the Village of Waunakee; thence running West 16-1/2 rods; thence South 13-4/5 rods; thence East 16-1/2 rods; thence North 13-4/5 rods to the point of beginning.

PARCEL 8: Outlots A and B, WAUNAKEE CANNING CO. ADDITION, in the Village of Waunakee, Dane County, Wisconsin.

TAX ROLL PARCEL NUMBERS:          57-0809-081-3650-7
                                  57-0809-081-3700-6
                                  57-0809-081-9080-5

                                                            Cobb
                                                            Iowa County, WI

PARCEL I
Part of the Southeast 1/4 of the Northeast 1/4 of Section 26, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, described as follows:
Commencing at the Northeast corner of the Southeast 1/4 of the Northeast 1/4 of
Section 26, thence West 1036 feet; thence South 525 feet; thence East 74 feet to the Railroad right of way; thence North 120 feet; thence in a Northeasterly direction along the North line of the Railroad right of way, 826 feet to a point, 351 feet South of the North line of said Southeast 1/4 of the Northeast 1/4; thence North 224 feet; thence East 136 feet; thence North 127 feet to the place of beginning.

PARCEL II
Part of the Southwest 1/4 of the Northwest 1/4 of Section 25, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, described as follows:
Commencing at a point 60 feet South of the Northwest corner of the Southwest 1/4 of the Northwest 1/4 of Section 25, thence East, 242 feet; thence North 60 feet; thence East 744 3/4 feet, more or less, to a point that is 5 chains and 5 links West of the Northeast corner of said Southwest 1/4 of the Northwest 1/4; thence South 402 1/2 feet to the North line of the C.& N.W.R.R. right of way; thence West along said right of way, 486 3/4 feet; thence North along said right of way, 125 feet; thence West along said right of way, 347 feet; thence North, 60 feet; thence West 153 feet to the West line of said 40 acre tract; thence North on the said West line, 215 feet more or less to the place of beginning. Intending to include all that part of the Southwest 1/4 of the North west 1/4 of Section 25, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, North of the railroad right of way as deeded in Volume 97 of Deeds, page 75, Document # 18876, in the Office of the Register of Deeds for Iowa County, Wisconsin.

PARCEL III
A parcel of land lying and being in the Southeast 1/4 of the Northeast 1/4 of
Section 26, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, described as follows: Commencing 60 feet North of the Northeast corner of that certain tract of land conveyed from Joseph Drury to the Chicago & Tomah R.R. Co., and particularly described in Volume 35 of Deeds, page 542, to which reference is had for said point of beginning; thence North on the East line of said 40 acre tract, 150 feet; thence West, 140 feet; thence South 150 feet; thence East 140 feet to the place of beginning.

PARCEL IV
Part of the Southwest 1/4 of the Northwest 1/4 of Section 25, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, described as follows:
Beginning at a point adjoining the North side of the Milwaukee and Madison branch of the C.& N.W.R.R. Depot grounds as now located, 33 feet East of the West line of the Southwest 1/4 of the Northwest 1/4 of Section 25, to run thence North 60 feet; thence East 120 feet; thence South to said railroad grounds; thence West along said railroad grounds to place of beginning.

Parcel V
Part of the Southeast 1/4 of the Northeast 1/4 of Section 26, Township 6 North, Range 1 East, in the Village of Cobb, Iowa County, Wisconsin, meted and bounded as follows: Commencing at the Northeast corner of a tract of land last conveyed by Joseph Drury to the Chicago and Tomah Railroad Company in a Deed recorded in Volume 35, page 542 of Deeds in the Registers Office of said County; thence North 60 feet, thence West 140 feet, thence South 60 feet, more or less, to the Railroad land; thence with the line of said Railroad land, North 85 degrees East, 140 feet, more less, to the place of beginning.

PARCEL VI

That part of the Southeast 1/4 of the Northeast 1/4 of Section 26, Township 6 North, Range 1 East of the Fourth Principal Meridian, Village of Cobb, Iowa County, Wisconsin, bounded and described as follows: Beginning at the point of intersection of the West line of Division Street, a/k/a Commercial Street with the northerly line of the 300 foot right of way of the Chicago and North Western Railway Company; thence South along the West line of said Division Street, a distance of 115 feet, more or less, to a point, 8.5 feet northerly of, as measured at right angles from center line of Spur Track I.C.C. NO. 22 of said Railway Company, as now located and established; thence Westerly along a line parallel with the centerline of the tangent segment of said Spur Tract and extension thereof to a point, 9 feet Northerly of, as measured radially from the centerline of the curved segment of said Spur Tract; thence Westerly along a line parallel with the centerline of the curved segment of said Spur Track to a point, 50 feet Northerly of, as measured at right angles from the centerline of the main tract of said Railway Company, as now located and established; thence Westerly along a line parallel with the centerline of said main track to a point, 1000 feet Westerly of, as measured along a line parallel with the Northerly line of said 300 foot right of way from the east line of said Section; thence North along a line parallel with the East line of said Section to the Northerly line of said 300 foot right of way; thence Easterly along the Northerly line of said 300 foot right of way to the point of beginning.

EXCEPTING FROM PARCELS II THROUGH V, THE LANDS CONVEYED FOR HIGHWAY DESCRIBED
AS: A parcel of land located in the SW 1/4 of the NW 1/4 of Section 25, Town 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, and consist of all the land therein lying between the west line of said Southwest 1/4 of Northwest 1/4 of Section 25 and a new road right of way line 50 feet east of and parallel to the centerline of new road as now laid out.

ALSO EXCEPTING lands located in the Southwest 1/4 of the Northwest 1/4 and in the Northeast 1/4 of Section 25, Township 6 North, Range 1 East, Town of Eden, and Village of Cobb, Iowa County, Wisconsin, and consists of all the land therein which lies within 50 feet South of the centerline of new road from the point of beginning to a point, 872 feet therefrom. Also all the land which lies within 50 feet each side of centerline for the next 1239 feet, all the land lying within 50 feet northerly of said centerline for the next 1325 feet to the east line of grantor. The said centerline being described as follows:
Commencing at a point 2111 feet west of the center of Section 25, Township 6 North, Range 1 East extending thence North 89 degrees 05' East, for 3436 feet to the east property line of grantor.

FURTHER EXCEPTING lands located in the Southeast 1/4 of the Northeast 1/4 of
Section 26, Township 6 North, Range 1 East, Village of Cobb, Iowa County, Wisconsin, and consists of all the land therein lying between the East line of said Section 26 and a new right of way line 50 feet West of and parallel to the centerline of the new road as now laid out. The centerline is described as follows: Beginning on the East line of said Section 26 at a point 1330 feet South of the Northeast corner of said Section extending thence South 0 degrees 05' West for 130 feet to the south line of property.

TAX ROLL PARCEL NUMBER: 130, 131, 130.A and 130.B (Village of Cobb)

                                                            Jefferson
                                                            Jefferson County, WI



Lot 1 of Certified Survey Map No. 1890 recorded on November 8, 1985 in Volume 6 of Certified Surveys on Page 106, as Document Number 811709, being a part of the Northwest Quarter of the Northwest Quarter of Section 14, Township 6 North, Range 14 East, City of Jefferson, Jefferson County, Wisconsin.



COMPUTER NO.: 241-2082-02000
TAX KEY NO.: 06-14-14-22-003

                                                              Merrill
                                                              Lincoln County, WI



PARCEL 1

Lots Nine (9), Twenty-one (21) and Twenty-two (22), Block Two (2), in T. P. Mathews Addition to the City of Merrill, Lincoln County, Wisconsin.

PARCEL 2

A portion of the Northeast 1/4 of the Northwest 1/4 of Section 15, Township 31 North, Range 6 East, City of Merrill, Lincoln County, Wisconsin, described by metes and bounds as follows: Commencing at the intersection of the South line of the Chicago, Milwaukee, St. Paul & Pacific Railroad right-of-way and the West line of said 40, thence North 90 feet the place of beginning; thence East parallel with said Railroad right-of-way, 500 feet, thence North parallel with the West line of said 40 to the section line between Sections 10 and 15, thence West, 500 feet to the Northwest corner of said 40, thence South to the place of beginning. Also described as Lot 631 of the Assessor's Plat of the City of Merrill recorded in Volume 3 of Plats, page 40, Lincoln County Records.

                                                             Oconomowoc
                                                             Waukesha County, WI



Parcel 1 of Certified Survey Map No. 6318, recorded on November 29, 1990 in Volume 52 of Certified Survey Maps on Pages 131 to 133, inclusive, as Document No. 1624207, being a part of the Southwest 1/4 of the Northwest 1/4 of Section 5, Town 7 North, Range 17 East, in the City of Oconomowoc, County of Waukesha, State of Wisconsin.



Tax Key No. OCOC 0634.999.003

ADDRESS: 1055 Corporate Center

KR/WF/DD

                                                            Pickett
                                                            Winnebago County, WI



Parcel 1

A part of the Southwest Quarter (SW 1/4) of the Northwest Quarter (NW 1/4) of
Section 28, the Southeast Quarter (SE 1/4) of the Northeast Quarter (NE 1/4) and the Northeast Quarter (NE 1/4) of the Southeast Quarter (SE 1/4) of Section 29, all in T17N, R15E, in the Town of Utica, Winnebago County, Wisconsin, described as follows: Commencing at the Northwest Corner of said Section 28; thence south 0 degrees 47 minutes 54 seconds east, 1315.6O feet, along the West line of the North West 1/4 of said Section 28, to the Northwest Corner of the South West 1/4 of the North West 1/4 of said Section 28, to the place of beginning; thence north 88 degrees 37 minutes 8 seconds east, 678.39 feet, along the North line of the South West 1/4 of the North West 1/4 of said
Section 28, to its intersection with the Westerly right-of-way line of the Wisconsin and Southern Railroad Company; thence south 38 degrees 6 minutes 6 seconds west, 2043.59 feet, along the Westerly right-of-way line of the Wisconsin and Southern Railroad Company; thence south 89 degrees 52 minutes 1 second west, 680.30 feet, to a point on the Easterly right-of-way line of County Trunk Highway "M"; thence north 0 degrees 39 minutes 45 seconds west,
906.17 feet, along the Easterly right-of-way line of County Trunk Highway "M"; thence north 88 degrees 46 minutes 50 seconds east, 291.16 feet; thence north 0 degrees 58 minutes 13 seconds west, 660.00 feet, to a point on the North line of the South East 1/4 of the North East 1/4 of said Section 29; thence north
88 degrees 46 minutes 50 seconds east, 993.90 feet, along the North line of the South East 1/4 of the North East 1/4 of said Section 29, to the place of beginning.



Parcel 2

A part of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of
Section 28, the Northeast Quarter (NE 1/4) of the Southeast Quarter (SE 1/4) and the Southeast Quarter (SE 1/4) of the Southeast Quarter (SE 1/4) of Section 29, all in T17N, R15E, in the Town of Utica, Winnebago County, Wisconsin, described as follows: Commencing at the West Quarter Corner of said Section 28, the place of beginning; thence north 88 degrees 42 minutes 40 seconds east,
397.10 feet, along the North line of the North West 1/4 of the South West 1/4 of said Section 28, to its intersection with the Westerly line of State Trunk Highway No. 44; thence southwesterly along the Westerly line of said State Trunk Highway No. 44 the following courses: south 28 degrees 26 minutes 11 seconds west, 161.41 feet; thence southwesterly, 786.96 feet, along the arc of a curve to the right having a radius of 2804.93 feet and the chord of which bears south 36 degrees 29 minutes 23 seconds west, 784.38 feet; thence south 44 degrees 28 minutes 18 seconds west, 547.27 feet; thence southwesterly, 694.74 feet, along the arc of a curve to the right having a radius of 5669.65 feet and the chord of which bears south 48 degrees 2 minutes 32.5 seconds west, 694.31 feet; thence south 36 degrees 49 minutes 33 seconds west, 102.80 feet; thence southwesterly 74.40 feet, along the arc of a curve to the right having a radius of 5696.65 feet and the chord of which bears south 52 degrees 55 minutes 37 seconds west, 74.40 feet; thence south 53 degrees 20 minutes 39 seconds west, 57.47 feet; thence north 63 degrees 46 minutes 36 seconds west, 56.80 feet, along the Westerly line of said State Trunk Highway No. 44, to its intersection with the Easterly line of County Trunk Highway "M"; thence north 5 degrees 10 minutes 26 seconds west,
69.34 feet, along the Easterly line of said County Trunk Highway "M"; thence south 89 degrees 6 minutes 8 seconds west, 16.56 feet, to a point on the West line of the East 1/2 of the South East 1/4 of said Section 29; thence north 1 degrees 7 minutes 59 seconds west, 417.70 feet, along the West line of the East 1/2 of the South East 1/4 of said Section 29, to its intersection with the Easterly right-of-way line of the Wisconsin and Southern Railroad Company; thence north 38 degrees 6 minutes 6 seconds east, 1603.15 feet, along the Easterly right-of-way line of the Wisconsin and Southern Railroad Company to its intersection with the North line of the North East 1/4 of the South East 1/4 of said Section 29; thence north 88 degrees 44 minutes 20 seconds east,
305.97 feet, along the North line of the North East 1/4 of the South East 1/4 of said Section 29, to the place of beginning.



Parcel 3

A part of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE
1/4) of Section 29, T17N, R15E, in the Town of Utica, Winnebago County, Wisconsin, described as follows: Commencing at a point on the South line of the Wisconsin and Southern Railroad Company (formerly known as the Chicago, Milwaukee & St. Paul Railroad) right-of-way in the center of County Trunk Highway "M" (formerly known as the Waukau-Waupun Road); thence southwesterly, along the South line of said Railroad right-of-way, 351 feet; thence southeasterly, at right angles to said Railroad right-of-way, 41 feet and 10 inches; thence northeasterly, on a line parallel to said Railroad right-of-way, to a point in the center of said County Trunk Highway "M", about 300 feet; thence north, along the center of said Highway, to the place of beginning.

Tax Key Number:  Par. 1: 024-0594-01, 024-0594-03, 024-0609, 024-0609-01 &
024-06241; Par. 2: 024-0624-01, 024-0625-01 & 024-0599; Par. 3: 024-0637-01

This instrument was prepared by              State: Wisconsin
and upon recording should be                 (Sun Prairie, DeForest, Waunakee)
returned to:                                 County: Dane




Attorney Thomas P. Solheim
Solheim Billing & Grimmer, S.C.
P.O. Box 1644
Madison, WI 53701-1644


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


                   MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT



                            DATED AS OF MAY 31, 1995

                               STOKELY USA, INC.
                (FORMERLY KNOWN AS OCONOMOWOC CANNING COMPANY),
                                   MORTGAGOR

                                       TO

                      STATE OF WISCONSIN INVESTMENT BOARD,
                       NATIONWIDE LIFE INSURANCE COMPANY,
                     WEST COAST LIFE INSURANCE COMPANY, AND
                  EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU,
                                   MORTGAGEE



- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


This instrument secures future advances and obligations and contains an after-acquired property provision.



                                                                    May 23, 1995

                   MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT



     THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT ("Mortgage"), made this 3lst day of May, 1995 by STOKELY USA, INC., a Wisconsin corporation (formerly known as Oconomowoc Canning Company), whose address is 1055 Corporate Center Drive, Oconomowoc, Wisconsin 53066, (herein called the "Mortgagor") to NATIONWIDE LIFE INSURANCE COMPANY ("Nationwide"), WEST COAST LIFE INSURANCE COMPANY ("West Coast"), EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU ("Employers"), and STATE OF WISCONSIN INVESTMENT BOARD ("SWIB"), as mortgagees (hereinafter referred to collectively and individually as the "Mortgagee"), Nationwide, West Coast and Employers having an office at One Nationwide Plaza, Columbus, Ohio 43216, Attention:
Corporate Fixed-Income Securities, and SWIB having an office at 121 East Wilson Street, Madison, Wisconsin 53702, Attention: Private Placements. Capitalized terms used herein, to the extent not otherwise defined herein, shall have the meaning ascribed to such terms in the Security Agreement of same date hereof (as may be amended from time to time, herein referred to as the "Security Agreement") executed by and among Mortgagor, as debtor, and Mortgagees, as secured parties.


                            W I T N E S S E T H:

     WHEREAS, the Mortgagees are the lenders (the "Lenders") as described in the Intercreditor Agreement and the Security Agreement and Mortgagor is indebted to the Lenders pursuant to the Nationwide Note Agreement and Nationwide Notes and the SWIB Note Agreement and SWIB Note; and

     WHEREAS, Mortgagor desires that Lenders agree to certain amendments to the Nationwide Note Agreement and the SWIB Note Agreement; and

     WHEREAS, it is a condition precedent to the Lenders entering into amendments of the Nationwide Note Agreement and the SWIB Note Agreement that Mortgagor execute and deliver this Mortgage to Mortgagees;

     WHEREAS, the Mortgagor desires to execute and deliver this Mortgage to satisfy the condition described in the preceding paragraph;

     WHEREAS, the Lenders were among the beneficiaries of certain prior mortgages, deeds of trust, security agreements, and other documents (the "Prior Security Documents") furnished by Mortgagor and others as security for the SWIB Note Obligations and the Nationwide Note Obligations; and

                                                                    May 23, 1995

     WHEREAS, this Mortgage secures the same SWIB Note Obligations and Nationwide Note Obligations as were secured by the Prior Security Documents, and covers property which was covered by the Prior Security Documents, and accordingly replaces one or more of the Prior Security Documents.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, and to secure the prompt and complete payment and performance when due of the Nationwide Note Obligations, the SWIB Note Obligations, and any obligations of Mortgagor to Lenders arising under the Security Agreement or Loan Documents, as well as any extensions or renewals of same, together with all other obligations and liabilities of the Mortgagor due or to become due under any other documents evidencing or securing the foregoing, together with all amounts, sums, and expenses paid or incurred hereunder by any Mortgagee according to the terms hereof and all other obligations and liabilities of the Mortgagor under this Mortgage, or any additional sums which are in the future advanced or made by Lenders or Mortgagee to or on behalf of Mortgagor as protective advances (all of the foregoing hereafter collectively referenced as the "Indebtedness"), the Mortgagor hereby MORTGAGES, GRANTS, BARGAINS, SELLS, WARRANTS, CONVEYS, ALIENS, REMISES, RELEASES, ASSIGNS, SETS OVER AND CONFIRMS to the Mortgagee:

          All that certain lot, piece or parcel of land more particularly described in Exhibit A attached hereto and by this reference made a part hereof;

          TOGETHER with the buildings and improvements now or hereafter located on said land and all right, title and interest, if any, of the Mortgagor in and to the streets and roads abutting said land to the center lines thereof, and strips and gores within or adjoining said land, the air space and right to use said air space above said land, all rights of ingress and egress by motor vehicles to parking facilities on or within said land, all easements now or hereafter affecting said land, royalties and all rights appertaining to the use and enjoyment of said land, including, without limitation, alley, drainage, mineral, water, reservoir, oil and gas rights (said land and/or leasehold estate, together with said building and improvements, the property and other rights, privileges and interests encumbered or conveyed hereby, are hereinafter collectively referred to as the "Premises");

          TOGETHER with all furnishings, fixtures and equipment and all appurtenances and additions thereto and substitutions or replacements thereof, which Mortgagor owns or in which Mortgagor has an interest and which are now or hereafter permanently attached to the Premises (herein called "Fixtures"), including, but not limited to, heating, cooling, fire protection equipment and plumbing, electrical distribution and other utility connections or equipment. Without limiting the foregoing, the Mortgagor hereby grants to the Mortgagee a security interest in the above described Fixtures and the Mortgagee shall have, in addition to all rights and remedies provided herein, and in any other agreements, commitments and undertakings made by the Mortgagor to the Mortgagee, all of the rights and remedies of a "secured party" under the Uniform Commercial Code

                                                                    May 23, 1995
     of the state in which the property described in Exhibit A is located (the "Uniform Commercial Code"). To the extent permitted under applicable law, this Mortgage shall be deemed to be a security agreement and financing statement (as defined in the Uniform Commercial Code) with respect to the Fixtures. Mortgagor hereby authorizes Mortgagee to execute and file continuation statements without the signature of Mortgagor if Mortgagee determines that such are necessary or advisable in order to perfect Mortgagee's security interest in such Fixtures. Mortgagor shall promptly execute financing and continuation statements in form satisfactory to Mortgagee upon request to further evidence and secure Mortgagee's interest in such Fixtures. Mortgagor shall pay to Mortgagee, on demand, any expenses incurred by Mortgagee in connection with the preparation, execution and filing of such statements and any continuation statements that may be filed by Mortgagee. Upon the occurrence of an Event of Default under this Mortgage, Mortgagee may, at its option, sell or otherwise dispose of such Fixtures by public or private proceedings, separate from or together with the sale of the Premises, in accordance with the provisions of the Uniform Commercial Code. With respect to such Fixtures, Mortgagee may exercise any other rights or remedies of a secured party under the Uniform Commercial Code. Unless such Fixtures are perishable or threaten to decline speedily in value or are of a type customarily sold on a recognized market, Mortgagee shall give Mortgagor at least ten (10) days prior written notice of the time and place of any public sale of such Fixtures or intended disposition thereof. Upon the occurrence of any Event of Default under this Mortgage, the Mortgagee reserves the option to proceed with respect to such Fixtures as part of the Premises in accordance with its rights and remedies with respect to the Premises, in which event the default provisions of the Uniform Commercial Code shall not apply;

          TOGETHER with, to the extent of Mortgagor's interest therein, all leases, lettings and licenses of the Premises or any part thereof now or hereafter entered into and all right, title and interest of the Mortgagor thereunder, including, without limitation, cash and securities deposited thereunder and the right to receive and collect the rents, issues and profits payable thereunder;

          TOGETHER with all unearned premiums accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Mortgagor relating to the Premises and/or Fixtures and all proceeds of the conversion, voluntary or involuntary, of the Premises and/or Fixtures or any part thereof into cash or liquidated claims, including, without limitation, proceeds of hazard and title insurance and all awards and compensation heretofore and hereafter made to the present and all subsequent owners of the Premises and/or Fixtures by any governmental or other lawful authorities for the taking by eminent domain, condemnation or otherwise, of all or any part of the Premises and/or Fixtures or any easement therein, including awards for any change of grade of streets;

          TOGETHER with all right, title and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutions and replacements of, and

                                                                    May 23, 1995
     all additions and appurtenances (to the extent such additions and/or appurtenances constitute real property and/or Fixtures) to, the Premises and/or Fixtures hereafter acquired by, or released to, the Mortgagor or constructed, assembled or placed by the Mortgagor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.

          Any reference to the "Mortgaged Property" shall be deemed to apply to the Premises, Fixtures and all the properties and rights expressed in the foregoing five (5) paragraphs, unless the context shall require otherwise.

          TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee and its successors and assigns forever, PROVIDED HOWEVER, that if the Indebtedness is paid in full, and if the Mortgagor properly performs all of the covenants herein contained, then this Mortgage shall be released, otherwise this Mortgage will remain in full force and effect.


                                   ARTICLE I

                           COVENANTS OF THE MORTGAGOR

     AND the Mortgagor covenants and agrees with the Mortgagee as follows:

     Section 1.1. Payment of Indebtedness. The Mortgagor will punctually pay the Indebtedness including, without limitation, all sums and charges at any time secured by or otherwise due under this Mortgage and all protective advances made by the Mortgagee or Lenders to the Mortgagor and any other advances made by the Mortgagee, all in immediately available funds in the currency of the United States of America.

     Section 1.2. Title to the Mortgaged Property. The Mortgagor warrants that: (i) it has title to the Mortgaged Property subject only to those exceptions to title set forth in Exhibit B attached hereto ("Permitted Encumbrances"); (ii) it has full power and lawful authority to encumber the Mortgaged Property in the manner and form herein set forth; (iii) it will own all Fixtures now or hereafter affixed and/or used in connection with the Premises, including any substitutions or replacements thereof, free and clear of liens and claims except for Permitted Encumbrances; (iv) this Mortgage is and will remain a valid and enforceable first lien on the Mortgaged Property except for Permitted Encumbrances; and (v) it will preserve such title, and will forever warrant and defend the same to the Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever except for Permitted Encumbrances.

                                                                    May 23, 1995

     Section 1.3. Maintenance of the Mortgaged Property. The Mortgagor shall maintain the Mortgaged Property in good repair, and shall comply with the requirements of any governmental authority claiming jurisdiction over the Mortgaged Property to the extent non-compliance would have a material adverse effect on the Mortgaged Property or the business, assets, or financial condition of the Mortgagor, within thirty (30) days after an order containing such requirement has been issued by any such authority, provided that such thirty (30) day period may be extended for such additional period of time as is reasonably necessary or may be permitted under such order to so comply on the condition that Mortgagor commences such compliance within such thirty (30) day period and diligently prosecutes such compliance, but in any event Mortgagor shall comply with such order not later than the earliest of: (a) one hundred eighty (180) days after such order has been issued (unless a later date for compliance is permitted under such order, in which case such later date shall apply), or (b) such time as Mortgagee, in its sole discretion, notifies Mortgagor in writing that the Mortgaged Property Mortgagee's security therein is in jeopardy of being forfeited, foreclosed or otherwise adversely affected. The Mortgagor shall permit the Mortgagee to enter upon the Premises and inspect the Mortgaged Property at all reasonable hours and with prior reasonable notice, provided that such inspection shall not interfere with Mortgagor's business operations. The Mortgagor shall not, without the prior written consent of the Mortgagee, commit, permit or suffer to occur any waste, material alteration, demolition or removal of the Mortgaged Property or any part thereof; provided however, that property or Fixtures may be removed from the Premises and alterations may be made to the Premises if the Mortgagor concurrently therewith replaces removed items with similar items of equal or greater value, free of any lien, charge or claim of superior title, and material alterations may be made to the Premises provided such material alterations do not adversely affect the structure, utility or value of any improvements or Fixtures located on the Premises.

Section 1.4. Insurance Restoration.  The Mortgagor hereby agrees that:

          (a) The Mortgagor shall keep the buildings and improvements now or hereafter located within the Premises insured against damage by fire and the other hazards covered by a standard extended coverage insurance policy for the full insurable value thereof (which, unless the Mortgagee shall otherwise agree in writing, shall mean the full repair and replacement value thereof without reduction for depreciation or coinsurance). In addition, the Mortgagee may require the Mortgagor to carry such other insurance on the buildings and improvements now or hereafter located within the Premises, in such amounts as may from time to time be reasonably required by institutional lenders, against insurable casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the site and the type of the building, the construction, location, utilities and occupancy or any replacements or substitutions therefor; with respect to any portions of the Premises or improvements thereon which do not conform to all laws and regulations regarding such improvements, the Mortgagor shall provide a "contingent operation of building laws" endorsement to such policy or policies; the Mortgagor shall additionally keep the buildings, improvements and Fixtures located therein and thereon now or hereafter


                                      5
                                                                    May 23, 1995
located on the Premises insured against loss by flood if the Premises are located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount equal to the value of the Mortgaged
Property or the maximum limit of coverage available with respect to the buildings under said Act, whichever is less, and will assign and deliver the policy or policies of such insurance to the Mortgagee, which policy or policies shall have endorsed thereon a standard mortgagee clause in the name of the Mortgagee, so and in such manner and form that the Mortgagee and its successors and assigns shall at all times have and hold the said policy or policies as collateral and further security for any change in the use, operation or value of the Premises, or in the availability of insurance in the area in which the Premises are located. The Mortgagor shall, within five (5) days after demand by the Mortgagee, take out such additional amounts and/or such other kinds of insurance as the Mortgagee may reasonably require; otherwise, the Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise, satisfactory to the Mortgagee in all respects.

     The proceeds of insurance paid on account of any damage or destruction to the Premises or any part thereof shall be paid over to the Mortgagee to be applied, in the absolute discretion of Mortgagee except as provided in the following sentence, toward the payment of the Indebtedness secured by this Mortgage or any portion thereof, whether nor not then due or payable and in such order as Mortgagee shall determine. Notwithstanding the foregoing, Mortgagee shall, at Mortgagor's direction, apply such proceeds of insurance or any part thereof to the restoration of the Premises provided that (A) no Event of Default hereunder or any event which, with the passage of time or the giving of notice would constitute an Event of Default, or both, shall have occurred and remain uncured, and (B) the insurance proceeds received pursuant to this
Section 1.4, together with such additional funds available to Mortgagor are sufficient to restore the Premises to an architectural and economic unit of the same character and not less valuable than the Premises immediately prior to such damage or destruction; provided that insurance proceeds resulting from any incident of damage or destruction where the amount of loss is $25,000 or less shall be paid to, or may be retained by, Mortgagor, to be applied to the Indebtedness or to restoration, as provided in this paragraph.

     (b) In the event of damage or destruction to the Premises, for which proceeds are to be applied to restoration of the Premises, the Mortgagor shall promptly commence and diligently perform the repair, restoration and rebuilding of the Premises so damaged or destroyed (hereinafter referred to as the "work") to restore the Premises in full compliance with all legal requirements and so that the Premises shall be at least equal in value and general utility as they were prior to the damage or destruction. In such event, if the work to be done is structural or if the cost of the work as estimated by the Mortgagee shall exceed Two Hundred Fifty Thousand Dollars ($250,000) (hereinafter referred to as "major work"), then the Mortgagor shall, prior to the commencement of the work, furnish to the Mortgagee: (1) complete plans and specifications for the work

                                      6
                                                                    May 24, 1995

(approved by all governmental authorities whose approval is required), for the Mortgagee's approval, which shall not be unreasonably withheld. Said plans and specifications shall bear the signed approval thereof by an architect satisfactory to the Mortgagee (hereinafter referred to as the "Architect") and shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the work; (2) certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of the work; and (3) a surety bond for and/or guaranty of the completion of the work, which bond or guaranty shall be in form reasonably satisfactory to the Mortgagee and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are reasonably acceptable to the Mortgagee.

        If the proceeds of insurance are applied to restoration of the Premises, any insurance proceeds recovered by the Mortgagee on account of damage or destruction to the Premises less the cost, if any, to the Mortgagee of such recovery and of paying out such proceeds (including attorneys' fees and costs allocable to inspecting the work and the plans and specifications therefor), shall, upon the written request of the Mortgagor, be applied by the Mortgagee to the payment of the cost of the work or major work, as the case may be, referred to above and shall be paid out from time to time to the Mortgagor and/or, at the Mortgagee's option exercised from time to time, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials for the work, as said work progresses except as otherwise hereinafter provided, but subject to the following conditions, any of which the Mortgagee may waive:

          1. If the work to be done is structural or if it is major work, as determined by the Mortgagee, the Architect shall be in charge of the work;

          2. Each request for payment shall be made on seven (7) days' prior written notice to the Mortgagee and shall be accompanied by a certificate of the Architect if one be required as provided above, otherwise by an executive or fiscal officer of the Mortgagor, stating (i) that all of the work completed has been done in compliance with the approved plans and specifications, if any be required, as provided above and in accordance with all provisions of law; (ii) the sum requested is required to reimburse the Mortgagor for payments by the Mortgagor to, or is due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the work (giving a brief description of such services and materials), and that when added to all sums, if any, previously paid out by the Mortgagee does not exceed the value of the work done to the date of such certificate; and (iii) that the amount of such proceeds remaining in the hands of the Mortgagee will be sufficient on completion of the work to pay for the same in full (giving in such reasonable detail as the Mortgagee may reasonably require an estimate of the cost of such completion);

                                                                    May 23, 1995

          3. Each request shall be accompanied by waivers of liens satisfactory to the Mortgagee covering that part of the work previously paid for, if any, and by a search prepared by a title company or licensed abstracter or by other evidence satisfactory to the Mortgagee, that there has not been filed with respect to the Premises any mechanic's lien or other lien or instrument for the retention of title in respect of any part of the work not discharged of record and that there exist no encumbrances on or affecting the Premises other than encumbrances, if any, which are set forth in the title policy issued to the Mortgagee insuring the lien of this Mortgage;

          4. There shall be no uncured Event of Default on the part of the Mortgagor under the Notes, the other Loan Documents, or this Mortgage; and

          5. The request for any payment after the work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the Premises legal.

          (c) Except as otherwise agreed to by Mortgagor and Mortgagee, in the event the work to be done to restore the Premises is not structural or it is not major work as determined by the Mortgagee and Mortgagee has elected to apply the proceeds of insurance to restoration, then the net insurance proceeds held by the Mortgagee for application to restoration shall be paid to the Mortgagor by the Mortgagee upon completion of the work, subject to the provisions of the foregoing subsections, except to the extent those provisions apply only to work to be done that is structural or major work as determined by the Mortgagee.

          (d) If the proceeds of insurance are applied toward restoration of the Premises and, if, within one hundred twenty (120) days after the occurrence of any damage or destruction to the Premises requiring structural work or major work in order to restore the Premises, the Mortgagor shall not have submitted to the Mortgagee and received the Mortgagee's approval of plans and specifications for the repair, restoration and rebuilding of the Premises so damaged or destroyed (approved by the Architect and by all governmental authorities whose approval is required), or if, after such plans and specifications are approved by all such governmental authorities and the Mortgagee, the Mortgagor shall fail to commence promptly such repair, restoration and rebuilding, or if thereafter the Mortgagor fails to continue diligently such repair, restoration and rebuilding or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work required to be paid by Mortgagor, or, in the case of any damage or destruction requiring neither structural work nor major work, as determined by the Mortgagee in order to restore the Premises, if the Mortgagor shall fail to diligently pursue such repair, restoration and rebuilding promptly the Premises so damaged or destroyed then, in addition to all other rights herein set forth, and after giving the Mortgagor fifteen (15) days' written notice of the nonfulfillment of one or more of the foregoing conditions, the Mortgagee, or any lawfully appointed receiver of



                                      8
                                                                    May 23, 1995
the Premises, may at their respective options, upon forty-eight (48) hours' prior notice, perform or cause to be performed such repair, restoration and rebuilding, and may take such other steps as they deem advisable to perform such repair, restoration and rebuilding, and the Mortgagor hereby waives, for the Mortgagor and all others holding under the Mortgagor, any claim against the Mortgagee and such receiver arising out of anything done by the Mortgagee or such receiver pursuant hereto (except for their gross negligence, reckless disregard or willful, malicious acts), and the Mortgagee may apply insurance proceeds (without the need to fulfill any other requirements of this Section 1.4) to reimburse the Mortgagee, and/or such receiver, for all amounts expended or incurred by them, respectively, in connection with the performance of such work, and any excess costs shall be paid by the Mortgagor to the Mortgagee upon demand.

     (e) The Mortgagor shall (i) provide public liability insurance with respect to the Premises providing for limits of liability of not less than $5,000,000 for both injury to or death of a person and for property damage, and
(ii) provide rent insurance or business interruption insurance in an amount at least equal at all times to the twelve months' anticipated gross rental income or twelve months' gross business earnings of the Premises, whichever is applicable.

     (f) All insurance policies required pursuant to this Section 1.4 shall be endorsed to name the Mortgagee as an insured thereunder, as its interest may appear, with loss payable to the Mortgagee, without contribution, under a standard mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the state where the Premises are located, with a rating of "A" or better and a size classification of "X" or greater as established by Best's Rating Guide or an equivalent rating with such other publication of a similar nature as shall be in current use, as shall be approved by the Mortgagee. Without limiting the foregoing, each policy shall provide that such policy may not be cancelled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to the Mortgagee and that no act or thing done by the Mortgagor shall invalidate the policy as against the Mortgagee. In the event the Mortgagor fails to maintain insurance in compliance with this Section 1.4, the Mortgagee may, but shall not be obligated to, obtain such insurance and pay the premium therefor and the Mortgagor shall, on demand, reimburse the Mortgagee for all sums, advances and expenses incurred in connection therewith. The Mortgagor shall deliver copies of all original policies, certified by the insurance company or authorized agent as being true copies to the Mortgagee together with the endorsements thereto required hereunder. Notwithstanding anything to the contrary contained herein or any provision of applicable law of the state in which the Premises are located, the proceeds of insurance policies coming into the possession of the Mortgagee shall not be deemed trust funds and the Mortgagee shall be entitled to dispose of such proceeds as herein provided.

                                                                    May 23, 1995

                Section 1.5. Maintenance of Existence. The Mortgagor will, so long as it is owner of the Mortgaged Property, do all things necessary to preserve and keep in full force and effect its corporate existence, and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to the Mortgagor or to the Mortgaged Property or any part thereof to the extent non-compliance would have a material adverse effect on the Mortgaged Property or the business, assets or financial condition of the Mortgagor.



                Section 1.6. Taxes and Other Charges. The Mortgagor hereby agrees that:

                        (a) The Mortgagor shall pay and discharge, when due and before delinquent, all taxes of every kind and nature, water rates, sewer rents and assessments, review, permits, inspection and license fees and all other charges imposed upon or assessed against the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, uses or possession thereof and, unless the Mortgagor is making monthly deposits with the Mortgagee, in accordance with Section 1.14 hereof, the Mortgagor shall exhibit to the Mortgagee within thirty (30) days after the same shall have become due, validated receipts showing the payment of such taxes, assessments, water rates, sewer rents, levies, fees and other charges which may be or become a prior lien on the Mortgaged Property.
        Should the Mortgagor default in the payment of any of the foregoing taxes, assessments, water rates, sewer rents, or other charges, the Mortgagee may, but shall not be obligated to, pay the same or any part thereof and the Mortgagor shall, on demand, reimburse the Mortgagee for all amounts so paid.

                        (b) Nothing in this Section 1.6 shall require the payment or discharge of any obligation imposed upon the Mortgagor by subsection (a) of this Section 1.6 so long as the Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which proceedings must operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, provide security reasonably satisfactory to the Mortgagee, assuring the discharge of the Mortgagor's obligation hereunder and of any additional interest charge, penalty or expense arising from or incurred as a result of such contest; and provided, further, that if at any time payment of any obligation imposed upon the Mortgagor by subsection (a) of this
        Section 1.6 shall become necessary to prevent the delivery of a tax deed conveying the Mortgaged Property or any portion thereof because of non-payment, then Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed.

                                       10
                                                                    May 23, 1995

                Section 1.7. Mechanics' and Other Liens. The Mortgagor hereby agrees that:

                        (a) The Mortgagor shall pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of a lien on the Mortgaged
        Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom and, in general, the Mortgagor shall do, or cause to be done, at the cost of the Mortgagor and without expense to the Mortgagee, everything necessary to fully preserve the lien of this Mortgage. In the event the Mortgagor fails to make payment of such claims and demands, the Mortgagee may, but shall not be obligated to, make payment thereof, and the Mortgagor shall, on demand, reimburse the Mortgagee for all sums so expended.

                        (b) Nothing in this Section 1.7 shall require the payment or discharge of any claim or demand as set forth in subsection
        (a) of this Section 1.7 so long as the Mortgagor shall, in good faith and at its own expense, contest the same or the validity thereof by appropriate legal proceedings which proceedings must operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; provided that during such contest the Mortgagor has posted security reasonably satisfactory to the Mortgagee, assuring the discharge of the Mortgagor's obligation hereunder and of any additional interest charge, penalty or expense arising from or incurred as a result of such contest.

                Section 1.8. Condemnation Awards. The Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify the Mortgagee of the pendency of such proceedings. The Mortgagee may participate in any such proceedings and the Mortgagor from time to time will deliver to the Mortgagee all instruments reasonably requested by it to permit such participation. All awards and compensation or other taking or purchase in lieu thereof, of the Premises or any part thereof, are hereby assigned to and shall be paid to the Mortgagee. The Mortgagor hereby authorizes the Mortgagee to collect and receive such awards and compensation, to give proper receipts and acquittance therefor and in the Mortgagee's absolute discretion to apply the same toward the payment of the Indebtedness, notwithstanding the fact that the Indebtedness may not then be due and payable, or to apply the same toward the restoration of the Premises. In the event that all or any portion of the condemnation awards or compensation shall be used to reduce the Indebtedness, such shall be applied in accordance with the provisions of the Intercreditor Agreement. The Mortgagor, upon reasonable request by the Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to the Mortgagee free and clear of any liens, charges or encumbrances of any kind or nature whatsoever.

                Section 1.9. Mortgage Authorized. The Mortgagor hereby warrants and represents that the execution and delivery of this Mortgage and its acknowledgement of the


                                       11
                                                                    May 23, 1995

Intercreditor Agreement has been duly authorized and that there is no provision in its articles of incorporation or by-laws, as the same may have been amended, requiring further consent for such action by any other entity or person; it is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, and has (a) all necessary licenses, authorizations, registrations and approvals (herein called "Permits"), and (b) full power and authority to own its properties and carry on its business as presently conducted; and (c) the execution and delivery by the Mortgagor and performance of its obligations under this Mortgage and the Intercreditor Agreement will not conflict with any provision of the articles of incorporation or by-laws of the Mortgagor, as the same may have been amended, or of any mortgage, credit or other agreement to which it is a party.

                Section 1.10.  Costs of Defending and Upholding the Lien.
If any action or proceeding is commenced to which action or proceeding the Mortgagee or any of the Lenders is made a party or in which it becomes necessary to defend or uphold the lien of this Mortgage, the Mortgagor shall, on demand, reimburse the Mortgagee and/or the Lender(s) for all reasonable expenses (including, without limitation, reasonable attorneys' fees and expenses and appellate attorneys' fees and expenses) incurred by the Mortgagee and/or the Lender(s) in any such action or proceeding.

                Section 1.11.  Additional Advances and Disbursements.
Subject to Mortgagor's right to contest the same in the same manner as set forth in Sections 1.6(b) and 1.7(b) hereof, the Mortgagor shall pay when due prior to the expiration of any applicable period of grace all payments and charges on all liens, encumbrances, ground and other leases, and security interests which may be or become superior to the lien of this Mortgage, and in default thereof, the Mortgagee shall have the right, but shall not be obligated, to pay, without notice to the Mortgagor, such payments and charges and the Mortgagor shall, within ten (10) days after written demand, reimburse the Mortgagee for amounts so paid. In addition, upon default of the Mortgagor in the performance of any other terms, covenants, conditions or obligations by it to be performed prior to the expiration of any applicable period of grace under any such prior lien, encumbrance, lease or security interest, the Mortgagee shall have the right, but shall not be obligated, to cure such default in the name and on behalf of the Mortgagor. All sums advanced and reasonable expenses incurred at any time by the Mortgagee pursuant to this section or as otherwise provided under the terms and provisions of this Mortgage shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement.

                Section 1.12. Costs of Enforcement/Waiver. The Mortgagor agrees to bear and pay all reasonable expenses (including reasonable attorneys' fees and appellate attorneys' fees) of or incidental to the enforcement of any provision hereof, or the enforcement, compromise or settlement of this Mortgage or the Indebtedness, and for the curing thereof, or for defending or asserting the rights and claims of the Mortgagee in respect thereof, by litigation or otherwise. All rights and remedies of the Mortgagee shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, the Mortgagor, to the extent permitted under applicable law: (a) will not (i) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or



                                       12
                                                                    May 23, 1995
moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor
(ii) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction, nor (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof or claim any homestead rights therein; (b) hereby expressly waives all benefit or advantage of any such law or laws; (c) covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted; (d) ADDITIONALLY WAIVES TO THE EXTENT PERMITTED BY
LAW AND TO THE EXTENT MORTGAGOR MAY BE ENTITLED TO TRIAL BY JURY IN THE EVENT ANY SUIT, ACTION, OR OTHER PROCEEDING IS INITIATED IN RESPECT OF MORTGAGOR'S OBLIGATIONS HEREUNDER, MORTGAGOR WAIVES TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING; and (e) for itself and any other person who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshalled upon any foreclosure hereof.

                Section 1.13. Mortgage Taxes. The Mortgagor shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Mortgagee by reason of the Indebtedness or this Mortgage or any mortgage supplemental hereto, any security instrument with respect to any Fixtures or personal property owned by the Mortgagor at the Premises and any instrument of further assurance, other than income, franchise and doing business taxes, and shall pay all stamp or mortgage taxes and other taxes required to be paid on the Indebtedness and/or this Mortgage. In the event the Mortgagor fails to make such payment within ten (10) days after written notice thereof from the Mortgagee, then the Mortgagee shall have the right, but shall not be obligated, to pay the amount due, and the Mortgagor shall, on demand, reimburse the Mortgagee for said amount.

                Section 1.14.  Escrow Deposits.  From and during the
occurrence of an Event of Default and continuing after any default by Mortgagor to pay as and when due the amounts required to be paid under Section 1.6, the Mortgagee, at its option, may require that the Mortgagor deposit with the Mortgagee, monthly, one-twelfth (1/12th) of the annual charges for ground or other rent, if any, insurance premiums and real estate taxes, assessments, water, sewer, levies, fees and other charges which might become a lien upon the Mortgaged Property and the Mortgagor shall, accordingly, make such deposits.
In addition, if required by the Mortgagee, the Mortgagor shall simultaneously therewith deposit with the Mortgagee a sum of money which together with the monthly installments aforementioned will be sufficient to make each of the payments aforementioned at least thirty (30) days prior to the date such payments are due. Should said charges not be ascertainable at the time any deposit is required to be made with the Mortgagee, the deposit shall be made on the basis of the charges for the prior year, and when the charges are fixed for the then current year, the Mortgagor shall deposit any deficiency



                                       13
                                                                    May 23, 1995
with the Mortgagee. All funds so deposited with the Mortgagee shall be held by it in a separate interest bearing savings account and shall be applied in payment of the charges aforementioned when and as payable, to the extent the Mortgagee shall have such funds on hand or to the payment of the Indebtedness or any other charges affecting the security of the Mortgagee, as the Mortgagee sees fit, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by the Mortgagee as herein provided. If deposits are being made with the Mortgagee, the Mortgagor shall furnish the Mortgagee with bills for the charges for which such deposits are required to be made hereunder and/or such other documents necessary for the payment of same, at least fifteen (15) days prior to the date on which the charges first become payable, and the Mortgagee shall, to the extent that sufficient funds have been deposited with Mortgagee pursuant to this Section 1.14, make such sums available to Mortgagor for the purpose of payment such charges. If any such bills or other documents are not reasonably available to Mortgagor before such fifteen (15) days, then Mortgagor and Mortgagee shall make reasonable efforts to cooperate in making the deposited funds available for the timely payment of the charges. If permitted by applicable law, Mortgagor may pay such charges upon an installment basis.

                Section 1.15. Late Charges. Late charges shall be paid as provided for in the respective Notes and Loan Documents and shall be deemed to be a part of the Indebtedness secured by this Mortgage.

                Section 1.16. Restrictive Covenants. Without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld or refused, the Mortgagor shall not: (a) execute or permit to exist any lease of the Premises; (b) modify any lease affecting the Premises; (c) discount any rents of the Premises or collect the same for a period of more than one month in advance; (d) cancel any lease affecting the Premises except upon the default of the tenant thereunder; (e) execute any conditional bill of sale, chattel mortgage or other security instruments not subordinate to this Mortgage which cover any Fixtures intended to be incorporated in the Premises or the appurtenances thereto, excepting, however, the Permitted Encumbrances, or purchase any of such Fixtures so that ownership of the same will not vest unconditionally in the Mortgagor, free from encumbrances on delivery to the Premises; (f) except for the Permitted Encumbrances, further assign the leases and rents affecting the Premises; (g) sell, transfer, convey or assign any interest in the Mortgaged Property or any part thereof or the beneficial interest in Mortgagor or any part thereof; or (h) except for the Permitted Encumbrances, further encumber, alienate, hypothecate, grant a security interest in or grant any other interest whatsoever in the Mortgaged Property or any part thereof.

                Section 1.17.  Estoppel Certificates.  The Mortgagor
within ten (10) days upon request in person or within twenty (20) days upon request by mail, shall furnish to the Mortgagee a written statement, duly acknowledged, confirming the amount due on this Mortgage as of a recent date, the terms of payment and maturity dates of the Notes, the dates to which interest has been paid on the Notes, whether any offsets or defenses exist against the Indebtedness and, if any are alleged to exist, the nature thereof shall be set forth in detail.


                                       14
                                                                    May 23, 1995

                Section 1.18. Assignment of Rents. The Mortgagor hereby assigns to the Mortgagee, as further security for the payment of the Indebtedness, the rents, issues and profits of the Premises, together with all leases and other documents evidencing such rents, issues and profits now or hereafter in effect and any and all deposits held as security under said leases, and shall, upon demand, deliver to the Mortgagee an executed counterpart of each such lease or other document. Nothing contained in the foregoing sentence shall be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such lease or other document or otherwise to impose any obligation on the Mortgagee (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease or in any law of any applicable state in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that the Mortgagee shall be accountable for any money actually received pursuant to such assignment. The Mortgagor hereby further grants to the Mortgagee the right (i) to enter upon and take possession of the Premises for the purpose of collecting the said rents, issues and profits, (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to the Mortgagee, (iii) to let the Premises, or any part thereof, and (iv) to apply said rents, issues and profits, after payment of all necessary charges and expenses, on account of said Indebtedness. Such assignment and grant shall continue in effect until the Indebtedness is paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of the Mortgagor to the entry upon and taking possession of the Premises by the Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. Until the occurrence of an Event of Default the Mortgagor shall have the revocable license to collect, use and receive said rents, issues and profits. The Mortgagor agrees to use said rents, issues and profits in payment of the Indebtedness and in payment of taxes, assessments, water rates, sewer rents and carrying charges becoming due against the Premises. Such revocable license of the Mortgagor to collect, use and receive said rents, issues and profits may be revoked by the Mortgagee upon the occurrence of any one or more of the following requisite discernable events:

                        (a) Mortgagee's filing of a complaint to foreclose the Mortgage and/or a motion for the appointment of a receiver; or

                        (b) notice and demand from Mortgagee to one or more of the tenants under the leases stating that an Event of Default has occurred and directing the tenants to pay to Mortgagee the rents and other amounts due or to become due under the leases; or

                        (c) notice to Mortgagor stating that an Event of Default has occurred and that Mortgagor's license to collect, use and enjoy the rents, issues and profits has been revoked.


                Section 1.19. Environmental Compliance; Liabilities. The Mortgagor has, to the best of Mortgagor's knowledge, complied with and will continue to comply with all applicable


                                       15
                                                                    May 23, 1995
federal, state and local environmental laws, regulations and ordinances (collectively, "Environmental Laws") governing the Mortgagor, its business and the Mortgaged Property, with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transportation, labeling or disposal of waste materials or process by-products, in all instances for which failure to comply would have a material adverse effect on the Mortgagor and/or the Mortgaged Property. To the extent any failure to comply would have a material adverse effect on the Mortgagor and/or the Mortgaged Property, all licenses, permits or registrations required for the Mortgaged Property and Mortgagor's business, as presently conducted thereon, under any Environmental Laws have been and will at all times continue to be secured and the Mortgagor is and will at all times continue to be in full compliance therewith. The Mortgagor is in compliance with, and not in breach of or default under any applicable Environmental Laws which would adversely affect the Mortgaged Property and no event has occurred and is continuing which, with the passage of time or the giving of notice, or both, would constitute noncompliance, breach of, or default thereof which would have a material adverse effect on the Mortgagor and/or the Mortgaged Property.

                Section 1.20. Indemnity. The Mortgagor will indemnify and hold the Mortgagee harmless against any loss or liability, cost or expense, including, without limitation, any judgments, reasonable attorneys' fees or costs of appeal bonds, arising out of or relating to any proceeding instituted by any claimant alleging a violation by the Mortgagor, the Premises, the Mortgagee, or one or more of the Lenders (except for the gross negligence of Mortgagee or one or more of the Lenders) of any laws of the state in which the Premises are located, or any Environmental Laws. This indemnity shall survive the payment or other discharge of the Indebtedness and the satisfaction or other termination of this Mortgage.

                Section 1.21. After Acquired Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances (to the extent such additions and/or appurtenances constitute real property and/or Fixtures) to the Premises and/or Fixtures hereafter acquired by or released to the Mortgagor or constructed, assembled, or placed by the Mortgagor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely and with the same effect as though now owned by the Mortgagor and specifically described herein; but nevertheless, Mortgagor shall from time to time, if requested by Mortgagee, execute and deliver any and all further assurances, conveyances or assignments as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting all such property to the lien of this Mortgage.


                                       16
                                                                    May 23, 1995

                                   ARTICLE II

                              DEFAULT AND REMEDIES

                Section 2.1. Events of Default. The following shall constitute Events of Default under this Mortgage:

                        (a)     If the Mortgagor shall fail to make the
        payment of any amount due under this Mortgage within the time period provided for herein, or if no time period is otherwise provided, within 5 days after the same becomes due; or

                        (b)     [intentionally deleted];

                        (c) If the Mortgagor shall fail to perform or observe, or cause to be performed or observed, (i) any covenant or condition contained in Section 1.1, Section 1.14, Section 1.16 or
        Section 1.20 of this Mortgage, and such failure shall continue for a period of five (5) days, or (ii) any other covenant or condition contained in this Mortgage, and such failure shall continue for a period of twenty (20) days, in either case after the earlier of (a) receipt of notice thereof by the Mortgagee or (b) the date an officer of the Mortgagor learns of such default; or

                        (d) If any representation or warranty made by the Mortgagor herein, or in any certificate furnished by or on behalf of the Mortgagor in connection with the consummation of the transactions contemplated hereby, shall be untrue in any material respect as of the date of the issuance or making thereof; or

                        (e) If any Event of Default, as defined in the Nationwide Note Agreement or the SWIB Note Agreement, shall occur.

                Section 2.2. Remedies.

                        (a) During the continuance of any Event of Default, the Mortgagee, at its option, may, in addition to exercising any one or more of the rights and remedies provided by any of the other Loan Documents, take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Mortgagor and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Mortgagee: (1) enter into or upon the Premises, either personally or by its agents, nominees or attorneys and dispossess the Mortgagor and its agents and servants therefrom, and thereupon the Mortgagee may to the extent permitted and pursuant to the procedures provided by applicable law:
        (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every



                                       17
                                                                    May 23, 1995
        part of the Mortgaged Property and conduct the business thereon; (ii) complete any construction on the Premises in such manner and form as the Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged
        Property; (iv) exercise all rights and powers of the Mortgagor with respect to the Mortgaged Property, whether in the name of the Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof; and (v) apply the receipts from the Premises to the payment of the Indebtedness, after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as reasonable compensation for the services of the Mortgagee's outside counsel and agents; or (2) institute proceedings for the complete foreclosure of this Mortgage in which the Mortgaged Property may be sold for cash or upon credit in one or more parcels; or (3) with or without entry, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due; or (4) sell for cash or upon credit the Mortgaged Property or any party thereof and all estate, claim, demand, right, title and interest of the Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property; or (5) institute an action, suit or proceedings in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes or other Loan Documents; or
        (6) recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Mortgage; or (7) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Mortgagor or of any person, firm or other entity liable for the payment of the Indebtedness; or (8) pursue such other remedies as the Mortgagee may have under applicable law. Mortgagor acknowledges that the remedies set forth in subsections (5), (6) and (8) may be pursued by Mortgagee and/or by one or more of the Lenders exercising their individual rights under the respective Notes and/or the other Loan Documents, subject, however, to the terms and conditions of the Intercreditor Agreement.

                        (b) The proceeds or avails of any sale made under or by virtue of this Section 2.2, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Section 2.2 or otherwise, shall be applied as follows:


                                       18
                                                                    May 23, 1995

                        First:  To the payment of the costs and expenses of
                any such sale, including reasonable legal fees and expenses of Mortgagee's outside counsel and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by the Mortgagee under this Mortgage, together with interest as provided in
                Section 3.13 on all advances made by the Mortgagee and all taxes and assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

                        Second:  To the payment of the Indebtedness, together
                with any and all applicable interest and late charges, to be allocated and disbursed in the manner provided in the Intercreditor Agreement.

                        Third:  To the payment of any other sums required to
                be paid by the Mortgagor pursuant to any provisions of this Mortgage or of the Intercreditor Agreement.

                        Fourth: To the payment of the surplus, if any, to
                whosoever may be lawfully entitled to receive the same, subject to the terms of the Intercreditor Agreement.

The Mortgagee and any receiver of the Mortgaged Property, or any part thereof, shall be liable to account for only those rents, issues and profits actually received by it.

                        (c) The Mortgagee may adjourn from time to time any sale to be made by it under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                        (d) Upon the completion of any sale or sales made by the Mortgagee under or by virtue of this Section 2.2, the Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold under this
        Section 2.2 and for the purpose, the Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, the Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Section 2.2 whether made under the power



                                       19
                                                                    May 23, 1995
        of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Mortgagor for the benefit of purchaser.

                        (e) In the event of any sale of the Mortgaged Property or any part thereof made under or by virtue of this Section
        2.2 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall, anything in the Notes, the other Loan Documents, or in this Mortgage to the contrary notwithstanding, become due and payable.

                        (f) Upon any sale of the Mortgaged Property or any part thereof made under or by virtue of this Section 2.2 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage.

                        (g) No recovery of any judgment by the Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of the Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of the Mortgagee hereunder, but such liens, rights, powers and remedies of the Mortgagee shall continue unimpaired as before until all Indebtedness is fully paid.

                Section 2.3. Payment of Indebtedness After Default. Upon the occurrence of any Event of Default and the acceleration of the maturity hereof, if, at any time prior to foreclosure sale, the Mortgagor or any other person tenders payment of the amount necessary to satisfy the Indebtedness in full, the same shall constitute an evasion of the payment terms of the Notes or the other Loan Documents and shall be deemed to be voluntary prepayment thereunder, in which case such payment must include the premium required under the prepayment provision, if any, contained in the Notes or other Loan Documents.

                Section 2.4. Possession of the Premises. Upon the occurrence of any Event of Default hereunder, it is agreed that the then owner of the Premises, if it is the occupant of the Premises or any part thereof, shall immediately upon the request of Mortgagee surrender possession of the Premises so occupied to the Mortgagee, and if such occupant is permitted to remain in possession, the possession shall be as tenant of the Mortgagee and, on demand, such


                                       20
                                                                    May 23, 1995
occupant (a) shall pay to the Mortgagee monthly, in advance, as rental for the space so occupied, the then reasonable market rental for the Premises and (b) may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Mortgaged Property or any part thereof. Nothing in this Section 2.4 shall be deemed to be a waiver of the provisions of this Mortgage prohibiting the sale or other disposition of the Premises without the Mortgagee's consent.

                Section 2.5. Mortgagor's Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by the Mortgagee to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Notes or of this Mortgage, the Mortgagor hereby agrees, to the extent permitted by law, and hereby does, if required by the Mortgagee, consent to the appointment of a receiver or receivers of the Mortgaged Property and of all the earnings, revenues, rents, issues, profits and income thereof.

                Section 2.6.  Control by Mortgagee After Default.
Notwithstanding the appointment of any receiver, liquidator or trustee of the Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, the Mortgagee shall be entitled to retain possession and control of all property now and hereafter covered by this Mortgage.



                                  ARTICLE III

                                 MISCELLANEOUS

                Section 3.1. No Release. The Mortgagor agrees, that in the event the Mortgaged Property is sold, the Mortgagor shall continue to be liable to pay the Indebtedness unless expressly released and discharged in writing by the Mortgagee.

                Section 3.2. Notices. Any notice required to be given or served hereunder shall be in writing and shall be delivered either in person or sent to the parties at their respective addresses set forth below by (1) United States certified or registered mail, postage prepaid, return receipt requested;
(ii) bonded courier service; or (iii) telecopy transmission to the telecopy number designated beneath the address of the parties to receive such notice. Any such notice, if mailed as provided herein, shall be deemed to have been mailed, given or served on the date mailed and shall be deemed to have been received on the expiration of two business days after mailing. Any notice or communication personally delivered shall be deemed to have been given or served upon the party to whom delivered upon delivery thereof in the manner above provided.

         If to Mortgagor:                  Stokely USA, Inc.
                                           1055 Corporate Center Drive
                                           Oconomowoc, Wisconsin 53066
                                           Attention:  Stephen W. Theobald
                                           Facsimile:  (414) 569-3761


                                       21
                                                                    May 23, 1995

         With a copy to:                   Michael, Best & Friedrich
                                           100 East Wisconsin Avenue
                                           Milwaukee, Wisconsin 53202
                                           Attention:  Peggy Brever
                                           Facsimile:  (414) 277-0656


         If to Mortgagee:                  Nationwide Life Insurance Company
                                           One Nationwide Plaza
                                           Columbus, Ohio 43216
                                           Attention:  Corporate Fixed-
                                             Income Securities
                                           Facsimile:  (614) 249-4553

                                                       and

                                           State of Wisconsin Investment Board
                                           121 East Wilson Street
                                           Madison, Wisconsin 53702
                                           Attention:  Private Placements
                                           Facsimile:  (608) 266-2436


         With a copy to:                   Nationwide Life Insurance Company
                                           One Nationwide Plaza
                                           Floor 35
                                           Columbus, OH 45216
                                           Attention:  Roger Craig, Esq.
                                           Facsimile:  (614) 249-2418


                                                    and

                                           Solheim Billing & Grimmer, S.C.
                                           2 East Gilman, Suite 402
                                           P. 0. Box 1644
                                           Madison, Wisconsin 53701-1644
                                           Attention:  Thomas P. Solheim
                                           Facsimile:  (608) 283-3079



                Section 3.3. Binding Obligations. The provisions and covenants of this Mortgage shall run with the land, shall be binding upon the Mortgagor and shall inure to the benefit of the Mortgagee, subsequent holders of this Mortgage and their respective successors and assigns. For the purpose of this Mortgage, the term "Mortgagor" shall mean the Mortgagor named herein, any subsequent owner of the Mortgaged Property, and their respective heirs,


                                       22
                                                                    May 23, 1995
executors, legal representatives, successors and assigns. If there is more than one Mortgagor, all their undertakings hereunder shall be deemed joint and several.

                Section 3.4. Captions. The captions of the sections of this Mortgage are for the purpose of convenience only and are not intended to be a part of this Mortgage and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

                Section 3.5. Further Assurances. The Mortgagor shall do, execute, acknowledge and deliver, at the sole cost and expense of the Mortgagor, all and every such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, notices of assignment, transfers and assurances as the Mortgagee may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm unto the Mortgagee, the rights granted to the Mortgagee under this Mortgage, together with protective advances and/or advances pursuant to any other instrument executed in connection with this Mortgage or any other instrument under which the Mortgagor may be or may hereafter become bound to convey, mortgage or assign to the Mortgagee for carrying out the intention of facilitating the performance of the terms of this Mortgage.

                Section 3.6. Severability. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

                Section 3.7. General Conditions. The Mortgagor hereby agrees that:

                (a) All covenants hereof shall be construed as affording to the Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of applicable law of the state in which the Mortgaged Property is located.

                (b) This Mortgage cannot be altered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment or discharge is sought.

                (c) No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Mortgagee in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Acceptance of any payment after the occurrence of an Event of Default shall not be deemed to waive or cure such Event of Default; and every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time as often as may be deemed expedient by the Mortgagee. Nothing in this



                                       23
                                                                    May 23, 1995

        Mortgage or in the Notes shall affect the obligation of the Mortgagor to pay the Indebtedness in the manner and at the time and place therein respectively expressed.

                (d) No waiver by the Mortgagee will be effective unless it is in writing and then only to the extent specifically stated. Without limiting the generality of the foregoing, any payment made by the Mortgagee for insurance premiums, taxes, assessments, water rates, sewer rentals or any other charges affecting the Mortgaged Property, shall not constitute a waiver of the Mortgagor's default in making such payments and shall not obligate the Mortgagee to make any further payments.

                (e) The Mortgagee shall have the right to appear in and defend any action or proceeding, in the name and on behalf of the Mortgagor which the Mortgagee, in its reasonable discretion, feels may adversely affect the Mortgaged Property or this Mortgage. The Mortgagee shall also have the right to institute any action or proceeding which the Mortgagee, in its reasonable discretion, feels should be brought to protect its interest in the Mortgaged Property or its rights hereunder. All costs and expenses incurred by the Mortgagee in connection with such actions or proceedings, including, without limitation, reasonable attorneys' fees and appellate attorneys' fees, shall be paid by the Mortgagor, on demand.

                (f) In the event of the passage after the date of this Mortgage of any law of any governmental authority having jurisdiction, deducting from the value of land for the purpose of taxation, affecting any lien thereon or changing in any way the laws of the taxation of mortgages or debts secured by mortgages for federal, state or local purposes, or the manner of the collection of any such taxes, so as to affect this Mortgage, the Mortgagor shall promptly pay to the Mortgagee, on demand as and when due and payable, all taxes, costs and charges for which the Mortgagee is or may be liable as a result thereof.

                (g) The information set forth on the cover page hereof is hereby incorporated herein.

                (h) The Mortgagor acknowledges that it has received a true copy of this Mortgage.

                (i) For the purposes of this Mortgage, all defined terms contained herein shall be construed, whenever the context of this Mortgage so requires, so that the singular shall be construed as the plural and so that the masculine shall be construed as the feminine.

                Section 3.8. Legal Construction. The terms of this Mortgage, including the obligations of Mortgagor to pay any Indebtedness or additional charges thereunder, shall be governed by and construed in accordance with the laws of the State of Wisconsin; provided, however, the creation of this Mortgage, the attachment and perfection of the lien or security



                                       24
                                                                    May 23, 1995
interest in the Mortgaged Property, the rights and remedies of the Mortgagee and the enforcement thereof with respect to the Mortgaged Property and procedural matters as provided herein and by the laws of the state in which the Premises are located, shall be governed by and construed in accordance with the internal laws of the state in which the Premises are located. Nothing in this Mortgage or in any other agreement between the Mortgagor and the Mortgagee shall require the Mortgagor to pay, or the Mortgagee to accept, interest in an amount which would subject the Mortgagee to any penalty under applicable law.
In the event that the payment of any interest due hereunder or under the Notes or other Loan Documents or any such other agreement would subject the Mortgagee to any penalty under applicable law, then ipso facto the obligations of the Mortgagor to make such payment shall be reduced to the highest rate authorized under applicable law.

                Section 3.9. Brokerage Indemnification. Mortgagor hereby indemnifies and holds harmless Mortgagee and the Lenders against, and agrees to pay on demand, any brokerage commission or finder's fee claimed by any broker or other party arising out of actions of or contacts with Mortgagor in connection with the transactions contemplated by this Mortgage and the Intercreditor Agreement.

                Section 3.10. Subrogation. In the event that Mortgagee and/or any of the Lenders, on or after the date hereof, pays any sum due under or secured by any Senior Lien as hereinafter defined:

                (a) To the extent not prohibited by loan documentation evidencing the Senior Lien, Mortgagee shall have and be entitled to a lien on the Mortgaged Property equal in priority to the Senior Lien discharged, and Mortgagee shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such Senior Lien, which shall remain in existence and benefit Mortgagee in securing the Indebtedness; and

                (b) Notwithstanding the release of record of a Senior Lien, and to the extent not prohibited by loan documentation evidencing the Senior Lien, Mortgagee shall be subrogated to the rights and liens of all mortgages, trust deeds, superior titles, vendors' liens, mechanics' liens, or liens, charges, encumbrances, rights and equities on the Mortgaged Property having priority to the lien of this Mortgage (herein generally called "Senior Liens"), to the extent that any obligation secured thereby is directly or indirectly paid or discharged with disbursements or advances of the Indebtedness, whether made pursuant to the provisions hereof or of the Note or any document or instrument executed in connection with the Indebtedness.

                Section 3.11. Additional Remedies.   Without limiting the
provisions of Section 2.2 hereof but in addition thereto and in amplification thereof, it is agreed as follows:

                (a) When the Indebtedness, or any part thereof, shall become due, whether by acceleration or otherwise, and shall not be paid, the Mortgagee shall have the right



                                       25
                                                                    May 23, 1995
        to foreclose the lien hereof for such Indebtedness or part thereof.
        In any suit or proceeding to foreclose the lien hereof there shall be allowed and included as additional indebtedness in the decree for sale, all expenditures and expenses which may be paid or incurred by or on behalf of the Mortgagee for reasonable attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of a decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title, as the Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at sales which may be had pursuant to such decree, the true conditions of the title to or the value of the Premises. All expenditures and expenses of the nature in this subsection mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged
        Property and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by the Mortgagee in any litigation or proceedings affecting this Mortgage or the Premises, including probate and bankruptcy proceedings, or in the preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by the Mortgagor, with accrued interest thereon.

                (b) Upon, or at any time after, the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed may appoint a receiver of the Premises. Such appointment may be made either before or after sale, without notice, without regard to solvency or insolvency of the Mortgagor at the time of application for such receiver, without requirement for the posting of any bond or security, and without regard to the then value of the Premises or whether the same shall be then occupied as a homestead or not; and the Mortgagee hereunder or any of the Lenders may be appointed as such receiver. Such receiver shall have the power to collect the rents, issues and profits of the Premises during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, if any, whether there be a redemption or not, as well as during any further times when the Mortgagor, except for the intervention of such receiver, would be entitled to collection of such rents, issues and profits and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court may, from time to time, authorize the receiver to apply the net income from the Premises in his hands in payment in whole or in part of:

                        (i) The Indebtedness, or the indebtedness secured by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to the foreclosure sale; or

                        (ii)    The deficiency in case of a sale and deficiency.


                                       26
                                                                    May 23, 1995

                Section 3.12. Parity. This Mortgage secures the several Notes, each of which is equally and ratably secured by this Mortgage and none of which shall have any preference or priority over the other.

                Section 3.13. Interest Rate. Excepting for any amount due under the terms of any Notes and/or the other Loan Documents, the nonpayment of which shall be governed by the default and interest rates respectively provided therein, if any amount due Mortgagee under the terms and provisions of this Mortgage or for which Mortgagor is liable hereunder is not paid when due, interest shall accrue on such unpaid amount commencing on the date such payment is due until payment has been made in full at the rate of four and one-quarter percent (4-1/4%) per annum in excess of the Reference Rate announced by Bank One, Milwaukee, National Association. For purposes of this section, the "Reference Rate" shall mean the rate used by Bank One, Milwaukee, National Association, for interest determinations, regardless of whether or not Bank One, Milwaukee, National Association, makes loans at such rate. The Reference Rate is not necessarily the lowest rate charged on loans at any given time.

                Section 3.14. Releases. Mortgagee shall be entitled to have released from the lien of this Mortgage any personal property or fixtures included in the Mortgaged Property which, under section 3.D. of the Security Agreement between Mortgagor and Mortgagee, dated the date hereof, may be disposed of without the prior written consent of the Required Lenders, as defined therein.

                                 [End of Page]

                                       27
                                                                    May 23, 1995

                IN WITNESS WHEREOF, Mortgagor has caused these presents to be duly executed and attested by its duly authorized officers and its corporate seal, if any, to be hereunto affixed, all as of the day, month and year first above written.

                                  STOKELY USA, INC.
                                  (formerly known as Oconomowoc Canning Company a Wisconsin corporation

                                  By:  STEPHEN W. THEOBALD
                                     ------------------------------------------
                                       Stephen W. Theobald, Vice Chairman


                                  Attest:


                                  ROBERT M. BRILL
                                  ---------------------------------------------
                                  Robert M. Brill, Secretary

STATE OF WISCONSIN   )
                     ) SS
COUNTY OF WAUKESHA   )


        I, LINDA KUKLINSKI, a Notary Public in and for the County and State aforesaid, do hereby certify that Stephen W. Theobald and Robert M. Brill, respectively, the Vice Chairman and Secretary of Stokely USA, Inc., a Wisconsin corporation, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers of said corporation, respectively, appeared before me in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth, and the said Secretary of said corporation then and there acknowledged that he, as custodian of the corporate seal of said instrument as his own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.



                Given under my hand and notarial seal this 25 day of May, 1995.


                                         LINDA M. KUKLINSKI
                                         --------------------------------------
                                         Notary Public


My commission expires:

      3/15/98
- ----------------------

                                       28
                                                                    May 23, 1995

                                  "EXHIBIT A"


                                                                 Sun Prairie
                                                                 Dane County, WI



PARCEL 1: Lots Thirteen (13) and Fourteen (14), PLAT OF A PART OF THE VILLAGE OF SUN PRAIRIE as recorded in Volume B of Plats, page 3, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 2: Lot Nineteen (19), SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin, EXCEPT: Beginning at the most Northwesterly corner thereof; thence South 10 degrees 04 minutes West,
47.35 feet; thence North 61 degrees 17 minutes East, 95.13 feet; thence North 89 degrees 18 minutes West, 75.23 feet to the point of beginning of this exception.

PARCEL 3: Lots Twenty (20), Twenty-one (21), Twenty-two (22), Twenty-three
(23), Twenty-four (24) and Twenty-five (25), SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 4: That portion of Lots Twenty-six (26), Twenty-seven (27), and Twenty-eight (28), lying South of relocated, Lincoln Street, SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 5: That portion of Lot Five (5), lying South of relocated Lincoln Street and North of the center line of vacated Lincoln Street, PLAT OF A PART OF THE VILLAGE OF SUN PRAIRIE as recorded in Volume B of Plats, page 3, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 6: That portion of vacated Lincoln Street lying East of the Easterly line of Lot Five (5), and south of the South line of relocated Lincoln Street, SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin.

PARCEL 7: Part of Lot Five (5), PLAT OF A PART OF THE VILLAGE OF SUN PRAIRIE as recorded in Volume B of Plats, page 3, in the City of Sun Prairie, Dane
County, Wisconsin, described as: Beginning at the intersection of the extended East line of Market Street and the South line of Section 5, Township 8 North, Range 11 East; thence East on said South line 99 feet; thence North parallel to the East line of Market Street, 95.6 feet; thence at right angles to Market Street 99 feet to said extended East line; thence South 102.6 feet to the point of beginning.

PARCEL 8: That portion of Lincoln Street and relocated Lincoln Street, SUN PRAIRIE PLAT OF SUBDIVISION OF LOT 11, BLOCK 17, in the City of Sun Prairie, Dane County, Wisconsin, described as: Beginning at the Southeast corner of Lincoln Street on the West line of Lot 20, Block 17, Original Plat of Sun Prairie, Dane County, Wisconsin; thence North along the East line of said Lincoln Street 15 feet; thence Southwesterly to a point on the South line of said Lincoln Street, 15 feet West of the point of beginning; thence East along said South line of Lincoln Street, 15 feet to the point of beginning of this description.

                      (See continuation attached hereto.)

EXHIBIT A

                                  "EXHIBIT A"

PARCEL 9: Outlot Two Hundred Eight (208), ASSESSOR'S PLAT OF THE VILLAGE OF SUN PRAIRIE, in the City of Sun Prairie, Dane County, Wisconsin, EXCEPT that part lying Easterly of the following described line: Beginning on the North line of Park Street, 176.57 feet West of the Southeast corner thereof; thence North
194.28 feet to the South corner of Outlot 202 of said Assessor's Plat.

PARCEL 10: Part of the Northeast 1/4 of the Northeast 1/4 of Section 8, Township 8 North, Range 11 East, in the City of Sun Prairie, Dane County, Wisconsin, described as follows: Beginning at the point where the East line of Market Street produced Southerly from Main Street intersects the North line of said Section 8; thence East along said North line of Section 8, a distance of 135 feet more or less to a point in a line parallel to and 8.5 feet Northwesterly measured at right angles from the center line of the present most Northwesterly Railroad track; thence Southwesterly parallel to said center line, 170 feet more or less to a point in the aforesaid Southerly prolongation of said East line of Market Street; thence North along said prolongation 103.3 feet more or less to the point of beginning.



TAX ROLL PARCEL NUMBERS:          55-0811-054-7155-7
                                  55-0811-054-7175-3
                                  55-0811-054-7263-6
                                  55-0811-054-7325-1
                                  55-0811-081-0088-0

ADDRESS PER TAX ROLL:     151 Market St., Sun Prairie, WI




EXHIBIT A

                                  "EXHIBIT A"


                                                                 DeForest
                                                                 Dane County, WI



The East 50 acres of the South 1/2 of the Southeast 1/4 of Section 8, Township 9 North, Range 10 East, in the Village of DeForest, Dane County, Wisconsin, described as follows: Beginning at the Southeast corner of Section 8, Township 9 North, Range 10 East, which point is 57 feet East of a concrete highway monument marking the West boundary of the State Highway; thence Westerly along the South line of Section 8 at an angle of 89 degrees 20 minutes with the East line of Section 8 for a distance of 1,651.8 feet to the Southwest corner of 50 acres tract; thence Northerly at an angle of 90 degrees 40 minutes with the South line of said Section for a distance of 1,315 feet to the Northwest corner of said tract; thence Easterly at an angle of 89 degrees 35 minutes with the West line of said tract 1,651.83 feet to the Easterly line of Section 8, which is 47 feet East of a highway concrete monument; thence Southerly along the East line of Section 8 at an angle of 90 degrees 25 minutes with the above North line for a distance of 1,322.3 feet to the place of beginning, EXCEPT that portion conveyed in Vol. 744 of Deeds, page 51, Document No. 1053647; FURTHER EXCEPT Certified Survey Map No. 5443, recorded in Vol. 24 of Certified Survey Maps, page 408, Document No. 2060469; FURTHER EXCEPT land conveyed in Vol. 15285 of Records, page 17, Document No. 2241655.

TAX ROLL PARCEL NUMBER: 45-0910-084-9671-2
ADDRESS PER TAX ROLL: 101 Stokley Dr., DeForest, WI



EXHIBIT A

                                  "EXHIBIT A"


                                                                 Waunakee
                                                                 Dane County, WI


PARCEL 1: Lots One (1), Two (2), and Three (3), WAUNAKEE CANNING CO. ADDITION, in the Village of Waunakee, Dane County, Wisconsin.

PARCEL 2: Part of the Northeast 1/4 of the Northwest 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, described as follows: Commencing at the Southeast corner of Lot 1, Waunakee Canning Co. Addition, Village of Waunakee; thence South 89 degrees 00 minutes West, 166.75 feet; thence North 47 degrees 20 minutes West, 170.45 feet to the point of beginning; thence continuing North 47 degrees 20 minutes West, 44.90 feet; thence North 0 degrees 00 minutes 81.53 feet; thence North 88 degrees 53 minutes East, 33.00 feet; thence South 0 degrees 00 minutes 112.55 feet to the point of beginning, being part of vacated Madison Street, Village of Waunakee.

PARCEL 3: Part of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, which is more particularly described as follows: Beginning at the Southwest corner of Outlot B of Waunakee Canning Co. Addition to the Village of Waunakee; thence East along the South line of said Outlot B and on said South line produced for a distance of 284.5 feet; thence South 7 degrees 40 minutes West, 233.5 feet to the Easterly line of the Chicago Northwestern Railroad right-of-way; thence Northwesterly along said Railroad right-of-way 342.5 feet to the point of beginning.

PARCEL 4: Part of the West 1/2 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, which is described as follows: Beginning at the Southwest corner of Outlot B, Waunakee Canning Co. Addition to the Village of Waunakee; thence West along the Southerly line of said Outlot B produced 141.0 feet to the Westerly line of the Chicago Northwestern Railroad right-of-way; thence South 47 degrees 48 minutes East along the Westerly line of said right-of-way 140.5 feet to the point of beginning of this description; thence continue South 47 degrees 48 minutes East along said right-of-way 373.5 feet; thence South 20 degrees 15 minutes West
646.6 feet; thence North 60 degrees 25 minutes West, 397.2 feet; thence North 1 degree 26 minutes West 294.4 feet; thence North 62 degrees 56 minutes East,
339.9 feet; thence North 0 degrees 53 minutes West, 182.0 feet to the point of beginning, EXCEPT that portion conveyed in Vol. 664 of Deeds, page 403, Document No. 939614.

PARCEL 5: All that part of the following described parcel lying West of the center line of the Six Mile Creek running through said parcel: Part of the West 1/2 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, and described more fully as follows: Commencing at a point on the Easterly extension of the South line of Outlot B, Waunakee Canning Co. Addition (Also the South line of lands owned by Village of Waunakee) distant thereon 284.5 feet East of the Southwest corner of Outlot B; thence South 7 degrees 40 minutes West, 233.5 feet to the Northeast right-of-way line of the Chicago Northwestern Railroad; thence Southeasterly
                     (See continuation attached hereto.)


EXHIBIT A

                                  "EXHIBIT A"

                             Exhibit A - Continued



along said Northeasterly line of the center line of public highway; thence Northerly along said center line to the Southeast corner of lands conveyed to Village of Waunakee in Vol. 363 of Deeds, page 5, Document No. 553335; thence West along South line of Village property to the point of beginning.

PARCEL 6: Part of the Northwest 1/4 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, described as follows: Commencing on the Northeasterly line of the land of the Chicago and Northwestern Railway Company and on a line running North and South through center of said Section 8; thence North on said line 171.60 feet; thence East parallel with the North line of said Section, 99 feet; thence South parallel with first line, 267.30 feet, to the Northeasterly line of the Chicago and Northwestern Railway Company; thence Northwesterly along said line of the Chicago and Northwestern Railway Company, 137.28 feet to the place of beginning.

PARCEL 7: Part of the Northwest 1/4 of the Northeast 1/4 of Section 8, Township 8 North, Range 9 East, in the Village of Waunakee, Dane County, Wisconsin, described as follows: Commencing at the Southeast corner of Lot 8, Block 2, E.
M. Cooper's Addition to the Village of Waunakee; thence running West 16-1/2 rods; thence South 13-4/5 rods; thence East 16-1/2 rods; thence North 13-4/5 rods to the point of beginning.

PARCEL 8: Outlots A and B, WAUNAKEE CANNING CO. ADDITION, in the Village of Waunakee, Dane County, Wisconsin.


TAX ROLL PARCEL NUMBERS:          57-0809-081-3650-7
                                  57-0809-081-3700-6
                                  57-0809-081-9080-5

EXHIBIT A

                                   EXHIBIT B

                         PERMITTED LIENS & ENCUMBRANCES
                               STOKELY USA, INC.


 I.      Properties

         Ackley, Iowa                Appleton, Wisconsin

         Cobb, Wisconsin             DeForest, Wisconsin

         Grandview, Washington       Green Bay, Wisconsin

         Hoopeston, Illinois         Jefferson, Wisconsin

         Merrill, Wisconsin          Oconomowoc, Wisconsin

         Pickett,  Wisconsin         Poynette, Wisconsin

         Scottville, Michigan        Sun Prairie, Wisconsin

         Walla Walla, Washington     Waunakee, Wisconsin

         Wells, Minnesota

II.      Liens and Encumbrances Affecting All Properties

         A.      Building and zoning laws, ordinances, State and Federal
                 Regulations.

         B. General and special taxes for the year 1995 and subsequent years.

         C.      Deferred 1994 real estate taxes.

         D.      Restrictions relating to use or improvement of the Properties.

         E. Utility and drainage easements and all other easements, covenants and restrictions on title of record on May 24, 1995.


III.     Liens and Encumbrances Affecting Specific Properties as
         Follows:

                                 ACKLEY, IOWA

- - Mortgage dated July 1, 1989, filed November 20, 1989 as File No. 892118, executed by Stokley USA, Inc. to First Bank (N.A.) to secure
   $3,000,000.00. (Parcels A-D)

- - Easement to the State of Iowa dated July 29, 1930, filed November 6, 1930 in Book 59, Page 106 over the North 17 feet of the South 50 feet of the East 1292 feet of the West 1325 feet of the Southwest Quarter of Section 35, Township 90 North, Range 19 West.

- - Easement to the State of Iowa dated July 29, 1930, filed November 6, 1930 in Book 59, Page 107 over the North 17 feet of the South 50 feet of the West 1291 feet of the East 1324 feet of the Southeast Quarter of Section 34, Township 90 North, Range 19 West.

- - Right-of-way Agreement to the Iowa Public Service Company dated May 4, 1954, filed March 4, 1955 in Book 76, Page 28, for electric transmission line and access thereto.

- - Rights of the Iowa State Highway Commission to control access to Primary Roads in Franklin County, Iowa.

- - Easement to the Town of Ackley, Iowa for the use, drilling and maintenance of a well in the Southwest corner of the East Half of the Southwest
   Quarter of Section 35, Township 90, Range 19.

- - Consequence of any change in the location of streams which may form boundaries of the parcels.

- - Easement for road and public highway purposes granted to Franklin County, Iowa, dated May 18, 1984, filed May 21, 1984 in File No. 840905 over the West 40 feet of Southwest Quarter of Section 35, Township 90 North, Range 19 West of the 5th P.M. and the West 40 feet of the South Half of the Southwest Quarter of the Northwest Quarter of Section 35, Township 90 North, Range 19 West of the 5th P.M. (Parcel A)

- - Easement for road and public highway purposes granted to Franklin County, Iowa dated May 18, 1984, filed May 21, 1984 in File No. 840906. (Parcel A)

- - Unrecorded agreements providing for easements, leasehold rights, restrictions or reservations regarding the relationship between the land owned by the titleholder and the railroad.

- -  Possible lack of access to premises from an existing public road.

- -  Rights of other riparian owners to the uninterrupted flow of the creek.

- -  Entrance permit dated June 15, 1990, filed July 30, 1990 in File No. 901240.

- - Reservation of utilities easements by the Town of Ackley, Iowa in Quit Claim Deed dated September 23, 1963, filed June 17, 1983 in Book 583, Page
   144 as to that part of subject premises comprising vacated alley. (Parcel E)

- - Urban Renewal Plan for the City of Ackley, Iowa dated November 17, 1994, filed May 3, 1995 as File No. 950815.

                                   APPLETON

- - Easement contained in Instrument executed by Fuhremann Canning Company, a Wisconsin Corporation to City of Appleton, a Municipal Corporation dated May 10, 1945 and recorded in the Office of the Register of Deeds for Outagamie County, Wisconsin on May 19, 1945 in Volume 296 on Page 519 as Document No. 383005.

- - Easements, if any, of the public or any school district, utility, municipality or person, as provided in Section 80.32(4) of the Statutes, for the continued use and right of entrance, maintenance, construction and repair of underground or overground structures, improvements or service in that portion of the subject premises which were formerly a part of West Eighth Street now vacated.

- - Rights and easements (if any) in and to any and all railroad switches, sidetracks, spur tracks and rights of way located upon or appurtenant to the subject premises.

- - Declaration of Restrictions contained in Instrument by Stokely USA, Inc., a Wisconsin corporation, dated May 5, 1992 and recorded in the office of the Register of Deeds for Outagamie County, Wisconsin on June 17, 1992, Jacket 12569, Images 22-28, as Document No. 1042209.

- - Revenue Agreement contained in Instrument by and between the City of Appleton, Wisconsin, a municipal corporation and Stokely USA, Inc., a Wisconsin corporation dated December 1, 1985 and recorded in the office of the Register of Deeds for Outagamie County, Wisconsin on May 1, 1986 in Jacket 6267 Image 32 through Jacket 6269 Image 6, as Document No. 883907.

- - Indenture of Trust by and between the City of Appleton, Wisconsin, a municipal corporation and First Bank, Milwaukee, Wisconsin, dated December 1, 1985 and recorded in the office of the Register of Deeds for Outagamie County, Wisconsin on May 1, 1986 in Jacket 6269 Image 7 through Jacket
   6270 Image 19, as Document No. 883908.

                               COBB, WISCONSIN

- - Restrictions and the terms thereof, contained in Deed executed by Chicago and North Western Railway Company to Cobb Canning Co., dated December 16, 1964 and recorded in said Register's Office on December 30, 1964 in Volume 219 of Records, page 533 as Document No. 97146, providing as follows: The East 50 feet of the lands hereby conveyed shall be left free from all buildings, structures, trees, shrubbery or other obstructions which will obstruct the view over and across said East 50 foot strip.

- - Electric Line Easement and the terms thereof, dated May 23, 1984 and recorded June 15, 1994 in Volume 465 of Records, page 870, document # 197303, Iowa County Registry.

- - Rights and easement and the terms thereof, if any, in and to any land all railroad switches, sidetracks, spur tracks, and rights of way located upon or appurtenant to the above-described premises.

- - Rights and priviledges and the terms thereof, of Chicago, Milwaukee, and Northwestern Railway Co. as shown in Deed recorded in Volume 36 of Deeds, page 399.

- - Rights, if any, of Lawrence Warehouse Company under lease entered into by and between Cobb Canning Company, as lessor and Lawrence Warehouse Company, as lessee, dated March 27, 1939, recorded in the office of the Register of Deeds for Iowa County, Wisconsin on May 6, 1939 in Volume 132 of Deeds, at page 443-448, wherein a 2 story brick and concrete building is leased to said lessee.

                             DEFOREST, WISCONSIN

- - Rights of the public in that portion of the premises lying within the limits of C.T.H. "V" and U.S. Highway 51.

- - Electric Line Easement to Wisconsin Power and Light Company recorded on September 12, 1962, in Volume 381 of Misc., page 156, as Document No. 1056831.

- - Underground Electric Easement to Wisconsin Power and Light Company recorded on October 2, 1989, in Volume 13375 of Records, page 64, as Document No. 2164887.

- - Right of Way Grant -- Gas Main to Madison Gas and Electric Company recorded on August 17, 1990, in Volume 14594 of Records, page 86, as Document No. 2217417.

- - Electric Line Easement to Wisconsin Power and Light Company recorded on June 6, 1991, in Volume 16042 of Records, page 7, as Document No. 2267064.

- - Easement and Right of Way to Village of DeForest recorded on January 12, 1995, in Volume 29197 of Records, page 26, as Document No. 2655506.

                            GRANDVIEW, WASHINGTON

- - Easement and rights of way over the lands herein described as may be necessary for canals, tunnels, or other conduits and for telephone and transmission lines, required in connection with the irrigation works constructed, disclosed by deeds or water contracts appearing in the record executed in favor of: Sunnyside Valley Irrigation District.

- - An easement affecting the portion of said premises and for the purposes stated herein, and incidental purposes, for sewer line, in favor of Russell E. Holmes, et ux, as recorded August 14, 1961, in Volume 619 of Deeds, under Auditor's File Number 1875286. Said easement affects the South 10 feet of Parcel "A".

- - Requirement to relocate existing sewer line and provide necessary easements and allow access to said premises for garbage collection as disclosed by instrument recorded under Auditor's File Number 2828565. Affects portion of vacated street adjoining Parcel "B".

- - Matters disclosed on Survey map prepared by Jaussaud, Seward & Associates, and filed on October 18, 1988 in Book 45 of Surveys, at Page 66, records of Yakima County, Washington. Among other items, the map discloses usage line extends to the fence located North of the North line of Parcel "D".

- - An easement affecting the portion of said premises and for the purposes stated herein, and incidental purposes, for existing water, sewer and storm drains, in favor of City of Grandview, Washington, as recorded November 22, 1991, in Volume 1341 of Official Records, under Auditor's File Number 2942460. Said easement affects Parcels "C" and "D".

- - An easement affecting the portion of said premises and for the purposes stated herein, and incidental purposes, for ingress and egress, in favor of Gary Christensen and Annette Christensen, husband and wife, as recorded December 11, 1991, in Volume 1343 of Official Records, under Auditor's File Number 2943976. Said easement affects Parcels "C" and "D".

- - An easement affecting the portion of said premises and for the purposes stated herein, and incidental purposes, for installation and maintenance of a guy wire and guy pole, in favor of City of Grandview, a municipal corporation, as recorded March 22, 1990, in Volume 1290 of Official Records, under Auditor's File Number 2886078. Said easement affects Parcel "B".

- - All existing utility easements located within vacated West "A" Street and vacated West Third Street, as reserved by the City of Grandview in unrecorded Ordinance No. 1296, as passed by the City Council on August 19, 1991.

- - Matters disclosed on survey map prepared by Worley Surveying Service, Inc. and filed on March 19, 1993 in Book 55 of surveys, at Page 79, records of Yakima County, Washington. Among other items, the map discloses overlap of building across the North line of Parcel "B", and overlap of building across the South line of Parcel "C".

                             GREEN BAY, WISCONSIN

                             HOOPESTON, ILLINOIS

Easement dated March 11, 1993 and recorded June 2, 1993 as Document 93-5396 to City of Hoopeston, to erect, construct, install or lay, use, operate and inspect, repair, maintain and use for a drainage ditch.

Premises are located within the Hoopeston Drainage District and are subject to assessments thereunder.

Premises are located within the Vermilion County Soil and Water Conservation District.

Terms, covenants and provisions of a certain Agreement by and between Thomas Hoopes and Lafayette, Bloomington and Mississippi Railway Company, dated June 3, 1870 and recorded February 5, 1926 in Deed Record 350 Page 210.

Easement of City of Hoopeston, Illinois, a Municipal Corporation, its successors and assigns, for storm sewer and appurtenances as contained in the Storm Sewer Easement made by Stokley Van-Camp, Inc., a Corporation, dated April 18, 1968 and recorded May 22, 1968 in Book 765 Page 38 as Document 798206.

Easement of Central Illinois Public Service Company, its successors and assigns for transmission lines and appurtenances, as contained in Right of Way Grant made by Stokley Van Camp, Inc., dated February 6, 1974 and recorded June 4, 1974 in Book 863 Page 403 as Document No. 870722.

Rights of Central Illinois Public Service Company under Right of Way and Easement Grant, dated July 26, 1950 as to the following: Lot 3 of the Clerk's Subdivision of the North Half of Section 11 in Township 23 North, Range 12 West of the 2nd P. M., Vermilion County, Illinois. This Grant is made to grant the right to place 1 Guy Stub 478 feet North of the South line of the above described property and 15 feet East of the West line of the said property. One anchor to be placed 10 feet East of the said Guy Stub, as disclosed in Warranty Deed dated June 10, 1983 and recorded September 22, 1983 as Document 83-6530.

Rights of Central Illinois Public Service Company, under Right of Way and Easement Grant dated November 19, 1953, as to the following: The South Half of
Section 10 in Township 23 North, Range 12 West of the 2nd P.M., Vermilion County, Illinois, and that part of the Northeast Quarter of the said Section 10 which lies South of the South line of the Right of Way of the New York, Chicago and St. Louis Railroad Company; also that part of the West Half of Section 11 in the said Township and Range which lies South of the Right of Way of the said Railroad Company and West of the Westerly line of the Right of Way of State Bond Issue Highway Route Number One, Except the South 2 acres thereof, and also Except the East 100 feet of the North 405 feet of the last above mentioned tract. The said transmission line shall be located on a line which extends Northwardly from a point on the South line of the above described land which is 3991 feet East of the Southwest Corner of the said Section 10 to a point on the North line of the said land which is 3991 feet East of the West line of the said Section 10, as disclosed in Warranty Deed dated June 10, 1983 and recorded September 22, 1983 as Document 83-6530.

Rights of Central Illinois Public Service Company under Right of Way and Easement Grant dated November 15, 1957, as to the following: The North 400 feet of the West 400 feet of that part of the Northeast Quarter of Section 11 Township 23 North, Range 12 West of the 2nd P. M., Vermilion County, Illinois, lying South of the Chicago and Eastern Illinois Railroad spur, excepting a triangular tract in the Northwest Corner thereof heretofore deeded to Chicago & Eastern Railroad Company. This Grant is made to grant the right to place one pole with necessary wires and fixtures attached thereto 262 feet East of the East line of Sixth Street and 50 feet, more or less, South of the North line of the above described property. Anchors to be placed not more than 60 feet Southeastwardly from said pole, as disclosed in Warranty Deed dated June 10, 1983 and recorded September 22, 1983 as Document 83-6530.

Rights of Central Illinois Public Service Company under Right of Way and Easement Grant dated April 28, 1966, as to the following: The East 310 feet of all that part of the Northwest Quarter of Section 11 Township 23 North, Range 12 West of the 2nd P. M. Vermilion County, Illinois, lying South of the Right of Way of the New York, Chicago and Saint Louis Railroad Company and West of the Right of Way of State Bond Issue Highway Route #1. The said line to be located approximately 300 feet of the West line of the Right of Way of State Bond Issue Highway Route #1, as disclosed in Warranty Deed dated June 10,
1983 and recorded September 22, 1983 as Document 83-6530.

Rights of Central Illinois Public Service Company under Right of Way and Easement Grant dated January 10, 1973, as to the following: The East 20 feet of the following described property: Beginning at a point which is 241 feet South of the center line of Penn Street extended West and 383 feet West of the center line of S.B.I. Highway Route #1; thence South 580 feet; thence West 20 feet; thence North 580 feet; thence East 20 feet to the place of beginning and being a part of the West Half of Section 11 in

Township 23 North, Range 12 West of the 2nd P. M., Vermilion County, Illinois. The said Penn Street being located in the City of Hoopeston, Vermilion County, Illinois. Place overhead wires, not including poles and fixtures, over, across and along the East 10 feet of the above described property, as disclosed in Warranty Deed dated June 10, 1983 and recorded September 22, 1983 as Document 83-6530.

Rights of Central Illinois Public Service Company under Right of Way and Easement Grant dated August 20, 1973 as to the West Half of Section 11 Township 23 North, Range 12 West of the 2nd P. M., as disclosed in Warranty Deed dated June 10, 1983 and recorded September 22, 1983 as Document 83-6530.

Rights of Central Illinois Public Service Company under Right of Way and Easement Grant dated April 27, 1976 as to the following: Commencing on the North side of the Right of Way of the Lake Erie and Western Railroad and 6th Avenue running North 1106 links; thence East 3930 links to the West side of the Right of Way of the Chicago and Eastern Illinois Railroad; thence South along the West side of the Right of Way of the Chicago and Eastern Illinois Railroad to the North side of the Right of Way of the Lake Erie and Western Railroad; thence West along the North side of the said Right of Way of the Lake Erie and Western Railroad to the place of beginning (Except that portion of said tract deeded to the Chicago and Eastern Illinois Railroad) in the City of Hoopeston, Excepting therefrom that land conveyed to the Chicago and Eastern Illinois Railroad Company by Deed dated August 5, 1907 and recorded in Deed Record 211 Page 168 of the Vermilion County records, and being a part of the Northeast Quarter of Section 11 Township 23 North, Range 12 West of the 2nd P. M., Vermilion County, Illinois. The pole in the said transmission line is to be located on or within 3 feet more or less, of the South property line of the above described land and approximately 44 feet West of the centerline of 4th Avenue in the Town of Hoopeston of said 4th Avenue were to extend Northward of said Railroad. Overhang with wires and conductors to extend Eastward of said pole approximately 85 feet to an existing pole. Anchors to extend approximately 14 feet Northward and approximately 22 feet Westward of said pole, as disclosed in Warranty Deed dated June 10, 1983 and recorded August 22, 1983 as Document 83-6530.

That portion of the above described premises falling within the boundaries of certain Railroad right of ways.

Easement dated February 20, 1986 and recorded February 17, 1987 as Document 87-1280 to City of Hoopeston, to erect, construct, operate, lay, maintain, repair, replace and remove, a sanitary sewer, etc.

Easement dated October 6, 1992 and recorded April 5, 1993 as Document 93-3193 to City of Hoopeston, to construct and operate a combined sewer, etc., and See Temporary Easement dated October 6, 1992 and recorded April 5, 1993 as Document 93-3194.

                             JEFFERSON, WISCONSIN

     - Easement and Common Wall Agreement by and between Jefferson Cold Storage Corporation and Stokely USA, Inc. dated November 20, 1985 and recorded on January 27, 1986 in Volume 670 of Records on Page 892, as Document Number 813510. (See attachment.)

     - Memorandum of Option to Purchase and First Refusal Rights to Purchase by and between Jefferson Cold Storage Corporation and Stokely USA, Inc. dated November 20, 1985 and recorded on January 27, 1986 in Volume 670 of
Records on Page 900, as Document Number 813511. (See attachment.)

     - Easement and Common Wall Agreement by and between Jefferson Cold Storage Corporation and Stokely USA, Inc. dated October 19, 1990 and recorded on
October 22, 1990 in Volume 762 of Records on Page 75, as Document Number
867246. (See attachment.)

     - Mortgage from Stokely USA, Inc. to First Bank (N.A.) as Trustee, dated December 15, 1985 and recorded on December 27, 1985 in Volume 669 of Records on Page 659, as Document Number 812800, in the originally stated amount of $6,500,000.00.

                              MERRILL, WISCONSIN

- -  Easement from Lincoln Canning Company to the City of Merrill, dated
   Dec. 6, 1956, recorded Dec. 10, 1956, in Volume 191 of Misc., page 2 204, as Document No. 175462.

                            OCONOMOWOC, WISCONSIN

- -   Limitations imposed upon access set forth in Award of Damages by State
    Highway Commission of Wisconsin pursuant to a relocation order of the State Highway Commission of Wisconsin dated November 29, 1961 for the improvement of Interstate Highway 94 recorded May 21, 1962 in Volume 915 of Deeds on Page 533, as Document No. 565390.

- -   Public or private rights, if any, in such portion of the subject premises as may be presently used, laid out or dedicated in any manner whatsoever, for road purposes.

- -   15 Foot Utility Easement along the South property line of the land as depicted on the plat of Certified Survey Map No. 6318, recorded on November 29, 1990 in Volume 52 of Certified Survey Maps on Pages 131 to 133 inclusive, as Document No. 1624207.

- -   25 Foot Drainage Easement along the two Northwesterly curved property lines of the land as depicted on the plat of Certified Survey Map No. 6318, recorded on November 29, 1990 in Volume 52 of Certified Survey Maps on Pages 131 to 133 inclusive, as Document No. 1624207.

- -   Wetlands and environmental corridor to as depicted on the plat of
    Certified Survey Map No. 6318, recorded on November 29, 1990 in Volume 52 of Certified Survey Maps on Pages 131 to 133 inclusive, as Document No. 1624207.

- -   Notice of Location of Cataloged Buriel Site recorded on November 12, 1990 on Reel 1253, Image 533 as Document No. 1621812.

- -   Notice of Location of Cataloged Burial Site, recorded on November 12, 1990 on Reel 1253, Image 535 as Document No. 1621813.

- -   Tax Incremental District Development Agreement entered into by and between the City of Development and Valley Road Limited Partnership, dated November 9, 1990 and recorded on November 29, 1990 on Reel 1257, Image 879 as Document No. 1624246.

- -   Charges and assessments according to the terms of the Tax Incremental
    District Development Agreement entered into by and between the City of Oconomowoc and Valley Road Limited Partnership, dated November 9, 1990 and recorded November 29, 1990 on Reel 1257, Image 879 as Document No. 1624246.

- -   Covenants, conditions and restrictions (but omitting any such covenant, condition or restriction based on race, color, religion, sex, handicap, familial status, or national origin, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code, or (b) relates to handicap but does not discriminate against handicapped persons) set forth in Covenants, conditions and restrictions set forth in a Declaration of Protective Covenants for Oconomowoc
    Corporate Center, dated November 27, 1990 and recorded on November 29, 1990 Reel 1257, Image 977 as Document No. 1624247. See copy enclosed with commitment.

- -   Charges and assessments according to the terms of the Declaration of
    Protective Covenants for Oconomowoc Corporation Center, dated November 27, 1990 and recorded on November 29, 1990 on Reel 1257, Image 977 as Document No. 1624247.

- -   Rights of the public in so much of the subject premises as are affected by ordinance adopted by the Board of Supervisors of Waukesha County June 18, 1954 and approved by the various towns in said County, establishing the width of C.T.H. "B" at 100 feet, and ordaining that said highway be widened to the width so established; together with rights of the public in that portion of said premises lying within the limits of said road and not affected by said ordinance. A notice and plat etc. in said matter was filed April 18, 1957, as No. 1.

                              PICKETT, WISCONSIN

Indenture of Trust by and between the Town of Utica, a municipal corporation and existing under the laws of the State of Wisconsin and The Peoples Bank, a banking corporation with trust powers duly organized and existing under and by virtue of the laws of the State of Indiana, dated July 1, 1977 and recorded in the Office of the Register of Deeds for Winnebago County, Wisconsin on July 28, 1977 as Document No. 499665.

Mortgage, according to the terms and provisions thereof, from Naas Foods of Wisconsin, Inc., a corporation to Town of Utica, Wisconsin, a Wisconsin municipal corporation, its successors and assigns in the originally stated indebtedness of $1,000,000 and assignment from Town of Utica, Wisconsin to The Peoples Bank, Portland, Indiana, as Trustee, or to its successor or successors as Trustee, under that certain Indenture of Trust, dated as of July 1, 1977, dated July 1, 1977 and recorded in the Office of the Register of Deeds for Winnebago County, Wisconsin on July 28, 1977 as Document No. 499666.

Covenants, Conditions and Restrictions (but omitting any such covenant, condition or restriction based on race, color, religion, sex, handicap, familial status or national origin, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code, or (b) relates to handicap but does not discriminate against handicapped persons) set forth in Quit Claim Deed executed by Jasper G. Pickett, a single man to Wisconsin State Canners Company, a Wisconsin corporation of Pickett dated June 26, 1947 and recorded in the office of the Register of Deeds for Winnebago County, Wisconsin on July 18, 1947 in Volume 560 on Page 229 as Document No. 147323.

Covenants, Conditions and Restrictions (but omitting any such covenant, condition or restriction based on race, color, religion, sex, handicap, familial status or national origin, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code, or (b) relates to handicap but does not discriminate against handicapped persons) set forth in Instrument dated October 31, 1994 and recorded in the office of the Register of Deeds for Winnebago County, Wisconsin on November 4, 1994 as Document No. 890931.

Covenants, Conditions and Restrictions (but omitting any such covenant, condition or restriction based on race, color, religion, sex, handicap, familial status or national origin, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code, or (b) relates to handicap but does not discriminate against handicapped persons) set forth in Instrument dated November 14, 1994 and recorded in the office of the Register of Deeds for Winnebago County, Wisconsin on November 16, 1994 as Document No. 891668.

- -   Possible assessments, if any, as disclosed by the Order Creating a
    Sanitary District, if the subject premises is located within a sanitary district.

- -   Drainage rights and rights of way by reason of any drainage ditches, feeders, laterals and underground drain tile or pipes that may be located on the subject premises.

- -   Rights of the public in that portion of the premises lying within the limits of County Trunk Highway "M".

- -   Rights and easements (if any) in and to any and all railroad switches, sidetracks, spur tracks and rights of way located upon or appurtenant to the subject premises.

- -   Covenants, Conditions and Restrictions (but omitting any such covenant, condition or restriction based on race, color, religion, sex, handicap, familial status or national origin, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code, or (b) relates to handicap but does not discriminate against handicapped persons) set forth in Warranty Deed executed by Standard Hemp and Fibre Company, a corporation of Pickett to Wisconsin State Canners Co., a Wisconsin Corporation dated March 23, 1923 and recorded in the office of the Register of Deeds for Winnebago County, Wisconsin on April 7, 1923 in Volume 351 on Page 82.

- -   Holding Tank Agreement contained in Instrument dated March 29, 1990 and recorded in the office of the Register of Deeds for Winnebago County, Wisconsin on April 12, 1990 as Document No. 741485.

- -   Holding Tank Servicing Contract contained in Instrument dated April 18,
    1990 and recorded in the office of the Register of Deeds for Winnebago County, Wisconsin on April 19, 1990 as Document No. 741895.

- -   Apparent interest of David Hielke and Joan Hielke in the subject premises, as indicated by the fact that they are named as debtors in the Financing Statement shown below.

- -   Security interest of Valley First National Bank of Ripon secured party, as disclosed by Financing Statement filed on April 4, 1989 as No. 968356 executed by David Hielke and Joan Hielke, debtor in certain chattels on the subject premises described in Schedule A hereof.

                             POYNETTE, WISCONSIN

- -   Easements and rights incidental thereto in connection [ copy cut off] of entrance, maintenance construction and repair of municipal or utility facilities as may exist underground or overground in or on that portion of the above-described premises which were formerly a part of Old Hwy. "10" and C.T.H. "S" now vacated.

- -   POLE AND LINE GRANT and conditions as contained in instrument recorded
    August 1, 1929 in Volume 171 of Deeds, on page 104, as Document No. 196491.

- -   POLE AND LINE GRANT and conditions as contained in instrument recorded
    August 21, 1929 in Volume 171 of Deeds, on page 109, as Document No. 196610.

- -   POLE AND LINE GRANT and conditions as contained in instrument recorded
    March 4, 1930 in Volume 171 of Deeds, on page 122, as Document No. 197846.

- -   POLE AND LINE GRANT and conditions as contained in instrument recorded June
    10, 1930 in Volume 171 of Deeds, on page 156, as Document No. 198571.

- -   EASEMENT and conditions as contained in instrument recorded February 11,
    1957 in Volume 34 of Misc., on page 342, as Document No. 287483.

- -   EASEMENT and conditions as contained in instrument recorded April 3, 1954 in
    Volume 31 of Misc., on page 311, as Document No. 277048.

- -   EASEMENT and conditions as contained in instrument recorded February 19,
    1957 in Volume 34 of Misc., on page 351, as Document No. 287545.

- -   EASEMENT and conditions as contained in instrument recorded February 2,
    1960 in Volume 37 of Misc., on page 562, as Document No. 298052.

- -   OFFICIAL PUBLICATION, FINDING, DETERMINATION AND DECLARATION BY THE STATE
    HIGHWAY COMMISSION OF WISCONSIN ESTABLISHING A CERTAIN CONTROLLED-ACCESS HIGHWAY IN COLUMBIA COUNTY, WISCONSIN WITH REFERENCE TO RURAL PORTIONS ON A CERTAIN STATE TRUNK HIGHWAY IN THE TOWNS OF LEEDS, DEKORRA, ARLINGTON, AND PACIFIC, VILLAGE OF POYNETTE AND CITY OF PORTAGE as contained in instrument recorded March 17, 1956 in Volume 33 of Misc., on pages 445-449, as Document No. 284176.

- -   HIGHWAY DEEDS and conditions as contained in instrument recorded June 26,
    1967 in Volume 42 of Records, on pages 428-429, as Document No. 329788: recorded January 16 1968 in Volume 49 of Records, on page 603, as Document No. 332601: recorded January 16, 1968 in Volume 49 of Records, on pages 604-605, as Document No. 332602 and recorded October 20, 1971 in Volume 97 of Records, on pages 543-544, as Document No. 351132.

- -   EASEMENT and conditions as contained in instrument recorded October 18,
    1974 in Volume 143 of Records, on page 168, as Document No. 370030.

- -   ON SITE WASTE DISPOSAL OPERATION & MAINTENANCE AGREEMENT and conditions as contained in instrument to Columbia County, Wisconsin recorded March 15, 1985 in Volume 281 of Records, on page 109, as Document No. 440623.

- -   EASEMENT and conditions as contained in instrument recorded November 2,
    1987 in Volume 326 of Records, on page 455, as Document No. 462497.

- -   Rights of the public in that portion of the premises lying within the limits of Kent Road. Old "S", U.S.H. 51, Old Hwy. "10" and C.T.H. "S".

- -   Rights and easements, if any, in and to any and all railroad switches, sidetracks, spur tracks and rights of way located upon or appurtenant to the captioned premises.

- -   WELL AND PUMPHOUSE AGREEMENT and conditions as contained in instrument recorded March 22, 1989 in Volume 349 of Records, on pages 611-618, as Document No. 473082.

- -   RIGHT OF WAY EASEMENT and conditions as contained in instrument recorded
    November 30, 1992 in Volume 431 of Records, on pages 168-170, as Document No. 510190.

- -   Vision Corner as shown on Certified Survey Map No. 1288, as Document No.
    471410 and Certified Survey Map No. 1289, as Document No. 471411.

- -   Lack of access to public streets from any parcel which does not abut public streets.

- -   MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS from Stokely
    USA. Inc., a Wisconsin Corporation to the Village of Poynette, Wisconsin and ASSIGNED to Firstar Bank, N.A. for $6,000,000 dated August 1, 1988 and recorded August 18, 1988 in Volume 340 of Records, on pages 1-31, as
    Document No. 468538.

                             SCOTTVILLE, MICHIGAN

   - The Mortgage and Security Agreement to Michigan Job Development Authority dated October 1, 1984 and recorded on October 16, 1984 in Liber 319 on Pages 544-557; and assigned to First Bank, N.A., as Trustee and Tracy E. Little, an individual, as co-trustee, dated October 1, 1984 and recorded on October 16, 1984 in Liber 319 on Pages 558-562; and see Subordination Agreement recorded on February 18, 1995 in Liber 437 on Pages 981-985.


   - Financing Statement between Oconomowoc Canning Company as Debtor and Michigan Job Develpment Authority as Secured Party, recorded on October 16, 1984 in Liber 319 on Page 563; and as renewed by instrument recorded May 4, 1989 in Liber 380 on Page 176.


   - The rights of the public and of any Governmental unit in any part thereof taken, used or deeded for street, road or highway purposes.

   - Rights of the United States, State of Michigan, and the public for commerce, navigation, recreation and fishery in any portion of the land comprising the bed or waters of Foster Creek.

   - The nature, extent or lack of riparian rights or the riparian rights of riparian owners and the public in and to the use of waters of Foster Creek.

   - Lease contiguous and appurtenant to Parcel 1 and access along the Easterly line of said Parcel 1 granted by the City of Scottville to W.R. Roach Company for 99 years from June 15, 1936 or until such time as grantee shall cease to use said property for canning and manufacturing purposes as set forth in Liber 13 of Misc. Records on Page 51.

   - The easement and right of way recorded November 26, 1975 in Liber 90 of Misc. Records on Pages 198-199, to City of Scottville for drains, sewers, waterlines, or other public service facilities over the South 15 feet of Parcel 1.

   - The easement and right of way recorded June 15, 1976 in Liber 91 of Misc. Records on Pages 146-147 to City of Scottville for drains, sewers, waterlines, or other public service facilities over the South 15 feet of the North 48 feet of the East 160 feet of Parcel 1.

   - The right of way easement recorded December 8, 1931 in Liber 11 of Misc. Records on Pages 209-210 to Michigan Bell Telephone Company for telephone and telegraph poles, wires, cables, conduits etc. over and across Parcel 4.

   - The easement for electric line recorded November 6, 1990 in Liber 398 on Page 158 from Stokely USA, Inc., a Wisconsin corporation, to Consumers Power Company over and across a part of Parcel 1.

                            SUN PRAIRIE, WISCONSIN

- - Rights and easements, if any, in and to any and all railroad switches, sidetracks, spur tracks and rights of way located upon or appurtenant to the subject premises.

- - Highway Conveyance, Limited Highway Easements and Restrictions contained in instrument recorded on June 1, 1976, in Volume 684 of Records, page 651, as Document No. 1471081.

- - Easement to General Telephone Company of Wisconsin recorded on September 20, 1976, in Volume 727 of Records, page 259, as Document No. 1487896.

- - Easement to Wisconsin Gas Company recorded on August 2, 1976, in Volume 708 of Records, page 445, as Document No. 1480592.

- - Encroachment, if any, of the building located on Parcel 7 of the captioned premises into the railroad right of way, as disclosed in instrument recorded on March 15, 1934, in Volume 363 of Deeds, page 177, as Document No. 554178.

- - Utility easement reserved in instrument recorded on June 22, 1964, in Volume 780 of Deeds, page 51, as Document No. 1104670.

- - Easements and rights incidental thereto in connection with the continued use and right of entrance, maintenance, construction and repair of municipal or utility facilities as may exist underground or overground in or on that portion of the above-described premises which were formerly a part of Lincoln Street now vacated.

- - Easement to Wisconsin Telephone Company recorded on June 26, 1920, in Volume 48 of Misc., page 215, as Document No. 392723.

- - Easement to City of Sun Prairie recorded on March 29, 1985, in Volume 6636 of Records, page 74, as Document No. 1873497.

                           WALLA WALLA, WASHINGTON

- - Assessment of [ #'s Missing ] for Poplar Street Extension, under Local Improvement District No. 762, No. 5, payable in 20 annual installments plus interest at #(8 1/2%) per annum from April 1, 1991. The first three installments are paid. The fourth installment was delinquent May 1, 1955.

- - Deed of Trust to Secure an indebtedness of the amount herein stated and any amounts payable under the terms thereof.
- -  Amount                           :  $2,124,000.00
   Dated                            :  March 28, 1978
   Recorded                         :  March 31, 1978
   Volume/Page                      :  79/389
   Auditor's No.                    :  7802826
   Grantor                          :  D & K Frozen Foods, Inc.
   Trustee                          :  Pioneer National Title Insurance Company
   Beneficiary                      :  Economic Development Administration
                                       U.S. Department of Commerce

- - A security interest in goods under the provisions of the Uniform Commercial Code, RCW 62A, disclosed by financing statement filed in the office of the County Auditor.
   Debtor       :  D & K Frozen Foods, Inc.
   Secured Party:  United States Department of Commerce
                   Economic Development Administration
   Filed        :  July 29, 1993
   Auditor's No.:  9307730
   Collateral   :  All machinery and equipment, etc.


- - A security interest in goods under the provisions of the Uniform Commercial Code, RCW 62A, disclosed by financing statement filed in the office of the County Auditor.
   Debtor       :  D & K Frozen Foods, Inc.
   Secured Party:  Independent Finance, Inc.
   Filed        :  May 17, 1985
   Auditor's No.:  8503186
   Collateral   :  One (1) Flofreeze Model 10 MA freezer-Frigoscandia
                   Contracting, Inc.
   Affects      :  Parcel B


- - A security interest in goods under the provisions of the Uniform Commercial Code, RCW 62A, disclosed by financing statement filed in the office of the County Auditor.
   Debtor       :  D & K Frozen Foods, Inc.
   Secured Party:  Independent Finance, Inc.
   Filed        :  May 17, 1985
   Auditor's No.:  8503187
   Collateral   :  One (1) Flofreeze Model 10 MA Freezer-Frigoscandia
                   Contracting, Inc.
   Affects      :  Parcel B


- - A security interest in goods under the provisions of the Uniform Commercial Code, RCW 62A, disclosed by financing statement filed in the office of the County Auditor.
   Debtor       :  D & K/Frozen Foods, Inc.
   Secured Party:  Rainier Bank
   Filed        :  May 12, 1986
   Auditor's No.:  8603286
   Collateral   :  All equipment but not limited to food processing equipment, freezing tunnels, conveyors, compressors, and hoppers and including all parts, accessories and accessions

- -  Reservations contained in Deed.
   Executed By       :  Jones-Scott Company, a corporation
   Recorded          :  October 8, 1945
   Auditor's No.     :  287054
   Volume/Page       :  221/40
   As Follows        :    Jones-Scott Company reserves to itself and its assigns
                        the right to install a switch and other appurtenances
                        necessary for building a railway side track on the
                        Jones-Scott Company's remaining property, said switch
                        to be installed as near to the north and east boundaries
                        of the property herein conveyed as may be practical.
   Affects           :  PARCEL B


- -  Reservation contained in Deed
   Executed by       :  United States of America
   Recorded          :  February 14, 1956
   Auditor's No.     :  385018
   Volume/Page       :  276/280
   As follows        :

           Subject to the following restrictions and conditions (which shall be covenants running with the land) for breach of any of which restrictions and conditions the property herein conveyed shall revert to the grantor or its transferee at its election:

   1. Noise shall not exceed 70 decibles at the border of the industrial zones for all operations. The noise shall be muffled so as not to become objectionable due to intermittence, heat frequency or shrillness;

   2. Smoke, dust, dirt and fly ash shall not exceed 0.3 grains per cubic foot of flue gas at stack temperatures of 500 degrees Fahrenheit and not to exceed 50 per cent excess air and shall in no manner be unclean, destructive, hazardous, nor shall visibility be impaired by the emission of a haze which unduly impedes vision within apparent opaqueness equivalent to No. 1 of the Ringleman Chart. Smoke, as measured by the Ringleman Chart, equivalent to No. 2 on the chart, may be allowed for periods aggregating 4 minutes in any 30 minutes;

   3.  The emission of obnoxious odors of any kind shall not be permitted;

   4. No gas shall be permitted which is deleterious to the public health, safety or general welfare as determined by the Sanitarian of the County-City Health Department, when requested by the Building Inspector;

   5. Are welding, acetylene torch cutting or similar processes shall be performed so that glare shall not be seen and heat shall not be noticeable from any point beyond the outside of the property on which the process is conducted;

   6. Fire and safety precautions, including those pertaining to the storage and handling of flammable liquids, liquefied petroleum and gases, shall comply with the rules and regulations of the State of Washington and the City of Walla Walla;

   7. Bulk storage of flammable liquids below ground shall comply with the fire code of Walla Walla, Washington, bulk storage of flammable liquids, liquified petroleum, gases and explosives, above ground shall not be permitted;

   8. Storage, such as raw materials, fuel, etc., shall be within an entire closed building;

   9. Prohibited uses. In the Industrial Park area no building shall be erected or altered and no land shall be used for the carrying on of manufacturing activities of the character of or similar to junk and wrecking yards, tanneries, stock yards, glue factories, soap factories, oil refineries or other similar factories;

   10. The area is designated as a park area and shall not be used for residential purposes or permanent habitation, except for such needs as caretaker and watchman;

   11. Vacant property may not be used for commercial gardening, fruit raising, and general agricultural purposes that require tilling of the soil or any use that creates dust, noise, gases, noxious odors or fire and safety hazards;

   12.  Mining or extracting operations shall be prohibited;

   13. Well drilling, filling, and soil stripping must be done in such manner as to leave no unsightly or dangerous excavations or spoilbanks and in such a manner as to prevent increased erosion;

   14. Provisions for sewage and waste disposal shall conform to all local and state ordinances and further shall be such that no condition tending to pollute the Veterans Administration Hospital water supply shall exist.

   Affects       :  PARCEL C

- - An easement affecting a portion of said premises and for the purpose stated herein, and incidental purposes.

   In favor of   :  City of Walla Walla, a municipal corporation, its
                    successors and assigns

   Recorded      :  January 28, 1960
   Volume/Page   :  292/742
   Auditor's no. :  417992
   As follows    :

        Easement and right of way for the operation, maintenance and repair of a trunk sewer of 24" I.D. dimensions, now located on the following described property, together with all necessary and usual appurtenances therefor:

        Beginning at a point on the original easterly boundary line of the Veterans Administration Reservation in Sec. 30, Tp. 7 N., R. 36 E.W.M., said point being 1685.78 feet and bearing south 27 degrees 23' east of the northeast corner of said Veterans Administration boundary line, said point being identified by a U.S.C.E. bronze disk, and running thence south 67 degrees 48' 10" west 30.12 feet for the true point of beginning; thence south 67 degrees 48' 10" west 20.09 feet; thence north 27 degrees 23' west, parallel to said easterly boundary line, 1525.73 feet more or less to the south line of Rose Street; said south line being formerly the south right of way line of the Washington State Primary Highway No. 3; thence easterly along said south line 20.09 feet; thence south 27 degrees 23' east 1525.73 feet more or less to the true point of beginning.

   Affects       :  PARCEL C.

- - An easement affecting a portion of said premises and for the purposes stated herein, and incidental purposes.
   For             : Easement for a pipeline or pipelines for transportation of oil, gas and the products thereof, and related rights
   In Favor of     : Cascade Natural Gas Corporation
   Recorded        : September 8, 1969
   Volume/Page     : 332/590
   Auditor's No.   : 503727
   Affects         : South 10 feet of Parcel C

- -  Reservations Contained in Deed
   Executed by     : Union Pacific Railroad Company, a Utah corporation, and
                     Walla Walla Valley Railway Company, an Oregon corporation
   Recorded        : June 22, 1962
   Volume/Page     : 302/221
   Auditor's no.   : 439803
   As follows      :

        Reserving unto the grantors, their successors and assigns forever, all minerals and all mineral rights of every kind and character now known to exist or hereafter discovered including, without limiting the generality of the foregoing, oil and gas and rights thereto, together with the sole, exclusive and perpetual right to explore for, remove and dispose of said minerals by any means or methods suitable to the grantors, their successors and assigns, but without entering upon or using the surface of the lands hereby conveyed, and in such manner as not to damage the surface of said lands or to interfere with the use thereof by the grantee, its successors or assigns.

        Also, excepting and reserving unto the grantors, their successors and assigns forever, a perpetual easement and right of way for the purpose of operating and maintaining railroad facilities upon, along, over and across the following described portion of the real estate hereby conveyed, to wit:

        A strip of land 392 feet more or less in length and 17 feet wide, being
   8.5 feet in width on each side of the center line of the joint Walla Walla Valley Railway Company - Union Pacific Railroad Company switching track #205, situate in the NW1/4 of Section 19, Township 7 north, Range 36
   E.W.M., described as follows, to wit:

        Beginning at a point on the north line of Dell Avenue in the City of Walla Walla that is 726 feet distance west of the point of intersection of said north line of Dell Avenue with the west line of Thirteenth Avenue north, said point also being 30 feet northerly of the east and west center line of said Section 19 which is common to the center line of Dell Avenue; thence northerly and parallel with said west line of Thirteenth Avenue North a distance of 607.3 feet to a point which is the TRUE POINT OF BEGINNING of this description; thence westerly and parallel with and 8.5 feet distant southerly measured at right angles to the center line of said track #205 a distance of 392.0 feet more or less; thence northerly and parallel with said west line of Thirteenth Avenue North a distance of 17.0 feet; thence easterly and parallel with and 8.5 feet distant northerly measured at right angles to the center line of said spur track #205 a distance of 392 feet more or less; thence southerly and parallel with said west line of Thirteenth Avenue north a distance of 17 feet to the true point of beginning of this description.

           Also, excepting all right, title and interest in and to those certain railroad tracks, facilities and appurtenances situated upon the property described in the foregoing paragraph, and reserving unto Walla Walla Valley Railway Company, its successors and assigns forever, all its right, title and interest therein and thereto. It is understood and agreed between the grantors that the railroad tracks, facilities and appurtenances are owned equally and in common by Walla Walla Valley Railway Company and Oregon-Washington Railroad & Navigation Company, a corporation.
   Affects            : Parcel B

- - An easement affecting a portion of said premises and for the purposes stated herein, and incidental purposes.
   For                : a perpetual easement with the right to place, construct, operate and maintain, inspect, reconstruct, repair, replace and keep clear Underground Communication Lines with wires, cables, fixtures and appurtenances and related rights
   In Favor of        : Pacific Northwest Bell Telephone Company, a Washington
                        Corporation
   Recorded           : May 26, 1981
   Volume/Page        : 128/295
   Auditor's No.      : 8103831
   Affects            : east 10 feet of Parcel C

                             WAUNAKEE, WISCONSIN

- - Rights and easements, if any, in and to any and all railroad switches, sidetracks, spur tracts and rights of way located upon or appurtenant to the subject premises.

- - Rights of the public in any portion of the subject premises lying below the ordinary highwater mark of Six Mile Creek.

- - Easement recorded on June 14, 1944, in Volume 448 of Deeds, page 211, as Document No. 688528.

- - Easement recorded on July 19, 1949, in Volume 222 of Misc., page 590, as Document No. 783363.

- - Easement recorded on October 30, 1956, in Volume 297 of Misc., page 249, as Document No. 928401.

- - Easement to the Village of Waunakee over the Northeasterly 16.5 feet of Parcel 4 of the captioned premises, said 16.5 feet being parallel and adjacent to the Westerly line of the Railway right-of-way.

      sewer trunk line over a strip of lanced one rode wide running from the South side of Outlet 3, Waunakee Canning Co. Addition to the Village of Waunakee, in a Southerly direction to the right of way of the Chicago Northwestern Railway and having for a center line the center line of the sewer trunk line now installed on these premises.

   - Easements and rights incidental thereto in connection with the continued use and right of entrance, maintenance, construction and repair of municipal or utility facilities as may exist underground or overground in or on that portion of the above-described premises which were formerly a part of Madison Street, now partially vacated.

   - Easement recorded on March 1, 1994, in Volume 26700 of Records, page 40, as Document No. 2579154.

                               WELLS, MINNESOTA

- -   THERE IS AN EASEMENT FOR HIGHWAY PURPOSES TO COUNTY OF FARIBAULT,
    MINNESOTA, BY VIRTUE OF AN EASEMENT AGREEMENT DATED OCTOBER 4, 1940, RECORDED DECEMBER 7, 1948, AT 17 MISCELLANEOUS, PAGE 160, OVER THE WEST 49 1/2 FEET OF THE CAPTIONED PROPERTY. TRACT 2.

- -   THERE IS A TILE AGREEMENT DATED APRIL 22, 1913, FILED AT BOOK 5 OF
    MISCELLANEOUS, PAGE 453, GRANTING THE RIGHT TO THE PROPERTY ADJOINING THE CAPTIONED LAND ON THE EAST TO ENTER AND USE A CERTAIN STRING OF TILE DRAINAGE TERMINATING AT THE EAST LINE ABOUT 1600 FEET NORTH OF THE SOUTHEAST CORNER THEREOF FOR THE PURPOSE OF CONNECTING WITH AND FURNISHING AN OUTLET FOR OTHER STRINGS OF TILE TO BE LAID BY THE OWNER OF THE PROPERTY TO THE EAST BUT NOT TO EXCEED THE CAPACITY OF AS 12 INCH TILE. TRACT 2.

- -   THERE IS A TRANSMISSION LINE EASEMENT TO INTERSTATE POWER COMPANY DATED
    APRIL 20, 1964, FILED IN BOOK 23 OF MISCELLANEOUS, PAGE 486, TO INTERSTATE POWER COMPANY. THE EASEMENT IS LISTED OVER THE CAPTIONED PROPERTY BUT FURTHER PROVIDES THAT THE ELECTRIC TRANSMISSION LINE IS TO RUN IN AN EASTERLY AND WESTERLY DIRECTION ALONG THE SOUTH LINE OF THE ABOVE DESCRIBED PROPERTY. ALSO SAID LINE IS TO RUN IN A NORTHERLY AND SOUTHERLY DIRECTION ALONG THE WEST LINE OF THE ABOVE DESCRIBED PROPERTY AND BE LOCATED APPROXIMATELY 2 FEET EAST OF THE EAST BOUNDARY LOCATED ALONG THE WEST LINE OF THE CAPTIONED PROPERTY. TRACT 1.

- -   THERE IS A RIGHT OF WAY DEED TO THE CHICAGO, MILWAUKEE AND ST. PAUL
    RAILWAY COMPANY DATED APRIL 23, 1891, FILED APRIL 29, 1891, AT BOOK 20, PAGE 599. THE RIGHT OF WAY IS OVER A STRIP OF LAND LYING SOUTHWESTERLY OF A LINE DRAWN TO AND 50 FEET NORTHEASTERLY FROM THE CENTERLINE OF THE
    MAIN TRACK OF THE MANKATO BRANCH OF THE RAILWAY AS IT CROSSES THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 5, TOWNSHIP 103, RANGE 24. SAID DEED ALSO GRANTS THE RIGHT TO ERECT WITHIN 150 FEET FROM THE CENTERLINE PORTABLE SNOW FENCES ARE NOT ERECTED BEFORE THE 15TH DAY OF OCTOBER EACH YEAR AND REMOVED ON OR BEFORE THE 1ST DAY OF APRIL. TRACTS 3 & 4.

- -   THERE IS A FINAL CERTIFICATE TO THE STATE OF MINNESOTA FOR HIGHWAY
    PURPOSES DATED MARCH 8, 1937, FILED MARCH 30, 1937, RECORDED AT 96 OF DEEDS, PAGE 51. THE HIGHWAY RIGHT OF WAY IS OVER A TRACT OF LAND IN
    THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 5, TOWNSHIP 103 NORTH, RANGE 24 WEST LYING NORTHEASTERLY OF THE RAILWAY AND LYING SOUTHWESTERLY OF A LINE PARALLEL WITH AND DISTANT 50 FEET NORTHEASTERLY AND CONTAINING 0.86 ACRES MORE OR LESS. TRACTS 3 & 4.

- - THERE IS A FINAL CERTIFICATE TO THE STATE OF MINNESOTA DATED DECEMBER 14, 1954, FILED FEBRUARY 26, 1955, AT 119 OF DEEDS, PAGE 76, FOR HIGHWAY RIGHT OF WAY PURPOSES AS FOLLOWS: THAT PART OF THE SOUTH 20 RODS OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 4, TOWNSHIP 103 NORTH, RANGE 24 WEST LYING NORTHEASTERLY OF THE RAILROAD WHICH LIES SOUTHWESTERLY OF A LINE PARALLEL WITH AND DISTANT 75 FEET NORTHEASTERLY OF A DESCRIBED LINE CONTAINING 0.2 ACRES MORE OR LESS. TRACTS 3 & 4.

- -   EASEMENT DATED MAY 13, 1991, FILED MAY 20, 1991, AS DOCUMENT NO. 275606.
    SEE ATTACHED.

- -   EASEMENT AGREEMENT DATED MAY 15, 1992, FILED JUNE 3, 1992, AS DOCUMENT
    NO. 279540 BETWEEN THOMAS KUECHENMEISTER AND MAXINE KUECHENMEISTER, HUSBAND AND WIFE, AND STOKELY USA, INC. SEE ATTACHED.

146092-B
This instrument was prepared by               State: Illinois (Hoopeston)
and upon recording should be
returned to:                                  County: Vermilion

Attorney Thomas P. Solheim
Solheim Billing & Grimmer, S.C.
P.O. Box 1644
Madison, WI 53701-1644

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT

                            DATED AS OF MAY 25, 1995

                           STOKELY USA, INC., GRANTOR

                                       TO

                      STATE OF WISCONSIN INVESTMENT BOARD,
                       NATIONWIDE LIFE INSURANCE COMPANY,
                     WEST COAST LIFE INSURANCE COMPANY, AND
                  EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU,
                                  BENEFICIARY

                  CHICAGO TITLE INSURANCE COMPANY, AS TRUSTEE


- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

This instrument secures future advances and obligations and contains an after-acquired property provision.


                                                                    May 23, 1995

                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT

                THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT ("Deed of Trust"), made this 25th day of May, 1995 by STOKELY USA, INC., a Wisconsin corporation, whose address is 1055 Corporate Center Drive, Oconomowoc, Wisconsin 53066, (herein called the "Grantor") to CHICAGO TITLE INSURANCE COMPANY, Chicago, Illinois, (herein called the "Trustee"), and NATIONWIDE LIFE INSURANCE COMPANY ("Nationwide"), WEST COAST LIFE INSURANCE COMPANY ("West Coast"), EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU ("Employers"), and STATE OF WISCONSIN INVESTMENT BOARD ("SWIIB"), as beneficiaries (hereinafter referred to collectively and individually as the "Beneficiary"), Nationwide, West Coast and Employers having an office at One Nationwide Plaza, Columbus, Ohio 43216, Attention: Corporate Fixed-Income Securities, and SWIB having an office at 121 East Wilson
Street, Madison, Wisconsin 53702, Attention: Private Placements. Capitalized terms used herein, to the extent not otherwise defined herein, shall have the meaning ascribed to such terms in the Security Agreement of same date hereof (as may be amended from time to time, herein referred to as the "Security Agreement") executed by and among Grantor, as debtor, and Beneficiaries, as secured parties.

                             W I T N E S S E T H:

                WHEREAS, the Beneficiaries are the lenders (the "Lenders") as described in the Intercreditor Agreement and the Security Agreement and Grantor is indebted to the Lenders pursuant to the Nationwide Note Agreement and Nationwide Notes and the SWIB Note Agreement and SWIB Note; and

                WHEREAS, Grantor desires that Lenders agree to certain amendments to the Nationwide Note Agreement and the SWIB Note Agreement; and

                WHEREAS, it is a condition precedent to the Lenders entering into the Nationwide Note Agreement and the SWIB Note Agreement that Grantor execute and deliver this Deed of Trust;

                WHEREAS, the Grantor desires to execute and deliver this Deed of Trust to satisfy the condition described in the preceding paragraph;

                WHEREAS, the Lenders were among the beneficiaries of a certain prior mortgages, deeds of trust, security agreements, and other documents (the "Prior Security Documents") furnished by Grantor and others as security for the SWIB Note Obligations and the Nationwide Note Obligations; and





                                                                    May 23, 1995

                WHEREAS, this Deed of Trust secures the same SWIB Note Obligations and Nationwide Note Obligations as were secured by the Prior Security Documents, and covers property which was covered by the Prior Security Documents, and accordingly replaces one or more of the Prior Security Documents.

                NOW, THEREFORE, for good and valuable consideration, the

receipt and sufficiency of which is hereby irrevocably acknowledged, and to secure the prompt and complete payment and performance when due of the Nationwide Note Obligations, the SWIB Note Obligations, and any obligations of Grantor to Lenders arising under the Security Agreement or Loan Documents, as well as any extensions or renewals of same, together with all other obligations and liabilities of the Grantor due or to become due under any other documents evidencing or securing the foregoing, together with all amounts, sums, and expenses paid or incurred hereunder by any Beneficiary according to the terms hereof and all other obligations and liabilities of the Grantor under this Deed of Trust, or any additional sums which are in the future advanced or made by Lenders or Beneficiary to or on behalf of Grantor as protective advances (all of the foregoing hereafter collectively referenced as the "Indebtedness"), the Grantor hereby GRANTS, BARGAINS, SELLS, WARRANTS, CONVEYS, ALIENS, REMISES, RELEASES, ASSIGNS, SETS OVER AND CONFIRMS to the Trustee, in trust with power of sale.:

                All that certain lot, piece or parcel of land more particularly described in Exhibit A attached hereto and by this reference made a part hereof;

                TOGETHER with the buildings and improvements now or hereafter located on said land and all right, title and interest, if any, of the Grantor in and to the streets and roads abutting said land to the center lines thereof, and strips and gores within or adjoining said land, the air space and right to use said air space above said land, all rights of ingress and egress by motor vehicles to parking facilities on or within said land, all easements now or hereafter affecting said land, royalties and all rights appertaining to the use and enjoyment of said land, including, without limitation, alley, drainage, mineral, water, reservoir, oil and gas rights (said land and/or leasehold estate, together with said building and improvements, the property and other rights, privileges and interests encumbered or conveyed hereby, are hereinafter collectively referred to as the "Premises");

                TOGETHER with all furnishings, fixtures and equipment and all appurtenances and additions thereto and substitutions or replacements thereof, which Grantor owns or in which Grantor has an interest and which are now or hereafter permanently attached to the Premises (herein called "Fixtures"), including, but not limited to, heating, cooling, fire protection equipment and plumbing, electrical distribution and other utility connections or equipment. Without limiting the foregoing, the Grantor hereby grants to the Beneficiary a security interest in the above described Fixtures and the Beneficiary shall have, in addition to all rights and remedies provided herein, and in any other agreements, commitments and undertakings made by the Grantor to the Beneficiary, all





                                        2
                                                                   May 23, 1995
        of the rights and remedies of a "secured party" under the Uniform Commercial Code of the state in which the property described in Exhibit A is located (the "Uniform Commercial Code"). To the extent permitted under applicable law, this Deed of Trust shall be deemed to be a security agreement and financing statement (as defined in the Uniform Commercial Code) with respect to the Fixtures. Grantor hereby authorizes Beneficiary to execute and file continuation statements without the signature of Grantor if Beneficiary determines that such are necessary or advisable in order to perfect Beneficiary's security interest in such Fixtures. Grantor shall promptly execute financing and continuation statements in form satisfactory to Beneficiary upon request to further evidence and secure Beneficiary's interest in such Fixtures. Grantor shall pay to Beneficiary, on demand, any expenses incurred by Beneficiary in connection with the preparation, execution and filing of such statements and any continuation statements that may be filed by Beneficiary. Upon the occurrence of an Event of Default under this Deed of Trust, Beneficiary may, at its option, sell or otherwise dispose of such Fixtures by public or private proceedings, separate from or together with the sale of the Premises, in accordance with the provisions of the Uniform Commercial Code. With respect to such Fixtures, Beneficiary may exercise any other rights or remedies of a secured party under the Uniform Commercial Code. Unless such Fixtures are perishable or threaten to decline speedily in value or are of a type customarily sold on a recognized market, Beneficiary shall give Grantor at least ten (10) days prior written notice of the time and place of any public sale of such Fixtures or intended disposition thereof. Upon the occurrence of any Event of Default under this Deed of Trust, the Beneficiary reserves the option to proceed with respect to such Fixtures as part of the Premises in accordance with its rights and remedies with respect to the Premises, in which event the default provisions of the Uniform Commercial Code shall not apply;

                TOGETHER with, to the extent of Grantor's interest therein, all leases, lettings and licenses of the Premises or any part thereof now or hereafter entered into and all, right, title and interest of the Grantor thereunder, including, without limitation, cash and securities deposited thereunder and the right to receive and collect the rents, issues and profits payable thereunder;

                 TOGETHER with all unearned premiums accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Grantor relating to the Premises and/or Fixtures and all proceeds of the conversion, voluntary or involuntary, of the Premises and/or Fixtures or any part thereof into cash or liquidated claims, including, without limitation, proceeds of hazard and title insurance and all awards and compensation heretofore and hereafter made to the present and all subsequent owners of the Premises and/or Fixtures by any governmental or other lawful authorities for the taking by eminent domain, condemnation or otherwise, of all or any part of the Premises and/or Fixtures or any easement therein, including awards for any change of grade of streets;





                                        3
                                                                   May 23, 1995

                TOGETHER with all right, title and interest of the Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances (to the extent such additions and/or appurtenances constitute real property and/or Fixtures) to, the Premises and/or Fixtures hereafter acquired by, or released to, the Grantor or constructed, assembled or placed by the Grantor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgages, conveyance, assignment or other act by the Grantor, shall become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by the Grantor and specifically described herein.

                Any reference to the "Property" shall be deemed to apply to the Premises, Fixtures and all the properties and rights expressed in the foregoing five (5) paragraphs, unless the context shall require otherwise.

                TO HAVE AND TO HOLD the Property unto the Beneficiary and its successors and assigns forever, PROVIDED HOWEVER, that if the Indebtedness is paid in full, and if the Grantor properly performs all of the covenants herein contained, then this Deed of Trust shall be released, otherwise this Deed of Trust will remain in full force and effect.

                                  ARTICLE I

                           COVENANTS OF THE GRANTOR

                AND the Grantor covenants and agrees with the Beneficiary as follows:

                Section 1.1. Payment of Indebtedness. The Grantor will punctually pay the Indebtedness including, without limitation, all sums and charges at any time secured by or otherwise due under this Deed of Trust and all protective advances made by the Beneficiary or Lenders to the Grantor and any other advances made by the Beneficiary, all in immediately available funds in the currency of the United States of America.

                Section 1.2. Title to the Property.  The Grantor warrants that:
(i) it has title to the Property subject only to those exceptions to title set forth in Exhibit B attached hereto ("Permitted Encumbrances"); (ii) it has full power and lawful authority to encumber the Property in the manner and form herein set forth; (iii) it will own all Fixtures now or hereafter affixed and/or used in connection with the Premises, including any substitutions or replacements thereof, free and clear of liens and claims except for Permitted Encumbrances; (iv) this Deed of Trust is and will remain a valid and enforceable first lien on the Property except for Permitted Encumbrances; and
(v) it will preserve such title, and will forever warrant and defend the same to the Beneficiary and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever except for Permitted Encumbrances.





                                        4
                                                                    May 23, 1995

                Section 1.3. Maintenance of the Property. The Grantor shall maintain the Property in good repair, and shall comply with the requirements of any governmental authority claiming jurisdiction over the Property to the extent non-compliance would have a material adverse effect on the Property or the business, assets, or financial condition of the Grantor, within thirty (30) days after an order containing such requirement has been issued by any such authority, provided that such thirty (30) day period may be extended for such additional period of time as is reasonably necessary or may be permitted under such order to so comply on the condition that Grantor commences such compliance within such thirty (30) day period and diligently prosecutes such compliance, but in any event Grantor shall comply with such order not later than the earliest of: (a) one hundred eighty (180) days after such order has been issued (unless a later date for compliance is permitted under such order, in which case such later date shall apply), or (b) such time as Beneficiary, in its sole discretion, notifies Grantor in writing that the Property or Beneficiary's security therein is in jeopardy of being forfeited, foreclosed or otherwise adversely affected. The Grantor shall permit the Beneficiary to enter upon the Premises and inspect the Property at all reasonable hours and with prior reasonable notice, provided that such inspection shall not interfere with Grantor's business operations. The Grantor shall not, without the prior written consent of the Beneficiary, commit, permit or suffer to occur any waste, material alteration, demolition or removal of the Property or any part thereof; provided however, that property or Fixtures may be removed from the Premises and alterations may be made to the Premises if the Grantor concurrently therewith replaces removed items with similar items of equal or greater value, free of any lien, charge or claim of superior title, and material alterations may be made to the Premises provided such material alterations do not adversely affect the structure, utility or value of any improvements or Fixtures located on the Premises.

                Section 1.4. Insurance Restoration. The Grantor hereby agrees that:
                        (a) The Grantor shall keep the buildings and improvements now or hereafter located within the Premises insured against damage by fire and the other hazards covered by a standard extended coverage insurance policy for the full insurable value thereof (which, unless the Beneficiary shall otherwise agree in writing, shall mean the full repair and replacement value thereof without reduction for depreciation or coinsurance). In addition, the Beneficiary may require the Grantor to carry such other insurance on the buildings and improvements now or hereafter located within the Premises, in such amounts as may from time to time be reasonably required by institutional lenders, against insurable casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the site and the type of the building, the construction, location, utilities and occupancy or any replacements or substitutions therefor; with respect to any portions of the Premises or improvements thereon which do not conform to all laws and regulations regarding such improvements, the Grantor shall provide a "contingent operation of building laws" endorsement to such policy or policies; the Grantor shall additionally keep the buildings, improvements and Fixtures located therein and thereon now or hereafter located on the Premises insured against loss by flood if the Premises are located in an area identified





                                        5
                                                                  May 23, 1995
        by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount equal to the value of the Property or the maximum limit of coverage available with respect to the buildings under said Act, whichever is less, and will assign and deliver the policy or policies of such insurance to the Beneficiary, which policy or policies shall have endorsed thereon a standard mortgagee clause in the name of the Beneficiary, so and in such manner and form that the Beneficiary and its successors and assigns shall at all times have and hold the said policy or policies as collateral and further security for any change in the use, operation or value of the Premises, or in the availability of insurance in the area in which the Premises are located. The Grantor shall, within five (5) days after demand by the Beneficiary, take out such additional amounts and/or such other kinds of insurance as the Beneficiary may reasonably require; otherwise, the Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to the Beneficiary in all respects.

                        The proceeds of insurance paid on account of any damage or destruction to the Premises or any part thereof shall be paid over to the Beneficiary to be applied, in the absolute discretion of Beneficiary except as provided in the following sentence, toward the payment of the Indebtedness secured by this Deed of Trust or any portion thereof, whether nor not then due or payable and in such order as Beneficiary shall determine. Notwithstanding the foregoing, Beneficiary shall, at Grantor's direction, apply such proceeds of insurance or any part thereof to the restoration of the Premises provided that (A) no Event of Default hereunder or any event which, with the passage of time or the giving of notice would constitute an Event of Default, or both, shall have occurred and remain uncured, and
        (B) the insurance proceeds received pursuant to this Section 1.4, together with such additional funds available to Grantor are sufficient to restore the Premises to an architectural and economic unit of the same character and not less valuable than the Premises immediately prior to such damage or destruction; provided that insurance proceeds resulting from any incident of damage or destruction where the amount of loss is $25,000 or less shall be paid to, or may be retained by, Grantor, to be applied to the Indebtedness or to restoration, as provided in this paragraph.

                        (b) In the event of damage or destruction to the Premises, for which proceeds are to be applied to restoration of the Premises, the Grantor shall promptly commence and diligently perform the repair, restoration and rebuilding of the Premises so damaged or destroyed (hereinafter referred to as the "work") to restore the Premises in full compliance with all legal requirements and so that the Premises shall be at least equal in value and general utility as they were prior to the damage or destruction. In such event, if the work to be done is structural or if the cost of the work as estimated by the Beneficiary shall exceed Two Hundred Fifty Thousand Dollars ($250,000) (hereinafter referred to as "major work"), then the Grantor shall, prior to the commencement of the work, furnish to the Beneficiary: (1) complete plans and specifications for the work (approved by all governmental authorities whose approval is





                                        6
                                                                    May 23, 1995
        required), for the Beneficiary's approval, which shall not be unreasonably withheld. Said plans and specifications shall bear the signed approval thereof by an architect satisfactory to the Beneficiary (hereinafter referred to as the "Architect") and shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the work; (2) certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of the work; and (3) a surety bond for and/or guaranty of the completion of the work, which bond or guaranty shall be in form reasonably satisfactory to the Beneficiary and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are reasonably acceptable to the Beneficiary.

                        If the proceeds of insurance are applied to restoration of the Premises, any insurance proceeds recovered by the Beneficiary on account of damage or destruction to the Premises less the cost, if any, to the Beneficiary of such recovery and of paying out such proceeds (including attorneys' fees and costs allocable to inspecting the work and the plans and specifications therefor), shall, upon the written request of the Grantor, be applied by the Beneficiary to the payment of the cost of the work or major work, as the case may be, referred to above and shall be paid out from time to time to the Grantor and/or, at the Beneficiary's option exercised from time to time, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials for the work, as said work progresses except as otherwise hereinafter provided, but subject to the following conditions, any of which the Beneficiary may waive:

                                1. If the work to be done is structural or if
                it is major work, as determined by the Beneficiary, the Architect shall be in charge of the work;

                                2. Each request for payment shall be made on
                seven (7) days' prior written notice to the Beneficiary and shall be accompanied by a certificate of the Architect if one be required as provided above, otherwise by an executive or fiscal officer of the Grantor, stating (i) that all of the work completed has been done in compliance with the approved plans and specifications, if any be required, as provided above and in accordance with all provisions of law; (ii) the sum requested is required to reimburse the Grantor for payments by the Grantor to, or is due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the work (giving a brief description of such services and materials), and that when added to all sums, if any, previously paid out by the Beneficiary does not exceed the value of the work done to the date of such certificate; and (iii) that the amount of such proceeds remaining in the hands of the Beneficiary will be sufficient on completion of the work to pay for the same in full (giving in such reasonable detail as the Beneficiary may reasonably require an estimate of the cost of such completion);





                                        7
                                                                   May 23, 1995

                                3. Each request shall be accompanied by waivers of liens satisfactory to the Beneficiary covering that part of the work previously paid for, if any, and by a search prepared by a title company or licensed abstracter or by other evidence satisfactory to the Beneficiary, that there has not been filed with respect to the Premises any mechanic's lien or other lien or instrument for the retention of title in respect of any part of the work not discharged of record and that there exist no encumbrances on or affecting the Premises other than encumbrances, if any, which are set forth in the title policy issued to the Beneficiary insuring the lien of this Deed of Trust;

                                4. There shall be no uncured Event of Default
                on the part of the Grantor under the Notes, the other Loan Documents, or this Deed of Trust; and

                                5. The request for any payment after the work
                has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the Premises legal.

                        (c) Except as otherwise agreed to by Grantor and Beneficiary, in event the work to be done to restore the Premises is not structural or it is not major work as determined by the Beneficiary and Beneficiary has elected to apply the proceeds of insurance to restoration, then the net insurance proceeds held by the Beneficiary for application to restoration shall be paid to the Grantor by the Beneficiary upon completion of the work, subject to the provisions of the foregoing subsections, except to the extent those provisions apply only to work to be done that is structural or major work as determined by the Beneficiary.

                        (d) If the proceeds of insurance are applied toward restoration of the Premises and, if, within one hundred twenty (120) days after the occurrence of any damage or destruction to the Premises requiring structural work or major work in order to restore the Premises, the Grantor shall not have submitted to the Beneficiary and received the Beneficiary's approval of plans and specifications for the repair, restoration and rebuilding of the Premises so damaged or destroyed (approved by the Architect and by all governmental authorities whose approval is required), or if, after such plans and specifications are approved by all such governmental authorities and the Beneficiary, the Grantor shall fail to commence promptly such repair, restoration and rebuilding, or if thereafter the Grantor fails to continue diligently such repair, restoration and rebuilding or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work required to be paid by Grantor, or, in the case of any damage or destruction requiring neither structural work nor major work, as determined by the Beneficiary in order to restore the Premises, if the Grantor shall fail to diligently pursue such repair, restoration and rebuilding promptly the Premises so damaged or destroyed then, in addition to all other rights herein set forth, and after giving the Grantor fifteen (15) days' written notice of the nonfulfillment of one or more of the foregoing conditions, the Beneficiary, or any lawfully appointed receiver of the Premises,





                                        8
                                                                   May 23, 1995
        may at their respective options, upon forty-eight (48) hours' prior notice, perform or cause to be performed such repair, restoration and rebuilding, and may take such other steps as they deem advisable to perform such repair, restoration and rebuilding, and the Grantor hereby waives, for the Grantor and all others holding under the Grantor, any claim against the Beneficiary and such receiver arising out of anything done by the Beneficiary or such receiver pursuant hereto (except for their gross negligence, reckless disregard or willful, malicious acts), and the Beneficiary may apply insurance proceeds (without the need to fulfill any other requirements of this Section 1.4) to reimburse the Beneficiary, and/or such receiver, for all amounts expended or incurred by them, respectively, in connection with the performance of such work, and any excess costs shall be paid by the Grantor to the Beneficiary upon demand.

                        (e) The Grantor shall (i) provide public liability insurance with respect to the Premises providing for limits of liability of not less than $5,000,000 for both injury to or death of a person and for property damage, and (ii) provide rent insurance or business interruption insurance in an amount at least equal at all times to the twelve months' anticipated gross rental income or twelve months' gross business earnings of the Premises, whichever is applicable.

                        (f) All insurance policies required pursuant to this Section 1.4 shall be endorsed to name the Beneficiary as an insured thereunder, as its interest may appear, with loss payable to the Beneficiary, without contribution, under a standard mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the state where the Premises are located, with a rating of "A" or better and a size classification of "X" or greater as established by Best's Rating Guide or an equivalent rating with such other publication of a similar nature as shall be in current use, as shall be approved by the Beneficiary. Without limiting the foregoing, each policy shall provide that such policy may not be cancelled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to the Beneficiary and that no act or thing done by the Grantor shall invalidate the policy as against the Beneficiary. In the event the Grantor fails to maintain insurance in compliance with this Section 1.4, the Beneficiary may, but shall not be obligated to, obtain such insurance and pay the premium therefor and the Grantor shall, on demand, reimburse the Beneficiary for all sums, advances and expenses incurred in connection therewith. The Grantor shall deliver copies of all original policies, certified by the insurance company or authorized agent as being true copies to the Beneficiary together with the endorsements thereto required hereunder. Notwithstanding anything to the contrary contained herein or any provision of applicable law of the state in which the Premises are located, the proceeds of insurance policies coming into the possession of the Beneficiary shall not be deemed trust funds and the Beneficiary shall be entitled to dispose of such proceeds as herein provided




                                        9
                                                                    May 23, 1995

                Section 1.5. Maintenance of Existence. The Grantor will, so long as it is owner of the Property, do all things necessary to preserve and keep in full force and effect its corporate existence, and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to the Grantor or to the Property or any part thereof to the extent non-compliance would have a material adverse effect on the Property or business, assets or financial condition of the Grantor.

                Section 1.6. Taxes and Other Charges. The Grantor hereby agrees that:

                        (a) The Grantor shall pay and discharge when due and before delinquent all taxes of every kind and nature, water rates, sewer rents and assessments, review, permits, inspection and license fees and all other charges imposed upon or assessed against the Property or any part thereof or upon the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, uses or possession therefore and, unless the Grantor is making monthly deposits with the Beneficiary in accordance with Section
        1.14 hereof, the Grantor shall exhibit to the Beneficiary within thirty
        (30) days after the same shall have become due, validated receipts showing the payment of such taxes, assessments, water rates, sewer rents, levies, fees and other charges which may be or become a prior lien on the Property. Should the Grantor default in the payment of any of the foregoing taxes, assessments, water rates, sewer rents, or other charges, the Beneficiary may, but shall not be obligated to, pay the same or any part thereof and the Grantor shall, on demand, reimburse the Beneficiary for all amounts so paid.

                        (b) Nothing in this Section 1.6 shall require the payment or discharge of any obligation imposed upon the Grantor by subsection (a) of this Section 1.6 so long as the Grantor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which proceedings must operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Property or any part thereof to satisfy the same; provided that during such contest the Grantor shall, at the option of the Beneficiary, provide security reasonably satisfactory to the Beneficiary, assuring the discharge of the Grantor's obligation hereunder and of any additional interest charge, penalty or expense arising from or incurred as a result of such contest; and provided, further, that if at any time payment of any obligation imposed upon the Grantor by subsection (a) of this Section 1.6 shall become necessary to prevent the delivery of a tax deed conveying the Property or any portion thereof because of non-payment, then Grantor shall pay the same in sufficient time to prevent the delivery of such tax deed.

                        Section 1.7. Mechanics' and Other Liens. The Grantor hereby agrees that:

                        (a) The Grantor shall pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others



                                        10
                                                                    May 23, 1995
        which, if unpaid, might result in, or permit the creation of a lien on the Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom and, in general, the Grantor shall do, or cause to be done, at the cost of the Grantor and without expense to the Beneficiary, everything necessary to fully preserve the lien of this Deed of Trust. In the event the Grantor fails to make payment of such claims and demands, the Beneficiary may, but shall not be obligated to, make payment thereof, and the Grantor shall, on demand, reimburse the Beneficiary for all sums so expended.

                        (b) Nothing in this Section 1.7 shall require the payment or discharge of any claim or demand as set forth in subsection
        (a) of this Section 1.7 so long as the Grantor shall, in good faith and at its own expense, contest the same or the validity thereof by appropriate legal proceedings which proceedings must operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Property or any part thereof to satisfy the same; provided that during such contest the Grantor has posted security reasonably satisfactory to the Beneficiary, assuring the discharge of the Grantor's obligation hereunder and of any additional interest charge, penalty or expense arising from or incurred as a result of such contest.

                Section 1.8. Condemnation Awards. The Grantor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify the Beneficiary of the pendency of such proceedings. The Beneficiary may participate in any such proceedings and the Grantor from time to time will deliver to the Beneficiary all instruments reasonably requested by it to permit such participation. All awards and compensation or other taking or purchase in lieu thereof, of the Premises or any part thereof, are hereby assigned to and shall be paid to the Beneficiary. The Grantor hereby authorizes the Beneficiary to collect and receive such awards and compensation, to give proper receipts and acquittance therefor and in the Beneficiary's absolute discretion to apply the same toward the payment of the Indebtedness, notwithstanding the fact that the Indebtedness may not then be due and payable, or to apply the same toward the restoration of the Premises. In the event that all or any portion of the condemnation awards or compensation shall be used to reduce the Indebtedness, such shall be applied in accordance with the provisions of the Intercreditor Agreement. The Grantor, upon reasonable request by the Beneficiary, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to the Beneficiary free and clear of any liens, charges or encumbrances of any kind or nature whatsoever.

                Section 1.9. Deed of Trust Authorized. The Grantor hereby warrants and represents that the execution and delivery of this Deed of Trust and its acknowledgement of the Intercreditor Agreement has been duly authorized and that there is no provision in its articles of incorporation or by-laws, as the same may have been amended, requiring further consent for such action by any other entity or person; it is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, and has (a) all necessary licenses, authorizations, registrations and approvals (herein called "Permits"), and (b) full power and authority to own its properties and carry on its business as





                                        11
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presently conducted; and (c) the execution and delivery by the Grantor and performance of its obligations under this Deed of Trust and the Intercreditor Agreement will not conflict with any provision of the articles of incorporation or by-laws of the Grantor, as the same may have been amended, or of any mortgage, credit or other agreement to which it is a party.

                Section 1.10. Costs of Defending and Upholding the Lien. If any action or proceeding is commenced to which action or proceeding the Beneficiary or any of the Lenders is made a party or in which it becomes necessary to defend or uphold the lien of this Deed of Trust, the Grantor shall, on demand, reimburse the Beneficiary and/or the Lender(s) for all reasonable expenses (including, without limitation, reasonable attorneys' fees and expenses and appellate attorneys' fees and expenses) incurred by the Beneficiary and/or the Lender(s) in any such action or proceeding.

                Section 1.11. Additional Advances and Disbursements. Subject to Grantor's right to contest the same in the same manner as set forth in Sections 1.6(b) and 1.7(b) hereof, the Grantor shall pay when due prior to the expiration of any applicable period of grace all payments and charges on all liens, encumbrances, ground and other leases, and security interests which may be or become superior to the lien of this Deed of Trust, and in default thereof, the Beneficiary shall have the right, but shall not be obligated, to pay, without notice to the Grantor, such payments and charges and the Grantor shall, within ten (10) days after written demand, reimburse the Beneficiary for amounts so paid. In addition, upon default of the Grantor in the performance of any other terms, covenants, conditions or obligations by it to be performed prior to the expiration of any applicable period of grace under any such prior lien, encumbrance, lease or security interest, the Beneficiary shall have the right, but shall not be obligated, to cure such default in the name and on behalf of the Grantor. All sum advanced and reasonable expenses incurred at any time by the Beneficiary pursuant to this section or as otherwise provided under the terms and provisions of this Deed of Trust shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement.

                Section 1.12. Costs of Enforcement/Waiver. The Grantor agrees to bear and pay all reasonable expenses (including reasonable attorneys' fees and appellate attorneys' fees) of or incidental to the enforcement of any provision hereof, or the enforcement, compromise or settlement of this Deed of Trust or the Indebtedness, and for the curing thereof, or for defending or asserting the rights and claims of the Beneficiary in respect thereof, by litigation or otherwise. All rights and remedies of the Beneficiary shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, the Grantor, to the extent permitted under applicable law: (a) will not (i) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust, nor (ii) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent





                                        12
                                                                    May 23, 1995
jurisdiction, nor (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof or claim any homestead rights therein; (b) hereby expressly waives all benefit or advantage of any such law or laws; (c) covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted; (d) ADDITIONALLY WAIVES TO THE EXTENT PERMITTED BY LAW AND TO THE EXTENT GRANTOR
MAY BE ENTITLED TO TRIAL BY JURY IN THE EVENT ANY SUIT, ACTION, OR OTHER PROCEEDING IS INITIATED IN RESPECT OF GRANTOR'S OBLIGATIONS HEREUNDER, GRANTOR WAIVES TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING; and (e) for itself and any other person who may claim under it, waives, to the extent that it lawfully may, all right to have the Property marshalled upon any foreclosure hereof.

                Section 1.13. Deed of Trust Taxes. The Grantor shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Beneficiary by reason of the Indebtedness or this Deed of Trust or any mortgage supplemental hereto, any security instrument with respect to any Fixtures or personal property owned by the Grantor at the Premises and any instrument of further assurance, other than income, franchise and doing business taxes, and shall pay all stamp or mortgage taxes and other taxes required to be paid on the Indebtedness and/or this Deed of Trust. In the event the Grantor fails to make such payment within ten (10) days after written notice thereof from the Beneficiary, then the Beneficiary shall have the right, but shall not be obligated, to pay the amount due, and the Grantor shall, on demand, reimburse the Beneficiary for said amount.

                Section 1.14. Escrow Deposits. From and during the occurrence of an Event of Default and continuing after any default by Grantor to pay as and when due the amounts required to be paid under Section 1.6, the Beneficiary, at its option, may require that the Grantor deposit with the Beneficiary, monthly, one-twelfth (1/12th) of the annual charges for ground or other rent, if any, insurance premiums and real estate taxes, assessments, water, sewer, levies, fees and other charges which might become a lien upon the Property and the Grantor shall, accordingly, make such deposits. In addition, if required by the Beneficiary, the Grantor shall simultaneously therewith deposit with the Beneficiary a sum of money which together with the monthly installments aforementioned will be sufficient to make each of the payments aforementioned at least thirty (30) days prior to the date such payments are due. Should said charges not be ascertainable at the time any deposit is required to be made with the Beneficiary, the deposit shall be made on the basis of the charges for the prior year, and when the charges are fixed for the then current year, the Grantor shall deposit any deficiency with the Beneficiary. All funds so deposited with the Beneficiary shall be held by it in a separate interest bearing savings account and shall be applied in payment of the charges aforementioned when and as payable, to the extent the Beneficiary shall have such funds on hand or to the payment of the Indebtedness or any other charges affecting the security of the Beneficiary, as the Beneficiary sees fit, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by the Beneficiary as herein provided. If deposits are being made with the Beneficiary, the Grantor shall furnish the Beneficiary with bills for the charges for





                                        13
                                                                    May 23, 1995
which such deposits are required to be made hereunder and/or such other documents necessary for the payment of same, at least fifteen (15) days prior to the date on which the charges first become payable and the Beneficiary shall, to the extent that sufficient funds have been deposited with Beneficiary pursuant to this Section 1.14, make such sums available to Grantor for the purpose of payment such charges. If any such bills or other documents are not reasonably available to Grantor before such fifteen (15) days, then Grantor and Beneficiary shall make reasonable efforts to cooperate in making the deposited funds available for the timely payment of the charges. If permitted by applicable law, Grantor may pay such charges upon an installment basis.

                Section 1.15. Late Charges. Late charges shall be paid as provided for in the respective Notes and Loan Documents and shall be deemed to be a part of the Indebtedness secured by this Deed of Trust.

                Section 1.16. Restrictive Covenants. Without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld or refused, the Grantor shall not: (a) execute or permit to exist any lease of the Premises; (b) modify any lease affecting the Premises; (c) discount any rents of the Premises or collect the same for a period of more than one month in advance; (d) cancel any lease affecting the Premises except upon the default of the tenant thereunder; (e) execute any conditional bill of sale, chattel mortgage or other security instruments not subordinate to this Deed of Trust which cover any Fixtures intended to be incorporated in the Premises or the appurtenances thereto, excepting, however, the Permitted Encumbrances, or purchase any of such Fixtures so that ownership of the same will not vest unconditionally in the Grantor, free from encumbrances on delivery to the Premises; (f) except for the Permitted Encumbrances, further assign the leases and rents affecting the Premises; (g) sell, transfer, convey or assign any interest in the Property or any part thereof or the beneficial interest in Grantor or any part thereof; or (h) except for the Permitted Encumbrances, further encumber, alienate, hypothecate, grant a security interest in or grant any other interest whatsoever in the Property or any part thereof.

                Section 1.17. Estoppel Certificates. The Grantor within ten
(10) days upon request in person or within twenty (20) days upon request by mail, shall furnish to the Beneficiary a written statement, duly acknowledged, confirming the amount due on this Deed of Trust as of a recent date, the terms of payment and maturity dates of the Notes, the dates to which interest has been paid on the Notes, whether any offsets or defenses exist against the Indebtedness and, if any are alleged to exist, the nature thereof shall be set forth in detail.

                Section 1.18. Assignment of Rents. The Grantor hereby assigns to the Beneficiary, as further security for the payment of the Indebtedness, the rents, issues and profits of the Premises, together with all leases and other documents evidencing such rents, issues and profits now or hereafter in effect and any and all deposits held as security under said leases, and shall, upon demand, deliver to the Beneficiary an executed counterpart of each such lease or other document. Nothing contained in the foregoing sentence shall be construed to bind the Beneficiary to the performance of any of the covenants, conditions or provisions contained in





                                        14
                                                                    May 23, 1995
any such lease or other document or otherwise to impose any obligation on the Beneficiary (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease or in any law of any applicable state in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Deed of Trust and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that the Beneficiary shall be accountable for any money actually received pursuant to such assignment. The Grantor hereby further grants to the Beneficiary the right (i) to enter upon and take possession of the Premises for the purpose of collecting the said rents, issues and profits, (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to the Beneficiary, (iii) to let the Premises, or any part thereof, and (iv) to apply said rents, issues and profits, after payment of all necessary charges and expenses, on account of said Indebtedness. Such assignment and grant shall continue in effect until the Indebtedness is paid, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of the Grantor to the entry upon and taking possession of the Premises by the Beneficiary pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. Until the occurrence of an Event of Default the Grantor shall have the revocable license to collect, use and receive said rents, issues and profits. The Grantor agrees to use said rents, issues and profits in payment of the Indebtedness and in payment of taxes, assessments, water rates, sewer rents and carrying charges becoming due against the Premises. Such revocable license of the Grantor to collect, use and receive said rents, issues and profits may be revoked by the Beneficiary upon the occurrence of any one or more of the following requisite discernable events:

                        (a) Beneficiary's filing of a complaint to foreclose the Deed of Trust and/or a motion for the appointment of a receiver; or

                        (b) notice and demand from Beneficiary to one or more of the tenants under the leases stating that an Event of Default has occurred and directing the tenants to pay to Beneficiary the rents and other amounts due or to become due under the leases; or

                        (c) notice to Grantor stating that an Event of Default has occurred and that Grantor's license to collect, use and enjoy the rents, issues and profits has been revoked.

                Section 1.19. Environmental Compliance; Liabilities. The
Grantor has, to the best of Grantor's knowledge, complied with and will continue to comply with all applicable federal, state and local environmental laws, regulations and ordinances (collectively, "Environmental Laws") governing the Grantor, its business and the Property, with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transportation, labeling or disposal of waste materials or process by-products, in all instances for which failure to comply would have a material adverse effect on the Grantor and/or the Property. To the extent any failure to comply would have a material adverse effect on the Grantor and/or the Property, all licenses, permits or registrations





                                        15
                                                                    May 23, 1995
required for the Property and Grantor's business, as presently conducted thereon, under any Environmental Laws have been and will at all times continue to be secured and the Grantor is and will at all times continue to be in full compliance therewith. The Grantor is in compliance with, and not in breach of or default under any applicable Environmental Laws which would adversely affect the Property and no event has occurred and is continuing which, with the passage of time or the giving of notice, or both, would constitute noncompliance, breach of, or default thereof which would have a material adverse effect on the Grantor and/or the Property.

                 Section 1.20. Indemnity. The Grantor will indemnify and hold the Beneficiary harmless against any loss or liability, cost or expense, including, without limitation, any judgments, reasonable attorneys' fees or costs of appeal bonds, arising out of or relating to any proceeding instituted by any claimant alleging a violation by the Grantor, the Premises, the Beneficiary, or one or more of the Lenders (except for the gross negligence of Beneficiary or one or more of the Lenders) of any laws of the state in which the Premises are located, or any Environmental Laws. This indemnity shall survive the payment or other discharge of the Indebtedness and the satisfaction or other termination of this Deed of Trust.

                Section 1.21. After Acquired Property. All right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances (to the extent such additions and/or appurtenances constitute real property and/or Fixtures) to the Premises and/or Fixtures hereafter acquired by or released to the Grantor or constructed, assembled, or placed by the Grantor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each case, without any further mortgage, conveyance, assignment or other act by Grantor, shall become subject to the lien of this Deed of Trust as fully and completely and with the same effect as though now owned by the Grantor and specifically described herein; but nevertheless, Grantor shall from time to time, if requested by Beneficiary, execute and deliver any and all further assurances, conveyances or assignments as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting all such property to the lien of this Deed of Trust.

                                  ARTICLE II

                             DEFAULT AND REMEDIES

                 Section 2.1. Events of Default. The following shall constitute Events of Default under this Deed of Trust:

                          (a) If the Grantor shall fail to make the payment of any amount due under this Deed of Trust within the time period provided, or if no time period is otherwise provided, within 5 days after the same becomes due; or

                          (b) [intentionally deleted];





                                        16
                                                                    May 23, 1995

                          (c) If the Grantor shall fail to perform or observe, or cause to be performed or observed, (i) any covenant or condition contained in [Section 11, Section 1.14, Section 1.16 or Section 1.20 of this Deed of Trust], and such failure shall continue for a period of five (5) days, or (ii) any other covenant or condition contained in this Deed of Trust, and such failure shall continue for a period of twenty (20) days, in either case after the earlier of (a) receipt of notice thereof by the Beneficiary or (b) the date an officer of the Grantor learns of such default; or


                        (d) If any representation or warranty made by the Grantor herein, or in any certificate furnished by or on behalf of the Grantor in connection with the consummation of the transactions contemplated hereby, shall be untrue in any material respect as of the date of the issuance or making thereof; or

                        (e) If any Event of Default, as defined in the Nationwide Note Agreement or the SWIB Note Agreement, shall occur.

                Section 2.2. Remedies. Upon the occurrence of any Event of Default under this Deed of Trust and at any time thereafter, Trustee or Beneficiary may, in addition to exercising any one or more of the rights and remedies provided by any of the other Loan Documents, exercise any one or more of the following rights and remedies:

                        (a) Non-Judicial Foreclosure. Upon written request of Beneficiary, Trustee shall sell the Property, in accordance with the Deed of Trust Act, or similarly applicable law of the state in which the Premises are located (as existing now, or thereafter amended) and the Uniform Commercial Code of the state in which the Premises are located where applicable, at public auction to the highest bidder for cash at such place as are statutorily prescribed. Grantor acknowledges that there is no right to an extension of the trustee's sale on "equitable" or other grounds, and that Beneficiary's remedies under this Deed of Trust shall not be affected or impaired by the exercise of any right of set off or to collect and apply rents, profits, insurance proceeds or condemnation awards. Any person except Trustee may bid at a Trustee's sale. Subject to applicable law, Trustee shall apply the proceeds of sale in the following order: (1) to the expense of sale, including a reasonable Trustee's fee and attorneys' fees; (2) to the Indebtedness secured by this Deed of Trust;
        (3) the surplus, if any, shall be distributed in accordance with said Deed of Trust Act. Trustee shall deliver to the purchaser at the sale its deed without warranty, which shall convey to the purchaser the interest in the Property which Grantor had or had the power to convey at the time of Grantor's execution of this Deed of Trust, and such as Grantor may have acquired thereafter. Trustee's deed shall recite the facts showing that the sale was conducted in compliance with all the requirements of law and of this Deed of Trust, which recital shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value. The Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in





                                        17
                                                                   May 23, 1995
         which Grantor, Trustee or Beneficiary shall be a party, unless such action or proceeding is brought by the Trustee.

                        (b) Judicial Foreclosure. Beneficiary shall have the right to judicially foreclose this Deed of Trust as a mortgage. If this Deed of Trust is foreclosed by judicial procedure, Beneficiary will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the obligations secured by this Deed of Trust exceeds the net sale proceeds payable to Beneficiary. In the event Grantor remains in possession of the Property after the Property is sold as provided above or Beneficiary otherwise becomes entitled to possession of the Property upon default of Grantor, Grantor shall become a tenant at will of Beneficiary or the purchaser of the Property and shall pay a reasonable rental for use of the Property while in Grantor's possession. The purchaser at any foreclosure sale may (but shall be under no obligation to), during any redemption period, make such repairs and alterations to the improvements as may be appropriate for the proper operation, care, preservation, and protection thereof; pay any taxes and assessments due during such period; insure the improvements on the Property against loss by casualty and itself against liability arising from its ownership and use of the Property; and pay liens not extinguished by the foreclosure and any other amounts relating to the Property to the extent due during such redemption period, and all of such expenses and payments, together with interest thereon from the date so paid to reimbursement at the rate provided for any other redemption amounts, shall be included in the amount required to be paid by any person to redeem the Property.

                        (c) UCC Remedies. With respect to all or any part of the Property that is personal or intangible, Beneficiary shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Upon request, Grantor shall assemble and make such Property available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to both parties. Upon repossession, Beneficiary may propose to retain the Property in partial satisfaction of the Indebtedness or sell same at public or private sale in accordance with the Uniform Commercial Code as adopted in the state where the Property is situated or any other applicable statute. Such sale may be held as a part of, distinctive from or without a Trustee's sale or foreclosure of the real property secured by this Deed of Trust. If any notification of disposition of all or any portion of the Property is required by law, such notification shall be deemed reasonably and properly given if mailed at least ten (10) days prior to such disposition. If Beneficiary disposes of all or any part of the Property after default, the proceeds of disposition shall be applied in the following order:

                                (i) to the reasonable expenses of retaining, holding, preparing for sale, and selling of, the Property, and the like;

                               (ii) to the reasonable attorneys' fees and legal expenses incurred by Beneficiary; and





                                        18
                                                                  May 23, 1995

                                (iii) to the satisfaction of the Indebtedness secured by this Deed of Trust.

                        (d) Remedial Advances. Should Grantor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, without the obligation to do so and without demand upon Grantor and without releasing Grantor from any obligation hereof, may (i) make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes;
        (ii) commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and (iii) pay, purchase, contest, or compromise any amounts due under any lease, contract, encumbrance, charge, lien, tax or assessment, or the premium for any policy of insurance required herein; and in exercising any such power, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary therefor, including cost of evidence of title, employ counsel and pay such counsels' fees. Beneficiary shall be subrogated to the rights and lien interests of any person who is paid by Beneficiary pursuant to the terms of this subsection. Grantor shall repay immediately on written notice to Grantor all sums expended or advanced hereunder by or on behalf of Beneficiary, with interest from the date of such advance or expenditure at the rate provided for in Section 3.14, and the repayment thereof shall be secured hereby.


                        (e) Summary Possession. Beneficiary may, at its option, and in person or by agent, employee or court-appointed receiver, enter upon and take possession of the Property and continue any improvement, repair or renovation thereof at Grantor's expense and lease the same or any part thereof, making such alterations as it find necessary, and may terminate in any lawful manner any lease of the Property, exercising with respect thereto any right or option available to Grantor. The entering upon and taking possession of the Property, the collection of rents, issues and profits, or the proceeds of fire and other insurance policies or compensation or awards for any taking or damage of the Property, and the application or release thereof shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice.


                        (f) Collection of Rents. Beneficiary may require any tenant or other user to make payments of rent or use fees directly to Beneficiary regardless of whether Beneficiary has taken possession of the Property. If any rents are collected by Beneficiary, the Grantor irrevocably designates Beneficiary as Grantor's attorney-in-fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds. Payments by tenants or other users to Beneficiary in response to Beneficiary's demand shall satisfy the obligation for which the payments are made, whether or not any proper grounds for the demand existed. Beneficiary may exercise its rights under this subsection either in person, by agent or through a receiver.





                                        19
                                                                    May 23, 1995

                (g) Beneficiary's Enforcement of Leases. Beneficiary is hereby vested with full power to use all measures, legal and equitable, deemed by it necessary or proper to collect rents assigned in this Deed of Trust, including the right, in person or by agent, employee and court-appointed receiver, to enter upon the Property, or any part thereof, and take possession thereof forthwith to the extent necessary to effect the cure of any default on the part of Grantor as lessor in any leases or upon an Event of Default as set forth hereunder. Grantor hereby grants to Beneficiary full power and authority to exercise all rights, privileges and powers herein granted at any and all times hereafter, without notice to Grantor, including the right to operate and manage the Property, make and amend the leases and perform any other acts which are reasonably necessary to protect the value, priority or enforceability of any security for the Guaranty and use and apply all of the rents and other income herein assigned to the payment of the costs of exercising such remedies, of managing and operating the Property, and of any Indebtedness or liability of Grantor to Beneficiary, including, but not limited to, the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the improvements on the Property or of making same rentable, attorneys' fees incurred in connection with the enforcement of this Deed of Trust, and any obligations pursuant to this Deed of Trust and the Guaranty, all in such order as Beneficiary may determine. Beneficiary shall be under no obligation to enforce any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any leases does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Grantor in any leases. It is further understood that this Deed of Trust shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon Beneficiary nor shall it operate to make Beneficiary liable for the carrying out of any of the terms and conditions of any leases, or for any waste of the Property by the lessee under any leases or by any other party, or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, invitee, licensee, employee or stranger, except as may result from the gross negligence or willful misconduct of Beneficiary after taking possession of the Property hereunder.


                (h) Beneficiary's Enforcement of Contracts. Beneficiary shall have the right to enforce Grantor's rights under all architect contracts and construction contracts and to bring an action for the breach thereof in the name of Beneficiary or, at Beneficiary's option, in the name of Grantor, in the event any architect or contractor breaches their respective contracts, regardless of whether Beneficiary has acquired or retained any interest in the Property. Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact for the purposes of the foregoing, which power shall be durable and coupled with an interest. Beneficiary does not assume and shall not be obligated to perform any of Grantor's obligations under said contracts nor shall Beneficiary be required to enforce such contracts or bring action for the breach thereof, provided, however any performance of the respective contract specifically in writing by





                                        20
                                                                    May 23, 1995

        Beneficiary following an Event of Default and which is properly and timely undertaken by the contractor or architect, shall be paid for by Beneficiary in accordance with the terms and conditions of the contracts. Such payments shall be deemed additions to the Indebtedness and shall bear interest at the rate provided in Section 3.14 from the date of advance to and including the date of full payment, and shall be secured by the Deed of Trust.

                        (i) Appointment of Receiver. Beneficiary shall have the right to have a receiver appointed to take possession of any or all of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, to collect the income from the Property and apply the proceeds, over and above cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Beneficiary's right to the appointment of a receiver shall exist whether or not apparent value of the Property exceeds the Indebtedness secured hereby by a substantial amount. Employment by Beneficiary shall not disqualify a person from serving as a receiver. Upon taking possession of all or any part of the Property, the receiver or Beneficiary may: (1) use, operate, manage, control and conduct business on the Property and make expenditures for all maintenance and improvements as in its judgment are necessary and proper; (ii) collect the income from the Property and apply such sums to the expenses of use, operation and management; and
        (iii) at Beneficiary's option, complete any construction in progress on the Property, and in that connection pay bills, borrow funds, employ contractors and make any changes in plans or specifications as Beneficiary deems reasonably necessary or appropriate. If the revenues produced by the Property are insufficient to pay expenses, the receiver may borrow, from Beneficiary or otherwise, or Beneficiary may borrow or advance, such sums as the receiver or Beneficiary may deem reasonably necessary for the purposes stated in this paragraph. The amounts borrowed or advanced shall be payable on demand and bear interest from the date of expenditure until repaid at the interest rate provided in
        Section 3.14. Such sums shall become a part of the Indebtedness secured by this Deed of Trust.

                        (j) Specific Enforcement. Beneficiary may specifically enforce any covenant in this Deed of Trust or Grantor's compliance with its warranties herein and may restrain and enjoin the breach or prospective breach of any such covenant or the noncompliance with any condition, and Grantor waives any requirement of the posting of any bond in connection therewith.

                        (k) General Creditors' Remedies. Beneficiary shall have such other rights and remedies as are available under any statute or at law or in equity generally, and the delineation of certain remedies in this Deed of Trust shall not be deemed in limitation thereof.

                        (l) Application of Sale Proceeds. After deducting all costs and expenses of Trustee and of this Deed of Trust, including cost of evidence of title and reasonable attorneys' fees in connection with sale, as above set forth, Trustee shall apply





                                        21
                                                                    May 23, 1995
        the proceeds of sale to payment of all sums expended under the terms hereof, not then repaid; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

                        (m) Remedies Cumulative. All rights and remedies of Beneficiary herein specified are cumulative and are in addition to, not in limitation of, any rights and remedies Beneficiary may have at law.

                        (n) No Waiver. No waiver of any default or failure or delay to exercise any right or remedy by Beneficiary shall operate as a waiver of any other default or of the same default in the future or a preclusion of any right or remedy with respect to the same or any other occurrence.

                        (o) Marshalling. In case of a sale under this Deed of Trust, the said Property, real, personal and mixed, may be sold in one or more parcels. Neither Trustee nor Beneficiary shall be required to marshal Grantor's assets.

                Section 2.3. Payment of Indebtedness After Default. Upon the occurrence of any Event of Default and the acceleration of the maturity hereof, if, at any time prior to foreclosure sale, the Grantor or any other person tenders payment of the amount necessary to satisfy the Indebtedness in full, the same shall constitute an evasion of the payment terms of the Notes and shall be deemed to be a voluntary prepayment thereunder, in which case such payment must include the premium required under the prepayment provision, if any, contained in the Notes.

                Section 2.4. Possession of the Premises. Upon the occurrence of any Event of Default hereunder, it is agreed that the then owner of the Premises, if it is the occupant of the Premises or any part thereof, shall immediately upon the request of Beneficiary surrender possession of the Premises so occupied to the Beneficiary, and if such occupant is permitted to remain in possession, the possession shall be as tenant of the Beneficiary and, on demand, such occupant (a) shall pay to the Beneficiary monthly, in advance, as rental for the space so occupied, the then reasonable market rental for the Premises and (b) may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Property or any part thereof. Nothing in this Section 2.4 shall be deemed to be a waiver of the provisions of this Deed of Trust prohibiting the sale or other disposition of the Premises without the Beneficiary's consent.

                Section 2.5. Grantor's Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by the Beneficiary to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Guaranty or this Deed of Trust, the Grantor hereby agrees, to the extent permitted by applicable law, and hereby does, if required by the Beneficiary, consent to the appointment of a receiver or receivers of the Property and of all the earnings, revenues, rents, issues, profits and income thereof.




                                        22
                                                                    May 23, 1995

                Section 2.6. Control by Beneficiary After Default. Notwithstanding the appointment of any receiver, liquidator or trustee of the Grantor, or of any of its property, or of the Property or any part thereof, the Beneficiary shall be entitled to retain possession and control of all property now and hereafter covered by this Deed of Trust.

                Section 2.7. Payment of Indebtedness After Default. Upon the occurrence of any Event of Default and the acceleration of the maturity hereof, if, at any time prior to foreclosure sale, the Grantor or any other person tenders payment of the amount necessary to satisfy the Indebtedness, the same shall constitute an evasion of the payment terms of the Notes or the other Loan Documents and shall be deemed to be voluntary prepayment thereunder, in which case such payment must include the premium required under the prepayment provision, if any, contained in the Notes or other Loan Documents.

                Section 2.8. Possession of the Premises. Upon the occurrence of any Event of Default hereunder, it is agreed that the then owner of the Premises, if it is the occupant of the Premises or any part thereof, shall immediately upon the request of Beneficiary surrender possession of the Premises so occupied to the Beneficiary, and if such occupant is permitted to remain in possession, the possession shall be as tenant of the Beneficiary and, on demand, such occupant (a) shall pay to the Beneficiary monthly, in advance, as rental for the space so occupied, (i) the then reasonable market rental for the Premises and (b) may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Property or any part thereof. Nothing in this Section 2.4 shall be deemed to be waiver of the provisions of this Deed of Trust prohibiting the sale or other disposition of the Premises without the Beneficiary's consent.

                Section 2.9. Grantor's Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by the Beneficiary to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Notes or of this Deed of Trust, the Grantor hereby agrees, to the extent permitted by law, and hereby does, if required by the Beneficiary, consent to the appointment of a receiver or receivers of the Property and of all the earnings, revenues, rents, issues, profits and income thereof.

                Section 2.10. Control by Beneficiary After Default. Notwithstanding the appointment of any receiver, liquidator or trustee of the Grantor, or of any of its property, or of the Property or any part thereof, the Beneficiary shall be entitled to retain possession and control of all property now and hereafter covered by this Deed of Trust.





                                        23
                                                                   May 23, 1995

                                 ARTICLE III

                                MISCELLANEOUS

                Section 3.1. No Release. The Grantor agrees, that in the event the Property is sold, the Grantor shall continue to be liable to pay the Indebtedness unless expressly released and discharged in writing by the Beneficiary.

                Section 3.2. Notices. Any notice required to be given or served hereunder shall be in writing and shall be delivered either in person or sent to the parties at their respective addresses set forth below by (i) United States certified or registered mail, postage prepaid, return receipt requested;
(ii) bonded courier service; or (iii) telecopy transmission to the telecopy number designated beneath the address of the parties to receive such notice. Any such notice, if mailed as provided herein, shall be deemed to have been mailed, given or served on the date mailed and shall be deemed to have been received on the expiration of two business days after mailing. Any notice or communication personally delivered shall be deemed to have been given or served upon the party to whom delivered upon delivery thereof in the manner above provided.

        If to Grantor:     Stokely USA, Inc.
                                  1055 Corporate Center Drive
                                  Oconomowoc, Wisconsin 53066
                                  Attention: Stephen W. Theobald
                                  Facsimile: (414) 569-3761

        With a copy to:    Michael, Best & Friedrich
                                  100 East Wisconsin Avenue
                                  Milwaukee, Wisconsin 53202
                                  Attention: Peggy Brever
                                  Facsimile: (414) 277-0656

        If to Trustee:     Chicago Title Insurance Company
                                  171 North Clark Street
                                  Chicago, Illinois
                                  Facsimile: 312-223-2110


        If to Beneficiary: Nationwide Life Insurance Company
                                  One Nationwide Plaza
                                  Columbus, Ohio  43216
                                  Attention: Corporate Fixed-
                                    Income Securities
                                  Facsimile:  (614) 249-4553





                                        24
                                                                   May 23, 1995
                                      and

                           State of Wisconsin Investment Board
                                  121 East Wilson Street
                                  Madison, Wisconsin 53702
                                  Attention: Private Placements
                                  Facsimile: (608) 266-2436

        With a copy to:    Nationwide Life Insurance Company
                                  One Nationwide Plaza
                                  Floor 35
                                  Columbus, Ohio 43216
                                  Attention: Roger Craig, Esq.
                                  Facsimile: (614) 249-2418

                                      and

                           Solheim Billing & Grimmer, S.C.
                                  2 East Gilman Street, Suite 402
                                  P. 0. Box 1644
                                  Madison, Wisconsin 53701-1644
                                  Attention: Thomas P. Solheim
                                  Facsimile: (608) 283-3079

                Section 3.3. Binding Obligations. The provisions and covenants of this Deed of Trust shall run with the land, shall be binding upon the Grantor and shall inure to the benefit of the Beneficiary, subsequent holders of this Deed of Trust and their respective successors and assigns. For the purpose of this Deed of Trust, the term "Grantor" shall mean the Grantor named herein, any subsequent owner of the Property, and their respective heirs, executors, legal representatives, successors and assigns. If there is more than one Grantor, all their undertakings hereunder shall be deemed joint and several.

                Section 3.4. Captions. The captions of the sections of this Deed of Trust are for the purpose of convenience only and are not intended to be a part of this Deed of Trust and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

                Section 3.5 Further Assurances. The Grantor shall do, execute, acknowledge and deliver, at the sole cost and expense of the Grantor, all and every such further acts, deeds, is conveyances, mortgages, assignments, estoppel certificates, notices of assignment, transfers and assurances as the Beneficiary may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm unto the Beneficiary, the rights granted to the Beneficiary under this Deed of Trust, together with protective advances and/or advances pursuant to any other instrument executed in connection with this Deed of Trust or any other instrument under which the Grantor may be or may hereafter become bound to convey, mortgage or assign to the





                                        25
                                                                   May 23, 1995

Beneficiary for carrying out the intention of facilitating the performance of the terms of this Deed of Trust.

                Section 3.6. Severability. Any provision of this Deed of Trust which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

                Section 3.7. General Conditions. The Grantor hereby agrees that:

                        (a) All covenants hereof shall be construed as affording to the Beneficiary rights additional to and not exclusive of the rights conferred under the provisions of applicable law of the state in which the Property is located.

                        (b) This Deed of Trust cannot be altered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment or discharge is sought.

                        (c) No remedy herein conferred upon or reserved to the Beneficiary is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Beneficiary in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Acceptance of any payment after the occurrence of an Event of Default shall not be deemed to waive or cure such Event of Default; and every power and remedy given by this Deed of Trust to Beneficiary may be exercised from time to time as often as may be deemed expedient by the Beneficiary. Nothing in this Deed of Trust or in the Notes shall affect the obligation of the Grantor to pay the Indebtedness in the manner and at the time and place therein respectively expressed.

                        (d) No waiver by the Beneficiary will be effective unless it is in writing and then only to the extent specifically stated. Without limiting the generality of the foregoing, any payment made by the Beneficiary for insurance premiums, taxes, assessments, water rates, sewer rentals or any other charges affecting the Property, shall not constitute a waiver of the Grantor's default in making such payments and shall not obligate the Beneficiary to make any further payments.

                        (e) The Beneficiary shall have the right to appear in and defend any action or proceeding, in the name and on behalf of the Grantor which the Beneficiary, in its reasonable discretion, feels may adversely affect the Property or this Deed of Trust. The Beneficiary shall also have the right to institute any action or proceeding which the





                                        26
                                                                   May 23, 1995

        Beneficiary, in its reasonable discretion, feels should be brought to protect its interest in the Property or its rights hereunder. All costs and expenses incurred by the Beneficiary in connection with such actions or proceedings, including, without limitation, reasonable attorneys' fees and appellate attorneys' fees, shall be paid by the Grantor, on demand.



                (f) In the event of the passage after the date of this Deed of Trust of any law of any governmental authority having jurisdiction, deducting from the value of land for the purpose of taxation, affecting any lien thereon or changing in any way the laws of the taxation of mortgages or debts secured by mortgages for federal, state or local purposes, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, the Grantor shall promptly pay to the Beneficiary, on demand as and when due and payable, all taxes, costs and charges for which the Beneficiary is or may be liable as a result thereof.

                (g) The information set forth on the cover page hereof is hereby incorporated herein.

                (h) The Grantor acknowledges that it has received a true copy of this Deed of Trust.

                (i) For the purposes of this Deed of Trust, all defined terms contained herein shall be construed, whenever the context of this Deed of Trust so requires, so that the singular shall be construed as the plural and so that the masculine shall be construed as the feminine.

                Section 3.8. Legal Construction. The terms of this Deed of Trust, including the obligations of Grantor to pay any Indebtedness or additional charges thereunder, shall be governed by and construed in accordance with the laws of the State of Wisconsin; provided, however, the creation of this Deed of Trust, the attachment and perfection of the lien or security interest in the Property, the rights and remedies of the Beneficiary and the enforcement thereof with respect to the Property and procedural matters as provided herein and by the laws of the state in which the Premises are located, shall be governed by and construed in accordance with the internal laws of the state in which the Premises are located. Nothing in this Deed of Trust or in any other agreement between the Grantor and the Beneficiary shall require the Grantor to pay, or the Beneficiary to accept, interest in an amount which would subject the Beneficiary to any penalty under applicable law. In the event that the payment of any interest due hereunder or under the Notes or other Loan Documents or any such other agreement would subject the Beneficiary to any penalty under applicable law, then ipso facto the obligations of the Grantor to make such payment shall be reduced to the highest rate authorized under applicable law.

                Section 3.9. Brokerage Indemnification. Grantor hereby indemnifies and holds harmless Beneficiary and the Lenders against, and agrees to pay on demand, any brokerage commission or finder's fee claimed by any broker or other party arising out of actions of or


                                       27
                                                                    May 23, 1995
contacts with Grantor in connection with the transactions contemplated by this Deed of Trust and the Intercreditor Agreement.

                Section 3.10. Subrogation. In the event that Beneficiary and/or any of Lenders, on or after the date hereof, pays any sum due under or secured by any Senior Lien as hereinafter defined:

                (a) To the extent not prohibited by loan documentation evidencing the Senior Lien, Beneficiary shall have and be entitled to a lien on the Property equal in priority to the Senior Lien discharged, and Beneficiary shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such Senior Lien, which shall remain in existence and benefit Beneficiary in securing the Indebtedness; and

                (b) Notwithstanding the release of record of a Senior Lien, and to the extent not prohibited by loan documentation evidencing the Senior Lien, Beneficiary shall be subrogated to the rights and liens of all mortgages, trust deeds, superior titles, vendors' liens, mechanics' liens, or liens, charges, encumbrances, rights and equities on the Property having priority to the lien of this Deed of Trust (herein generally called "Senior Liens"), to the extent that any obligation secured thereby is directly or indirectly paid or discharged with disbursements or advances of the Indebtedness, whether made pursuant to the provisions hereof or of the Note or any document or instrument executed in connection with the Indebtedness.

                Section 3.11. Additional Remedies. Without limiting the provisions of Section 2.2 hereof but in addition thereto and in amplification thereof, it is agreed as follows:

                (a) When the Indebtedness, or any part thereof, shall become due, whether by acceleration or otherwise, and shall not be paid, the Beneficiary shall have the right to foreclose the lien hereof for such Indebtedness or part thereof. In any suit or proceeding to foreclose the lien hereof there shall be allowed and included as additional indebtedness in the decree for sale, all expenditures and expenses which may be paid or incurred by or on behalf of the Beneficiary for reasonable attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of a decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title, as the Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at sales which may be had pursuant to such decree, the true conditions of the title to or the value of the Premises. All expenditures and expenses of the nature in this subsection mentioned, and such expenses and fees as may be incurred in the protection of the Property and the maintenance of the lien of this Deed of Trust, including the reasonable fees of any attorney employed by the Beneficiary in any litigation or proceedings affecting this Deed of Trust or the Premises, including probate and bankruptcy proceedings, or in the preparation for the commencement or defense of any

                                       28
                                                                    May 23, 1995
        proceeding or threatened suit or proceeding, shall be immediately due and payable by the Grantor, with accrued interest thereon.

                (b) Upon, or at any time after, the filing of a complaint to foreclose this Deed of Trust, the court in which such complaint is filed may appoint a receiver of the Premises. Such appointment may be made either before or after sale, without notice, without regard to solvency or insolvency of the Grantor at the time of application for such receiver, without requirement for the posting of any bond or security, and without regard to the then value of the Premises or whether the same shall be then occupied as a homestead or not; and the Beneficiary hereunder or any of the Lenders may be appointed as such receiver. Such receiver shall have the power to collect the rents, issues and profits of the Premises during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, if any, whether there be a redemption or not, as well as during any further times when the Grantor, except for the intervention of such receiver, would be entitled to collection of such rents, issues and profits and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court may, from time to time, authorize the receiver to apply the net income from the Premises in his hands in payment in whole or in part of:

                        (i) The Indebtedness, or the indebtedness secured by any decree foreclosing this Deed of Trust, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to the foreclosure sale; or

                        (ii)    The deficiency in case of a sale and
                 deficiency.

                Section 3.12. Parity. This Deed of Trust secures the several Notes, each of which is equally and ratably secured by this Deed of Trust and none of which shall have any preference or priority over the other.

                Section 3.13. Interest Rate. If any amount due Beneficiary under the terms and provisions of this Deed of Trust or for which Grantor is liable hereunder is not paid when due, interest shall accrue on such unpaid amount commencing on the date such payment is due until payment has been made in full at the rate of four and one-quarter percent (4-1/4%) per annum in excess of the Reference Rate announced by Bank One, Milwaukee, National Association. For purposes of this section, the "Reference Rate" shall mean the rate used by Bank One, Milwaukee, National Association, for interest determinations, regardless of whether or not Bank One, Milwaukee, National Association, makes loans at such rate. The Reference Rate is not necessarily the lowest rate charged on loans at any given time.

                Section 3.14. Grantor's Indemnification. Grantor agrees to indemnify and hold harmless Trustee and Beneficiary from and against any and all losses, liabilities, suits,

                                       29
                                                                    May 23, 1995
obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including attorneys' fees and disbursements) which may be imposed on, incurred or paid by, or asserted against, Trustee and/or Beneficiary by reason or on account of, or in connection with; (a) any willful misconduct of Grantor or any default by Grantor hereunder or under the other documents relating to or securing the Indebtedness or the Guaranty; (b) Trustee's and/or Beneficiary's good faith and commercially reasonable exercise of any of their rights and remedies or the performance of any of their duties hereunder or under the other documents to which Grantor is a party; (c) the construction, reconstruction or alteration of the Property; (d) any negligence of Grantor, or any negligence or willful misconduct of any lessee of the Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees; or; (e) any accident, injury, death or damage of any person or property occurring in, on or about the Property or any street, drive, sidewalk, curb or passageway adjacent thereto, except for the willful misconduct or gross negligence of the indemnified person; or (f) any failure of Grantor to file any tax reports or returns referred to in this Deed of Trust. The indemnity provided under subsection (f) of this section shall also extend to counsel for Beneficiary. Any amount payable to Trustee, Beneficiary or counsel for Beneficiary under this section shall be due and payable within ten (10) days after demand therefor and receipt by Grantor of a statement from Trustee, Beneficiary and/or counsel for Beneficiary setting forth in reasonable detail the amount claimed and the basis therefor, and such amounts shall bear interest at the rate provided in Section 3.14 from and after the date such amounts are paid by Beneficiary, Trustee or counsel for Beneficiary until paid in full by Grantor. Grantor's obligations under this section shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by an insurance carrier to perform any obligation on its part under any such policy of insurance. If any claim, action or proceeding is made or brought against Grantor and/or Beneficiary which is subject to the indemnity set forth in this section, Grantor shall resist or defend against the same, if necessary, in the name of Trustee and/or Beneficiary, by attorneys for Grantor's insurance carrier (if the same is covered by insurance) or otherwise by attorneys approved by Beneficiary. Notwithstanding the foregoing, Trustee and Beneficiary, in their reasonable discretion, may engage their own attorneys to resist or defend, or assist therein, and Grantor shall pay, or, on demand, shall reimburse Trustee and Beneficiary for the payment of the reasonable fees and disbursements of said attorneys.

                Section 3.15. Nonagricultural Property. Grantor covenants and warrants that the Property is not used principally or primarily for agricultural or farming purposes.

                Section 3.16. Acceptance by Trustee. Trustee accepts this Trust when this Deed, duly executed and acknowledged, is made a public record as provided by law.

                Section 3.17. Successor Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary and duly recorded. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of Trustee herein named or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized


                                       30
                                                                    May 23, 1995
and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed and acknowledged by Beneficiary and the recordation of such writing in the office where this Deed of Trust is recorded, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively. Such appointment and designation by Beneficiary shall be full evidence of the right and authority to make the same and of all facts therein recited. If such appointment is executed on behalf of Beneficiary by an officer of Beneficiary, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by Trustee or any officer of Beneficiary. Upon the making of such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee and it shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Beneficiary or of the successor or substitute trustee, Trustee shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Property of the trustee so ceasing to act, together with all the rights, powers, privileges, immunities an duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by Trustee hereunder to said successor or substitute trustee. All
references herein to Trustee shall be deemed to refer   to any trustee
(including any successor or substitute, appointed and designated, as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms any and all acts which Trustee herein named or its successor or successors, substitute or substitutes, in this Deed of Trust, shall do lawfully by virtue hereof.

                Section 3.18. Reconveyance. Upon written request of Beneficiary, stating that the Guaranty secured hereby has been discharged, and upon surrender of this Deed of Trust for cancellation and retention, and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held thereunder. The recitals in any reconveyance executed under this Deed of Trust of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto." By executing this Deed of Trust, Grantor specifically acknowledges that Beneficiary shall be under no obligation to provide a request for reconveyance until such time as both (a) the Indebtedness and all obligations, and duties of Grantor pursuant to this Deed of Trust and the Guaranty have been paid and discharged, and (b) Grantor has provided Beneficiary with a written release of the governmental agency of any commitment of Beneficiary to provide additional funds to or for the benefit of such agency in connection with any improvements, landscaping or other amenities on or related to the Property and, to the extent not otherwise secured by a separate deed of trust on the Property granted to Beneficiary, and funds so advanced by Beneficiary and all interest thereon have been repaid.

                Section 3.19. Beneficiary's Consent. At any time, upon written request of Grantor, payment of Beneficiary's fees and presentation of this Deed of Trust and the Guaranty (in case of full reconveyance, for cancellation and retention), without affecting the liability of any person for the payment of the Indebtedness, Beneficiary may: (a) consent to the making of any map or plat of said Property; (b) join in granting any easement or creating any restriction


                                       31
                                                                    May 23, 1995
thereon; or (c) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof.

                Section 3.20. Purpose of Obligations Secured. The Indebtedness and other obligations secured by this Deed of Trust were incurred for business and commercial purposes, and not for personal, family, or household purposes.

                Section 3.21. Releases. Grantor shall be entitled to have released from the lien of this Deed of Trust any personal property or fixtures included in the Property which, under section 3.D. of the Security Agreement between Grantor and Beneficiary, dated the date hereof, may be disposed of without the prior written consent of the Required Lenders, as defined therein.

[               Section 3.22. Prior Deed of Trust. Grantor, Trustee, and
Beneficiary herein acknowledge that the Deed of Trust granted herein is subject to a prior lien on the Property ("Prior Lien") listed on Exhibit B. Grantor agrees and covenants that it will promptly and faithfully abide by, discharge and perform all terms, obligations and covenants of Grantor set forth in the Prior Lien or as set forth in any documents evidencing the indebtedness which the Prior Lien secures. The Grantor additionally agrees and covenants that it will give Beneficiary prompt written notice of any notice of default under the Prior Lien or any documents evidencing the indebtedness secured by the Prior Lien served upon Grantor by the party whose interest has been secured by the Prior Lien. To the extent the obligations of Grantor under the Prior Lien and the obligations of Grantor under this Deed of Trust conflict, the obligations of Grantor under the Prior Lien shall govern so long as the Prior Lien remains a lien on the Property.]



                                 [End of page]


                                       32
                                                                    May 23, 1995

        IN WITNESS WHEREOF, Grantor has caused these presents to be duly executed and attested by its duly authorized officers and its corporate seal, if any, to be hereunto affixed, all as of the day, month and year first above written.



                                     STOKELY USA, INC.
                                     a Wisconsin corporation

                                     By: Stephen W. Theobald
                                         ----------------------------------
                                         Stephen W. Theobald, Vice Chairman


                                     Attest:

                                     Robert M. Brill
                                     --------------------------------------
                                     Robert M. Brill, Secretary




STATE OF WISCONSIN    )
                      ) SS
COUNTY OF WAUKESHA    )


         I, LINDA KUKLINSKI, a Notary Public in and for the County and State aforesaid, do hereby certify that Stephen W. Theobald and Robert M. Brill, respectively, the Vice Chairman and Secretary of Stokely USA, Inc., a Wisconsin corporation, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers of said corporation, respectively, appeared before me in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth, and the said Secretary of said corporation then and there acknowledged that he, as custodian of the corporate seal of said instrument as his own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

         Given under my hand and notarial seal this 25 day of May, 1995.


                                         Linda M. Kuklinski
                                     ----------------------------------------
                                     Notary Public


My commission expires:

       3/15/98
- ----------------------
                                       33
                                                                    May 23, 1995

                                   EXHIBIT A



                                                            Hoopeston
                                                            Vermilion County, IL


The Southwest Quarter of Section 10 Township 23 North, Range 12 West of the 2nd
P. M., EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated April 14, 1925 and recorded in Deed Record 352 Page 17 of the Records of Vermilion County, Illinois, and EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated January 2, 1959 and recorded in Deed Record 637 Page 522 of the records of Vermilion County, Illinois, situated in Vermilion County, Illinois.

ALSO:

The Southeast Quarter of Section 10 Township 23 North, Range 12 West of the 2nd
P. M., EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated January 2, 1959 and recorded in Deed Record 637 Page 522 of the Records of Vermilion County, Illinois, situated in Vermilion County, Illinois.

ALSO:

That portion of the Northeast Quarter of Section 10 Township 23 North, Range 12 West of the 2nd P. M., lying South of the Lake Erie and Western (now Norfolk and Western) Right-of-Way, ALSO all that part of the West Half of Section 11 Township 23 North, Range 12 West of the 2nd P. M., lying South of said Railroad Right-of-Way and West of S.B.I. Route 1; EXCEPT from the last described tract the following: (A) The South two acres thereof and (b) Beginning at the intersection of the South line of said Railroad Right-of-Way with the West line of S.B.I. Route No. 1; thence West 100 feet; thence South 405 feet; thence East 100 feet; thence North to the place of beginning; and (c) Right-of-Ways conveyed to the State of Illinois by Deeds dated February 14, 1940 and recorded respectively in Deed Record 463 Pages 431 and 432, and (D) Commencing at the Northwest Corner of the Southwest Quarter of said Section 11; thence East along the East and West center line of said Section 11, 185 feet to the true place of beginning; thence South 2613 feet along a line 300 feet West of and parallel to the West line of S.B.I. Route No. 1 to a point 30 feet North of the center line of S.B.I. Route No. 9; thence East 38 feet to

Continued...

a point; thence North 281.67 feet to a point; thence East 262 feet to the aforesaid West line of S.B.I. Route No. 1; thence North along said West line 2331.33 feet to the North line of the said Southwest Quarter of said Section 11; thence West 300 feet to the place of beginning and (E) Beginning at a point 238 feet East of and 146.67 feet North of the Southwest Corner of Section 11 Township 23 North, Range 12 West of the 2nd P. M.; thence North 165 feet; thence East 262 feet to the West line of S.B.I. Route No. 1; thence South 165 feet; thence West 262 feet to the place of beginning, all situated in Vermilion County, Illinois.

ALSO:

Part of the Southwest Quarter of the Southwest Quarter of Section 11 Township 23 North, Range 12 West of the 2nd P. M., described as: Beginning at the Southwest Corner of said Section 11; thence North along the Section line 146.67 feet; thence East 238 feet parallel to the South line of said Section; thence South 146.67 feet to the Section line; thence West to the place of beginning, EXCEPT that portion thereof conveyed unto the State of Illinois by Deed dated January 2, 1959 and recorded in Deed Record 637 Page 522 of the Records of Vermilion County, Illinois, situated in Vermilion County, Illinois.

ALSO:

Beginning at the intersection of North side of the Right-of-Way of the Lake Erie and Western (now Norfolk and Western) Railroad, and Sixth Avenue, in the City of Hoopeston, as it existed on January 31, 1911; thence North 729.96 feet; thence East 2593.80 feet to the West side of the Right-of-Way of the Chicago and Eastern Illinois Railroad; thence South along the West side of the Right-of-Way of the said Railroad to the North side of the Right-of-Way of the Lake Erie and Western (now Norfolk and Western Railroad; thence West along the said North line of said Right-of-Way to the place of beginning, EXCEPT the following: (a) Beginning at the Northwest Corner of Lot 3 in the Clerk's Subdivision of the North Half of Section 11 Township 23 North, Range 12 West of the 2nd P. M.; thence Southerly along the West line of said Lot 3, 200 feet; thence Northeasterly 360.55 feet to a point in the North line of said Lot 3; thence Westerly 300 feet to the place of beginning, and (B) A strip of land 100 feet in width across said Section 11, said land having been conveyed to the Chicago, Danville and Vincennes Railway Company by Deed dated May 16, 1871 and recorded in Deed Record 30 Page 291, and (C) All that portion of the described tract conveyed to the Chicago and Eastern Illinois Railway Company by Deed dated October 12, 1893 and recorded in Deed Record 127 Page 346, all as situated in the Northeast Quarter and the Northwest Quarter of Section 11 Township 23 North, Range 12 West of the 2nd P. M., situated in Vermilion County, Illinois.

                                   EXHIBIT B



                         PERMITTED LIENS & ENCUMBRANCES
                               STOKELY USA, INC,

I.       Properties

         Ackley, Iowa                              Appleton, Wisconsin

         Cobb, Wisconsin                           DeForest, Wisconsin

         Grandview, Washington                     Green Bay, Wisconsin

         Hoopeston, Illinois                       Jefferson, Wisconsin

         Merrill, Wisconsin                        Oconomowoc, Wisconsin

         Pickett, Wisconsin                        Poynette, Wisconsin

         Scottville, Michigan                      Sun Prairie, Wisconsin

         Walla Walla, Washington                   Waunakee, Wisconsin

         Wells, Minnesota


II.      Liens and Encumbrances Affecting All Properties

         A.      Building and zoning laws, ordinances, State and Federal
                 Regulations.

         B. General and special taxes for the year 1995 and subsequent years.

         C.      Deferred 1994 real estate taxes.

         D.      Restrictions relating to use or improvement of the Properties.

         E. Utility and drainage easements and all other easements, covenants and restrictions on title of record on May 24, 1995.


III.     Liens and Encumbrances Affecting Specific Properties as Follows:

                                  ACKLEY, IOWA

- - Mortgage dated July 1, 1989, filed November 20, 1989 as File No. 892118, executed by Stokley USA, Inc. to First Bank (N.A.) to secure $3,000,000.00. (Parcels A-D)

- - Easement to the State of Iowa dated July 29, 1930, filed November 6, 1930 in Book 59, Page 106 over the North 17 feet of the South 50 feet of the East
   1292 feet of the West 1325 feet of the Southwest Quarter of Section 35, Township 90 North, Range 19 West.

- - Easement to the State of Iowa dated July 29, 1930, filed November 6, 1930 in Book 59, Page 107 over the North 17 feet of the South 50 feet of the West
   1291 feet of the East 1324 feet of the Southeast Quarter of Section 34, Township 90 North, Range 19 West.

- - Right-of-way Agreement to the Iowa Public Service Company dated May 4, 1954, filed March 4, 1955 in Book 76, Page 28, for electric transmission line and access thereto.

- - Rights of the Iowa State Highway Commission to control access to Primary Roads in Franklin County, Iowa.

- - Easement to the Town of Ackley, Iowa for the use, drilling and maintenance of a well in the Southwest corner of the East Half of the Southwest Quarter of Section 35, Township 90, Range 19.

- - Consequence of any change in the location of streams which may form boundaries of the parcels.

- - Easement for road and public highway purposes granted to Franklin County, Iowa, dated May 18, 1984, filed May 21, 1984 in File No. 840905 over the West 40 feet of Southwest Quarter of Section 35, Township 90 North, Range 19 West of the 5th P.M. and the West 40 feet of the South Half of the Southwest Quarter of the Northwest Quarter of Section 35, Township 90 North, Range 19 West of the 5th P.M. (Parcel A).

- - Easement for road and public highway purposes granted to Franklin County, Iowa dated May 18, 1984, filed May 21, 1984 in File No. 840906. (Parcel A)

- - Unrecorded agreements providing for easements, leasehold rights, restrictions or reservations regarding the relationship between the land owned by the titleholder and the railroad.

- -  Possible lack of access to premises from an existing public road.

- -  Rights of other riparian owners to the uninterrupted flow of the creek.

- -  Entrance permit dated June 15, 1990, filed July 30, 1990 in File No. 901240.

- - Reservation of utilities easements by the Town of Ackley, Iowa in Quit Claim Deed dated September 23, 1963, filed June 17, 1983 in Book 583, Page 144 as to that part of subject premises comprising vacated alley. (Parcel E)

- - Urban Renewal Plan for the City of Ackley, Iowa dated November 17, 1994, filed May 3, 1995 as File No. 950815.

                                    APPLETON

- - Easement contained in Instrument executed by Fuhremann Canning Company, a Wisconsin Corporation to City of Appleton, a Municipal Corporation dated May 10, 1945 and recorded in the Office of the Register of Deeds for Outagamie County, Wisconsin on May 19, 1945 in Volume 296 on Page 519 as Document No. 383005.


   Easements, if any, of the public or any school district, utility, municipality or person, as provided in Section 80.32(4) of the Statutes, for the continued use and right of entrance, maintenance, construction and repair of underground or overground structures, improvements or service in that portion of the subject premises which were formerly a part of West Eighth Street now vacated.


   Rights and easements (if any) in and to any and all railroad switches, sidetracks, spur tracks and rights of way located upon or appurtenant to the subject premises.

   Declaration of Restrictions contained in Instrument by Stokely USA, Inc., a Wisconsin corporation, dated May 5, 1992 and recorded in the office of the Register of Deeds for Outagamie County, Wisconsin on June 17, 1992, Jacket 12569, Images 22-28, as Document No. 1042209.

- - Revenue Agreement contained in Instrument by and between the City of Appleton, Wisconsin, a municipal corporation and Stokely USA, Inc., a Wisconsin corporation dated December 1, 1985 and recorded in the office of the Register of Deeds for Outagamie County, Wisconsin on May 1, 1986 in Jacket 6267 Image 32 through Jacket 6269 Image 6, as Document No. 883907.

- - Indenture of Trust by and between the City of Appleton, Wisconsin, a municipal corporation and First Bank, Milwaukee, Wisconsin, dated December 1, 1985 and recorded in the office of the Register of Deeds for Outagamie County, Wisconsin on May 1, 1986 in Jacket 6269 Image 7 through Jacket 6270 Image 19, as Document No. 883908.

                               COBB, WISCONSIN

- - Restrictions and the terms thereof, contained in Deed executed by Chicago and North Western Railway Company to Cobb Canning Co., dated December 16, 1964 and recorded in said Register's Office on December 30, 1964 in Volume 219 of Records, page 533 as Document No. 97146, providing as follows: The East 50 feet of the lands hereby conveyed shall be left free from all buildings, structures, trees, shrubbery or other obstructions which will obstruct the view over and across said East 50 foot strip.

- - Electric Line Easement and the terms thereof, dated May 23, 1984 and recorded June 15, 1994 in Volume 465 of Records, page 870, document number 197303, Iowa County Registry.

- - Rights and easement and the terms thereof, if any, in and to any land all railroad switches, sidetracks, spur tracks, and rights of way located upon or appurtenant to the above-described premises.

- - Rights and privileges and the terms thereof, of Chicago, Milwaukee, and Northwestern Railway Co. as shown in Deed recorded in Volume 36 of Deeds, page 399.

- - Rights, if any, of Lawrence Warehouse Company under lease entered into by and between Cobb Canning Company, as lessor and Lawrence Warehouse Company, as lessee, dated March 27, 1939, recorded in the office of the Register of Deeds for Iowa County, Wisconsin on May 6, 1939 in Volume 132 of Deeds, at page 443-448, wherein a 2 story brick and concrete building is leased to said lessee.

                             DEFOREST, WISCONSIN

- - Rights of the public in that portion of the premises lying within the limits of C.T.H. "V" and U.S. Highway 51.

- - Electric Line Easement to Wisconsin Power and Light Company recorded on September 12, 1962, in Volume 381 of Misc., page 156, as Document No. 1056831.

- - Underground Electric Easement to Wisconsin Power and Light Company recorded on October 2, 1989, in Volume 13375 of Records, page 64, as Document No. 2164887.

- - Right of Way Grant - Gas Main to Madison Gas and Electric Company recorded on August 17, 1990, in Volume 14594 of Records, page 86, as Document No. 2217417.

- - Electric Line Easement to Wisconsin Power and Light Company recorded on June 6, 1991, in Volume 16042 of Records, page 7, as Document No. 2267064.

- - Easement and Right of Way to Village of DeForest recorded on January 12, 1995, in Volume 29197 of Records, page 26, as Document No. 2655506.

                            GRANDVIEW, WASHINGTON

- - Easement and rights of way over the lands herein described as may be necessary for canals, tunnels, or other conduits and for telephone and transmission lines, required in connection with the irrigation works constructed, disclosed by deeds or water contracts appearing in the record executed in favor of: Sunnyside Valley Irrigation District.

- - An easement affecting the portion of said premises and for the purposes stated herein, and incidental purposes, for sewer line, in favor of Russell
   E. Holmes, et ux, as recorded August 14, 1961, in Volume 619 of Deeds, under Auditor's File Number 1875286. Said easement affects the South 10 feet of Parcel "A".

- - Requirement to relocate existing sewer line and provide necessary easements and allow access to said premises for garbage collection as disclosed by instrument recorded under Auditor's File Number 2828565. Affects portion of vacated street adjoining Parcel "B".

- -  Matters disclosed on Survey map prepared by Jaussaud, Seward &
   Associates, and filed on October 18, 1988 in Book 45 of Surveys, at Page 66, records of Yakima County, Washington. Among other items, the map discloses usage line extends to the fence located North of the North line of Parcel "D".

- - An easement affecting the portion of said premises and for the purposes stated herein, and incidental purposes, for existing water, sewer and storm drains, in favor of City of Grandview, Washington, as recorded November 22, 1991, in Volume 1341 of Official Records, under Auditor's File Number 2942460. Said easement affects Parcels "C" and "D".

- - An easement affecting the portion of said premises and for the purposes stated herein, and incidental purposes, for ingress and egress, in favor of Gary Christensen and Annette Christensen, husband and wife, as recorded December 11, 1991, in Volume 1343 of Official Records, under Auditor's File Number 2943976. Said easement affects Parcels "C" and "D".

- - An easement affecting the portion of said premises and for the purposes stated herein, and incidental purposes, for installation and maintenance of a guy wire and guy pole, in favor of City of Grandview, a municipal corporation, as recorded March 22, 1990, in Volume 1290 of Official Records, under Auditor's File Number 2886078. Said easement affects Parcel "B".


- - All existing utility easements located within vacated West "A" Street and vacated West Third Street, as reserved by the City of Grandview in unrecorded Ordinance No. 1296, as passed by the City Council on August 19, 1991.

- - Matters disclosed on Survey map prepared by Worley Surveying Service, Inc. and filed on March 19, 1993 in Book 55 of Surveys, at Page 79, records of Yakima County, Washington. Among other items, the map discloses overlap of building across the North line of Parcel "B", and overlap of building across the South line of Parcel "C".

                             GREEN BAY, WISCONSIN

                             HOOPESTON, ILLINOIS

Easement dated March 11, 1993 and recorded June 2, 1993 as Document 93-5396 to City of Hoopeston, to erect, construct, install or lay, use, operate and inspect, repair, maintain and use for a drainage ditch.

Premises are located within the Hoopeston Drainage District and are subject to assessments thereunder.

Premises are located within the Vermilion County Soil and Water Conservation District.

Terms, covenants and provisions of a certain Agreement by and between Thomas Hoopes and Lafayette, Bloomington and Mississippi Railway Company, dated June 3, 1870 and recorded February 5, 1926 in Deed Record 350 Page 210.

Easement of City of Hoopeston, Illinois, a Municipal Corporation, its successors and assigns, for storm sewer and appurtenances as contained in the Storm Sewer Easement made by Stokley Van-Camp, Inc., a Corporation, dated April 18, 1968 and recorded May 22, 1968 in Book 765 Page 38 as Document 798206.

Easement of Central Illinois Public Service Company, its successors and assigns for transmission lines and appurtenances, as contained in Right of Way Grant made by Stokley Van Camp, Inc., dated February 6, 1974 and recorded June 4, 1974 in Book 863 Page 403 as Document No. 870722.

Rights of Central Illinois Public Service Company under Right of Way and Easement Grant, dated July 26, 1950 as to the following: Lot 3 of the Clerk's Subdivision of the North Half of Section 11 in Township 23 North, Range 12 West of the 2nd P. M., Vermilion County, Illinois. This Grant is made to grant the right to place 1 Guy Stub 478 feet North of the South line of the above described property and 15 feet East of the West line of the said property. One anchor to be placed 10 feet East of the said Guy Stub, as disclosed in Warranty Deed dated June 10, 1983 and recorded September 22, 1983 as Document 83-6530.

Rights of Central Illinois Public Service Company, under Right of Way and Easement Grant dated November 19, 1953, as to the following: The South Half of
Section 10 in Township 23 North, Range 12 West of the 2nd P. M., Vermilion County, Illinois, and that part of the Northeast Quarter of the said Section 10 which lies South of the South line of the Right of Way of the New York, Chicago and St. Louis Railroad Company; also that part of the West Half of Section 11 in the said Township and Range which lies South of the Right of Way of the said Railroad Company and West of the Westerly line of the Right of Way of State Bond Issue Highway Route Number One, Except the South 2 acres thereof, and also Except the East 100 feet of the North 405 feet of the last above mentioned tract. The said transmission line shall be located on a line which extends Northwardly from a point on the South line of the above described land which is 3991 feet East of the Southwest Corner of the said Section 10 to a point on the North line of the said land which is 3991 feet East of the West line of the said Section 10, as disclosed in Warranty Deed dated June 10, 1983 and recorded September 22, 1983 as Document 83-6530.

Rights of Central Illinois Public Service Company under Right of Way and Easement Grant dated November 15, 1957, as to the following: The North 400 feet of the West 400 feet of that part of the Northeast Quarter of Section 11 Township 23 North, Range 12 West of the 2nd P. M., Vermilion County, Illinois, lying South of the Chicago and Eastern Illinois Railroad spur, excepting a triangular tract in the Northwest Corner thereof heretofore deeded to Chicago & Eastern Railroad Company. This Grant is made to grant the right to place one pole with necessary wires and fixtures attached thereto 262 feet East of the East line of Sixth Street and 50 feet, more or less, South of the North line of the above described property. Anchors to be placed not more than 60 feet Southeastwardly from said pole, as disclosed in Warranty Deed dated June 10, 1983 and recorded September 22, 1983 as Document 83-6530.

Rights of Central Illinois Public Service Company under Right of Way and Easement Grant dated April 28, 1966, as to the following: The East 310 feet of all that part of the Northwest Quarter of Section 11 Township 23 North, Range 12 West of the 2nd P. M. Vermilion County, Illinois, lying South of the Right of Way of the New York, Chicago and Saint Louis Railroad Company and West of the Right of Way of State Bond Issue Highway Route #1. The said line to be located approximately 300 feet of the West line of the Right of Way of State Bond Issue Highway Route #1, as disclosed in Warranty Deed dated June 10, 1983 and recorded September 22, 1983 as Document 83-6530.

Rights of Central Illinois Public Service Company under Right of Way and Easement Grant dated January 10, 1973, as to the following: The East 20 feet of the following described property: Beginning at a point which is 241 feet South of the center line of Penn Street extended West and 383 feet West of the center line of S.B.I. Highway Route #1; thence South 580 feet; thence West 20 feet; thence North 580 feet; thence East 20 feet to the place of beginning and being a part of the West Half of Section 11 in

Township 23 North Range 12 West of the 2nd P. M., Vermilion County, Illinois. The said Penn Street being located in the City of Hoopeston, Vermilion County, Illinois. Place overhead wires, not including poles and fixtures, over, across and along the East 10 feet of the above described property, as disclosed in Warranty Deed dated June 10, 1983 and recorded September 22, 1983 as Document 83-6530.

Rights of Central Illinois Public Service Company under Right of Way and Easement Grant dated August 20, 1973 as to the West Half of Section 11 Township 23 North, Range 12 West of the 2nd P. M., as disclosed in Warranty Deed dated June 10, 1983 and recorded September 22, 1983 as Document 83-6530.

Rights of Central Illinois Public Service Company under Right of Way and Easement Grant dated April 27, 1976 as to the following: Commencing on the North side of the Right of Way of the Lake Erie and Western Railroad and 6th Avenue running North 1106 links; thence East 3930 links to the West side of the Right of Way of the Chicago and Eastern Illinois Railroad; thence South along the West side of the Right of Way of the Chicago and Eastern Illinois Railroad to the North side of the Right of Way of the Lake Erie and Western Railroad; thence West along the North side of the said Right of Way of the Lake Erie and Western Railroad to the place of beginning (Except that portion of said tract deeded to the Chicago and Eastern Illinois Railroad) in the City of Hoopeston, Excepting therefrom that land conveyed to the Chicago and Eastern Illinois Railroad Company by Deed dated August 5, 1907 and recorded in Deed Record 211 Page 168 of the Vermilion County records, and being a part of the Northeast Quarter of Section 11 Township 23 North, Range 12 West of the 2nd P. M., Vermilion County, Illinois. The pole in the said transmission line is to be located on or within 3 feet more or less, of the South property line of the above described land and approximately 44 feet West of the centerline of 4th Avenue in the Town of Hoopeston of said 4th Avenue were to extend Northward of said Railroad. Overhang with wires and conductors to extend Eastward of said pole approximately 85 feet to an existing pole. Anchors to extend approximately 14 feet Northward and approximately 22 feet Westward of said pole, as disclosed in Warranty Deed dated June 10, 1983 and recorded August 22, 1983 as Document 83-6530.

That portion of the above described premises falling within the boundaries of certain Railroad right of ways.

Easement dated February 20, 1986 and recorded February 17, 1987 as Document 87-1280 to City of Hoopeston, to erect, construct, operate, lay, maintain, repair, replace and remove, a sanitary sewer, etc.

Easement dated October 6, 1992 and recorded April 5, 1993 as Document 93-3193 to City of Hoopeston, to construct and operate a combined sewer, etc., and See Temporary Easement dated October 6, 1992 and recorded April 5, 1993 as Document 93-3194.

                             JEFFERSON, WISCONSIN

- -       Easement and Common Wall Agreement by and between Jefferson Cold
Storage Corporation and Stokely USA, Inc. dated November 20, 1985 and recorded on January 27, 1986 in Volume 670 of Records on Page 892, as Document Number 813510. (See attachment.)

- -       Memorandum of Option to Purchase and First Refusal Rights to Purchase
by and between Jefferson Cold Storage Corporation and Stokely USA, Inc. dated November 20, 1985 and recorded on January 27, 1986 in Volume 670 of Records on Page 900, as Document Number 813511. (See attachment.)

- -       Easement and Common Wall Agreement by and between Jefferson Cold
Storage Corporation and Stokely USA, Inc. dated October 19, 1990 and recorded on October 22, 1990 in Volume 762 of Records on Page 75, as Document Number 867246. (See attachment.)

- -       Mortgage from Stokely USA, Inc. to First Bank (N.A.) as Trustee, dated
December 15, 1985 and recorded on December 27, 1985 in Volume 669 of Records on Page 659, as Document Number 812800, in the originally stated amount of $6,500,000.00.

                              MERRILL, WISCONSIN

- -    Easement from Lincoln Canning Company to the City of Merrill, dated
     Dec. 6, 1956, recorded Dec. 10, 1956, in Volume 191 of Misc., page 2 204, as Document No. 175462.

                            OCONOMOWOC, WISCONSIN

- - Limitations imposed upon access set forth in Award of Damages by State Highway Commission of Wisconsin pursuant to a relocation order of the State Highway Commission of Wisconsin dated November 29, 1961 for the improvement of Interstate Highway 94 recorded May 21, 1962 in Volume 915 of Deeds on Page 533, as Document No. 565390.

- - Public or private rights, if any, in such portion of the subject premises as may be presently used, laid out or dedicated in any manner whatsoever, for road purposes.

- - 15 Foot Utility Easement along the South property line of the land as depicted on the plat of Certified Survey Map No. 6318, recorded on November 29, 1990 in Volume 52 of Certified Survey Maps on Pages 131 to 133 inclusive, as Document No. 1624207.

- - 25 Foot Drainage Easement along the two Northwesterly curved property lines of the land as depicted on the plat of Certified Survey Map No. 6318, recorded on November 29, 1990 in Volume 52 of Certified Survey Maps on Pages 131 to 133 inclusive, as Document No. 1624207.

- - Wetlands and environmental corridor to as depicted on the plat of Certified Survey Map No. 6318, recorded on November 29, 1990 in Volume 52 of Certified Survey Maps on Pages 131 to 133 inclusive, as Document No. 1624207.

- - Notice of Location of Cataloged Burial Site recorded on November 12, 1990 on Reel 1253, Image 533 as Document No. 1621812.

- - Notice of Location of Cataloged Burial Site, recorded on November 12, 1990 on Reel 1253, Image 535 as Document No. 1621813.

- - Tax Incremental District Development Agreement entered into by and between the City of Development and Valley Road Limited Partnership, dated
   November 9, 1990 and recorded on November 29, 1990 on Reel 1257, Image 879 as Document No. 1624246.

- - Charges and assessments according to the terms of the Tax Incremental District Development Agreement entered into by and between the City of Oconomowoc and Valley Road Limited Partnership, dated November 9, 1990 and recorded November 29, 1990 on Reel 1257, Image 879 as Document No. 1624246.

- - Covenants, conditions and restrictions (but omitting any such covenant, condition or restriction based on race, color, religion, sex, handicap, familial status, or national origin, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code, or (b) relates to handicap but does not discriminate against handicapped persons) set forth in Covenants, conditions and restrictions set forth in a Declaration of Protective Covenants for Oconomowoc Corporate Center, dated November 27, 1990 and recorded on November 29, 1990 Reel 1257, Image 977 as Document No. 1624247. See copy enclosed with commitment.

- - Charges and assessments according to the terms of the Declaration of Protective Covenants for Oconomowoc Corporation Center, dated November 27, 1990 and recorded on November 29, 1990 on Reel 1257, Image 977 as Document No. 1624247.

- - Rights of the public in so much of the subject premises as are affected by ordinance adopted by the Board of Supervisors of Waukesha County June 18, 1954 and approved by the various towns in said County, establishing the width of C.T.H. "B" at 100 feet, and ordaining that said highway be widened to the width so established; together with rights of the public in that portion of said premises lying within the limits of said road and not affected by said ordinance. A notice and plat etc. in said matter was filed April 18, 1957, as No. 1.

                              PICKETT, WISCONSIN

     Indenture of Trust by and between the Town of Utica, a municipal corporation and existing under the laws of the State of Wisconsin and The Peoples Bank, a banking corporation with trust powers duly organized and existing under and by virtue of the laws of the State of Indiana, dated July 1, 1977 and recorded in the Office of the Register of Deeds for Winnebago County, Wisconsin on July 28, 1977 as Document No. 499665.

     Mortgage, according to the terms and provisions thereof, from Naas Foods of Wisconsin, Inc., a corporation to Town of Utica, Wisconsin, a Wisconsin municipal corporation, its successors and assigns in the originally stated indebtedness of $1,000,000 and assignment from Town of Utica, Wisconsin to The Peoples Bank, Portland, Indiana, as Trustee, or to its successor or successors as Trustee, under that certain Indenture of Trust, dated as of July 1, 1977, dated July 1, 1977 and recorded in the Office of the Register of Deeds for Winnebago County, Wisconsin on July 28, 1977 as Document No. 499666.

     Covenants, Conditions and Restrictions (but omitting any such covenant, condition or restriction based on race, color, religion, sex, handicap, familial status or national origin, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code, or (b) relates to handicap but does not discriminate against handicapped persons) set forth in Quit Claim Deed executed by Jasper G. Pickett, a single man to Wisconsin State Canners Company, a Wisconsin corporation of Pickett dated June 26, 1947 and recorded in the office of the Register of Deeds for Winnebago County, Wisconsin on July 18, 1947 in Volume 560 on Page 229 as Document No. 147323.

     Covenants, Conditions and Restrictions (but omitting any such covenant, condition or restriction based on race, color, religion, sex, handicap, familial status or national origin, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code, or (b) relates to handicap but does not discriminate against handicapped persons) set forth in Instrument dated October 31, 1994 and recorded in the office of the Register of Deeds for Winnebago County, Wisconsin on November 4, 1994 as Document No. 890931.

     Covenants Conditions and Restrictions (but omitting any such covenant, condition or restriction based on race, color, religion, sex, handicap, familial status or national origin, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code, or (b) relates to handicap but does not discriminate against handicapped persons) set forth in Instrument dated November 14, 1994 and recorded in the office of the Register of Deeds for Winnebago County, Wisconsin on November 16, 1994 as Document No. 891668.

- -    Possible assessments, if any, as disclosed by the Order Creating a
     Sanitary District, if the subject premises is located within a sanitary district.

- -    Drainage rights and rights of way by reason of any drainage ditches, feeders, laterals and underground drain tile or pipes that may be located on the subject premises.

- -    Rights of the public in that portion of the premises lying within the limits of County Trunk Highway "M".

- -    Rights and easements (if any) in and to any and all railroad switches, sidetracks, spur tracks and rights of way located upon or appurtenant to the subject premises.

- -    Covenants, Conditions and Restrictions (but omitting any such covenant, condition or restriction based on race, color, religion, sex, handicap, familial status or national origin, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code, or (b) relates to handicap but does not discriminate against handicapped persons) set forth in Warranty Deed executed by Standard Hemp and Fibre Company, a corporation of Pickett to Wisconsin State Canners Co., a Wisconsin Corporation dated March 23, 1923 and recorded in the office of the Register of Deeds for Winnebago County, Wisconsin on April 7, 1923 in Volume 351 on Page 82.

     Holding Tank Agreement contained in Instrument dated March 29, 1990 and recorded in the office of the Register of Deeds for Winnebago County, Wisconsin on April 12, 1990 as Document No. 741485.

     Holding Tank Servicing Contract contained in Instrument dated April 18, 1990 and recorded in the office of the Register of Deeds for Winnebago County, Wisconsin on April 19, 1990 as Document No. 741895.

- -    Apparent interest of David Hielke and Joan Hielke in the subject premises, as indicated by the fact that they are named as debtors in the Financing Statement shown below.

     Security interest of Valley First National Bank of Ripon, secured party, as disclosed by Financing Statement filed on April 4, 1989 as No. 968356 executed by David Hielke and Joan Hielke, debtor in certain chattels on the subject premises described in Schedule A hereof.

                              POYNETTE, WISCONSIN

- -    Easements and rights incidental thereto in connection with the continued
     use and right of entrance, maintenance, construction and repair of municipal or utility facilities as may exist underground or overground in or on that portion of the above-described premises which were formerly a part of Old Hwy. "10" and C.T.H. "S" now vacated.


- -    POLE AND LINE GRANT and conditions as contained in instrument recorded
     August 1, 1929 in Volume 171 of Deeds, on page 104, as Document No.
     196491.

- -    POLE AND LINE GRANT and conditions as contained in instrument recorded
     August 21, 1929 in Volume 171 of Deeds, on page 109, as Document No.
     196610.

- -    POLE AND LINE GRANT and conditions as contained in instrument recorded
     March 4, 1930 in Volume 171 of Deeds, on page 122, as Document No.
     197846.

- -    POLE AND LINE GRANT and conditions as contained in instrument recorded
     June 10, 1930 in Volume 171 of Deeds, on page 156, as Document No.
     198571.

- -    EASEMENT and conditions as contained in instrument recorded February 11,
     1957 in Volume 34 of Misc., on page 342, as Document No. 287483.

- -    EASEMENT and conditions as contained in instrument recorded April 3, 1954 in Volume 31 of Misc., on page 311, as Document No. 277048.

- -    EASEMENT and conditions as contained in instrument recorded February 19,
     1957 in Volume 34 of Misc., on page 351, as Document No. 287545.

- -    EASEMENT and conditions as contained in instrument recorded February 2,
     1960 in Volume 37 of Misc., on page 562, as Document No. 298052.

- - OFFICIAL PUBLICATION, FINDING, DETERMINATION AND DECLARATION BY THE STATE HIGHWAY COMMISSION OF WISCONSIN ESTABLISHING A CERTAIN CONTROLLED-ACCESS HIGHWAY IN COLUMBIA COUNTY, WISCONSIN WITH REFERENCE TO RURAL PORTIONS ON A CERTAIN STATE TRUNK HIGHWAY IN THE TOWNS OF LEEDS, DEKORRA, ARLINGTON,
     AND PACIFIC, VILLAGE OF POYNETTE AND CITY OF PORTAGE as contained in instrument recorded March 17, 1956 in Volume 33 of Misc., on pages 445-449, as Document No. 284176.

- -    HIGHWAY DEEDS and conditions as contained in instrument recorded June 26,
     1967 in Volume 42 of Records, on pages 428-429, as Document No. 329788: recorded January 16, 1968 in Volume 49 of Records, on page 603, as Document No. 332601: recorded January 16, 1968 in Volume 49 of Records, on pages 604-605, as Document No. 332602 and recorded October 20, 1971 in Volume 97 of Records, on pages 543-544, as Document No. 351132.

- -    EASEMENT and conditions as contained in instrument recorded October 18,
     1974 in Volume 143 of Records, on page 168, as Document No. 370030.

- -    ON SITE WASTE DISPOSAL OPERATION & MAINTENANCE AGREEMENT and conditions as contained in instrument to Columbia County, Wisconsin recorded March 15, 1985 in Volume 281 of Records, on page 109, as Document No. 440623.

- -    EASEMENT and conditions as contained in instrument recorded November 2,
     1987 in Volume 326 of Records, on page 455, as Document No. 462497.

- -    Rights of the public in that portion of the premises lying within the limits of Kent Road, Old "S",  U.S.H. 51. Old Hwy. "10" and C.T.H. "S".

- -    Rights and easements, if any, in and to any and all railroad switches, sidetracks, spur tracks and rights of way located upon or appurtenant to the captioned premises.

- -    WELL AND PUMPHOUSE AGREEMENT and conditions as contained in instrument recorded March 22, 1989 in Volume 349 of Records, on pages 611-618, as Document No. 473082.

- -    RIGHT OF WAY EASEMENT and conditions as contained in instrument recorded
     November 30, 1992 in Volume 431 of Records, on pages 168-170, as Document No. 510190.

- -    Vision Corner as shcron on Certified Survey Map No. 1288, as Document No.
     471410 and Certified Survey Map No. 1289, as Document No.  471411.

- -    Lack of access to public streets from any parcel which does not abut public streets.

- -    MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS from
     Stokely USA, Inc., a Wisconsin Corporation to the Village of Poynette, Wisconsin and ASSIGNED to Firstar Bank, N.A. for $6,000,000 dated August 1, 1988 and recorded August 18, 1988 in Volume 340 of Records, on pages 1-31, as Document No. 468538.

                             SCOTTVILLE, MICHIGAN

        - The Mortgage and Security Agreement to Michigan Job Development Authority dated October 1,1984 and recorded on October 16, 1984 in Liber 319 on Pages 544-557; and assigned to First Bank, N.A., as Trustee and Tracy E. Little, an individual, as co-trustee, dated October 1, 1984 and recorded on October 16, 1984 in Liber 319 on Pages 558-562; and see Subordination Agreement recorded on February 18, 1995 in Liber 437 on Pages 981-985.

        - Financing Statement between Oconomowoc Canning Company as Debtor and Michigan Job Development Authority as Secured Party, recorded on October 16, 1984 in Liber 319 on Page 563; and as renewed by instrument recorded May 4, 1989 in Liber 380 on Page 176.

        - The rights of the public and of any Governmental unit in any part thereof taken, used or deeded for street, road or highway purposes.

        - Rights of the United States, State of Michigan, and the public for commerce, navigation, recreation and fishery in any portion of the land comprising the bed of waters of Foster Creek.

        - The nature, extent or lack of riparian rights or the riparian rights of riparian owners and the public in and to the use of waters of Foster Creek.

        - Lease contiguous and appurtenant to Parcel 1 and access along the Easterly line of said Parcel 1 granted by the City of Scottville to W.R. Roach Company for 99 years from June 15, 1936 or until such time as grantee shall cease to use said property for canning and manufacturing purposes as set forth in Liber 13 of Misc. Records on Page 51.

        - The easement and right of way recorded November 26, 1975 in Liber 90 of Misc. Records on Pages 198-199, to City of Scottville for drains, sewers, waterlines, or other public service facilities over the South 15 feet of Parcel 1.

        - The easement and right of way recorded June 15, 1976 in Liber 91 of Misc. Records on Pages 146-147 to City of Scottville for drains, sewers, waterlines, or other public service facilities over the South 15 feet of the North 48 feet of the East 160 feet of Parcel 1.

        - The right of way easement recorded December 8, 1931 in Liber 11 of Misc. Records on Pages 209-210 to Michigan Bell Telephone Company for telephone and telegraph poles, wires, cables, conduits etc. over and across Parcel 4.

        - The easement for electric line recorded November 6, 1990 in Liber 398 on Page 158 from Stokely USA, Inc., a Wisconsin corporation, to Consumers Power Company over and across a part of Parcel 1.

                            SUN PRAIRIE, WISCONSIN

- - Rights and easements, if any, in and to any and all railroad switches, sidetracks, spur tracks and rights of way located upon or appurtenant to the subject premises.

- - Highway Conveyance, Limited Highway Easements and Restrictions contained in instrument recorded on June 1, 1976, in Volume 684 of Records, page 651, as Document No. 1471081.

- - Easement to General Telephone Company of Wisconsin recorded on September 20, 1976, in Volume 727 of Records, page 259, as Document No. 1487896.

- - Easement to Wisconsin Gas Company recorded on August 2, 1976, in Volume 708 of Records, page 445, as Document No. 1480592.

- - Encroachment, if any, of the building located on Parcel 7 of the captioned premises into the railroad right of way, as disclosed in instrument recorded on March 15, 1934, in Volume 363 of Deeds, page 177, as Document No. 554178.

- - Utility easement reserved in instrument recorded on June 22, 1964, in Volume 780 of Deeds, page 51, as Document No. 1104670.

- - Easements and rights incidental thereto in connection with the continued use and right of entrance, maintenance, construction and repair of municipal or utility facilities as may exist underground or overground in or on that portion of the above-described premises which were formerly a part of Lincoln Street now vacated.

- - Easement to Wisconsin Telephone Company recorded on June 26, 1920, in Volume 48 of Misc., page 215, as Document No. 392723.

- - Easement to City of Sun Prairie recorded on March 29, 1985, in Volume 6636 of Records, page 74, as Document No. 1873497.

                           WALLA WALLA, WASHINGTON

- - Assessment of $22,469.41 for Poplar Street Extension, under Local Improvement District No. 762, No. 5, payable in 20 annual installments plus interest at 8 1/2% per annum from April 1, 1991. The first three installments are paid. The fourth installment was delinquent May 1, 1955.

- - Deed of Trust to Secure an indebtedness of the amount herein stated and any amounts payable under the terms thereof.
   Amount               :       $2,124,000.00
   Dated                :       March 28, 1978
   Recorded             :       March 31, 1978
   Volume/Page          :       79/389
   Auditor's No.        :       7802826
   Grantor              :       D & K Frozen Foods, Inc.
   Trustee              :       Pioneer National Title Insurance Company
   Beneficiary          :       Economic Development Administration
                                U.S. Department of Commerce

- - A security interest in goods under the provisions of the Uniform Commercial Code, RCW 62A, disclosed by financing statement filed in the office of the County Auditor.
   Debtor               :       D & K Frozen Foods, Inc.
   Secured Party        :       United States Department of Commerce
                                Economic Development Administration
   Filed                :       July 29, 1993
   Auditor's No.        :       9307730
   Collateral           :       All machinery and equipment, etc.

- - A security interest in goods under the provisions of the Uniform Commercial Code, RCW 62A, disclosed by financing statement filed in the office of the County Auditor.
   Debtor               :       D & K Frozen Foods, Inc.
   Secured Party        :       Independent Finance, Inc.
   Filed                :       May 17, 1985
   Auditor's No.        :       8503186
   Collateral           :       One (1) Flofreeze Model 10 MA
                                freezer-Frigoscandia Contracting, Inc.
   Affects              :       Parcel B

- - A security interest in goods under the provisions of the Uniform Commercial Code, RCW 62A, disclosed by financing statement filed in the office of the County Auditor.
   Debtor               :       D & K/Frozen Foods, Inc.
   Secured Party        :       Independent Finance, Inc.
   Filed                :       May 17, 1985
   Auditor's No.        :       8503187
   Collateral           :       One (1) Flofreeze Model 10 MA
                                Freeze--Frigoscandia Contracting, Inc.
   Affects              :       Parcel B

- - A security interest in goods under the provisions of the Uniform Commercial Code, RCW 62A, disclosed by financing statement filed in the office of the County Auditor.
   Debtor               :       D & K Frozen Foods, Inc.
   Secured Party        :       Rainier Bank
   Filed                :       May 12, 1986
   Auditor's No.        :       8603286
   Collateral           :       All equipment but not limited to food
                                processing equipment, freezing tunnels,
                                conveyors, compressors, and hoppers and
                                including all parts, accessories and accessions

- -  Reservations contained in Deed.
   Executed by    :  Jones-Scott Company, a corporation
   Recorded       :  October 8, 1945
   Auditor's No.  :  287054
   Volume/Page    :  221/40
   As Follows     :      Jones-Scott Company reserves to itself and its assigns
                     the right to install a switch and other appurtenances
                     necessary for building a railway side track on the
                     Jones-Scott Company's remaining property, said switch to be installed as near to the north and east boundaries of the
                     property herein conveyed as may be practical.
   Affects        :  PARCEL B

- -  Reservation contained in Deed
   Executed by    :  United States of America
   Recorded       :  February 14, 1956
   Auditor's No.  :  385018
   Volume/Page    :  276/280
   As Follows     :
        Subject to the following restrictions and conditions (which shall be covenants running with the land) for breach of any of which restrictions and conditions the property herein conveyed shall revert to the grantor or its transferee at its election:
   1. Noise shall not exceed 70 decibels at the border of the industrial zones for all operations. The noise shall be muffled so as not to become objectionable due to intermittence, heat frequency or shrillness;
   2. Smoke, dust, dirt and fly ash shall not exceed 0.3 grains per cubic foot of flue gas at stack temperatures of 500 degrees Fahrenheit and not to exceed 50 per cent excess air and shall in no manner be unclean, destructive, hazardous, nor shall visibility be impaired by the emission of a haze which unduly impedes vision within apparent opaqueness equivalent to No. 1 of the Ringleman Chart. Smoke, as measured by the Ringleman Chart, equivalent to No. 2 on the chart, may be allowed for periods aggregating 4 minutes in any 30 minutes;
   3.  The emission of obnoxious odors of any kind shall not be permitted;
   4. No gas shall be permitted which is deleterious to the public health, safety or general welfare as determined by the Sanitarian of the County-City Health Department, when requested by the Building Inspector;
   5. Arc welding, acetylene torch cutting or similar processes shall be performed so that glare shall not be seen and heat shall not be noticeable from any point beyond the outside of the property on which the process is conducted;

   6. Fire and safety precautions, including those pertaining to the storage and handling of flammable liquids, liquefied petroleum and gases, shall comply with the rules and regulations of the State of Washington and the City of Walla Walla;
   7. Bulk storage of flammable liquids below ground shall comply with the fire code of Walla Walla, Washington, bulk storage of flammable liquids, liquified petroleum, gases and explosives, above ground shall not be permitted;
   8. Storage, such as raw materials, fuel, etc., shall be within an entire closed building;
   9. Prohibited uses. In the Industrial Park area no building shall be erected or altered and no land shall be used for the carrying on of manufacturing activities of the character of or similar to junk and wrecking yards, tanneries, stock yards, glue factories, soap factories, oil refineries or other similar factories;
   10. The area is designated as a park area and shall not be used for residential purposes or permanent habitation, except for such needs as caretaker and watchman;
   11. Vacant property may not be used for commercial gardening, fruit raising, and general agricultural purposes that require tilling of the soil or any use that creates dust, noise, gases, noxious odors or fire and safety hazards;
   12.  Mining or extracting operations shall be prohibited;
   13. Well drilling, filling, and soil stripping must be done in such manner as to leave no unsightly or dangerous excavations or spoilbanks and in such a manner as to prevent increased erosion;
   14. Provisions for sewage and waste disposal shall conform to all local and state ordinances and further shall be such that no condition tending to pollute the Veterans Administration Hospital water supply shall exist.

   Affects        :     PARCEL C

- - An easement affecting a portion of said premises and for the purposes tated herein, and incidental purposes.

   In favor of    :  City of Walla Walla, a municipal corporation,
                     its successors and assigns
   Recorded       :  January 28, 1960
   Volume/Page    :  292/742
   Auditor's no.  :  417992
   As follows     :
        Easement and right of way for the operation, maintenance and repair of a trunk sewer of 24" I.D. dimensions, now located on the following described property, together with all necesary and usual appurtenances therefor:
        Beginning at a point on the original easterly boundary line of the Veterans Administration Reservation in Sec. 30, Tp. 7 N., R. 36 E.W.M., said point being 1685.78 feet and bearing south 27 degrees 23' east of the northeast corner of said Veterans Administration boundary line, said point being identified by a U.S.C.E. bronze disk, and running thence south 67 degrees 48' 10" west 30.12 feet for the true point of beginning; thence south 67 degrees 48' 10" west 20.09 feet; thence north 27 degrees 23' west, parallel to said easterly boundary line, 1525.73 feet more or less to the south line of Rose Street; said south line being formerly the south right of way line of the Washington State Primary Highway No. 3; thence easterly along said south line 20.09 feet; thence south 27 degrees 23' east 1525.73 feet more or less to the true point of beginning.

    Affects        :  PARCEL C.

- - An easement affecting a portion of said premises and for the purposes stated herein, and incidental purposes.
   For            :  Easement for a pipeline or pipelines for transportation of oil, gas and the products thereof, and related rights
   In Favor of    :  Cascade Natural Gas Corporation
   Recorded       :  September 8, 1969
   Volume/Page    :  332/590
   Auditor's No.  :  503727
   Affects        :  South 10 feet of Parcel C

- -  Reservations Contained in Deed
   Executed by    :  Union Pacific Railroad Company, a Utah corporation, and
                     Walla Walla Valley Railway Company, an Oregon corporation
   Recorded       :  June 22, 1962
   Volume/Page    :  302/221
   Auditor's No.  :  439803
   As follows     :

        Reserving unto the grantors, their successors and assigns forever, all minerals and all mineral rights of every kind and character now known to exist or hereafter discovered including, without limiting the generality of the foregoing, oil and gas and rights thereto, together with the sole, exclusive and perpetual right to explore for, remove and dispose of said minerals by any means or methods suitable to the grantors, their successors and assigns, but without entering upon or using the surface of the lands hereby conveyed, and in such manner as not to damage the surface of said lands or to interfere with the use thereof by the grantee, its successors or assigns.

        Also, excepting and reserving unto the grantors, their successors and assigns forever, a perpetual easement and right of way for the purpose of operating and maintaining railroad facilities upon, along, over and across the following described portion of the real estate hereby conveyed, to wit:

        A strip of land 392 feet more or less in length and 17 feet wide, being
   8.5 feet in width on each side of the center line of the joint Walla Walla Valley Railway Company - Union Pacific Railroad Company switching track #205, situate in the NW1/4 of Section 19, Township 7 north, Range 36 E.W.M., described as follows, to wit:

        Beginning at a point on the north line of Dell Avenue in the City of Walla Walla that is 726 feet distance west of the point of intersection of said north line of Dell Avenue with the west line of Thirteenth Avenue north, said point also being 30 feet northerly of the east and west center line of said Section 19 which is common to the center line of Dell Avenue; thence northerly and parallel with said west line of Thirteenth Avenue North a distance of 607.3 feet to a point which is the TRUE POINT OF BEGINNING of this description; thence westerly and parallel with and 8.5 feet distant southerly measured at right angles to the center line of said track #205 a distance of 392.0 feet more or less; thence northerly and parallel with said west line of Thirteenth Avenue North a distance of 17.0 feet; thence easterly and parallel with and 8.5 feet distant northerly measured at right angles to the center line of said spur track #205 a distance of 392 feet more or less; thence southerly and parallel with said west line of Thirteenth Avenue north a distance of 17 feet to the true point of beginning of this description.

                cepting all right, title and interest in and to those
        certain railroad tracks, facilities and appurtenances situated upon the property described in the foregoing paragraph, and reserving unto Walla Walla Valley Railway Company, its successors and assigns forever, all its right, title and interest therein and thereto. It is understood and agreed between the grantors that the railroad tracks, facilities and appurtenances are owned equally and in common by Walla Walla Valley Railway Company and Oregon-Washington Railroad & Navigation Company, a corporation.
        Affects        :  Parcel B

- -       An easement affecting a portion of said premises and for the purposes stated herein, and incidental purposes.
        For            :  a perpetual easement with the right to place,
                          construct,  operate and maintain, inspect,
                          reconstruct, repair, replace and keep clear
                          Underground Communication Lines with wires, cables,
                          fixtures and appurtenances and related rights
        In Favor of    :  Pacific Northwest Bell Telephone Company,
                          a Washington corporation
        Recorded       :  May 26, 1981
        Volume/Page    :  128/295
        Auditor's No.  :  8103831
        Affects        :  east 10 feet of Parcel C

                             WAUNAKEE, WISCONSIN

- - Rights and easements, if any, in and to any and all railroad switches, sidetracks, spur tracks and rights of way located upon or appurtenant to the subject premises.

- - Rights of the public in any portion of the subject premises lying below the ordinary highwater mark of Six Mile Creek.

- - Easement recorded on June 14, 1944, in Volume 448 of Deeds, page 211, as Document No. 688528.

- - Easement recorded on July 19, 1949, in Volume 222 of Misc., page 590, as Document No. 783363.

- - Easement recorded on October 30, 1956, in Volume 297 of Misc., page 249, as Document No. 928401.

- - Easement to the Village of Waunakee over the Northeasterly 16.5 feet of Parcel 4 of the captioned premises, said 16.5 feet being parallel and adjacent to the Westerly line of the Railway right-of-way.

     sewer trunk line over a strip of land one rode wide running from the South side of Outlot B, Waunakee Canning Co. Addition to the Village of Waunakee, in a Southerly direction to the right of way of the Chicago Northwestern Railway and having for a center line the center line of the sewer trunk line now installed on these premises.

   - Easements and rights incidental thereto in connection with the continued use and right of entrance, maintenance, construction and repair of municipal or utility facilities as may exist underground or overground in or on that portion of the above-described premises which were formerly a part of Madison Street, now partially vacated.

   - Easement recorded on March 1, 1994, in Volume 26700 of Records, page 40, as Document No. 2579154.

                               WELLS, MINNESOTA

    - THERE IS AN EASEMENT FOR HIGHWAY PURPOSES TO COUNTY OF FARIBAULT, MINNESOTA, BY VIRTUE OF AN EASEMENT AGREEMENT DATED OCTOBER 4, 1940, RECORDED DECEMBER 7, 1948, AT 17 MISCELLANEOUS, PAGE 160, OVER THE WEST 49 1/2 FEET OF THE CAPTIONED PROPERTY. TRACT 2.

    - THERE IS A TILE AGREEMENT DATED APRIL 22, 1913, FILED AT BOOK 5 OF MISCELLANEOUS, PAGE 453, GRANTING THE RIGHT TO THE PROPERTY ADJOINING THE CAPTIONED LAND ON THE EAST TO ENTER AND USE A CERTAIN STRING OF TILE DRAINAGE TERMINATING AT THE EAST LINE ABOUT 1600 FEET NORTH OF THE SOUTHEAST CORNER THEREOF FOR THE PURPOSE OF CONNECTING WITH AND FURNISHING AN OUTLET FOR OTHER STRINGS OF TILE TO BE LAID BY THE OWNER OF THE PROPERTY TO THE EAST BUT NOT TO EXCEED THE CAPACITY OF A 12
        INCH TILE.  TRACT 2.

    - THERE IS A TRANSMISSION LINE EASEMENT TO INTERSTATE POWER COMPANY DATED APRIL 20, 1964, FILED IN BOOK 23 OF MISCELLANEOUS, PAGE 486, TO INTERSTATE POWER COMPANY. THE EASEMENT IS LISTED OVER THE CAPTIONED PROPERTY BUT FURTHER PROVIDES THAT THE ELECTRIC TRANSMISSION LINE IS
        TO RUN IN AN EASTERLY AND WESTERLY DIRECTION ALONG THE SOUTH LINE OF THE ABOVE DESCRIBED PROPERTY. ALSO SAID LINE IS TO RUN IN A NORTHERLY AND SOUTHERLY DIRECTION ALONG THE WEST LINE OF THE ABOVE DESCRIBED PROPERTY AND BE LOCATED APPROXIMATELY 2 FEET EAST OF THE EAST BOUNDARY LOCATED ALONG THE WEST LINE OF THE CAPTIONED PROPERTY. TRACT 1.

    - THERE IS A RIGHT OF WAY DEED TO THE CHICAGO, MILWAUKEE AND ST. PAUL RAILWAY COMPANY DATED APRIL 23, 1891, FILED APRIL 29, 1891, AT BOOK 20, PAGE 599. THE RIGHT OF WAY IS OVER A STRIP OF LAND LYING SOUTHWESTERLY OF A LINE DRAWN TO AND 50 FEET NORTHEASTERLY FROM THE CENTERLINE OF THE MAIN TRACK OF THE MANKATO BRANCH OF THE RAILWAY AS IT CROSSES THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 5, TOWNSHIP 103, RANGE 24. SAID DEED ALSO GRANTS THE RIGHT TO ERECT WITHIN 150 FEET FROM THE CENTERLINE PORTABLE SNOW FENCES ARE NOT ERECTED BEFORE THE 15TH
        DAY OF OCTOBER EACH YEAR AND REMOVED ON OR BEFORE THE 1ST DAY OF APRIL. TRACTS 3 & 4.

    - THERE IS A FINAL CERTIFICATE TO THE STATE OF MINNESOTA FOR HIGHWAY PURPOSES DATED MARCH 8, 1937, FILED MARCH 30, 1937, RECORED AT 96 OF DEEDS, PAGE 51. THE HIGHWAY RIGHT OF WAY IS OVER A TRACT OF LAND IN THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 5, TOWNSHIP 103 NORTH, RANGE 24 WEST LYING NORTHEASTERLY OF THE RAILWAY AND LYING SOUTHWESTERLY OF A LINE PARALLEL WITH AND DISTANT 50 FEET NORTHEASTERLY AND CONTAINING 0.86 ACRES MORE OR LESS. TRACTS 3 & 4.

    - THERE IS A FINAL CERTIFICATE TO THE STATE OF MINNESOTA DATED DECEMBER 14, 1954, FILED FEBRUARY 26, 1955, AT 119 OF DEEDS, PAGE 76, FOR HIGHWAY RIGHT OF WAY PURPOSES AS FOLLOWS: THAT PART OF THE SOUTH 20 RODS OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 4, TOWNSHIP 103 NORTH, RANGE 24 WEST LYING NORTHEASTERLY OF THE RAILROAD WHICH LIES SOUTHWESTERLY OF A LINE PARALLEL WITH AND DISTANT 75 FEET NORTHEASTERLY OF A DESCRIBED LINE CONTAINING 0.2 ACRES MORE OR LESS. TRACTS 3 & 4.

- -   EASEMENT DATED MAY 13, 1991, FILED MAY 20, 1991, AS DOCUMENT NO.
    275606.  SEE ATTACHED.

- -   EASEMENT AGREEMENT DATED MAY 15, 1992, FILED JUNE 3, 1992, AS DOCUMENT
    NO. 279540 BETWEEN THOMAS KUECHENMEISTER AND MAXINE KUECHENMEISTER, HUSBAND AND WIFE, AND STOKELY USA, INC. SEE ATTACHED.

            Stokely Locations covered by Mortgages/Deeds of Trust



1.      Sun Prairie, Dane (County), Wisconsin
2.      DeForest, Dane Wisconsin
3.      Waunakee, Dane, Wisconsin
4.      Pickett, Winnebago, Wisconsin
5.      Merrill, Lincoln, Wisconsin
6.      Walla Walla, Walla Walla, Washington*
7.      Oconomowoc, Waukesha, Wisconsin
8.      Jefferson, Jefferson, Wisconsin
9.      Poynette, Columbia, Wisconsin
10.     Wells, Faribault, Minnesota
11.     Green Bay, Brown, Wisconsin
12.     Appleton, Outagamie, Wisconsin**
13.     Cobb, Iowa, Wisconsin
14.     Hoopeston, Vermilion, Illinois*
15.     Grandview, Yakima, Washington*
16.     Ackely, Franklin/Hardin, Iowa
17.     Scottville, Mason, Michigan


*       Indicates Deed of Trust
**      Mortgage neither signed nor recorded, pending sale of property

                                                                       EXHIBIT B

                              STOKELY USA, INC.
                           CERTIFICATE OF OFFICERS


        We, Stephen Theobald and Robert Brill, each hereby certify that we are, respectively, the Vice Chairman and the Secretary of STOKELY USA, INC., a Wisconsin corporation (the "Company"), and that, as such officers, we are authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

        1. This Certificate is being delivered pursuant to Section 3(b) of the Third Amendment to Note Agreement (the "Third Amendment"), dated May __, 1995, entered into by the Company and each of the noteholders listed on Annex 1 thereto (collectively, the "Noteholders").

        2. The representations and warranties contained in Section 2 of the Third Amendment are (except as affected by transactions contemplated by the Third Amendment) true in all material respects on the date hereof with the same effect as though made on and as of the date hereof.

        3. The Company has performed and complied with all agreements and conditions contained in the Third Amendment that are required to be performed or complied with by the Company before or at the date hereof.

        4. Robert Brill is on and as of the date hereof, and at all times subsequent to May, 1995 has been, the duly elected, qualified and acting Secretary of the Company, and the signature appearing on the Certificate of Secretary dated the date hereof and delivered to the Noteholders contemporaneously herewith is his genuine signature.

        IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of the Company and under its corporate seal this 25th day of May, 1995.

                                        STOKELY USA, INC.

                                        By:       STEPHEN THEOBALD
                                           ------------------------------
                                                  Stephen Theobald
                                                    Vice Chairman


                                                   ROBERT BRILL
                                           -------------------------------
                                                   Robert Brill
                                                    Secretary




                                 Exhibit B1-1

                              STOKELY USA, INC.
                           CERTIFICATE OF SECRETARY


        I, Robert Brill, hereby certify that:

        (a) I am the duly elected, qualified and acting Secretary of STOKELY USA, INC. (the "Company"), a Wisconsin corporation;

        (b) Attached hereto as Attachment A is a true and complete copy of the Articles of Incorporation of the Company, as in full force and effect on the date hereof;

        (c) Attached hereto as Attachment B is a true and complete copy of the By-Laws of the Company, including all amendments thereto;

        (d) Each person who, as an officer or director of the Company, signed any of the agreements, instruments or documents in connection with the financing arrangements described in the resolutions attached hereto was, at the respective time of signing and the delivery thereof, duly elected, qualified and acting as such officer or director.

        (e) Attached hereto as Attachment C is a true and complete list of the executive officers and directors of the Company. The signature set forth opposite the name of each officer is his or her genuine signature; and

        (f) Attached hereto as Attachment D is a true and complete copy of all resolutions duly adopted by the Board of Directors and/or stockholders of the Company with respect to the Third Amendment to Note Agreement dated May 31, 1995, among the Company and the noteholders listed on Annex 1 thereto, and all transactions and documents contemplated thereby, including agreements and documents relating to holders of the Company's long-term notes; such resolutions have not been modified, amended, repealed or rescinded and remain in full force and effect as of the date hereof; and such resolutions are the only resolutions adopted by the Company's Board of Directors or stockholders relating to the matters described therein.

        IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of May, 1995.

                                        STOKELY USA, INC.



                                                  ROBERT BRILL
                                        ---------------------------------
                                                  Robert Brill
                                                    Secretary

                                 ATTACHMENT A


                          ARTICLES OF INCORPORATION
                                OF THE COMPANY













                                 Exhibit C1-2

                           UNITED STATES OF AMERICA


STATE OF WISCONSIN  )
OFFICE OF THE       )   SS.
SECRETARY OF STATE  )


TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

        I, DOUGLAS LA FOLLETTE, Secretary of State of the State of Wisconsin and Keeper of the Great Seal thereof, do hereby certify that the annexed copy has been compared by me with the record on file in this Office and that the same is a true copy thereof, and of the whole of such record; and that I am the legal custodian of such record, and that this certification is in due form.


                                        IN TESTIMONY WHEREOF, I have
                                    hereunto set my hand and affixed the Great
                                    Seal of the State.


                                    Douglas LaFollette

                                    DOUGLAS LaFOLLETTE

                                    Secretary of State



[SEAL]



BY: Robert Karis                    DATE: APR 26 1995

                          ARTICLES OF AMENDMENT AND
                      RESTATED ARTICLES OF INCORPORATION
                             OF STOKELY USA, INC.



        At a meeting of the stockholders of Stokely USA, Inc. held on September 16, 1985, pursuant to the Wisconsin Statutes and the Articles and By-Laws of said corporation, the following Articles of Amendment and Restated Articles of Incorporation of said corporation were duly adopted:

        FIRST:  The name of the corporation is Stokely USA, Inc.

        SECOND: The Amendment and Restated Articles of Incorporation so adopted are set forth in Exhibit A attached hereto and made a part hereof.

        THIRD: The date of adoption of the Amendment and Restated Articles of Incorporation by the stockholders was September 16, 1985.

        FOURTH: The foregoing Amendment and Restated Articles of Incorporation were adopted by the stockholders entitled to vote by the following vote:



                                Shares          Affirmative     Shares          Shares
                Shares          Entitled        Votes           Voted           Voted
Class           Outstanding     to Vote         Required        For             Against
- -----------     -----------     --------        -----------     ------          -------
Common          6,635,200       6,635,200       4,423,467       6,238,800       None


        FIFTH: The Amendment and Restated Articles of Incorporation effect a change in the authorized capital stock of the corporation. The total number of authorized shares of common stock is increased from 10,000,000 shares of a par value of $.06 per share to 12,000,000 shares of a par value of $.05 per share. There is no change in the stated capital of the corporation, which remains at $600,000 represented by 12,000,000 shares of a par value of $.05 per share. Each presently outstanding share of a par value of $.06 per share shall be converted into a share of a par value of $.05 and no new shares shall be issued in connection with such reduction of par value.

        IN WITNESS WHEREOF, the undersigned officers of Stokely USA, Inc. have hereunto set their hands this 16th day of September, 1985.


                                        STOKELY USA, INC.

                                        By  THOMAS W. MOUNT
                                            ---------------------------
                                            Thomas W. Mount, President


                                            DUANE W. THORSEN
                                            ---------------------------
                                            D. W. Thorsen, Secretary


This document was drafted by
Frank J. Pelisek,
Attorney at Law.


Record in Waukesha County, Wisconsin.

                                                                      EXHIBIT A

                                   RESTATED

                          ARTICLES OF INCORPORATION

                                      OF

                              STOKELY USA, INC.


        The following Restated Articles of Incorporation of Stokely USA, Inc. supersede and take the place of the heretofore existing Articles of Incorporation of said corporation and all prior amendments thereto:


                                  ARTICLE I


        The name of the corporation is Stokely USA, Inc.


                                  ARTICLE II

        The purpose or purposes for which the corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

                                 ARTICLE III

        The number of shares of capital stock which the corporation shall be authorized to issue is Twelve Million (12,000,000) shares. Such shares shall be designated common stock and shall be of a par value of $.05 per share. The holders of the capital stock shall not have any preemptive rights to purchase or to subscribe for shares of any class of shares of capital stock or securities convertible into capital stock, now or hereafter authorized.

                                  ARTICLE IV

        The address of the registered office of the corporation is 626 East Wisconsin Avenue, Box 248, Oconomowoc, Waukesha County, Wisconsin 53066, and the name of its registered agent at such address is Joseph B. Weix.


                                  ARTICLE V

        The number of directors constituting the Board of Directors of the corporation shall be fixed from time to time by the By-Laws of the corporation.

                              STATE OF WISCONSIN
                                    FILED
                                 SEP 17 1985
                             DOUGLAS LA FOLLETTE
                              SECRETARY OF STATE

                              ARTICLES OF MERGER
                                      OF
                              STOKELY USA, INC.
                           a Wisconsin Corporation
                                     AND
                           AMERICAN NATIONAL CORP.
                             an Iowa Corporation


        The following Articles of Merger have been duly adopted by the Board of Directors of Stokely USA, Inc. pursuant to the provisions of Section 180.685 of the Wisconsin Statutes.

        FIRST: The Plan of Merger so adopted is set forth on Exhibit A attached hereto and made a part hereof.

        SECOND: Stokely USA, Inc., the surviving corporation, is the owner of all of the outstanding shares of American National Corp., the merging corporation. The Plan of Merger does not provide for any changes in the Articles of Incorporation of Stokely USA, Inc. or any issuance of capital stock by Stokely USA, Inc. The Plan of Merger provides for the cancellation of the currently outstanding capital stock of American National Corp. held by Stokely USA, Inc.

        THIRD: The merger shall become effective at the close of business on May 31, 1989 if these Articles of Merger are duly filed prior to such time. If these Articles of Merger are not duly filed until after the close of business on May 31, 1989, the merger shall become effective upon the due filing thereof.

        FOURTH: The number of outstanding shares of each class of American National Corp. and the number of such shares of each class owned by Stokely USA, Inc. is as follows:


      Class              Outstanding                 Owned by Stokely USA, Inc.
      -----              -----------                 --------------------------
     Common                75,000                              75,000


        FIFTH: As Stokely USA, Inc., the surviving corporation, is the sole owner of all of the outstanding capital stock of American National Corp., no notice of the merger to each shareholder of record of American National Corp. is required by Section 180.685(2) of the Wisconsin Statutes. Stokely USA, Inc.

waives any and all rights to be paid the fair value of its shares as provided in Section 180.72 of the Wisconsin Statutes.

        IN WITNESS WHEREOF, the undersigned officers of Stokely USA, Inc., the surviving corporation, and of American National Corp., the merging corporation, have caused these Articles of Merger to be executed as of the 26th day of May, 1989.

STOKELY USA, INC.                                AMERICAN NATIONAL CORP.


By:  THOMAS W. MOUNT                             By:  THOMAS W. MOUNT
     ---------------                                  ---------------
     Thomas W. Mount                                  Thomas W. Mount
     President                                        President


Attest:  DUANE W. THORSEN                        Attest:  WILLIAM SIMONS
         ----------------                                 --------------
         Duane W. Thorsen                                 William Simons
         Secretary                                        Secretary



     [CORPORATE SEAL]                                 [NO CORPORATE SEAL]


This document was drafted by and should be returned to:

F. J. Pelisek, Esq.
Michael, Best & Friedrich
250 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 271-6560

                                  EXHIBIT A

                                PLAN OF MERGER

        WHEREAS, Stokely USA, Inc., a Wisconsin corporation ("Stokely"), owns all of the outstanding shares of stock of American National Corp., an Iowa corporation ("American"); and

        WHEREAS, it is deemed advisable that Stokely be merged with American, with Stokely being the surviving corporation:

        NOW, THEREFORE, this Plan of Merger is hereby adopted under and pursuant to Section 496A.72 of the Iowa Code by the Board of Directors of Stokely, the surviving corporation.

        1. The corporations proposing to merge are Stokely and American, with Stokely being the surviving corporation.

        2. The terms and conditions of the proposed merger are that upon the merger becoming effective the parties to this Plan of Merger shall become a single corporation and shall have and succeed to all of the rights, privileges and powers now possessed by both parties to the merger. The surviving corporation shall assume and discharge all of the obligations and liabilities of both of the parties to the merger.

        3. All of the outstanding shares of common stock of American currently owned by Stokely will be surrendered and cancelled. There shall be no conversion of the shares of American into shares, obligations or other securities of Stokely or any other corporation or, in whole or in part, into cash or other property. Stokely will not issue any shares of its capital stock as a result of the merger. There will be no change in the Articles of Incorporation of Stokely as a result of the merger.

        4. This Plan of Merger shall become effective at the close of business on May 31, 1989, or upon the filing of Articles of Merger if such filing shall occur after such time.

        5. Stokely's registered office is located in Waukesha County. The registered office of Stokely, the surviving corporation, shall remain in Waukesha County.

                              STATE OF WISCONSIN
                                    FILED
                                 MAY 30 1989
                             DOUGLAS LA FOLLETTE
                              SECRETARY OF STATE

                         ARTICLES OF AMENDMENT TO THE
                    RESTATED ARTICLES OF INCORPORATION OF
                              STOKELY USA, INC.




        By action of the shareholders of Stokely USA, Inc. on June 24, 1989 at a meeting duly convened pursuant to the provisions of the Wisconsin Statutes and the Articles and By-Laws of said corporation, the following Articles of Amendment to the Restated Articles of Incorporation of said corporation were duly adopted:

        FIRST:          The name of the corporation is Stokely USA, Inc.

        SECOND:         The Amendments to the Restated Articles of Incorporation
so adopted  are as follows:

        (1) RESOLVED, that Article III of the Restated Articles of Incorporation of this Corporation shall be, and it hereby is, amended to read as follows:

        "Article III. The number of shares of capital stock which the Corporation shall be authorized to issue is Twenty-One Million (21,000,000) shares, divided into Twenty Million (20,000,000) shares of Common Stock, $ .05 par value per share, and One Million (1,000,000) shares of Preferred Stock, $ .10 par value per share.

        (1) The Board of Directors of the Corporation is authorized at any time or from time to time to divide the shares of preferred stock into classes and into series within any class or classes of preferred stock; and to determine for any such class or series its designation, relative rights, preferences and limitations, including, if applicable, the rate of dividend, the price at and the terms and conditions upon which shares may be redeemed, the amount payable upon shares in event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares, and the terms and conditions upon which shares may be converted.

        (2) No holder of any shares of Common or preferred stock of the Corporation shall have any right as such holder (other than such right, if any, as the Board of Directors in its discretion may determine) to purchase or to subscribe for shares of any class of shares of capital stock or securities convertible into capital stock, now or hereafter authorized."

        (2) RESOLVED, that Article V of the Restated Articles of Incorporation of this Corporation shall be, and it hereby is, amended to read as follows:

        "Article V. The number of Directors constituting the Board of Directors of this Corporation, not less than nine (9) nor more than fifteen
(15), shall be fixed from time to time by the By-Laws of this Corporation. The Board of Directors of this Corporation shall be divided into three (3) classes of not less than three (3) nor more than five (5) Directors each. The term of office of the first class of Directors shall expire at the first annual meeting after their initial election under the provisions of this Article V, the term of office of the second class shall expire at the second annual meeting after their initial election under the provisions of this Article V, and that of the third class shall expire at the third annual meeting after their initial election under the provisions of this Article V. At each annual meeting after the initial classification of the Board of Directors under this Article V, the class of Directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting.

        Any Director may be removed from office by affirmative vote of 80% of the outstanding shares entitled to vote for the election of such Director, taken at an annual meeting or a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the affirmative vote of 80% of such shares.

        Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article V of these Articles of Incorporation."

        (3) RESOLVED, that Article VI of the Restated Articles of Incorporation of this Corporation shall be, and it hereby is, created to read as follows:

        Article VI is attached to these Articles of Amendment of Stokely USA, Inc. as Annex A.

        THIRD: The date of adoption of the Amendments by the shareholders was June 24, 1989.

        FOURTH: The foregoing Amendments were adopted by the shareholders entitled to vote as set forth below. At the record date for the meeting of June 24, 1989, the outstanding shares of Common Stock, all of which were entitled to vote, are as set forth below:

        (1)     AMENDMENT OF ARTICLE III  - INCREASE IN CAPITAL STOCK


                        Total Shares          Total       Total       Total
                        Outstanding        Affirmative    Shares      Shares
                        and Entitled          Votes       Voted       Voted
         Class             to Vote           Required      For       Against
         -----          ------------       -----------    ------     -------
         Common          8,239,195          5,492,797    5,966,124   694,026


         (2)  AMENDMENT OF ARTICLE V - CLASSIFIED BOARD OF DIRECTORS

                Total Shares        Total         Total        Total
                Outstanding      Affirmative      Shares      Shares
                and Entitled        Votes         Voted        Voted
                  to Vote          Required        For        Against
                ------------     -----------    ---------     -------

Common           8,239,195        5,492,797     5,951,984     634,951


               (3)  ADDITION OF ARTICLE VI - REPURCHASE RIGHTS

                Total Shares        Total         Total        Total
                Outstanding      Affirmative      Shares      Shares
                and Entitled        Votes         Voted        Voted
                  to Vote          Required        For        Against
                ------------     -----------    ---------     -------

Common           8,239,145        5,492,797     5,960,405     626,666


        FIFTH: The Amendments will effect a change in the authorized capital stock of the Corporation. The Amendments increase the authorized capital stock of the Corporation from 12,000,000 shares of Common Stock of $.05 par value to 20,000,000 shares of Common Stock of $.05 par value and 1,000,000 shares of Preferred Stock of $.10 par value, or an increase in authorized capital stock of 8,000,000 shares of Common Stock of $.05 par value and 1,000,000 shares of Preferred Stock of $.10 par value. The Amendments do not increase the stated capital of the Corporation as defined in Section 180.02(12), Wisconsin Statutes, as there are no current plans or proposals for issuance by the Corporation of the additional authorized Common Stock or the newly authorized Preferred Stock.

        IN WITNESS WHEREOF, the undersigned officers of Stokely USA, Inc. have hereunto set their hands this 24th day of June, 1989.



                                        STOKELY USA, INC.

                                        By         THOMAS W. MOUNT
                                           -------------------------------
                                           Thomas W. Mount, President


                                        By        DUANE W. THORSEN
                                           -------------------------------
                                           Duane W. Thorsen, Secretary


This document was drafted by:

Frank J. Pelisek, Attorney at Law
Michael, Best & Friedrich
100 East Wisconsin Avenue, Suite 3300
Milwaukee, Wisconsin  53202-4108


Record in Waukesha County, Wisconsin

                                   ANNEX A
                                  ARTICLE VI
                          REPURCHASE OF COMMON STOCK

6.1 REPURCHASE RIGHTS.

        6.1.1. In the event that any person (Acquiring Person) (i) who is the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the Common Stock then outstanding and any of such Common Stock was acquired pursuant to a tender offer, each holder of Common Stock shall have the right, until and including the ninetieth (90th) day following the date the notice to holders of Common Stock referred to in Section 6.3 herein is mailed, to have the Common Stock held by such holder repurchased by the Corporation at the Repurchase Price determined as provided in Section 6.5 herein, and each holder of securities convertible into Common Stock or of options, warrants or rights exercisable to acquire Common Stock prior to such thirtieth (30th) day shall have the right simultaneously with the conversion of such securities or exercise of such options, warrants or rights to have the Common Stock to be received by such holder repurchased by the Corporation at the Repurchase Price.

        6.1.2. All repurchase rights hereunder shall be subject to, and limited by, any provision contained in the Wisconsin Business Corporation Law which limits the amounts which may be used by the Corporation to repurchase its Common Stock.

        6.1.3. No holder of Common Stock of the Corporation shall have any right to have Common Stock repurchased by the Corporation pursuant to this
Article VI if the Corporation, acting through a majority of its Board of Directors, shall within ten (10) business days following the publication of such tender offer or following publication of any amendment of such tender offer recommend to the holders of Common Stock that such tender offer be accepted.

6.2 DEFINITIONS.

        6.2.1. The term "person" shall include an individual, a Corporation, partnership, trust or other entity. When two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring Common Stock, such partnership, syndicate or group shall be deemed a "person."

        6.2.2. For the purpose of determining whether a person is an Acquiring Person, such person shall be deemed to beneficially own (i) all Common Stock with respect to which such person has the capability to control or influence the voting or dispositive power in respect thereof and (ii) all Common Stock which such person has the immediate or future right to acquire, directly or indirectly, pursuant to agreements, through the exercise of options, warrants or rights or through the conversion of convertible securities or otherwise; and all Common Stock which an Acquiring Person has the right to acquire in such manner shall be deemed to be outstanding shares, but Common Stock which any other person has the right to acquire in such manner shall not be deemed to be outstanding shares.

        6.2.3. The acquisition of Common Stock by the Corporation or by any person controlled by the Corporation shall not engender the right to have Common Stock repurchased pursuant to this Article VI.

        6.2.4. The right to have Common Stock repurchased pursuant to this
Article VI shall attach to such shares and shall not be personal to the holder thereof.

        6.2.5. The term "tender offer" shall mean an offer to acquire or an acquisition of Common Stock pursuant to a request or invitation for tenders or an offer to purchase such shares for cash, securities or any other consideration.

        6.2.6. The term "market purchases" shall mean the acquisition of Common Stock from holders of such shares in privately negotiated transactions or in transactions effected through a broker or dealer.

        6.2.7. Subject to the provisions of Section 6.2.2 herein, "outstanding shares" shall mean shares of Common Stock which at the time in question have been issued by the Corporation and not reacquired and held or retired by it or held by any subsidiary of the Corporation.

6.3 REPURCHASE PROCEDURE.

        Not later than thirty (30) days following the date on which the Corporation receives notice that any person has become an Acquiring Person and, as a result, the right to have Common Stock repurchased by the Corporation under this Article VI shall have been created, the Corporation shall give written notice, by first class mail, postage prepaid, at the address shown on the records of the Corporation to each holder of record of Common Stock (and to any other person known by the Corporation, to have rights to demand repurchase pursuant to Section 6.1 of this Article) as of the date not more than seven (7) days prior to the date of the mailing pursuant to this Section 6.3 and shall advise each such holder of the right to have shares repurchased and the procedures for such repurchase. In the event that the Corporation fails to give notice as required by this Section 6.3, any holder entitled to receive such notice may, within thirty (30) days thereafter, serve written demand upon the Corporation to give such notice. If within ten (10) days after receipt of written demand the Corporation fails to give the required notice, such holder may at the expense and on behalf of the Corporation take such reasonable action as may be appropriate to give notice or to cause notice to be given pursuant to this Section 6.3.

        6.3.1. In the event Common Stock is subject to repurchase in accordance with this Article VI, the Directors of the Corporation shall designate a Repurchase Agent, which shall be a corporation or association (i) organized and doing business under the laws of the United States or any state, (ii) subject to supervision or examination by federal or state authority, (iii) having combined capital and surplus of at least $5,000,000 and (iv) having the power to exercise corporate trust powers.

        6.3.2. For a period of ninety (90) days from the date of the mailing of the notice to holders of Common Stock referred to in this Section 6.3, holders of Common Stock and other persons entitled to have Common Stock repurchased pursuant to this Article VI may, at their option, deposit certificates representing all or less than all Common Stock held of record by them with the Repurchase Agent together with written notice that the holder elects to have such shares repurchased pursuant to this Article VI. Repurchase shall be deemed to have been effected at the close of business on the day such certificates are deposited in proper form with the Repurchase Agent.

        6.3.3. The Corporation shall promptly deposit in trust with the Repurchase Agent cash in an amount equal to the aggregate Repurchase Price of all of the Common Stock deposited with the Repurchase Agent for the purposes of repurchase.

        6.3.4. As soon as practicable after receipt by the Repurchase Agent of the cash deposit by the Corporation referred to in this Section 6.3, the Repurchase Agent shall issue its checks payable to the order of the persons entitled to receive the Repurchase Price of the Common Stock in respect of which such cash deposit was made.

        6.3.5. In the event the Corporation is unable to deposit with the Repurchase Agent cash in full amount of the aggregate Repurchase Price of all shares deposited for repurchase, because of limitations upon repurchase of Common Stock contained in the Wisconsin Business Corporation Law, the Corporation shall promptly deposit with the Repurchase Agent the maximum amount of cash which may be used for the repurchase of Common Stock, under the most restrictive of the applicable limitations upon such repurchase. In the event of deposit of less than the full aggregate Repurchase Price pursuant to the provisions of this subsection, the Repurchase Agent shall, after the expiration of the notice period provided for in this Section 6.3.4, use the amount so deposited to repurchase share pro lanto, in proportion to the number of shares deposited by each shareholder for repurchase. Certificates representing all shares which remain unpurchased shall be returned to the depositors thereof as soon as practicable thereafter, and there shall be no further repurchase rights with respect to such shares arising in connection with the transactions already completed.

6.4 RETIRED STOCK.

        All Common Stock with respect to which repurchase has been effected pursuant to this Article VI shall thereupon be deemed retired.

6.5 REPURCHASE PRICE.
        The Repurchase Price shall be the amount payable by the Corporation in respect of each share of Common Stock with respect to which repurchase has been demanded pursuant to this Article VI and shall be the greatest amount determined on any of the following three bases:

                (i) The highest price per share of Common Stock, including any commission paid to brokers or dealers for solicitation or whatever, at which Common Stock held by the Acquiring Person were acquired pursuant to a tender offer regardless of when such tender offer was made or were acquired pursuant to any market purchase or otherwise within eighteen (18) months prior to the notice to holders of Common Stock referred to in Section
6.3 herein. For purposes of this subsection (i), if the consideration paid in any such acquisition of Common Stock consisted, in whole or part, of consideration other than cash, the Board of Directors of the Corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the cash value, if any, ascribed to such consideration by the Acquiring Person.

                (ii) The highest sale price per share of Common Stock for any trading day during the eighteen (18) months prior to the notice to holders of Common Stock referred to in Section 6.3 herein. For purposes of this subsection (ii), the sale price for any trading day shall be the closing price per share of Common Stock as furnished by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or the last sale price per share traded on any national securities exchange.

                (iii) The amount of shareholders' equity in respect of each outstanding share of Common Stock as determined in accordance with generally accepted accounting principles and as reflected in any published report by the Corporation as of the quarter ending immediately preceding the notice to shareholders referred to in Section
        6.3 herein.

        6.5.1. The determinations to be made pursuant to Section 6.5 shall be made by the Board of Directors not later than the date of the notice to holders of Common Stock referred to in Section 6.3 herein. In making such determination, the Board of Directors may engage such persons, including investment banking firms and the independent accountants who have reported on the most recent financial statements of the Corporation, and may utilize employees and agents of the Corporation, who will, in the judgment of the Board of Directors, be of assistance to the Board of Directors.

        6.5.2. The determinations to be made pursuant to this Section 6.5, when made by the Board of Directors acting in good faith on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, including any person referred to in Section 6.1 herein.

y
                                                                  $24.00 RD

Amendment to Restated Articles
- - Increases authorized shares from: 12,000,000 Common at $0.05 P.V.
                                To: 20,000,000 Shares Common at $0.05 P.V.
                                     1,000,000 Shares Preferred at $0.10 P.V.
- - adds Directors provision (Art V)
- - adds Stock Repurchase Provisions (new Art VI)


                                                   $650,000 plus $25.00 Exp

                                                   Michael, Best & Friedrich
                                                   P.O. Box 1806
                                                   Madison, WI 53701
                                                   Attn: Julie Bretl


                              STATE OF WISCONSIN
                                    FILED
                                 JUL 07 1989
                             DOUGLAS LA FOLLETTE
                              SECRETARY OF STATE

Form 38 (88)

                           UNITED STATES OF AMERICA


STATE OF WISCONSIN     )
                       )
  OFFICE OF THE        )   SS.
SECRETARY OF STATE     )

        To All to Whom These Presents Shall Come, Greeting:

        I, DOUGLAS La FOLLETTE, Secretary of State of the State of Wisconsin and Keeper of the Great Seal thereof, do hereby certify that the annexed copy has been compared by me with the record on file in this Office and that the same is a true copy thereof, and of the whole of such record; and that I am the legal custodian of such record, and that this certification is in due form.

                                             IN TESTIMONY WHEREOF, I have
                                           hereunto set my hand and affixed
                                           the Great Seal of the State.

[CORPORATE SEAL]

                                           Douglas La Follette
                                           -------------------
                                           DOUGLAS La FOLLETTE
                                           Secretary of State




BY: [SIG]                              DATE: JULY 31, 1992
    ------------------
    Corporation Division

                        KNOW ALL MEN BY THESE PRESENTS: That the undersigned,
                adult residents of the State of Wisconsin, do hereby make, sign and agree to the following

                           ARTICLES OF ORGANIZATION

                        ARTICLE FIRST. - The undersigned have associated, and
                do hereby associate themselves together for the purpose of forming a corporation under Chapter 86 of the Wisconsin
                Statutes and the acts amendatory thereof and supplementary thereto, the business and purposes of which corporation shall be: to own, operate, run and manage canning factories, and own real estate, buildings, structures and all the necessary
                machinery and appliances for running and operating canning factories for the purpose of canning, preserving and packing fruits, grain, meats, foods and vegetables and their
                by-products; to own and hold by lease or otherwise farming lands, from which to produce and raise such articles,
As              vegetables and fruit; and to furnish and supply farmers,
Amended         gardners and such laborers and workmen with seed and seeds
Mar. 27,        with which to grow and produce such vegetables and products
1936            to be sold, canned, packed and preserved, and to deal in
                canned goods, and to buy and sell all such canned goods
                generally, and to sell and dispose of all by-products made and resulting in the operation of such factories, and to do all things necessary and proper in running and operating
                such factories, and to do and transact all business usual
                and incident to such business.
                To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of, and to grant
                licenses or other rights in, and in any manner deal with
                patents, inventions, improvements, processes, formulas,
                trade-marks, trade names, rights and licenses secured under letters patent, copyrights or otherwise.
                        To purchase, hold, sell and reissue the shares of its
                own capital stock; to buy, sell, lease, pledge, mort-
                gage or otherwise deal in real estate and personal property of every kind and description, necessary and proper to
                effectuate the purposes for which this company is organized.
                        To purchase, hold, sell, assign, transfer, mortgage,
                pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence of indebtedness
                created by any other corporation or corporations of this or any other state, territory or country, and, while owner of such
As              stock, to exercise all the rights and powers and privileges of
Amended         ownership, including the right to vote thereon; to guarantee
Mar. 27,        any dividends, bonds, stocks, contracts or other obligations of
1936            any corporation in which this corporation is an owner or has an interest; to aid in any lawful manner such corporations, and to do all legal acts and things designed for the preservation, protection, improvement, development, or enhancement of the value of any such corporation, or of its stock, bonds, securities, evidences of indebtedness, contracts or other obligations.

As
Amended                 ARTICLE SECOND.- The name of said corporation shall be
January         OCONOMOWOC CANNING COMPANY, and its location shall be in
31, 1923        Oconomowoc, Wisconsin.


As                      ARTICLE THIRD - The capital stock of said corporation
Amended         shall be six hundred thousand dollars ($600,000.00) and the
Mar. 27,        same shall consist of six thousand (6000) shares, each of which
1936            said shares shall be of the face or par value of one hundred dollars ($100.00).


                        ARTICLE FOURTH.- The general officers of said
                corporation shall be a President, Vice-President, Secretary and Treasurer, and the Board of Directors shall consist of five (5) stockholders.

                ARTICLE FIFTH.- The principal duties of the President shall be to preside at all meetings of the Board of Directors and to have a general supervision of the affairs of the corporation.

                     The principal duties of the Vice-President shall be to discharge the duties of the President in the event of the absence or disability, for any cause whatever, of the latter.

                     The principal duties of the Secretary shall be to countersign all deeds, leases and conveyances executed by the corporation, affix the seal of the corporation thereto, and to such other papers as shall be required or directed to be sealed, and to keep a record of the proceedings of the Board of Directors, and to safely and systematically keep all books, papers, records and documents belonging to the corporation, or in anywise pertaining to the business thereof.

                     The principal duties of the Treasurer shall be to keep and account for all moneys, credits and property, of any and every nature, of the corporation, which shall come into his hands, and keep an accurate account of all moneys received and disbursed, and proper vouchers for moneys disbursed, and to render such accounts, statements and inventories of moneys received and disbursed, and of moneys and property on hand, and generally of all matters pertaining to this office, as shall be required by the Board of Directors.

                     The Board of Directors may provide for the appointment of such additional officers as they may deem for the best interests of the corporation.

                     Whenever the Board of Directors may so order, the offices of Secretary and Treasurer may be held by the same person.

                     The said officers shall perform such additional or different duties as shall from time to time be imposed or required by the Board of Directors, or as may be prescribed from time to time by the by-laws.

                ARTICLE SIXTH.- Only persons holding stock according to the regulations of the corporation shall be members of it.

                ARTICLE SEVENTH.- These Articles may be amended by resolution setting forth such amendment or amendments, adopted at any meeting of the stockholders by a vote of at least two-thirds of all the stock of said corporation then outstanding.

                        ARTICLE 8.- NAMES AND RESIDENCES. The names and
                residences of the persons forming this corporation are:

                Rudolph P. Binzel,  residing at Beaver Dam, Wis.
                Ernest C. Theobald, residing at Oconomowoc, Wis.
                H.P. MacDermott,    residing at 254 Mason St., Apt. 211,
                                    Milwaukee,  Wis.
                Philip Binzel,      residing at Oconomowoc, Wis.

                        IN WITNESS WHEREOF, we have hereunto set our hands this
                13th day of February, A.D. 1920.
                        Signed in Presence of:
                                                PHILIP BINZEL
                        N.W. EVANS         )    RUDOLPH P. BINZEL
                        JOS. A. MC CAFFREY )    ERNEST C. THEOBALD
                                                HARRY MAC DERMOTT

                STATE OF WISCONSIN, )
                                    )  SS.
                COUNTY OF WAUKESHA. )

                        Personally came before me this 13th day of February,
                A.D. 1920, the above named RUDOLPH P. BINZEL, ERNEST C. THEOBALD, HARRY MacDERMOTT and PHILIP BINZEL, to me known to be the persons who executed the foregoing instrument, and acknowledged the same.

                                                N.W. EVANS,
                                                  Notary Public, Wisconsin.
                (Notarial Seal)
                My Commission expires)
                Aug. 14, 1921.       )

                STATE OF WISCONSIN,  )
                                     ) SS.
                COUNTY OF WAUKESHA.  )

                        PHILIP BINZEL and ERNEST C. THEOBALD, being each duly
                sworn, doth each for himself depose and say that he is one of the original signers of the above declaration and articles; that the above and foregoing is a true, correct and complete copy of such original declaration and articles, and of the whole thereof.

                Subscribed and sworn to before me
                this 18th day of February, A.D. 1920.   ERNEST C. THEOBALD
                                                        PHILIP BINZEL

                        N.W. EVANS,
                          Notary Public, Wisconsin.

                (Notarial Seal)

                                            REEL 258 IMAGE 115

                           ARTICLES OF AMENDMENT TO
                       THE ARTICLES OF INCORPORATION OF
                          OCONOMOWOC CANNING COMPANY

        The undersigned officers of Oconomowoc Canning Company, a Wisconsin corporation, do hereby certify that at the annual meeting of the shareholders of said corporation, held at Oconomowoc, Wisconsin on June 20, 1977, pursuant to the By-Laws and notice duly given, the following Amendments to the Articles of Incorporation of said corporation were duly adopted by the shareholders:

                RESOLVED, that Article FOURTH of the Articles of Incorporation be, and the same is hereby amended to read as follows:

                "ARTICLE FOURTH: The general officers of said corporation shall be a President, Vice President, Secretary, and Treasurer, and the Board of Directors shall consist of such number, not less than three
        (3), as shall from time to time be fixed by the By-Laws. Directors need not be shareholders."

                FURTHER RESOLVED, that the first paragraph of Article FIFTH of the Articles of Incorporation be, and the same is hereby amended to read as follows:

                "ARTICLE FIFTH: The principal duties of the President shall be to have general supervision of the affairs of the corporation."

        The foregoing amendments to the Articles of Incorporation were adopted by the following vote:

                                                             REEL 258 IMAGE 116



                Number of       Number               Number Voted
Classes         Shares          Entitled        --------------------------
of Shares       Outstanding     to Vote         For             Against
- ---------       -----------     --------        ----------      ----------

Common Stock    4,122           4,122           4,122           0



        Dated and the seal of the corporation affixed this 30th day of June, 1977.


                                THOMAS W. MOUNT
                                ------------------------------
                                Thomas W. Mount, President

[CORPORATE SEAL]

                                DUANE W. THORSEN
                                ------------------------------
                                Duane W. Thorsen, Secretary




                              STATE OF WISCONSIN
                             DEPARTMENT OF STATE
                                    FILED

                                 AUG 17 1977

                              DOUGLAS LAFOLLETTE
                              SECRETARY OF STATE


        This instrument was prepared by John S. Best.

                                                             REEL 652 IMAGE 864


                         ARTICLES OF AMENDMENT TO THE
                         ARTICLES OF INCORPORATION OF
                          OCONOMOWOC CANNING COMPANY


        At a meeting of the stockholders of Oconomowoc Canning Company held on June 17, 1983, pursuant to the Wisconsin Statutes and the Articles and By-Laws of said corporation, the following Articles of Amendment to the Articles of Incorporation of said corporation were duly adopted:

        FIRST: The name of the corporation is Oconomowoc Canning Company.

        SECOND: The Amendment to the Articles of Incorporation so adopted is as follows:

                RESOLVED, that Article Third of the Articles of Incorporation of this corporation be, and it hereby is, amended to read as follows:

                "Third: The authorized capital of this corporation shall be Six Hundred Thousand Dollars ($600,000) consisting of One Million Two Hundred Thousand (1,200,000) shares of common stock of a par value of Fifty cents ($.50) per share."

        THIRD: The date of adoption of the Amendment by the stockholders was June 17, 1983.

        FOURTH: The foregoing Amendment was adopted by the stockholders entitled to vote by the following vote:


                                Shares          Affirmative     Shares          Shares
                Shares          Entitled        Votes           Voted           Voted
Class           Outstanding     to Vote         Required        For             Against
- ----------      -----------     --------        -----------     ------          --------
Common          4,122           4,122           2,749           3,854           none



        FIFTH: The Amendment effects a change in the authorized capital stock of the corporation. The total number of authorized shares of common stock are increased from 6,000 shares of a par value of $100 per share to 1,200,000 shares of a par value of $.50 per share. There is no change in the stated capital of the corporation which remains at $600,000 represented by 1,200,000 shares of a par value of $.50 per share. Following the effectiveness of the Amendment, the presently outstanding shares of common stock of the corporation will be split 200 for 1, effected in the form of a stock dividend of 199 shares of common stock ($.50 par value) for each share then outstanding.

        IN WITNESS WHEREOF, the undersigned officers of Oconomowoc Canning Company have hereunto set their hands this 2nd day of January, 1985.

                                OCONOMOWOC CANNING COMPANY


                                By THOMAS W. MOUNT
                                   ---------------------------------------
                                   Thomas W. Mount, President



                                   DUANE W. THORSEN
                                   ---------------------------------------
                                   D. W. Thorsen, Secretary




This document was drafted by
Frank J. Pelisek,
Attorney at Law.

Record in Waukesha County, Wisconsin.


                              STATE OF WISCONSIN
                                    FILED
                                 JAN 16 1985
                             DOUGLAS LA FOLLETTE
                             SECRETARY OF STATE

                                                             REEL 652 IMAGE 863


FORM 14                    UNITED STATES OF AMERICA
                              State of Wisconsin
                       OFFICE OF THE SECRETARY OF STATE


                  To All to Whom These Presents Shall Come.


        The undersigned, as Secretary of State of the State of Wisconsin, certifies that the attached is a duplicate of a document accepted and filed in my office.


                                        IN TESTIMONY WHEREOF, I have
                                hereunto set my hand and affixed my
                                official seal, at Madison, on the date
                                of filing of said document.

                                Douglas La Follette
                                ----------------------------
                                DOUGLAS La FOLLETTE
                                Secretary of State

                                                              REEL 652 IMAGE 861



                         ARTICLES OF AMENDMENT TO THE
                         ARTICLES OF INCORPORATION OF
                          OCONOMOWOC CANNING COMPANY


        At a meeting of the stockholders of Oconomowoc Canning Company held on January 2, 1985, pursuant to the Wisconsin Statutes and the Articles and By-Laws of said corporation, the following Articles of Amendment to the Articles of Incorporation of said corporation were duly adopted:

        FIRST: The name of the corporation is Oconomowoc Canning Company.

        SECOND: The Amendment to the Articles of Incorporation so adopted is as follows:

                RESOLVED, that Article Second of the Articles of Incorporation of this corporation be, and it hereby is, amended to read as follows:

                "Second: The name of this corporation shall be Stokely USA, Inc."

        THIRD: The date of adoption of the Amendment by the stockholders was January 2, 1985.

        FOURTH: The foregoing Amendment was adopted by the stockholders entitled to vote by the following vote:


                                Shares          Affirmative     Shares          Shares
                Shares          Entitled        Votes           Voted           Voted
Class           Outstanding     to Vote         Required        For             Against
- -----------     -----------     --------        -----------     ------          --------
Common          824,400         824,400         549,600         684,583.32      55,333.34


        FIFTH: The Amendment will not effect a change in the stated capital or authorized capital stock of the corporation.

                              REEL 652 IMAGE 862


        IN WITNESS WHEREOF, the undersigned officers of Oconomowoc Canning Company have hereunto set their hands this 2nd day of January, 1985.

                                        OCONOMOWOC CANNING COMPANY

                                        By Thomas W. Mount
                                           ---------------------------
                                           Thomas W. Mount, President


                                           Duane W. Thorsen
                                           ---------------------------
                                           D. W. Thorsen, Secretary


This document was drafted by
Frank J. Pelisek,
Attorney at Law.

Record in Waukesha County, Wisconsin.


                              STATE OF WISCONSIN
                                    FILED
                                 JAN 16 1985
                             DOUGLAS LA FOLLETTE
                              SECRETARY OF STATE

                             REEL 652  IMAGE 860
FORM 14

                           UNITED STATES OF AMERICA
                              State of Wisconsin
                       OFFICE OF THE SECRETARY OF STATE

                  To All to Whom These Presents Shall Come.


        The undersigned, as Secretary of State of the State of Wisconsin, certifies that the attached is a duplicate of a document accepted and filed in my office.


                                                    IN TESTIMONY WHEREOF, I have
                                                hereunto set my hand and affixed
                                                my official seal, at Madison, on
                                                the date of filing of said
                                                document.



                                                 Douglas La Follette
                                                 -----------------------------
                                                 DOUGLAS La FOLLETTE
                                                 Secretary of State

                          ARTICLES OF AMENDMENT AND
                      RESTATED ARTICLES OF INCORPORATION
                             OF STOKELY USA, INC.

        At a meeting of the stockholders of Stokely USA, Inc. held on September 16, 1985, pursuant to the Wisconsin Statutes and the Articles and By-Laws of said corporation, the following Articles of Amendment and Restated Articles of Incorporation of said corporation were duly adopted:

        FIRST:  The name of the corporation is Stokely USA, Inc.

        SECOND: The Amendment and Restated Articles of Incorporation so adopted are set forth in Exhibit A attached hereto and made a part hereof.

        THIRD: The date of adoption of the Amendment and Restated Articles of Incorporation by the stockholders was September 16, 1985.

        FOURTH: The foregoing Amendment and Restated Articles of Incorporation were adopted by the stockholders entitled to vote by the following vote:


[CAPTION]

                                           Shares           Affirmative        Shares         Shares
                       Shares              Entitled         Votes              Voted          Voted
 Class                 Outstanding         to Vote          Required           For            Against
 -----                 -----------         ---------        -----------        ------         -------
Common                  6,635,200          6,635,200       4,423,467         6,238,800        None

        FIFTH: The Amendment and Restated Articles of Incorporation effect a change in the authorized capital stock of the corporation. The total number of authorized shares of common stock is increased from 10,000,000 shares of a par value of $.06 per share to 12,000,000 shares of a par value of $.05 per share. There is no change in the stated capital of the corporation, which remains at $600,000 represented by 12,000,000 shares of a par value of $.05 per share. Each presently outstanding share of a par value of $.06 per share shall be converted into a share of a par value of $.05 and no new shares shall be issued in connection with such reduction of par value.

        IN WITNESS WHEREOF, the undersigned officers of Stokely USA, Inc. have hereunto set their hands this 16th day of September, 1985.


                                                  STOKELY USA, INC.

                                                  By Thomas W. Mount
                                                  --------------------------
                                                     Thomas W. Mount, President


                                                     D. W. Thorsen
                                                  --------------------------
                                                     D. W. Thorsen, Secretary




This document was drafted by
Frank J. Pelisek,
Attorney at Law.


Record in Waukesha County, Wisconsin.

                                                                       EXHIBIT A



                                   RESTATED

                          ARTICLES OF INCORPORATION

                                      OF

                              STOKELY USA, INC.


        The following Restated Articles of Incorporation of Stokely USA, Inc. supersede and take the place of the heretofore existing Articles of Incorporation of said corporation and all prior amendments thereto:

                                  ARTICLE I

        The name of the corporation is Stokely USA, Inc.

                                  ARTICLE II

        The purpose or purposes for which the corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

                                 ARTICLE III

        The number of shares of capital stock which the corporation shall be authorized to issue is Twelve Million (12,000,000) shares. Such shares shall be designated common stock and shall be of a par value of $.05 per share. The holderes of the capital stock shall not have any preemptive rights to purchase or to subscribe for shares of any class of shares of capital stock or securities convertible into capital stock, now or hereafter authorized.

                                  ARTICLE IV

        The address of the registered office of the corporation is 626 East Wisconsin Avenue, Box 248, Oconomowoc, Waukesha County, Wisconsin 53066, and the name of its registered agent at such address is Joseph B. Weix.

                                  ARTICLE V

        The number of directors constituting the Board of Directors of the corporation shall be fixed from time to time by the By-Laws of the corporation.

                              STATE OF WISCONSIN
                                    FILED
                                 SEP 17 1985
                             DOUGLAS LA FOLLETTE
                              SECRETARY OF STATE

                         ARTICLES OF AMENDMENT TO THE
                    RESTATED ARTICLES OF INCORPORATION OF
                              STOKELY USA, INC.

        By action of the shareholders of Stokely USA, Inc. on June 24, 1989 at a meeting duly convened pursuant to the provisions of the Wisconsin Statutes and the Articles and By-Laws of said corporation, the following Articles of Amendment to the Restated Articles of Incorporation of said corporation were duly adopted:

        FIRST:  The name of the corporation is Stokely USA, Inc.

        SECOND: The Amendments to the Restated Articles of Incorporation so adopted are as follows:

                (1) RESOLVED, that Article III of the Restated Articles of Incorporation of this Corporation shall be, and it hereby is, amended to read as follows:

                "Article III. The number of shares of capital stock which the Corporation shall be authorized to issue is Twenty-One Million (21,000,000) shares, divided into Twenty Million (20,000,000) shares of Common Stock, $.05 par value per share, and One Million (1,000,000) shares of Preferred Stock, $.10 par value per share.

                (1) The Board of Directors of the Corporation is authorized at any time or from time to time to divide the shares of preferred stock into classes and into series within any class or classes of preferred stock; and to determine for any such class or series its designation, relative rights, preferences and limitations, including, if applicable, the rate of dividend, the price at and the terms and conditions upon which shares may be redeemed, the amount payable upon shares in event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares, and the terms and conditions upon which shares may be converted.

                (2) No holder of any shares of Common or preferred stock of the Corporation shall have any right as such holder (other than such right, if any, as the Board of Directors in its discretion may determine) to purchase or to subscribe for shares of any class of shares of capital stock or securities convertible into capital stock, now or hereafter authorized."

                (2) RESOLVED, that Article V of the Restated Articles of Incorporation of this Corporation shall be, and it hereby is, amended to read as follows:

                "Article V. The number of Directors constituting the Board of Directors of this Corporation, not less than nine (9) nor more than fifteen (15), shall be fixed from time to time by the By-Laws of this Corporation. The Board of Directors of this Corporation shall be divided into three (3) classes of not less than three (3) nor more than five (5) Directors each. The term of office of the first class of Directors shall expire at the first annual meeting after their initial election under the provisions of this Article V, the term of office of the second class shall expire at the second annual meeting after their initial election under the provisions of this Article V, and that of the third class shall expire at the third annual meeting after their initial election under the provisions of this Article V. At each annual meeting after the initial classification of the Board of Directors under this Article V, the class of Directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting.

                Any Director may be removed from office by affirmative vote of 80% of the outstanding shares entitled to vote for the election of such Director, taken at an annual meeting or a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the affirmative vote of 80% of such shares.

                Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote for the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
        Article V of these Articles of Incorporation.

                (3) RESOLVED, that Article VI of the Restated Articles of Incorporation of this Corporation shall be, and it hereby is, created to read as follows:

                ARITCLE VI is attached to these Articles of Amendment of Stokely USA, Inc. as Annex A.


        THIRD: The date of adoption of the Amendments by the shareholders was June 24, 1989.

        FOURTH: The foregoing Amendments were adopted by the shareholders entitled to vote as set forth below. At the record date for the meeting of June 24, 1989, the outstanding shares of Common Stock, all of which were entitled to vote, are as set forth below:

        (1)  AMENDMENT OF ARTICLE III - INCREASE IN CAPITAL STOCK

                Total Shares        Total         Total        Total
                Outstanding      Affirmative      Shares      Shares
                and Entitled        Votes         Voted        Voted
   Class          to Vote          Required        For        Against
   ------       ------------     -----------    ---------     -------
Common           8,239,195        5,492,797     5,966,124     694,025

        (2)     AMENDMENT OF ARTICLE V - CLASSIFIED BOARD OF DIRECTORS

                Total Shares        Total         Total        Total
                Outstanding      Affirmative      Shares      Shares
                and Entitled        Votes         Voted        Voted
                  to Vote          Required        For        Against
                ------------     -----------    ---------     -------

Common           8,239,195        5,492,797     5,951,984     634,951


        (3)     ADDITION OF ARTICLE VI - REPURCHASE RIGHTS

                Total Shares        Total         Total        Total
                Outstanding      Affirmative      Shares      Shares
                and Entitled        Votes         Voted        Voted
                  to Vote          Required        For        Against
                ------------     -----------    ---------     -------

Common           8,239,145        5,492,797     5,960,405     626,666

        FIFTH: The Amendments will effect a change in the authorized capital stock of the Corporation. The Amendments increase the authorized capital stock of the Corporation from 12,000,000 shares of Common Stock of $.05 par value to 20,000,000 shares of Common Stock of $.05 par value and 1,000,000 shares of Preferred Stock of $.10 par value, or an increase in authorized capital stock of 8,000,000 shares of Common Stock of $.05 par value and 1,000,000 shares of Preferred Stock of $.10 par value. The Amendments do not increase the stated capital of the Corporation as defined in Section 160.02(12), Wisconsin Statutes, as there are no current plans or proposals for issuance by the Corporation of the additional authorized Common Stock or the newly authorized Preferred Stock.

        IN WITNESS WHEREOF, the undersigned officers of Stokely USA, Inc. have hereunto set their hands this 24th day of June, 1989.

                                STOKELY USA, INC.

                                By Thomas W. Mount
                                   --------------------------
                                   Thomas W. Mount, President

                                By Duane W. Thorsen
                                   --------------------------
                                   Duane W. Thorsen, Secretary


This document was drafted by:

Frank J. Pelisek, Attorney at Law
Michael, Best & Friedrich
100 East Wisconsin Avenue, Suite 3300
Milwaukee, Wisconsin  53202-4108

Record in Waukesha County, Wisconsin

                                   ANNEX A



                                  ARTICLE VI

                          REPURCHASE OF COMMON STOCK


6.1  REPURCHASE RIGHTS.

        6.1.1. In the event that any person (Acquiring Person)(i) who is the beneficial owner, directly or indirectly, or fifty percent (50%) or more of the Common Stock then outstanding and any of such Common Stock was acquired pursuant to a tender offer, each holder of Common Stock shall have the right, until and including the ninetieth (90th) day following the date the notice to holders of Common Stock referred to in Section 6.3 herein is mailed, to have the Common Stock held by such holder repurchased by the Corporation at the Repurchase Price determined as provided in Section 6.5 herein, and each holder of securities convertible into Common Stock or of options, warrants or rights exercisable to acquire Common Stock prior to such thirtieth (30th) day shall have the right simultaneously with the conversion of such securities or exercise of such options, warrants or rights to have the Common Stock to be received by such holder repurchased by the Corporation at the Repurchase Price.

        6.1.2. All repurchase rights hereunder shall be subject to, and limited by, any provision contained in the Wisconsin Business Corporation Law which limits the amounts which may be used by the Corporation to repurchase its Common Stock.

        6.1.3. No holder of Common Stock of the Corporation shall have any right to have Common Stock repurchased by the Corporation pursuant to this Atricle VI if the Corporation, acting through a majority of its Board of Directors, shall within ten (10) business days following the publication of such tender offer or following publication of any amendment of such tender offer recommend to the holders of Common Stock that such tender offer be accepted.

6.2  DEFINITIONS.

        6.2.1. The term "person" shall include an individual, a Corporation, partnership, trust or other entity. When two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring Common Stock, such partnership, syndicate or group shall be deemed a "person."

        6.2.2. For the purpose of determining whether a person is an Acquiring Person, such person shall be deemed to beneficially own (i) all Common Stock with respect to which such person has the capability to control or influence the voting or dispositive power in respect thereof and (ii) all Common Stock which such person has the immediate or future right to acquire, directly or indirectly, pursuant to agreements, through the exercise of options, warrants or rights or through the conversion of convertible securities or otherwise; and all Common Stock which an Acquiring Person has the right to acquire in such manner shall be deemed to be outstanding shares, but Common Stock which any other person has the right to acquire in such manner shall not be deemed to be outstanding shares.

        6.2.3. The acquisition of Common Stock by the Corporation or by any person controlled by the Corporation shall not engender the right to have Common Stock repurchased pursuant to this Article VI.

        6.2.4.  The right to have Common Stock repurchased pursuant to this
Article VI shall attach to such shares and shall not be personal to the holder thereof.

        6.2.5. The term "tender offer" shall mean an offer to acquire or an acquisition of Common Stock pursuant to a request or invitation for tenders or an offer to purchase such shares for cash, securities or any other consideration.

        6.2.6. The term "market purchases" shall mean the acquisition of Common Stock from holders of such shares in privately negotiated transactions or in transactions effected through a broker or dealer.

        6.2.7. Subject to the provisions of Section 6.2.2 herein, "outstanding shares" shall mean shares of Common Stock which at the time in question have been issued by the Corporation and not reacquired and held or retired by it or held by any subsidiary of the Corporation.

6.3  REPURCHASE PROCEDURE.

        Not later than thirty (30) days following the date on which the Corporation receives notice that any person has become an Acquiring Person and, as a result, the right to have Common Stock repurchased by the Corporation under this Article VI shall have been created, the Corporation shall give written notice, by first class mail, postage prepaid, at the address shown on the records of the Corporation to each holder of record of Common Stock (and to any other person known by the Corporation, to have rights to demand repurchase pursuant to Section 6.1 of this Article) as of the date not more than seven (7) days prior to the date of the mailing pursuant to this Section 6.3 and shall advise each such holder of the right to have shares repurchased and the procedures for such repurchase. In the event that the Corporation fails to give notice as required by this Section 6.3, any holder entitled to receive such notice may, within thirty (30) days thereafter, serve written demand upon the Corporation to give such notice. If within ten (10) days after the receipt of written demand the Corporation fails to give the required notice, such holder may at the expense and on behalf of the Corporation take such reasonable action as may be appropriate to give notice or to cause notice to be given pursuant to this Section 6.3.

        6.3.1. In the event Common Stock is subject to repurchase in accordance with this Articile VI, the Directors of the Corporation shall designate a Repurchase Agent, which shall be a corporation or association (i) organized and doing business under the laws of the United States or any state,
(ii) subject to supervision or examination by federal or state authority, (iii) having combined capital and surplus of at least $5,000,000 and (iv) having the power to exercise corporate trust powers.

        6.3.2. For a period of ninety (90) days from the date of the mailing of the notice to holders of Common Stock referred to in this Section 6.3, holders of Common Stock and other persons entitled to have Common Stock repurchased pursuant to this Article VI may, at their option, deposit certificates representing all or less than all Common Stock held of record by them with the Repurchase Agent together with written notice that the holder elects to have such shares repurchased pursuant to this Article VI. Repurchase shall be deemed to have been effected at the close of business on the day such certificates are deposited in proper form with the Repurchase Agent.

        6.3.3. The Corporation shall promptly deposit in trust with the Repurchase Agent cash in an amount equal to the aggregate Repurchase Price of all of the Common Stock deposited with the Repurchase Agent for the purposes of repurchase.

        6.3.4. As soon as practicable after receipt by the Repurchase Agent of the cash deposit by the Corporation referred to in this Section 6.3, the Repurchase Agent shall issue its checks payable to the order of the persons entitled to receive the Repurchase Price of the Common Stock in respect of which such cash deposit was made.

        6.3.5. In the event the Corporation is unable to deposit with the Repurchase Agent cash in full amount of the aggregate Repurchase Price of all shares deposited for repurchase, because of limitations upon repurchase of Common Stock contained in the Wisconsin Business Corporation Law, the Corporation shall promptly deposit with the Repurchase Agent the maximum amount of cash which may be used for the repurchase of Common Stock, under the most restrictive of the applicable limitations upon such repurchase. In the event of deposit of less than the full aggregate Repurchase Price pursuant to the provisions of this subsection, the Repurchase Agent shall, after the expiration of the notice period provided for in this Section 6.3.4, use the amount so deposited to repurchase shares pro tanto, in proportion to the number of shares deposited by each shareholder for repurchase. Certificates representing all shares which remain unpurchased shall be returned to the depositors thereof as soon as practicable thereafter, and there shall be no further repurchase rights with respect to such shares arising in connection with the transactions already completed.

6.4.  RETIRED STOCK

        All Common Stock with respect to which repurchase has been effected pursuant to this Article VI shall thereupon be deemed retired.

6.5.  REPURCHASE PRICE

        The Repurchase Price shall be the amount payable by the Corporation in respect of each share of Common Stock with respect to which repurchase has been demanded pursuant to this Article VI and shall be the greatest amount determined on any of the following three bases:

                (i) The highest price per share of Common Stock, including any commission paid to brokers or dealers for solicitation or whatever, at which Common Stock held by the Acquiring Person were acquired pursuant to a tender offer regardless of when such tender offer was made or were acquired pursuant to any market purchase or otherwise within eighteen
        (18) months prior to the notice to holders of Common Stock referred to in Section 6.3 herein. For purposes of this subsection (i), if the consideration paid in any such acquisition of Common Stock consisted, in whole or part, of consideration other than cash, the Board of Directors of the Corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the cash value, if any, ascribed to such consideration by the Acquiring Person.

                (ii) The highest sale price per share of Common Stock for any trading day during the eighteen (18) months prior to the notice to holders of Common Stock referred to in Section 6.3 herein. For purposes of this subsection (ii), the sale price for any trading day shall be the closing price per share of Common Stock as furnished by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or the last sale price per share traded on any national securities exchange.

                (iii) The amount of shareholders' equity in respect of each outstanding share of Common Stock as determined in accordance with generally accepted accounting principles and as reflected in any published report by the Corporation as of the quarter ending immediately preceding the notice to shareholders referred to in
        Section 6.3 herein.

        6.5.1 The determination to be made pursuant to Section 6.5 shall be made by the Board of Directors not later than the date of the notice to holders of Common Stock referred to in Section 6.3 herein. In making such determination, the Board of Directors may engage such persons, including investment banking firms and the independent accountants who have reported on the most recent financial statements of the Corporation, and may utilize employees and agents of the Corporation, who will, in the judgment of the Board of Directors, be of assistance to the Board of Directors.

        6.5.2. The determinations to be made pursuant to this Section 6.5, when made by the Board of Directors acting in good faith on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, including any person referred to in Section 6.1 herein.

                                                                     $24.00 RD


Amendment to Restated Articles

- - Increases authorized shares from: 12,000,000 Common at $0.05 P.V.
                                To: 20,000,000 Shares Common at $0.05 P.V.
                                     1,000,000 Shares Preferred at $0.10 P.V.

- - adds Directors provision (Art V)

- - adds Stock Repurchase Provisions (new Art VI)


                                        $650.00 plus $25.00 Exp

                                        Michael, Best & Friedrich
                                        P.O. Box 1806
                                        Madison, WI       53701
                                        Attn:  Julie Bretl

                              STATE OF WISCONSIN
                                    FILED

                                 JUL 07 1989

                             DOUGLAS LA FOLLETTE
                              SECRETARY OF STATE

                                 ATTACHMENT B


                            BY-LAWS OF THE COMPANY




                                 Exhibit C1-3

                                    BY-LAWS



                                       OF

                               STOKELY USA, INC.
                           (a Wisconsin corporation)

                                    BY-LAWS
                                       OF
                               STOKELY USA, INC.
                           (a Wisconsin Corporation)



                       Introduction - VARIABLE REFERENCES



0.01. Date of annual shareholders' meeting: the last Saturday in June beginning at 11:00 a.m.
           central standard time (See also Section 2.01)


10:00 a.m.                 First                 Tuesday               June                   1991
- ----------                 -----                 -------               ----                   ----
 (HOUR)                   (WEEK)                  (DAY)               (MONTH)             (FIRST YEAR)


0.02.            Required notice of shareholders' meeting (See
                 Section 2.04): not less than 10 days.

0.03.            Authorized number of Directors (See Section
                 3.01): 12.

0.04.            Required notice of Directors' meeting (See Section 3.05):
                 not less than 24 hours.

0.05.            Authorized number of Vice Presidents (See Section 4.01): 12.

0.06. Fiscal year of the Corporation shall commence on the first day of April and end on the last day of March.

                               TABLE OF CONTENTS



                              ARTICLE I.   OFFICES

1.01    Principal and Business Offices........................ 1
1.02    Registered Office..................................... 1

                          ARTICLE II. SHAREHOLDERS

2.01    Annual Meeting........................................ 1
2.02    Special Meeting....................................... 1
2.03    Place of Meeting...................................... 2
2.04    Notice of Meeting..................................... 2
2.05    Closing of Stock Transfer Books or Fixing
        of Record Date........................................ 2
2.06    Voting Records........................................ 3
2.07    Quorum................................................ 3
2.08    Conduct of Meetings................................... 4
2.09    Proxies............................................... 4
2.10    Voting of Shares...................................... 5
2.11    Voting of Shares by Certain Holders................... 5
        (a)    Other Corporations............................. 5
        (b)    Legal Representatives and Fiduciaries.......... 5
        (c)    Pledgees....................................... 5
        (d)    Treasury Stock and Subsidiaries................ 6
        (e)    Minors......................................... 6
        (f)    Incompetents and Spendthrifts.................. 6
        (g)    Joint Tenants.................................. 6
2.12    Waiver of Notice By Shareholders...................... 7
2.13    Unanimous Consent Without Meeting..................... 7

                           ARTICLE III. BOARD OF DIRECTORS

3.01    General Powers and Number............................. 7
3.02    Tenure and Qualifications............................. 8

3.03    Nominations For Election to the
            Board of Directors................................ 8
3.04    Regular Meetings...................................... 8
3.05    Special Meetings...................................... 9
3.06    Notice; Waiver........................................ 9
3.07    Quorum............................................... 10
3.08    Manner of Acting..................................... 10
3.09    Conduct of Meetings.................................. 10
3.10    Vacancies............................................ 10
3.11    Compensation......................................... 11
3.12    Presumption of Assent................................ 11
3.13    Committees........................................... 11
3.14    Unanimous Consent Without Meeting.................... 12
3.15    Meetings By Telephone Or By Other
            Communication Technology......................... 12



                                      (i)

                              ARTICLE IV. OFFICERS

4.01    Number............................................... 12
4.02    Election and Term o f Office......................... 13
4.03    Removal.............................................. 13
4.04    Vacancies............................................ 13
4.05    Chairman of the Board................................ 13
4.06    President............................................ 14
4.07    Executive Vice President............................. 14
4.08    The Vice Presidents.................................. 14
4.09    The Secretary........................................ 15
4.10    The Treasurer........................................ 15
4.11    Assistant Secretaries and Assistant Treasurers....... 15
4.12    Other Assistants and Acting Officers................. 15
4.13    Salaries............................................. 16


                 ARTICLE V. CONFLICT OF INTEREST TRANSACTIONS,
                    CONTRACTS, LOANS, CHECKS AND DEPOSITS:
                            SPECIAL CORPORATE ACTS

5.01    Conflict of Interest Transactions.................... 16
5.02    Contracts............................................ 16
5.03    Loans................................................ 17
5.04    Checks, Drafts, etc. ................................ 17
5.05    Deposits............................................. 17
5.06    Voting of Securities Owned by this Corporation....... 17


              ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01    Certificate for Shares............................... 18
6.02    Facsimile Signatures and Seal........................ 18
6.03    Signature by Former Officers......................... 18
6.04    Transfer of Shares................................... 18
6.05    Restrictions on Transfer............................. 19
6.06    Lost, Destroyed or Stolen Certificates............... 19
6.07    Consideration for Shares............................. 19
6.08    Uncertificated Shares................................ 20
6.09    Transfer Agent and Registrar......................... 20
6.10    Stock Regulations.................................... 20



                      ARTICLE VII. INDEMNIFICATION

7.01    Indemnification for Successful Defense............... 20
7.02    Other Indemnification................................ 21
7.03    Written Request...................................... 21
7.04    Nonduplication....................................... 22
7.05    Determination of Right to Indemnification............ 22
7.06    Advance Expenses..................................... 23
7.07    Nonexclusivity....................................... 24
7.08    Court-Ordered Indemnification........................ 24
7.09    Insurance............................................ 25
7.10    Securities Law Claims................................ 25
7.11    Liberal Construction................................. 25
7.12    Definitions Applicable to This Article............... 26



                                      (ii)

                              ARTICLE VIII.  SEAL



                             ARTICLE IX. AMENDMENTS

9.01    By Shareholders...................................... 27
9.02    By Directors......................................... 27
9.03    Implied Amendments................................... 28



                             ARTICLE X. FISCAL YEAR



                                     (iii)

                               ARTICLE I. OFFICES

        1.01 Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.



        1.02 Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.



                           ARTICLE II. SHAREHOLDERS

        2.01 Annual Meeting. The annual meeting of the shareholders shall be held at the date and hour in each year set forth in Section 0.01, or at such other time and date within thirty days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.



        2.02 Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Chairman of the Board or a majority of the Board of Directors or by the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to the Corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. If duly called, the Corporation shall communicate notice of a special meeting as set forth in Section 2.04.

        2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

        2.04 Notice of Meeting. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Such notice stating the place, day and hour of the meeting and, in case of a special meeting, a description of each purpose for which the meeting is called, shall be communicated or sent not less than the number of days set forth in Section 0.02 (unless a longer period is required by the Wisconsin Business Corporation Law or the articles of incorporation) nor more than sixty days before the date of the meeting, by or at the direction of the Chairman of the Board or the Secretary, or other Officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Written notice by the Corporation to its shareholders is effective when mailed and may be addressed to the shareholder's address shown in the Corporation's current record of shareholders. Oral notice is effective when communicated and the Corporation shall maintain a record setting forth the date, time, manner and recipient of the notice.

        2.05 Closing of Stock Transfer Books or Fixing of Record Date. A "shareholder" of the Corporation shall mean the person in whose name shares are registered in the stock transfer books of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation. Such nominee certificates, if any, shall be reflected in the stock transfer books of the Corporation. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

        2.06 Voting Record. The Officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

        2.07 Quorum. Shares entitled to vote as a separate voting group as defined in the Wisconsin Business Corporation Law may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Wisconsin Business Corporation Law provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

        Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

        If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes.

        "Voting group" means any of the following:

             (a) All shares of one or more classes or series that under the articles of incorporation or the Wisconsin Business Corporation Law are entitled to vote and be counted together collectively on a matter at a meeting of shareholders.

             (b) All shares that under the articles of incorporation or the Wisconsin Business Corporation Law are entitled to vote generally on a matter.

        Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

        2.08 Conduct of Meetings. The Chairman of the Board, or in the Chairman's absence, the President, or in the President's absence, the Executive Vice President, or in the Executive Vice President's absence, a Vice President in the order provided under Section 4.08, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding Officer may appoint any other person to act as Secretary of the meeting.

        2.09 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. Such proxy, appointment is effective when received by the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the appointment form of proxy, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise provided in the appointment form of proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

        2.10 Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any voting group or groups are enlarged, limited or denied by the articles of incorporation.

        2.11   Voting of Shares by Certain Holders.

             (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. An appointment form of proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, or the designation of some other person by the Board of Directors or by the by-laws of such other corporation.

             (b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his or her incumbency and the number of shares held or her. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. An appointment form of proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

             (c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred; provided, however, a pledgee shall be entitled to vote shares held of record by the pledgor if the Corporation receives acceptable evidence of the pledgee's authority to sign.

             (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

             (e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such shareholder is a minor. Shares held by a minor may be voted by a personal representative, administrator, executor, guardian or conservator representing the minor if evidence of such fidicuary status is presented and acceptable to the Corporation.

             (f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian. Shares held by an incompetent or spendthrift may be voted by a personal representative, administrator, executor, guardian or conservator representing the minor if evidence of such fiduciary status is presented and acceptable to the Corporation.

             (g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his or her legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Corporation a contrary written voting authorization or direction or written denial or authority of the individual present or signing the appointment form of proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

        2.12 Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the Corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice and the Corporation shall include copies of such waivers in its corporate records; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

        2.13 Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                       ARTICLE III.  BOARD OF DIRECTORS

        3.01 General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the articles of incorporation. The number of Directors of the Corporation shall be as provided in Section 0.03, but shall be not less than nine (9) nor more than fifteen (15).

        The Board of Directors shall be divided into three (3) classes of not less than three (3) nor more than five (5) Directors each. The term of office of the first class of Directors shall expire at the first annual meeting after their initial election and until their successors are elected and qualified, the term of office of the second class shall expire at the second annual meeting after their initial election and until their successors are elected and qualified, and the term of office of the third class shall expire at the third annual meeting after the initial election and until their successors are elected and qualified. At each annual meeting after the initial classification of the Board of Directors, the class of Directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting and until their successors are elected and qualified.

                           [STOKELY USA LETTERHEAD]


                           FAX number: 414-569-3860

                         TELECOPIES/FAX TRANSMISSION


TO:              Steven Wolf                     DATE:   9-2-92

COMPANY:         Securities and Exchange Commission




FROM:  Robert Brill

NUMBER OF PAGES (including this page) 62


MESSAGE: Following are copies of relevant Articles and By-Laws of Stokely USA, Inc. Due to age of corporation I have not included all Amendments as I fear that doing so would tie up your fax unduly.




                            -Continuation of fax-





FORM 4012 C

        3.02 Tenure and Qualifications. Each Director shall hold office until the next annual meeting of shareholders in the year in which such Director's term expires and until his successor shall have been elected, or until his prior death, resignation or removal for cause only. A Director may be removed from office for cause only by affirmative vote of 80% of the outstanding shares entitled to vote for the election of such Director, taken at an annual meeting or a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the affirmative vote of 80% of such shares. A Director may resign at any time by filing his written resignation with the Secretary of the Corporation. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

        3.03 Nominations for Election to the Board of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for election of Directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the Chief Executive Officer and/or President of the Corporation, not less than 14 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 14 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the Chief Executive Officer and/or President of the Corporation not later than the close of business on the fourth day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the nominating shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the name and residence address of the nominating shareholder; and (d) the number of shares of capital stock of the Corporation owned by the nominating shareholder. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, in his or her discretion, and upon his or her instructions, the vote tellers may disregard all votes cast for each such nominee.

        3.04 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

        3.05 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Secretary or any two Directors. The Chairman or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

        3.06 Notice; Waiver. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be communicated to each Director at his or her business address or telephone number or at such other address or telephone number as such Director shall have designated in writing filed with the Secretary, in each case not less than that number of hours prior thereto as set forth in Section 0.04. Written notice is effective at the earliest of the following:



            (i)     when received;

            (ii)    five days after its deposit in the U.S.
                    Mail, if mailed postpaid and correctly
                    addressed; or

            (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated and the Corporation shall maintain a record setting forth the date, time, manner and recipient of the notice.

        Whenever any notice whatever is required to be given to any Director of the Corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice, and the Corporation shall retain copies of such waivers in its' corporate records. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assert to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


        3.07 Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or these by-laws, a majority of the number of Directors as provided in Section 0.03 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the Directors present or participating (though less than such quorum) may adjourn the meeting from time to time without further notice.

        3.08 Manner of Acting. If a quorum is present or participating when a vote is taken, the affirmative vote of a majority of directors present or participating is the act of the Board of Directors or a committee of the Board of Directors, unless the Wisconsin Business Corporation Law or the articles of incorporation or these by-laws require the vote of a greater number of directors.

        3.09 Conduct of Meetings The Chairman of the Board, or in the Chairman's absence, the President, or in the President's absence, the Executive Vice President, or in the Executive Vice President's absence, a Vice President in the order provided under Section 4.08, and in their absence, any Director chosen by the Directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding Officer may appoint any Assistant Secretary or any Director or other person present or participating to act as Secretary of the meeting.

        3.10 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board of Directors; provided, that in case of a vacancy created by the removal of a Director for cause by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof by the affirmative vote of 80% of the outstanding shares entitled to vote for the election of such Director.

        3.11    Compensation.    The Board of Directors, by affirmative vote of
a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services to the Corporation as Directors, Officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits of payments, to Directors, Officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such Directors, Officers and employees to the Corporation.

        3.12 Presumption of Assent. A Director of the Corporation who is present at or participates in a meeting of the Board of Directors or a committee thereof of which he or she is a member, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

        3.13 Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of Directors as provided in
Section 0.03, may designate one or more committees, each committee to consist of two or more Directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that a committee may not do any of the following:
(a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders;
(c) fill vacancies on the Board of Directors or on any of its committees, unless the Board of Directors provides by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend articles of incorporation under Section 180.1002 of the Wisconsin Business Corporation Law;
(e) adopt, amend or repeal by-laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

        3.14 Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office.


        3.15 Meetings By Telephone Or By Other Communication Technology. Meetings of the Board of Directors or committees may be conducted by telephone or by other communication technology in accordance with Section 180.0820 of the Wisconsin Business Corporation Law.

                             ARTICLE IV.  OFFICERS

        4.01 Number. The principal Officers of the Corporation shall be a Chairman of the Board, a President, an Executive Vice President, the number of Vice Presidents as provided in Section 0.05, a Secretary, and a Treasurer, each of whom shall be elected annually by the Board of Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, and shall have such powers and perform such duties as may be assigned by the Board of Directors or Chairman of the Board. The Board of Directors may authorize a duly appointed officer to appoint one or more officers or assistant officers. The same natural person may simultaneously hold more than one office in the Corporation, provided that such person holding any two or more offices may sign documents in only one capacity as an officer of the Corporation.

         4.02 Election and Term of Office. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

         4.03 Removal. Any Officer or agent may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

         4.04 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise; shall be filled by the Board of Directors for the unexpired portion of the term.


         4.05 Chairman of the Board. The Chairman shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chairman. The Chairman shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the Chairman may authorize the President, the Executive Vice President, or any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, the Chairman shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

         4.06 President. The President shall be the chief operating officer of the Corporation and, subject to the control of the Chairman, shall supervise and control the operations of the Corporation. He or she shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize the Executive Vice President or any Vice President or other Officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of chief operating officer and such other duties as may be prescribed by the Board of Directors or Chairman from time to time.

         4.07 The Executive Vice President. The Executive Vice President shall assist the President in the discharge of supervisory, managerial and executive duties and functions. In the absence of the President or in the event of his or her death, inability or refusal to act, the Executive Vice President shall perform the duties of the President and when so acting shall have all the powers and duties of the President. He or she shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman or the President.

        4.08 The Vice Presidents. In the absence of the Chairman, President and the Executive Vice President or in the event of their death, inability or refusal to act, or in the event for any reason it shall be impracticable for them to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chairman, the President, the Executive Vice President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the Chairman or the President.

         4.09 The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general, perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chairman or President or by the Board of Directors.

         4.10 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.05; and (c) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chairman or President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.


         4.11 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman or President or the Board of Directors.

         4.12    Other Assistants and Acting Officers. The Board of
Directors shall have the power to appoint any person to act as assistant to any Officer, or as agent for the Corporation in his or her stead, or to perform the duties of such Officer whenever for any reason it is impracticable for such Officer to act personally and such assistant or acting Officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he or her is so appointed to be assistant, or as to which he or her is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

         4.13 Salaries. The salaries of the principal Officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                 ARTICLE V. CONFLICT OF INTEREST TRANSACTIONS,
         CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS

        5.01 Conflict of Interest Transactions. A "conflict of interest" transaction means a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. The circumstances in which a Director of the Corporation has an indirect interest in a transaction include but are not limited to a transaction under any of the following circumstances:
(1) another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or
(2) another entity of which the Director is a director, officer or trustee is a party to the transaction and the transaction is or, because of its significance to the Corporation, should be considered by the Board of Directors of the Corporation. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any of the circumstances set forth in Section 180.0831 of the Wisconsin Business Corporation Law are true or occur.

         5.02 Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chairman of the Board, President or Executive Vice President or one of the Vice Presidents and by the Secretary, or Assistant Secretary, the Treasurer or Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

         5.03 Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         5.04 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         5.05 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

         5.06 Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the Chairman of the Board of this Corporation if he or she be present, or in the Chairman's absence, by the President, or in the President's absence, by the Executive Vice President, or in the Executive Vice President's absence, by any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of the Chairman of the Board, or in the Chairman's absence, the President, or in the President's absence, the Executive Vice President, or in the Executive Vice President's absence, by any Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chairman, the President, the Executive Vice President, or one of the Vice Presidents of this Corporation in the order as provided in clause (a) of this Section, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

                         ARTICLE VI.  CERTIFICATES FOR
                           SHARES AND THEIR TRANSFER

         6.01 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such Certificates shall be signed by the Chairman or the President or by another Officer designated by the Chairman or the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

         6.02 Facsimile Signatures and Seal. The seal of the Corporation on any certificates for shares may be a facsimile. The signature of the Chairman or the President or other authorized Officer upon a certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Corporation itself or an employee of the Corporation.

         6.03 Signature by Former Officers. In case any Officer, who has signed or whose facsimile signature has been placed upon, any certificate for shares, shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such Officer at the date of its issue.

         6.04 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the shareholder of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

        6.05 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

        6.06 Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

        6.07 Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be received for shares may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable, except as provided by
Section 180.0622 of the Wisconsin Business Corporation Law which may require further assessment for unpaid wages to employees under certain circumstances. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits are received or the note is paid. If the services are not performed, the benefits are not received or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

        6.08 Uncertificated Shares. In accordance with Section 180.0626 of the Wisconsin Business Corporation Law, the Board of Directors may issue any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on share certificates by Sections 180.0625 and 180.0627, if applicable, of the Wisconsin Business Corporation Law, and by the By-laws of the Corporation.

        The Corporation shall maintain at its offices, or at the office of its transfer agent, an original or duplicate stock transfer book containing the names and addresses of all shareholders and the number of shares held by each shareholder. If the shares are uncertificated, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Wisconsin.

        6.09 Transfer Agent and Registrar. The Corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The same person or entity may be both a transfer agent and registrar.

        6.10 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                        ARTICLE VII.   INDEMNIFICATION

        7.01 Indemnification for Successful Defense. Within 20 days after receipt of a written request pursuant to Section 7.03, the Corporation shall indemnify a Director, Officer, Employee or Agent, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the Director, Officer, Employee or Agent was a party because he or she is a Director, Officer, Employee or Agent of the Corporation.

        7.02 Other Indemnification. (a) In cases not included under Section 7.01, the Corporation shall indemnify a Director, Officer, Employee or Agent against all liabilities and expenses incurred by the Director, Officer, Employee or Agent in a proceeding to which the Director, Officer, Employee or Agent was a party because he or she is a Director, Officer, Employee or Agent of the Corporation, unless liability was incurred because the Director, Officer, Employee or Agent breached or failed to perform a duty he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:

                (1) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director, Officer, Employee or Agent has a material conflict of interest.

                (2) A violation of criminal law, unless the Director, Officer, Employee or Agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

                (3) A transaction from which the Director, Officer, Employee or Agent derived an improper personal profit.

                (4)   Willful misconduct.

        (b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 7.05.

        (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director, Officer, Employee or Agent is not required under this Section.

        7.03 Written Request. A Director, Officer, Employee or Agent who seeks indemnification under Sections 7.01 or 7.02 shall make a written request to the Corporation.

        7.04 Nonduplication. The Corporation shall not indemnify a Director, Officer, Employee or Agent under Sections 7.01 or 7.02 if the Director, Officer, Employee or Agent has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding. However, the Director, Officer, Employee or Agent has no affirmative duty to look to any other person for indemnification nor to first exhaust his remedies to seek indemnification from such other person.

        7.05  Determination of Right to Indemnification.

        (a) Unless otherwise provided by the articles of incorporation or by written agreement between the Director, Officer, Employee or Agent and the Corporation, the Director, Officer, Employee or Agent seeking indemnification under Section 7.02 shall select one of the following means for determining his or her right to indemnification:

                (1) By a majority vote of a quorum of the Board of Directors consisting of Directors not at the time parties to the same or related proceedings. If a quorum of disinterested Directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more Directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

                (2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub.
         (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including Directors who are parties to the same or related proceedings.

                (3) By a panel of three arbitrators consisting of one arbitrator selected by those Directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the Director or Officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected.

                (4) By an affirmative vote of the majority of shares represented at a meeting of shareholders at which a quorum is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

                (5)  By a court under Section 7.08.

                (6) By any other method provided for in any additional right to indemnification permitted under Section 7.07.

        (b) In any determination under (a), the burden of proof is on the Corporation to prove by clear and convincing evidence that indemnification under Section 7.02 should not be allowed.

        (c) A written determination as to a Director, Officer, Employee or Agent's indemnification under Section 7.02 shall be submitted to both the Corporation and the Director, Officer, Employee or Agent within 60 days of the selection made under (a).

        (d) If it is determined that indemnification is required under Section 7.02, the Corporation shall pay all liabilities and expenses not prohibited by Section 7.04 within 10 days after receipt of the written determination under
(c). The Corporation shall also pay all expenses incurred by the Director, Officer, Employee or Agent, in the determination process under (a).

        7.06 Advance Expenses. Within 10 days after receipt of a written request by a Director, Officer, Employee or Agent who is a party to a proceeding, the Corporation shall pay or reimburse his or her reasonable expenses as incurred if the Director, Officer, Employee or Agent provides the Corporation with all of the following:

                (1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation.

                (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance (together with reasonable interest thereon) to the extent that it is ultimately determined under Section
         7.05 that indemnification under Section 7.02 is not required and that indemnification is not ordered by a court under Section 7.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the Director, Officer, Employee or Agent, and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

        7.07  Nonexclusivity.  (a)  Except as provided in (b), Sections 7.01,
7.02 and 7.06 do not preclude any additional right to indemnification or allowance of expenses that a Director, Officer, Employee or Agent may have under any of the following:

                (1)  The articles of incorporation.

                (2) A written agreement between the Director, Officer, Employee or Agent, and the Corporation.

                (3)  A resolution of the Board of Directors.

                (4) A resolution, after notice, adopted by a majority vote of all of the Corporation's voting shares then issued and outstanding.

        (b) Regardless of the existence of an additional right under (a), the Corporation shall not indemnify a Director, Officer, Employee or Agent, or permit a Director, Officer, Employee or Agent to retain any allowance of expenses, unless it is determined by or on behalf of the Corporation that the Director, Officer, Employee or Agent did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under Section 7.02(a)(1), (2), (3) or (4). A Director, Officer, Employee or Agent who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

        (c) Sections 7.01 to 7.12 do not affect the Corporation's power to pay or reimburse expenses incurred by a Director, Officer, Employee or Agent in any of the following circumstances.

                (1) As a witness in a proceeding to which he or she is not a party.

                (2) As a plaintiff or petitioner in a proceeding because he or she is or was a Director, Officer, Employee or Agent of the Corporation.

        7.08 Court-Ordered Indemnification. (a) Except as provided otherwise by written agreement between the Director, Officer, Employee or Agent and the Corporation, a Director, Officer, Employee or Agent who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application may be made for an initial determination by the court under Section 7.05(a)(5) or for review by the court of an adverse determination under Section 7.05(a) (1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

        (b) The court shall order indemnification if it determines any of the following:

                (1) That the Director, Officer, Employee or Agent is entitled to indemnification under Sections 7.01 or 7.02.

                (2) That the Director, Officer, Employee or Agent is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under
         Section 7.02.

        (c) If the court determines under (b) that the Director, Officer, Employee or Agent is entitled to indemnification, the Corporation shall pay the Director, Officer, Employee or Agent's expenses incurred to obtain the court-ordered indemnification.

        7.09 Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director, Officer, Employee or Agent of the Corporation against liability asserted against or incurred by the individual in his or her capacity as a Director, Officer, Employee or Agent, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 7.01, 7.02, or 7.06.

        7.10 Securities Law Claims. (a) Pursuant to the public policy of the State of Wisconsin, the Corporation shall provide indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 7.01 to 7.09.

        (b) Sections 7.01 to 7.09 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

        7.11 Liberal Construction. In order for the corporation to obtain and retain qualified Directors, Officers, Employees and Agents, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors, Officers, Employees or Agents and, accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy.

        7.12  Definitions Applicable to This Article.

        (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

        (b) "Corporation" means this Corporation and any domestic or foreign predecessor of this Corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

        (c)  "Director, Officer, Employee or Agent" means any of the following:

                (1) A natural person who is or was a director, officer, employee or agent (including attorneys) of this Corporation; provided, however, that no attorney of the Corporation shall be considered an agent with respect to those actions taken by such attorney solely in his capacity as an independent contractor to the Corporation.

                (2) A natural person who, while a director, officer, employee or agent, of this Corporation, is or was serving at the Corporation's request as a director, officer, employee, agent, partner, trustee, member of any governing or decision-making committee, of another Corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

                (3) A natural person who, while a director, officer, employee or agent of this Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants or beneficiaries of the plan.

                (4) Unless the context requires otherwise, the estate or personal representative of a Director, Officer, Employee or Agent.

For purposes of this Article, it shall be conclusively presumed that any Director, Officer, Employee or Agent serving as a director, officer, employee, agent, partner, trustee, member of any governing or decision-making committee of an Affiliate shall be so serving at the request of the Corporation.

        (d) "Expenses" include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

        (e) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

        (f) "Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

        (g) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person.

                             ARTICLE VIII.   SEAL

        The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".

                           ARTICLE IX.   AMENDMENTS

        9.01. By Shareholders. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at an annual or special meeting of the shareholders at which a quorum is in attendance.

        9.02. By Directors. These by-laws may also be altered, amended or repealed and new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of Directors present at or participating in any meeting at which a quorum is in attendance; but no by-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-law so adopted so provides.

        9.03. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                           ARTICLE X.   FISCAL YEAR

        The fiscal year of the Corporation shall be as provided in Section
0.06.

                                 ATTACHMENT C

                        LIST OF OFFICERS AND DIRECTORS
                                OF THE COMPANY


DIRECTORS
- ---------

Vernon L. Wiersma

Stephen W. Theobald

Frank J. Pelisek

Orren J. Bradley

Joseph B. Weix

Thomas W. Mount

James H. DeWees

Russell Britt

Charles J. Carey

Ody J. Fish

Carol Ward Knox



OFFICERS
- --------

Frank J. Pelisek               Chairman of the Board

Vernon L. Wiersma              President

Stephen W. Theobald            Vice Chairman and Treasurer

Russell Trunk                  Senior Vice President of Operations

Kenneth Murray                 Vice President Canned Sales and Marketing

Mike Wilkes                    Vice President of Human Resource Development

Leslie Wilson                  Vice President of Finance

Robert Brill                   Secretary






                                 Exhibit C1-4

                                 ATTACHMENT D

                              BOARD OF DIRECTORS
                              STOKELY USA, INC.
                             RESOLUTIONS ADOPTED





















                                 Exhibit C1-5

                                RESOLUTIONS OF
                              STOKELY USA, INC.


        WHEREAS, this Corporation is duly authorized to borrow money and obtain other credit and financial accommodations for its corporate purposes and to execute and deliver its promissory notes and other instruments and agreements for amounts so borrowed or acquired; and

        WHEREAS, the proper officers of this Corporation have negotiated with Harris Trust and Savings Bank and certain other lenders (individually a "Bank" and collectively the "Banks") for a three-year revolving credit to be made available by the Banks to this Corporation in the form of loans and letters of credit in an aggregate principal amount not to exceed $65,000,000 at any one time outstanding; and

        WHEREAS, as a condition precedent to the extension of said revolving credit and any other credit or financial accommodations from the Banks to this Corporation, the Banks require that this Corporation enter into a credit agreement with the Banks setting forth the terms and conditions applicable thereto and that this Corporation secure said extensions of credit from the Banks by granting to Harris Trust and Savings Bank, as agent (the "Agent") for the Banks, a security interest in and lien on all of this Corporation's accounts, chattel paper, documents, instruments, general intangibles, inventory, and certain other assets and property of this Corporation; and

        WHEREAS, in order to close the credit agreement with the Banks it will be necessary to amend (1) that certain Note Agreement with the State of Wisconsin Investment Board ("SWIB") dated as of December 1, 1991, and (2) that certain Note Agreement with Nationwide Life Insurance Company, Employers Life Insurance Company of Wausau and West Coast Life Insurance Company ("Insurance Companies") dated as of January 1, 1990 in ways to be enumerated in separate amendment agreements, and

        NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED by the Board of Directors of Stokely USA, Inc. as follows:

        1. The amendments to the Note Agreement with SWIB dated as of December 1, 1991, on the terms and conditions set forth in the instruments and documents now before this Board, are in the judgment of the Board in the best interest of this Corporation and its shareholders.

        2. The amendments to the Note Agreement with the Insurance Companies dated as of January 1, 1990, on the terms and conditions set forth in the instruments and documents now before the Board, are in the judgment of the Board in the best interest of this Corporation and its shareholders.

        3.   Any one of the following officers of this Corporation:

        Name                          Office
        ----                          ------
Stephen Theobald                      Vice Chairman
Robert Brill                          Secretary
Les Wilson                            Vice President

be and the same is hereby authorized, empowered and directed for, in the name and on behalf of this Corporation (and when requested by SWIB and/or the Insurance Companies, under the corporate seal and attested to by the Secretary or Assistant Secretary) to execute and deliver to SWIB and to the Insurance Companies, as to their respective Note Agreements with the Corporation, all such amendments to the said Note Agreements with SWIB and with the Insurance Companies as are necessary and required by the said SWIB and Insurance Companies, respectively, and to also execute and deliver to SWIB and to the Insurance Companies such other documents, instruments and agreements and security agreements as may from time to time be required by SWIB and the Insurance Companies, respectively, in connection with the said amendments to the Note Agreements with SWIB and with the Insurance Companies, respectively; all on such terms and conditions and for such consideration as any of the foregoing officers may in his sole discretion deem proper as evidenced by his execution thereof.

        4. Any officer, agent or employee of this Corporation is hereby authorized, empowered and directed for, in the name and on behalf of this Corporation to execute such further instruments and documents and to perform such further acts and things as may by any one of them be deemed necessary or appropriate to comply with or evidence compliance with any of the terms, provisions or conditions of any instrument or document executed pursuant to the authority contained in these resolutions and any other requirement or condition specified by SWIB and the Insurance Companies, respectively, in respect thereto, including without limiting the execution and filing of any mortgage, financing statement or similar notice or instrument.

        5. The Secretary or Assistant Secretary of this Corporation shall deliver to SWIB and to the Insurance Companies a certified copy of these resolutions and shall file with each of them from time to time the names of the officers, agents and employees of this Corporation at the time authorized by these resolutions to act in the premises together with the specimen signatures of such officers, agents and employees. SWIB and the Insurance Companies shall be entitled as against this Corporation conclusively to presume that the persons so certified continue to be authorized to act as such on behalf of this Corporation until otherwise notified in writing by the Secretary or other officer of this Corporation and that each of the foregoing resolutions shall continue in force until express written notice of its rescission or modification has been received by SWIB and the Insurance Companies (but no such recission or modification shall affect any transaction occurring before the actual receipt by SWIB and the Insurance Companies, respectively, of such written notice), and if the authority therein contained shall be terminated by operation of law without such notice, it is hereby resolved and agreed for the purposes of inducing SWIB and the Insurance Companies to act hereunder that SWIB and the Insurance Companies shall be saved harmless from any loss suffered or liability incurred by it in so acting under such authority without such notice of its termination.

        6. These resolutions shall be in addition to and supplementary of any and all other resolutions of this Board of Directors now or hereafter on file with SWIB and the Insurance Companies, respectively, and nothing herein contained shall be deemed to amend, revoke or modify any of such other resolutions or any of the authority therein contained.

[MICHAEL BEST & FRIEDRICH LETTERHEAD ATTORNEYS AT LAW LETTERHEAD]

                          May 31, 1995

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

Employers Life Insurance Company of Wausau
One Nationwide Plaza
Columbus, Ohio 43215

West Coast Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

State of Wisconsin Investment Board
121 East Wilson Street
Madison, Wisconsin 53702

Ladies and Gentlemen:

        We have served as counsel to Stokely USA, Inc., a Wisconsin corporation (the "Borrower"), in connection with the execution and delivery of the instruments and documents identified on Exhibit A to this letter (collectively the "Loan Documents," individual Loan Documents and other capitalized terms used below being hereinafter referred to by the designations appearing on Exhibit A).

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Borrower, agreements and other instruments, certificates of officers of the Borrower, certificates of public officials, and other documents which we have deemed relevant and necessary to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures (other than those of officers of the Borrower), the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the due execution of the Loan Documents by, and the enforceability of the Loan Documents against, you, and the legal capacity of all natural persons.
Whenever this opinion refers to matters within our "knowledge," "known to us," or of which we "know," such reference is limited to (i) the representations and warranties of the Borrower as to factual matters contained in the Loan Documents; and (ii) facts within our actual knowledge after an inquiry of the attorneys of this firm who

[MICHAEL BEST & FRIEDRICH ATTORNEYS AT LAW LETTERHEAD]

May 31, 1995
Page 2


have provided legal services to the Borrower within the past year, without further inquiry. Furthermore, we have not undertaken any further factual investigation of the business, properties, agreements, or litigation of the Borrower for purposes of rendering this opinion.

        Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

        1. The Borrower is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate of status of the Wisconsin Secretary of State, (a) has filed with the Wisconsin Secretary of State during its most recently completed report year the required annual report; (b) is not the subject of a proceeding under Wisconsin Statutes Section 180.1421 to cause its administrative dissolution; and (c) Articles of Dissolution of the Borrower have not been filed with such Secretary of State.

        2. The Borrower has the corporate power and authority to execute, deliver, and perform its obligations under the Loan Documents.

        3. The execution and delivery of the Loan Documents and the performance by the Borrower of their terms do not and will not (i) contravene any provisions of the Articles of Incorporation or Bylaws of the Borrower; (ii) to our knowledge, contravene any presently existing provision of any law known to us to be applicable to the Borrower; (iii) contravene any provision of any agreement known to us under which the Borrower has borrowed money (except for such violation or default as has been waived or consented to by the relevant party thereto); (iv) to our knowledge, result in the creation or imposition of any lien upon any of the property of the Borrower except pursuant to the Loan Documents; or (v) require the consent or approval of, or any filing or registration with, any governmental body, agency, or authority other than the filing of the Financing Statements.

        4. The Loan Documents have been duly authorized by all necessary corporate action (no stockholder approval being required), have been executed and delivered by the Borrower, and constitute valid and binding agreements of the Borrower enforceable against it in accordance with their respective terms. The Note Agreement dated as of December 1, 1991 between the Borrower and SWIB, as amended by the SWIB Amendment, and the Note Agreement dated August 18, 1992 among the Borrower and the Insurance Companies, as amended by the Nationwide Amendment, constitute valid

[MICHAEL BEST & FRIEDRICH LETTERHEAD ATTORNEYS AT LAW LETTERHEAD]


May 31, 1995
Page 3

and binding agreements of the Borrower enforceable against it in accordance with their respective terms.

        5. Each of the Security Agreement and the Assignment of Contracts, Warranties and Permits is adequate to create and provide for the liens and security interest contemplated thereby for the benefit and security of all the indebtedness secured thereby. The description of the Collateral set forth in the Financing Statements is sufficient to perfect, and upon the due filing thereof in the offices noted in Exhibit A hereto will perfect, a security interest in the items and types of Collateral in which a security interest may be perfected by the filing of a financing statement under the Uniform
Commercial Code of the State of Wisconsin as in effect on the date hereof (the "UCC") to the extent that (i) Wisconsin is the proper state for filing; (ii) the Collateral consists of the type of property for which a security interest may be perfected by filing a financing statement in Wisconsin under the UCC; and
(iii) any part of Collateral or the proceeds or products thereof does not constitute trust property or a trust fund which by virtue of federal or state law is not subject to the claims, liens, or security interests of creditors.

        6. To our knowledge, there is no action, suit, proceeding, or investigation at law or in equity before or by any court or public body pending or threatened against or affecting the Borrower or any of its assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations, or financial condition of the Borrower or in the value of the collateral security for your loans and other credit accommodations to the Borrower except as described in Annex 2 to each of the Nationwide Amendment and the SWIB Amendment.

        7. The rates of interest provided for under the Loan Documents and any other amounts payable thereunder that would constitute interest would not violate any usury law of the State of Wisconsin.

        All of the foregoing opinions are subject to the following additional assumptions, limitations, and qualifications:

        (a) We express no opinion as to the effect of the compliance or noncompliance by you with any state or federal laws or regulations applicable to you because of legal or regulatory status or the nature of your business.

MICHAEL BEST & FRIEDRICH ATTORNEYS AT LAW LETTERHEAD]

May 31, 1995
Page 4

        (b) Our opinions relating to the enforceability of the Loan Documents are subject to and limited by:

             (i) Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, marshalling, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally;

            (ii) Limitations imposed by general principles of equity upon the specific enforceability of any of the remedies or other provisions of such documents and upon the availability of injunctive relief and other equitable remedies (regardless of whether enforcement is considered in proceedings at law or in equity);

           (iii) The qualification that certain provisions of the Loan Documents are or may be unenforceable in whole or in part under the laws of the State of Wisconsin, but the inclusion of such provisions does not render the Loan Documents invalid as a whole and there exist either in the Loan Documents or under applicable law adequate remedies for the practicable realization of the principal legal rights and benefits intended to be provided thereby (except for the economic consequences of any delay resulting from such unenforceability);

            (iv) Such enforcement is subject to recent court decisions which may require lenders to act reasonably and in good faith in exercising their rights and remedies under the Loan Documents; and

             (v) The provisions of the Mortgages which (A) purport to give the mortgagee the right, prior to the date of confirmation of a foreclosure sale by the court (assuming the mortgagee is a successful bidder at the foreclosure sale), to take control of the real estate described in the Mortgages, or which
(B) purport to give the mortgagee the right, prior to the date of confirmation of a foreclosure sale by the court (assuming the mortgagee is a successful bidder at the foreclosure sale), to collect the rents, issues, or profit thereof, are subject to acquiescence of the Borrower after a default, unless the mortgagee obtains a court order and the appointment of a receiver for such purpose. Such rights will not be available in any event if the mortgagee elects certain redemption periods pursuant to Wisconsin Statutes. We note that under Wisconsin law, despite an assignment of rents, the equitable right to rent remains with the mortgagor in

[MICHAEL BEST & FRIEDRICH ATTORNEYS AT LAW LETTERHEAD]

May 31, 1995
Page 5


the event of default, until such time as the mortgagee's interest in the rents is perfected.

        (c) We render no advice concerning and do not express any opinion as to:

                (i)   the priority of any security interest; or

               (ii) items of Collateral which by operation of law cannot be subject to a consensual security interest.

        (d)  We express no opinion as to the following:

                (i)   the Borrower's rights in or title to the Collateral;

               (ii)   any security interest that is terminated or released;

              (iii) the effect of noncompliance with the federal Assignment of Claims Act; or

               (iv)   future advances.

        (e) In the case of property which becomes Collateral after the date hereof, (i) Section 547 of the United States Bankruptcy Code provides that a transfer is not made until the debtor has rights in the property transferred so a security interest in after-acquired property may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by
Section 547; (ii) Chapter 128 of the Wisconsin Statutes contains a four-month preference provision that may apply to after-acquired property; and (iii)
Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the comencement of such case.

        (f) In the case of any interest in or claim in or under any policy of insurance covering the Collateral, the security interest of the secured party therein is limited to proceeds payable to the named insured (and not to any other party named as loss payee under such policy) by reason of loss or damage to the collateral insured under such insurance policies.

[MICHAEL BEST & FRIEDRICH ATTORNEYS AT LAW LETTERHEAD]

May 31, 1995
Page 6


        (g) In the case of all Collateral in which the security interest of the secured party has been perfected by the filing of the Financing Statements,
Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of the filings referred to in this paragraph.

        (h) The duties to exercise reasonable care in the custody and preservation of the Collateral in a secured party's possession and to deal with and dispose of the collateral in a commercially reasonable manner as required by the UCC may not be disclaimed by agreement, waived, or released.

We call to your attention that the perfection of the above security interests will be terminated (i) as to any Collateral acquired by the Borrower more than four months after the Borrower so changes its name, identity, or corporate structure as to make any financing statements filed against such party seriously misleading, unless new appropriate financing statements indicating the new name, identity, or corporate structure of such party are properly filed before the expiration of such four months; (ii) as to any Collateral consisting of accounts or general intangibles, four months after the Borrower changes its chief executive office to a new jurisdiction outside Wisconsin unless such security interests are perfected in such new jurisdiction before that termination; (iii) as against buyers of items of the Collateral consisting of goods of the Borrower sold in the ordinary course of business; and (iv) as to Collateral otherwise disposed of by the Borrower if such disposition is authorized under the Loan Documents.

        We express no opinion as to (i) any provision affording indemnification to you; (ii) provisions imposing penalties, forfeitures, or increases in rates of interest upon delinquency in any payment or upon any breach or default under the Loan Documents; or (iii) broadly stated waivers of presentment, protest, demand, notice, appraisement, valuation, stay, extension, moratorium, redemption, marshalling of assets, or other rights granted by law to the extent such waivers or rights are held to be against public policy or prohibited by law.

        This opinion deals only with the specific legal issues that it explicitly addresses and no opinion shall be implied as to matters not so addressed. The opinions expressed herein are specifically limited to the laws of the State of Wisconsin and the federal laws of the United States. The opinions expressed herein

[MICHAEL BEST AND FRIEDRICH ATTORNEYS AT LAW LETTERHEAD]

May 31, 1995
Page 7


are given as of the date of this letter and are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances occurring after the date hereof that would alter the opinions contained herein. This opinion is rendered solely for your information and assistance in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.


                                      Sincerely,

                               MICHAEL, BEST & FRIEDRICH

                               Michael, Best & Friedrich

                                  EXHIBIT A


                              THE LOAN DOCUMENTS

        (All Loan Documents are dated as of May 31, 1995. The "Insurance Companies" shall mean Nationwide Life Insurance Company, Employers Life Insurance Company of Wausau, and West Coast Life Insurance Company. "SWIB" shall mean State of Wisconsin Investment Board.)

1. Third Amendment to Note Agreement among the Borrower and the Insurance Companies (the "Nationwide Amendment").

2. Third Amendment to Note Agreement between the Borrower and SWIB (the "SWIB Amendment").

3.  Security Agreement among the Borrower, the Insurance Companies, and
    SWIB.

4. Mortgages executed by the Borrower in favor of the Insurance Companies and SWIB.

5. Environmental Indemnification Agreement from the Borrower to the Insurance Companies and SWIB.

6. Assignment of Contracts, Warranties and Permits from the Borrower to the Insurance Companies and SWIB.

7. Intercreditor Agreement among the Insurance Companies and SWIB, acknowledged by the Borrower.

8. UCC financing statements to be filed in the offices of the Wisconsin Secretary of State and the Register of Deeds for the following Wisconsin counties (the "Financing Statements"):

             Brown                      Jefferson
             Columbia                   Lincoln
             Dane                       Waukesha
             Iowa                       Winnebago

[LOGO]             CERTIFICATE OF INSURANCE      9644      ISSUE DATE (MM/DD/YY)
                                                    GLL    / /    5/30/95

                                                                     ---------------------------------------------------------------
PRODUCER                                                             THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND
 Marsh & McLennan, Incorporated                                      CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE
 411 East Wisconsin Avenue                                           DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE
 Suite 900                                                           POLICIES BELOW.
 Milwaukee, WI  53202                                                ---------------------------------------------------------------
                                                                                        COMPANIES AFFORDING COVERAGE
                                                                     ---------------------------------------------------------------
                                                                     COMPANY
                                                                     LETTER   A  LUMBERMENS UNDRWRTNG ALLIANCE
                                                                     ---------------------------------------------------------------
- ---------------------------------------------------------------      COMPANY
INSURED                                                              LETTER   B
 Stokely USA, Inc.                                                   ---------------------------------------------------------------
 1055 Corporate Center Drive                                         COMPANY
 Oconomowoc, WI  53066                                               LETTER   C
                                                                     ---------------------------------------------------------------
                                                                     COMPANY
                                                                     LETTER   D
                                                                     ---------------------------------------------------------------
                                                                     COMPANY
                                                                     LETTER   E
- ------------------------------------------------------------------------------------------------------------------------------------
COVERAGES
        THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY
        PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO
        WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO
        ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                                           POLICY     POLICY
CO                                                         EFFECTIVE  EXPIRATION
LTR   TYPE OF INSURANCE                                    DATE       DATE
                                           POLICY NUMBER   (MM/DD/YY) (MM/DD/YY)                  LIMITS
- ------------------------------------------------------------------------------------------------------------------------------------
      GENERAL LIABILITY                                                           GENERAL AGGREGATE                  $
      / /   COMMERCIAL GENERAL                                                    --------------------------------------------------
            LIABILITY                                                             PRODUCTS-COMP/OP AGG.              $
      / /   / /  CLAIMS MADE / / OCCUR.                                           --------------------------------------------------
      / /   OWNER'S & CONTRACTOR'S PROT.                                          PERSONAL & ADV. INJURY             $
      / /                                                                         --------------------------------------------------
            ----------------------------                                          EACH OCCURRENCE                    $
                                                                                  --------------------------------------------------
                                                                                  FIRE DAMAGE (Any one fire)         $
                                                                                  --------------------------------------------------
                                                                                  MED. EXPENSE (Any one person)      $
- ------------------------------------------------------------------------------------------------------------------------------------
      AUTOMOBILE LIABILITY                                                        COMBINED SINGLE
      / /   ANY AUTO                                                              LIMIT                              $
      / /   ALL OWNED AUTOS                                                       --------------------------------------------------
      / /   SCHEDULED AUTOS                                                       BODILY INJURY
      / /   HIRED AUTOS                                                           (Per person)                       $
      / /   NON-OWNED AUTOS                                                       --------------------------------------------------
      / /   GARAGE LIABILITY                                                      BODILY INJURY
      / /                                                                         (Per Accident)                     $
                                                                                  --------------------------------------------------
                                                                                  PROPERTY DAMAGE                    $

- ------------------------------------------------------------------------------------------------------------------------------------
      EXCESS LIABILITY                                                            EACH OCCURRENCE                    $
      / /   UMBRELLA FORM                                                         --------------------------------------------------
      / /   OTHER THAN UMBRELLA FORM                                              AGGREGATE                          $
                                                                                  --------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                  / /  STATUTORY LIMITS
                                                                                  --------------------------------------------------
          WORKER'S COMPENSATION                                                   EACH ACCIDENT                      $
                                                                                  --------------------------------------------------
                 AND                                                              DISEASE-POLICY LIMIT               $
                                                                                  --------------------------------------------------
          EMPLOYERS' LIABILITY                                                    DISEASE-EACH EMPLOYEE              $
- ------------------------------------------------------------------------------------------------------------------------------------
      OTHER
A     FIRE & ALLIED                        307733          11/01/94   11/01/96
- ------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

                                                   (SEE REVERSE AND/OR ATTACHED)

- ------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                       CANCELLATION
                                                           SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
        Harris Trust and Savings Bank                      EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO
        Individually and as Agent                          MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE
        111 West Monroe                                    LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR
        Chicago, IL  60690                                 LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
                                                         --------------------------------------------------------------------------
                                                         AUTHORIZED REPRESENTATIVE
                                                                                    [Sig.]
- ------------------------------------------------------------------------------------------------------------------------------------
ACORD 25-S (7/90)                          PAGE:    1  OF   2                                            ACORD CORPORATION 1990


DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

                                  CERTIFICATE NUMBER 9644        (CONTINUED) GLL

INSURED  :  Stokely USA, Inc.

HOLDER   :  Harris Trust and Savings Bank
            Individually and as Agent
            111 West Monroe
            Chicago, IL  60690

All Risk Coverage including Flood and Earthquake*
Replacement Cost with Agreed Amount
Scheduled limits per location

* Flood and Earthquake coverage provided by Lumbermens Underwriting Alliance Policy No. 307733 effective 11/1/94 - 11/1/96.

The following are recognized as Loss Payee as respects coverage for Stokely:
Harris Trust and Savings Bank Individually and as Agent pursuant to that certain Secured Agreement among Stokely USA, Inc. and Harris Trust and Savings Bank, Mercantile Bank of St. Louis National Association, Sanwa Business Credit Corporation and General Electric Credit Corporation Dated May 22, 1995; State of Wisconsin Investment Board; and Nationwide Life Insurance Company; Employers Life Insurance Company of Wausau and West Coast Life Insurance Company as their interests may appear.




                              PAGE:  2   OF    2

[LOGO]             CERTIFICATE OF INSURANCE      9641      ISSUE DATE (MM/DD/YY)
                                                    GLL    / /    5/24/95

                                                                     ---------------------------------------------------------------
PRODUCER                                                             THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND
 Marsh & McLennan, Incorporated                                      CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE
 411 East Wisconsin Avenue                                           DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE
 Suite 900                                                           POLICIES BELOW.
 Milwaukee, WI  53202                                                ---------------------------------------------------------------
                                                                                        COMPANIES AFFORDING COVERAGE
                                                                     ---------------------------------------------------------------
                                                                     COMPANY
                                                                     LETTER   A  HARTFORD STEAM BOILER
                                                                     ---------------------------------------------------------------
- ---------------------------------------------------------------      COMPANY
INSURED                                                              LETTER   B
 Stokely USA, Inc.                                                   ---------------------------------------------------------------
 1055 Corporate Center Drive                                         COMPANY
 Oconomowoc, WI  53066                                               LETTER   C
                                                                     ---------------------------------------------------------------
                                                                     COMPANY
                                                                     LETTER   D
                                                                     ---------------------------------------------------------------
                                                                     COMPANY
                                                                     LETTER   E
- ------------------------------------------------------------------------------------------------------------------------------------
COVERAGES
        THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY
        PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO
        WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO
        ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                                           POLICY     POLICY
CO                                                         EFFECTIVE  EXPIRATION
                                                            DATE       DATE
LTR   TYPE OF INSURANCE                    POLICY NUMBER   (MM/DD/YY) (MM/DD/YY)                  LIMITS
- ------------------------------------------------------------------------------------------------------------------------------------
      GENERAL LIABILITY                                                           GENERAL AGGREGATE                  $
      / /   COMMERCIAL GENERAL                                                    --------------------------------------------------
            LIABILITY                                                             PRODUCTS-COMP/OP AGG.              $
      / /   / /  CLAIMS MADE / / OCCUR.                                           --------------------------------------------------
      / /   OWNER'S & CONTRACTOR'S PROT.                                          PERSONAL & ADV. INJURY             $
      / /   ____________________________                                          --------------------------------------------------
                                                                                  EACH OCCURRENCE                    $
                                                                                  --------------------------------------------------
                                                                                  FIRE DAMAGE (Any one fire)         $
                                                                                  --------------------------------------------------
                                                                                  MED. EXPENSE (Any one person)      $
- ------------------------------------------------------------------------------------------------------------------------------------
      AUTOMOBILE LIABILITY                                                        COMBINED SINGLE
      / /   ANY AUTO                                                              LIMIT                              $
      / /   ALL OWNED AUTOS                                                       --------------------------------------------------
      / /   SCHEDULED AUTOS                                                       BODILY INJURY
      / /   HIRED AUTOS                                                           (Per person)                       $
      / /   NON-OWNED AUTOS                                                       --------------------------------------------------
      / /   GARAGE LIABILITY                                                      BODILY INJURY                      $
      / /                                                                         (Per accident)
                                                                                  --------------------------------------------------
                                                                                  PROPERTY DAMAGE                    $

- ------------------------------------------------------------------------------------------------------------------------------------
      EXCESS LIABILITY                                                            EACH OCCURRENCE                    $
      / /   UMBRELLA FORM                                                         --------------------------------------------------
      / /   OTHER THAN UMBRELLA FORM                                              AGGREGATE                          $
                                                                                  --------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                  / /  STATUTORY LIMITS
                                                                                  --------------------------------------------------
          WORKER'S COMPENSATION                                                   EACH ACCIDENT                      $
                                                                                  --------------------------------------------------
                 AND                                                              DISEASE-POLICY LIMIT               $
                                                                                  --------------------------------------------------
          EMPLOYERS' LIABILITY                                                    DISEASE-EACH EMPLOYEE              $
- ------------------------------------------------------------------------------------------------------------------------------------
      OTHER
A     BOILER                               9184893-00      11/01/94   11/01/95       See Below
- ------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

                                                   (SEE REVERSE AND/OR ATTACHED)

- ------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                       CANCELLATION
                                                           SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
        Harris Trust and Savings Bank                      EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO
        Individually and as Agent                          MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE
        111 West Monroe                                    LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR
        Chicago, IL  60690                                 LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
                                                         --------------------------------------------------------------------------
                                                         AUTHORIZED REPRESENTATIVE
                                                                                           [SIG]
- ------------------------------------------------------------------------------------------------------------------------------------
ACORD 25-S (7/90)                          PAGE:    1  OF   2                                            ACORD CORPORATION 1990


DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

                                  CERTIFICATE NUMBER 9641        (CONTINUED) GLL

INSURED  :  Stokely USA, Inc.

HOLDER   :  Harris Trust and Savings Bank
            Individually and as Agent
            111 West Monroe
            Chicago, IL  60690

The following are recognized as Loss Payee as respects coverage for Stokely:
Harris Trust and Savings Bank Individually and as Agent pursuant to that certain Secured Agreement among Stokely USA, Inc. and Harris Trust and Savings Bank, Mercantile Bank of St. Louis National Association, Sanwa Business Credit Corporation and General Electric Credit Corporation Dated May 22, 1995; State of Wisconsin Investment Board; and Nationwide Life Insurance Company; Employers Life Insurance Company of Wausau and West Coast Life Insurance Company as their interests may appear.




                              PAGE:  2   OF    2

[LOGO]             CERTIFICATE OF INSURANCE      9642      ISSUE DATE (MM/DD/YY)
                                                    GLL    / /    5/24/95

                                                                     ---------------------------------------------------------------
PRODUCER                                                             THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND
 Marsh & McLennan, Incorporated                                      CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE
 411 East Wisconsin Avenue                                           DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE
 Suite 900                                                           POLICIES BELOW.
 Milwaukee, WI  53202                                                ---------------------------------------------------------------
                                                                                        COMPANIES AFFORDING COVERAGE
                                                                     ---------------------------------------------------------------
                                                                     COMPANY
                                                                     LETTER   A  LUMBERMENS MUTUAL CASUALTY
                                                                     ---------------------------------------------------------------
- ---------------------------------------------------------------      COMPANY
INSURED                                                              LETTER   B
 Stokely USA, Inc.                                                   ---------------------------------------------------------------
 1055 Corporate Center Drive                                         COMPANY
 Oconomowoc, WI  53066                                               LETTER   C
                                                                     ---------------------------------------------------------------
                                                                     COMPANY
                                                                     LETTER   D
                                                                     ---------------------------------------------------------------
                                                                     COMPANY
                                                                     LETTER   E
- ------------------------------------------------------------------------------------------------------------------------------------
COVERAGES
        THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY
        PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO
        WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO
        ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                                           POLICY     POLICY
CO                                                         EFFECTIVE  EXPIRATION
                                                           DATE       DATE

LTR   TYPE OF INSURANCE                   POLICY NUMBER   (MM/DD/YY) (MM/DD/YY)                  LIMITS
- ------------------------------------------------------------------------------------------------------------------------------------
      GENERAL LIABILITY                                                           GENERAL AGGREGATE                  $
      / /   COMMERCIAL GENERAL                                                    --------------------------------------------------
            LIABILITY                                                             PRODUCTS-COMP/OP AGG.              $
      / /   / /  CLAIMS MADE / / OCCUR.                                           --------------------------------------------------
      / /   OWNER'S & CONTRACTOR'S PROT.                                          PERSONAL & ADV. INJURY             $
      / /   ____________________________                                          --------------------------------------------------
                                                                                  EACH OCCURRENCE                    $
                                                                                  --------------------------------------------------
                                                                                  FIRE DAMAGE (Any one fire)         $
                                                                                  --------------------------------------------------
                                                                                  MED. EXPENSE (Any one person)      $
- ------------------------------------------------------------------------------------------------------------------------------------
      AUTOMOBILE LIABILITY                                                        COMBINED SINGLE
      / /   ANY AUTO                                                              LIMIT                              $
      / /   ALL OWNED AUTOS                                                       --------------------------------------------------
      / /   SCHEDULED AUTOS                                                       BODILY INJURY
      / /   HIRED AUTOS                                                           (Per person)                       $
      / /   NON-OWNED AUTOS                                                       --------------------------------------------------
      / /   GARAGE LIABILITY                                                      BODILY INJURY                      $
      / /                                                                         (Per accident)
                                                                                  --------------------------------------------------
                                                                                  PROPERTY DAMAGE                    $

- ------------------------------------------------------------------------------------------------------------------------------------
      EXCESS LIABILITY                                                            EACH OCCURRENCE                    $
      / /   UMBRELLA FORM                                                         --------------------------------------------------
      / /   OTHER THAN UMBRELLA FORM                                              AGGREGATE                          $
                                                                                  --------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                  / /  STATUTORY LIMITS
                                                                                  --------------------------------------------------
          WORKER'S COMPENSATION                                                   EACH ACCIDENT                      $
                                                                                  --------------------------------------------------
                 AND                                                              DISEASE-POLICY LIMIT               $
                                                                                  --------------------------------------------------
          EMPLOYERS' LIABILITY                                                    DISEASE-EACH EMPLOYEE              $
- ------------------------------------------------------------------------------------------------------------------------------------
      OTHER
A     INLAND MARINE                        3AT626693-01    11/01/94   11/01/95       $2,500,000
- ------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

                                                   (SEE REVERSE AND/OR ATTACHED)

- ------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                       CANCELLATION
                                                           SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
        Harris Trust and Savings Bank                      EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO
        Individually and as Agent                          MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE
        111 West Monroe                                    LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR
        Chicago, IL  60690                                 LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
                                                         --------------------------------------------------------------------------
                                                         AUTHORIZED REPRESENTATIVE
                                                                                           [SIG]
- ------------------------------------------------------------------------------------------------------------------------------------
ACORD 25-S (7/90)                          PAGE:    1  OF   2                                            ACORD CORPORATION 1990


DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

                                  CERTIFICATE NUMBER 9642        (CONTINUED) GLL

INSURED  :  Stokely USA, Inc.

HOLDER   :  Harris Trust and Savings Bank
            Individually and as Agent
            111 West Monroe
            Chicago, IL  60690

The following are recognized as Loss Payee as respects coverage for Stokely:
Harris Trust and Savings Bank Individually and as Agent pursuant to that certain Secured Agreement among Stokely USA, Inc. and Harris Trust and Savings Bank, Mercantile Bank of St. Louis National Association, Sanwa Business Credit Corporation and General Electric Credit Corporation Dated May 22, 1995; State of Wisconsin Investment Board; and Nationwide Life Insurance Company; Employers Life Insurance Company of Wausau and West Coast Life Insurance Company as their interests may appear.




                              PAGE:  2   OF    2

[LOGO]             CERTIFICATE OF INSURANCE     10460      ISSUE DATE (MM/DD/YY)
                                                    GLL    / /    5/24/95

                                                                     ---------------------------------------------------------------
PRODUCER                                                             THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND
 Marsh & McLennan, Incorporated                                      CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE
 411 East Wisconsin Avenue                                           DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE
 Suite 900                                                           POLICIES BELOW.
 Milwaukee, WI  53202                                                ---------------------------------------------------------------
                                                                                        COMPANIES AFFORDING COVERAGE
                                                                     ---------------------------------------------------------------
                                                                     COMPANY
                                                                     LETTER   A  UNITED STATES FIRE INS CO
                                                                     ---------------------------------------------------------------
- ---------------------------------------------------------------      COMPANY
INSURED                                                              LETTER   B
 Stokely USA, Inc.                                                   ---------------------------------------------------------------
 1055 Corporate Center Drive                                         COMPANY
 Oconomowoc, WI  53066                                               LETTER   C
                                                                     ---------------------------------------------------------------
                                                                     COMPANY
                                                                     LETTER   D
                                                                     ---------------------------------------------------------------
                                                                     COMPANY
                                                                     LETTER   E
- ------------------------------------------------------------------------------------------------------------------------------------
COVERAGES
        THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY
        PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO
        WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO
        ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                                           POLICY     POLICY
CO                                                         EFFECTIVE  EXPIRATION
                                                           DATE       DATE
LTR   TYPE OF INSURANCE                   POLICY NUMBER   (MM/DD/YY) (MM/DD/YY)                  LIMITS
- ------------------------------------------------------------------------------------------------------------------------------------
A     GENERAL LIABILITY                    541 020411-9    11/01/94   11/01/95    GENERAL AGGREGATE                  $    2000000
      /X/   COMMERCIAL GENERAL                                                    --------------------------------------------------
            LIABILITY                                                             PRODUCTS-COMP/OP AGG.              $    2000000
      / /   / /  CLAIMS MADE /X/ OCCUR.                                           --------------------------------------------------
      / /   OWNER'S & CONTRACTOR'S PROT.                                          PERSONAL & ADV. INJURY             $    1000000
      / /   ____________________________                                          --------------------------------------------------
                                                                                  EACH OCCURRENCE                    $    1000000
                                                                                  --------------------------------------------------
                                                                                  FIRE DAMAGE (Any one fire)         $     100000
                                                                                  --------------------------------------------------
                                                                                  MED. EXPENSE (Any one person)      $       5000
- ------------------------------------------------------------------------------------------------------------------------------------
A     AUTOMOBILE LIABILITY                 138 017166 3    11/01/94   11/01/95    COMBINED SINGLE
      /X/   ANY AUTO                                                              LIMIT                              $    1000000
      / /   ALL OWNED AUTOS                                                       --------------------------------------------------
      / /   SCHEDULED AUTOS                                                       BODILY INJURY
      / /   HIRED AUTOS                                                           (Per person)                       $
      / /   NON-OWNED AUTOS                                                       --------------------------------------------------
      / /   GARAGE LIABILITY                                                      BODILY INJURY                      $
      / /                                                                         (Per accident)
                                                                                  --------------------------------------------------
                                                                                  PROPERTY DAMAGE                    $

- ------------------------------------------------------------------------------------------------------------------------------------
A     EXCESS LIABILITY                     553 021448 4    11/01/94   11/01/95    EACH OCCURRENCE                    $   20000000
      /X/   UMBRELLA FORM                                                         --------------------------------------------------
      / /   OTHER THAN UMBRELLA FORM                                              AGGREGATE                          $   20000000
                                                                                  --------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                  / /  STATUTORY LIMITS
                                                                                  --------------------------------------------------
          WORKER'S COMPENSATION                                                   EACH ACCIDENT                      $
                                                                                  --------------------------------------------------
                 AND                                                              DISEASE-POLICY LIMIT               $
                                                                                  --------------------------------------------------
          EMPLOYERS' LIABILITY                                                    DISEASE-EACH EMPLOYEE              $
- ------------------------------------------------------------------------------------------------------------------------------------
      OTHER
- ------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

                                                   (SEE REVERSE AND/OR ATTACHED)

- ------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                       CANCELLATION
                                                           SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
        Harris Trust and Savings Bank                      EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO
        Individually and as Agent                          MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE
        111 West Monroe                                    LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR
        Chicago, IL  60690                                 LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
                                                         --------------------------------------------------------------------------
                                                         AUTHORIZED REPRESENTATIVE
                                                                                           [SIG]
- ------------------------------------------------------------------------------------------------------------------------------------
ACORD 25-S (7/90)                          PAGE:    1  OF   2                                            ACORD CORPORATION 1990


DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

                                  CERTIFICATE NUMBER 10460       (CONTINUED) GLL

INSURED  :  Stokely USA, Inc.

HOLDER   :  Harris Trust and Savings Bank
            Individually and as Agent
            111 West Monroe
            Chicago, IL  60690

Comprehensive and Collision coverages apply with a $500 deductible for Tractor/Trailers and a $1,000 deductible for all other vehicles. The following are recognized as Loss Payee as respects liability coverage for Stokely: Harris Trust and Savings Bank Individually and as Agent pursuant to that certain Secured Agreement among Stokely USA, Inc. and Harris Trust and Savings Bank, Mercantile Bank of St. Louis National Association, Sanwa Business Credit Corporation and General Electric Credit Corporation Dated May 22, 1995; State of Wisconsin Investment Board; and Nationwide Life Insurance Company; Employers Life Insurance Company of Wausau and West Coast Life Insurance Company as their interests may appear.



                              PAGE:  2   OF    2

                                  BANK ONE, MILWAUKEE, NA      Tel. 414 765 3000
                                  Main Office
                                  111 East Wisconsin Avenue
                                  P O Box 2033
                                  Milwaukee Wisconsin 53201


[BANK ONE LOGO]


May 25, 1995

Nationwide Life Insurance Company
Employers Life Insurance Company of Wausau
West Coast Life Insurance Company
State of Wisconsin Investment Board
Stokely USA, Inc.,

Ladies and Gentlemen:

Bank One, Milwaukee, National Association, a National Banking Association, as Agent ("Agent") for the ratable benefit of the "Lenders," as defined in a certain Security Agreement dated August 18, 1992, as amended by First Amendment to Security Agreement dated June 11, 1993, and as defined in a certain Intercreditor and Collateral Agency Agreement dated August 18, 1992, as amended by First Amendment to Intercreditor and Collateral Agency Agreement dated June 11, 1993, herein agrees as follows:

    Upon payment in full by Stokely USA, Inc. ("Borrower") of a certain amount to be set forth in a payout statement to be prepared by Shawmut Capital Corporation and dated on or about May 30, 1995 ("Payout Amount"), which Payout Amount will include payment of all principal and interest, together with attorneys' fees, and any other outstanding costs or charges incurred by Agent with respect to any indebtedness owed Lenders by Borrower, the undersigned, as Agent for the Lenders, herein agrees to release all Mortgage, Assignment of Leases and Rents, a Security Agreement and Financing Statement documents which encumber Borrower's real estate and fixed assets and any other collateral security document, excepting financing statements, encumbering Borrower's assets which additionally secure any indebtedness owed Lenders by Borrower. Agent, as requested by Borrower, additionally agrees that upon payment in full of Payout Amount, Agent will execute assignments to a group of lenders consisting of Nationwide Life Insurance Company, Employers Life Insurance Company of Wausau, West Coast

Stokely USA, Inc.
May 25, 1995
Page Two


    Life Insurance Company and State of Wisconsin Investment Board of Agent's interest as secured party in all Uniform Commercial Code financing Statement previously filed by Agent.

Very truly yours,

Bank One, Milwaukee, National Association,
As Agent for the Ratable Benefit of Lenders

RONALD J. CAREY

Ronald J. Carey
Vice President

RJC/dlf

                         [SHAWMUT CAPITAL LETTERHEAD]



                                        May 30, 1995

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60690

General Electric Capital Corporation
105 West Madison Street
Suite 1500
Chicago, Illinois 60602

Mercantile Bank of St. Louis,
National Association
Mercantile Tower
St. Louis, Missouri 63166

Sanwa Business Credit Corporation
One South Wacker Drive
Chicago, Illinois 60606

        RE: STOKELY USA, INC. (HEREINAFTER REFERRED TO AS "BORROWER")

Gentlemen:

        The undersigned, Shawmut Capital Corporation ("SCC"), formerly known as Barclays Business Credit, Inc., as Agent (the "Agent") for itself and certain Lenders (the "Lenders") under a certain Loan and Security Agreement dated August 18, 1992, as amended (the "Loan Agreement"), has been informed by Borrower that you will be entering into a financing arrangement with Borrower and Borrower will be using the proceeds of certain loans made in connection therewith to pay in full all of the liabilities, obligations and indebtedness owing by Borrower to the Agent and the Lenders under the Loan Agreement. If paid by the close of business on May 31, 1995, the amount necessary to pay all of the liabilities, obligations and indebtedness owing by Borrower to the Agent and the Lenders under the Loan Agreement is $24,624,552.40, comprised of (i) $24,390,474.24 in respect of principal and (ii) $234,078.16 in respect of accrued interest, fees and expenses (collectively, the "Payoff Amount"). Such liabilities, obligations, and indebtedness would be increased by $7,622.02 for each day after May 31, 1995 until the Payoff Amount is paid in full (the "Per Diem Amount"). In addition to the

Harris Trust and Savings Bank
May 30, 1995
Page 2


foregoing, Borrower would need to provide replacements for the letters of credit listed on Exhibit A hereto (the "SCC L/Cs") and return the originals of the SCC L/Cs to the undersigned.

        This letter will confirm that, upon (i) the execution by Borrower and Harris Trust and Savings Bank, as Agent for you ("Harris"), of the attached Indemnity Agreement and delivery thereto to SCC, (ii) the delivery to SCC of the original SCC L/Cs and (iii) payment by wire transfer of the Payoff Amount, plus the Per Diem Amount, if any, to the following account:

                Harris Trust and Savings Bank
                Chicago, Illinois
                ABA #0710-0028-8
                Acct. #183-842-4
                Reference: Shawmut Capital Corporation and
                           Stokely USA, Inc.,

all liens and security interests of any kind of the Agent, for the benefit of itself and the Lenders, on and in any and all of the property of Borrower and its subsidiaries, shall be deemed to be released and terminated.

        The undersigned will deliver to Harris, immediately after receipt of the Payoff Amount, the SCC L/Cs and the aforesaid Indemnity Agreement, executed termination statements, mortgage releases and other releases pertaining to any liens and security interests of the Agent, for the benefit of itself and the Lenders, on and in any of the property of Borrower and of its subsidiaries. The undersigned further agrees to deliver to Harris, upon payment of the Payoff Amount and receipt of the SCC L/Cs and the aforesaid Indemnity Agreement, such other termination statements, releases and other agreements, in form and substance satisfactory to Harris, as Harris may reasonably request in connection with the above described release and termination of liens and security interests of Agent, for the benefit of itself and the Lenders, on and in any of the property of Borrower and of its subsidiaries.

                                        Sincerely,

                                        SHAWMUT CAPITAL CORPORATION, as Agent

                                        By  [SIG]
                                            -----------------------------
                                            Its  Vice President
                                                -------------------------

                                  EXHIBIT A


                                   SCC L/Cs


                                    (NONE)

                             INDEMNITY AGREEMENT

        Stokely USA, Inc. ("Borrower"), for good and valuable consideration, does hereby indemnify Shawmut Capital Corporation ("SCC"), in its capacity as Agent and as a Lender, and all other Lenders under the certain Loan and Security Agreement dated August 18, 1992, as amended, and in each case, their respective successors and assigns, (each, an "Indemnitee"), from any losses arising from the failure on the part of any Indemnitee to collect the full amount of customers' or other checks previously received by any Indemnitee and credited to the account of Borrower and for any service or other charges due to any Indemnitee upon any loans heretofore made by any Indemnitee to Borrower. SCC acknowledges that Borrower shall have no indemnity obligation under the second sentence of this paragraph unless any such indemnification claim is made within 180 days of the date hereof.

        IN WITNESS WHEREOF, Borrower has caused this indemnity and release to be executed by one of its officers thereunto duly authorized this ____ day of May, 1995.

STOKELY USA, INC.

By
   ----------------------------
Name
     --------------------------
  Its
      ---------------------------

        Harris Trust and Savings Bank, as Agent (the "Agent") for itself, General Electric Capital Corporation, Sanwa Business Credit Corporation, Mercantile Bank of St. Louis, National Association (collectively, the "Banks") for good and valuable consideration, does hereby agree to indemnify the Indemnitees from any losses arising from the failure on the part of any Indemnitee to collect the full amount of customers' or other checks previously received by any Indemnitee and credited to the account of Borrower and for any service or other similar charges due to any Indemnitee upon any loans heretofore made by any Indemnitee to Borrower. SCC acknowledges that neither the Agent nor the Banks shall have any indemnity obligation under this paragraph unless any such indemnification claim is made within 180 days of the date hereof.

        IN WITNESS WHEREOF, the Agent has caused this indemnity to be executed by one of its officers thereunto duly authorized this ____ day of May, 1995.

HARRIS TRUST AND SAVINGS BANK

By
   ----------------------------
Name
     --------------------------
 Its Vice President

Acknowledged and Agreed to
this ____ day of May, 1995.

SHAWMUT CAPITAL CORPORATION

By
   ----------------------------

  Its
      ---------------------------

                              STOKELY USA, INC.


                      THIRD AMENDMENT TO NOTE AGREEMENT



                                     Re:


                  Note Agreement Dated as of January 1, 1990


                                     and


                   $25,000,000 Original Principal Amount of
                   9.37% Senior Notes Due January 15, 2000


                              DATED MAY 31, 1995

                              TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

SECTION 1. DEFINED TERMS                                                 2

SECTION 2. REPRESENTATIONS AND WARRANTIES                                2

SECTION 3. CONDITIONS PRECEDENT                                          4

SECTION 4. AMENDMENTS TO EXISTING NOTE AGREEMENT                         7

SECTION 5. CONSENT TO PARTIAL RELEASE                                   14

SECTION 6. EFFECT OF AMENDMENT                                          15

SECTION 7. NO LEGEND REQUIRED                                           16

SECTION 8. FEES AND EXPENSES                                            16

SECTION 10. DUPLICATE ORIGINALS; EXECUTION IN COUNTERPART               16

SECTION 11. GOVERNING LAW                                               16

Annex 1    --  Schedule of Holders
Annex 2    --  Schedule of IRB Indebtedness
Annex 3    --  Schedule of Pending Litigation
Exhibit A  --  Form of Closing Opinion of Special Counsel to the Company
Exhibit B  --  Form of Officers' Certificate of the Company
Exhibit C  --  Form of Secretary's Certificate of the Company



                              STOKELY USA, INC.


                      THIRD AMENDMENT TO NOTE AGREEMENT


                                     Re:


                  Note Agreement Dated as of January 1, 1990


                                     and


                   $25,000,000 Original Principal Amount of
                   9.37% Senior Notes Due January 15, 2000


                                                        Dated May 31, 1995

To the Institutional Investors
  listed on Annex 1 hereto which
  are signatories to this Agreement

Ladies and Gentlemen:

        Reference is made to the Note Agreement dated as of January 1, 1990, as amended by an Amendment to Note Agreement dated August 18, 1992 and a Second Amendment to Note Agreement dated June 11, 1993 (said Note Agreement as so amended is herein referred to as the "Existing Note Agreement"), among Stokely USA, Inc., a Wisconsin corporation (the "Company"), and each of the institutions named in Schedule I hereto (the "Holders"), under and pursuant to which Twenty-Five Million Dollars ($25,000,000) aggregate principal amount of 9.37% Senior Notes due January 15, 2000 (the "Notes") were originally issued.

        The Company desires to enter into a proposed transaction in which:

                (i) The Company will enter into a Secured Credit Agreement dated as of May 22, 1995 (the "Credit Agreement") with Harris Trust and Savings Bank ("Harris Bank") and the other lenders referred to therein (Harris Bank and such other lenders, along with their respective successors and assigns, are herein collectively referred to as the "Short-Term Lenders"), and Harris Bank, as agent for the Short-Term Lenders, pursuant to which the Short-Term Lenders will agree to make certain loans and advances to, and issue certain standby letters of credit for the account of, the Company in the aggregate principal amount of up to Sixty-Five Million Dollars ($65,000,000);

                (ii) the obligations of the Company under the Credit Agreement will be secured by a security interest in and Lien upon the Current Asset Collateral (defined below), all as more fully set forth in the Security Agreement dated as of May 22, 1995 (the "Bank Security Agreement"), by and among the Company, the Short-Term Lenders, and Harris Bank, as agent for the Short-Term Lenders;

                (iii) all indentedness and other obligations of the Company and its Subsidiaries under the Loan and Security Agreement will be paid in full and the lenders party to the

        Loan and Security Agreement having any Lien on or security interest in the collateral securing the Notes (the "Old Lenders") shall consent to or acknowledge the released of all such Liens (the "Old Lenders' Lien Release") held for the benefit of the Old Lenders; and

                (iv) the Holders and State of Wisconsin Investment Board ("SWIB") will consent to the release by Bank One, as agent for the Holders and SWIB, of the Lein on and security interest in the Current Asset Collateral heretofore granted to Bank One as agent for the Holders and SWIB.

        In exchange for the Holders' consent to the Partial Release (defined below), the Company agrees to amend certain terms and provisions of the Existing Note Agreement to conform certain provisions of the Existing Note Agreement to the terms and provisions of the Credit Agreement.

        In consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Holders (subject to satisfaction of the conditions set forth below) hereby agree to the amendments set forth below and the Holders (subject to satisfaction of the conditions set forth below) hereby consent to the Partial Release, in the manner herein provided.

SECTION 1.  DEFINED TERMS.

        All capitalized terms used but not specifically defined in this Amendment have the respective meanings assigned to them in, or pursuant to the provisions of, the Existing Note Agreement as amended by this Amendment (as so amended herein referred to as the "Amended Note Agreement").

SECTION 2.  REPRESENTATIONS AND WARRANTIES.

        The Company warrants and represents to each Holder that as of the date of this Amendment and as of the Effective Date (as defined in Section 3):

        (A) ORGANIZATION AND AUTHORITY; SUBSIDIARIES. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Wisconsin, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualification except where the failure to be so licensed or qualified would not have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company, and has full right and authority to enter into this Amendment and the Security Documents (defined below), and to perform each and all of the matters and things herein and therein provided for. The aggregate amount of assets of the U.S. Subsidiaries does not exceed One Hundred Thousand Dollars ($100,000).

        (B) PENDING LITIGATION. Except as disclosed on Annex 2 hereto, there is no litigation or governmental proceeding pending, or to the knowledge of the Company threatened, against the Company or any Subsidiary which, if adversely determined, is likely to have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in this Amendment, the Amended Note Agreement, the Notes or any of the Security Documents.

        (C) NO DEFAULTS. No event has occurred and is continuing and no condition exists which, upon execution and delivery of this Amendment, would constitute a Default or Event of Default. The Company is not in default in the payment of principal or Interest on any Indebtedness and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute a default or an event of default thereunder, except for a possible default with respect to certain Indebtedness in principal amount not exceeding $400,000, which possible default could have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in this Amendment, the Amended Note Agreement, the Notes or any of the Security Documents.

        (D) SECURITY INTERESTS AND DEBT. There are no Liens on any of the Property of the Company and its Subsidiaries except Liens permitted by Section
5.7 of the Amended Note Agreement. The Company and its Subsidiaries have no Funded Debt outstanding other than Funded Debt that would be permitted to be incurred by Section 5.6 of the Amended Note Agreement. Annex 3 to this Amendment correctly lists all outstanding IRB Indebtedness of the Company as of the Effective Date (defined below).

        (E) FULL DISCLOSURE. Each written statement and all written materials furnished by, or on behalf of, the Company to the Holders in connection with this Amendment or pursuant to the provisions of Section 5.14 of the Existing Note Agreement do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances in which they were made. There is no fact known to the Company which the Company has not disclosed to the Holders in writing which materially affects adversely or, so far as the Company can now foresee, shall materially affect adversely the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in this Amendment, the Amended Note Agreement, the Notes or any of the Security Documents.

        (F) TRANSACTION IS LEGAL AND AUTHORIZED. The execution and delivery by the Company of this Amendment and the Security Documents, the consummation of each of the transactions contemplated by this Amendment and the compliance by the Company with all the provisions of this Amendment, the Amended Note Agreement and each Security Document: (i) are within the corporate powers of the Company; and (ii) are legal and do not conflict with, result in any breach in any of the provisions of, or constitute a default (or require any consent other than the consents heretofore obtained) under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, the articles of incorporation or by-laws of the Company or any Subsidiary or any agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Property may be bound.

        (G) GOVERNMENTAL CONSENT. Neither the nature of the Company or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of this Amendment and the Security Documents (except as provided under Section 3), is such as to require an order, consent, approval, license, authorization or validation of, or filing, recording, registration or qualification with, any Governmental Authority on the part of the Company as a condition to the execution, delivery or performance of this Amendment, the Amended Note Agreement or any Security Document, or the legality, validity, binding effect or enforceability of this Amendment, the Amended Note Agreement or any Security Document.

        (H) OBLIGATIONS ARE ENFORCEABLE. The obligations of the Company set forth in this Amendment, the Amended Note Agreement, the Notes and the Security Documents are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be: (i) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and (ii) subject to the availability of equitable remedies.

        (I) COMPLIANCE WITH LAW. The Company and each Subsidiary is in compliance with all laws, ordinances, governmental rules or regulations to which it is subject, including without limitation the Occupational Safety and Health Act of 1970, ERISA and all Environmental Legal Requirements, the violation of which could have a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company or any U.S. Subsidiary to perform its respective obligations set forth in this Amendment, the Amended Note Agreement, the Notes or any of the Security Documents.

SECTION 3. CONDITIONS PRECEDENT.

        The consent to the Partial Release set forth in Section 5 and each of the amendments to the Existing Note Agreement shall have no effect until all of the following conditions precedent shall have been satisfied or waived by each of the Holders (such time of effectiveness is herein referred to as the "Effective Date"):

        (A) OPINION OF COUNSEL. The Holders shall have received from Michael, Best & Friedrich, special counsel to the Company, a favorable opinion satisfactory to the Holders and substantially in the form appended to this Amendment as Exhibit A.

        (B) WARRANTIES AND REPRESENTATIONS TRUE. The warranties and representations set forth in Section 2 shall be true in all material respects; there shall exist on the Effective Date no Default or Event of Default; and the Holders shall have received an Officers' Certificate of the Company, dated the Effective Date, substantially in the form of Exhibit B to this Amendment, certifying to both such effects and that the conditions specified in this
Section 3 have been fulfilled, and a certificate dated the Effective Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit C to this Amendment, with respect to the matters therein set forth.

        (C) CONSENT OF ALL NOTEHOLDERS. The Company and the Holders of one hundred percent (100%) of the outstanding principal amount of the Notes shall have executed this Amendment.

        (D) CREDIT AGREEMENT AND BANK SECURITY AGREEMENT. The Company, the Short-Term Lenders and Harris Bank, as agent for the Short-Term Lenders, shall have executed and delivered to the Holders copies of the Credit Agreement and the Bank Security Agreement, in form and substance satisfactory to the Holders.

        (E) OLD LENDERS' LIEN RELEASE. Each of the Old Lenders shall have executed and delivered to the Holders consents to or acknowledgements of the Old Lenders' Lien Release and Bank One shall have executed and delivered to the Holders the Old Lenders' Lien Release, such consents or acknowledgements and such Release each being in form and substance satisfactory to the Holders.

        (F) ASSIGNMENT BY BANK ONE; UCC STATEMENTS. Bank One, as agent for the benefit of the Holders and SWIB, shall have executed and delivered to the Holders an assignment of the Lien on and security interest in the Property of the Company described in the Security Documents heretofore granted to Bank One, as agent, and a release of the Current Asset Collateral, such assignment and such release each being in form and substance satisfactory to the Holders, together with appropriate forms of UCC financing statements reflecting such assignment and release (the "UCC Amendments"). The Company shall have executed the UCC Amendments and shall have executed and delivered such other UCC financing statements as shall be necessary to perfect the security interest of the Holders and SWIB in certain other Property described in the Security Documents acquired by the Company from one of its Subsidiaries.

        (G) SECURITY DOCUMENTS. The following agreements (herein collectively referred to as the "Security Documents") shall have been duly executed and delivered to the Holders by the parties thereto, in form and substance satisfactory to the Holders and their special counsel:

                (i) a Security Agreement among the Company and the Lenders, pursuant to which the Company will grant the Lenders a Lien on and security interest in certain assets of the Company therein described;

                (ii) an Assignment of Contracts, Warranties and Permits by the Company, pursuant to which the Company will assign to the Lenders all contracts, warranties and permits affecting the Properties (as defined therein);

                (iii) one or more mortgages or deeds of trust (collectively, the "Mortgages") on all interests in real property of the Company (other than the real property described in Section 3N of the Security Agreement) in favor of the Lenders; and

                (iv) an Environmental Indemnification Agreement by the Company, pursuant to which the Company will agree to indemnify the Lenders for losses relating to environmental matters.

        (H) INTERCREDITOR AGREEMENT. SWIB shall have delivered to the Holders a fully executed counterpart of the Intercreditor Agreement, in form and substance satisfactory to the Holders and their special counsel.

        (I) TITLE MATTERS. The Company shall have delivered or caused to be delivered to the Holders one or more loan policies of title insurance, or endorsements or existing loan policies down-dating such policies to the date of the recording of the Mortgages, in either case satisfactory to the Lenders and showing no exception to title except as contained in the existing loan policies or otherwise acceptable to the Holders.

        (J) LIEN SEARCHES. The Company shall have delivered to the Holders Lien searches showing that the Property of the Company and its Subsidiaries is subject to no Liens other that Liens permitted under Section 5.7 of the Amended Note Agreement.

        (K) CERTIFICATES OF INSURANCE. The Company shall have delivered to the Holders certificates of insurance evidencing the insurance required by
Section 3G of the Security Agreement, showing the Holders and SWIB as loss payees (as their interests may appear) thereunder.

        (L) EXPENSES. The Company shall have paid all costs and expenses of the Holders relating to this Amendment and the Security Documents in accordance with Section 8.

        (M) PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the execution and delivery of this Amendment and the transactions contemplated hereby shall be satisfactory to the Holders and their special counsel; and the Holders and their special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith.

SECTION 4. AMENDMENTS TO EXISTING NOTE AGREEMENT.

        (A) SECTION 5.6. Clauses (a)(3) and (a)(4) of Section 5.6 of the Existing Note Agreement are hereby amended and restated in their entirety to read as follows:

                (3) Funded Debt of the Company and its Subsidiaries from time to time outstanding under the Credit Agreement in an aggregate principal amount not exceeding $65,000,000 and renewals, extensions, refundings and replacements thereof, provided that any renewal, extension, refunding or replacement of such Funded Debt in excess of $65,000,000 shall be deemed to constitute the issuance of new Funded Debt subject to the limitations of Section 5.6(a)(4);

                (4) additional Funded Debt of the Company and its Subsidiaries, provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Funded Debt would not exceed 65% of Consolidated Total Capitalization if such time is prior to May 1, 1996, and if such time is in any fiscal quarter of the Company thereafter, a percentage of Consolidated Total Capitalization determined by subtracting from 65%, .5% for each fiscal quarter ending after April 30, 1996 (so that the applicable percentage would be 64.5% for the fiscal quarter ending June 30, 1996, 64% for the fiscal quarter ending September 30, 1996, and so
        on), except that such percentage shall not be decreased to less than 60% of Consolidated Total Capitalization;

        (B) SECTION 5.6. Section 5.6 of the Existing Note Agreement is hereby amended by adding a new clause (d) which shall read as follows:

                (d) The Company will not permit the sum of (i) the aggregate amount of Indebtedness secured by Liens described in Section 5.7(j) outstanding at any time, plus (ii) the aggregate amount of unsecured Indebtedness of Subsidiaries outstanding at such time, to exceed 15% of Consolidated Tangible Net Worth at such time.

        (C) SECTION 5.7. Clause (h) of Section 5.7 of the Existing Note Agreement is hereby amended and restated in its entirety so that the same shall read as follows:

                (h) Liens (i) on the Current Asset Collateral securing the Indebtedness referred to in Section 5.6(a)(3) and (ii) on all Property of the Company and its Subsidiaries other than the Current Asset Collateral securing the Notes and other Indebtedness as described in the Security Agreement;

        (D) SECTION 5.8. Section 5.8 of the Existing Note Agreement is hereby amended and restated in its entirety so that the same shall read as follows:

                5.8 Maintenance of Consolidated Tangible Net Worth. The Company will at all times maintain Consolidated Tangible Net Worth of no less than $45,000,000, which amount shall be increased on the first day of each fiscal quarter of the Company, beginning July 1, 1995, by an amount equal to 50% of Consolidated Net Income (but not less than zero) for the immediately preceding fiscal quarter then most recently ended.

        (E) SECTION 5.10. Section 5.10 of the Existing Note Agreement is hereby amended by

                (1) amending and restating clause (c) in its entirety so that the same shall read as follows:

                        (c) subject to the last paragraph of this Section 5.10, in addition to transactions permitted by subsections (a) or (b), the Company may sell, lease, transfer or otherwise dispose of assets (a "Transfer") if such Transfer does not involve a Substantial Portion of the assets of the Company and its Subsidiaries;

        and (2) amending and restating clause (f) in its entirety so that the smae shall read as follows:

                        (f) subject to the last paragraph of this Section 5.10, in addition to the transactions permitted by subsections
                (a), (b), (c), (d) or (e), the Company may sell, lease or otherwise dispose of assets within the limitations of Section 3D of the Security Agreement.

        (F) SECTIONS 5.11. Clause (c) of Section 5.11 of the Existing Note Agreement is hereby amended by deleting the reference to "Section 5.6" therein and replacing it with "Section 5.6(a)(3)."

        (G) SECTION 5.15. Section 5 of the Existing Note Agreement is hereby amended to add a new Section 5.15 which shall read as follows:

                5.15. Subsidiaries. The Company will not permit the aggregate amount of assets of all U.S. Subsidiaries to exceed $200,000 at any time.

        (H) SECTION 5.16. Section 5 of the Existing Note Agreement is hereby amended to add a new Section 5.16 which shall read as follows:

                5.16. Transactions with Subsidiaries. The Company will not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange or any Property, or the rendering of any service, with any Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms not materially less favorable to the Company than would be obtained in a comparable arm's-length transaction with a Person not a Subsidiary.

        (I)     SECTION 6.1.  Section 6.1 of the Existing Note
Agreement is hereby amended by

                (1) amending and restating clause (d) so that the same shall read as follows:

                        (d) (i) Default shall occur in the performance or observance of any covenant or agreement contained in (x) any indenture, agreement or other instrument under which any Indebtedness of the Company in excess of $3,000,000 in the aggregate is outstanding (other than IRB Indebtedness) or (y) any agreement or other instrument under which any IRB Indebtedness is outstanding and any such default shall result in acceleration of the maturity of any Indebtedness evidenced thereby or outstanding or secured thereunder, or (ii) any event of default shall occur under the Credit Agreement, any of the Other Agreements, or any Security Document; or


        and     (2)     amending and restating clause (e) so that the same
        shall read as follows:

                        (e) Default shall occur in the observance or performance of any covenant or agreement contained in
                Section 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.15 or 5.16
                hereof; or Default shall occur in the performance or observance of any other covenant or agreement contained in this Agreement which is not remedied within thirty days after the earlier of: (1) the date on which such Default shall first become known to a Responsible Financial Officer of the Company, or (2) written notice thereof to the Company by the holder of any Note, which notice shall specify the Default to be remedied and state that it is a notice hereunder; or

        (J) SECTION 8.1 Section 8.1 of the Existing Note Agreement is hereby amended by amending the definitions of "Consolidated Tangible Net Worth," "Funded Debt," "Intercreditor Agreement," "Lenders," "Other Agreements" and "Security Agreement" in their entirety to read as follows:

                "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof, Consolidated Net Worth as of such date minus the amount of all Intangible

    Assets of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

        "Funded Debt" with respect to any Person shall mean all indebtedness for borrowed money of such Person maturing by its terms more than one year after, or which is renewable or extendible at the option of such Person for a period ending one year or more after, the date of determination, and shall include indebtedness for borrowed money of such maturity created, assumed or guaranteed by such Person either directly or indirectly, including obligations of such maturity secured by liens upon Property of such Person and upon which such entity customarily pays the interest, all current maturities of all such indebtedness of such maturity and all rental payments under Capitalized Leases of such maturity, and including, in the case of the Company, the lesser of the amount outstanding under the Credit Agreement as of the date of determination or the amount that is not required to be prepaid at such time pursuant to Section 7.25 of the Credit Agreement.

        "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of May 31, 1995, by and among the Lenders, as from time to time amended, modified or supplemented.

        "Lenders" shall mean the holders of the Notes and the holders of the Company's 9.49% Senior Notes due December 15, 2001.

        "Other Agreements" shall mean any and all agreements, instruments and documents (other than the Security Documents), heretofore, now or hereafter executed by the Company and delivered to the holders of the Notes, or to any agent appointed to act on behalf of the holders of the Notes, in respect to the transactions contemplated by this Agreement.

        "Security Agreement" shall mean the Security Agreement dated as of May 31, 1995, by and among the Company and the Lenders, as from time to time amended, modified or supplemented, including, without limitation, any amendment or supplement pursuant to which an agent or trustee is appointed to act on behalf of the Notes and any other Indebtedness secured by the Security Agreement.

    (K) NEW DEFINITIONS. Section 8.1 of the Existing Note Agreement is hereby amended to add the following definitions in appropriate alphabetical order:

        "Assignment of Contracts, Warranties and Permits" shall mean the Assignment of Contracts, Warranties and Permits dated as of May 31, 1995, entered into by the Company for the benefit of the Lenders, as from time to time amended, modified or supplemented.

        "Consolidated Net Worth" shall mean, as of the date of any determination thereof, Total Assets as of such date minus Total Liabilities as of such date, determined on a consolidated basis in accordance with GAAP.

        "Credit Agreement" shall mean the Secured Credit Agreement dated as of May 22, 1995 (the "Credit Agreement") entered into by and among the Company, Harris Trust and Savings Bank ("Harris Bank") and the other lenders referred to therein (collectively, along with their respective successors and assigns, the "Short-Term Lenders"), and Harris Bank, as agent for the Short-Term Lenders.

        "Current Asset Collateral" is defined in Section 5 of the Third
    Amendment.

        "Disposition Value" shall mean, as of the date of any determination thereof, with respect to any assets,

                (a) in the case of any asset that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                (b) in the case of any asset that constitutes Subsidiary Stock, an amount equal to the percentage of the book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

        "Intangible Assets" shall mean license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long-term assets and excluded from inventory), goodwill and all other Property which would be considered to be intangible under GAAP.

        "Partial Release" is defined in Section 5 of the Third Amendment.

        "Subsidiary Stock" shall mean, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

        "Substantial Portion" shall mean, with respect to any Transfer of assets, any portion of assets of the Company and its Subsidiaries, if

                (a) the Disposition Value of such assets, when added to the Disposition Value of all other assets of the Company and its Subsidiaries that were subject to a Transfer (other than pursuant to clause (a) or clause (b) or Section 5.10) during the period beginning on the first day of such fiscal year and ending on and including the date of the Transfer of such assets, exceeds an amount equal to 10% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company, or

                        (b) The Disposition Value of such assets, when added to the Disposition Value of all other assets of the Company and its Subsidiaries that were subject to a Transfer (other than pursuant to clause (a) or clause (b) of Section 5.10) during the period beginning on the Closing Date and ending on and including the date of the Transfer of such assets, exceeds an amount equal to 25% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company.

                "Third Amendment" shall mean the Third Amendment to Note Agreement dated May 31, 1995, by and among the Company and the holders of the Notes.

                "Total Assets" shall mean, as of the date of any determination thereof, the aggregate amount of assets of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

                "Total Liabilities" shall mean, as of the date of any determination thereof, the aggregate amount of liabilities of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

                "Transfer" is defined in Section 5.10.

                "U.S. Subsidiaries" shall mean all Subsidiaries organized and existing under the laws of the United States or any state thereof.

SECTION 5. CONSENT OF PARTIAL RELEASE.

        Subject to satisfaction of the conditions set forth in Section 3, the Holders hereby consent to the release of the Lien on and security interest in the following described property and interest in such property (collectively, the "Current Asset Collateral") heretofore granted to Bank One as agent for the Holders (the "Partial Release"):

                (a) Receivables. Receivables of the Company and its Subsidiaries, whether now existing or hereafter arising, and however evidenced or acquired, or in which the Company or any Subsidiary now has or hereafter acquires any rights (the term "Receivables" means and includes accounts, accounts receivable, contract rights, instruments, notes, drafts, acceptances, documents, chattel paper, general intangibles, any right of the Company or any such Subsidiary to payment for goods sold or leased or for services rendered, whether arising out of the sale of Inventory (as hereinafter defined) or otherwise and whether or not earned by performance, and all other forms of obligations owing to the Company or any such Subsidiary, and all rights of the Company or any such Subsidiary to any mechandise (including without limitation any returned or repossessed goods and the right of stoppage in transit) which is represented by, arises from or is related to any of the foregoing); provided that the term "Receivables" shall not include the "Collateral" (as defined in the Assignment of Contracts, Warranties and Permits as in effect on the date hereof);

                (b) Inventory. Inventory of the Company and its Subsidiaries, whether now owned or hereafter acquired, and all documents of title at any time evidencing or representing any part thereof (the term "Inventory" means and includes all goods which are held for sale or lease or are to be furnished under contracts of service, or which are raw materials, work-in-process, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, processing, supply, servicing, storing, packing, shipping, advertising, selling, leasing or furnishing of such goods and any constituents or ingredients thereof, and returned or repossessed goods, and all of the Company's or such Subsidiary's right, title and interest in and to all trademarks, trademark registrations, trademark licenses, trade names, trade styles, patents, patent applications, patent licenses and similar properties, rights, interests and privileges used or usable in connection with, or in any way related to or being a part of, any of the foregoing), and without limiting the foregoing, all of the Company's inventory of fresh vegetables and canned and frozen vegetables produced or acquired in the ordinary course of business;

                (c) Deposits and Property in Possession. All deposit accounts and investment accounts (whether general, specific or otherwise) of the Company and its Subsidiaries and all sums now or hereafter in possession of any of the Short-Term Lenders or Harris Bank, as agent for the Short-Term Lenders, or any agent or affiliate of any of them, in any way and for any purpose (whether for safekeeping, custody, pledge, transmission, collection or otherwise), other than proceeds of the disposition of Property of the Company securing the Notes;

                (d) Records and Cabinets. Supporting evidence and documents relating to any of the above described property, including without limitation, computer programs, discs, tapes and related electronic data processing media, and all rights of the Company and its Subsidiaries to retrieve the same from third parties, written applications, credit information, account information, account cards, payment records, correspondence, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising; and

                (e) Proceeds and Products. All proceeds and products of the foregoing and all insurance of the foregoing and proceeds thereof, whether now existing or hereafter arising.

        Bank One shall be entitled to rely upon the consent set forth herein and is hereby authorized to execute all such documents, instruments and financing statements as are reasonably requested by the Lenders in order to effect the Partial Release consented to herein.

SECTION 6. EFFECT OF AMENDMENT.

        If the foregoing is acceptable to you, please note your acceptance in the space provided below. Upon the execution and delivery by the Company and the Holders of one hundred percent (100%) in aggregate principal amount of the outstanding Notes and the satisfaction of the conditions set forth in Section 3, the Existing Note Agreement shall be deemed to be amended as set forth above and the Partial Release shall be deemed to be effective. This Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto and the holders from time to time of the Notes. Except as amended herein, the terms and provisions of the Existing Note Agreement are hereby ratified, confirmed and approved in all respects.

SECTION 7. NO LEGEND REQUIRED.

        Any and all notices, requests, certificates and other instruments including, without limitation, the Notes, may refer to the Note Agreement or the Note Agreement dated as of January 1, 1990 without making specific reference to this Third Amendment to Note Agreement, but nevertheless all such references shall be deemed to include this Third Amendment to Note Agreement unless the context shall otherwise require.

SECTION 8. FEES AND EXPENSES.

        On the Effective Date, the Company shall pay all costs and expenses of the Holders relating to this Amendment and the Security Documents, including, but not limited to, the statement for reasonable fees and disbursements of the Holders' special counsel presented to the Company on or prior to the Effective Date. The Company will also pay, upon receipt of any statement thereof, (i) each additional statement for reasonable fees and disbursements of the Holders' special counsel rendered after the Effective Date in connection with this Amendment, the Amended Note Agreement or the Security Documents, and (i) all fees and expenses of any trustee which may be appointed pursuant to the Intercreditor Agreement to act as agent for the Lenders for the purpose of administration of collateral under the Security Documents. The obligations of the Company under this Section 8 shall survive the termination of this Amendment.

SECTION 9. SURVIVAL.

        All warranties, representations, certifications and covenants made by the Company in this Amendment or in any certificate or other instrument delivered by it or on its behalf under this Amendment shall be considered to have been relied upon by the Holders and shall survive the execution of this Amendment, regardless of any investigation made by or on behalf of any Holder. All statements in any such certificate or other instrument shall constitute warranties and representations of the Company under this Amendment.

SECTION 10. DUPLICATE ORIGINALS; EXECUTION IN COUNTERPART.

        Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party to this Amendment, and each set of counterparts which, collectively, show execution by each such party to this Amendment shall constitute one duplicate original.

SECTION 11. GOVERNING LAW.

        This Amendment shall be governed by, and construed in accordance with, internal Wisconsin law.

        IN WITNESS WHEREOF, the Company and the Holders have executed this Amendment as of the date first above written.


                                     STOKELY USA, INC.


                                     By: ROBERT BRILL
                                         --------------------------
                                         Name:
                                         Title: Secretary



                                     NATIONWIDE LIFE INSURANCE COMPANY


                                     By:
                                         --------------------------
                                         Name:
                                         Title:



                                     EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU


                                     By:
                                         --------------------------
                                         Name:
                                         Title:



                                     WEST COAST LIFE INSURANCE COMPANY


                                     By:
                                         --------------------------
                                         Name:
                                         Title:



  [Signature page to THIRD AMENDMENT TO NOTE AGREEMENT of STOKELY USA, INC.]

        IN WITNESS WHEREOF, the Company and the Holders have executed this Amendment as of the date first above written.


                                STOKELY USA, INC.


                                By:
                                    ----------------------------------------
                                    Name:
                                    Title:


                                NATIONWIDE LIFE INSURANCE COMPANY


                                By: Jeffrey G. Milburn

                                    ----------------------------------------
                                    Name:  Jeffrey G. Milburn, Vice President
                                    Title: Corporate Fixed-Income Securities



                                EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU


                                By: Jeffrey G. Milburn
                                    ----------------------------------------
                                    Name:  Jeffrey G. Milburn
                                    Title: Attorney-in-Fact


                                WEST COAST LIFE INSURANCE COMPANY


                                By: Jeffrey G. Milburn
                                    ----------------------------------------
                                    Name:  Jeffrey G. Milburn
                                    Title: Attorney-in-Fact



  [Signature page to THIRD AMENDMENT TO NOTE AGREEMENT of STOKELY USA, INC.]

                                   ANNEX 1
                             (TO THIRD AMENDMENT)

                                                        PRINCIPAL AMOUNT
NOTEHOLDER                                                  OF NOTES

Nationwide Life Insurance Company                       [$17,182,733.83]
Columbus, Ohio 43216

Employers Life Insurance Company of Wausau               [$2,514,546.42]
Columbus, Ohio 43216

West Coast Life Insurance Company                        [$1,257,273.21]
Columbus, Ohio 43216









                                  Annex 1-1

                                   ANNEX 2
                             (TO THIRD AMENDMENT)


Section 1(a)(ii)

    Appleton, Wisconsin. Indemnifying Party removed a number of underground storage tanks from this property during the 1980's and early 1990's. All such tanks were used for storage of petroleum based products. Leakage and soil contamination was detected in connection with three tanks. The sites were over-excavated, and contaminated soil was removed from site and disposed of in accordance with the requirements of law.

        However, because of unique soil conditions, small amounts of contaminated soil may remain at the site in areas near where the tanks were located. The WDNR allowed the site to be closed contingent upon agreement by the Indemnifying Party to notify it in the event that future excavation discloses contaminated soil that requires removal. A deed restriction to that effect is in place.

Section 1(a)(iii)

    None.

Section 1(a)(iv)

    Sun Prairie and Waunakee, Wisconsin. Indemnifying Party has been identified as a potentially responsible party in connection with the clean-up of the Refuse Hideaway Landfill site in Middleton, Wisconsin. Indemnifying Party contributed general refuse to that site from its plants in Sun Prairie and Waunakee, Wisconsin. It did not contribute hazardous materials to the site. Indemnifying Party is in the process of negotiating a de-minimus settlement on the basis it contributed insignificant volume to the site and no waste involved in the contamination of the site.

                                  LITIGATION

1. Walter Reinholdt v. Stokely USA, Inc. (Law No. C2017 in the Iowa District Court for Franklin County, Iowa)

        This is an action brought by plaintiff for damages of $56,633.43 plus interest and costs. The claim is based on the Company's alleged negligence in connection with the storage of dark red kidney beans at its plant in Ackley, Iowa. The Company denies liability.

        This case was tried to a jury in July of 1994, and a verdict was returned which found no liability on the part of the Company. Plaintiff has, however, appealed to the Court of Appeals of the State of Iowa. A decision on that appeal is expected later this year.

        Davis, Hockenberg, Wine, Brown, Koehn & Shors of Des Moines, Iowa represents the Company in this matter.

2. Kurt Boehm v. Stokely USA, Inc., et al. (Case No. 93-L-003414 in the Circuit Court of Cook County, Illinois)

        This action was filed in April of 1993 and is for personal injuries suffered by plaintiff in a boiler explosion that occurred at the Company's plant in Hoopeston, Illinois while plaintiff was present as a business invitee.

        The Company has liability insurance in force for this claim through Crum and Forster Commercial Insurance Co., and the Company's defense has been undertaken by Crum and Forster Insurance Co. through the law firm of Crystal, Heytow and Warnick, P.C. of Chicago, IL.

3. Robert Potratz and James Potratz v. Stokely USA, Inc. (Case No. 93-CV-811 in the Circuit Court of Winnebago County, Wisconsin.)

        This action sought damages of $180,000 on a breach of contract claim plus punitive damages of an unstated amount. The Company denied liability, and the case was tried to a jury in April of 1995. The jury found that the Company breached the contract and returned a damage verdict of $73,283 against the Company.

        The Company has filed motions after verdict to set aside or reduce the damages to $34,788. These motions are scheduled to be heard by the court on May 11, 1995. The Company plans to appeal if the verdict as to damages is not set aside. Robert Brill, general counsel of the Company, set aside. Robert Brill, general counsel of the Company, represents the Company in this action.

4. Renee Estrada v. Arnold Bowman and Stokely USA, Inc. (Cause No. C-1327-94-D, Hidalgo County, Texas District Court).

        This action was filed on March 18, 1994 and is an action for damages based on plaintiff's claim that he was wrongfully discharged as an employee at the Company's plant in McAllen, Texas. There is no substance to the plaintiff's claim. Damages sought include lost earnings and punitive damages. The Complaint, however, fails to state a specific damage amount. The exposure is minimal.

        The Company is represented by the law firm of Adams and Graham, L.L.P. of Harlingen, Texas in this action.

5. Baker's Best Frozen Commodities Co., v. Stokely USA, Inc. et al. (Case No. BC102425 Los Angeles County Superior Court).

        This action was filed on April 11, 1994 and seeks compensatory and punitive damages arising from an alleged breach of contract. The amount of damages is not stated in the Complaint but is generally represented to be in excess of $500,000; of which sum the compensatory damage claim comprises a small part. Stokely USA, Inc. denies liability.

        A tentative settlement has been reached which is in the process of being reduced to writing. Pursuant to this settlement, the Company will forgive outstanding invoices owed it by Plaintiff in the amount of $16,700 and will provide $15,000 of trade discounts to Plaintiff in each of the next 3 years.

        The Company is represented in this action by Lane, Powell, Spears and Lubersky of Los Angeles, California.

6. Duane C. Klingler v. Stokely USA, Inc. (Case No. CI-95-046 in the Common Pleas Court of Paulding County, Ohio).

        This action was filed in March of 1995 and claims that the Company breached a warehouse lease agreement with Plaintiff. Damages of $44,000 are claimed.

        The Company has denied liability. Glenn Troth of Paulding, Ohio represents the Company in this action.

7. Pedro Rodriguez v. Stokely USA, Inc. (Case No. C94-3057 in the United States District Court for the Northern District of Iowa).

        This action was filed in August of 1994 and claims that the Company breached an employment agreement with Plaintiff. Damages are unstated in the complaint but are estimated by the Company to be less than $5,000.

        The Company has denied liability. No trial date has been set. Robert Brill, general counsel of the Company, represents the Company in this action.

8. Philip D. Freeman v. Stokely USA, Inc. (Case No. 95-C-003 in the United States District Court for the Eastern District of Wisconsin).

        This is a class action lawsuit which was filed on January 3, 1995, in the United States District Court for the Eastern District of Wisconsin, by Philip D. Freeman, a Minnesota resident, against the Company, all of the individual members of the Board of Directors of the Company (in both their capacity as a member of the Board of Directors and as an executive officer, as applicable), William Blair & Company and Dain Bosworth, Inc. The plaintiff brought the action pursuant to Sections 11, 12(2) and 15 of the Securities Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The plaintiff alleges that he sustained losses in connection with his purchase of shares of Common Stock of the Company following a secondary offering by the Company during the period from October 17, 1994 to December 19, 1994, as a result of defendants' alleged misleading statements and omission to state material facts. The complaint seeks rescission and/or compensatory damages, and costs and expenses related to the bringing of the lawsuit. The Company believes that the allegations are without merit or substance.

        The Company retained the law firm of Gibbs, Roper, Loots and Williams of Milwaukee, Wisconsin to represent the Company and its officers. The Company has retained the law firm of Michael, Best & Friedrich of Milwaukee, Wisconsin, to represent the Company's non-employee directors. The Company has Directors and Officers Liability Insurance coverage through two carriers with total coverage of $10,000,000, less retention of $250,000. The Company has negotiated allocation of defense costs with the primary carrier assuming 75% of such costs and the Company 25% after the retention.

        Motions for dismissal of the Complaint have been filed on behalf of all defendants and remain pending.

9. Daniel J. Sweeney v. Stokely USA, Inc., et al. (Case No. 95-C-0501) in the United States District Court for Eastern District of Wisconsin).

        This case was filed on 5/10/95 and served 5/17/95. It is a class action suit arising from the same events as the Freeman case.

        The Company has retained the law firm of Gibbs, Roper, Loots & Williams of Milwaukee, Wisconsin to represent it and its employees named as defendants.

                      ADMINISTRATIVE PROCEEDINGS PENDING


1. Cynthia A. Spencer v. Stokely USA, Inc. (Case No. CP 08-92-22838 Iowa Civil Rights Commission)

        Cynthia A. Spencer filed a complaint with the Iowa Civil Rights Commission in August of 1992. She claims that she was not hired in 1992 as a mechanic due to her gender. There is no substance to her complaint which remains under investigation by the Iowa Civil Rights Commission.

        The Company is represented in this matter by its general counsel, Robert Brill.

2. John Areklet v. Stokely USA, Inc. (PACA N-7964 in the United States Department of Agriculture)

        John Areklet filed a complaint with the United States Department of Agriculture in February of 1995 which claims the Company violated the Perishable Agricultural Commodities Act by rejecting a quantity of green beans grown under contract with the Company by Mr. Areklet in 1994. Mr. Areklet claims damages of $12,474.

        Stokely has denied liability. An administrative decision on the claim is forthcoming. The Company is represented in this matter by its general counsel, Robert Brill.

3. Robert Van der Zanden v. Stokely USA, Inc. (PACA N-8003 in the United States Department of Agriculture).

        Robert Van der Zanden filed a complaint with the United States Department of Agriculture in March of 1995 which claims the Company violated the Perishable Agricultural Commodities Act by rejecting a quantity of green beans grown under contract with the Company by Mr. Van der Zanden in 1994. Mr. Van der Zanden claims damages of $5,770.

        Stokely has denied liability. An administrative decision on the claim is forthcoming. The Company is represented in this matter by its general counsel, Robert Brill.

                            THREATENED LITIGATION

1. Middleton Refuse Hideaway. The Company has been named as a potentially responsible party with regard to the Middleton Refuse Hideaway Landfill
    Site in Dane County, Wisconsin. The Company believes its responsibility, if any, is de minimus on the basis that it contributed no hazardous materials to the landfill site and an insignificant volume of materials in a volumetric ranking scheme.

         The Company joined with several other de minimus parties to retain the law firm of Michael Best and Friedrich of Madison, Wisconsin to represent it with regard to this matter; although there is no legal action pending against the Company at this time. This Company is currently negotiating a de minimus settlement.

                                   ANNEX 3
                             (TO THIRD AMENDMENT)


DESCRIPTION OF IRB INDEBTEDNESS

        IRB Indebtedness of the Company and its Subsidiaries outstanding on the date hereof is as follows:



ISSUE                                       COUPON/RATE     DATED         PRINCIPAL       MATURES         BALANCE DUE   OUTSTANDING
                                                                                                                          BALANCE
DeForest (Town of Windsor)     First Trust        6.000     01-Mar-85     1,500,000          01-Mar-95             0              0

1989 Poynette IRB              NationsBK          7.750     01-Dec-89     1,600,000        O1-Dec-2004     1,600,000      1,600,000

City of Jefferson IRB          NationsBK          8.500     15-Dec-85     6,500,000          15-Dec-95       700,000        700,000

County of Paulding IRB         Society            7.375     01-Jun-89     1,400,000      6/1/99-7/5/94             0              0

Port of Walla Walla IRB        NationsBK          8.250     01-Sep-90     4,000,000        01-Sep-2002     2,500,000      4,000,000
                                                  8.500                                    01-Sep-2005     1,500,000

Scottville IRB (MI Job)        First Trust        3.960     16-Oct-84     1,800,000          01-Oct-94             0              0

Pickett IRB (Town of Utica)    NationsBK          7.750     01-Jun-90     3,000,000        01-Jun-2005     3,000,000      3,000,000

Appleton IRB                   First Trust        3.960     01-Dec-85     1,000,000          01-Jun-95        50,000        350,000
                                                                                             01-Jan-96       300,000

1988 Poynette Kraut IRB        Norwest            8.000     01-Aug-88     6,000,000          01-Aug-98     1,065,000      4,645,000
                                                  8.500                                    01-Aug-2001     3,580,000

Green Bay IRB                  NationsBK          8.000     01-Dec-88     3,000,000          01-Dec-98     3,000,000      3,000,000

Waunakee IRB                   NationsBK          8.000     01-Dec-88     4,000,000        01-Jul-2001     1,000,000      4,000,000
                                                                                           01-Jul-2002     1,000,000
                                                                                           01-Jul-2003     1,000,000
                                                                                           01-Jul-2004     1,000,000

Ackley IA IRB                  Norwest            7.750     01-Jul-89     3,000,000        01-Jul-2002     1,000,000      3,000,000
                                                                                           01-Jul-2004     1,000,000
                                                                                           01-Jul-2005     1,000,000


                                   Annex 3-1


City of Wells         First Trust        4.050           01-Dec-91       3,000,000        01-Dec-95     150,000         2,550,000
                                                                                          01-Dec-96     150,000
                                                                                          01-Dec-97     150,000
                                                                                          01-Dec-98     150,000
                                                                                          01-Dec-99     150,000
                                                                                        01-Dec-2000     150,000
                                                                                        01-Dec-2001     150,000
                                                                                        01-Dec-2002     150,000
                                                                                        01-Dec-2003     150,000
                                                                                        01-Dec-2004     150,000
                                                                                        01-Dec-2005     150,000
                                                                                        01-Dec-2006     150,000
                                                                                        01-Dec-2007     150,000
                                                                                        01-Dec-2008     150,000
                                                                                        01-Dec-2009     150,000
                                                                                        01-Dec-2010     150,000
                                                                                        01-Dec-2011     150,000




                                   Annex 3-2

                                                                     EXHIBIT A


                    [Michael Best & Friedrich Letterhead]


                                 May 31, 1995

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

Employers Life Insurance Company of Wausau
One Nationwide Plaza
Columbus, Ohio 43215

West Coast Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

State of Wisconsin Investment Board
121 East Wilson Street
Madison, Wisconsin 53702

Ladies and Gentlemen:

        We have served as counsel to Stokely USA, Inc., a Wisconsin corporation (the "Borrower"), in connection with the execution and delivery of the instruments and documents indentified on Exhibit A to this letter (collectively the "Loan Documents," individual Loan Documents and other capitalized terms used below being hereinafter referred to by the designations appearing on Exhibit A).

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Borrower, agreements and other instruments, certificates of officers of the Borrower, certificates of public officials, and other documents which we have deemed relevant and necessary to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures (other than those of officers of the Borrower), the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the due execution of the Loan Documents by, and the enforceability of the Loan Documents against, you, and the legal capacity of all natural persons. Whenever this opinion refers to matters within our "knowledge," "known to us," or of which we "know," such reference is limited to (i) the representations and warranties of the Borrower as to factual matters contained in the Loan Documents; and (ii) facts within our actual knowledge after an inquiry of the attorneys of this firm who

                    [Michael Best & Friedrich Letterhead]


May 31, 1995
Page 2



have provided legal services to the Borrower within the past year, without further inquiry. Furthermore, we have not undertaken any further factual investigation of the business, properties, agreements, or litigation of the Borrower for purposes of rendering this opinion.

        Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

        1. The Borrower is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate of status of the Wisconsin Secretary of State, (a) has filed with the Wisconsin Secretary of State during its most recently completed report year the required annual report; (b) is not the subject of a proceeding under Wisconsin Statutes Section
180.1421 to cause its administrative dissolution; and (c) Articles of Dissolution of the Borrower have not been filed with such Secretary of State.

        2. The Borrower has the corporate power and authority to execute, deliver, and perform its obligations under the Loan Documents.

        3. The execution and delivery of the Loan Documents and the performance by the Borrower of their terms do not and will not (i) contravene any provisions of the Articles of Incorporation or Bylaws of the Borrower; (ii) to our knowledge, contravene any presently existing provision of any law known to us to be applicable to the Borrower; (iii) contravene any provision of any agreement known to us under which the Borrower has borrowed money (except for such violation or default as has been waived or consented to by the relevant party thereto); (iv) to our knowledge, result in the creation or imposition of any lien upon any of the property of the Borrower except pursuant to the Loan Documents; or (v) require the consent or approval of, or any filing or registration with, any governmental body, agency, or authority other than the filing of the Financing Statements.

        4. The Loan Documents have been duly authorized by all necessary corporate action (no stockholder approval being required), have been executed and delivered by the Borrower, and constitute valid and binding agreements of the Borrower enforceable against it in accordance with their respective terms. The Note Agreement dated as of December 1, 1991 between the Borrower and SWIB, as amended by the SWIB Amendment, and the Note Agreement dated August 18, 1992 among the Borrower and the Insurance Companies, as amended by the Nationwide Amendment, constitute valid

                    [Michael Best & Friedrich Letterhead]


May 31, 1995
Page 3

and binding agreements of the Borrower enforceable against it in accordance with their respective terms.

        5. Each of the Security Agreement and the Assignment of Contracts, Warranties and Permits is adequate to create and provide for the liens and security interests contemplated thereby for the benefit and security of all the indebtedness secured thereby. The description of the Collateral set forth in the Financing Statements is sufficient to perfect, and upon the due filing thereof in the offices noted in Exhibit A hereto will perfect, a security interest in the items and types of Collateral in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code of the State of Wisconsin as in effect on the date hereof (the "UCC") to the extent that (i) Wisconsin is the proper state for filing; (ii) the Collateral consists of the type of property for which a security interest may be perfected by filing a financing statement in Wisconsin under the UCC; and (iii) any part of the Collateral or the proceeds or products thereof does not constitute trust property or a trust fund which by virtue of federal or state law is not subject to the claims, liens, or security interests of creditors.

        6. To our knowledge, there is no action, suit, proceeding, or investigation at law or in equity before or by any court or public body pending or threatened against or affecting the Borrower or any of its assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations, or financial condition of the Borrower or in the value of the collateral security for your loans and other credit accommodations to the Borrower except as described in Annex 2 to each of the Nationwide Amendment and the SWIB Amendment.

        7. The rates of interest provided for under the Loan Documents and any other amounts payable thereunder that would constitute interest would not violate any usury law of the State of Wisconsin.

        All of the foregoing opinions are subject to the following additional assumptions, limitations, and qualifications:

        (a) We express no opinion as to the effect of the compliance or noncompliance by you with any state or federal laws or regulations applicable to you because of legal or regulatory status or the nature of your business.

                    [Michael Best & Friedrich Letterhead]


May 31, 1995
Page 4

        (b) Our opinions relating to the enforceability of the Loan Documents are subject to and limited by:

                (i) Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, marshalling, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally;

                (ii) Limitations imposed by general principles of equity upon the specific enforceability of any of the remedies or other provisions of such documents and upon the availability of injunctive relief and other equitable remedies (regardless of whether enforcement is considered in proceedings at law or in equity);

                (iii) The qualification that certain provisions of the Loan Documents are or may be unenforceable in whole or in part under the laws of the State of Wisconsin, but the inclusion of such provisions does not render the Loan Documents invalid as a whole and there exist either in the Loan Documents or under applicable law adequate remedies for the practicable realization of the principal legal rights and benefits intended to be provided thereby (except for the economic consequences of any delay resulting from such unenforceability);

                (iv) Such enforcement is subject to recent court decisions which may require lenders to act reasonably and in good faith in exercising their rights and remedies under the Loan Documents; and

                (v) The provisions of the Mortgages which (A) purport to give the mortgagee the right, prior to the date of confirmation of a foreclosure sale by the court (assuming the mortgagee is a successful bidder at the foreclosure sale), to take control of the real estate described in the Mortgages, or which (B) purport to give the mortgagee the right, prior to the date of confirmation of a foreclosure sale by the court (assuming the mortgagee is a successful bidder at the foreclosure sale), to collect the rents, issues, or profit thereof, are subject to acquiescence of the Borrower after a default, unless the mortgagee obtains a court order and the appointment of a receiver for such purpose. Such rights will not be available in any event if the mortgagee elects certain redemption periods pursuant to Wisconsin Statutes. We note that under Wisconsin law, despite an assignment of rents, the equitable right to rent remains with the mortgagor in

                    [Michael Best & Friedrich Letterhead]



May 31, 1995
Page 5

the event of default, until such time as the mortgagee's interest in the rents is perfected.

    (c) We render no advice concerning and do not express any opinion as to:

        (i) the priority of any security interest; or

        (ii) items of Collateral which by operation of law cannot be subject to a consensual security interest.

    (d) We express no opinion as to the following:

        (i) the Borrower's rights in or title to the Collateral;

        (ii) any security interest that is terminated or released;

        (iii) The effect of noncompliance with the federal Assignment of Claims Act; or

        (iv) future advances.

    (e) In the case of property which becomes Collateral after the date hereof, (i) Section 547 of the United States Bankruptcy Code provides that a transfer is not made until the debtor has rights in the property transferred so a security interest in after-acquired property may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by
Section 547; (ii) Chapter 128 of the Wisconsin Statutes contains a four-month preference provision that may apply to after-acquired property; and (iii)
Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

    (f) In the case of any interest in or claim in or under any policy of insurance covering the Collateral, the security interest of the secured party therein is limited to proceeds payable to the named insured (and not to any other party named as loss payee under such policy) by reason of loss or damage to the Collateral insured under such insurance policies.

                    [Michael Best & Friedrich Letterhead]


May 31, 1995
Page 6

        (g) In the case of all Collateral in which the security interest of the secured party has been perfected by the filing of the Financing Statements,
Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of the filings referred to in this paragraph.

        (h) The duties to exercise reasonable care in the custody and preservation of the Collateral in a secured party's possession and to deal with and dispose of the collateral in a commercially reasonable manner as required by the UCC may not be disclaimed by agreement, waived, or released.

We call to your attention that the perfection of the above security interests will be terminated (i) as to any Collateral acquired by the Borrower more than four months after the Borrower so changes its name, identity, or corporate structure as to make any financing statements filed against such party seriously misleading, unless new appropriate financing statements indicating the new name, identity, or corporate structure of such party are properly filed before the expiration of such four months; (ii) as to any Collateral consisting of accounts or general intangibles, four months after the Borrower changes its chief executive office to a new jurisdiction outside Wisconsin unless such security interests are perfected in such new jurisdiction before that termination; (iii) as against buyers of items of the Collateral consisting of goods of the Borrower sold in the ordinary course of business; and (iv) as to Collateral otherwise disposed of by the Borrower if such disposition is authorized under the Loan Documents.

        We express no opinion as to (i) any provision affording indemnification to you; (ii) provisions imposing penalties, forfeitures, or increases in rates of interest upon delinquency in any payment or upon any breach or default under the Loan Documents; or (iii) broadly stated waivers of presentment, protest, demand, notice, appraisement, valuation, stay, extension, moratorium, redemption, marshalling of assets, or other rights granted by law to the extent such waivers or rights are held to be against public policy or prohibited by law.
        This opinion deals only with the specific legal issues that it explicitly addresses and no opinion shall be implied as to matters not so addressed. The opinion expressed herein are specifically limited to the laws of the State of Wisconsin and the federal laws of the United States. The opinions expressed herein

                    [Michael Best & Friedrich Letterhead]


May 31, 1995
Page 7

are given as of the date of this letter and are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances occurring after the date hereof that would alter the opinions contained herein. This opinion is rendered solely for your information and assistance in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                                Sincerely,

                                        MICHAEL, BEST & FRIEDRICH

                                        Michael, Best & Friedrich

                                  EXHIBIT A



                              THE LOAN DOCUMENTS



        (All Loan Documents are dated as of May 31, 1995. The "Insurance Companies" shall mean Nationwide Life Insurance Company, Employers Life Insurance Company of Wausau, and West Coast Life Insurance Company. "SWIB" shall mean State of Wisconsin Investment Board.)

1. Third Amendment to Note Agreement among the Borrower and the Insurance Companies (the "Nationwide Amendment").

2. Third Amendment to Note Agreement between the Borrower and SWIB (the "SWIB Amendment").

3.      Security Agreement among the Borrower, the Insurance Companies, and
        SWIB.

4. Mortgages executed by the Borrower in favor of the Insurance Companies and SWIB.

5. Environmental Indemnification Agreement from the Borrower to the Insurance Companies and SWIB.

6. Assignment of Contracts, Warranties and Permits from the Borrower to the Insurance Companies and SWIB.

7. Intercreditor Agreement among the Insurance Companies and SWIB, acknowledged by the Borrower.

8. UCC financing statements to be filed in the offices of the Wisconsin Secretary of State and the Register of Deeds for the following Wisconsin counties (the "Financing Statements"):

                       Brown                    Jefferson
                       Columbia                 Lincoln
                       Dane                     Waukesha
                       Iowa                     Winnebago

                                                                   EXHIBIT B

                        FORM OF OFFICERS' CERTIFICATE


                              STOKELY USA, INC.
                           CERTIFICATE OF OFFICERS


        We, Stephen Theobald and Robert Brill, each hereby certify that we are, respectively, the Vice Chairman and the Secretary of STOKELY USA, INC., a Wisconsin corporation (the "Company"), and that, as such officers, we are authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

        1. This Certificate is being delivered pursuant to Section 3(b) of the Third Amendment to Note Agreement (the "Third Amendment"), dated May 31, 1995, entered into by the Company and each of the noteholders listed on Annex 1 thereto (collectively, the "Noteholders").

        2. The representations and warranties contained in Section 2 of the Third Amendment are (except as affected by transactions contemplated by the Third Amendment) true in all material respects on the date hereof with the same effect as though made on and as of the date hereof.

        3. The Company has performed and complied with all agreements and conditions contained in the Third Amendment that are required to be performed or complied with by the Company before or at the date hereof.

        4. Robert Brill is on and as of the date hereof, and at all times subsequent to ___, 1995 has been, the duly elected, qualified and acting Secretary of the Company, and the signature appearing on the Certificate of Secretary dated the date hereof and delivered to the Noteholders contemporaneously herewith is his genuine signature.

        IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of the Company and under its corporate seal this ___ day of May, 1995.

                                          STOKELY USA, INC.

                                          By: Stephen Theobald
                                              ---------------------------
                                                Name: Stephen Theobald


                                          By: Robert Brill
                                              ---------------------------
                                                Name: Robert Brill

                                 Exhibit B-1

                                                                       EXHIBIT C


                        FORM OF SECRETARY'S CERTIFICATE

                               STOKELY USA, INC.
                            CERTIFICATE OF SECRETARY



     I, Robert Brill, hereby certify that:

     (a) I am the duly elected, qualified and acting Secretary of STOKELY USA, INC. (the "Company"), a Wisconsin corporation;

     (b) Attached hereto as Attachment A is a true and complete copy of the Articles of Incorporation of the Company, as in full force and effect on the date hereof;

     (c) Attached hereto as Attachment B is a true and complete copy of the By-Laws of the Company, including all amendments thereto;

     (d) Each person who, as an officer or director of the Company, signed any of the agreements, instruments or documents in connection with the financing arrangements described in the resolutions attached hereto was, at the respective time of signing and the delivery thereof, duly elected, qualified and acting as such officer or director;

     (e) Attached hereto as Attachment C is a true and complete list of the executive officers and directors of the Company. The signature set forth opposite the name of each officer is his or her genuine signature; and

     (f) Attached hereto as Attachment D is a true and complete copy of all resolutions duly adopted by the Board of Directors and/or stockholders of the Company with respect to the Third Amendment to Note Agreement dated May 31, 1995, among the Company and the noteholders listed on Annex 1 thereto, and all transactions and documents contemplated thereby, including agreements and documents relating to holders of the Company's long-term notes; such resolutions have not been modified, amended, repealed or rescinded and remain in full force and effect as of the date hereof; and such resolutions are the only resolutions adopted by the Company's Board of Directors or stockholders relating to the matters described therein.

     IN WITNESS WHEREOF, I have hereunto set my hand this _ day of May, 1995.



                                          STOKELY USA, INC.

                                      -------------------------
                                              Secretary



                                  Exhibit C-1

                                  Attachment A

                           ARTICLES OF INCORPORATION
                                 OF THE COMPANY



                             Intentionally Omitted



                                  Exhibit C-2

                                  ATTACHMENT B
                             BY-LAWS OF THE COMPANY
                             Intentionally Omitted


                                  Exhibit C-3

                                  Attachment C

                         LIST OF OFFICERS AND DIRECTORS
                                 OF THE COMPANY



                             Intentionally Omitted



                                  Exhibit C-4

                                  Attachment D

                               BOARD OF DIRECTORS
                               STOKELY USA, INC.
                              RESOLUTIONS ADOPTED


                             Intentionally Omitted



                                  Exhibit C-5

                            SECURED CREDIT AGREEMENT

                                     AMONG

                               STOKELY USA, INC.

                                      AND

                         HARRIS TRUST AND SAVINGS BANK
                           Individually and as Agent

                                      AND

               MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION
                       SANWA BUSINESS CREDIT CORPORATION
                      GENERAL ELECTRIC CAPITAL CORPORATION
                                   as Lenders

                            Dated as of May 22, 1995




5/22/95

                               TABLE OF CONTENTS
                               STOKELY USA, INC.
                            SECURED CREDIT AGREEMENT



SECTION                                   DESCRIPTION                                                 PAGE
SECTION 1.  THE CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1



  Section 1.1.        The Revolving Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  Section 1.2.        The Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
  Section 1.3.        Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
  Section 1.4.        Conversion and Continuation of Loans  . . . . . . . . . . . . . . . . . . . . 4
  Section 1.5.        Manner of Borrowing and Rate Selection  . . . . . . . . . . . . . . . . . . . 5
  Section 1.6.        Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  Section 1.7.        Reimbursement Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
  Section 1.8.        Participation in L/Cs   . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
  Section 1.9.        Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  Section 1.10.       Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 2.  FEES, PREPAYMENTS AND TERMINATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 9

  Section 2.1.        Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Section 2.2.        Agent's Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Section 2.3.        Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Section 2.4.        Mandatory Prepayments; Borrowing Base   . . . . . . . . . . . . . . . . . . . 9
  Section 2.5.        Closing Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Section 2.6.        Collateral Collections  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  Section 2.7.        Terminations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 3.  PLACE AND APPLICATION OF PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 4.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

  Section 4.1.        Certain Terms Defined   . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  Section 4.2.        Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 5.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

  Section 5.1.        Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . .  21
  Section 5.2.        Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  Section 5.3.        Financial Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  Section 5.4.        Litigation; Tax Returns; Approvals  . . . . . . . . . . . . . . . . . . . .  23
  Section 5.5.        Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  Section 5.6.        No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  Section 5.7.        ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  Section 5.8.        Security Interests and Debt   . . . . . . . . . . . . . . . . . . . . . . .  23
  Section 5.9.        Accurate Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

  Section 5.10.     Corporate Authority and Validity of Obligations   . . . . . . . . . . . . .  24
  Section 5.11.     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  Section 5.12.     Restrictive Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  Section 5.13.     No Default under Other Agreements   . . . . . . . . . . . . . . . . . . . .  24
  Section 5.14.     Status under Certain Laws   . . . . . . . . . . . . . . . . . . . . . . . .  25
  Section 5.15.     Federal Food Security Act   . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 6.          CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

  Section 6.1.      General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  Section 6.2.      Initial Extension of Credit   . . . . . . . . . . . . . . . . . . . . . . .  25
  Section 6.3.      Each Extension of Credit  . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 6.4.      Legal Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 6.5.      Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 6.6.      Lien Searches   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 7.          COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

  Section 7.1.      Maintenance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  Section 7.2.      Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  Section 7.3.      Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .  28
  Section 7.4.      Financial Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  Section 7.5.      Inspection and Reviews  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  Section 7.6.      Consolidation and Merger  . . . . . . . . . . . . . . . . . . . . . . . . .  30
  Section 7.7.      Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . .  30
  Section 7.8.      Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  Section 7.9.      Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  Section 7.10.     Minimum Net Working Capital   . . . . . . . . . . . . . . . . . . . . . . .  31
  Section 7.11.     Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  Section 7.12.     Dividends and Certain Other Restricted Payments   . . . . . . . . . . . . .  31
  Section 7.13.     Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  Section 7.14.     Borrowings and Guaranties   . . . . . . . . . . . . . . . . . . . . . . . .  33
  Section 7.15.     Investments, Loans, Advances and Acquisitions   . . . . . . . . . . . . . .  33
  Section 7.16.     Sale of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
  Section 7.17.     Notice of Suit, Adverse Change in Business or Default   . . . . . . . . . .  35
  Section 7.18.     ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 7.19.     Use of Loan Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 7.20.     Conduct of Business and Maintenance of Existence  . . . . . . . . . . . . .  35
  Section 7.21.     Compliance with Laws, etc.  . . . . . . . . . . . . . . . . . . . . . . . .  35
  Section 7.22.     Environmental Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  Section 7.23.     New Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  Section 7.24.     Sale and Leasebacks . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  Section 7.25.     Sale Clean-Up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
  Section 7.26.     Subsidiary Assets and Operations  . . . . . . . . . . . . . . . . . . . . .  37
  Section 7.27.     Compliance with Federal Food Security Act   . . . . . . . . . . . . . . . .  37
  Section 7.28.     Additional Trademark Collateral   . . . . . . . . . . . . . . . . . . . . .  37

SECTION 8.          EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . .  37
  Section 8.1.      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
  Section 8.2.      Remedies for Non-Bankruptcy Defaults . . . . . . . . . . . . . . . . . . . .  39
  Section 8.3.      Remedies for Bankruptcy Defaults . . . . . . . . . . . . . . . . . . . . . .  39
  Section 8.4.      L/Cs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 9.          CHANGE IN CIRCUMSTANCES REGARDING EURODOLLAR LOANS   . . . . . . . . . . . .  40
  Section 9.1.      Change of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
  Section 9.2.      Unavailability of Deposits or Inability to Ascertain the
                    Adjusted Eurodollar Rate   . . . . . . . . . . . . . . . . . . . . . . . . .  40
  Section 9.3.      Taxes and Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . .  40
  Section 9.4.      Funding Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
  Section 9.5.      Lending Branch   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
  Section 9.6.      Discretion of Bank as to Manner of Funding   . . . . . . . . . . . . . . . .  42

SECTION 10.         THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

  Section 10.1.     Appointment and Powers   . . . . . . . . . . . . . . . . . . . . . . . . . .  42
  Section 10.2.     Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
  Section 10.3.     General Immunity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
  Section 10.4.     No Responsibility for Loans, Recitals, etc   . . . . . . . . . . . . . . . .  43
  Section 10.5.     Right to Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
  Section 10.6.     Action Upon Instructions of Banks  . . . . . . . . . . . . . . . . . . . . .  43
  Section 10.7.     Employment of Agents and Counsel   . . . . . . . . . . . . . . . . . . . . .  43
  Section 10.8.     Reliance on Documents; Counsel   . . . . . . . . . . . . . . . . . . . . . .  44
  Section 10.9.     May Treat Payee as Owner   . . . . . . . . . . . . . . . . . . . . . . . . .  44
  Section 10.10.    Agent's Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  Section 10.11.    Rights as a Lender   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  Section 10.12.    Bank Credit Decision   . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  Section 10.13.    Resignation of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  Section 10.14.    Removal of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
  Section 10.15.    Duration of Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
  Section 10.16.    Certain Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

  SECTION 11.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

  Section 11.1.     Amendments and Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . .  45
  Section 11.2.     Waiver of Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
  Section 11.3.     Several Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
  Section 11.4.     Non-Business Day   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  Section 11.5.     Survival of Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  Section 11.6.     Documentary Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  Section 11.7.     Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . .  47
  Section 11.8.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  Section 11.9.     Costs and Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . . . . .  47

                                     -iii-

  Section 11.10.     Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
  Section 11.11.     Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . .  48
  Section 11.12.     No Joint Venture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
  Section 11.13.     Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
  Section 11.14.     Table of Contents and Headings   . . . . . . . . . . . . . . . . . . . . . .  48
  Section 11.15.     Participants and Note Assignors  . . . . . . . . . . . . . . . . . . . . . .  48
  Section 11.16.     Assignment of Commitments by Bank  . . . . . . . . . . . . . . . . . . . . .  49
  Section 11.17.     Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  Section 11.18.     Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  Section 11.19.     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
  Section 11.20.     Submission to Jurisdiction; Waiver of Jury  Trial  . . . . . . . . . . . . .  50

Signature Page  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

Exhibit A            Secured Revolving Credit Note
Exhibit B            Form of Legal Opinion
Exhibit C            Compliance Certificate
Exhibit D            Borrowing Base Certificate
Exhibit E            Application and Agreement for Standby Letter of Credit
Schedule 5.2         Subsidiaries
Schedule 5.4         Litigation
Schedule 5.15        Farm Product Purchases and Registrations
Schedule 7.13        Liens

                                     -iv-


                               STOKELY USA, INC.

                            SECURED CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

Mercantile Bank of St. Louis
 National Association
St. Louis, Missouri

Sanwa Business Credit Corporation
Chicago, Illinois

General Electric Capital Corporation
Chicago, Illinois


Ladies and Gentlemen:

      The undersigned, STOKELY USA, INC., a Wisconsin corporation (the "Company"), applies to you for your several commitment, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit (the "Revolving Credit") available to the Company, all as more fully hereinafter set forth. Each of you (and your respective successors and assigns) is hereinafter referred to individually as "Bank" and collectively as "Banks." Harris Trust and Savings Bank in its individual capacity is sometimes referred to herein as "Harris", and in its capacity as Agent for the Banks is hereinafter in such capacity called the "Agent."

SECTION 1.  THE CREDIT.

      Section 1.1. The Revolving Credit. (a) Subject to all of the terms and conditions hereof, the Banks agree, severally and not jointly, to extend a Revolving Credit to the Company which may be utilized by the Company in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans"), and L/Cs (as hereinafter defined). The aggregate principal amount of all Revolving Credit Loans under the Revolving Credit plus the amount available for drawing under all L/Cs and the aggregate principal amount of all unpaid Reimbursement Obligations (as hereinafter defined) at any time outstanding shall not exceed the lesser of (i) the sum of the Banks' Revolving Credit Commitments (as hereinafter defined) in effect from time to time during the term of this Agreement (as hereinafter defined) or (ii) the Borrowing Base. The Revolving Credit shall be available to the Company, and may be availed of by the Company from time to time, be repaid (subject to the restrictions on prepayment set forth herein) and used again, during the period from the date hereof to and including July 31, 1998 (the "Termination Date").

         (b) At any time not earlier than August 31, 1997, nor later than December 31, 1997, (the "Extension Request Date"), the Company may request that the Banks extend the then scheduled Termination Date to the date one year from such Termination Date. If such request is made by the Company each Bank shall inform the Agent of its willingness to extend the Termination Date no later than 30 days after the Banks receive such request. The Banks shall have the right in their sole discretion to determine whether to grant any requested extension of the Termination Date. Any Bank's failure to respond by such date shall indicate its unwillingness to agree to such requested extension, and all Banks must approve any requested extension. At any time more than 30 days after such Extension Request Date the Banks may propose, by written notice to the Company, an extension of this Agreement to such later date on such terms and conditions as the Banks may then require. If the extension of this Agreement to such later date is acceptable to the Company on the terms and conditions proposed by the Banks, the Company shall notify the Banks of its acceptance of such terms and conditions no later than 30 days after the date of the Banks' written notice to the Company, and such later date will become the Termination Date hereunder and this Agreement shall otherwise be amended in the manner described in the Banks' notice proposing the extension of this Agreement upon the Agent's receipt of (i) an amendment to this Agreement signed by the Company and all of the Banks, (ii) resolutions of the Company's Board of Directors authorizing such extension and (iii) an opinion of counsel to the Company equivalent in form and substance to the form of opinion attached hereto as Exhibit B and otherwise acceptable to the Banks.

         (c) The respective maximum aggregate principal amounts of the Revolving Credit at any one time outstanding and the percentage of the Revolving Credit available at any time which each Bank by its acceptance hereof severally agrees to make available to the Company are as follows (collectively, the "Revolving Credit Commitments" and individually, a "Revolving Credit Commitment"):


Harris Trust and Savings Bank         $20,000,000           30.76923076%
Mercantile Bank of St. Louis
  National Association                $ 5,000,000            7.69230769%
Sanwa Business Credit Corporation     $12,500,000           19.23076923%
General Electric Capital Corporation  $27,500,000           42.30769230%
                                      -----------
         Total                        $65,000,000                   100%



         (d) Loans under the Revolving Credit may be Eurodollar Loans or Domestic Rate Loans. All Loans under the Revolving Credit shall be made from each Bank in proportion to its respective Revolving Credit Commitment as above set forth. Each Domestic Rate Loan shall be in an amount not less than $100,000 or such greater amount which is an integral multiple of $10,000 and each Eurodollar Loan shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $500,000.

         (e) The initial borrowing under this Agreement shall be in an amount sufficient to pay all amounts outstanding under that Loan and Security Agreement dated as of August 18, 1992 (the "Existing Agreement") between the Company, Shawmut Capital Corporation, as successor to Barclay's Business Credit Inc., as agent and lender, and the other lenders named therein (the "Existing Lenders"). The Company shall apply the proceeds of the initial borrowing hereunder to pay all amounts outstanding under the Existing Agreement.

         Section 1.2. The Notes. All Revolving Credit Loans made by each Bank hereunder shall be evidenced by a single Secured Revolving Credit Note of the Company payable to the order of such Bank substantially in the form of Exhibit A hereto (individually, a "Revolving Note" and together, the "Revolving Notes") in the principal amount of such Bank's Revolving Credit Commitment, but the aggregate principal amount of indebtedness evidenced by such Revolving Note at any time shall be, and the same is to be determined by, the aggregate principal amount of all Revolving Credit Loans outstanding made by such Bank to the Company pursuant hereto on or prior to the date of determination. Each Revolving Note shall be dated as of the execution date of this Agreement, shall be delivered concurrently herewith, and shall be expressed to mature on the Termination Date and to bear interest as provided in Section 1.3 hereof. Each Bank shall record on its books or records or on a schedule to its Revolving Note the amount of each Revolving Credit Loan made by it hereunder, whether each Revolving Credit Loan is a Domestic Rate Loan or Eurodollar Loan, and, with respect to Eurodollar Loans, the interest rate and Interest Period applicable thereto, and all payments of principal and interest and the principal balance from time to time outstanding, provided that prior to any transfer of such Revolving Note all such amounts shall be recorded on a schedule to such Revolving Note. The record thereof, whether shown on such books or records or on the schedule to the Revolving Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of any Bank to record or any mistake in recording any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all Revolving Credit Loans made hereunder together with accrued interest thereon. Upon the request of any Bank, the Company will furnish a new Revolving Note to such Bank to replace its outstanding Revolving Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such Revolving Note shall set forth the aggregate unpaid principal amount of Revolving Credit Loans then outstanding from such Bank, and, with respect to each Eurodollar Loan, the interest rate and Interest Period applicable thereto. Such Bank will cancel the outstanding Revolving Note upon receipt of the new Revolving Note.

         Section 1.3 Interest Rates. (a) Domestic Rate Loans. Each Domestic Rate Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of the Applicable Rate plus the Domestic Rate from time to time in effect, payable monthly in arrears on the last day of each calendar month, commencing on the first of such dates occurring after the date hereof and at maturity (whether by acceleration, upon prepayment or otherwise).

         (b) Eurodollar Loans. Each Eurodollar Loan under the Revolving Credit shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until the last day of the Interest Period applicable thereto or, if earlier, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Rate plus the Adjusted

Eurodollar Rate, payable on the last day of each Interest Period applicable thereto and at maturity (whether by acceleration or otherwise) and, with respect to Eurodollar Loans with an Interest Period in excess of three months, on the date occurring every three months from the first day of the Interest Period applicable thereto.

         (c) Default Rate. If any payment of principal or interest on any Loan or Reimbursement Obligation is not made when due (including any payment due upon acceleration), all Loans and Reimbursement Obligations shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

               (i) with respect to any Domestic Rate Loan and Reimbursement Obligation, the sum of 3% plus the Applicable Rate plus the Domestic Rate from time to time in effect; and

              (ii) with respect to any Eurodollar Loan, the sum of 3% plus the Applicable Rate plus the Adjusted Eurodollar Rate applicable thereto at the time of such default until the end of the Interest Period then applicable thereto, and, thereafter, at a rate per annum equal to the sum of 3% plus the Applicable Rate plus the Domestic Rate from time to time in effect.

         Section 1.4. Conversion and Continuation of Loans. (a) Provided that no Event of Default or Potential Default has occurred and is continuing, the Company shall have the right, subject to the other terms and conditions of this Agreement, to continue in whole or in part (but, if in part, in the minimum amount specified for Eurodollar Loans in Section 1.1 hereof) any Eurodollar Loan from any current Interest Period into a subsequent Interest Period, provided that the Company shall give the Agent notice of the continuation of any such Loan as provided in Section 1.5 hereof.

         (b)     In the event that the Company fails to give notice pursuant to
Section 1.5 hereof of the continuation of any Eurodollar Loan or fails to specify the Interest Period applicable thereto, or an Event of Default or Potential Default has occurred and is continuing at the time any such Loan is to be continued hereunder, then such Loan shall be automatically converted to (and the Company shall be deemed to have given notice requesting) a Domestic Rate Loan, subject to Sections 1.5(b), 8.2 and 8.3 hereof, unless paid in full on the last day of the then applicable Interest Period.

         (c) Provided that no Event of Default or Potential Default has occurred and is continuing, the Company shall have the right, subject to the terms and conditions of this Agreement, to convert Loans of one type (in whole or in part) into Loans of another type from time to time provided that: (i) the Company shall give the Agent notice of each such conversion as provided in
Section 1.5 hereof, (ii) the principal amount of any Loan converted hereunder shall be in an amount not less than the minimum amount specified for the type of Loan in Section 1.1 hereof, (iii) after giving effect to any such conversion in part, the principal amount of any Eurodollar Loan then outstanding shall not be less than the minimum amount specified for the type of Loan in Section 1.1 hereof, (iv) any conversion of a Loan hereunder shall only be made on a Business Day, and (v) any Eurodollar Loan may be converted only on the last day of the Interest Period then applicable thereto.


         Section 1.5. Manner of Borrowing and Rate Selection. (a) The Company shall give telephonic, telex or telecopy notice to the Agent (which notice, if telephonic, shall be promptly confirmed in writing) no later than (i) 10:30 a.m. (Chicago time) on the date the Banks are requested to make each Domestic Rate Loan, and (ii) 10:30 a.m. (Chicago time) on the date at least three (3) Business Days prior to the date of (A) each Eurodollar Loan which the Banks are requested to make or continue, and (B) the conversion of any Domestic Rate Loan into a Eurodollar Loan. Each such notice shall specify the date of the Loan requested (which shall be a Business Day), the amount of such Loan, whether the Loan is to be made available by means of a Domestic Rate Loan or Eurodollar Loan and, with respect to Eurodollar Loans, the Interest Period applicable thereto; provided, that in no event shall the principal amount of any requested Revolving Credit Loan plus the aggregate principal or face amount, as appropriate, of all Loans, L/Cs, and unpaid Reimbursement Obligations outstanding hereunder exceed the amounts specified in Section 1.1 hereof. The Company agrees that the Agent may rely on any such telephonic, telex or telecopy notice given by any person who the Agent believes is authorized to give such notice without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if any Bank has acted in reliance thereon. The Agent shall, no later than 11:30 a.m. (Chicago time) on the day any such notice is received by it, give telephonic, telex or telecopy (if telephonic, to be confirmed in writing within one Business Day) notice of the receipt of notice from the Company hereunder to each of the Banks, and, if such notice requests the Banks to make, continue or convert any Eurodollar Loans, the Agent shall confirm to the Company by telephonic, telex or telecopy means, which confirmation shall be conclusive and binding on the Company in the absence of manifest error, the Interest Period and the interest rate applicable thereto promptly after such rate is determined by the Agent.

         (b) Subject to the provisions of Section 6 hereof, the proceeds of each Loan shall be made available to the Company at the principal office of the Agent in Chicago, Illinois, in immediately available funds, on the date such Loan is requested to be made, except to the extent such Loan represents (i) the conversion of an existing Loan or (ii) a refinancing of a Reimbursement Obligation, in which case each Bank shall record such conversion on the schedule to its Revolving Note, or in lieu thereof, on its books and records, and shall effect such conversion or refinancing, as the case may be, on behalf of the Company in accordance with the provisions of Section 1.4(a) hereof and
1.7 hereof, respectively. Not later than 2:00 p.m. Chicago time, on the date specified for any Loan to be made hereunder, each Bank shall make its portion of such Loan available to the Company in immediately available funds at the principal office of the Agent, except (i) as otherwise provided above with respect to converting or continuing any outstanding Loans and (ii) to the extent such Loan represents a refinancing of any outstanding Reimbursement Obligations.

         (c) Unless the Agent shall have been notified by a Bank prior to 12:00 noon (Chicago time) on the date a Loan is to be made by such Bank (which notice shall be effective upon receipt) that such Bank does not intend to make the proceeds of such Loan available to the Agent, the Agent may assume that such Bank has made such proceeds available to the Agent on such date and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to receive such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, to recover such amount, together with interest thereon at the rate otherwise applicable thereto under Section 1.3 hereof, from the Company) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on the date the Agent recovers such amount, at a rate per annum equal to the effective rate charged to the Agent for overnight Federal funds transactions with member banks of the Federal Reserve System for each day, as determined by the Agent (or, in the case of a day which is not a Business Day, then for the preceding Business Day) (the "Fed Funds Rate"); provided that the Agent shall be entitled to retain only a single satisfaction pursuant hereto. Nothing in this Section 1.5(c) shall be deemed to permit any Bank to breach its obligations to make Loans under the Revolving Credit or to limit the Company's claims against any Bank for such breach.

         Section 1.6. (a) Letters of Credit. Subject to all the terms and conditions hereof, satisfaction of all conditions precedent to borrowing under this Agreement and so long as no Potential Default or Event of Default is in existence, at the Company's request Harris shall issue letters of credit (an "L/C" and collectively the "L/Cs") for the account of the Company subject to availability under the Revolving Credit, and the Banks hereby agree to participate therein as more fully described in Section 1.8 hereof. Each L/C shall be issued pursuant to a reimbursement agreement or an application and agreement for letter of credit (the "L/C Agreement") in Harris' customary form at the time such L/C is requested, shall conform to the general requirements of Harris for the issuance of letters of credit as to form and substance, shall be in U.S. Dollars and shall be a letter of credit which Harris may lawfully issue. The L/Cs shall consist of standby letters of credit in an aggregate face amount not to exceed $15,000,000. Each L/C shall have an expiry date not more than thirteen (13) months from the date of issuance thereof (but in no event later than the Termination Date). The amount available to be drawn under each L/C issued pursuant hereto shall be deducted from the credit otherwise available under the Revolving Credit. In consideration of the issuance of L/Cs the Company agrees to pay Harris a fee (the "L/C Issuance Fee") in the amount per annum (computed on the basis of a 360-day year and actual days elapsed) equal to 1.25% of the stated amount of each standby L/C issued hereunder. In addition the Company shall pay Harris for its own account for each L/C such drawing, negotiation, amendment and other administrative fees in connection with each L/C as may be established by Harris from time to time (the "L/C Administrative Fee"). All L/C Issuance Fees will be payable quarterly in arrears on the last day of each calendar quarter and all L/C Administrative Fees shall be payable on the date of issuance of each L/C hereunder, on the date of each extension, if any, of the expiry date of each L/C and on the date of each drawing under or amendment of each L/C.

         (b) Upon the satisfaction of all conditions precedent to the initial Loan or L/C hereunder, without any further action on the part of the Company, Harris, the Agent or any

Bank, (i) that certain Irrevocable Letter of Credit Number SPL34631 dated May 17, 1995 issued by Harris for the account of the Company to NBD Bank shall constitute an L/C issued under this Agreement for all purposes hereof, (ii) the Application and Agreement for Standby Letter of Credit dated May 17, 1995 from the Company to Harris relating to such letter of credit (the "Initial L/C Agreement") shall constitute an L/C Agreement for all purposes of this Agreement, and (iii) all of the Company's indebtedness, obligations and liabilities to Harris under the Initial L/C Agreement shall constitute Reimbursement Obligations for all purposes of this Agreement.

         (c) Upon the satisfaction of all conditions precedent to the Initial Loan or L/C hereunder, the Initial L/C Agreement shall be amended by
(i) deleting the phrase ", or if so demanded by you, on demand in advance of any drawing or maturity" appearing in the last line of numbered paragraph 1 thereof, (ii) numbered paragraphs 3, 4 and 7 thereof shall be deleted, and
(iii) the phrase "and in addition to the provisions of paragraph numbered 7 hereof" appearing in the first line of numbered paragraph 10 thereof shall be deleted.

         Section 1.7. Reimbursement Obligation. The Company is obligated, and hereby unconditionally agrees, to pay in immediately available funds to the Agent for the account of Harris and the Banks who are participating in L/Cs pursuant to Section 1.8 hereof the face amount of each draft drawn and presented under an L/C issued by Harris hereunder not later than 10:30 a.m. (Chicago Time) on the date such draft is presented for payment to Harris (the obligation of the Company under this Section 1.7 with respect to any L/C is a "Reimbursement Obligation"). If at any time the Company fails to pay any Reimbursement Obligation when due, the Company shall be deemed to have automatically requested a Domestic Rate Loan from the Banks hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which Loan shall be used to repay such Reimbursement Obligation. Such Loan shall only be made if no Potential Default or Event of Default shall exist and upon approval by all of the Banks, and shall be subject to availability under the Revolving Credit. If such Loan is not made by the Banks for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to the Agent for the pro rata benefit of the Banks upon demand and shall bear interest at the rate of interest specified in Section 1.3(c)(i) hereof.

         Section 1.8. Participation in L/Cs. Each of the Banks will acquire a risk participation for its own account, without recourse to or representation or warranty from Harris, in each L/C upon the issuance thereof ratably in accordance with its Commitment Percentage. In the event any Reimbursement Obligation is not immediately paid by the Company pursuant to
Section 1.7 hereof, each Bank will pay to Harris funds in an amount equal to such Bank's ratable share of the unpaid amount of such Reimbursement Obligation (based upon its proportionate share relative to its percentage of the Revolving Credit (as set forth in Section 1.1 hereof)). At the election of all of the Banks, such funding by the Banks of the unpaid Reimbursement Obligations shall be treated as additional Revolving Credit Loans to the Company hereunder rather than a purchase of participation by the Banks in the related L/Cs held by Harris. The availability of funds to the Company under the Revolving Credit shall be reduced in an amount equal to the amount available to be drawn under each L/C. The obligation of the Banks to Harris under this Section 1.8 shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder. Harris shall notify each Bank by telephone of its proportionate share relative to its percentage of the total Banks' Revolving Credit Commitments set forth in Section 1.1 hereof (a "Commitment Percentage") of such unpaid Reimbursement Obligation. If such notice has been given to each Bank by 11:00 a.m., Chicago time, each Bank agrees to pay Harris in immediately available and freely transferable funds on the same Business Day. If such notice is received on a day other than a Business Day or after 11:00 a.m., Chicago time, on a Business Day, each Bank agrees to pay Harris in immediately available and freely transferable funds no later than the following Business Day. Funds shall be so made available at the account designated by Harris in such notice to the Banks. Upon the election by the Banks to treat such funding as additional Revolving Credit Loans hereunder and payment by each Bank, such Loans shall bear interest in accordance with
Section 1.3(a) hereof. Harris shall share with each Bank on a pro rata basis relative to its Commitment Percentage a portion of each payment of a Reimbursement Obligation (whether of principal or interest) and any L/C Issuance Fee (but not any L/C Administrative Fee) payable by the Company. Any such amount shall be promptly remitted to the Banks when and as received by Harris from the Company.

        Section 1.9. Capital Adequacy. If, after the date hereof, any Bank or the Agent shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, in each case as a consequence of its obligations hereunder to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Any Bank requesting compensation pursuant to this Section shall submit a certificate to the Company setting forth the calculation of the amount so requested, and such certificate shall be conclusive and binding on the Company as to the amount thereof except in the case of manifest errors, so long as such determination is made on a reasonable basis.

        Section 1.10. Collateral. The payment and performance of the Obligations shall be secured by all of the Company's accounts, chattel paper, documents, instruments, general intangibles, inventory, and certain other assets and property of the Company, whether now owned or held or hereafter acquired or arising, pursuant to that certain Security Agreement dated of even date herewith from the Company to the Agent, as the same may be amended, modified or supplemented from time to time (the "Security Agreement").

SECTION 2. FEES, PREPAYMENTS AND TERMINATIONS.

         Section 2.1. Commitment Fee. From and after the earlier of the initial Loan or L/C hereunder or May 31, 1995, to the Termination Date, the Company shall pay to the Agent for the account of the Banks a commitment fee with respect to the Revolving Credit at the Applicable Rate (computed in each case on the basis of a year of 360 days for the actual number of days elapsed) of the average daily unused amount of the Banks' Revolving Credit Commitment hereunder in effect from time to time, all such fees to be payable quarterly in arrears on the last day of each calendar quarter commencing on the last day of June, 1995, and on the Termination Date, unless the Revolving Credit is terminated in whole on an earlier date, in which event the commitment fee for the final period shall be paid on the date of such earlier termination in whole.

         Section 2.2. Agent's Fee. The Company shall pay to and for the sole account of the Agent such fees as may be agreed upon in writing from time to time by the Agent and the Company. Such fees shall be in addition to any fees and charges the Agent may be entitled to receive under Section 10 hereunder or under the other Loan Documents.

         Section 2.3. Optional Prepayments. The Company shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in a minimum principal amount of $100,000 or such greater amount which is an integral multiple of $10,000) any Domestic Rate Loan at any time upon prior telex or telephonic notice to the Agent on or before 12:00 noon on the same Business Day. The Company may not prepay any Eurodollar Loan. Any amount prepaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         Section 2.4. Mandatory Prepayments; Borrowing Base. The Company shall not permit the sum of the principal amount of all Loans plus the amount available for drawing under all L/Cs and the aggregate principal amount of all unpaid Reimbursement Obligations at any time outstanding to exceed the lesser of (i) the sum of the Banks' Revolving Credit Commitments or (ii) the Borrowing Base. In addition to the Company's obligations to pay any outstanding Reimbursement Obligations as set forth in Section 1.7 hereof, the Company will make such payments on any outstanding Loans and Reimbursement Obligations (and, if any L/Cs are then outstanding, deposit an amount equal to the aggregate face amount of all such L/Cs into an account with the Agent which shall be held as additional collateral security for such L/Cs) which are necessary to cure any such excess within one Business Day after the occurrence thereof. Any amount prepaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, prepaid and borrowed again.

         Section 2.5. Closing Fee. The Company shall pay to the Agent for the account of the Banks a closing fee in the amount equal to 0.375% of the Revolving Credit Commitment of each Bank with a Revolving Credit Commitment of $25,000,000 or more and 0.25% of the

Revolving Credit Commitment of all other Banks, which fee shall be payable on the date of the execution and delivery of this Agreement.

         Section 2.6. Collateral Collections. The Company agrees to forthwith make such arrangements as shall be necessary or appropriate to assure that all proceeds of all Collateral, including without limitation the Inventory and Receivables of the Company, are promptly deposited (in the same form as received) in an account maintained with the Agent, such account to constitute a special restricted account (the "Restricted Account"). The Company acknowledges that the Agent has (and is hereby granted to the extent that it does not already have) a lien on such account and all funds contained therein to secure the indebtedness, obligations and liabilities of the Company under the Loan Documents. The Company irrevocably authorizes and directs that all amounts from time to time deposited in the Restricted Account maintained with the Agent be applied as and when received (but not less often than once each Business Day) against the Revolving Credit Loans and Reimbursement Obligations; provided, however, that if at the time of application there are no outstanding Revolving Credit Loans and Reimbursement Obligations or the amount on deposit in such accounts is in excess of the amount necessary to prepay the Revolving Credit Loans and Reimbursement Obligations in full, then such payment or excess (as appropriate) shall be held in the Restricted Account or in an investment account in which the Agent has a first priority perfected lien until needed by the Company in the ordinary course of its business (including making expenditures and investments permitted by this Agreement), and all such amounts shall be held by the Agent as additional collateral security for any other remaining indebtedness, obligations and liabilities of the Company under the Loan Documents. The Agent shall not in any event setoff any amount at any time on deposit in the Restricted Account or any such investment account against any indebtedness, obligations and liabilities of the Company to it except for any such arising under the Loan Documents.

         Section 2.7. Terminations. The Company shall have the right at any time upon thirty (30) days' prior notice to the Agent to terminate the unused Revolving Credit in whole or in part (and if in part, in a minimal amount of $1,000,000 or any integral multiple thereof), provided, however, that the Company may not terminate any portion of the Revolving Credit which remains available for payment under any L/C. Not later than the termination date stated in such notice, the Company shall prepay Reimbursement Obligations and the Revolving Notes in an aggregate principal amount equal to the excess, if any, of all amounts outstanding under the Revolving Credit (including the amount of outstanding L/Cs) over the Revolving Credit in effect after giving effect to such reduction, subject to the terms of Section 9.4 hereof, and shall also pay the interest on such principal amount and accrued and unpaid commitment fees thereon to such termination date.

SECTION 3.       PLACE AND APPLICATION OF PAYMENTS.

         All amounts payable by the Company hereunder, shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois 60690 and in immediately available funds, prior to 12:00 noon on the date of such payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present and future levies, imposts, duties, fees, charges, deductions withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Unless the Banks otherwise agree, any payments received after 12:00 noon Chicago time shall be deemed received on the following Business Day. The Agent shall remit to each Bank its proportionate share of each payment of principal, interest and commitment fees and L/C Issuance Fees received by the Agent by 3:00 P.M. Chicago time on the same day of its receipt if received by the Agent by 12:00 noon, Chicago time, and its proportionate share of each such payment received by the Agent after 12:00 noon on the Business Day following its receipt by the Agent. In the event the Agent does not remit any amount to any Bank when required by the preceding sentence, the Agent shall pay to such Bank interest on such amount until paid at a rate per annum equal to the Fed Funds Rate. In addition to the Agent's rights under
Section 2.6 hereof, the Company hereby authorizes the Agent to automatically debit its account with Harris for any principal, interest and fees when due under the Notes, any L/C Agreement or this Agreement and to transfer the amount so debited from such account to the Agent for application as herein provided. All proceeds of Collateral shall be applied in the manner specified in Section
2.6 hereof and in the Security Agreement.

SECTION 4.       DEFINITIONS.

         Section 4.1. Certain Terms Defined. The terms hereinafter set forth when used herein shall have the following meanings:

         "Account Debtor" shall mean the Person who is obligated on a Receivable.

         "Adjusted Eurodollar Rate" means a rate per annum determined pursuant to the following formula:

         Adjusted Eurodollar Rate   =               Eurodollar Rate
                                          -------------------------------
                                             100% - Reserve Percentage

         "Affiliate" shall mean any person, firm or corporation which, directly or indirectly controls, or is controlled by, or is under common control with, the Company.

         "Agent" is defined in the first paragraph of this Agreement.

         "Agreement" shall mean this Secured Credit Agreement as supplemented, modified, restated and amended from time to time.

         "Applicable Rate" shall mean, with respect to each type of Loan described in each row below and the commitment fee payable pursuant to Section
2.1 hereof, (a) from the date of this Agreement through May 31, 1996, the rates set forth in Column C below, and (b) after May 31, 1996, the rate of interest per annum shown in Columns A, B and C below for the range of Leverage Ratio specified for each Column:

                               A                B            C
   LEVERAGE                   <50%        >50% and <         >60%
     RATIO                    -                 60%          -
   DOMESTIC RATE               0.%              0%           .50%
     LOANS
   EURODOLLAR                  1.25%          1.75%         2.00%
     LOANS
   COMMITMENT                  0.20%          0.25%         0.375%
     FEE

   Not later than 5 Business Days after receipt by the Agent of the financial statements called for by Section 7.4(a) or (b) hereof for the last month of the applicable fiscal quarter, the Agent shall determine the Leverage Ratio for the applicable period and shall promptly notify the Company and the Banks of such determination and of any change in the Applicable Rate resulting therefrom.
Any such change in the Applicable Rate shall be effective as of the date the Agent so notifies the Company and the Banks with respect to all Loans outstanding on such date and the commitment fee, and such new Applicable Rate shall continue in effect until the effective date of the next quarterly redetermination in accordance with this Section. Each determination of the Leverage Ratio and Applicable Rate by the Agent in accordance with this Section shall be conclusive and binding on the Company and the Banks absent manifest error.

   "Bank" and "Banks" shall have the meanings specified in the first paragraph of this Agreement.

   "Borrowing Base", as determined by the Agent on the basis of the information contained in the most recent Borrowing Base Certificate and any other information available to the Agent, shall mean an amount equal to:

           (a)      85% of the amount of Eligible Receivables, plus

           (b)      65% of the Value of Eligible Inventory, minus

           (c) the aggregate outstanding amount of all Secured Grower Payables, minus

           (d) any storage fees relating to Inventory that remain unpaid after their due date.

   "Borrowing Base Certificate" shall mean the certificate in the form of Exhibit D hereto which is required to be delivered to the Banks in accordance with Section 7.4(d) hereof.

         "Business Day" shall mean a day on which banks are open for business in Chicago, Illinois, other than a Saturday or Sunday, and, with respect to Eurodollar Loans, dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of any Property the discounted present value of the rental obligations of such person as lessee under which, in accordance with generally accepted accounting principles, is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligation" shall mean, as applied to any Person, the discounted present value of the rental obligation, as aforesaid, under any Capitalized Lease.

         Change in Law" shall have the meaning specified in Section 9.3 hereof.

         "Change of Control" shall mean at any time any person or group of persons (within the meaning of Section 13 or 14 of the Securities and Exchange Act of 1934, as amended) acquires legal or beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more in voting power of the outstanding voting stock of the Company.

         "Collateral" shall mean the collateral security provided to the Agent for the benefit of the Banks pursuant to the Security Agreement.

         "Commitment Percentage" shall have the meaning set forth in Section
1.8 hereof.

         "Company" shall have the meaning specified in the first paragraph of this Agreement.

         "Consolidated Subsidiary" shall mean any Subsidiary whose accounts are consolidated with those of the Company in accordance with generally accepted accounting principles.

         "control" or "controlled by" or "under common control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation, and provided further that any Consolidated Subsidiary shall be conclusively presumed to be controlled by the Company.

         "Current Assets" shall mean the aggregate amount of assets of the Company and its Consolidated Subsidiaries which in accordance with generally accepted accounting principles may be properly classified as current assets after deducting adequate reserves where proper.

         "Current Liabilities" shall mean all items (including taxes accrued as estimated) of the Company and its Consolidated Subsidiaries which in accordance with generally accepted accounting principles may be properly classified as current liabilities, but excluding in any event all amounts outstanding from time to time under this Agreement which are not required to be prepaid under Section 7.25 hereof.

        "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate of:

                (a) all indebtedness, obligations and liabilities of such Person with respect to borrowed money (including by the issuance of debt securities);

                (b) all guaranties, endorsements and other contingent obligations of such Person with respect to indebtedness arising from money borrowed by others;

                (c) all reimbursement obligations with respect to letters of credit, bankers acceptances, customer advances and other extensions of credit whether or not representing obligations for borrowed money;

                (d) the aggregate of the principal components of all Capitalized Lease Obligations;

                (e) all indebtedness, obligations and liabilities representing the deferred purchase price of property or services; and

                (f)     all indebtedness secured by a lien on the Property of
        such   Person, whether or not such Person has assumed or become liable for the payment of such indebtedness.

        "Domestic Rate" means for any day the rate of interest announced by Harris from time to time as its prime commercial rate in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"), provided that if the rate per annum determined by adding 1/2 of 1% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 a.m. (Chicago time) on any day (the "Adjusted Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, then the Domestic Rate for such day and for any succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The Agent shall give notice to each Bank of any period when the Domestic Rate is based on the Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by Harris shall be final and conclusive except in the case of manifest error or willful misconduct.

        "Domestic Rate Loan" means a Revolving Credit Loan which bears interest as provided in Section 1.3(a) hereof.

        "Eligible Inventory" shall mean any Inventory of the Company itself in which the Agent has a first priority perfected security interest, which the Agent in its sole judgment deems to be acceptable for inclusion in the Borrowing Base and which complies with each of the following requirements:

                (a) it consists solely of canned and frozen vegetables produced or acquired in the ordinary course of business;

                (b) it is not obsolete, and is readily usable or salable by the Company in the ordinary course of its business;

                (c) it substantially conforms to the advertised or represented specifications and other quality standards of the Company, and has not been determined by the Agent to be unacceptable due to age and/or quality;

                (d) all warranties as set forth in this Agreement and the Security Agreement are true and correct with respect thereto;

                (e) it has been identified to the Agent in the manner prescribed pursuant to the Security Agreement;

                (f) it is located at a location within the United States disclosed to the Agent and approved by the Agent and, if requested by the Agent, any Person (other than the Company) owning or controlling such location disclosed to the Agent shall have waived all right, title and interest in and to such Inventory, except for any interest securing only accrued and unpaid storage fees, in a manner satisfactory to the Agent;

                (g) the purchase Price therefor has not been prepaid in whole or in part; and

                (h) the Company has not received a notice from any governmental agency or other party claiming or indicating the existence of a lien or other interest therein.

         "Eligible Receivables" shall mean any Receivable of the Company itself in which the Agent has a first priority perfected security interest, which the Agent, in its sole judgment deems to be acceptable for inclusion in the Borrowing Base and which complies with each of the following requirements:

                (a) It arises out of a bona fide rendering of services or sale of goods sold and delivered by or on behalf of the Company to, or in the process of being delivered by or on behalf of the Company to, the Account Debtor on said Receivables;

                (b) all warranties set forth in this Agreement and the Security Agreement are true and correct with respect thereto;

                (c) it has been identified to the Agent in a manner satisfactory to the Agent;

                (d) it is evidenced by an invoice (dated not later than 30 days after the date of shipment or performance of services) rendered to the Account Debtor thereunder;

                (e) such Receivable shall not remain unpaid more than 120 days following its invoice date;

                (f) it is not owing by an Account Debtor who shall have failed to pay 25% or more of all Receivables owed by such Account Debtor within 90 days after their respective due dates or who has become insolvent or is the subject of any bankruptcy, arrangement, reorganization proceedings or other proceedings for relief of debtors;

                (g)     it is payable in U.S. Dollars;

                (h) it is not owing by the United States of America or any department, agency or instrumentality thereof unless the Company shall have provided evidence satisfactory to the Agent of compliance with the Assignment of Claims Act, or by any state or local government unless the Company shall provide evidence satisfactory to the Agent of compliance with any similar state or local statute;

                (i) it is not owing by any Account Debtor located outside of the United States, unless such Receivable is supported by a transferable irrevocable letter of credit in form and substance and issued by a bank satisfactory to the Agent, and which letter of credit will be assigned or transferred to the Agent upon the Agent's request;

                (j) it is net of any credit or allowance given by the Company to such Account Debtor;

                (k) the Receivable is not subject to any counterclaim or defense asserted by the Account Debtor thereunder, nor is it subject to any offset or contra account payable to the Account Debtor (in any case, unless the amount of such Receivable is net of such counterclaim, defense, offset or contra account);

                (l) it is not owing by an Account Debtor that is an Affiliate of the Company;

                (m) it is net of any payment or prepayment made by the Account Debtor thereon; and

                (n) the Company has not received any notice from any governmental agency or other party claiming or indicating the existence of a lien or other interest therein.

        "Environmental Laws" shall mean all federal, state and local environmental, health and safety statutes and regulations, including without limitation all statutes and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Eurodollar Loan" shall mean a Revolving Credit Loan which bears interest as provided in Section 1.3(b) hereof.

         "Eurodollar Rate" shall mean for each Interest Period applicable to a Eurodollar Loan, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Agent during such Interest Period.

         "Event of Default" shall mean any event or condition identified as such in Section 8.1 hereof.

         "Existing Agreement" shall have the meaning specified in Section 1.1(e) hereof.

         "Existing Lenders" shall have the meaning specified in Section 1.1(e) hereof.

         "Fed Funds Rate" shall have the meaning specified in Section 1.5(c) hereof.

         "Funded Debt," with respect to any Person shall mean all indebtedness for borrowed money of such Person and with respect to the Company all indebtedness for borrowed money of the Company, in each case maturing by its terms more than one year after, or which is renewable or extendible at the option of such Person for a period ending one year or more after, the date of determination, and shall include indebtedness for borrowed money of such maturity created, assumed or guaranteed by such Person either directly or indirectly, including obligations of such maturity secured by liens upon Property of such Person and upon which such entity customarily pays the interest, and all rental payments under Capitalized Leases of such maturity; provided, however, that with respect to amounts outstanding under this Agreement the term "Funded Debt" shall include the lesser of amounts outstanding from time to time under this Agreement or amounts not required to be prepaid under Section 7.25 hereof.

         "Harris" shall have the meaning specified in the first paragraph of this Agreement.

         "Intangible Assets" shall mean license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long term assets and excluded from Inventory) and goodwill (all determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied).

         "Interest Period" shall mean with respect to the Eurodollar Loans, the period used for the computation of interest commencing on the date the relevant Eurodollar Loan is made, continued or effected by conversion and concluding on the date one, two, three or six months thereafter as selected by the Company in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                (i) if any Interest Period would otherwise end on a day which IS not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a Eurodollar Loan the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                (ii) no Interest Period may extend beyond the final maturity date of the Revolving Notes;

                (iii) the interest rate to be applicable to each Loan for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

                (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a Eurodollar Loan on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

        "Inventory" shall mean all raw materials, work in process, finished goods, and goods held for sale or lease or furnished or to be furnished under contracts of service in which the Company or any Subsidiary now has or hereafter acquires any right.

        "L/C" shall have the meaning set forth in Section 1.6 hereof.

        "L/C Agreement" shall have the meaning set forth in Section 1.6 hereof.

        "L/C Administrative Fee" has the meaning specified in Section 1.6 hereof.

        "L/C Issuance Fee" has the meaning specified in Section 1.6 hereof.

        "Leverage Ratio" shall mean the ratio for the Company and its Consolidated Subsidiaries of (a) the aggregate outstanding principal amount of all Funded Debt to (b) the sum of the aggregate outstanding principal amount of all Funded Debt plus Tangible Net Worth.

        "LIBOR Index Rate" shall mean, for any Interest Period applicable to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

         "License Agreement" shall have the meaning specified in Section 6.2(c) hereof.

         "Loan" shall mean a Revolving Credit Loan and the term "Loans" shall mean any two or more Revolving Credit Loans collectively.

         "Loan Documents" shall mean this Agreement and any and all exhibits hereto, the Revolving Notes, the L/C Agreements, the Trademark Agreement, the License Agreements and the Security Agreement.

         "Net Income" shall mean the net income of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

         "Net Working Capital" shall mean the excess of Current Assets over Current Liabilities.

         "Net Worth" shall mean the Total Assets minus the Total Liabilities of the Company and its Consolidated Subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

         "Obligations" means all fees payable hereunder, all obligations of the Company to pay principal or interest on Loans and Reimbursement Obligations and all other payment obligations of the Company arising under or in relation to any Loan Document.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean any employee benefit plan covering any officers or employees of the Company or any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC.

         "Potential Default" shall mean any event or condition which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed or tangible or intangible.

         "Receivables" shall mean all accounts, contract rights, instruments, documents, chattel paper and general intangibles in which the Company now has or hereafter acquires any right.

         "Reimbursement Obligation" has the meaning specified in Section 1.7 hereof.

         "Required Banks" shall mean any Bank or Banks which in the aggregate hold at least 66-2/3% of the aggregate unpaid principal balance of the Loans and Reimbursement Obligations or, if no Loans or Reimbursement Obligations are outstanding hereunder, any Bank or Banks in the aggregate having at least 66-2/3% of the Revolving Credit Commitments.

         "Reserve Percentage" means the daily arithmetic average maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on member banks of the Federal Reserve System during the applicable Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities" (as such term is defined in Regulation D), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "Restricted Account" shall have the meaning set forth in Section 2.6 hereof.

         "Revolving Credit" shall have the meaning specified in the first paragraph of this Agreement.

         "Revolving Credit Commitment" and "Revolving Credit Commitments" shall have the meanings SPECIFIED in Section 1.1(c) hereof.

         "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings specified in Section 1.1(a) hereof.

         "Revolving Note" or "Revolving Notes" shall have the meanings specified in Section 1.1(d) hereof.

         "Secured Grower Payables" shall mean all amounts owed from time to time by the Company to any Person on account of the purchase price of agricultural products or services if the Agent reasonably determines that such Person is entitled to the benefits of any grower's lien, statutory trust or similar security arrangements to secure the payment of any amounts owed to such Person.

         "Security Agreement" shall have the meaning specified in Section 1.10 hereof.

         "Senior Secured Notes" shall mean the Company's 9.37% Senior Secured Notes maturing January 15, 2000 and the Company's 9.74% Senior Secured Notes maturing December 15, 2001.

         "Subsidiary" shall mean collectively any corporation or other entity at least a majority of the outstanding voting equity interests (other than directors' qualifying shares) of which is at the time owned directly or indirectly by the Company or by one of more Subsidiaries or by the Company and one or more Subsidiaries.

         "Tangible Net Worth" shall mean the Net Worth minus the amount of all Intangible Assets of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

         "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

         "Termination Date" shall have the meaning set forth in Section 1.1(a) hereof.

         "Total Assets" shall mean at any date, the aggregate amount of assets of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

         "Total Liabilities" shall mean at any date, the aggregate amount of all liabilities of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

         "Trademark Agreement" shall have the meaning specified in Section 6.2(d) hereof.

         "Value of Eligible Inventory" shall mean as of any given date with respect to Eligible Inventory an amount equal to the lower of average cost or market value.

         Section 4.2. Accounting Terms. Any accounting term or the character or amount of any asset or liability or item of income or expense required to be determined under this Agreement, shall be determined or made in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

SECTION 5.       REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants to the Banks as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

         Section 5.1 Organization and Qualification. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Wisconsin, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualification except where the failure to be so licensed or qualified would not have a material adverse effect on the financial condition, Property, business or operations of the

Company and its Subsidiaries taken as a whole, and has full right and authority to enter into this Agreement and the other Loan Documents, to make the borrowings herein provided for, to issue the Notes in evidence thereof, to encumber its assets as security for its Obligations under the Loan Documents, and to perform each and all of the matters and things herein and therein provided for.

         Section 5.2. Subsidiaries. Schedule 5.2 hereto identifies each Subsidiary, joint venture, and entity in which the Company or any Subsidiary has a minority interest, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interest owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. From the date any Subsidiary exists, each Subsidiary is duly incorporated and existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a material adverse effect on the financial condition, or the Property, business or operations, of the Company and its Subsidiaries taken as a whole. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and non assessable and all such shares owned by the Company are owned beneficially and of record, free of any lien. None of the Company's Subsidiaries currently conducts any business or operations, and none of the Company's Subsidiaries owns any Property except that (a) Stokely U.K. Limited acts as the Company's sales representative in the United Kingdom and may from time to time have current assets with an aggregate fair market value not in excess of $1,500,000, and (b) Ocono International, Ltd. is a foreign sales corporation for the Company and may from time to time have assets with an aggregate fair market value not in excess of $100,000.

         Section 5.3. Financial Reports. The Company has heretofore delivered to the Agent a copy of the Audit Report as of March 31, 1994 of the Company and its Subsidiaries prepared by Deloitte Touche LLP, unaudited financial statements (including a balance sheet, statement of income, statement of cash flows and comparison to the comparable prior year period) of the Company and its Subsidiaries as of, and for the period ending December 31, 1994, and unaudited financial statements (including a balance sheet, statement of income, statement of cash flows and comparison to the comparable prior year period) of the Company and its Subsidiaries as of, and for the fiscal year ending, March 31, 1995. Such audited financial statements have been prepared in accordance with generally accepted accounting principles on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect the financial position of the Company and its Subsidiaries as of the dates thereof, and the results of its operations for the periods covered thereby. The Company and its Subsidiaries have no material contingent liabilities other than as indicated on said financial statements and since said date of March 31, 1994 there has been no material adverse change in the condition, financial or otherwise, of the Company or any Subsidiary that has not been disclosed in writing to the Banks prior to the initial Loan or L/C issuance.

         Section 5.4. Litigation; Tax Returns; Approvals. There is no litigation or governmental proceeding pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary which, if adversely determined, is likely to result in any material adverse change in the Properties, business, financial condition and operations of the Company or any Subsidiary, except as disclosed on Schedule 5.4 hereto. All income tax returns for the Company required to be filed have been filed on a timely basis, and all amounts required to be paid as shown by said returns have been paid. There are no pending or, to the best of the Company's knowledge, threatened objections to or controversies in respect of the United States federal income tax returns of the Company for any fiscal year. No authorization, consent, license, exemption or filing (other than the filing of financing statements) or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Company of the Loan Documents.

         Section 5.5. Regulation U. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System); no part of the proceeds of any Loan made or any L/C issued hereunder will be used to purchase or carry any margin stock or to extend credit to others for such a purpose; and neither the making of any Loan or the issuance of any L/C hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         Section 5.6. No Default. As of the date of this Agreement, the Company is in full compliance with all of the terms and conditions of this Agreement, and no Potential Default or Event of Default is existing under this Agreement.

         Section 5.7. ERISA. The Company and its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to them and have received no notice to the contrary from the PBGC or any other governmental entity or agency.

         Section 5.8. Security Interests and Debt. There are no security interests, liens or encumbrances on any of the Property of the Company or any Subsidiary except such as are permitted by Section 7.13 of this Agreement, and the Company and its Subsidiaries have no Debt except such as is permitted by
Section 7.14 of this Agreement.

         Section 5.9. Accurate Information. No information, exhibit or report furnished by the Company to the Banks in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The financial projections furnished by the Company to the Banks contain to the Company's knowledge and belief, reasonable projections as of the date hereof of future results of operations and financial position of the Company and its

Subsidiaries. As of the date hereof, there is no material inaccuracy in, material omission from, or material change in, the information contained in said projections.

         Section 5.10. Corporate Authority and Validity of Obligations. The Company has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations in connection therewith and to perform all of its obligations under the Loan Documents to which it is a party; each Loan Document to which it is a party has been duly authorized, executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable in accordance with its terms; and no Loan Document, nor the performance or observance by the Company of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of the Company or (individually or in the aggregate) any material covenant, indenture or agreement of or affecting the Company or any of its Properties or results in or requires the creation or imposition of any lien on any of the Properties or revenues of the Company.

         Section 5.11. Compliance with Laws. The Company and its Subsidiaries each are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and Environmental Laws), non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary.

         Section 5.12. Restrictive Agreements. Neither the Company nor any Subsidiary is a party to any contract or agreement, or subject to any charge or other corporate restriction, which affects its ability to execute, deliver and perform the Loan Documents to which it is a party and repay its indebtedness, obligations and liabilities under the Loan Documents or which materially and adversely affects or, insofar as the Company can reasonably foresee, could materially and adversely affect, the Property, business, operations or condition (financial or otherwise) of the Company or any of its Subsidiaries, or would in any respect materially and adversely affect the Collateral, the repayment of the indebtedness, obligations and liabilities under the Loan Documents, or any Bank's or the Agent's rights under the Loan Documents.

         Section 5.13. No Default under Other Agreements. Neither the Company nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or by which it or its Property is bound, which default might materially and adversely affect the Collateral, the repayment of the indebtedness, obligations and liabilities under the Loan Documents, any Bank's or the Agent's rights under the Loan Documents or the Property, business, operations or condition (financial or otherwise) of the Company or any Subsidiary.

        Section 5.14. Status under Certain Laws. Neither the Company nor any of its Subsidiaries is an "investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 5.15. Federal Food Security Act. The Company has received no notice given pursuant to Section 1324(e)(1) or (3) of the Federal Food Security Act and there has not been filed any financing statement or notice, purportedly in compliance with the provisions of the Federal Food Security Act, purporting to perfect a security interest in farm products purchased by the Company in favor of a secured creditor of the seller of such farm products. The Company has registered, pursuant to Section 1324(c)(2)(D) of the Federal Food Security Act, with the Secretary of State of each State in which are produced farm products purchased by the Company and which has established or hereafter establishes a central filing system, as a buyer of farm products produced in such State; and each such registration is in full force and effect. The states in which the Company buys farm products as of the date of this Agreement, whether such states have established a central filing system under the Federal Food Security Act as of the date of this Agreement, and the states in which the Company has registered pursuant to the Federal Food Security Act as of the date of this Agreement, are set forth on Schedule 5.15 hereto.

SECTION 6.    CONDITIONS PRECEDENT.

        The obligation of the Banks to make any Loan or issue any L/C pursuant hereto shall be subject to the following conditions precedent:

        Section 6.1. General. The Agent shall have received the notice of borrowings and the Revolving Notes hereinabove provided for.

        Section 6.2. Initial Extension of Credit. Prior to the initial Loan or L/C hereunder, the Company shall have delivered the required Borrowing Base Certificate to the Agent, and shall have delivered to the Agent for the benefit of the Banks in sufficient counterparts for distribution to the Banks:

                (a)     a fully executed counterpart of this Agreement;

                (b)     a fully executed Security Agreement;

                (c) a fully executed License Agreement from each of the Company's Subsidiaries (the "License Agreements");

                (d)     a fully executed Trademark Collateral
        Agreement from the Company to the Agent (the "Trademark Agreement");

                (e) evidence that the holders of the Senior Secured Notes have released all of their liens and security interest in the Collateral and the current assets of the Company and its Subsidiaries;

                (f) appropriate forms of financing statements to perfect the security interest of the Agent provided for by the Security Agreement;

                (g) evidence of insurance required by Section 7.3 hereof and by the Security Agreement showing the Agent as loss payee thereunder;

                (h) a good standing certificate or certificate of existence for the Company, dated as of the date no earlier than 30 days prior to the date hereof, from the office of the secretary of state of the state of its incorporation and each state in which it is qualified to do business as a foreign corporation;

                (i) copies of the Certificate of Incorporation, and all amendments thereto, of the Company certified by the office of the secretary of state of its state of incorporation as of the date no earlier than the date 30 days prior to the date hereof;

                (j) copies of the By-Laws, and all amendments thereto, of the Company, certified as true, correct and complete on the date hereof by the Secretary of the Company;

                (k) copies, certified by the Secretary or Assistant Secretary of the Company of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors of the Company and satisfactory in form and substance to all of the Banks;

                (l) an incumbency and signature certificate for the Company satisfactory in form and substance to all of the Banks;

                (m) a pay-off letter satisfactory in form and substance to all of the Banks from Shawmut Capital Corporation as agent for the Existing Lenders together with lien releases relating to all liens in favor of such agent for the Existing Lenders or any security trustee or agent on their behalf;

                (n) the Agent's fees payable under Section 2.2 hereof and the closing fee payable pursuant to Section 2.5 of this Agreement;

                (o)     the results of a field audit of the Collateral; and

                (p) such other documents as the Banks may reasonably require.

        Section 6.3. Each Extension of Credit. As of the time of the making of each Loan and the issuance of each L/C hereunder (including the initial Loan or L/C, as the case may be):

                (a) each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct as of said time as if made at said time, except that, the representations and warranties made under Section 5.3 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section
        7.4 hereof;

                (b) the Company shall be in full compliance with all of the terms and conditions hereof, and no Potential Default or Event of Default shall have occurred and be continuing;

                (c) after giving effect to the requested extension of credit and to each Loan that has been made, and L/C issued hereunder, the aggregate principal amount of all Loans, the amount available for drawing under an L/Cs and the aggregate principal amount of all Reimbursement Obligations then outstanding shall not exceed the lesser of (i) the sum of the Banks' Revolving Credit Commitments then in effect and (ii) the Borrowing Base, except as otherwise agreed by the Company and all of the Banks; and

                (d) no litigation involving the Company or any of its Affiliates or Agent or any Bank shall be commenced, in process or threatened, which, in the reasonable business judgment of any Bank, threatens or challenges the financing contemplated by the Loan Documents;

and the request by the Company for any Loan or L/C pursuant hereto shall be and constitute a warranty to the foregoing effects.

        Section 6.4. Legal Matters. Legal matters incident to the execution and delivery of the Loan Documents shall be satisfactory to each of the Banks and their legal counsel; and prior to the initial Loan or L/C hereunder, the Agent shall have received the favorable written opinion of Michael Best & Friedrich, counsel for the Company substantially in the form of Exhibit B, in substance satisfactory to each of the Banks and their respective legal counsel.

        Section 6.5. Documents. The Agent shall have received copies (executed or certified, as may be appropriate) of all documents or proceedings taken in connection with the execution and delivery of the Loan Documents to the extent any Bank or its respective legal counsel requests.

        Section 6.6. Lien Searches. The Agent shall have received lien searches showing that the Property of the Company is subject to no security interest or liens except those permitted by Section 7.13 hereof.

SECTION 7.    COVENANTS.

        It is understood and agreed that so long as credit is in use or available under this Agreement or any amount remains unpaid on any Note, Reimbursement Obligation or L/C, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

        Section 7.1. Maintenance. The Company will, and will cause each Subsidiary to, maintain, preserve and keep its plant, Properties and equipment in good repair, working order and condition and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be preserved and maintained in all material respects, normal wear and tear excepted.

        Section 7.2. Taxes. The Company will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against the Company or its Subsidiaries or against their respective Properties in each case before the same become delinquent and before penalties accrue thereon unless and to the extent that the same are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with generally accepted accounting principles, provided that the Company shall pay or cause to be paid all such taxes, rates, assessments, fees and governmental charges forthwith upon the commencement of proceedings to foreclose any lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner satisfactory to the Required Banks.

        Section 7.3. Maintenance of Insurance. The Company will, and will cause each Subsidiary to, maintain insurance coverage by good and responsible insurance underwriters in such forms and amounts and against such risks and hazards as are customary for companies engaged in similar businesses and owning and operating similar Properties, and in any event, the Company will insure any of its Property which is insurable against loss or damage by fire, theft, burglary, pilferage and loss in transit, all in amounts and under policies containing loss payable clauses to the Agent as its interest may appear (and naming the Agent as additional insured therein) and providing for advance notice to the Agent of cancellation thereof, issued by sound and reputable insurers and all premiums thereon shall be paid by the Company and certificates summarizing the same delivered to the Agent. The Company shall in any event maintain insurance on the Collateral to the extent required by the Security Agreement.

        Section 7.4. Financial Reports. The Company will, and will cause each Subsidiary to, maintain a standard and modern system of accounting in accordance with sound accounting practice and will furnish to the Banks and their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as may be reasonably requested and, without any request, will furnish to the Banks:

                (a) as soon as available, and in any event within (i) 60 days after the last day of every April, (ii) 45 days after the last day of every May, and (iii) 35 days after the close of every other monthly fiscal period of the Company, except March, a copy of the consolidated balance sheet, statement of income, and statement of cash flows, for such period of the Company and its Subsidiaries, together with all such information for the year to date, all in reasonable detail, prepared by the Company and certified on behalf of the Company by the Company's chief financial officer;

                (b) as soon as available, and in any event within 60 days after the close of each fiscal year, a copy of the audit report for such year and accompanying financial statements, including a consolidated balance sheet, a consolidated statement of income and retained earnings, and a consolidated statement of cash flows, together with all footnotes thereto, for the Company and its Subsidiaries, in each case, showing in comparative form the figures for the previous fiscal year of the Company, all in reasonable detail, accompanied by an unqualified opinion of Deloitte & Touche LLP or other independent public accountants of nationally recognized standing selected by the Company and satisfactory to the Agent, such opinion to indicate that such statements are made in accordance with generally accepted accounting principles;

                (c) each of the financial statements furnished to the Banks pursuant to paragraph (a) and (b) above shall be accompanied by a Compliance Certificate in the form of Exhibit C hereto signed on behalf of the Company by its chief financial officer;

                (d) within 5 days after the end of each week (or at such other intervals as the Company and the Agent may agree upon), (i) a Borrowing Base Certificate in the form of Exhibit D hereto, setting forth a computation of the Borrowing Base as of that week's end date, certified as correct on behalf of the Company by the Company's chief financial officer, (ii) an accounts receivable aging report, grower payables report and inventory report each in form satisfactory to the Agent, and (iii) written notice of the receipt by the Company of any notice or claim of a lien or other interest with respect to any Collateral;

                (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange
        Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of the Company's form 10-K annual report, including financial statements audited by Deloitte & Touche LLC or other independent public accountants of nationally recognized standing selected by the Company and satisfactory to the Agent, its form 10-Q quarterly report to the Securities and Exchange Commission and any Form 8-K filed by the Company with the Securities and Exchange Commission;

                (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed; and

                (g) as soon as available but in any event by June 30 of each year, a copy of the annual projections for the current fiscal year of the Company.

        Section 7.5. Inspection and Reviews. The Company shall, and shall cause each Subsidiary to, permit the Agent, by its representatives and agents (who may be accompanied by the Banks or their representatives and agents), to inspect any of the properties, corporate books and financial records of the Company and its Subsidiaries, to review and make copies of the books of accounts and other financial records of the Company and its domestic Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Agent may designate. In addition to any other compensation or reimbursement to which the Agent may be entitled under the Loan Documents, the Company shall pay to the Agent from time to time upon demand the amount necessary to compensate the Agent for all fees, charges and expenses incurred by it or its designees in connection with the audits of Collateral, or inspections or review of the books, records and accounts of the Company or any Subsidiary conducted by the Agent.

        Section 7.6. Consolidation and Merger. The Company will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the Property or stock of the other Person, or acquire substantially as an entirety the business of any other Person, provided, however, that the Company or any Subsidiary may allow any other Person to merge into it so long as:

                (a) the Company or a Subsidiary shall be the surviving entity;

                (b) the entity merging into the Company or a Subsidiary is in the same or a related line of business as the Company or such Subsidiary; and

                (c) after giving effect to such merger, no Potential Default or Event of Default shall have occurred and be continuing and the Banks shall have received a pro forma calculation of the covenants contained in Sections 7.8, 7.9 and 7.10 hereof showing that the Company is in compliance.

        Section 7.7. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of the Company or such Subsidiary except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms not materially less favorable to the Company than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

        Section 7.8. Leverage Ratio. The Company will not permit its Leverage Ratio at any time to exceed 0.62 to 1.

        Section 7.9. Tangible Net Worth. The Company shall maintain its Tangible Net Worth at all times during the periods specified below in an amount not less than the minimum required amount for each period set forth below:

                (a) from the date hereof through March 31, 1996, $51,000,000; and

                (b) during each fiscal quarter of the Company thereafter, an amount equal to the minimum amount required to be maintained during the immediately preceding fiscal quarter of the Company plus an amount equal to 50% of the Company's Net Income (but not less than zero) during such immediately preceding fiscal quarter.

        Section 7.10. Minimum Net Working Capital. The Company will maintain Net Working Capital at all times in an amount not less than $35,000,000.

        Section 7.11. Capital Expenditures. The Company will not, and will not permit any Subsidiary to, make or commit to make any capital expenditures (as defined and classified in accordance with generally accepted accounting principles consistently applied;) provided, however, that if no Event of Default or Potential Default shall exist before and after giving effect thereto, the Company and its Subsidiaries may make capital expenditures in an aggregate amount in each fiscal year of the Company not to exceed the sum of
(a) $2,000,000, (b) the amount of all depreciation charges shown on the Company's audited financial statements for the immediately preceding fiscal year of the Company, (c) the amount, if any, by which such capital expenditures made by the Company in the immediately preceding fiscal year was less than the maximum amount permitted by this Section 7.11 for such preceding year excluding any amount carried over into such preceding year from prior years, and (d) capital expenditures funded exclusively with the proceeds of property insurance.

        Section 7.12. Dividends and Certain Other Restricted Payments. The Company will not (a) declare or pay any dividends or make any distribution on any class of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (except out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of capital stock) or
(c) make any other distributions with respect to its capital stock; provided, however, that if no Potential Default or Event of Default shall exist before and after giving effect thereto, the Company may pay dividends in each fiscal year of the Company commencing with the fiscal year ending March 31, 1997 in an aggregate amount not to exceed 15% of the Company's positive Net Income for the immediately preceding fiscal year.

        Section 7.13. Liens. The Company will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any lien, charge or security interest of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character other than:

       (a) liens, pledges or deposits for workmen's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which the Company or a Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances, or trade payables;



       (b) the pledge of Property for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of the Company and its Subsidiaries so secured by a pledge of Property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $500,000 at any one time outstanding;



       (c) liens, pledges, mortgages, security interests, or other charges granted to the Agent to secure the Notes, L/Cs or the Reimbursement Obligations;



       (d) liens, pledges, security interests or other charges now or hereafter created under the Security Agreement;



       (e) security interests or other interests of a lessor in equipment leased by the Company or any Subsidiary as lessee under any financing lease, to the extent such security interest or other interest secures rental payments payable by the Company thereunder;



       (f) liens, mortgages and security interests in (1) the capital stock of D & K Frozen Foods, Inc., and (2) the real estate, machinery and equipment, and in all licenses, permits, representations and warranties relating thereto, of the Company and its Subsidiaries, in favor of the holders of the Senior Secured Notes or a security agent or trustee on their behalf;


       (g) liens of carriers, warehousemen, mechanics and materialmen and other like liens, in each case arising in the ordinary course of the Company's or any Subsidiary's business to the extent they secure obligations that are not past due;



       (h) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not materially impair the Property affected thereby for the purpose for which it was acquired;



       (i) liens, pledges, mortgages, security interests or other charges disclosed on Schedule 7.13 attached hereto;

       (j) liens, security interests, pledges, mortgages or other charges in any Property other than the Collateral securing obligations in an aggregate amount not exceeding $500,000 at any time;

       (k) statutory liens and security interests in agricultural products in favor of the producers thereof securing the purchase price of such agricultural products;

       (l) the interests of customers who have made customer advances to the Company in Inventory permitted by Section 7.14(f); and

       (m) liens and security interests in favor of the Existing Lenders, but only until the first Loan is made or L/C issued hereunder.


   Section 7.14. Borrowings and Guaranties. The Company will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any Debt or customer advances, nor assume, be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any liability, claim or indebtedness of any other Person, other than:

       (a) indebtedness of the Company arising under or pursuant to this Agreement or the other Loan Documents;

       (b) the liability of the Company arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

       (c)    the indebtedness evidenced by the Company's Senior Secured Notes;

       (d) trade payables of the Company arising in the ordinary course of the Company's business;

       (e) indebtedness disclosed on the audited financial statements referred to in Section 5.3 hereof, except indebtedness to the Existing Lenders under the Existing Agreement; and

       (f)    customer advances made in the ordinary course of business.

   Section 7.15. Investments, Loans, Advances and Acquisitions. The Company will not, and will not permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person, or acquire all or substantially all of the assets or business of any Person, other than:

       (a) investments in certificates of deposit having a maturity of one year or less issued by any United States commercial bank having capital and surplus of not less than $50,000,000;

       (b)    existing investments in Subsidiaries;

       (c) investments in commercial paper rated P1 by Moody's Investors Service, Inc. ("Moody's") or A1 by Standard & Poor's Ratings Group ("S&P") maturing within 180 days of the date of issuance thereof,


       (d)    marketable obligations of the United States;

       (e) marketable obligations guaranteed by or insured by the United States, or those for which the full faith and credit of the United States is pledged for the repayment of principal and interest thereof; provided that such obligations have a final maturity of no more than one year from the date acquired by the Company;

       (f) repurchase, reverse repurchase agreements and security lending agreements collateralized by securities of the type described in subsection (c) and having a term of no more than 90 days, provided, however, that the Company shall hold (individually or through an agent) all securities relating thereto during the entire term of such arrangement;

       (g) loans, investments (excluding retained earnings) and advances by the Company to its Subsidiaries in an aggregate outstanding amount not to exceed $100,000 at any time;

       (h) loans and advances to employees, officers, directors and contract growers for reasonable expenses incurred in the ordinary course of business;

       (i)    acquisitions permitted by Section 7.6 hereof; and

       (j) investments in money-market preferred stock issued by corporations incorporated in any of the states of the United States and rated "A" or better by Moody's or S&P.

   Section 7.16. Sale of Property. The Company will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or a material part of its Property to any other Person; provided, however, that this Section shall not prohibit:

       (a) sales of Inventory by the Company and its Subsidiaries in the ordinary course of business;

       (b) sales or leases by the Company and its Subsidiaries of its surplus, obsolete or worn-out machinery and equipment;

       (c) the sale of the Company's vegetable processing facilities located in Appleton, Wisconsin, Jefferson, Wisconsin, Union Grove, Wisconsin, Cobb, Wisconsin and Merrill, Wisconsin; and

       (d) sales that are a part of sale and leaseback transactions permitted by Section 7.24 hereof.

For purposes of this Section 7.16, "material part" shall mean 5% or more of the lesser of the book or fair market value of the Property of the Company.



   Section 7.17. Notice of Suit, Adverse Change in Business or Default. The Company shall, as soon as possible, and in any event within ten (10) days after the Company learns of the following, give written notice to the Banks of (a) any proceeding(s) that, if determined adversely to the Company or any Subsidiary could have a material adverse effect on the Properties, business or operations of the Company or such Subsidiary being instituted or threatened to be instituted by or against the Company or such Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign); (b) any material adverse change in the business, Property or condition, financial or otherwise, of the Company or any Subsidiary; and (c) the occurrence of a Potential Default or Event of Default.

   Section 7.18. ERISA. The Company will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a lien against any of its Property and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan covering any officers or employees of the Company or any Subsidiary any benefits of which are, or are required to be, guaranteed by PBGC, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, and (iii) its intention to terminate or withdraw from any Plan. The Company will not, and will not permit any Subsidiary to, terminate any Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

   Section 7.19. Use of Loan Proceeds. The Company will use the proceeds of all Loans and L/Cs made or issued hereunder solely to refinance existing Debt and to finance its working capital requirements. The Company shall not use any part of the proceeds of any of the Loans or of the L/Cs directly or indirectly to purchase or carry any margin stock (as defined in Section 5.5 hereof) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

   Section 7.20. Conduct of Business and Maintenance of Existence. The Company will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by it, and the Company will, and will cause each Subsidiary to, preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

   Section 7.21. Compliance with Laws, etc. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation) (a) compliance with all

Environmental Laws, (b) the registration pursuant to the Federal Food Security Act of 1985, as amended, with the Secretary of State of each State in which are produced any farm products purchased by the Company and which has established a central filing system, as a buyer of farm products produced in such state, and the maintenance of each such registration, (c) compliance with all applicable rules and regulations promulgated by the United States Department of Agriculture and all similar applicable state rules and regulations, and (d) compliance with all rules and regulations promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended.

   Section 7.22. Environmental Covenant. The Company will, and will cause each of its Subsidiaries to:

       (a) use and operate all of its facilities and Properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous materials in material compliance with all applicable Environmental Laws;

       (b) immediately notify the Agent and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and Property or compliance with Environmental Laws, and shall promptly cure and have dismissed, to the reasonable satisfaction of the Required Banks, any actions and proceedings relating to compliance with Environmental Laws unless and to the extent that the same are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount reasonably satisfactory to the Required Banks have been established, provided that no proceedings to foreclose any lien which is attached as security therefor shall have been commenced unless such foreclosure is stayed by the filing of an appropriate bond in a manner satisfactory to the Agent; and

       (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 7.22.

   Section 7.23. New Subsidiaries. The Company will not, directly or indirectly, create or acquire any Subsidiary.

   Section 7.24. Sale and Leasebacks. The Company will not, and will not permit any Subsidiary to, enter into any arrangement with any lender or investor providing for the leasing by the Company or any Subsidiary of any Property previously owned by the Company or any Subsidiary, except (a) such transactions entered into to finance capital expenditures permitted by Section 7.11, and (b) such transactions if the entire proceeds of such transaction are applied first to the repayment of any Debt secured by liens and security interests in the Property involved in such transaction until all such Debt has been fully paid, and then to the repayment of Loans and Reimbursement Obligations outstanding hereunder.

   Section 7.25. Seasonal Clean-Up. The Company shall not allow the aggregate principal amount of all Loans and Reimbursement Obligations outstanding hereunder to exceed either (a) $20,000,000 for a period of 30 consecutive days during the period ending July 31, 1996, and (b) $15,000,000 for a period of 30 consecutive days during each annual period ending on any July 31 occurring thereafter.

   Section 7.26. Subsidiary Assets and Operations. The Company will not permit any Subsidiary to conduct any business or operations or own any Property, except as described in Section 5.2 hereof.

   Section 7.27. Compliance with Federal Food Security Act. The Company will register, pursuant to Section 13.24(c)(2)(D) of the Federal Food Security Act, with the Secretary of State of each state in which are produced farm products purchased by the Company and which has established or hereafter establishes a central filing system, as a buyer of farm products produced in such state, and the Company will maintain each such registration in full force and affect; and the Company will give written notice to the Agent, no later than 30 days after the end of each fiscal quarter of the Company, of each state in which it is required to file a registration under the Federal Food Security Act, accompanied by evidence that the Company has made such required filings.

   Section 7.28. Additional Trademark Collateral. The Company will provide to the Agent within 30 days of acquiring any trademarks, tradenames, or tradestyles, or making any trademark applications, a Trademark Agreement in the same form as the Trademark Collateral Agreement of even date herewith executed and delivered in satisfaction of Section 6.2(d) hereof, in form suitable for registration with United States Patent and Trademark Office, covering all such new property.


SECTION 8.    EVENTS OF DEFAULT AND REMEDIES.

   Section 8.1. Definitions. Any one or more of the following shall constitute an Event of Default:

       (a) Default in the payment when due of (i) any interest on or principal of any Note or Reimbursement Obligation, whether at the stated maturity thereof or as required by Section 2.4 hereof or at any other time provided in this Agreement, or (ii) any fee or other amount payable by the Company pursuant to this Agreement, and the continuation under this clause
   (ii) thereof for 5 days;

       (b) Default in the observance or performance of any covenant set forth in Sections 2.6, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13,
   7.14, 7.15, 7.16, 7.17, 7.19, 7.20, 7.23, 7.24 and 7.25, inclusive, hereof, or of any provision of the Security Agreement requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of such Collateral;

       (c) Default in the observance or performance of any covenant set forth in Sections 7.4 or 7.5 of this Agreement and such default shall continue for 5 days after written notice thereof to the Company by any Bank;

       (d) Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for 30 days after written notice thereof to the Company by any Bank;


       (e) Default shall occur under any evidence of indebtedness in a principal amount exceeding $500,000 issued or assumed or guaranteed by the Company, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder or any such indebtedness shall have been declared or become due and payable as a result of any such default;

       (f) Any representation or warranty made by the Company or any subsidiary herein or in any Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue in any material respect as of the date made or deemed made pursuant to the terms hereof;

       (g) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $500,000 shall be entered or filed against the Company or any Subsidiary or against any of their respective Property or assets and remain unbonded, unstayed and undischarged for a period of 45 days from the date of its entry;

       (h) Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred; or any such Plan shall be terminated; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the PBGC shall institute proceedings to administer or terminate any such Plan;

       (i) The Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (ii) admit in writing its inability to pay, or not pay, its debts generally as they become due or suspend payment of its obligations, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its property, (v) file a petition seeking relief or institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code of 1978, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshalling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(j) hereof;


      (j) A custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for the Company, any Subsidiary or any substantial part of its respective Property, or a proceeding described in
   Section 8.1(i)(v) shall be instituted against the Company or any Subsidiary and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of 60 days;

      (k) The Security Agreement, or any part thereof, shall cease to be valid and binding on any party thereto, or any party to the Security Agreement shall terminate, disavow, repudiate or breach any of its obligations under the Security Agreement; or

      (l)    The occurrence of a Change of Control.

     Section 8.2. Remedies for Non-Bankruptcy Defaults. When any Event of Default, other than an Event of Default described in subsections (i) and (j) of
Section 8.1 hereof, has occurred and is continuing, the Agent, if directed by the Required Banks, shall give notice to the Company and take any or all of the following actions: (i) terminate the remaining Revolving Credit Commitments hereunder on the date (which may be the date thereof) stated in such notice,
(ii) declare the principal of and the accrued interest on the Notes and unpaid Reimbursement Obligations to be forthwith due and payable and thereupon the Notes and unpaid Reimbursement Obligations including both principal and interest, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, and (iii) proceed to foreclose against any Collateral under the Security Agreement, take any action or exercise any remedy under the Loan Documents or exercise any other action, right, power or remedy permitted by law. Any Bank may exercise the right of set off with regard to any deposit accounts or other accounts maintained by the Company with any of the Banks.

     Section 8.3. Remedies for Bankruptcy Defaults. When any Event of Default described in subsections (i) or (j) of Section 8.1 hereof has occurred and is continuing, then the Notes and all Reimbursement Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

     Section 8.4. L/Cs. Promptly following the acceleration of the maturity of the Notes pursuant to Section 8.2 or 8.3 hereof, the Company shall immediately pay to the Agent for the benefit of the Banks the full aggregate amount of all outstanding L/Cs. The Agent shall hold all such funds and proceeds thereof as additional collateral security for the obligations of the Company to the Banks under the Loan Documents. The amount paid under any of the L/Cs for which the Company has not reimbursed the Banks shall bear interest from the date of such payment at the default rate of interest specified in Section 13(c)(i) hereof.

SECTION 9. CHANGE IN CIRCUMSTANCES REGARDING EURODOLLAR LOANS.

   Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note to the contrary, if at any time after the date hereof with respect to Eurodollar Loans, any Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful for such Bank to make or continue to maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Company to such effect, and such Bank's obligation to make, relend, continue or convert any such affected Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such affected Loan. The Company shall prepay the outstanding principal amount of any such affected Eurodollar Loan made to it, together with all interest accrued thereon and all other amounts due and payable to the Banks under Section 9.4 of this Agreement, on the earlier of the last day of the Interest Period applicable thereto and the first day on which it is illegal for such Bank to have such Loans outstanding; provided, however, the Company may then elect to borrow the principal amount of such affected Loan by means of another type of Loan available hereunder, subject to all of the terms and conditions of this Agreement.

   Section 9.2. Unavailability of Deposits or Inability to Ascertain the Adjusted Eurodollar Rate. Notwithstanding any other provision of this Agreement or any Note to the contrary, if prior to the commencement of any Interest Period any Bank shall determine (i) that deposits in the amount of any Eurodollar Loan scheduled to be outstanding are not available to it in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate, then such Bank shall promptly give telephonic or telex notice thereof to the Company, the Agent and the other Banks (such notice to be confirmed in writing), and the obligation of the Banks to make, continue or convert any such Eurodollar Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the Adjusted Eurodollar Rate. Upon the giving of such notice, the Company may elect to either (i) pay or prepay, as the case may be, such affected Loan or (ii) reborrow such affected Loan as another type of Loan available hereunder, subject to all terms and conditions of this Agreement.

   Section 9.3. Taxes and Increased Costs. With respect to the Eurodollar Loans, if any Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Bank or its lending branch or the Eurodollar Loans contemplated by this Agreement (whether or not having the force of law) ("Change in Law") shall:

       (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, or Loans by, or any other acquisition of funds or disbursements by, such Bank (other than reserves included in the determination of the Adjusted Eurodollar Rate);

       (ii) subject such Bank, any Eurodollar Loan or any Note to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any Eurodollar Loan or any Note except such taxes as may be measured by the overall net income of such Bank or its lending branch and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located;

       (iii) change the basis of taxation of payments of principal and interest due from the Company to such Bank hereunder or under any Note (other than by a change in taxation of the overall net income of such Bank); or

       (iv) impose on such Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, any Eurodollar Loan or any Note;

and such Bank shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of principal or interest received by such Bank, then the Company shall pay to such Bank from time to time as specified by such Bank such additional amounts as such Bank shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If any Bank makes such a claim for compensation, it shall provide to the Company a certificate setting forth such increased cost or reduced amount as a result of any event mentioned herein specifying such Change in Law, and such certificate shall be conclusive and binding on the Company as to the amount thereof except in the case of manifest error. Upon the imposition of any such cost, the Company may prepay any affected Loan, subject to the provisions of Sections 2.3 and 9.4 hereof.

   Section 9.4. Funding Indemnity. (a) In the event any Bank shall incur any loss, cost, expense or premium (including, without limitation, any loss of profit and any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such
Bank) as a result of:

       (i) any payment or prepayment of a Eurodollar Loan on a date other than the last day of the then applicable Interest Period;

       (ii) any failure by the Company to borrow, continue or convert any Eurodollar Loan on the date specified in the notice given pursuant to
   Section 1.5 hereof; or

       (iii) the occurrence of any Event of Default resulting in the acceleration of any Eurodollar Loans;


then, upon the demand of such Bank, the Company shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense.

   (b) If any Bank makes a claim for compensation under this Section 9.4, it shall provide to the Company a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on the Company as to the amount thereof except in the case of manifest error.

   Section 9.5. Lending Branch. Each Bank may, at its option, elect to make, fund or maintain its Eurodollar Loans hereunder at the branch or office specified opposite its signature on the signature page hereof or such other of its branches or offices as such Bank may from time to time elect, subject to the provisions of Section 1.5(b) hereof.

   Section 9.6. Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Banks had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate, as the case may be, for such Interest Period.

SECTION 10.   THE AGENT.

   Section 10.1. Appointment and Powers. Harris Trust and Savings Bank is hereby appointed by the Banks as Agent under the Loan Documents, including but not limited to the Security Agreement, wherein the Agent shall hold a security interest for the benefit of the Banks, solely as the Agent of the Banks, and each of the Banks irrevocably authorizes the Agent to act as the Agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Agreement.

   Section 10.2. Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of the Loan Documents, together with such powers as are incidental thereto. The Agent shall have no implied duties to the Banks, nor any obligation to the Banks to take any action under the Loan Documents except any action specifically provided by the Loan Documents to be taken by the Agent.

   Section 10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except for its or their own gross negligence or willful misconduct.

   Section 10.4. No Responsibility for Loans, Recitals, etc. The Agent shall not (i) be responsible to the Banks for any recitals, reports, statements, warranties or representations contained in the Loan Documents or furnished pursuant thereto, (ii) be responsible for the payment or collection of or security for any Loans or Reimbursement Obligations hereunder except with money actually received by the Agent for such payment, (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of the Loan Documents, (iv) be obligated to determine or verify the existence, eligibility or value of any Collateral, or the correctness of any Borrowing Base Certificate or compliance certificate, or (v) be responsible to the Banks for the enforceability or validity of any of the Loan Documents or for the existence, creation, attachment, perfection or priority of any security interest in the Collateral.

   Section 10.5. Right to Indemnity. The Banks hereby indemnify the Agent for any actions taken in accordance with this Section 10, and the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct.

   Section 10.6. Action Upon Instructions of Banks. The Agent agrees, upon the written request of the Required Banks or all of the Banks, as the case may be, to take any action of the type specified in the Loan Documents as being within the Agent's rights, duties, powers or discretion. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks or all of the Banks, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks or all of the Banks, as the case may be, the Agent shall have authority, in its sole discretion, to take or not to take any action, unless the Loan Documents specifically require the consent of the Required Banks or all of the Banks.

   Section 10.7. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder by or through agents (other than employees) and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agency hereby created.

   Section 10.8. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Agent.

   Section 10.9. May Treat Payee as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

   Section 10.10. Agent's Reimbursement. Each Bank agrees to reimburse the Agent pro rata in accordance with its Commitment Percentage for any reasonable out-of-pocket expenses (including fees and charges for field audits) not reimbursed by the Company (a) for which the Agent is entitled to reimbursement by the Company under the Loan Documents and (b) for any other reasonable out-of-pocket expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and for which the Agent is entitled to reimbursement by the Company and has not been reimbursed.

   Section 10.11. Rights as a Lender. With respect to its commitment, Loans made by it, L/Cs issued by it and the Notes issued to it, Harris shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Harris in its individual capacity.
Harris and each of the Banks may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company as if it were not the Agent or a Bank hereunder, as the case may be.

   Section 10.12. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 5.3 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

   Section 10.13. Resignation of Agent. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Banks under this Agreement and the other Loan Documents at any time by sixty days' notice in writing to the Banks. Such resignation shall take effect upon appointment of such successor. The Required Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under the Loan Documents. In the event a successor

Agent shall not have been appointed within the sixty day period following the giving of notice by the Agent, the Agent may appoint its own successor. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.10 hereof with respect to all matters preceding such resignation. Any successor Agent must be a Bank holding a Revolving Credit Commitment for its own account of not less than $12,500,000.

   Section 10.14. Removal of Agent. Subject to the appointment of a successor Agent, the Required Banks, with the consent of the Company (which consent will not be unreasonably withheld) if no Event of Default shall have occurred and be continuing and without the Company's consent if an Event of Default shall have occurred and be continuing, may remove the Agent for the Banks under this Agreement at any time by 30 days' notice in writing to the Agent. Such removal shall take effect upon appointment of such successor. The Required Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under the Loan Documents. In the event a successor Agent shall not have been appointed within the thirty day period following the giving of notice to the Agent, the Agent may appoint its own successor. The removal of the Agent shall not affect or impair the rights of the Agent under Sections 11.5 and 11.10 hereof with respect to all matters preceding such removal. Any successor
Agent must meet the eligibility criteria set forth in Section 10.13 hereof.

  Section 10.15. Duration of Agency. The agency established by Section 10.1 hereof shall continue, and Sections 10.1 through and including Section 10.14 shall remain in full force and effect, until the Notes and all other amounts due hereunder and thereunder, including without limitation all Reimbursement Obligations, shall have been paid in full and the Banks' commitments to extend credit to or for the benefit of the Company shall have terminated or expired.

  Section 10.16. Certain Notices. The Agent shall promptly (a) deliver to each of the Banks a copy of any written notice of the occurrence of an Event of Default under this Agreement received by the Agent and any schedules, reports or other written information relating to the Collateral received by the Agent, and (b) give written notice to the Banks if the amount of the Agent's Revolving Credit Commitment held for the Agent's own account becomes less than $5,000,000.

SECTION 11.      MISCELLANEOUS.

   Section 11.1. Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement or any other Loan Documents may be amended only by a written amendment executed by the Company, the Required Banks and, if the rights or duties of the Agent are affected thereby, the Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Required Banks and, if the rights or duties of the Agent are affected thereby, the Agent, provided, however, that without the consent in writing of the holders of all outstanding Notes and unpaid Reimbursement Obligations and the issuer of any L/C, or all Banks if no Notes, L/Cs or Reimbursement Obligations are outstanding, no such amendment or waiver shall

(i) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of the Notes or reduce the rate or extend the time of payment of interest on the Notes, or reduce the amount of principal thereof, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof, (ii) give to any Note any preference over any other Notes, (iii) amend the definition of Required Banks, (iv) alter, modify or amend the provisions of this Section 11.1, (v) change the amount (individually or in the aggregate) or term of any of the Banks' Revolving Credit Commitments or reduce or postpone any fee or other amount coming due to the Banks under this Agreement or any of the other Loan Documents, (vi) alter, modify, waive or amend the provisions of Sections 1.9, 6 or 9 of this Agreement, (vii) alter, modify or amend any Bank's right hereunder to consent to any action, make any request or give any notice, (viii) change the advance rates under the Borrowing Base or the definitions of "Borrowing Base", "Eligible Inventory" or "Eligible Receivables," or waive the deduction of the Secured Grower Payables from the Borrowing Base, or (ix) release any Collateral under the Security Agreement or release or discharge any guarantor of the Company's Obligations to the Banks, in each case, unless such release or discharge is permitted or contemplated by the Loan Documents. Any such amendment or waiver shall apply equally to all Banks and the holders of the Notes and Reimbursement Obligations and shall be binding upon them, upon each future holder of any Note and Reimbursement Obligation and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

   Section 11.2. Waiver of Rights. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Note or Reimbursement Obligation in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

   Section 11.3. Several Obligations. The commitments of each of the Banks hereunder shall be the several obligations of each Bank and the failure on the part of any one or more of the Banks to perform hereunder shall not affect the obligation of the other Banks hereunder, provided that nothing herein contained shall relieve any Bank from any liability for its failure to so perform. In the event that any one or more of the Banks shall fail to perform its commitment hereunder, all payments thereafter received by the Agent on the principal of Loans and Reimbursement Obligations hereunder, whether from any Collateral or otherwise, shall be distributed by the Agent to the Banks making such additional Loans ratably as among them in accordance with the principal amount of additional Loans made by them until such additional Loans shall have been fully paid and satisfied. All payments on account of interest shall be applied as among all the Banks ratably in accordance with the amount of interest owing to each of the Banks as of the date of the receipt of such interest payment.

   Section 11.4. Non-Business Day. (a) If any payment of principal or interest on any Domestic Rate Loan shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

   (b) If any payment of principal or interest on any Eurodollar Loan shall fall due on a day which is not a Business Day, the payment date thereof shall be extended to the next date which is a Business Day and the Interest Period for such Loan shall be accordingly extended, unless as a result thereof any payment date would fall in the next calendar month, in which case such payment date shall be the next preceding Business Day.

   Section 11.5. Survival of Indemnities. All indemnities and all provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield to the Banks with respect to Eurodollar Loans, including, but not limited to, Sections 9.3 and 9.4 hereof, shall survive the termination of this Agreement and the payment of the Notes and Reimbursement Obligations.

   Section 11.6. Documentary Taxes. The Company agrees to pay all documentary or similar taxes payable in respect of this Agreement or any of the other Loan Documents, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

   Section 11.7. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made and as reaffirmed on the date of each borrowing or request for L/C and as long as any credit is in use or available hereunder.

   Section 11.8. Notices. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telex and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telex or telecopy or 2 days after the date when deposited in the United States mail (registered, if to the Company) addressed if to the Company to 1055 Corporate Center Drive, Oconomowoc, Wisconsin 53066, Attention: Stephen Theobald; if to the Agent or Harris at
111 West Monroe Street, Chicago, Illinois 60690, Attention: Agribusiness Division; and if to any of the Banks, at the address for each Bank set forth under its signature hereon; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this
Section 11.8.

   Section 11.9. Costs and Expenses; Indemnity. The Company agrees to pay on demand all costs and expenses of the Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby, including the fees and expenses of Messrs. Chapman and Cutler, special counsel to the Agent; all costs and expenses of the Agent (including attorneys' fees) incurred in connection with any consents or waivers hereunder or amendments hereto, and all reasonable costs and expenses (including attorneys' fees), if any, incurred by the Agent, the Banks or any other holders of a Note or any Reimbursement Obligation in connection with the enforcement of this Agreement or the Notes and the other instruments and documents to be delivered hereunder. The Company agrees to indemnify and save harmless the Banks and the Agent from any and all liabilities, losses, costs and expenses incurred by the Banks or the Agent in connection with any action, suit or proceeding brought against the Agent or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the Notes, or out of any action or inaction by the Agent or any Bank hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified. The provisions of this Section 11.9 shall survive payment of the Notes and Reimbursement Obligations and the termination of the Revolving Credit Commitments hereunder.

   Section 11.10. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Banks may execute a separate counterpart of this Agreement which has also been executed by the Company, and this Agreement shall become effective as and when all of the Banks have executed this Agreement or a counterpart thereof and lodged the same with the Agent.

   Section 11.11. Successors and Assigns.. This Agreement shall be binding upon each of the Company, the Guarantors and the Banks and their respective successors and assigns, and shall inure to the benefit of the Company, and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note or Reimbursement Obligation. The Company may not assign any of its rights or obligations hereunder without the written consent of the Banks.

   Section 11.12. No Joint Venture. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

  Section 11.13. Severability. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

  Section 11.14. Table of Contents and Headings. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

   Section 11.15. Participants and Note Assignors. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, and/or Revolving Credit Commitment and participations in L/Cs and Reimbursement Obligations held, by such Bank at any time and from time to time, and to assign its rights under such Loans, participations in L/Cs and Reimbursement Obligations or the Notes evidencing such Loans to one or more other Persons; provided that no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, and any agreement pursuant to which such participation or assignment of a Note or the rights thereunder is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Company under the Loan Documents, including, without limitation, the right to approve any amendment, modification or waiver of any provision thereof, except that such agreement may provide that such Bank will not agree without the consent of such participant or assignee to any modification, amendment or waiver of this Agreement or the other Loan Documents that would (A) increase any Revolving Credit Commitment of such Bank, or (B) reduce the amount of or postpone the date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder in which such participant or assignee has an interest or (C) reduce the interest rate applicable to any Loan or other amount payable in which such participant or assignee has an interest or (D) release any collateral security for or guarantor for any of the Company's Obligations under the Loan Documents, and provided further that no such assignee or participant shall have any rights under this Agreement except as provided in this Section 11.15, and the Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein provided is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 1.9, Section 9.3 and Section 9.4 hereof but shall not be entitled to receive any greater payment under any such Section than the Bank granting such participation or assignment would have been entitled to receive with respect to the rights transferred. Any Bank assigning any Note hereunder shall give prompt notice thereof to the Company and the Agent, who shall in each case only be required to treat such assignee of a Note as the holder thereof after receipt of such notice. The Company authorizes each Bank to disclose to any purchaser or prospective purchaser of an interest in its Loans or Reimbursement Obligations owed to it or its Revolving Credit Commitment under this Section
11.15 any financial or other information pertaining to the Company.

   Section 11.16. Assignment of Commitments by Bank. Each Bank shall have the right at any time, with the prior consent of the Company and the Agent (which consent will not be required in the case of an assignment to another Bank or an affiliate of the assigning Bank and otherwise will not be unreasonably withheld), to sell, assign, transfer or negotiate all or any part of its Revolving Credit Commitment to one or more commercial banks or other financial institutions; provided that such assignment is in an amount of at least $10,000,000 or, if less, the entire remaining Revolving Credit Commitment of the assigning Bank. Upon any such assignment, and its notification to the Agent, the assignee shall become a Bank hereunder, all Loans, Reimbursement Obligations and the Revolving Credit Commitment it thereby holds shall be governed by all the terms and conditions hereof, and the Bank granting such assignment shall have its Revolving Credit Commitment and its obligations and rights in connection therewith, reduced by the amount of such assignment. Upon each such assignment the Bank granting such assignment shall pay to the Agent for the Agent's sole account a fee of $2,500. The Company authorizes each Bank to disclose to any purchaser or prospective purchaser of an interest in its Loans or Reimbursement Obligations owed to it or its Revolving Credit Commitment under this Section 11.16 any financial or other information pertaining to the Company.

   Section 11.17. Sharing of Payments. Each Bank agrees with each other Bank that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-Off"), on any Loan, Reimbursement Obligation or other amount outstanding under this Agreement in excess of its ratable share of payments on all Loans, Reimbursement Obligations and other amounts then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans and Reimbursement Obligations held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-Off shall be determined by the proportion that the aggregate principal amount of Loans and Reimbursement Obligations then due and payable to such Bank bears to the total aggregate principal amount of Loans and Reimbursement Obligations then due and payable to all the Banks. Each Bank agrees that any set-off made by such Bank shall be applied first to all Loans and Reimbursement Obligations outstanding under the Loan Documents until they are paid in full and then to any other indebtedness, obligations and liabilities of the Company to such Bank.

   Section 11.18. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby.

   Section 11.19. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

   SECTION 11.20. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN THE CITY OF CHICAGO FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING
OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE COMPANY IRREVOCABLY WAIVES,
TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN
SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN A LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

   Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.



   Dated as of May 22, 1995.



                                                  STOKELY USA, INC.



                                                  By Stephen W. Theobald
                                                     ----------------------
                                                     Its Vice Chairman
                                                         ------------------

   Accepted and Agreed to as of the day and year last above written.



                                            HARRIS TRUST AND SAVINGS BANK
                                              individually and as Agent


                                            By HJW Clue
                                               ------------------------
                                               Its Vice President

                                            Address:    111 West Monroe Street
                                                        Chicago, Illinois 60690
                                            Attention:  Agribusiness Division

                                            MERCANTILE BANK OF ST. LOUIS
                                             NATIONAL ASSOCIATION

                                            By Wayne C. Lewis
                                               ------------------------
                                               Its Vice President
                                                   --------------------
                                            Address:   Mercantile Tower
                                                       St. Louis, Missouri 63166

                                            Attention:
                                                        -----------------
                                            SANWA BUSINESS CREDIT CORPORATION

                                            By Michael J. Cue
                                               ------------------------
                                               Its Vice President
                                                   --------------------
                                            Address:     One South Wacker Drive
                                                         Chicago, Illinois 60606

                                            Attention:
                                                       ------------------
                                            GENERAL ELECTRIC CAPITAL CORPORATION

                                            By Shaun Pett
                                               -----------------------
                                               Its Region Operations Manager
                                                   --------------------------
                                            Address:  105 West Madison Street
                                                      Suite 1500
                                                      Chicago, Illinois 60602

                                            Attention:
                                                       -------------------

                                   EXHIBIT A

                               STOKELY USA, INC.

                         SECURED REVOLVING CREDIT NOTE



$__________________                                              May 22, 1995

        FOR VALUE RECEIVED, the undersigned, STOKELY USA, INC., a Wisconsin corporation (the "Company"), promises to pay to the order of ____(the "Lender") on July 31, 1998, at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of ____ or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company under the Revolving Credit provided for under the Credit Agreement hereinafter mentioned and remaining unpaid on July 31, 1998, together with interest on the principal amount of each Revolving Credit Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

         The Lender shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of each Revolving Credit Loan made under the Revolving Credit, whether each Loan is a Domestic Rate Loan or a Eurodollar Loan and, with respect to Eurodollar Loans, the interest rate and Interest Period applicable thereto, and all payments of principal and interest and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Lender to record or any mistake in recording any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all Revolving Credit Loans made under the Revolving Credit, together with accrued interest thereon.

         This Note is one of the Revolving Notes referred to in and issued under that certain Secured Credit Agreement dated as of May 22, 1995, among the Company, Harris Trust and Savings Bank, as Agent, and the lenders named therein, as amended from time to time (the "Credit Agreement"), and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, including without limitation the collateral security provided pursuant to the Security Agreement (as defined in the Credit Agreement), to which Credit Agreement and Security Agreement reference is hereby made for a statement thereof and a statement of the terms and conditions upon which the Agent may exercise rights with respect to such collateral. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

         Prepayments may be made on any Revolving Credit Loan evidenced hereby and this Note (and the Revolving Credit Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement and the Security Agreement.

         The undersigned hereby expressly waives diligence, presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and notice of any other kind.

         IT IS AGREED THAT THIS NOTE AND THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                                      STOKELY USA, INC.

                                       By ________________________________
                                          Its ____________________________

                                   EXHIBIT B



                                  May 22, 1995

Harris Trust and Savings Bank
Chicago, Illinois

General Electric Capital Corporation
Chicago, Illinois

Sanwa Business Credit Corporation
Chicago, Illinois

Mercantile Bank of St. Louis National
  Association
St. Louis, Missouri



Ladies and Gentlemen:

         We have served as counsel to Stokely USA, Inc., a Wisconsin corporation (the "Borrower"), in connection with the execution and delivery of the instruments and documents identified on Exhibit A to this letter (collectively the "Loan Documents," individual Loan Documents and other capitalized terms used below being hereinafter referred to by the designations appearing on Exhibit A).

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Borrower, agreements and other instruments, certificates of officers of the Borrower, certificates of public officials, and other documents which we have deemed relevant and necessary to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures (other than those of officers of the Borrower), the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the due execution of the Loan Documents by, and the enforceability of the Loan Documents against, you, and the legal capacity of all natural persons.
Whenever this

May 22, 1995
Page 2



opinion refers to matters within our "knowledge," "known to us," or of which we "know," such reference is limited to (i) the representations and warranties of the Borrower contained in the Loan Documents; and (ii) facts within our actual knowledge after an inquiry of the attorneys of this firm who have provided legal services to the Borrower in connection with the Loan Documents, without further inquiry. Furthermore, we have not undertaken any further factual investigation of the business, properties, agreements, or litigation of the Borrower for purposes of rendering this opinion.

         Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. The Borrower is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate of status of the Wisconsin Secretary of State, (a) has filed with the Wisconsin Secretary of State during its most recently completed report year the required annual report; (b) is not the subject of a proceeding under Wisconsin Statutes Section 180.1421 to cause its administrative dissolution; and (c) Articles of Dissolution of the Borrower have not been filed with such Secretary of State.

         2. The Borrower has the corporate power and authority to execute, deliver, and perform its obligations under the Loan Documents.

         3. The execution and delivery of the Loan Documents and the performance by the Borrower of their terms do not and will not (i) contravene any provisions of the Articles of Incorporation or Bylaws of the Borrower; (ii) based on our knowledge of the business, operations, and properties of the Borrower, contravene any presently existing provision of any law applicable to the Borrower; (iii) contravene any provision of any agreement known to us under which the Borrower has borrowed money (except for such violation or default as has been waived or consented to by the relevant party thereto); (iv) to our knowledge, result in the creation or imposition of any lien upon any of the property of the Borrower except pursuant to the Loan Documents; or (v) require the consent or approval of, or any filing or registration with, any governmental body, agency, or authority other than the filing of the Financing Statement.

May 22, 1995
Page 3


         4. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or, to our knowledge, controlled by such a company.

         5. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6. The Loan Documents have been duly authorized by all necessary corporate action (no stockholder approval being required), have been executed and delivered by the Borrower, and constitute valid and binding agreements of the Borrower enforceable against it in accordance with their respective terms.

         7. The Security Agreement is adequate to create and provide for the liens and security interests contemplated thereby for the benefit and security of all the indebtedness secured thereby. The description of the Collateral set forth in the Financing Statement is sufficient to perfect, and upon the due filing thereof in the office of the Wisconsin Secretary of State will perfect, a security interest in the items and types of Collateral in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code of the State of Wisconsin as in effect on the date hereof (the "UCC") to the extent that (i) Wisconsin is the proper state for filing; (ii) the Collateral consists of the type of property for which a security interest may be perfected by filing a financing statement in Wisconsin under the UCC; and (iii) any part of the Collateral or the proceeds or products thereof does not constitute trust property or a trust fund which by virtue of federal or state law is not subject to the claims, liens, or security interests of creditors.

         8. To our knowledge, there is no action, suit, proceeding, or investigation at law or in equity before or by any court or public body pending or threatened against or affecting the Borrower or any of its assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations, or financial condition of the Borrower or in the value of the collateral security for your loans and other credit accommodations to the Borrower except as described in Schedule 5.4 to the Secured Credit Agreement.

May 22, 1995
Page 4

         9. The rates of interest provided for under the Loan Documents and any other amounts payable thereunder that would constitute interest would not violate any usury law of the State of Wisconsin.

         All of the foregoing opinions are subject to the following additional assumptions, limitations, and qualifications:

         (a) We express no opinion as to the effect of the compliance or noncompliance by you with any state or federal laws or regulations applicable to you because of legal or regulatory status or the nature of your business.

         (b) Our opinions relating to the enforceability of the Loan Documents are subject to and limited by:

                 (i)     Bankruptcy, insolvency, reorganization,
moratorium, fraudulent conveyance, marshalling, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally;

                (ii) Limitations imposed by general principles of equity upon the specific enforceability of any of the remedies or other provisions of such documents and upon the availability of injunctive relief and other equitable remedies (regardless of whether enforcement is considered in proceedings at law or in equity);

               (iii) The qualification that certain provisions of the Loan Documents are or may be unenforceable in whole or in part under the laws of the State of Wisconsin, but the inclusion of such provisions does not render the Loan Documents invalid as a whole and there exist either in the Loan Documents or under applicable law adequate remedies for the practicable realization of the principal legal rights and benefits intended to be provided thereby (except for the economic consequences of any delay resulting from such unenforceability); and

               (iv) Such enforcement is subject to recent court decisions which may require lenders to act reasonably and in good faith in exercising their rights and remedies under the Loan Documents.

May 22, 1995
Page 5



         (c) We render no advice concerning and do not express any opinion as to:

                 (i)     the priority of any security interest; or

                (ii) items of Collateral which by operation of law cannot be subject to a consensual security interest.

         (d)     We express no opinion as to the following:

                 (i)      the Borrower's rights in or title to the Collateral;

                (ii)      any security interest that is terminated or released;

               (iii) the effect of noncompliance with the federal Assignment of Claims Act; or

                (iv) future advances other than loans made or to be made pursuant to the terms of the Secured Credit Agreement.

         (e) In the case of property which becomes Collateral after the date hereof, (i) Section 547 of the United States Bankruptcy Code provides that a transfer is not made until the debtor has rights in the property transferred so a security interest in after-acquired property may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by Section 547; (ii) Chapter 128 of the Wisconsin Statutes contains a four-month preference provision that may apply to after-acquired property; and
(iii) Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

         (f) In the case of any interest in or claim in or under any policy of insurance covering the Collateral, the security interest of the secured party therein is limited to proceeds payable to the named insured (and not to any other party named as loss payee under such policy) by reason of loss or damage to the collateral insured under such insurance policies.

May 22, 1995
Page 6



         (g) In the case of all Collateral in which the security interest of the secured party has been perfected by the filing of the Financing Statement, Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of the filings referred to in this paragraph.

         (h) The duties to exercise reasonable care in the custody and preservation of the Collateral in a secured party's possession and to deal with and dispose of the collateral in a commercially reasonable manner as required by the UCC may not be disclaimed by agreement, waived, or released.

We call to your attention that the perfection of the above security interests will be terminated (i) as to any Collateral acquired by the Borrower more than four months after the Borrower so changes its name, identity, or corporate structure as to make any financing statements filed against such party seriously misleading, unless new appropriate financing statements indicating the new name, identity, or corporate structure of such party are properly filed before the expiration of such four months; (ii) as to any Collateral consisting of accounts or general intangibles, four months after the Borrower changes its chief executive office to a new jurisdiction outside Wisconsin unless such security interests are perfected in such new jurisdiction before that termination; (iii) as against buyers of items of the Collateral consisting of goods of the Borrower sold in the ordinary course of business; and (iv) as to Collateral otherwise disposed of by the Borrower if such disposition is authorized under the Loan Documents.

         We express no opinion as to (i) any provision affording indemnification to you; (ii) provisions imposing penalties, forfeitures, or increases in rates of interest upon delinquency in any payment or upon any breach or default under the Loan Documents; or (iii) broadly stated waivers of presentment, protest, demand, notice, appraisement, valuation, stay, extension, moratorium, redemption, marshalling of assets, or other rights granted by law to the extent such waivers or rights are held to be against public policy or prohibited by law.

         This opinion deals only with the specific legal issues that it explicitly addresses and no opinion shall be implied as to matters not so addressed. The opinions expressed herein are

May 22, 1995
Page 7


specifically limited to the laws of the State of Wisconsin and the federal laws of the United States. The opinions expressed herein are given as of the date of this letter and are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances occurring after the date hereof that would alter the opinions contained herein. This opinion is rendered solely for your information and assistance in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                       Sincerely,

                                MICHAEL, BEST & FRIEDRICH

                                   EXHIBIT A

                               THE LOAN DOCUMENTS



         (Except as noted below, all Loan Documents are dated as of May 22, 1995. Harris Trust and Savings Bank ("Harris") in its capacity as agent under the Secured Credit Agreement is referred to below as the "Agent" and Harris in its individual capacity, together with General Electric Capital Corporation ("GECC"), Mercantile Bank of St. Louis National Association ("Mercantile") and Sanwa Business Credit Corporation ("SBCC") are referred to below as the "Banks.")

         1. Secured Credit Agreement by and among the Borrower, the Agent, and the Banks.

         2. Secured Revolving Credit Note of the Borrower payable to the order of Harris in the principal amount of $20,000,000.

         3. Secured Revolving Credit Note of the Borrower payable to the order of GECC in the principal amount of $27,500,000.

         4. Secured Revolving Credit Note of the Borrower payable to the order of Mercantile in the principal amount of $5,000,000.

         5. Secured Revolving Credit Note of the Borrower payable to the order of SBCC in the principal amount of $12,500,000.

         6. Security Agreement Re: Accounts Receivable and Inventory from the Borrower to the Agent for the benefit of itself and the Banks (the "Security Agreement").

         7. Application and Agreement for Irrevocable Standby Letter of Credit dated May 17, 1995 from the Borrower to Harris.

         8. Trademark Collateral Agreement from the Borrower to the Agent for the benefit of itself and the Banks.

         9. UCC financing statement to be filed in the office of the Wisconsin Secretary of State (the "Financing Statement").

                                   EXHIBIT C

                               STOKELY USA, INC.

                             COMPLIANCE CERTIFICATE

         This Compliance Certificate is furnished to Harris Trust and Savings Bank, as agent (the "Agent"), pursuant to that certain Secured Credit Agreement dated as of May 22, 1995 by and among Stokely USA, Inc. (the "Company"), Harris Trust and Savings Bank and the other lenders parties thereto (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.      I am the duly elected __________________________  of the
Company;

         2. 1 have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Potential Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. If attached financial statements are being furnished pursuant to Section 7.4(a) or (b) of the Agreement, Schedule I attached hereto sets forth financial data and computations, evidencing the Company's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking or proposes to take with respect to each such condition or event:


                    _____________________________________

                    _____________________________________

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of________, 19__.

                                       STOKELY USA, INC.


                                       By ________________________
                                         Its______________________

                                   SCHEDULE I

                               STOKELY USA, INC.

                      Compliance Calculations for Secured
                   Credit Agreement Dated as of May 22, 1995

SECTION 7.8      LEVERAGE RATIO

  (a)   Funded Debt  . . . . . . . . . . . . . . . . . . . . . .       $_____

  (b)   Funded Debt plus Tangible Net Worth  . . . . . . . . . .       $_____
        TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . .       $_____

                               (a)/(b) . . . . . . . . . . . . .       ______*

*Required to not exceed 0.62 to 1.

Compliance  . . . . . . . . . .   Yes ____   No ____

SECTION 7.9     TANGIBLE NET WORTH

  (a)   Net Worth    . . . . . . . . . . . . . . . . . . . . . .       $_____

  (b)   Intangible Assets  . . . . . . . . . . . . . . . . . . .       $_____
        (a) - (b). . . . . . . . . . . . . . . . . . . . . . . .        _____*

  Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . .       $_____*

*Required to be no less than $______ during this compliance period.

Compliance  . . . . . . . . . .   Yes ____   No ____

SECTION 7.10     NET WORKING CAPITAL
  (a)   Current Assets . . . . . . . . . . . . . . . . . . . . .       $_____

  (b)   Current Liabilities. . . . . . . . . . . . . . . . . . .       $_____
        (a)-(b)  . . . . . . . . . . . . . . . . . . . . . . . .        _____*

*Required to be no less than $35,000,000.

Compliance  . . . . . . . . . .   Yes ____   No ____

                                   EXHIBIT D

                               STOKELY USA, INC.


                           BORROWING BASE CERTIFICATE
                            as of__________________
                                ($000's omitted)

     This Borrowing Base Certificate is furnished to Harris Trust and Savings Bank, as agent (the "Agent"), pursuant to that certain Secured Credit Agreement dated as of May 22, 1995, by and among Stokely USA, Inc. (the "Company"), Harris Trust and Savings Bank and the other lenders parties thereto (the "Agreement"). Unless otherwise defined herein, the terms used in this Borrowing Base Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.   I am the duly elected __________ of the Company.

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, the attached computation of the Borrowing Base as defined in Section 4.1 of the Agreement.

          3. No change of name, corporate identity or address of the chief executive office of the Company has occurred.

          4. The information above and any attached exhibits do not contain any untrue statement of material fact or omit a material fact, either individually or in aggregate, that would make the information or any attached exhibits misleading.

                               STOKELY USA, INC.

                               By _____________________
                                  Its  __________________

                              STOKELY USA, INC.
                          BORROWING BASE CERTIFICATE


                                                                                                     BORROWING
                      GROSS         NON PRIME      PRIME          ADVANCE %                          BASE
ACCOUNTS              __________   __________     __________      __________                        __________
RECEIVABLE
INVENTORY             __________   __________     __________      __________         __________     __________         ___________

TOTAL                 __________   __________     __________                                        __________




BORROWING BASE                                    __________                         __________
LOAN BALANCE                 05-May-95            __________      Sum <A>            __________
L.O.C. RESERVE                                    __________
AVAILABLE AMOUNT                                  __________




                          GROSS          NON PRIME          PRIME              ADVANCE %                  ADVANCE
CANNED RAW MATERIAL       _______        ___________        ___________        ___________                 ___________
FG CANNED                 _______        ___________        ___________        ___________                 ___________
FROZEN RAW MATERIAL       _______        ___________        ___________        ___________                 ___________
FG FROZEN                 _______        ___________        ___________        ___________                 ___________

                          _______        ___________        ___________                                    ___________



NON PRIME-CANNED

SEED INVENTORY                   ____________
CANNERY RETAIL INVENTORY         ____________
PLASTIC INVENTORY                ____________
GLASS INVENTORY                  ____________
BOX INVENTORY                    ____________
LABEL INVENTORY                  ____________
FARM SUPPLIES                    ____________
FACTORY SUPPLIES                 ____________
SUBTOTAL RAW MATERIALS           ____________




NON-PRIME FINISHED GOODS CANNED

GROWER PAYABLES                       Jan 31 Trial Balance      ____________
GROWER PAYMENTS                                                 ____________
MONTH TO DATE INCREASE IN GROWER PAYABLE                        ____________

GRADE 8 & 9                                                     ____________

SUBTOTAL NP FINISHED                                            ____________

TOTAL NON PRIME CANNED                                          ____________




NON PRIME-FROZEN

SEED INVENTORY                   ____________

HANDLING AND STORAGE             ____________
BOX INVENTORY                    ____________
POLYBAG INVENTORY                ____________
FROZEN TOTE INVENTORY            ____________
FROZEN OVERWRAP                  ____________
FARM SUPPLIES                    ____________
FACTORY SUPPLIES                 ____________
INGREDIENTS                      ____________

SUBTOTAL                         ____________



GROWER PAYABLES                          Jan 31 Trial Balance   ____________
GROWER PAYMENTS                                                 ____________
ESTIMATED MONTH TO DATE INCREASE IN GROWERS                     ____________
20% OF U INVENTORY                                              ____________
ALL OF Z INVENTORY                                              ____________

SUBTOTAL                                                        ____________



                                     DOLLARS       UNITS     VARIABLE COST PER
                                                             CASE OR POUND
FINISHED GOODS CANNED PER RPT        ________     ________   ___________

                                     ________     ________   ___________

BURDEN RATE                          ________     ________   ___________

CANNED FINISHED GOODS W/BURDEN       ________     ________   ___________

FINISHED GOODS FROZEN PER RPT        ________     ________   ___________
BURDEN RATE                          ________

FROZ FINISHED GOODS W/BURDEN         ________


                 TOTAL     NON PRIME   PRIME   ADVANCE %  ADVANCE

PRIVATE LABEL    _____     _________   ______  ________   _________
BRAND            _____     _________   ______  ________   _________
FROZEN           _____     _________   ______  ________   _________
                 _____     _________   ______  ________   _________

                 _____     _________   ______             _________






                           PRIVATE     BRAND    FROZEN    TOTAL

OVER 90 DAYS               _______     _______  _______   _______               ___________
CROSS AGE                  _______     _______  _______   _______               ___________

FOREIGN <90                _______     _______  _______   _______               ___________
LESS FOREIGN ALLOWED       _______     _______  _______   _______               ___________
GOVERNMENT                 _______     _______  _______   _______               ___________
LESS GOV'T ALLOWED         _______     _______  _______   _______               ___________
AGED REC. - PACKER FOODS   _______     _______  _______   _______               ___________



                                  EXHIBIT E

                  APPLICATION AND AGREEMENT FOR IRREVOCABLE
                           STANDBY LETTER OF CREDIT

                                                  Date________________________
                                                  SPL_________________________
International Operations Division
Harris Trust and Savings Bank
P.O. Box 765
111 West Monroe Street
Chicago, Illinois  60690

Gentlemen:

We request you to open and transmit by cable/airmail your Irrevocable Letter of Credit in favor of:





available by their drafts, drawn at sight on: Harris Trust and Savings Bank, or not exceeding a total of:
accompanied by the following document(s):




Drafts drawn under this Letter of Credit must be drawn and presented together with accompanying documentation at your principal office in Chicago, Illinois not later than:

In consideration of your issuing at our request your Irrevocable Letter of Credit (hereinafter called "Credit") on the terms mentioned above:

1. We hereby agree to pay you in immediately available and freely transferable funds the amount of each draft or acceptance drawn under, or purporting to be drawn under, the Credit, such payment to be made at the maturity of each respective draft or acceptance.

2. Payment shall be made by us at your office in Chicago, Illinois in lawful money of the United States, provided that, if a draft or other request for payment under the Credit is drawn in a currency other than United States currency, we shall pay the equivalent in United States currency, at the rate of exchange then current in Chicago for cable transfers to the place of payment in the currency in which drawing was made, as determined by you and notified to us, or, if you so request of us at your option, we shall pay you the amount of such drawing in the currency in which the drawing was made in a place, form and manner acceptable to you.

5. We agree that in the event of any extension of the maturity or time for presentation of drafts, acceptances or documents, or any other modification of the terms of the Credit, at the request of any of us, with or without notification to the others, or in the event of any increase in the amount of the Credit at our request, this agreement shall be binding upon us with regard to the credit extended, increased or otherwise modified, to drafts, documents and property covered thereby, and to any action taken by you or any of your correspondents, in accordance with such extension, increase or other modification.

6. The users of the Credit shall be deemed our agents and we assume all risks of their acts, omissions, or misrepresentations. Neither you nor your correspondents shall be responsible for the validity, sufficiency, truthfulness, or genuineness of any documents even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; for failure of any draft to bear any reference or adequate reference to the Credit, or failure of any person to note the amount of any draft on the reverse of the Credit, or to surrender or to take up the Credit as required by the terms of the Credit; each of which provisions, if contained in the Credit itself, it is agreed may be waived by you, or for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, wireless, or otherwise, whether or not they be in cipher; nor shall you be responsible for any error, neglect or default of any of your correspondents; and none of the above shall affect, impair or prevent the vesting of any of your rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinbefore set forth, we agree that any action taken by you or by any correspondent of yours under or in connection with the Credit or the relative drafts, documents or property, if taken in good faith, shall be binding on us and shall not put you or your correspondent under any resulting liability to us; and we make like agreement as to any inaction or omission, unless in breach of good faith, except for acts caused by gross negligence or willful misconduct.


8. You shall not be deemed to have waived any of your rights hereunder, unless you or your authorized agent shall have signed such waiver in writing. No such waiver, unless expressly as stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, or as to any continuance of a breach after such waiver.

9. The word "property", as used in this agreement, includes goods, merchandise, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed, and any right or interest therein.

10. Without limiting the foregoing hereof, we agree that all property belonging to any of us, now or at any time hereafter delivered, deposited, conveyed, transferred, assigned or paid to you, or coming into your possession or into the possession of any one for you in any manner whatsoever, whether expressly as security for any obligations or liabilities of us to you or otherwise, are hereby made and shall be and constitute collateral security for any and all obligations and liabilities, absolute or contingent, due or to become due, which are now or may at any time hereafter be owing by us or any one or more of us to you.


11. Without limiting the foregoing and in addition to the provisions of paragraph numbered 6 hereof, you are hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of said Credit without regard to, and without any duty on your part to inquire into, the existence of any disputes or controversies between any of the undersigned, the beneficiary of the Credit or any other person, firm or corporation, or the respective rights, duties or liabilites of any of them or whether any facts or occurrences represented in any of the documents presented under the Credit are true or correct. Furthermore, we fully understand and agree that your sole obligation to us shall be limited to honoring requests for payment made under and in compliance with the terms of the Credit and this application and your obligation remains so limited even if you may have assisted us in the preparation of the wording of the Credit or any documents required to be presented thereunder or you may otherwise be aware of the underlying transaction giving rise to the Credit and this application. In addition, and without limiting any of the other provisions hereof, you and your correspondents may (a) act in reliance upon any oral, telephonic, telegraphic, electronic or written request or notice believed by you or your relevant correspondent in good faith to have been authorized by us or any one of us, whether or not given or signed by an authorized person, and (b) receive, accept or pay as complying with the terms of the Credit any drafts or other document, otherwise in order, that may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy of, or the receiver for any of the property of, or any other person or entity acting as the representative of, in the place of or as the successor in interest to, the party in whose name the Credit provides that any drafts or other documents should be drawn or issued.

12. If this agreement is signed by one party, the terms "we," "our," "us," shall be read throughout as "I," "my," "me," as the case may be. If this agreement is signed by two or more parties, it shall constitute the joint and several agreement of such parties. This agreement shall be deemed to be made under and shall in all respects be governed by the law of the State of Illinois. The Credit and, to the extent not inconsistant with the laws of the State of Illinois, this agreement will be subject to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP"), except that Article 41 and 43 of the UCP (1993 Revision) published by the International Chamber of Commerce as Publication No. 500 shall not apply nor shall any equivalent provision in any future version of the UCP.

                                        Very truly yours,

                                        -------------------------------------
                                        (Firm's name, if applicable)

    For Bank Use Only                   By___________________________________
                                        Title________________________________

    ______________________   _________  By___________________________________
    Signatures Approved by   Date
                                        Title________________________________

                                 SCHEDULE 5.2


                                 SUBSIDIARIES


                                                          JURISDICTION OF                        PERCENTAGE
                   NAME                                   INCORPORATION                           OWNERSHIP

1.      Oconomowoc Canning Company, Inc.,                 Wisconsin                                100%

2.      Ocono International, Ltd.                         U.S. Virgin Islands                      100%

3.      ANC Express, Inc.                                 Iowa                                     100%

4.      D & K Frozen Foods, Inc.                          Washington                               100%

5.      Stokely U.K. Limited                              England                                  100%



                                  Schedule 5.4

                                   LITIGATION


1.   Walter Reinholdt v. Stokely USA, Inc. (Law No. C2017 in the
     Iowa District Court for Franklin County, Iowa)

          This is an action brought by plaintiff for damages of $56,633.43 plus interest and costs. The claim is based on the Company's alleged negligence in connection with the storage of dark red kidney beans at its plant in Ackley, Iowa. The Company denies liability.

          This case was tried to a jury in July of 1994, and a verdict was returned which found no liability on the part of the Company. Plaintiff has, however, appealed to the Court of Appeals of the State of Iowa. A decision on that appeal is expected later this year.

          Davis, Hockenberg, Wine, Brown, Koehn & Shors of Des Moines, Iowa represents the Company in this matter.

2. Kurt Boehm v. Stokely USA, Inc., et al. (Case No. 93-L-003414 in the Circuit Court of Cook County, Illinois)

          This action was filed in April of 1993 and is for personal injuries suffered by plaintiff in a boiler explosion that occurred at the Company's plant in Hoopeston, Illinois while plaintiff was present as a business invitee.

          The Company has liability insurance in force for this claim through Crum and Forster Commercial Insurance Co., and the Company's defense has been undertaken by Crum and Forster Insurance Co. through the law firm of Crystal, Heytow and Warnick, P.C. of Chicago, IL.

3. Robert Potratz and James Potratz v. Stokely USA, Inc. (Case No. 93-CV-811 in the Circuit Court of Winnebago County, Wisconsin.)

          This action sought damages of $180,000 on a breach of contract claim plus punitive damages of an unstated amount. The Company denied liability, and the case was tried to a jury in April of 1995. The jury found that the Company breached the contract and returned a damage verdict of $73,283 against the Company.

          The Company has filed motions after verdict to set aside or reduce the damages to $34,788. These motions are scheduled to be heard by the court on May 11, 1995. The Company plans to appeal if the verdict as to damages is not set aside. Robert Brill, general counsel of the Company, represents the Company in this action.

4. Renee Estrada v. Arnold Bowman and Stokely USA, Inc. (Cause No. C-1327-94-D, Hidalgo County, Texas District Court).

          This action was filed on March 18, 1994 and is an action for damages based on plaintiff's claim that he was wrongfully discharged as an employee at the Company's plant in McAllen, Texas. There is no substance to the plaintiff's claim. Damages sought include lost earnings and punitive damages. The Complaint, however, fails to state a specific damage amount. The exposure is minimal.

          The Company is represented by the law firm of Adams and Graham, L.L.P. of Harlingen, Texas in this action.

5. Baker's Best Frozen Commodities Co., v. Stokely USA, Inc. et al. (Case No. BC102425 Los Angeles County Superior Court).

          This action was filed on April 11, 1994 and seeks compensatory and punitive damages arising from an alleged breach of contract. The amount of damages is not stated in the Complaint but is generally represented to be in excess of $500,000; of which sum the compensatory damage claim comprises a small part. Stokely USA, Inc. denies liability.

          A tentative settlement has been reached which is in the process of being reduced to writing. Pursuant to this settlement, the Company will forgive outstanding invoices owed it by Plaintiff in the amount of $16,700 and will provide $15,000 of trade discounts to Plaintiff in each of the next 3 years.

          The Company is represented in this action by Lane, Powell, Spears and Lubersky of Los Angeles, California.

6. Duane C. Klingler v. Stokely USA, Inc. (Case No. CI-95-046 in the Common Pleas Court of Paulding County, Ohio).

          This action was filed in March of 1995 and claims that the Company breached a warehouse lease agreement with Plaintiff. Damages of $44,000 are claimed.

          The Company has denied liability. Glenn Troth of Paulding, Ohio represents the Company in this action.

7. Pedro Rodriguez v. Stokely USA, Inc. (Case No. C94-3057 in the United States District Court for the Northern District of Iowa).

          This action was filed in August of 1994 and claims that the Company breached an employment agreement with Plaintiff. Damages are unstated in the complaint but are estimated by the Company to be less than $5,000.

          The Company has denied liability. No trial date has been set. Robert Brill, general counsel of the Company, represents the Company in this action.

8. Philip D. Freeman v. Stokely USA, Inc. (Case No. 95-C-003 in the United States District Court for the Eastern District of Wisconsin).

          This is a class action lawsuit which was filed on January 3, 1995, in the United States District Court for the Eastern District of Wisconsin, by Philip D. Freeman, a Minnesota resident, against the Company, all of the individual members of the Board of Directors of the Company (in both their capacity as a member of the Board of Directors and as an executive officer, as applicable), William Blair & Company and Dain Bosworth, Inc. The plaintiff brought the action pursuant to Sections 11, 12(2) and 15 of the Securities Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The plaintiff alleges that he sustained losses in connection with his purchase of shares of Common Stock of the Company following a secondary offering by the Company during the period from October 17, 1994 to December 19, 1994, as a result of defendants' alleged misleading statements and omission to state material facts. The complaint seeks rescission and/or compensatory damages, and costs and expenses related to the bringing of the lawsuit. The Company believes that the allegations are without merit or substance.

          The Company retained the law firm of Gibbs, Roper, Loots and Williams of Milwaukee, Wisconsin to represent the Company and its officers. The Company has retained the law firm of Michael, Best & Friedrich of Milwaukee, Wisconsin, to represent the Company's non-employee directors. The Company has Directors and Officers Liability Insurance coverage through two carriers with total coverage of $10,000,000, less retention of $250,000. The Company has negotiated allocation of defense costs with the primary carrier assuming 75% of such costs and the Company 25% after the retention.

          Motions for dismissal of the Complaint have been filed on behalf of all defendants and remain pending.

9. Daniel J. Sweeney v. Stokely USA, Inc., et al. (Case No. 95-C-0501) in the United States District Court for Eastern District of Wisconsin).

          This case was filed on 5/10/95 and served 5/17/95. It is a class action suit arising from the same events as the Freeman case.

          The Company has retained the law firm of Gibbs, Roper, Loots & Williams of Milwaukee, Wisconsin to represent it and its employees named as defendants.

                       ADMINISTRATIVE PROCEEDINGS PENDING


1. Cynthia A. Spencer v. Stokely USA, Inc. (Case No. CP 08-92-22838 Iowa Civil Rights Commission)

          Cynthia A. Spencer filed a complaint with the Iowa Civil Rights Commission in August of 1992. She claims that she was not hired in 1992 as a mechanic due to her gender. There is no substance to her complaint which remains under investigation by the Iowa Civil Rights Commission.

          The Company is represented in this matter by its general counsel, Robert Brill.

2. John Areklet v. Stokely USA, Inc. (PACA N-7964 in the United States Department of Agriculture)

          John Areklet filed a complaint with the United States Department of Agriculture in February of 1995 which claims the Company violated the Perishable Agricultural Commodities Act by rejecting a quantity of green beans grown under contract with the Company by Mr. Areklet in 1994. Mr. Areklet claims damages of $12,474.

          Stokely has denied liability. An administrative decision on the claim is forthcoming. The Company is represented in this matter by its general counsel, Robert Brill.

3. Robert Van der Zanden v. Stokely USA, Inc. (PACA N-8003 in the United States Department of Agriculture).

          Robert Van der Zanden filed a complaint with the United States Department of Agriculture in March of 1995 which claims the Company violated the Perishable Agricultural Commodities Act by rejecting a quantity of green beans grown under contract with the Company by Mr. Van der Zanden in 1994. Mr. Van der Zanden claims damages of $5,770.

          Stokely has denied liability. An administrative decision on the claim is forthcoming. The Company is represented in this matter by its general counsel, Robert Brill.

                             THREATENED LITIGATION

1. Middleton Refuse Hideaway. The Company has been named as a potentially responsible party with regard to the Middleton Refuse Hideaway Landfill Site in Dane County, Wisconsin. The Company believes its responsibility, if any, is de minimus on the basis that it contributed no hazardous materials to the landfill site and an insignificant volume of materials in a volumetric ranking scheme.

          The Company joined with several other de minimus parties to retain the law firm of Michael Best and Friedrich of Madison, Wisconsin to represent it with regard to this matter; although there is no legal action pending against the Company at this time. The Company is currently negotiating a de minimus settlement.

                                SCHEDULE 5.15

                   FARM PRODUCT PURCHASES AND REGISTRATIONS

                                                         States in Which The
                                                         Company is Registered
States in Which Farm        Central Filing System        Under the Federal Food
Products are Purchased            (Yes/No)                    Security Act

     Wisconsin                       NO

     Illinois                        NO

     Iowa                            NO

     Texas                           NO

     Washington                      NO

     Florida                         NO

     Michigan                        NO

     Minnesota                       YES                      Minnesota

     Missouri                        NO

                                SCHEDULE 7.13

                               PERMITTED LIENS

Jurisdiction            Type of Search          Search Date       File Number   Filing Date     Secured Party      Collateral
- -------------           --------------          -----------       -----------   -----------     -------------      ----------
Arkansas                UCC
Secretary of
State

Pulaski County,         UCC
AR

Illinois                UCC
Secretary of
State

                                                                  3077203       01/25/93        Heekin Can, Inc.   Inventory:
                                                                                                                   Ready to fill
                                                                                                                   cans

Indiana Secretary       UCC
of State

                                                                  1812696       11/12/93        Packer Foods,      Inventory
                                                                                                Inc.               produced by
                                                                                                                   Packer Foods,
                                                                                                                   Inc. and A/R
                                                                                                                   generated by its
                                                                                                                   sale

Iowa Secretary          UCC                     04/26/95          K363187       05/26/92        Heekin Can, Inc.   Ready to fill
of State                                                                                                           cans

                                                                  K405321       11/16/92        Leasing            LEASE: Specific
                                                                                                Dynamics, Inc.     equipment

                                                                  K430927       01/26/93        Heekin Can, Inc.   Ready to fill
                                                                                                                   cans

Michigan                UCC                     04/19/95          C677593       01/25/93        Heekin Can, Inc.   Inventory:
Secretary of                                                                                                       Ready to fill
State                                                                                                              cans


Jurisdiction            Type of Search          Search Date       File Number   Filing Date     Secured Party      Collateral
- -------------           --------------          -----------       -----------   -----------     -------------      ----------
Minnesota               UCC                     05/02/95          1504490       05/26/92        Heekin Can, Inc.   Inventory:
Secretary of                                                                                                       Ready to fill
State                                                                                                              cans

                                                                  1510939       06/22/92        Budach             Tractors
                                                                                                Implement, Inc.
                                                                                                assigned to Case
                                                                                                Credit, a
                                                                                                division of Case
                                                                                                Corporation

Missouri                UCC
Secretary of
State

Greene County,          UCC
MO

New York                UCC
Department of
State

Albany County,          UCC
NY

Oklahoma                UCC
County Clerk,
OK

Oregon                  UCC
Secretary of
State

Tennessee               UCC
Secretary of
State

Texas Secretary         UCC
of State

                                                                  9400224522    11/18/94        LDI Corporation    LEASE: Specific
                                                                                                                   equipment

Virginia State          UCC
Corporation
Commission



Jurisdiction        Type of Search      Search Date      File Number        Filing Date       Secured Party        Collateral
- ------------        --------------      -----------      -----------        ------------       -------------        ----------
Indep. City of      UCC
Richmond, VA

Washington          UCC                 04/24/95         92-188-0990        07/06/92           Industrial           (1) Hyster Lift
Department of                                                                                  Finance              truck
Licensing                                                                                      Company

                                                         92-353-9651        12/18/92           Industrial           ASSIGNMENT:
                                                         ASSIGNMENT                            Finance              to CIT Group/
                                                                                               Company              Equipment
                                                                                                                    Financing, Inc.

                                                         94-144-0173        05/24/94           Hyster Sales         (1) Hyster Lift
                                                                                               Company              truck

                                                         95-090-0314        03/31/95           Container            Specific
                                                                                               Corporation of       machinery/
                                                                                               America              equipment

                                                         95-090-0315        03/31/95           Container            Specific
                                                                                               Corporation of       machinery/
                                                                                               America              equipment

                                                         95-090-0316        03/31/95           Container            Specific
                                                                                               Corporation of       machinery/
                                                                                               America              equipment

                                                         95-090-0317        03/31/95           Container            Specific
                                                                                               Corporation of       machinery/
                                                                                               America              equipment

                                                         95-090-0318        03/31/95           Container            Specific
                                                                                               Corporation of       machinery/
                                                                                               America              equipment

                                                         95-090-0319        03/31/95           Container            Specific
                                                                                               Corporation of       machinery/
                                                                                               America              equipment

Wisconsin           UCC                 12/07/94         845203             05/01/86           First Bank           (2) Forklifts w.
Secretary of                                                                                   (N.A.), as           clamps
State                                                                                          Trustee



Jurisdiction        Type of Search      Search Date      File Number        Filing Date        Secured Party        Collateral
- ------------        --------------      -----------      -----------        ------------        -------------        ----------

                                                         1171913            12/28/90            First Bank           CONTINUATION
                                                         CONTINUATION                           (N.A.), as
                                                                                                Trustee

                                                         1007611            08/23/88            Village of           Specific
                                                                                                Poynette             furniture,
                                                                                                assigned to First    machinery,
                                                                                                Bank (N.A.), as      equipment paid
                                                                                                Trustee              for by proceeds
                                                                                                                     of $6,000,000
                                                                                                                     Village of
                                                                                                                     Poynette Indus.
                                                                                                                     Revenue Bonds

                                                         1296582            08/10/92            First Bank           ASSIGNMENT
                                                         ASSIGNMENT                             (N.A.), as           to Nations Bank
                                                                                                Trustee              of Virginia,
                                                                                                                     N.A.

                                                         1369947            07/28/93            NationsBank of       CONTINUATION
                                                         CONTINUATION                           Virginia, N.A.

                                                         1158190            10/12/90            Port of Walla        (1) FMC
                                                                                                Walla Public         pressure cooker
                                                                                                Corporation
                                                                                                assigned to First
                                                                                                Bank (N.A.), as
                                                                                                Trustee

                                                         1303747            09/18/92            Port of Walla        ASSIGNMENT
                                                         ASSIGNMENT                             Walla Public         to Nations Bank
                                                                                                Corporation          of Virginia,
                                                                                                assigned to First    N.A.
                                                                                                Bank (N.A.), as
                                                                                                Trustee

                                                         1315321            11/17/92            First Bank           ASSIGNMENT
                                                         ASSIGNMENT                             (N.A.), as           to Nations Bank
                                                                                                Trustee              of Virginia,
                                                                                                                     N.A.

                                                         1216491            07/11/91            American             LEASE: (1)
                                                                                                Industrial           Omega phone
                                                                                                Leasing              system


Jurisdiction        Type of Search      Search Date      File Number        Filing Date      Secured Party        Collateral
- ------------        --------------      -----------      -----------        ------------      -------------        ----------

                                                         1107349            01/25/90          Key                  Key Color-sort
                                                                                              Technology, Inc.     system

                                                         822029             01/02/86          First Bank           Machinery,
                                                                                              (N.A.), as           equipment,
                                                                                              Trustee              fixtures, other
                                                                                                                   personal
                                                                                                                   property from
                                                                                                                   proceeds from
                                                                                                                   sale of $6.5MM
                                                                                                                   Jefferson,
                                                                                                                   Wisconsin
                                                                                                                   Indus. Develop.
                                                                                                                   Revenue Bonds

                                                         1170976            12/21/90          First Bank           CONTINUATION
                                                         CONTINUATION                         (N.A.), as
                                                                                              Trustee

                                                         1296533            08/10/92          First Bank           ASSIGNMENT
                                                         ASSIGNMENT                           (N.A.), as           to Nations Bank
                                                                                              Trustee              of Virginia,
                                                                                                                   N.A.

                                                         1331277            02/08/93          GTE Leasing          LEASE: Norstar
                                                                                              Corp.                Telephone
                                                                                                                   System

                                                         1328653            01/26/93          Heekin Can, Inc.     Inventory--
                                                                                                                   "Cans", "Ends"
                                                                                                                   i.e. "Containers"

                                                         1094129            11/14/89          Thorstad             Motorola
                                                                                              Leasing, Inc.        Cellular phone

                                                         1313536            11/09/92          Packer Foods,        Inventory
                                                                                              Inc.                 produced by
                                                                                                                   Packer Foods
                                                                                                                   and accounts
                                                                                                                   generated by sale
                                                                                                                   of such

                                                         1152613            09/13/90          Orix Credit          LEASE: Specific
                                                                                              Alliance, Inc.       equipment





Jurisdiction        Type of Search      Search Date      File Number        Filing Date         Secured Party       Collateral
- ------------        --------------      -----------      -----------        ------------        -------------       ----------
                                                         1298316            08/19/92            Orix Credit         RELEASE:
                                                         RELEASE                                Alliance, Inc.      Specific leased
                                                                                                                    equipment

                                                         1155291            09/27/90            Leasing             LEASE: Specific
                                                                                                Dynamics, Inc.      equipment

                                                         0751194813         04/05/91            Leasing             LEASE: Specific
                                                                                                Dynamics, Inc.      office equipment

                                                         1340380            03/17/93            IBM                 Specific IBM
                                                                                                                    equipment for
                                                                                                                    $170,000

                                                         1340382            03/17/93            IBM                 Specific IBM
                                                                                                                    equipment for
                                                                                                                    $170,000

                                                         1419066            03/30/94            LDI                  LEASE: specific
                                                                                                Corporation          IBM equipment

Brown County,       UCC
WI

Columbia            UCC
County, WI

                                                         670109             04/02/93            Rhyme Supply        (1) Fax system

Dane County,        UCC
WI

Outagamie           UCC                 05/05/95         2124               05/01/86            First Bank          (2) Fork lifts,
County, WI                                                                                      (N.A.) as           railroad track,
                                                                                                Trustee             security system

                                                         315                01/25/91            First Bank          CONTINUATION
                                                         CONTINUATION                           (N.A.) as
                                                                                                Trustee

                                                         419                02/08/95            Comerica Bank -     Blanket lien/
                                                                                                Illinois            Fixtures

Waukesha            UCC
County, WI





Jurisdiction        Type of Search      Search Date      File Number        Filing Date        Secured Party        Collateral
- ------------        --------------      -----------      -----------        -----------        -------------        ----------



Jurisdiction        Type of Search      Search Date      File Number        Filing Date        Secured Party       Collateral
- ------------        --------------      -----------      -----------        ------------       -------------       ----------

                                                      D&K FROZEN FOODS, INC.

Washington          UCC                 12/01/94         86-057-0460        02/26/86           Caterpillar         (1) New CAT
Department of                                                                                  Financial           lift truck
Licensing                                                                                      Services
                                                                                               Corporation

                                                         91-004-0453        01/04/91           Caterpillar         CONTINUATION
                                                         CONTINUATION                          Financial
                                                                                               Services
                                                                                               Corporation

                                                         91-100-0520        04/10/91           Tumac Lease &       LEASE: Specific
                                                                                               Finance Inc.        equipment

                                                         93-210-0455        07/29/93           United States       Machinery,
                                                                                               Department of       equipment,
                                                                                               Commerce            furniture,
                                                                                                                   fixtures located
                                                                                                                   on real property-
                                                                                                                   -subject to
                                                                                                                   Subordination
                                                                                                                   Agrmt (Rainier
                                                                                                                   National Bank)
